     As filed with the Securities and Exchange Commission on May 24, 1996
================================================================================

                                                 Registration No. 333-00365

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                       Asset Backed Securities Corporation
             (Exact name of Registrant as specified in its charter)
                 on behalf of itself and trusts with respect to
                      which it is the settlor or depositor

          Delaware                   Park Avenue Plaza           13-3354848
      (State or other               55 East 52nd Street       (I.R.S. Employer
      jurisdiction of            New York, New York 10055    Identification No.)
incorporation or organization)        (212) 909-2000

                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                                  Gina Hubbell
                           Director and Vice President

                       Asset Backed Securities Corporation
                                Park Avenue Plaza

                               55 East 52nd Street
                            New York, New York 10055

                                 (212) 909-2000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------
                                    Copy to:

                                James D. Johnson
                                Sidley & Austin

                                875 Third Avenue
                            New York, New York 10022

                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                               ------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              Subject to Completion
        Prospectus Supplement to Prospectus Dated _________________, 199_

                                        $
                CS First Boston Auto Receivables Trust 199_-___
                      $     % Asset Backed Notes, Class A-1
                      $     % Asset Backed Notes, Class A-2
                        $     % Asset Backed Certificates

                                ----------------

                       Asset Backed Securities Corporation
                                     Company

                                ----------------

     CS First Boston Auto Receivables Trust 199_ - __ (the "Trust") will be formed pursuant to a trust agreement (the "Trust Agreement") dated as of __________, 199_ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Company"), as depositor, and __________ (the "Owner Trustee"), as owner trustee. The Trust will issue $__________ aggregate principal amount of __________% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $_______________ aggregate principal amount of __________% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes") pursuant to an indenture (the "Indenture"), dated as of the Cutoff Date, between the Trust and __________, (the "Indenture Trustee") as indenture trustee. The Trust also will issue $________ aggregate principal amount of __________% Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities").

                                ----------------

                                                   (Continued on following page)

     THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Prospective investors should consider the factors set forth under Risk Factors on page S-11 of this Prospectus Supplement and on page 14 of the accompanying Prospectus.

                                ----------------

     Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

                                ----------------


                           Price to the     Underwriting         Proceeds to the
                             Public(1)        Discount            Company(1)(2)
                           -----------------------------------------------------
Per Class A-1 Note.........         %              %                        %
Per Class A-2 Note.........         %              %                        %
Per Certificate............         %              %                        %
Total                       $                 $                    $

(1) Plus accrued interest, if any, from  ______________, 199_.
(2) Before deducting expenses, estimated to be $____________.

                                ----------------

     The Notes and the Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______, 199_.

                             [LOGO] CS FIRST BOSTON

           The date of this Prospectus Supplement is __________, 199_.

(Continued from preceding page)

     The assets of the Trust will consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder on and after the Cutoff Date, security interests in the vehicles financed thereby, and certain other property, as described herein. The Receivables will be transferred to the Trust by the Company pursuant to the Trust Agreement. The Company will purchase the Receivables from ________ (in such capacity, the "Seller") pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of_________, 199_ . The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to holders of the Securities ("Securityholders") on any Distribution Date. The Reserve Account will not be part of the Trust.

     Interest on each class of Notes will accrue at the fixed per annum rates specified above and generally will be payable on the __ day of each month, commencing _______, 199_ (each, a "Distribution Date"). Principal of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Certificates represent fractional undivided interests in the Trust. Interest on the Certificates will accrue at the fixed per annum rates specified above and generally will be payable on each Distribution Date. No distributions of principal will be made on the Certificates until all of the Notes have been paid in full. To the extent not previously paid, the Class A-1 Notes will be payable in full on _______, 199_, the Class A-2 Notes will be payable in full on ________, 199_, and the Certificates will be payable in full on ________,199_.

                              --------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              ---------------------

     UNTIL ________________, ______ ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer.........................    CS First Boston Auto Receivables Trust
                                   199_-___, a trust (the "Trust" or the
                                   "Issuer") to be formed pursuant to a trust agreement (the "Trust Agreement") dated as of ___________, 199_ (the "Cutoff Date"), between the Company and the Owner Trustee.

Company........................    The Company is a special-purpose Delaware
                                   corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the
                                   Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities.
                                   It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities
                                   Corporation which is a wholly owned
                                   subsidiary of CS First Boston Securities
                                   Corporation, which is a wholly owned
                                   subsidiary of CS First Boston, Inc. Neither
                                   CS First Boston Securities Corporation nor CS
                                   First Boston, Inc. nor any of their
                                   affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                   The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909- 2000.

Seller.........................    _______ (in such capacity, "the Seller"). See
                                   "The Seller and the Servicer" herein.

Servicer.......................    _______ (in such capacity, the "Servicer") as
                                   servicer under the servicing agreement (the
                                   "Servicing Agreement") dated as of the Cutoff
                                   Date, between the Servicer and the Issuer.
                                   See "The Seller and the Servicer" herein.

Indenture Trustee..............    ____________________, as trustee under the
                                   Indenture (the "Indenture Trustee").

Owner Trustee..................    Agreement (the "Owner Trustee").

The Notes......................    The Trust will issue $______ aggregate
                                   principal amount of ___% Asset Backed Notes,
                                   Class A-1 (the "Class A-1 Notes") and $______ aggregate principal amount of ___% Asset
                                   Backed Notes, Class A-2 (the "Class A-2
                                   Notes" and, collectively with the Class A-1
                                   Notes, the "Notes") on ___, 199_ (the
                                   "Closing Date") pursuant to an indenture (the
                                   "Indenture") dated as of the Cutoff Date between the Issuer and the Indenture Trustee.

                                   Under the terms of the Indenture, the Notes will be secured by the assets of the Trust.

The Certificates...............    The Trust will issue $____ aggregate
                                   principal amount of ___% Asset Backed
                                   Certificates (the "Certificates" and,
                                   collectively with the Notes, the
                                   "Securities") on the Closing Date. The
                                   Certificates represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

The Receivables................    On the Closing Date, the Company will convey
                                   to the Trust the Receivables in an aggregate principal balance of approximately
                                   $_______________ as of the Cutoff Date,
                                   pursuant to the Trust Agreement. See "The
                                   Transfer and Servicing Agreements -- Sale and
                                   Assignment of Receivables" and "The
                                   Receivables Pool" herein and "The Receivables
                                   Pools" in the Prospectus.

                                   On or before the Closing Date, the Company will purchase the Receivables from the Seller pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of ____________,199_. See "The Transfer and Servicing Agreements -- the Receivables
                                   Purchase Agreement" herein.

                                   The Receivables arise from motor vehicle installment contracts (each, a "Contract") originated or purchased by the Seller in the ordinary course of business. The Receivables have been selected from Contracts owned by the Seller based on the criteria specified in the Receivables Purchase Agreement and described herein under "The Receivables Pool". Approximately __% of the Receivables were originated in ____________ and approximately __% of the Receivables were originated in __________. As of the Cutoff Date, the weighted average APR of the Receivables was approximately ____%, the weighted average remaining term to maturity of the Receivables was approximately ____ months and the weighted average original term to maturity of the Receivables was approximately ____ months. No Receivable has a scheduled maturity later than ______________ (the "Final Scheduled Maturity Date").

                                   Pursuant to the terms of the Trust Agreement, the Company will assign the representations and warranties made by the Seller in the Receivables Purchase Agreement to the Owner Trustee for the benefit of holders of the Certificates and will make certain limited representations and warranties with respect to the Receivables. Pursuant to the terms of the Receivables Purchase Agreement, the Seller will make certain representations and warranties regarding the characteristics of the Receivables and will undertake to repurchase any Receivable with respect to which an uncured breach of any representation or warranty exists, if such breach materially and adversely affects the interests of the Owner Trustee and the Certificateholders in such Receivable and if such breach is not cured by the Seller in a timely manner. To the extent that the Seller does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to such Receivable, the Company will not be required to repurchase such Receivable unless such breach also constitutes a breach of one of the Company's representations and warranties with respect to such Receivable and such breach materially and adversely affects the interests of the Certificateholders in any such Receivable. See "The Transfer and Servicing Agreements" herein. Neither the Seller nor the Company will have any other obligation with respect to the Receivables or the Certificates.

Trust Property.................    The assets of the Trust (the "Trust
                                   Property") include (i) the Receivables, (ii) all monies (including accrued interest) received on or with respect to the Receivables on or after the Cutoff Date,
                                   (iii) all amounts and property from time to time held in or credited to the Collection
                                   Account, (iv) security interests in the
                                   Financed Vehicles and any accessions thereto,
                                   (v) the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering
                                   Financed

                                   Vehicles or Obligors, as the case may be,
                                   (vi) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee, (vii) all of the Seller's right to all documents contained in the files pertaining to the Receivables,
                                   (viii) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Securityholders, and (ix) any and all proceeds of the foregoing. The Reserve Account will not be property of the Trust. See "The Certificates -- Distribution, and "The Trust".

Terms of the Notes

  A. Distribution Dates........    Payments of interest and principal on the
                                   Notes will be made on the ___ day of each month or, if any such day is not a Business
                                   Day, on the next succeeding Business Day
                                   (each, a "Distribution Date") commencing
                                   ____________, 199_. Payments will be made to holders of record of the Notes (the
                                   "Noteholders") as of the day immediately preceding such Distribution Date (each, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or day on which banking institutions or trust companies in The City of New York or the city in which the corporate trust office of the Indenture
                                   Trustee is located are authorized by law, regulation or executive order to be closed.

  B. Interest Rates............    Interest will accrue on the Class A-1 Notes
                                   at a fixed per annum rate of ____% (the
                                   "Class A-1 Rate") and on the Class A-2 Notes at a fixed per annum rate of ____% (the
                                   "Class A-2 Rate"), in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A-1 Rate and the Class A-2 rate are sometimes referred to herein collectively as the "Interest Rates".

  C. Interest..................    Interest on the outstanding principal amount
                                   of the Class A-1 Notes and the Class A-2
                                   Notes in respect of any Distribution Date will accrue at the Class A-1 Rate and the Class A-2 Rate, respectively, from and including the most recent Distribution Date on which interest payments were distributed to Noteholders (or, in the case of the first
                                   Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest will be paid to the Noteholders on each Distribution Date, to the extent of the Total Distribution Amount
                                   (as defined herein) after payment of the Servicing Fee and from the Reserve Account.
                                   See "The Notes -- Payments of Interest"
                                   herein.

  D. Principal.................    Principal of the Class A-1 Notes will be
                                   payable on each Distribution Date in an
                                   amount equal to the Total Distribution Amount remaining following payment of the Servicing
                                   Fee and the Noteholders' Interest
                                   Distributable Amount (as defined herein) on such date. On each Distribution date from and including the Distribution Date on which the Class A-1 Notes are paid in full, principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Total Distribution Amount remaining following payment of the Servicing Fee, the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the Class A-1 Notes are paid in full, any amount distributed as principal to holders of the Class A-1 Notes. No principal payment will be made on the Class A-2 Notes until the Class
                                   A-1 have been paid in full.

                                   The outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on ____________, 199_ (the "Class A-1 Final
                                   Scheduled Payment Date") and the outstanding principal amount, if any, of the Class A-2 Notes will be payable in full on ____________, 199_ (the "Class A-2 Final
                                   Scheduled Payment Date").

                                   See "The Notes -- Payments of Principal" herein.

  E. Optional Redemption.......    The Class A-2 Notes may be redeemed in whole,
                                   but not in part, on a Distribution Date on which the Servicer exercises its option to purchase the Receivables. Under the terms of the Servicing Agreement, the Servicer may purchase the Receivables when the aggregate principal balance of the Receivables (the
                                   "Pool Balance") has been reduced to 10% or less of the Pool Balance as of the Cutoff
                                   Date. The redemption price for the Class A-2
                                   Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued interest at the Class A-2 Rate.

Terms of the Certificates

  A. Distribution Dates........    Distributions with respect to the
                                   Certificates will be made on each
                                   Distribution Date to holders of record of the Certificates (the "Certificateholders", and, collectively with the Noteholders, the
                                   "Securityholders") as of the related Record
                                   Date.

  B. Certificate
      Pass-Through Rate........    Interest will accrue on the Certificates at a
                                   fixed per annum rate of ___% (the
                                   "Certificate Pass-Through Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months.

  C.  Interest.................    On each Distribution Date, the Owner Trustee
                                   will distribute pro rata to
                                   Certificateholders accrued interest at the
                                   Certificate Pass-Through Rate on the
                                   Certificate Balance as of the preceding
                                   Distribution Date (after giving effect to distributions made on such Distribution Date) generally to the extent of funds available following payment of the Servicing Fee and the Noteholders' Distributable Amount (as defined herein) from the Total Distribution
                                   Amount and the Reserve Account. Interest on the Certificates in respect of any Distribution Date will accrue from the most recent Distribution Date (or, in the case of the first Distribution Date, the Closing
                                   Date) to but excluding such Distribution
                                   Date. See "The Certificates -- Distributions of Interest" herein.

  D. Principal ................    On each Distribution Date on and after the
                                   date on which the Class A-2 Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount (on the
                                   Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders'
                                   Interest Distributable Amount (as defined herein).

                                   The outstanding principal amount, if any, of the Certificates will be payable full on ____________, 199_ (the "Final Scheduled
                                   Distribution Date").

                                   See "The Certificates -- Distributions of
                                   Principal" and "Description of the Transfer and Servicing Agreements -- Distributions" herein.

  E. Optional Prepayment.......    If the Servicer exercises its option to
                                   purchase the Receivables, which it may do when the Pool Balance is 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance plus accrued interest at the Certificate Pass-Through Rate, and the Certificates will be retired. See "The
                                   Certificates -- Optional Prepayment" and "The
                                   Notes -- Optional Redemption" herein.

Reserve Account................    The Reserve Account will be created with an
                                   initial deposit by the Company on the Closing
                                   Date of cash or Eligible Investments having a value of at least $________

                                   (the "Reserve Account Initial Deposit").
                                   Funds will be withdrawn from the Reserve
                                   Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period remaining after payment of the Servicing Fee is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account (as defined herein) for distribution to the Noteholders. In addition, funds will be withdrawn from the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholders' Distributable Amount (as defined herein) is less than the Certificateholders' Distributable Amount (as defined herein) and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders.

                                   Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.

                                   On each Distribution Date, the amount
                                   available in the Reserve Account will be reinstated up to the Specified Reserve Account Balance by the deposit thereto of the amount, if any, remaining in the Collection Account after payment on such date of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the Securityholders.

                                   The Reserve Account will be maintained with the Indenture Trustee as a segregated trust account, but will not be part of the Trust. See "The Transfer and Servicing Agreements -- Reserve Account" herein.

Collection Account.............    Except under certain conditions described in
                                   the Prospectus under "Description of the Transfer and Servicing Agreements --
                                   Collections," the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee (the
                                   "Collection Account"). Pursuant to the
                                   Indenture, the Indenture Trustee will
                                   withdraw funds on deposit in the Collection
                                   Account and apply such funds on each
                                   Distribution Date to the following (in the priority indicated): (i) the Servicing Fee for the related Collection Period and any overdue Servicing Fees to the Servicer, (ii) the Noteholders' Interest Distributable
                                   Amount to the Note Distribution Account,
                                   (iii) the Noteholders' Principal
                                   Distributable Amount to the Note Distribution
                                   Account, (iv) the Certificateholders'
                                   Interest Distributable Amount to the
                                   Certificate Distribution Account, (v) after the Class A-2 Notes have been paid in full, the Certificateholders' Principal
                                   Distribution Amount to the Certificate
                                   Distribution Account and (vi) the remaining balance, if any, to the Reserve Account. See
                                   "The Transfer and Servicing Agreements --
                                   Distributions" and" -- Reserve Account"
                                   herein.

Advances.......................    If a shortfall should occur in any Collection
                                   Period between the amount due as interest on the Receivables during such Collection Period
                                   (assuming the

                                   Receivables were paid on their respective scheduled payment dates) and the amount actually received in respect of the Receivables during such Collection Period and allocable to interest, the Servicer will advance an amount equal to such shortfall (an "Advance"). The Servicer will be reimbursed for Advances (i) from collections and other amounts received on the Receivables with respect to which such Advances were made;
                                   (ii) from collections and other amounts
                                   received in respect of other Receivables; or
                                   (iii) by reducing the Repurchase Amount (as defined herein) due from the Servicer by the amount of any unreimbursed Advances, in each case, in accordance with the terms of the Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines, in its sole discretion, that it is unlikely to be able to recover such Advances from future collections and other payments in respect of the Receivables. See "The Transfer and Servicing
                                   Agreements -- Advances" herein.

Certain Legal Aspects..........    The Seller shall repurchase certain
                                   Receivables with respect to which any prior security interest in such Receivable is found to exist, any laws have been violated, or the Seller's security interest in the respective
                                   Financed Vehicle has not been properly
                                   assigned to the Trustee. The Trustee's
                                   security interest in a Financed Vehicle may be not be properly assigned in the event of
                                   (i) the relocation or resale of such Financed
                                   Vehicle in another state without the
                                   Servicer's re-perfecting the Trustee's
                                   security interest, (ii) the imposition
                                   certain tax or possessory liens, or (iii) fraud or negligence. In addition, certain consumer protection laws allow an Obligor (as defined herein) under a Receivable to assert certain claims and defenses against a holder of the Receivable thus possibly rendering a Receivable partly or wholly uncollectible.
                                   See "Risk Factors -- Security Interests in the Financed Vehicles" herein and "Risk
                                   Factors -- Certain Legal Aspects -- Security
                                   Interests in Financed Vehicles" and "Certain
                                   Legal Aspects of the Receivables" in the Prospectus.

Tax Status.....................    In the opinion of Sidley & Austin ("Federal
                                   Tax Counsel"), the Trust will not be an
                                   association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Federal Tax Counsel has also advised the Trust that the Notes will be classified as debt for federal income tax purposes. The Trust will agree, and the owners of beneficial interests in the Notes will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. The Trust will also agree, and the related owners of beneficial interests in the Certificates ("Certificate Owners") will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller in its capacity as recipient of distributions from any Reserve Fund), and the Notes being debt of the partnership. See "Certain Federal Income
                                   Tax Consequences" in the Prospectus for
                                   additional information concerning the
                                   application of federal income tax laws to the Trust and the Securities.

ERISA Considerations...........    Subject to the considerations discussed under
                                   "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans. The
                                   Certificates may not be acquired by employee benefit plans subject to the Employee
                                   Retirement Income Security Act of 1974, as amended, or by "plans" as defined in Section
                                   4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Securities......    It is a condition to the issuance of the
                                   Notes and Certificates that the Class A-1
                                   Notes be rated at least "______" or its
                                   equivalent, the Class A-2 Notes be rated at least "_______" or its equivalent and the Certificates be rated at least "__________" or its equivalent, in each case by at least two nationally recognized rating agencies.

                                   A rating is not a recommendation to purchase, hold or sell the Notes or Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. A rating addresses the likelihood that principal of and interest on a particular class of Notes or the Certificates, as applicable, will be paid pursuant to its terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors -- Ratings of the Securities" herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

     Limited Liquidity of Securities. There is currently no secondary market for the Securities. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

     Servicer Default. If a Servicer Default occurs, the Indenture Trustee or the Noteholders may remove the Servicer without the consent of the Owner Trustee or the Certificateholders, in the manner described in the Prospectus under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default". Neither the Owner Trustee nor the Certificateholders will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders have the ability with certain specific exceptions, to waive defaults by the Servicer, including defaults that might have a materially adverse effect on Certificateholders. See "Description of the Transfer and Servicing Agreements
- -- Waiver of Past Defaults" in the Prospectus.

     Subordination, Limited Assets. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "The Transfer and Servicing Agreements -- Distributions" herein.

     The Trust will not have any significant assets or sources of funds other than the Receivables, the proceeds thereof and access to funds in the Reserve Account. Securityholders must rely on payments on the Receivables (and any related Advances) and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distribution of interest and principal on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates. See "The Trust" and "The Transfer and Servicing Agreements -- Reserve Account" herein.

     Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Securities and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Securityholders could result.

     Lack of Security Interests in the Financed Vehicles. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables and the related documents by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Risk Factors -- Certain Legal Aspects -- Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates that the Class A-1 Notes be rated at least "___________" or its equivalent, the Class A-2 Notes be rated at least "________" or its equivalent and the Certificates be rated at least "_________" or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Securities pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables and the availability of funds in the Reserve Account.

     Trust's Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Notes, the Certificates or the Receivables. The Company has assigned the representations and warranties of the Seller under the Receivables Purchase Agreement to the Trustee. In addition the Company has made certain limited representations and warranties regarding the characteristics of the Receivables and is required under the Trust Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. It is not anticipated that the Company will have any significant assets with which to fund such repurchases.

     Trust's Relationship to the Seller and the Servicer. Neither the Seller nor the Servicer is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables (except to the extent the Servicer is obligated to make Advances with respect to the Receivables). If _______ were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payment to the Securityholders. The Seller has made certain representations and warranties regarding the characteristics of the Receivables and is required under the Receivables Purchase Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. See "The Transfer and Servicing Agreements -- The Receivables Purchase Agreement".

                                    THE TRUST

General

     The Issuer, CS First Boston Auto Receivables Trust 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other that (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust initially will be capitalized with equity equal to $____________. Certificates with an original principal balance of $____________ (which represents approximately [1]% of the initial Certificate Balance) will be sold to ____________ and the remaining Certificates will be sold to third party investors which are expected to be unaffiliated with the Seller, the Servicer and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Receivables from the Company pursuant to the Trust Agreement. The Servicer will service the Receivables pursuant to the Servicing Agreement and will be compensated for acting as Servicer. See "The Transfer and Servicing Agreements -- Servicing Compensation" herein.

     If the protection provided to the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Securities. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "The Transfer and

Servicing Agreements --Distributions" and "--Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are located in ________________________, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under "--The Owner Trustee".

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Class A-1 Notes   .......................................            $
Class A-2 Notes..........................................
Certificates.............................................
                                                                     -----------
         Total...........................................            $
                                                                     -----------


The Owner Trustee

     ____________________ is the Owner Trustee under the Trust Agreement.
________________________ is a banking corporation and its principal offices are located at __________________________. The Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Servicing Agreement. The Seller, the Company and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables conveyed to the Trust (the "Receivables Pool") was originated or purchased by the Seller in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) as of the Cutoff Date each Receivable had, or will have, an outstanding gross balance of at least $1,000; (ii) as of the Cutoff Date, no Receivable will be more than 90 days past due; and (iii) as of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Seller as being the subject of a bankruptcy proceeding. Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by the Seller to be adverse to Securityholders were, or will be, used in selecting the Receivables.

     [Describe differences, if any, in contracts related to new vehicles and contracts related to used vehicles]

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                               Composition of the Receivables as of the Cutoff Date
      Weighted        Aggregate principal        Number of         Weighted Average      Weighted Average      Average Principal
    Average APR             Balance             Receivables          Remaining Term        Original Term            Balance

              %        $                                                     months              months            $

                                    Distribution of Receivables by APR as of the Cutoff Date

                                   Number of      Aggregate Principal  Percentage of Aggregate
       APR Range                  Receivables           Balance           Principal Balance
0.00% to 3.00%
3.01% to 4.00%
4.01% to 5.00%
5.01% to 6.00%
6.01% to 7.00%
7.01% to 8.00%
8.01% to 9.00%
9.01% to 10.00%
10.01% to 11.00%
11.01% to 12.00%
12.01% to 13.00%
13.01% to 14.00%
14.01% to 15.00%
15.01% to 16.00%
16.01% to 17.00%
17.01% to 18.00%
18.01% to to 19.00 %
Greater than 20.00%      ____________                   ____________           ______________
Total
                         ============                   ============           ==============


                       Geographic Distribution of the Receivables as of the Cutoff Date (1)

                                   Number of                 Aggregate Principal          Percentage of Aggregate
                                  Receivables                      Balance                   Principal Balance
                                  -----------                      -------                   -----------------

New York...............

California................

Other....................         ____________                   ____________                    ______________

Total................
                                  ============                   ============                    ==============

(1) Based on billing addresses of the Obligers as of the Cutoff Date.

     By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest Receivables. As of the Cutoff Date, approximately ___% of the Receivables by aggregate principal balance, constituting ___% of the number of Receivables, represent used vehicles.

Delinquencies, Repossessions and Net Losses

     Set forth below is certain information concerning the delinquency, repossession and net loss experience of the Seller pertaining to retail new and used automobile, van and light duty truck receivables. The delinquency, repossession and credit loss data presented in the following tables are for illustrative purposes only. There is no assurance that the Seller's delinquency, repossession and credit loss experience with respect to automobile, van and light duty truck receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Delinquencies, repossessions and net losses on new and used automobiles, vans and light duty trucks are affected by social and economic conditions generally and, in particular, in the States of ______ and _______, where ___% and ___%, respectively, of the Financed Vehicles were purchased.


                                            Delinquency Experience (1)

                                                                                  At December 31,
                                             1994               1993               1992              1991               1990
                                                                (Dollars in Thousands)
Portfolio Outstanding at End of
Period

Delinquencies at End of Period(2)
         30-59 Days
         60-89 Days
         90 Days or More

Total Delinquencies

Total Delinquencies as a Percentage
of Portfolio Outstanding at End of
Period

- ----------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.

(2) The period of delinquency is based on the number of days payments are contractually past due.


                                      Credit Loss/Repossession Experience(1)

                                                                                   At December 31,
                                            1994               1993               1992              1991               1990
                                                                (Dollars in Thousands)
Average Amount Outstanding During
the Period

Average Number of Contracts
Outstanding during the Period

Repossessions as a Percentage of
Average Number of Contracts
Outstanding

Net Losses as a Percentage of
Liquidations (2)(3)

Net Losses as a Percentage of
Average Amount Outstanding(3)

- ----------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.

(2) Net losses are equal to the aggregate of the net balances of all contracts that were determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

                           THE SELLER AND THE SERVICER

       [Information regarding the Seller and the Servicer to be supplied.]

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. See "The Notes -- Payments of Principal" and "The Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment

(including prepayments) of the principal balance of the Receivables, final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their Securities.

                                    THE NOTES

General

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.

Payments of Interest

     Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes monthly on each Distribution Date. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "The Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

Payments of Principal

     On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal of the Class A-1 Notes will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholder's Interest Distributable Amount. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "The Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

Optional Redemption

     The Class A-2 Notes may be redeemed in whole, but not in part, on a Distribution Date on which the Servicer exercises its option to purchase the Receivables, which the Servicer may do after the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the Pool Balance as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon to the redemption date.

                                THE CERTIFICATES

General

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Trust Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provision of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions of Interest

     Interest on the principal balance of the Certificates will accrue at the Pass-Through Rate. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not distributed on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "The Transfer and Servicing Agreements -- Distributions" and " -- Reserve Account" herein.

Distributions of Principal

     Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "The Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

Optional Prepayment

     If the Servicer exercises its option to purchase the Receivables, which it may do when the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Pass-Through Rate to the redemption date, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

                      THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of the Servicing Agreement, the Receivables Purchase Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. This summary does not purport to be a complete description of all terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

     Certain information with respect to the conveyance of the Receivables to the Seller to the Company and from the Company to the Trust on the Closing Date is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. See also "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus for additional information regarding the Receivables and certain obligations of the Seller and the Servicer with respect to the Receivables.

Accounts

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer with also establish and maintain the Reserve Account with the Indenture Trustee, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to 1.00% per annum of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid to the Servicer prior to the distribution of any portion of the Interest Distribution Amount to Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

     Deposits to Collection Account. On or about the _____ Business Day of each month, the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the aggregate amount of collections on the Receivables, Advances and Repurchase Amounts, as well as the Total Distribution Amount, the Interest Distribution Amount and the Principal Distribution Amount.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the sum of the Interest Distribution Amount and the Principal Distribution Amount (excluding the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "Interest Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to interest, (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the related Obligor (such net amount "Liquidation Proceeds"), to the extent allocable to interest; (iii) all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iv) all Advances made by the Servicer;
(v) the Repurchase Amount of each Receivable that was repurchased by the Seller or the Company during the related Collection Period, to the extent allocable to interest; and (vi) Investment Earnings for such Distribution Date.

     The "Principal Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) Liquidation Proceeds to the extent attributable to the principal, plus all Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or the Company; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer with respect to principal on the Receivables.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts realized on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the related Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) to the extent of any unreimbursed Simple Interest Advances.

     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer will instruct the Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

          (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iii), the Certificateholders' Interest Distributable Amount;

          (v) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iv), the Certificateholders' Principal Distributable Amount; and

          (vi) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (v).

     For purposes hereof, the following terms shall have the following meanings:

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date. The Noteholders' Interest Carryover Shortfall with respect to the initial Distribution Date is zero.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Final Scheduled Payment Date, the Noteholder's Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; and (ii) on the Class A-2 Final Scheduled Payment Date the Noteholders' Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account. The Noteholders' Principal Carryover Shortfall with respect to the Initial Distribution Date is zero.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date. The Certificateholders' Interest Carryover Shortfall with respect to the initial Distribution Date is zero.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a)(i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes).

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account. The Certificateholders' Principal Carryover Shortfall with respect to the initial Distribution Date is zero.

     "Certificate Balance" equals, initially, $______ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

          (i) without regard to Class, to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

Reserve Account

     The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date), is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute an amount equal to such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claim to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

     The subordination of the Certificates and access to funds in the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. In addition, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to a particular Distribution Date and will not be sold prior to maturity to meet any shortfalls that might occur on such Distribution Date. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

Advances

     If a shortfall should occur in any Collection Period between (i) the aggregate amount of interest due on the Receivables during such Collection Period, assuming each Receivable was paid on its scheduled payment date under the related Contract, and (ii) the amount actually received on or in respect of the Receivables during such Collection Period and allocable to interest, the Servicer will deposit an amount (an "Advance") equal to such deficiency in the Collection Amount on or before the applicable Distribution Date. The Servicer will be allowed to recover any Advances so made (a) from collections and other amounts received on the Receivables with respect to which such Advances were made, (b) from collections or any other amounts received in respect of any other Receivables and (c) by reducing any Repurchase Amount due from the Servicer by the amount of any unreimbursed Advances, in each case in accordance with the terms of the Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines that it is unlikely to be able to recover such Advance from payments on or with respect to the Receivables or from any other source.

The Receivables Purchase Agreement

     On or prior to the Closing Date, the Seller will transfer and assign to the Company pursuant to the Receivables Purchase Agreement, all of its right, title and interest in and to Receivables in the outstanding principal amount of $_________ including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement (the "Schedule of Receivables"). The Seller will sell the Receivables to the Company without recourse, except that, as described in the following paragraph, the Seller will be required to repurchase Receivables with respect to which it is in breach of a representation or warranty, if such breach materially and adversely affects the right of the related Trust and Securityholders in and to such Receivables. Concurrently with or subsequent to the transfer and assignment of the Receivables to the Company, the Company will transfer and assign the Receivables to the Trust, and Trustee will execute, authenticate and deliver the Certificates. The net proceeds from the sale of the Notes and the Certificates will be applied to the purchase of the Receivables.

     In the Receivables Purchase Agreement, the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, to the best of its knowledge, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is, or will be, secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; and
(v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

                              ERISA CONSIDERATIONS

The Notes

     The Notes may be purchased by an "employee benefit plan" as defined in and subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as described in Section 4975 (e)
(1) of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

The Certificates

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the respective underwriting agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Company has agreed to cause the Trust to sell to CS First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

     The Underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate; and, the Underwriter and such dealers may allow a discount of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, such public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreements provide that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS

Business Day.................................................................S-
Certificate Balance..........................................................S-
Certificateholders...........................................................S-
Certificateholders' Distributable Amount.....................................S-
Certificateholders' Interest Carryover Shortfall.............................S-
Certificateholders' Interest Distributable Amount............................S-
Certificateholders' Monthly Interest Distributable Amount....................S-
Certificateholders' Monthly Principal Distributable Amount...................S-
Certificateholders' Principal Carryover Shortfall............................S-
Certificateholders' Principal Distributable Amount...........................S-
Certificates.................................................................S-
Class A-1 Final Scheduled Payment Date.......................................S-
Class A-1 Notes..............................................................S-
Class A-1 Rate...............................................................S-
Class A-2 Final Scheduled Payment Date.......................................S-
Class A-2 Notes..............................................................S-
Class A-2 Rate...............................................................S-
Closing Date.................................................................S-
Code.........................................................................S-
Collection Account...........................................................S-
Commission...................................................................S-
Cutoff Date..................................................................S-
Distribution Date............................................................S-
ERISA........................................................................S-
Federal Tax Counsel..........................................................S-
Final Scheduled Distribution Date............................................S-
Final Scheduled Maturity Date................................................S-
Indenture....................................................................S-
Indenture Trustee............................................................S-
Interest Distribution Amount.................................................S-
Interest Rates...............................................................S-
Liquidated Receivables.......................................................S-
Liquidated Proceeds..........................................................S-
Noteholders..................................................................S-
Noteholders' Interest Carryover Shortfall....................................S-
Noteholders' Interest Distributable Amount...................................S-
Noteholders' Monthly Interest Distributable Amount...........................S-
Noteholders' Monthly Principal Distributable Amount..........................S-
Noteholders' Principal Carryover Shortfall...................................S-
Noteholders' Principal Distributable Amount..................................S-
Notes........................................................................S-
Owner Trustee................................................................S-
Pass-Through Rate............................................................S-
Plan.........................................................................S-
Pool Balance.................................................................S-
Principal Distribution Amount................................................S-
Prospectus...................................................................S-
Rating Agencies..............................................................S-
Realized Losses..............................................................S-
Receivable...................................................................S-
Record Date..................................................................S-
Reserve Account..............................................................S-

Securities...................................................................S-
Securityholders..............................................................S-
Seller.......................................................................S-
Servicer.....................................................................S-
Servicing Agreement..........................................................S-
Specified Reserve Account Balance............................................S-
Total Distribution Amount....................................................S-
Transfer and Servicing Agreements............................................S-
Trust........................................................................S-
Trust Agreement..............................................................S-
Underwriting.................................................................S-
Underwriting Agreements......................................................S-

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                        Subject to Completion Prospectus
              Supplement to Prospectus dated                , 199

                CS First Boston Auto Receivables Trust 199_-___

                 $         % Asset Backed Certificates, Class A

                                ----------------

                      Asset Backed Securities Corporation
                                    Company

                                ----------------

     CS First Boston Auto Receivables Trust 199 - (the "Trust") will be formed pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of _______________, 199_ (the "Cutoff Date"), among Asset Backed Securities Corporation (the "Company") as depositor, _________ (in such capacity, the "Servicer"), as servicer, and _________________ (the "Trustee") as trustee, and will issue $____________ aggregate principal amount of ____ % Asset Backed Certificates, Class A (the "Class A Certificates") and $_______________ aggregate principal amount of _____ % Asset Backed Certificates, Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered hereby.

                                                   (Continued on following page)

                                ----------------

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Prospective investors should consider the factors set forth under "Risk Factors" on page S-10 of this Prospectus Supplement and on page 14 of the accompanying Prospectus.

                                ----------------

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

                                ----------------

                                       Price to the      Underwriting     Proceeds to the
                                         Public(1)         Discount         Company(1)(2)
                                         --------          --------         -------------
Per Class A Certificate................                                            %      %       %
                                                                         $                $                $

(1) Plus accrued interest, if any, from  ______________, 199_.
(2) Before deducting expenses, estimated to be $____________.


                                ----------------


     The Class A Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______________, 199_.

                              [GRAPHIC OMITTED] CS First Boston

         The date of this Prospectus Supplement is      , 199   .

(Continued from preceding page)

     The assets of the Trust will consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder on and after the Cutoff Date, security interests in the vehicles financed thereby, and certain other property, as described herein. The Receivables will be transferred to the Trust by the Company pursuant to the Pooling and Servicing Agreement. The Company will purchase the Receivables from ________ (in such capacity, the "Seller") pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of __________, 199_ . The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Reserve Account will not be part of the Trust.

     The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately % of the Trust. The Class B Certificates, which are not being offered hereby, will evidence in the aggregate an undivided ownership interest in approximately _______% of the Trust. Principal and interest at the applicable Pass-Through Rate generally will be distributed to holders of Certificates on the ________ day of each month, commencing __________, 199_. The rights of the holders of Class B Certificates to receive distributions are subordinated to the rights of the holder of Class A Certificates to the extent described herein. The outstanding principal amount, if any, of the Certificates will be due and payable on ______________, 199_.

                                ----------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL __________________________, _________ ALL DEALERS EFFECTING
TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ----------------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                          REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Class A Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer ........................    CS First Boston Auto Receivables Trust
                                   199_-___,a trust (the "Trust" or the
                                   "Issuer") to be formed pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of
                                   ___________, 199_ (the "Cutoff Date"), among
                                   the Company, the Servicer and the Trustee.

Company .......................    The Company is a special-purpose Delaware
                                   corporation organized for the purpose of causing the issuance of the Certificates and other securities issued under the
                                   Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities.
                                   It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities
                                   Corporation which is a wholly owned
                                   subsidiary of CS First Boston Securities
                                   Corporation, which is a wholly owned
                                   subsidiary of CS First Boston, Inc. Neither
                                   CS First Boston Securities Corporation nor CS
                                   First Boston, nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                   The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

Seller ........................    _______ (in such capacity, "the Seller"). See
                                   "The Seller and the Servicer" herein.

Servicer ......................    _______ (in such capacity, the "Servicer").
                                   See "The Seller and the Servicer" herein.

Trustee .......................    _______, as trustee under the Pooling and
                                   Servicing Agreement (the "Trustee"). See "The
                                   Trustee" herein.

The Certificates ..............    The Trust will issue $_________ aggregate
                                   principal amount of _____% Asset Backed
                                   Certificates, Class A (the "Class A
                                   Certificates") and $____________ aggregate principal amount of % Asset Backed
                                   Certificates, Class B (the "Class B
                                   Certificates" and, collectively with the
                                   Class A Certificates, the "Certificates") on
                                   ____________, 199_ (the "Closing Date"). Each
                                   Certificate will represent a fractional
                                   undivided interest in the Trust. The Class A
                                   Certificates will evidence in the aggregate an undivided ownership interest in approximately __% of the Trust (the "Class A
                                   Percentage") and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately __% of the Trust (the "Class B Percentage"). Only the Class A Certificates are being offered hereby. The Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. See "The
                                   Certificates" herein.

The Receivables ...............    On the Closing Date, the Company will convey
                                   the Receivables to the Trust in an aggregate principal balance of approximately
                                   $_______________ as of the Cutoff Date. The
                                   Company will convey the Receivables, and the Servicer will agree to service the Receivables, pursuant to the Pooling and Servicing Agreement. See "The Pooling and
                                   Servicing Agreement -- Sale and Assignment of
                                   Receivables" and "The Receivables Pool"
                                   herein and "The Receivables Pools" in the Prospectus.

                                   On or before the Closing Date, the Company will purchase the Receivables from the Seller pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of ____________,199_. See "The Receivables Purchase Agreement" herein.

                                   The Receivables arise from motor vehicle installment contracts (each, a "Contract") originated or purchased by the Seller in the ordinary course of business. The Receivables have been selected from Contracts owned by the Seller based on the criteria specified in the Receivables Purchase Agreement and described herein under "The Receivables Pool". Approximately __% of the Receivables were originated in ____________ and approximately __% of the Receivables were originated in __________. As of the Cutoff Date, the weighted average APR of the Receivables was approximately ____%, the weighted average remaining term to maturity of the Receivables was approximately ____ months and the weighted average original term to maturity of the Receivables was approximately ____ months. No Receivable has a scheduled maturity later than ______________ (the "Final Scheduled Maturity Date").

                                   Pursuant to the terms of the Pooling and Servicing Agreement, the Company will assign to the Trustee the representations and warranties made by the Seller pursuant to the Receivables Purchase Agreement for the benefit of holders of the Certificates and will make certain limited representations and warranties with respect to the Receivables. Pursuant to the terms of the Receivables Purchase Agreement, the Seller will make certain representations and warranties regarding the characteristics of the Receivables and will undertake to repurchase any Receivable with respect to which an uncured breach of any representation or warranty exists, if such breach materially and adversely affects the interests of the Trustee and the Certificateholders in such Receivable and if such breach is not cured by the Seller in a timely manner. To the extent that the Seller does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to such Receivable, the Company will not be required to repurchase such Receivable unless such breach also constitutes a breach of one of the Company's representations and warranties with respect to such Receivable and such breach materially and adversely affects the interests of the
                                   Certificateholders in any such Receivable.
                                   See "The Pooling and Servicing Agreement," and "The Receivables Purchase Agreement" herein. Neither the Seller nor the Company will have any other obligation with respect to the Receivables or the Certificates.

Trust Property ................    The assets of the Trust (the "Trust
                                   Property") include (i) the Receivables, (ii) all monies (including accrued interest) received on or with respect to the Receivables on or after the Cutoff Date,
                                   (iii) all amounts and property from time to time held in or credited to the Collection Account,
                                   (iv) security interests in the Financed
                                   Vehicles and any accessions thereto, (v) the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or Obligors, as the case may be, (vi) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee, (vii) all of the Seller's right to all documents contained in the files pertaining to the Receivables,
                                   (viii) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders, and (ix) any and all proceeds of the foregoing. The
                                   Reserve Account will not be property of the Trust. See "The Certificates--Distribution,"
                                   "--Subordination of the Class B Certificates;
                                   Reserve Account," and "The Trust".


Terms of the Certificates


   A.  Distribution Dates .....    Distributions of interest and principal on
                                   the Certificates will be made on the ____ day of each month or, if such day is not a Business Day, on the next succeeding Business
                                   Day (each, a "Distribution Date"), commencing
                                   _________, 199_. Distributions will be made to holders of record of the Certificates (the
                                   "Certificateholders") as of the day
                                   immediately preceding such Distribution Date
                                   (each, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or day on which banking institutions or trust companies in The City of New York or the city in which the corporate trust office of the Trustee is located are authorized by law, regulation or executive order to be closed.

   B.  Pass-Through Rates .....    Interest will accrue on the Class A
                                   Certificates at the rate of ___% per annum
                                   (the "Class A Pass-Through Rate") and on the
                                   Class B Certificates at the rate of ___% per annum (the "Class B Pass-Through Rate"), in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months.

   C.  Interest ...............    On each Distribution Date, the Trustee will
                                   distribute pro rata to holders of the Class A
                                   Certificates (the "Class A
                                   Certificateholders") accrued interest at the
                                   Class A Pass-Through Rate on the Class A
                                   Certificate Balance as of the preceding
                                   Distribution Date (after giving effect to distributions made on such Distribution
                                   Date), to the extent of funds available
                                   therefor, following payment of the Servicing
                                   Fee, from (i) the Class A Percentage of the
                                   Interest Distribution Amount, (ii) the
                                   Reserve Account, and (iii) the Class B
                                   Percentage of the Total Distribution Amount.

    D.  Principal .............    Principal of the Class A Certificates will be
                                   payable on each Distribution Date, pro rata to the Class A Certificateholders, in a maximum amount equal to the Class A Principal
                                   Distributable Amount for the calendar month preceding such Distribution Date or, in the case of the first Distribution Date, the period from and including the Cutoff Date through the last day of the calendar month immediately preceding such Distribution Date
                                   (the "Collection Period"). The Class A
                                   Principal Distributable Amount with respect to any Distribution Date will equal the Class
                                   A Percentage of the Principal Distribution
                                   Amount for the related Collection Period and generally will be payable to the extent of funds available therefor, following payment of the Servicing Fee and the Class A Interest
                                   Distributable Amount, from (i) the Class A
                                   Percentage of the Principal Distribution
                                   Amount (exclusive of the portion thereof attributable to Realized Losses), (ii) the Reserve Account, and (iii) the Class B
                                   Percentage of the Total Distribution Amount.

                                   On each Distribution Date, subject to the prior distribution on such date of the Servicing Fee, the Class A Interest Distributable Amount and the Class A Principal Distributable Amount, the Trustee will distribute to holders of the Class B Certificates (the "Class B
                                   Certificateholders") (i) the Class B Interest Distributable Amount to the extent of funds available therefor from the Class B Percentage of the Interest Distribution Amount and the Reserve Account and (ii) the Class B Principal Distributable Amount to the extent of funds available therefor from the Class B Percentage of the Principal Distribution Amount and the Reserve Account.

                                   The outstanding principal amount of the Class A Certificates and the Class B Certificates, if any, will be payable in full on ____________, 199_ (the "Final Scheduled
                                   Distribution Date").

                                   See "The Pooling and Servicing Agreement --
                                   Distributions -- Calculation of Amounts to be Distributed" herein.

   E.  Optional Prepayment ....    If the Servicer exercises its option to
                                   purchase the Receivables, which it may do after the aggregate principal balance of the Receivables (the "Pool Balance") declines to
                                   10% or less of the Pool Balance as of the Cutoff Date, the Class A Certificateholders will receive an amount equal to the Class A
                                   Certificate Balance together with accrued interest at the Class A Pass-Through Rate, the Class B Certificateholders will receive an amount equal to the Class B Certificate
                                   Balance together with accrued interest at the Class B Pass-Through Rate, and the
                                   Certificates will be retired. See "The
                                   Certificates -- Optional Prepayment" herein.

Collection Account ............    Except under certain conditions described in
                                   the Prospectus under "Description of the Transfer and Servicing Agreements --
                                   Collections," the Servicer will be required to remit collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection
                                   Account"). Pursuant to the Pooling and
                                   Servicing Agreement, the Trustee will
                                   withdraw funds on deposit in the Collection
                                   Account and apply such funds on each
                                   Distribution Date to the following (in the priority indicated): (i) the Servicing Fee for the related Collection Period and any overdue Servicing Fees to the Servicer, (ii) the Class A Interest Distributable Amount to the Class A Certificateholders, (iii) the
                                   Class A Principal Distributable Amount to the
                                   Class A Certificateholders, (iv) Class B
                                   Interest Distributable Amount to the Class B
                                   Certificateholders, (v) the Class B Principal
                                   Distributable Amount to the Class B
                                   Certificateholders and (vi) the remaining balance, if any, to the Reserve Account. See
                                   "The Pooling and Servicing Agreement --
                                   Distributions" herein.

Credit Enhancement ............    Subordination. The rights of the Class B
                                   Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Receivables are subordinated to the rights of the Class A
                                   Certificateholders, as described more fully herein. See "The Pooling and Servicing
                                   Agreement -- Distributions" and "--
                                   Subordination of the Class B Certificates;
                                   Reserve Account" herein.

                                   Reserve Account. The Reserve Account will be created with an initial deposit by the Company on the Closing Date of cash or Eligible Investments having a value of at least $________ (the "Reserve Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period remaining after payment of the Servicing Fee is less than the Class A Distributable Amount. Such funds will be distributed to the Class A
                                   Certificateholders. In addition, after giving effect to any such withdrawal and distribution to the Class A
                                   Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the Servicing Fee and the Class A Distributable Amount is less than the Class B Distributable Amount. Such funds will be distributed to the Class B
                                   Certificateholders.

                                   Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.

                                   On each Distribution Date, the Reserve
                                   Account will be reinstated up to the
                                   Specified Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will bereleased to the Company and will no longer be available to the Certificateholders.

                                   The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust. See "The Pooling and Servicing Agreement -- Subordination of the Class B Certificates; Reserve Account" herein.

Advances ......................    If a shortfall should occur in any Collection
                                   Period between the amount due as interest on the Receivables during such Collection Period
                                   (assuming the Receivables were paid on their respective scheduled payment dates) and the amount actually received in respect of the Receivables during such Collection Period and allocable to interest, the Servicer will advance an amount equal to such shortfall (an
                                   "Advance"). The Servicer will be reimbursed for Advances (i) from collections and other amounts received on the Receivables with respect to which such Advances were made;
                                   (ii) from collections and other amounts
                                   received in respect of other Receivables; or
                                   (iii) by reducing the Repurchase Amount (as defined herein) due from the Servicer by the amount of any unreimbursed Advances, in each case in accordance with the terms of the Pooling and Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines, in its sole discretion, that it is unlikely to be able to recover such Advances from future collections and other payments in respect of the Receivables.
                                   See "The Certificates--Advances" herein.

Certain Legal Aspects .........    The Seller shall repurchase certain
                                   Receivables with respect to which any prior security interest in such Receivable is found to exist, any laws have been violated, or the Seller's security interest in the respective
                                   Financed Vehicle has not been properly
                                   assigned to the Trustee. The Trustee's
                                   security interest in a Financed Vehicle may be not be properly assigned in the event of
                                   (i) the relocation or resale of such Financed
                                   Vehicle in another state without the
                                   Servicer's re-perfecting the Trustee's
                                   security interest, (ii) the imposition
                                   certain tax or possessory liens, or (iii) fraud or negligence. In addition, certain consumer protection laws allow an Obligor (as defined herein) under a Receivable to assert certain claims and defenses against a holder of the Receivable thus possibly rendering a Receivable partly or wholly uncollectible.
                                   See "Risk Factors --Security Interests in the
                                   Financed Vehicles" herein and "Risk Factors -
                                   Certain Legal Aspects -- Security Interests in Financed Vehicles" and "Certain Legal
                                   Aspects of the Receivables" in the
                                   Prospectus.

Tax Status ....................    In the opinion of Sidley & Austin ("Federal
                                   Tax Counsel"), the Trust will be classified as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. Subject to the discussion under "Certain Federal
                                   Income Tax Consequences" in the Prospectus, each Owner of a beneficial interest in the Certificates must include in income its pro rata share of interest and other income from the Receivables and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Trust. See "Certain Federal Income Tax
                                   Consequences" in the Prospectus for
                                   additional information concerning the
                                   application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations ..........    Subject to the considerations discussed under
                                   "ERISA Considerations" herein and in the Prospectus, the Class A Certificates will be eligible for purchase by employee benefit plans subject to the Employee Retirement
                                   Income Security Act of 1974, as amended, and "plans" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended.
                                   See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Certificates ...    It is a condition to the issuance of the
                                   Class A Certificates that they be rated at least "_____" or its equivalent by at least two nationally recognized rating agencies. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood that principal of and interest on the Class A Certificates will be paid pursuant to their terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors
                                   -- Ratings of the Class A Certificates"
                                   herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Class A Certificates.

     Limited Liquidity of Certificates. There is currently no secondary market for the Class A Certificates. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Class A Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Class A Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates.

     Limited Assets. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and access to funds in the Reserve Account. Certificateholders generally must rely on payments on the Receivables (and related Advances, if any, by the Servicer) for distributions of interest and principal on the Certificates. Although funds in the Reserve Account will be generally available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates.

     Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.

     Lack of Security Interests in the Financed Vehicles. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables and the related documents by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Risk Factors -- Certain Legal Aspects -- Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Ratings of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated at least "_____" or its equivalent by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Certificates address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Class A Certificates pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Class A Certificates are based primarily on the credit quality of the Receivables, the subordination of the Class B Certificates and the availability of funds in the Reserve Account.

     Trust's Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Certificates or the Receivables. The Company has assigned the representations and warranties of the Seller under the Receivables Purchase Agreement to the Trustee. In addition the Company has made certain representations and warranties regarding the characteristics of the Receivables and is required under the Pooling and Servicing Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. It is not anticipated that the Company will have any significant assets with which to fund such repurchases.


     Trust's Relationship to the Seller and the Servicer. Neither the Seller nor the Servicer is generally obligated to make any payments in respect of the Certificates or the Receivables (except to the extent that the Servicer is obligated to make Advances with respect to the Receivables). If _______ were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payment to the Class A Certificateholders. The Seller has made certain representations and warranties regarding the characteristics of the Receivables and is required under the Receivables Purchase Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. See "The Receivables Purchase Agreement -- Sale and Assignment of Receivables herein and "Description of the Receivables Purchase Agreements -- Sale and Assignment of Receivables" in the Prospectus.

                                    THE TRUST

General

     The Company will establish the Trust by selling and assigning the Trust Property to the Trustee in exchange for the Certificates. The Servicer will service the portion of such assets consisting of the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "The Pooling and Servicing Agreement -- Servicing Compensation" herein and "The Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

     If the protection provided to Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Certificates. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "The Pooling and Servicing Agreement -- Distributions" and "-- Subordination of the Class B Certificates, Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The assets of the Trust (the "Trust Property") include (i) the Receivables, (ii) all monies (including accrued interest) received on or with respect to the Receivables on or after the Cutoff Date, (iii) all amounts and property from time to time held in or credited to the Collection Account, (iv) security interests in the Financed Vehicles and any accessions thereto, (v) the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or Obligors, as the case may be, (vi) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee, (vii) all of the Seller's right to all documents contained in the files pertaining to the Receivables, (viii) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders, and (ix) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

The Trustee

     __________ is Trustee under the Pooling and Servicing Agreement. __________ is a __________ banking corporation, and its principal offices are located at __________. The Company, the Seller or any of their respective affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables conveyed to the Trust (the "Receivables Pool") were originated or purchased by the Seller in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) as of the Cutoff Date each Receivable had, or will have, an outstanding gross balance of at least $1,000; (ii) as of the Cutoff Date, no Receivable will be more than 90 days past due; and (iii) as of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Seller as being the subject of a bankruptcy proceeding. Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by the Seller to be adverse to Certificateholders were or will be used in selecting the Receivables.

     [Describe differences, if any, in contracts related to new vehicles and contracts related to used vehicles]

     The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                                       Composition of the Receivables as of the Cutoff Date

      Weighted        Aggregate principal        Number of         Weighted Average      Weighted Average      Average Principal
    Average APR             Balance             Receivables          Remaining Term        Original Term            Balance

               %  $                                                             months                             months   $


                                     Distribution of Receivables by APR as of the Cutoff Date

                                   Number of                 Aggregate Principal          Percentage of Aggregate
       APR Range                  Receivables                      Balance                    Principal Balance
0.00% to   3.00%
3.01% to   4.00%
4.01% to   5.00%
5.01% to   6.00%
6.01% to   7.00%
7.01% to   8.00%
8.01% to   9.00%
9.01% to  10.00%
10.01% to 11.00%
11.01% to 12.00%
12.01% to 13.00%
13.01% to 14.00%
14.01% to 15.00%
15.01% to 16.00%
16.01% to 17.00%
17.01% to 18.00%
18.01% to 19.00%
Greater than 20.00%               ____________                   ____________                    ______________

Total                             ========                       ========                        ==========

                    Geographic Distribution of the Receivables as of the Cutoff Date (1)

                                   Number of                 Aggregate Principal          Percentage of Aggregate
                                  Receivables                      Balance                   Principal Balance
                                  -----------                -------------------          -----------------------

New York...............

California.............

Other...................         ____________               ____________                ______________

Total................            ========                   ========                    =========


(1) Based on billing addresses of the Obligers as of the Cutoff Date.


     By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest Receivables. As of the Cutoff Date, approximately ___% of the Receivables by aggregate principal balance, constituting ___% of the number of Receivables, represent used vehicles.

Delinquencies, Repossessions and Net Losses

     Set forth below is certain information concerning the delinquency, repossession and net loss experience of the Seller pertaining to retail new and used automobile, van and light duty truck receivables. The delinquency, repossession and credit loss data presented in the following tables are for illustrative purposes only. There is no assurance that the Seller's delinquency, repossession and credit loss experience with respect to automobile, van and light duty truck receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Delinquencies, repossessions and net losses on new and used automobiles, vans and light duty trucks are affected by social and economic conditions generally and, in particular, in the States of ______ and _______, where ___% and ___%, respectively, of the Financed Vehicles were purchased.

                                            Delinquency Experience (1)

                                                                                    At December 31,

                                             1994               1993               1992              1991               1990

                                                                (Dollars in Thousands)
Portfolio Outstanding at End of period

Delinquencies at End of Period(2)

         30-59 Days

         60-89 Days

         90 Days or More

Total Delinquencies

Total Delinquencies as a Percentage
of Portfolio Outstanding at End of
Period

- ----------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.

(2) The period of delinquency is based on the number of days payments are contractually past due.

                                      Credit Loss/Repossession Experience(1)
                                                                                   At December 31,
                                             1994               1993               1992              1991               1990

                                                                        (Dollars in Thousands)
Average Amount Outstanding During
the Period

Average Number of Contracts
Outstanding during the Period

Repossessions as a Percentage of
Average Number of Contracts
Outstanding

Net Losses as a Percentage of
Liquidations (2)(3)

Net Losses as a Percentage of
Average Amount Outstanding(3)

- ----------------

(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.

(2) Net losses are equal to the aggregate of the net balances of all contracts that were determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


                           THE SELLER AND THE SERVICER

       [Information regarding the Seller and the Servicer to be supplied.]

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier that the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on the Certificates.

                                THE CERTIFICATES

General

     The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given Series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

     The "Class A Certificate Balance" initially will equal $__________ and, as of any date of determination thereafter, will equal such initial Class A Certificate Balance less the sum of all amounts previously distributed to Class A Certificateholders allocable to principal. The "Class B Certificate Balance" initially will equal $_________ and, as of any date of determination thereafter, will equal such initial Class B Certificate Balance less the sum of all amounts previously distributed to Class B Certificateholders allocable to principal and any Realized Losses allocable to the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust, and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust. The Class B Certificates are not being offered hereby and initially will be held by
______.

Distributions

     Deposits to Collection Account. On or about the ____ Business Day of each month, the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the aggregate amount of collections on the Receivables, the Advances and Repurchase Amounts, as well as the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Interest Distributable Amount and the Class B Principal Distributable Amount.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for any Distribution Date will equal the sum of the Interest Distribution Amount and the Principal Distribution Amount for such date (excluding the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds with respect thereto to the extent allocable to principal.

     The "Interest Distribution Amount" for a Distribution Date generally will equal the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables (such net amount, "Liquidation Proceeds"), to the extent attributable to interest due thereon; (iii) all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iv) all Advances made by the Servicer; (v) the Repurchase Amount of each Receivable that was repurchased by the Seller or the Company, to the extent attributable to interest due thereon; and (vi) Investment Earnings for such Distribution Date.

     The "Principal Distribution Amount" for a Distribution Date generally will equal the sum of the following amounts with respect to the preceding Collection
Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) Liquidation Proceeds to the extent attributable to principal, plus the amount of Realized Losses with respect to the related Liquidated Receivables; and (iii) the Repurchase Amount of each Receivable that was repurchased by the Seller or the Company to the extent allocable to principal.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

                  (i) amounts received on Receivables to the extent that the Servicer has previously made an unreimbursed Advance;

                 (ii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances thereon; and

                (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the preceding

Distribution Date (after giving effect to distribution made on such Distribution
Date). In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class B Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount, plus (ii) the "Class B Interest Distributable Amount", consisting of thirty days' interest at the Class B Pass- Through Rate on the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to distributions made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     Amounts Distributed. The Class A Certificateholders will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders will be entitled to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from amounts available in the Reserve Account, and, third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (excluding any portion thereof allocable to Realized Losses). "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount of interest actually distributed to Class A Certificateholders on such preceding Distribution Date, plus interest on such excess at the Class A Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law. The Class A Interest Carryover Shortfall for the initial Distribution Date is zero.

     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount on such Distribution Date, the Class A Certificateholders will be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than any portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and, third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Principal Distributable Amount for the preceding Distribution Date plus any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date, over the amount of principal actually distributed to Class A Certificateholders on such preceding Distribution Date. The Class A Principal Carryover Shortfall for the initial Distribution Date is zero.

                       THE POOLING AND SERVICING AGREEMENT

Sale and Assignment of Receivables

     Certain information with respect to the conveyance of the Receivables by the Seller to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

Servicing Compensation

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to _____% per annum of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount for the related Collection Period; however, the Servicing Fee will be paid to the Servicer prior to the distribution of any portion of the Interest Distribution Amount to Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Optional Prepayment

     If the Servicer exercises its option to purchase the Receivables, which it may do when the aggregate outstanding principal amount of the Receivables declines to 10% or less of the Pool Balance as of the Cutoff Date, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance, together with accrued interest to the redemption date at the Class A Pass-Through Rate, and the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance, together with accrued interest to the redemption date at the Class B Pass-Through Rate, which distributions shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

Subordination of the Class B Certificates; Reserve Account

     Subordination of the Class B Certificates. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults or delinquencies on the Receivables as provided in the Pooling and Servicing Agreement and described herein. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables.

     Reserve Account. The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Servicing Fee, the Class A Distributable Amount and the Class B Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to such amounts. Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Class A Certificateholders and the Class B Certificateholders.

     Funds in the Reserve Account will be invested in Eligible Investments, as provided in the Pooling and Servicing Agreement. Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result. The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee.

Advances

     If a shortfall should occur in any Collection Period between (i) the aggregate amount of interest due on the Receivables during such Collection Period, assuming each Receivable was paid on its scheduled payment date under the related Contract, and (ii) the amount actually received on or in respect of the Receivables during such Collection Period and allocable to interest, the Servicer will deposit an amount (an "Advance") equal to such deficiency in the Collection Amount on or before the applicable Distribution Date. The Servicer will be allowed to recover any Advances so made (a) from collections and other amounts received on the Receivables with respect to which such Advances were made, (b) from collections or any other amounts received in respect of any other Receivables and (c) by reducing any Repurchase Amount due from the Servicer by the amount of any unreimbursed Advances, in each case in accordance with the terms of the Pooling and Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines that it is unlikely to be able to recover such Advance from payments on or with respect to the Receivables or from any other source.


                       THE RECEIVABLES PURCHASE AGREEMENT

     On or prior to the Closing Date, the Seller will transfer and assign to the Company pursuant to the Receivables Purchase Agreement, all of its right, title and interest in and to Receivables in the outstanding principal amount of $_________ including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement (the "Schedule of Receivables"). The Seller will sell the Receivables to the Company without recourse, except that, as described in the following paragraph, the Seller will be required to repurchase Receivables with respect to which it is in breach of a representation or warranty, if such breach materially and adversely affects the right of the related Trust and Certificateholders in and to such Receivables. Concurrently with or subsequent to the transfer and assignment of the Receivables to the Company, the Company will transfer and assign the Receivables to the Trust, and Trustee will execute, authenticate and deliver the Certificates. The net proceeds from the sale of the Certificates will be applied to the purchase of the Receivables.

     In the Receivables Purchase Agreement, the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, to the best of its knowledge, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing date, each of the Receivables is, or will be, secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; and
(v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

                              ERISA CONSIDERATIONS

     Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates Issued by Grantor Trusts" in the Prospectus, the Class A Certificates may be purchased by an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan" a "Plan"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Class A Certificates.

     The Underwriter proposes to offer the Class A Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of % per Class A Certificates; the Underwriter and such dealers may allow a discount of % per Class A Certificates on sales to certain other dealers; and after the initial public offering of the Class A Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS


Business Day...............................................................S-
Certificates...............................................................S-
Certificateholders.........................................................S-
Class A Certificate Balance ...............................................S-
Class A Certificateholders ................................................S-
Class A Certificates.......................................................S-
Class A Distributable Amount...............................................S-
Class A Interest Carryover Shortfall.......................................S-
Class A Interest Distributable Amount......................................S-
Class A Pass-Through Rate..................................................S-
Class A Percentage.........................................................S-
Class A Principal Carryover Shortfall......................................S-
Class A Principal Distributable Amount.....................................S-
Class B Certificate Balance................................................S-
Class B Certificateholders.................................................S-
Class B Certificates.......................................................S-
Class B Distributable Amount...............................................S-
Class B Interest Distributable Amount......................................S-
Class B Pass-Through Rate..................................................S-
Class B Percentage.........................................................S-
Class B Principal Distributable Amount.....................................S-
Closing Date...............................................................S-
Code.......................................................................S-
Collection Account.........................................................S-
Collection Period..........................................................S-
Commission.................................................................S-
Cutoff Date................................................................S-
Distribution Date..........................................................S-
ERISA......................................................................S-
Federal Tax Counsel........................................................S-
Final Scheduled Distribution Date..........................................S-
Final Scheduled Maturity Date..............................................S-
Funding Period.............................................................S-
Interest Distribution Amount...............................................S-
Liquidated Receivables.....................................................S-
Liquidation Proceeds.......................................................S-
Plan.......................................................................S-
Pool Balance...............................................................S-
Pooling and Servicing Agreement............................................S-
Principal Distribution Amount..............................................S-
Prospectus.................................................................S-
Rating Agencies............................................................S-
Realized Losses............................................................S-
Receivables................................................................S-
Receivables Pool...........................................................S-
Receivables Purchase Agreement.............................................S-
Record Date................................................................S-
Reserve Account............................................................S-


Reserve Account Initial Deposit............................................S-
Seller.....................................................................S-
Servicer...................................................................S-
Specified Reserve Account Balance..........................................S-
Total Distribution Amount..................................................S-
Trust......................................................................S-
Trust Accounts.............................................................S-
Trustee....................................................................S-
Underwriter................................................................S-
Underwriting Agreement.....................................................S-

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             Subject to Completion
       Prospectus Supplement to Prospectus Dated __________________, 199_

                   CS First Boston Auto Receivables Securities
                                 Trust 199_-___
              $ ______________ % Asset Backed Certificates, Class A

                                ----------------

                      Asset Backed Securities Corporation
                                    Company

                                ----------------

     CS First Boston Auto Receivables Securities Trust 199__ -___ (the "Trust") will be formed pursuant to a trust agreement (the "Trust Agreement"), dated as of __________, 199_ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Company") as depositor, and ________________, (the "Trustee") as trustee, and will issue $____________ aggregate principal amount of ____ % Asset Backed Certificates, Class A (the "Class A Certificates") and $_____________aggregate principal amount of ____ % Asset Backed Certificates, Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered hereby.

                                                   (Continued on following page)

                                ----------------

     THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CS FIRST BOSTON CORPORATION, THE COMPANY, THE TRUSTEE, ANY SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CLASS A CERTIFICATES, THE COLLATERAL CERTIFICATES (AS DEFINED HEREIN), OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, THE TRUSTEE, ANY SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Prospective investors should consider the factors set forth under "Risk Factors" on page S-9 of this Prospectus Supplement and on page 10 of the accompanying Prospectus.

                                ----------------

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

                                ----------------

                                            Price to the           Underwriting         Proceeds to the
                                              Public(1)              Discount             Company(1)(2)
                                              ---------              --------             -------------
Per Class A Certificate...................             %                      %                       %
                                              $                      $                    $

(1) Plus accrued interest, if any, from  ______________, 199_.
(2) Before deducting expenses, estimated to be $____________.

                                ----------------

     The Class A Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______________, 199_.

                             [LOGO]CS FIRST BOSTON

       The date of this Prospectus Supplement is ________________, 199__.

(Continued from preceding page)

     The assets of the Trust will consist primarily of certain asset backed certificates or notes (collectively, "Collateral Certificates"), each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement"). Each Collateral Certificate represents an interest in a trust fund created pursuant to such Underlying Agreement consisting of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, security interests in the vehicles financed thereby, and certain other property. The Collateral Certificates [will be transferred to the Trust by the Company pursuant to the Trust Agreement] [will be purchased by the Trust with funds received from the Company in exchange for the Certificates]. [The [Trust] [Company] will purchase the Collateral Certificates] from certain Sellers (each, a "Seller"). The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date. The Reserve Account will not be part of the Trust.

     The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately ___% of the Trust. The Class B Certificates, which are not being offered hereby, will evidence in the aggregate an undivided ownership interest in approximately _______% of the Trust. Principal and interest at the applicable Pass-Through Rate generally will be distributed to holders of Certificates on the ________ day of each month, commencing __________, 199_. The rights of the holders of Class B Certificates to receive distributions are subordinated to the rights of the holder of Class A Certificates to the extent described herein. The outstanding principal amount, if any, of the Certificates will be due and payable on ______________, 199_.

                                ----------------


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. INFORMATION WITH RESPECT TO EACH COLLATERAL CERTIFICATE IS CONTAINED IN SCHEDULE I AND APPENDIX A HERETO. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL ____________, ______ ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ----------------

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Trustee will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations of the Commission thereunder.

                          REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Class A Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer.......................   CS First Boston Auto Receivables Securities
                                Trust 199_-___, a trust (the "Trust" or the "Issuer") to be formed pursuant to a trust agreement (the "Trust Agreement") dated as of ___________, 199_ (the "Cutoff Date"), between the Company and the Trustee.

Company......................   The Company is a special-purpose Delaware
                                corporation organized for the purpose of causing the issuance of the Certificates and other securities issued under the Registration
                                Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Collateralized Mortgage
                                Securities Corporation which is a wholly owned subsidiary of CS First Boston Securities
                                Corporation, which is a wholly owned subsidiary of CS First Boston, Inc. Neither CS First Boston
                                Securities Corporation nor CS First Boston, Inc.
                                nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.


                                The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909- 2000.

Trustee......................   _______, as trustee under the Trust Agreement
                                (the "Trustee"). See "The Trustee" herein.

The Certificates.............   The Trust will issue $_________ aggregate
                                principal amount of _____% Asset Backed
                                Certificates, Class A (the "Class A
                                Certificates") and $____________ aggregate principal amount of _______ % Asset Backed
                                Certificates, Class B (the "Class B
                                Certificates" and, collectively with the Class A
                                Certificates, the "Certificates") on
                                ____________, 199_ (the "Closing Date"). Each
                                Certificate will represent a fractional
                                undivided interest in the Trust. The Class A
                                Certificates will evidence in the aggregate an undivided ownership interest in approximately
                                __% of the Trust (the "Class A Percentage") and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately __% of the Trust (the "Class B
                                Percentage"). Only the Class A Certificates are being offered hereby. The Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. See "The
                                Certificates" herein.

The Collateral Certificates..   The Collateral Certificates are described in
                                Schedule I hereto. The Collateral Certificates consist of certain asset backed certificates or notes, each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement"). Each Collateral
                                Certificate represents an interest in a trust fund (an "Underlying Trust Fund") created pursuant to such Underlying Agreement. The assets of each Underlying Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the
                                "Receivables") secured by new or used
                                automobiles, vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and certain other property. Holders of a Collateral
                                Certificate are entitled to receive
                                distributions of interest and principal in respect thereof as described herein.

Trust Property...............   The assets of the Trust (the "Trust Property")
                                include (i) the Collateral Certificates, (ii) all monies (including accrued interest) received on or with respect to the Collateral
                                Certificates on or after the Cutoff Date, (iii) all amounts and property from time to time held in or credited to the Collection Account, (iv) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in interest due to Certificateholders, and (v) any and all proceeds of the foregoing. The Reserve Account will not be property of the Trust. See "The Certificates
                                -- Distribution," "-- Subordination of the Class
                                B Certificates; Reserve Account," and "The
                                Trust".

Terms of the Certificates

   A.  Distribution Dates....   Distributions of interest and principal on the
                                Certificates will be made on the __ day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing _________,
                                199_. Distributions will be made to holders of record of the Certificates (the
                                "Certificateholders") as of the day immediately preceding such Distribution Date (each, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or day on which banking institutions or trust companies in The
                                City of New York or the city in which the corporate trust office of the Trustee is located are authorized by law, regulation or executive order to be closed.

    B.  Pass-Through Rates...   Interest will accrue on the Class A Certificates
                                at the rate of ___% per annum (the "Class A
                                Pass-Through Rate") and on the Class B
                                Certificates at the rate of ___% per annum (the
                                "Class B Pass-Through Rate" or, with the Class A
                                Pass-Through Rate, each a "Pass-Through Rate"), in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months.

    C.  Interest.............   On each Distribution Date, the Trustee will
                                distribute pro rata to holders of the Class A
                                Certificates (the "Class A Certificateholders") accrued interest at the Class A Pass-Through
                                Rate on the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to distributions made on such Distribution Date), to the extent of funds available therefor from (i) the Class A
                                Percentage of the Interest

                                Distribution Amount, (ii) the Reserve Account, and (iii) the Class B Percentage of the Total Distribution Amount.

    D.  Principal............   Principal of the Class A Certificates will be
                                payable on each Distribution Date, pro rata to the Class A Certificateholders, in a maximum amount equal to the Class A Principal
                                Distributable Amount for the calendar month preceding such Distribution Date or, in the case of the first Distribution Date, the period from and including the Cutoff Date through the last day of the calendar month immediately preceding such Distribution Date (the "Collection
                                Period"). The Class A Principal Distributable
                                Amount with respect to any Distribution Date will equal the Class A Percentage of the Principal Distribution Amount for the related
                                Collection Period.

                                On each Distribution Date the Class A Interest Distributable Amount and the Class A Principal Distributable Amount, the Trustee will distribute to holders of the Class B Certificates (the "Class B Certificateholders")
                                (i) the Class B Interest Distributable Amount to the extent of funds available therefor from the Class B Percentage of the Interest Distribution Amount and the Reserve Account and (ii) the Class B Principal Distributable Amount.

                                The outstanding principal amount of the Class A Certificates and the Class B Certificates, if any, will be payable in full on ____________, 199_ (the "Final Scheduled Distribution Date").

                                See "The Trust Agreement -- Distributions --
                                Calculation of Amounts to be Distributed" herein.

   E.  Optional
         Prepayment..........   If the Company exercises its option to purchase
                                the Collateral Certificates, which it may do after the aggregate principal balance of the Collateral Certificates (the "Pool Balance") declines to 10% or less of the Pool Balance as of the Cutoff Date, the Class A
                                Certificateholders will receive an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass-Through
                                Rate, the Class B Certificateholders will receive an amount equal to the Class B
                                Certificate Balance together with accrued interest at the Class B Pass-Through Rate, and the Certificates will be retired. See "The
                                Certificates -- Optional Prepayment" herein.

Collection Account...........   Except under certain conditions described in the
                                Prospectus under "Description of the Transfer and Servicing Agreements -- Collections," the
                                Trustee will be required to remit collections received with respect to the Collateral
                                Certificates within two Business Days of receipt thereof to one or more accounts in the name of the Trustee (the "Collection Account"). Pursuant to the Trust Agreement, the Trustee will withdraw funds on deposit in the Collection
                                Account and apply such funds on each
                                Distribution Date to the following (in the priority indicated): (i) the Class A Interest
                                Distributable Amount to the Class A
                                Certificateholders, (ii) the Class A Principal
                                Distributable Amount to the Class A
                                Certificateholders, (iii) the Class B Interest
                                Distributable Amount to the Class B
                                Certificateholders, (iv) the Class B Principal
                                Distributable

                                Amount to the Class B Certificateholders and (v) the remaining balance, if any, to the Reserve Account. See "The Trust Agreement -- Distributions" herein.

Credit Enhancement...........   Subordination. The rights of the Class B
                                Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Collateral Certificates are subordinated to the rights of the Class A
                                Certificateholders, as described more fully herein. See "The Trust Agreement --
                                Distributions" and "-- Subordination of the Class B Certificates; Reserve Account" herein.

                                Reserve Account. The Reserve Account will be created with an initial deposit by the Company on the Closing Date of cash or Eligible Investments having a value of at least $________ (the "Reserve Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period is less than the Class A Distributable Amount. Such funds will be distributed to the Class A Certificateholders. In addition, after giving effect to any such withdrawal and distribution to the Class A Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the Class A Distributable Amount is less than the Class B Distributable Amount. Such funds will be distributed to the Class B Certificateholders.

                                Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.

                                On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the Class A Distributable Amount and the Class B Distributable Amount. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the Certificateholders.

                                The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust. See "The Trust Agreement -- Subordination of the Class B Certificates; Reserve Account" herein.

Tax Status...................   In the opinion of Sidley & Austin ("Federal Tax
                                Counsel"), the Trust will
                                be classified as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation.
                                Subject to the discussion under "Certain Federal
                                Income Tax Consequences" in the Prospectus, each holder of a beneficial interest in the Certificates must include in income its pro rata share of interest and other income from the Collateral Certificates and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Trust. See "Certain Federal Income Tax
                                Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA Considerations.........   Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the Prospectus, the Class A Certificates will be eligible for purchase by employee benefit plans subject to the Employee Retirement Income
                                Security Act of 1974, as amended, and "plans" as defined in Section 4975 of the Internal Revenue
                                Code of 1986, as amended. See "ERISA
                                Considerations" herein and in the Prospectus.

Ratings of the Certificates..   It is a condition to the issuance of the Class A
                                Certificates that they be rated at least "_____" or its equivalent by at least two nationally recognized rating agencies. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood that principal of and interest on the Class A Certificates will be paid pursuant to their terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors -- Ratings of the
                                Class A Certificates" herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Class A Certificates.

     Limited Liquidity of Certificates. There is currently no secondary market for the Class A Certificates. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Class A Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Class A Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates.

     Limited Assets. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Collateral Certificates and access to funds in the Reserve Account. Certificateholders must rely on payments on the Collateral Certificates for distributions of interest and principal on the Certificates. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on distributions on the Collateral Certificates to make distributions on the Certificates.

     Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result.

     Ratings of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated at least ______ or its equivalent by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Certificates address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Class A Certificates pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Class A Certificates are based primarily on the credit quality of the Receivables, the subordination of the Class B Certificates and the availability of funds in the Reserve Account.

     Trust's Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Certificates or the Collateral Certificates.

     Considerations Regarding Collateral Certificates. Prospective investors in the Certificates should consider carefully the factors set forth under the caption "Risk Factors" or "Special Considerations" in the excerpted sections of the prospectuses relating to the Collateral Certificates attached hereto as Appendix A for certain additional considerations relating to the Collateral Certificates and investments backed by Receivables. Neither the Company nor the Underwriter participated in the preparation of the prospectuses relating to the Collateral Certificates or the offering of the Collateral Certificates, and neither has made any due diligence inquiry with respect to the information provided therein. Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such prospectus, the information provided therein or in the publicly available documents referred to below is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.

     [Each originator of an Underlying Trust Fund is subject to the informational requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with the Commission. Copies of such reports and other information may be inspected and copies at certain offices of the Commission at the addresses listed under "Available Information" herein.]

                                    THE TRUST

General

     The Company will establish the Trust [by selling and assigning] [transferring funds to be used by the Trust to purchase] the Trust Property (as defined below) to the Trustee in exchange for the Certificates. The Trustee will maintain such assets pursuant to the Trust Agreement and will be compensated for acting as the Trustee. If the protection provided to Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Collateral Certificates to fund distributions of principal and interest on the Certificates.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The assets of the Trust (the "Trust Property") include (i) the Collateral Certificates, (ii) all monies (including accrued interest) received on or with respect to the Collateral Certificates on or after the Cutoff Date,
(iii) all amounts and property from time to time held in or credited to the Collection Account, (iv) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in interest due to Certificateholders, and (v) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

The Trustee

     __________ is Trustee under the Trust Agreement. __________ is a __________ banking corporation, and its principal offices are located at __________. The Company or any of its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of the Certificates depends on the rate of payment (including prepayments) of the Collateral Certificates, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on the Certificates.

                                THE CERTIFICATES

General

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

     The "Class A Certificate Balance" initially will equal $__________ and, as of any date of determination thereafter, will equal such initial Class A Certificate Balance less the sum of all amounts previously distributed to Class A Certificateholders allocable to principal. The "Class B Certificate Balance" initially will equal $_________ and, as of any date of determination thereafter, will equal such initial Class B Certificate Balance less the sum of all amounts previously distributed to Class B Certificateholders allocable to principal and any Realized Losses (as defined below) allocable to the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust, and the Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately _____% of the Trust. The Class B Certificates are not being offered hereby and initially will be held by ______.

Distributions

     Deposits to Collection Account. On or about the ____ Business Day of each month, the Trustee will provide certain information with respect to the preceding Collection Period, including the aggregate amount of collections on the Collateral Certificates, as well as the Total Distribution Amount, the Interest Distribution Amount, the Principal Distribution Amount, the Class A Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Interest Distributable Amount and the Class B Principal Distributable Amount.

     On or before each Distribution Date, the Trustee will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for any Distribution Date will equal the aggregate amount of collections on the Collateral Certificates.

     The "Interest Distribution Amount" for a Distribution Date generally will equal the sum of (i) that portion of all collections on the Collateral Certificates allocable to interest; and (ii) Investment Earnings, if any, for such Distribution Date, each with respect to the preceding Collection Period.


     The "Principal Distribution Amount" for a Distribution Date will equal that portion of all collections on the Collateral Certificates allocable to principal with respect to the preceding Collection Period.

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the preceding Distribution Date (after giving effect to distribution made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (a) the Class A Percentage of any payments of principal on each Collateral Certificate and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class B Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount, plus (ii) the "Class B Interest Distributable Amount", consisting of thirty days' interest at the Class B Pass- Through Rate on the Class B Certificate Balance as of the preceding Distribution Date (after giving effect to distributions made on such Distribution Date). In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount will include the lesser of (a) the Class B Percentage of any payments of principal on each Collateral Certificate and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     Amounts Distributed. The Class A Certificateholders will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date.

     On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount on such Distribution Date, the Class A Certificateholders will be entitled to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from funds available in the Reserve Account, and, third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount. "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount of interest actually distributed to Class A Certificateholders on such preceding Distribution Date. The Class A Interest Carryover Shortfall for the initial Distribution Date is zero.

                   DESCRIPTION OF THE COLLATERAL CERTIFICATES

General

     This Prospectus Supplement sets forth certain relevant terms of the Collateral Certificates. It does not purport to summarize such securities or to provide complete or updated information with respect to the issuer thereof or the Receivables relating thereto. Schedule I to this Prospectus Supplement contains a summary of the terms of the Collateral Certificates. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which Collateral Certificates were offered and sold. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Collateral Certificates. See "Special Considerations -- Considerations Regarding Collateral Certificates".

     Although the Company has no reason to believe the information provided by an originator of an Underlying Trust Fund or the prospectus relating to the Collateral Certificates is not reliable, the Company has not verified either its accuracy or its completeness. Neither the Company nor the Underwriter warrants that events have not occurred which would affect either the accuracy or the completeness of the information contained therein. See "Special Considerations
- -- Considerations Regarding Collateral Certificates" and "-- Certain Updated Information with Respect to the Collateral Certificates".

Certain Updated Information with Respect to the Collateral Certificates

     The originator of each Underlying Trust Fund is subject to the information requirements of the Exchange Act. Accordingly, such originator files reports and other information with respect to each Underlying Trust Fund, including monthly servicer reports ("Servicer Reports") regarding the Collateral Certificates, with the Commission. A summary of certain of the information included in the most recent Servicer Reports filed with the Commission is included as Appendix B hereto. Copies of such reports and other information may be inspected and copied at certain offices of the Commission at the address listed under "Available Information" herein.

     Neither the Company nor the Underwriter participated in the preparation of such Servicer Reports, and the information provided therein or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in the Servicer Reports speaks only as of the date of such Servicer Report; there can be no assurance that events have not occurred that would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of each Underlying Trust Fund.

                               THE TRUST AGREEMENT

Sale and Assignment of Receivables

     Certain information with respect to the conveyance of the Collateral Certificates by the [Seller][Company] to the Trust on the Closing Date pursuant to the Trust Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

Optional Prepayment

     If the Company exercises its option to purchase the Collateral Certificates, which it may do when the aggregate outstanding principal amount of the Collateral Certificates declines to 10% or less of the Pool Balance as of the Cutoff Date, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance, together with accrued interest to the redemption date at the Class A Pass-Through Rate, and the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance, together with accrued interest to the redemption date at the Class B Pass-Through Rate, which distributions shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

Subordination of the Class B Certificates; Reserve Account

     Subordination of the Class B Certificates. The rights of the Class B Certificateholders to receive distributions with respect to the Collateral Certificates generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults or delinquencies on the Collateral Certificates as provided in the Trust Agreement and described herein. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Collateral Certificates.

     Reserve Account. The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Class A Distributable Amount and the Class B Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release such excess to the Company. Upon any such distribution to the Company, the Certificateholders will have no rights in, or claims to such amounts. Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Class A Certificateholders and the Class B Certificateholders.

     Funds in the Reserve Account will be invested in Eligible Investments, as provided in the Trust Agreement. Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Certificateholders could result. The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee.

                              ERISA CONSIDERATIONS

     Subject to the considerations set forth under "ERISA Considerations -- Prohibited Transaction Exemption for Senior Certificates Issued by Grantor Trusts" in the Prospectus, the Class A Certificates may be purchased by an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as defined in
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Class A Certificates.

     The Underwriter proposes to offer the Class A Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of _____% per Class A Certificates; the Underwriter and such dealers may allow a discount of _____% per Class A Certificates on sales to certain other dealers; and after the initial public offering of the Class A Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS

Business Day.................................................................S-
Certificates.................................................................S-
Certificateholders...........................................................S-
Class A Certificate Balance .................................................S-
Class A Certificateholders ..................................................S-
Class A Certificates.........................................................S-
Class A Distributable Amount.................................................S-
Class A Interest Carryover Shortfall.........................................S-
Class A Interest Distributable Amount........................................S-
Class A Pass-Through Rate....................................................S-
Class A Percentage...........................................................S-
Class A Principal Carryover Shortfall........................................S-
Class A Principal Distributable Amount.......................................S-
Class B Certificate Balance..................................................S-
Class B Certificateholders...................................................S-
Class B Certificates.........................................................S-
Class B Distributable Amount.................................................S-
Class B Interest Distributable Amount........................................S-
Class B Pass-Through Rate....................................................S-
Class B Percentage...........................................................S-
Class B Principal Distributable Amount.......................................S-
Closing Date.................................................................S-
Code.........................................................................S-
Collection Account...........................................................S-
Collection Period............................................................S-
Commission...................................................................S-
Cutoff Date..................................................................S-
Distribution Date............................................................S-
ERISA........................................................................S-
Federal Tax Counsel..........................................................S-
Final Scheduled Distribution Date............................................S-
Final Scheduled Maturity Date................................................S-
Interest Distribution Amount.................................................S-
Liquidated Receivables.......................................................S-
Liquidation Proceeds.........................................................S-
Plan.........................................................................S-
Pool Balance.................................................................S-
Principal Distribution Amount................................................S-
Prospectus...................................................................S-
Rating Agencies..............................................................S-
Realized Losses..............................................................S-
Receivables..................................................................S-
Record Date..................................................................S-
Reserve Account..............................................................S-
Reserve Account Initial Deposit..............................................S-
Seller.......................................................................S-
Specified Reserve Account Balance............................................S-
Total Distribution Amount....................................................S-
Trust........................................................................S-

Trust Accounts...............................................................S-
Trust Agreement..............................................................S-
Trustee......................................................................S-
Underwriter..................................................................S-
Underwriting Agreement.......................................................S-

                                   Schedule I

                                       Class __

CUSIP #___________                              Rating: ______________

                            [Monthly][Quarterly]
                               [Semi-Annual]                 Aggregate
Payment Dates                 Interest Payment            Interest Payment             Interest Rate
- -------------                 ----------------            ----------------             -------------

- -------------                $----------------           $------------------            -----------%

                                   Appendix A

                                [To be Supplied]

                                   Appendix B

                                [To be Supplied]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              Subject to Completion
        Prospectus Supplement to Prospectus Dated _________________, 199_

                                        $
           CS First Boston Auto Receivables Securities Trust 199_-___

                     $___ ___% Asset Backed Notes, Class A-1
                     $___ ___% Asset Backed Notes, Class A-2
                     $___ ___ % Asset Backed Certificates

                                ----------------

                       Asset Backed Securities Corporation
                                     Company

                                ----------------

     CS First Boston Auto Receivables Securities Trust 199___ -___ (the "Trust") will be formed pursuant to a trust agreement (the "Trust Agreement") dated as of __________, 199__ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Depositor"), as depositor, and ____________ (the "Owner Trustee"), as owner trustee. The Trust will issue $__________ aggregate principal amount of ________% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $______________ aggregate principal amount of __________% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes") pursuant to an indenture (the "Indenture"), dated as of the Cutoff Date, between the Trust and _______, (the "Indenture Trustee") as indenture trustee. The Trust also will issue $_____ aggregate principal amount of ________% Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities").

                                ----------------
                                                   (Continued on following page)

     THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, CS FIRST BOSTON CORPORATION, THE COMPANY, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, ANY SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE COLLATERAL CERTIFICATES (AS DEFINED HEREIN) ARE INSURED GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, ANY SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Prospective investors should consider the factors set forth under Risk Factors on page S-10 of this Prospectus Supplement and on page 10 of the accompanying Prospectus.

                                ----------------

     Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

                                ----------------

                              Price to the     Underwriting      Proceeds to the
                                Public(1)        Discount        Depositor(1)(2)
                                ------------------------------------------------

Per Class A-1 Note............              %             %                    %
Per Class A-2 Note............              %             %                    %
Per Certificate...............              %             %                    %
Total                           $               $                $

(1) Plus accrued interest, if any, from ______________, 199_.
(2) Before deducting expenses, estimated to be $____________.

                                ----------------

     The Notes and the Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______, 199_.

                                [LOGO]CS FIRST BOSTON



           The date of this Prospectus Supplement is __________, 199_.

(Continued from preceding page)

     The assets of the Trust will consist primarily of certain asset backed certificates or notes (collectively, "Collateral Certificates"), each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement"). Each Collateral Certificate represents an interest in a trust fund created pursuant to such Underlying Agreement consisting of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sales contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder on and after the Cutoff Date, security interests in the vehicles financed thereby, and certain other property, as descried herein. The Collateral Certificates [will be transferred to the Trust by the Company pursuant to the Trust Agreement][will be purchased by the Trust with funds received from the Company in exchange for the Certificates]. The [Trust] [Company] will purchase the Collateral Certificates] from a certain seller or sellers (each, a "Seller"). The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in interest due to Securityholders on any Distribution Date. The Reserve Account will not be part of the Trust.

     Interest on each class of Notes will accrue at the fixed per annum rates specified above and generally will be payable on the __ day of each month, commencing ______, 199_ (each, a "Distribution Date"). Principal of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Certificates represent fractional undivided interests in the Trust. Interest on the Certificates will accrue at the fixed per annum rate specified above and generally will be payable on each Distribution Date. No distributions of principal will be made on the Certificates until all of the Notes have been paid in full. To the extent not previously paid, the Class A-1 Notes will be payable in full on _______, 199_, the Class A-2 Notes will be payable in full on _______, 199_, and the Certificates will be payable in full on _______,199_.

                              --------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. INFORMATION WITH RESPECT TO EACH COLLATERAL CERTIFICATE IS CONTAINED IN SCHEDULE I AND APPENDIX A HERETO. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     IN CONNECTION WITH THIS OFFERING THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              ---------------------

     UNTIL _____________________, _______ ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Trustee will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                           REPORTS TO SECURITY HOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer.......................   CS First Boston Auto Receivables Securities
                                Trust 199_-___, a trust (the "Trust" or the "Issuer") to be formed pursuant to a trust agreement (the "Trust Agreement") dated as of ___________, 199_ (the "Cutoff Date"), between the Company and the Owner Trustee.

Company......................   The Company is a special-purpose Delaware
                                corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the Registration
                                Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Collateralized Mortgage
                                Securities Corporation which is a wholly owned subsidiary of CS First Boston Securities
                                Corporation, which is a wholly owned subsidiary of CS First Boston, Inc. Neither CS First Boston
                                Securities Corporation nor CS First Boston, Inc.
                                nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

Indenture Trustee............   ____________________, as trustee under the
                                Indenture (the "Indenture Trustee").

Owner Trustee................   ____________________, as trustee under the Trust
                                Agreement (the "Owner Trustee").

The Notes....................   The Trust will issue $______ aggregate principal
                                amount of ___% Asset Backed Notes, Class A-1
                                (the "Class A-1 Notes") and $______ aggregate principal amount of ___% Asset Backed Notes,
                                Class A-2 (the "Class A-2 Notes" and,
                                collectively with the Class A-1 Notes, the "Notes") on ___, 199_ (the "Closing Date") pursuant to an indenture (the "Indenture") dated as of the Cutoff Date between the Issuer and the Indenture Trustee.

                                Under the terms of the Indenture, the Notes will be secured by the assets of the Trust.

The Certificates.............   The Trust will issue $____ aggregate principal
                                amount of ___% Asset Backed Certificates (the
                                "Certificates" and, with the Notes, the
                                "Securities") on the Closing Date. The
                                Certificates represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement.

The Collateral
  Certificates...............   The Collateral Certificates are described in
                                Schedule I hereto. The Collateral Certificates consist of certain asset backed certificates or notes, each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement"). Each Collateral
                                Certificate represents an interest in a trust fund (an "Underlying Trust Fund") created pursuant to such Underlying Agreement. The assets of each Underlying Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the
                                "Receivables") secured by new or used
                                automobiles, vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and certain other property. Holders of a Collateral
                                Certificate are entitled to receive
                                distributions of interest and principal in respect thereof as described herein.

Trust Property...............   The assets of the Trust (the "Trust Property")
                                include (i) the Collateral Certificates, (ii) all monies (including accrued interest) received on or with respect to the Collateral
                                Certificates on or after the Cutoff Date, (iii) all amounts and property from time to time held in or credited to the Collection Account, (iv) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in interest due to Certificateholders, and (v) any and all proceeds of the foregoing. The Reserve Account will not be property of the Trust. See "The
                                Certificates--Distributions of Interest",
                                "--Distributions of Principal" and "The Trust".

Terms of the Notes

   A.  Distribution Dates....   Payments of interest and principal on the Notes
                                will be made on the ___ day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution
                                Date") commencing ____________, 199_. Payments will be made to holders of record of the Notes
                                (the "Noteholders") as of the day immediately preceding such Distribution Date (each, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or day on which banking institutions or trust companies in The
                                City of New York or the city in which the corporate trust office of the Indenture Trustee is located are authorized by law, regulation or executive order to be closed.

   B.  Interest Rates........   Interest will accrue on the Class A-1 Notes at a
                                per annum rate of ____% (the "Class A-1 Rate") and on the Class A-2 Notes at a per annum rate of ____% (the "Class A-2 Rate"), in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class
                                A-1 Rate and the Class A-2 rate are sometimes referred to herein collectively as the "Interest
                                Rates".

   C.  Interest..............   Interest on the outstanding principal amount of
                                the Class A-1 Notes and the Class A-2 Notes in respect of any Distribution Date will accrue at the Class A-1 Rate and the Class A-2 Rate, respectively, from and including the most recent
                                Distribution Date on which interest payments were distributed to Noteholders (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest will be paid to the Noteholders on each Distribution Date, to the extent of the Total Distribution Amount (as defined herein) and the Reserve Account. See
                                "The Notes -- Payments of Interest" herein.

   D.   Principal............   On each Distribution Date for as long as the
                                Class A-1 Notes are outstanding, principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Total Distribution Amount remaining following payment of the Noteholders' Interest
                                Distributable Amount (as defined herein) on such date. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Total Distribution Amount remaining following payment of the Noteholders' Interest
                                Distributable Amount and, on the Distribution
                                Date on which the Class A-1 Notes are paid in full, any amount distributed as principal to holders of the Class A-1 Notes. No principal payment will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full.

                                The outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on ____________, 199_ (the "Class A-1 Final
                                Scheduled Payment Date") and the outstanding principal amount, if any, of the Class A-2 Notes will be payable in full on ____________, 199_ (the "Class A-2 Final Scheduled Payment Date").

                                See "The Notes -- Payments of Principal" herein.

   E.  Optional Redemption...   The Class A-2 Notes may be redeemed in whole,
                                but not in part, on a Distribution Date on which the Company exercises its option to purchase the Collateral Certificates. Under the terms of the Trust Agreement, the Company may purchase the Collateral Certificates when the aggregate principal balance of the Collateral Certificates
                                (the "Pool Balance") has been reduced to 10% or less of the Pool Balance as of the Cutoff Date.
                                The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued interest at the Class A-2 Rate.

Terms of the Certificates

   A.  Distribution Dates....   Distributions with respect to the Certificates
                                will be made on each Distribution Date to holders of record of the Certificates (the
                                "Certificateholders", and, collectively with the
                                Noteholders, the "Securityholders") as of the related Record Date.

   B.  Pass-Through Rate.....   Interest will accrue on the Certificates at a
                                per annum rate of ___% (the "Certificate
                                Pass-Through Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months.

   C.  Interest..............   On each Distribution Date, the Owner Trustee
                                will distribute pro rata to Certificateholders accrued interest at the Certificate Pass-Through
                                Rate on the Certificate Balance as of the preceding Distribution Date (after giving effect to distributions made on such Distribution Date) generally to the extent of funds available following payment of the Noteholders'
                                Distributable Amount (as defined herein) from the Total Distribution Amount and the Reserve
                                Account. Interest on the Certificates in respect of any Distribution Date will accrue from the most recent Distribution Date (or, in the case of the first Distribution Date, the Closing
                                Date) to but excluding such Distribution Date.
                                See "The Certificates -- Distributions of
                                Interest" herein.

   D. Principal .............   On each Distribution Date on and after the date
                                on which the Class A-2 Notes
                                are paid in full, principal of the Certificates will be payable in an amount generally equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders'
                                Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable
                                Amount.

                                The outstanding principal amount, if any, of the Certificates will be payable full on ____________, 199_ (the "Final Scheduled
                                Distribution Date").

                                See "The Certificates -- Distributions of
                                Principal" and "Description of the Trust
                                Agreement -- Distributions" herein.

   E.  Optional Prepayment...   If the Company exercises its option to purchase
                                the Collateral Certificates, which it may do when the Pool Balance is 10% or less of the Pool
                                Balance as of the Cutoff Date, the
                                Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance plus accrued interest at the Certificate Pass-Through Rate, and the
                                Certificates will be retired. See "The
                                Certificates -- Optional Prepayment" and "The
                                Notes -- Optional Redemption" herein.

Reserve Account..............   The Reserve Account will be created with an
                                initial deposit by the Company on the Closing
                                Date of cash or Eligible Investments having a value of at least $________ (the "Reserve
                                Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related
                                Collection Period is less than the Noteholders'
                                Interest Distributable Amount and will be deposited in the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from the Reserve Account to the extent that the portion of the Total
                                Distribution Amount remaining after payment of the Noteholders' Distributable Amount is less than the Certificateholders' Interest
                                Distributable Amount and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders.

                                Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result.

                                On each Distribution Date, the amount available in the Reserve Account will be reinstated up to the Specified Reserve Account Balance by the deposit thereto of the amount, if any, remaining in the Collection Account after payment on such date of the Noteholders' Distributable Amount and the Certificateholders' Distributable Account. The "Specified Reserve Account Balance" with respect to any Distribution Date generally will be equal to [state formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Company and will no longer be available to the Securityholders.

                                The Reserve Account will be maintained with the Indenture Trustee as a segregated trust account, but will not be part of the Trust. See "The Trust Agreement -- Reserve Account" herein.

Collection Account...........   Except under certain conditions described in the
                                Prospectus under "Description of the Trust
                                Agreement -- Collections," the Owner Trustee will be required to remit collections received with respect to the Collateral Certificates within two Business Days of receipt thereof to one or more accounts in the name of the Owner
                                Trustee (the "Collection Account"). Pursuant to the Trust Agreement, the Owner Trustee will withdraw funds on deposit in the Collection
                                Account and apply such funds on each
                                Distribution Date to the following (in the priority indicated): (i) the Noteholders'
                                Interest Distributable Amount to the Note
                                Distribution Account, (ii) the Noteholders'
                                Principal Distributable Amount to the Note
                                Distribution Account, (iii) the
                                Certificateholders' Interest Distributable
                                Amount to the Certificate Distribution Account,
                                (iv) after the Class A-2 Notes have been paid in full, the Certificateholders' Principal
                                Distributable Amount to the Certificate
                                Principal Distributable Account and (v) the remaining balance, if any, to the Reserve
                                Account. See "The Trust Agreement --
                                Distributions" and" -- Reserve Account" herein.

Tax Status...................   In the opinion of Sidley & Austin ("Federal Tax
                                Counsel"), the Trust will not be an association
                                (or publicly traded partnership) taxable as a corporation for federal income tax purposes.
                                Federal Tax Counsel has also advised the Trust that the Notes will be classified as debt for federal income tax purposes. The Trust will agree, and the owners of beneficial interests in the Notes will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. The Trust will also agree, and the related owners of beneficial interests in the Certificates ("Certificate Owners") will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners
                                (including, to the extent relevant, the Seller in its capacity as recipient of distributions from any Reserve Fund) and the Notes being debt of the partnership. See "Certain Federal Income
                                Tax Consequences" in the Prospectus for
                                additional information concerning the
                                application of federal income tax laws to the Trust and the Securities.

ERISA Considerations.........   Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the Prospectus, the Notes are eligible for purchase by employee benefit plans. The Certificates may not be acquired by employee benefit plans subject to the Employee Retirement Income
                                Security Act of 1974, as amended, or by "plans" as defined in Section 4975 of the Internal
                                Revenue Code of 1986, as amended. See "ERISA
                                Considerations" herein and in the Prospectus.

Ratings of the Securities....   It is a condition to the issuance of the Notes
                                and Certificates that the Class A-1 Notes be rated at least "______" or its equivalent, the Class A-2

                                Notes be rated at least "_______" or its equivalent and the Certificates be rated at least "__________" or its equivalent, in each case by at least two nationally recognized rating agencies.

                                A rating is not a recommendation to purchase, hold or sell the Notes or Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. A rating addresses the likelihood that principal of and interest on a particular class of Notes or the Certificates, as applicable, will be paid pursuant to its terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors -- Ratings of the Securities" herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

     Limited Liquidity of Certificates. There is currently no secondary market for the Securities. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.

     Subordination; Limited Assets. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "The Trust Agreement -- Distributions" herein.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Collateral Certificates and access to funds in the Reserve Account. Securityholders must rely on payments on the Collateral Certificates and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distribution of interest on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on distributions on the Collateral Certificates to make distributions on the Notes and the Certificates. See "The Trust" and "The Trust Agreement -- Reserve Account" herein.

     Funds in the Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result.

     Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates of the Notes and the Certificates that the Class A-1 Notes be rated "___________" or its equivalent, the Class A-2 Notes be rated "________" or its equivalent and the Certificates be rated "_________" or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Securities pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables and the availability of funds in the Reserve Account.

     Trust's Relationship to the Depositor. The Company is generally not obligated to make any payments in respect of the Certificates or the Collateral Certificates.

     Considerations Regarding Collateral Certificates. Prospective investors in the Securities should consider carefully the factors set forth under the caption "Risk Factors" or "Special Considerations" in the excerpted sections of the prospectuses relating to the Collateral Certificates attached hereto as Appendix A for certain additional considerations relating to the Collateral Certificates and investments backed by Receivables. Neither the Company nor the Underwriter participated in the preparation of the prospectuses relating to the Collateral Certificates or the offering of the Collateral Certificates, and neither has made any due diligence inquiry with respect to the information provided therein. Although neither the Company nor the Underwriter is aware of any material misstatements or omissions in any such prospectus, the information provided therein or in the publicly available documents referred to below is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in any prospectus relating to the Collateral Certificates speaks only as of the date of such prospectus; there can be no assurance that events have not occurred, which may or may not have been publicly disclosed, that would affect the accuracy or completeness of any such statements.

     [Each originator of an Underlying Trust Fund is subject to the informational requirements of the Exchange Act. Accordingly, such originator files annual and periodic reports and other information with the Commission. Copies of such reports and other information may be inspected and copies at certain offices of the Commission at the addresses listed under "Available Information" herein.]

                                    THE TRUST

General

     The Issuer, CS First Boston Auto Receivables Securities Trust 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other that (i) acquiring, holding and managing the Collateral Certificates and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust initially will be capitalized with equity equal to $____________, excluding amounts in the Reserve Account. Certificates with an original principal balance of $____________ (which represents approximately [1]% of the initial Certificate Balance) will be sold to ____________ and the remaining Certificates will be sold to third party investors the are expected to be unaffiliated with the Company and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Collateral Certificates from the Company pursuant to the Trust Agreement. The Trustee will manage the Collateral Certificates pursuant to the Trust Agreement.

     The Trust's principal offices are located in ________________________, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under "--The Owner Trustee".

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Notes and the Certificates had taken place on such date:

Class A-1 Notes   ............................................. $
Class A-2 Notes................................................
Certificates...................................................
                                                                ----------------
                  Total........................................ $
                                                                ================

The Owner Trustee

     ____________________ is the Owner Trustee under the Trust Agreement.
________________________ is a banking corporation and its principal offices are located at __________________________. The Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. The Seller, the Company and their respective affiliates may maintain normal commercial banking release with the Owner Trustee and its affiliates.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. See "The Notes -- Payments of Principal" and "The Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the Collateral Certificates, final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their Securities.

                                    THE NOTES

General

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.

Payments of Interest

     Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes monthly on each Distribution Date. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not paid on any

Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount and from the Reserve Account. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

Payments of Principal

     On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Noteholder's Interest Distributable Amount. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein.

     The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be significantly earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

Optional Redemption

     The Class A-2 Notes may be redeemed in whole, but not in part, on a Distribution Date on which the Company exercises its option to purchase the Collateral Certificates, which the Company may do after the aggregate outstanding principal amount of the Collateral Certificates is reduced to 10% or less of the Pool Balance as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon.

                                THE CERTIFICATES

General

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes the material terms of the Certificates and the Trust Agreement. This summary does not purport to be a complete description of all of the terms of the Trust Agreement and therefore is subject to, and qualified is its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provision of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions of Interest

     Interest on the principal balance of the Certificates will accrue at the Certificate Pass-Through Rate. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360- day year of twelve 30-day months. Interest accrued but not distributed on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Noteholders' Distributable Amount. See "The Trust Agreements -- Distribution" and " -- Reserve Account" herein.

Distributions of Principal

     Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "The Trust Agreement -- Distributions" and "-- Reserve Account" herein.

Optional Prepayment

     If the Company exercises its option to purchase the Collateral Certificates, which it may do when the aggregate outstanding principal amount of the Collateral Certificates is reduced to 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Pass-Through Rate, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

                   DESCRIPTION OF THE COLLATERAL CERTIFICATES

General

     This Prospectus Supplement sets forth certain relevant terms of the Collateral Certificates. It does not purport to summarize such securities or to provide complete or updated information with respect to the issuer thereof or the Receivables relating thereto. Schedule I to this Prospectus Supplement contains a summary of the terms of the Collateral Certificates. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which Collateral Certificates were offered and sold. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Collateral Certificates. See "Special Considerations--Considerations Regarding Collateral Certificates".

     Although neither the Company nor the Underwriter has any reason to believe the information provided by an originator of an Underlying Trust Fund or the prospectus relating to the Collateral Certificates is not reliable, neither the Company nor the Underwriter has verified either its accuracy or its completeness. Neither the Company nor the Underwriter warrants that there events have not occurred, which would affect either the accuracy or the completeness of the information contained therein. See "Special Considerations -- Considerations Regarding Collateral Certificates" and "--Certain Updated Information with Respect to the Collateral Certificates".

Certain Updated Information with Respect to the Collateral Certificates

     The originator of each Underlying Trust Fund is subject to the information requirements of the Exchange Act. Accordingly, such originator files reports and other information with respect to each Underlying Trust Fund, including monthly servicer reports ("Servicer Reports") regarding the Collateral Certificates, with the Commission. A summary of certain of the information included in the most recent Servicer Reports filed with the Commission is included as Appendix B hereto. Copies of such reports and other information may be inspected and copied at certain offices of the Commission at the address listed under "Available Information" herein.

     Neither the Company nor the Underwriter participated in the preparation of such Servicer Reports, and the information provided therein or in the publicly available documents referred to above is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Company or the Underwriter. In particular, information set forth in the Servicer Reports speaks only as of the date of such Servicer Report; there can be no assurance that events have not occurred that would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of each Underlying Trust Fund.

                               THE TRUST AGREEMENT

     The following summary describes the material terms of the Trust Agreement. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. This summary does not purport to be a complete description of all terms of the Trust Agreement and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement. The following summary supplements the description of the general terms and provisions of Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

Accounts

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Owner Trustee will also establish and maintain the Reserve Account on behalf of the Noteholders and the Certificateholders.

Distributions

     Deposits to Collection Account. On or about the _____ Business Day of each month, the Owner Trustee will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the aggregate amount of collections on the Collateral Certificates, as well as the Total Distribution Amount, the Interest Distribution Amount and the Principal Distribution Amount.

     On or before each Distribution Date, the Owner Trustee will cause the Total Distribution Account to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the aggregate amount of the distributions received on the Collateral Certificates.

     The "Interest Distribution Amount" for a Distribution Date will equal the sum of the portion of all collections on the Collateral Certificates allocable to interest, and Investment

Earnings for such Distribution Date in each case, with respect to the related Collection Period. The "Principal Distribution Amount" for a Distribution Date will equal the portion of all collections on the Collateral Certificates allocable to principal, with respect to the related collection period.

     Deposits to the Distribution Accounts. On each Distribution Date, the Owner Trustee will make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

          (i) to the Note Distribution Account, from the Total Distribution Amount, the Noteholders' Interest Distributable Amount;

          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Principal Distributable Amount;

          (iii) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and
     (ii), the Certificateholders' Interest Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iii), the Certificateholders' Principal Distributable Amount; and

          (v) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (iv).

     For purposes hereof, the following terms shall have the following meanings:

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date. The Noteholders' Interest Carryover Shortfall for the initial Distribution Date is zero.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance; provided further, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date. The Certificateholders' Interest Carryover Shortfall for the initial Distribution Date is zero.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes); provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.

     "Certificate Balance" equals, initially, $______ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

          (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

Reserve Account

     The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date), is greater than the Specified Reserve Account Balance for such Distribution Date, the Owner Trustee will distribute an amount equal to such excess to the Depositor. Upon any distribution to the Company of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claim to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount with respect to any Collection Period is less than the Noteholders' Interest Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Interest Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. In addition, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to a particular Distribution Date and will not be sold prior to maturity to meet any shortfalls that might occur on such Distribution Date. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Collateral Certificates exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result.

                              ERISA CONSIDERATIONS

The Notes

     The Notes may be purchased by an "employee benefit plan" as defined in and subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

The Certificates

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the respective underwriting agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Company has agreed to cause the Trust to sell to CS First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

     The Underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate; however, the Underwriter and such dealers may allow a discount of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, and public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreements provide that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS

Business Day..................................................................S
Certificate Balance...........................................................S
Certificateholders............................................................S
Certificateholders' Distributable Amount......................................S
Certificateholders' Interest Carryover Shortfall..............................S
Certificateholders' Interest Distributable Amount.............................S
Certificateholders' Principal Carryover Shortfall.............................S
Certificateholders' Principal Distributable Amount............................S
Certificates..................................................................S
Class A-1 Final Scheduled Payment Date........................................S
Class A-1 Notes...............................................................S
Class A-1 Rate................................................................S
Class A-2 Final Scheduled Payment Date........................................S
Class A-2 Notes...............................................................S
Class A-2 Rate................................................................S
Closing Date..................................................................S
Code..........................................................................S
Collateral Certificates.......................................................S
Collection Account............................................................S
Commission....................................................................S
Cutoff Date...................................................................S
Distribution Date.............................................................S
ERISA.........................................................................S
Federal Tax Counsel...........................................................S
Final Scheduled Distribution Date.............................................S
Final Scheduled Maturity Date.................................................S
Indenture.....................................................................S
Indenture Trustee.............................................................S
Interest Distribution Amount..................................................S
Interest Rates................................................................S
Liquidated Receivables........................................................S
Liquidated Proceeds...........................................................S
Noteholders...................................................................S
Noteholders' Interest Carryover Shortfall.....................................S
Noteholders' Interest Distributable Amount....................................S
Noteholders' Monthly Interest Distributable Amount............................S
Noteholders' Principal Distributable Amount...................................S
Notes.........................................................................S
Owner Trustee.................................................................S
Pass-Through Rate.............................................................S
Plan..........................................................................S
Pool Balance..................................................................S
Principal Distribution Amount.................................................S
Prospectus....................................................................S
Rating Agencies...............................................................S
Realized Losses...............................................................S
Receivable....................................................................S
Record Date...................................................................S
Reserve Account...............................................................S
Securities....................................................................S
Securityholders...............................................................S
Seller........................................................................S
Specified Reserve Account Balance.............................................S

Total Distribution Amount.....................................................S
Transfer and Servicing Agreements.............................................S
Trust.........................................................................S
Trust Agreement...............................................................S
Underwriting..................................................................S
Underwriting Agreements.......................................................S

                                   Schedule I

                                    Class __

CUSIP #___________                                        Rating: ______________

                     [Monthly][Quarterly]
                        [Semi-Annual]                 Aggregate
      Payment Dates    Interest Payment            Interest Payment
      -------------    ----------------            ----------------

                      $-------------------        $-------------------



                         Aggregate Face
                             Amount           Minimum
                          of Principal      Authorized
                           Component       Denomination            Interest Rate
                           ---------       ------------            -------------

                         $------------     $------------            -----------%

                                   Appendix A

                                [To be Supplied]

                                   Appendix B

                                [To be Supplied]

- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

- --------------------------------------------------------------------------------

               Subject to completion, dated __________ ___, 199_

PROSPECTUS


           CS FIRST BOSTON AUTO RECEIVABLES AND RECEIVABLES SECURITIES
                                     TRUSTS
                               Asset Backed Notes
                            Asset Backed Certificates

                                   ----------

                       Asset Backed Securities Corporation
                                     Company

                                   ----------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates. The property of each Trust will include assets composed of (a) Primary Assets, which may include (i) one or more pools of motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, vans and light duty trucks (the "Receivables"), and security interests in the vehicles financed thereby or (ii) Collateral Certificates (as defined herein), (b) certain monies due or received under the terms of the Primary Assets, on or after the applicable cutoff date, (c) the rights to certain credit and cash flow enhancement as described herein and (d) a de minimis amount of certain other property ancillary thereto, in each case as more fully described herein and in the related Prospectus Supplement. The Primary Assets either will be sold to a Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Company") or the Company will transfer funds to a Trust in exchange for the Certificates. Such Trust will use such funds to purchase the Primary Assets, in each case as described in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, each class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Primary Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

     THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, CS FIRST BOSTON CORPORATION, THE COMPANY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                                   ----------

                            [LOGO] CS FIRST BOSTON


               This date of this Prospectus is __________, 199_.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate and authorized denominations, as applicable, of each Class of such Securities; (ii) certain information concerning the Primary Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Credit or Cash Flow Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount, if any, of each Class of such Securities will be paid to holders of such Securities; (vi) the extent to which any Class within such Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities.

                           REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, the Servicer (as defined in the related Prospectus Supplement) of the related Primary Assets will prepare for distribution to the related Securityholders certain monthly and annual reports concerning such Securities and the related Trust. See, "Certain Information Regarding the Securities--Statements to Securityholders".

                              AVAILABLE INFORMATION

     The Company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the "Exchange Act" after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of this Prospectus.

     The Company on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to: Secretary, Asset Backed Securities Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 (212) 909-2000.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer.........................    With respect to any Series of Securities, a
                                   trust (each, a "Trust") formed pursuant to either (i) either (a) a pooling and servicing agreement (a "Pooling and Servicing
                                   Agreement") among the Company, the Servicer and the Trustee for such Trust or (b) a trust agreement (a "Trust Agreement") between the Company and the Trustee for such Trust (each such Trust being referred to herein as a "Grantor Trust") or (ii) a Trust Agreement between the Company and the Trustee for such Trust (each such Trust being referred to herein as an "Owner Trust").

Company........................    The Company is a special-purpose Delaware
                                   corporation organized for the purpose of issuing the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of CS First Boston USA, Inc., which is a wholly owned subsidiary of CS First Boston, Inc.
                                   Neither CS First Boston USA, Inc. nor CS
                                   First Boston, Inc. nor any of their
                                   affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                   The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

Trustee........................    With respect to each Owner Trust and each
                                   Grantor Trust, the trustee specified in the related Prospectus Supplement (the
                                   "Trustee").

Servicer.......................    With respect to each Owner Trust and each
                                   Grantor Trust, the servicer, if any,
                                   specified in the related Prospectus
                                   Supplement (the "Servicer").

Indenture Trustee..............    With respect to any Series of Securities that
                                   is issued by an Owner Trust and includes one or more classes of Notes, the

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   indenture trustee specified in the related
                                   Prospectus Supplement (the "Indenture
                                   Trustee").

Securities Offered.............    Each Series of Securities issued by an Owner
                                   Trust will include one or more classes of Certificates and may also include one or more classes of Notes. Each Series of Securities issued by a Grantor Trust will include one or more classes of Certificates, but will not include any Notes. Each class of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Owner Trust and the Indenture Trustee specified in the related Prospectus Supplement. Each class of Certificates will be issued pursuant to the related Trust Agreement (in the case of Certificates issued by an Owner Trust) or the related Pooling and Servicing Agreement or Trust Agreement (in the case of Certificates issued by a Grantor Trust). The related
                                   Prospectus Supplement will specify which class or classes of Notes and/or Certificates of the related Series are being offered thereby.

Notes..........................    As specified in the related Prospectus
                                   Supplement, each class of Notes will have a stated principal amount or no principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate") or will not bear interest. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                                   A Series of Securities issued by an Owner
                                   Trust may include two or more classes of Notes that differ as to timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Primary Assets. If specified in the related Prospectus Supplement, one or more classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "Description of the Notes--Distributions of Principal and Interest".

                                   Notes will be available for purchase in
                                   denominations of $1,000 or such other minimum denominations as shall be specified in the related Prospectus Supplement and integral multiples thereof and will be available in book-entry form, or such other form as shall be specified in the related Prospectus

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Supplement. If the related Prospectus
                                   Supplement provides that the Notes will be available in book entry form only, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Definitive Securities".

                                   If the Servicer exercises its option to
                                   purchase the Primary Assets of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates...............    As specified in the related Prospectus
                                   Supplement, each class of Certificates will have a stated certificate balance (the
                                   "Certificate Balance") or no stated principal balance and will accrue interest on such Certificate Balance at a specified rate or will not bear interest (with respect to each class of Certificates, the "Certificate
                                   Pass-Through Rate"). Each class of
                                   Certificates may have a different Certificate
                                   Pass-Through Rate, which may be a fixed, variable or adjustable Certificate
                                   Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Pass-Through
                                   Rate, or the method for determining the
                                   applicable Pass-Through Rate, for each class of Certificates.

                                   A Series of Securities may include two or more classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Pass-Through Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Primary Assets. If specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "Description of the Certificates--Distributions of Principal and Interest". If a Series of Securities issued by an Owner Trust includes classes of Notes, distributions in respect of the Certificates will be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Certificates will be available for purchase in a minimum denomination of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the related Prospectus Supplement provides that the Certificates will be available in book entry form only, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                                   If the Servicer or the Company exercises its option to purchase the Primary Assets of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the
                                   Certificates will be prepaid as set forth in the related Prospectus Supplement.

Risk Factors...................    For a discussion of risk factors that should
                                   be considered with respect to an investment in the Securities, see "RISK FACTORS" herein and in the related Prospectus Supplement.


The Trust Property

     General...................    On or prior to the date of issuance of a
                                   Series of Securities specified in the related
                                   Prospectus Supplement (the "Closing Date"), either (i) the Company will own and will sell or (ii) the seller or sellers specified in the related Prospectus Supplement, which seller or sellers may also be the Servicer, (the "Seller") will sell to the Company and Company will sell, in each such case, Primary
                                   Assets having the aggregate principal balance specified in such Prospectus Supplement as of the date specified therein (the "Cutoff
                                   Date") to the Trust being formed on such date pursuant to either (i) a Pooling and Servicing Agreement (in the case of a Grantor
                                   Trust) or (ii) a Trust Agreement (in the case of an Owner Trust).

                                   The property of each Trust also will include amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the applicable
                                       -7-

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Trust Accounts".




     Receivables...............    Receivables consist of Motor Vehicle
                                   Installment Contracts secured by new or used automobiles, vans or light duty trucks and the right to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby
                                   (the "Financed Vehicles"), certain accounts and the proceeds thereof, and any proceeds from claims under certain related insurance policies.

                                   Receivables arise or will arise, from motor vehicle installment loan agreements originated by either the Seller or Sellers specified in the related Prospectus Supplement (collectively, the "Seller") or motor vehicle retail installment sale contracts acquired by the Seller (collectively, the "Motor Vehicle Installment Contracts"), in each case secured by new or used automobiles, vans or light duty trucks purchased by the obligors on such Receivables (each, an "Obligor") from motor vehicle dealers (the "Dealers"). The Receivables for any given Receivables Pool will be selected from the Motor Vehicle Installment Contracts owned by a Seller based on the criteria specified in the related Receivables Purchase Agreement, and described herein under "The Receivables Pools" and "Description of the Transfer and Sale and Servicing Agreement--Sale and Assignment of Receivables" and in the related Prospectus Supplement under "The Receivables Pool."

     Collateral
       Certificates............    The Collateral Certificates, if any, consist
                                   of certain asset backed certificates or
                                   notes, each issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture
                                   (each, an "Underlying Agreement"). Each
                                   Collateral Certificate represents an interest in a trust fund (an "Underlying Trust Fund") created pursuant to such Underlying
                                   Agreement. The assets of each Underlying
                                   Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and certain other property. Holders of a Collateral Certificate are entitled to receive distributions of interest and principal in respect thereof as described herein. The Collateral Certificates, if any, will be more particularly described in the related Prospectus Supplement.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
     Credit and Cash Flow
       Enhancement.............    If and to the extent specified in the related
                                   Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, yield supplement accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements that are incidental to or related to the Primary
                                   Assets included in a Trust. To the extent specified in the related Prospectus
                                   Supplement, a form of credit enhancement with respect to a Trust or class or classes of Securities will be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing
  Agreements...................    The Primary Assets either will be sold to the
                                   Trust by the Company or the Company will transfer funds to the Trust which will purchase the related Receivables, if any, and Collateral Certificates, if any, with such funds. If the Primary Assets are sold to the Trust by the Company the Seller will sell the related Receivables, if any, to the Company pursuant to a Receivables Purchase Agreement.
                                   The Company will (i) sell or transfer such Receivables, if any, and will assign certain rights and benefits received under such Receivables Purchase Agreement and/or (ii) sell or transfer the related Collateral
                                   Certificates, if any, to a Trust pursuant to a Trust Agreement. The rights and benefits of an Owner Trust under any such agreement will be assigned to the related Indenture Trustee as collateral for the Notes, if any of the related Series.

                                   A Servicer will agree with a Trust pursuant to the Pooling and Servicing Agreement (in the case of a Grantor Trust) or pursuant to a sale and servicing agreement (a "Sale and Servicing Agreement") (in the case of an Owner Trust) to be responsible for servicing, managing, maintaining custody of and making collections on Receivables.

                                   To the extent provided in the related
                                   Prospectus Supplement, the Servicer will advance scheduled payments under each Precomputed Receivable that are not timely made (a "Precomputed Advance") to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables in

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   accordance with the terms of
                                   the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. In addition, with respect to Simple Interest Receivables, the Servicer will advance any interest shortfall (a "Simple Interest Advance"). As used herein, "Advance" means any Precomputed Advance or Simple Interest Advance. The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

                                   To the extent provided in the related
                                   Prospectus Supplement, the Seller will be obligated to repurchase any Receivable in which the interest of the applicable Trust is material and adversely affected as a result of a breach of any representation or warranty made by the Seller in the related Receivables Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to the Seller thereof.


                                   To the extent specified in the related
                                   Prospectus Supplement, the Servicer will be obligated under the Receivables Purchase Agreement to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor thereon beyond the final scheduled maturity date for the related Receivables Pool specified in the related Prospectus Supplement (the "Final Scheduled Maturity Date"), changes the annual percentage rate (the "APR") or the amount of the scheduled monthly payments on such Receivable or fails to maintain a perfected security interest in the Financed Vehicle related to such Receivable.

                                   As specified in the related Prospectus
                                   Supplement, the Servicer will receive a fee for servicing the Receivables of each Trust equal to the percentage specified in the related Prospectus Supplement of the aggregate outstanding principal balance of the related Receivables Pool, plus certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and
                                   Payment of Expenses" herein.

Certain Legal Aspects
  of Receivables;
  Repurchase Obligations.......    To the extent specified in the related
                                   Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a first perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is purchased by such Trust, if such breach shall materially

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

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                                   adversely affect the interest of such Trust
                                   in such Receivable and if such failure or breach is not cured by the Seller by the last day of the second month following the discovery by or notice to the Seller of such breach.

                                   In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust. Due to administrative burden and expense, however, the certificates of title to such Financed Vehicles will not be amended to reflect such assignment to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected.

                                   To the extent the security interest is
                                   perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by the related Obligor, or through fraud or negligence, a Trust could lose its security interest, or the priority of its security interest, in a Financed Vehicle. Neither the Seller nor the Servicer will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle for any such cause after the Closing Date.

                                   Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. To the extent specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables".

Tax Considerations.............    If a Prospectus Supplement specifies that the
                                   related Trust will be an Owner Trust, upon the issuance of the related Series of Securities, Federal Tax Counsel will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such Series, when issued, will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
                                   In respect of any such Series, each holder of a Note (each, a "Noteholder"), by the acceptance of a Note of such Series, will

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   agree to treat such Note as indebtedness, and each holder of a Certificate (each, a "Certificateholder"), by the acceptance of a Certificate of such Series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes.

                                   If a Prospectus Supplement specifies that the related Trust will be a Grantor Trust (subject to certain limitations which, if applicable, will be set forth in the related Prospectus Supplement), upon the issuance of the related Series of Certificates Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                   See "Certain Federal Income Tax Consequences" and "Certain State and Local Tax Considerations with respect to Owner Trusts" for additional information regarding the application of tax laws.

ERISA Considerations...........    Subject to the considerations discussed under
                                   "ERISA Considerations" herein and in the related Prospectus Supplement (i) the Notes of any Series issued by an Owner Trust and
                                   (ii) any Certificates issued by a Grantor
                                   Trust that are not subordinated to any other
                                   Security and that meet certain other
                                   requirements may be eligible for purchase by employee benefit plans.

                                   As specified in the related Prospectus
                                   Supplement, the Certificates of any Series that are subordinated to any other Security of that Series may not be acquired by any "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended, or by any "plan" as defined in Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                                   Persons investing assets of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or of plans as defined in Section 4975 of the Code should read "ERISA Considerations" herein and consult their own legal advisors to determine whether and to what extent the Notes and Certificates that are not subordinated to any other Certificates constitute permissible investments for such employee benefit plans and whether the purchase or holding of Notes or Certificates could give rise to transactions prohibited under ERISA or Section 4975 of the Code.

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

- --------------------------------------------------------------------------------
Legal Investment...............    Investors whose investment authority is
                                   subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates or Notes constitute legal investments for them.

Ratings........................    It is a condition to the issuance of the
                                   Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor.
                                   Ratings of Securities will address the
                                   likelihood of the payment of principal and interest thereon pursuant to their terms.
                                   There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Securities, see
                                   "Summary of Terms--Rating of the Securities" and "Risk Factors--Ratings of the
                                   Securities" in the related Prospectus
                                   Supplement.

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

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities of any such Series.

     Certain Legal Aspects--Lack of Security Interests in Financed Vehicles. Security interests in the Financed Vehicles securing Receivables will be assigned to the related Trust. Due to administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect such assignment to the Trust. In the absence of such amendments, a Trust may not have perfected security interest in the Financed Vehicles securing the Receivables in some states.


     If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize in the event of a default on such Financed Vehicle may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, such Trust could lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. Should the Trust lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence, then neither the Seller nor the Servicer will have any obligation to repurchase such Receivable. See "Certain Legal Aspects of the Receivables--Security Interests in Financed Vehicles".

     To the extent provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such breach shall materially adversely affect the interest of the Trust in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Seller.

     Certain Legal Aspects--Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment obligations, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

     Certain Legal Aspects--Insolvency Considerations and the Characterization of the Transfer of Receivables. Each Seller intends that the transfer of the Receivables by it under each Receivables Purchase Agreement constitute a sale. Notwithstanding the foregoing, in the event that such Seller were to become a debtor in a bankruptcy case a court could take the position that the sale of Receivables to the Company should be treated as a pledge of such Receivables to secure a borrowing by such Seller. If the transfer to the Trust were to be characterized as a secured loan, to the extent that the Seller would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to be with respect to the Receivables should not be subject to recovery by a receiver of the Seller. However, in such a case, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

     Recent Legal Developments Regarding the Sale of Accounts Receivables. The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. The Seller will warrant in each Receivables Purchase Agreement that the sale of Receivables to the related Trust is a valid sale of such Receivables to such Trust. For a discussion of certain consequences of characterization of a transaction as a sale or a pledge, see Certain Legal Aspects--Insolvency Considerations above.

     Subordination of Certain Classes of Securities; Limited Assets of a Trust. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Primary Assets and, to the extent provided in the related Prospectus Supplement, access to funds in Reserve Account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Company, related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Primary Assets and, if and to the extent available, amounts payable under any available form of credit enhancement, as specified in the related Prospectus Supplement.

     Maturity and Prepayment Considerations--Receivables. All of the
Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidation due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts (as defined herein) with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, pursuant to each Receivables Purchase Agreement, the Seller will be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements - Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the Holders of the related Series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.

     Maturity and Prepayment Considerations--Collateral Certificates. The rate of payment of principal of Securities, and the aggregate amount of each distribution on and the yield to maturity of all Securities will depend on a number of factors, including the performance of the Collateral Certificates and the rate of payment of principal (including prepayments) thereof. Each of the Collateral Certificates is subject to prepayment, which may result from the occurrence of the events described herein and in the prospectus used in connection with the offering of such Collateral Certificates.

     The rate of payment of principal of the Securities may also be affected by the repurchase of the underlying receivables, and the corresponding retirement of the Collateral Certificates. In such event, the amount paid in respect of the Collateral Certificates held by the Trust would be treated as prepayment of principal and accrued interest of the Collateral Certificates and thus would be passed through to the Securityholders.

     Risk of Commingling. With respect to each Trust the assets of which consist of Receivables, the Servicer will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof. However, in the event that a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement) affirm their initial rating of the related Securities, then for so long as such Servicer is the Servicer and provided that (i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate Repurchase Amount for Receivables purchased by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

     Servicer Default. The related Prospectus Supplement may provide that with respect to a Series of Securities issued by an Owner Trust, upon the occurrence of a Servicer Default, the related Indenture Trustee or Noteholders may remove the Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholder with respect to such Series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     Book-Entry Registration. The related Prospectus Supplement may specify that one or more classes of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities
- --Book-Entry Registration" and "--Definitive Securities".

                                   THE TRUSTS

     With respect to each Series of Securities, the Company will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include Primary Assets and all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables or Collateral Certificates. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. The property of each Trust may also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in Financed Vehicles and any other interest of a Seller in such Financed Vehicles; (iii) the rights to proceed from claims on certain physical damage, credit life and disability insurance policies covering Financed Vehicles or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (v) any and all proceeds of the Primary Assets or the foregoing. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

     The Servicer specified in the related Prospectus Supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related Prospectus Supplement. To facilitate the servicing of Receivables, each Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicle in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In the case of Primary Assets consisting of Collateral Certificates, the Trustee specified in the related Prospectus Supplement will manage the Collateral Certificates.

     If the protection provided to (i) holders of Notes issued by an Owner Trust by the subordination of the related Certificates and by the Reserve Account, if any, or any other available form of credit enhancement for such Series or (ii) Certificateholders by any such Reserve Account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments or by or on behalf of Obligors on Receivables or on the Collateral Certificates, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Motor Vehicle Installment Contracts. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

The Trustee


     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

General

     The Receivables in a Receivables Pool have been or will be originated or acquired by a Seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related Prospectus Supplement.


     The Receivables to be sold to each Trust will be selected from a Seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that (subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement) each Receivable (i) is secured by a new or used vehicle, (ii) was originated or acquired (either from a motor vehicle dealer or a financial institution) by the Seller, (iii) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments) that fully amortize the amount financed over the original term to maturity of the related Motor Vehicle Installment Contract,
(iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to Securityholders were or will be used in selecting the Receivables.

     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Motor Vehicle Installment Contract multiplied by the unpaid principal balance of such loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Motor Vehicle Installment Contract for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Motor Vehicle Installment Contract and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     To the extent provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by APR and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

     Certain information concerning the experience of a Seller pertaining to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

New and Used Financed Vehicles

     The extension of credit to an Obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on such Receivable and the adequacy of the related Financed Vehicle. Such assessment does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 90% of the value of the collateral. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive Dealers Association Used Car Guide or the National Auto Research Division Black Book, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is six model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts secured by new or used Financed Vehicles will be set forth in each Prospectus Supplement.

                           THE COLLATERAL CERTIFICATES

General


     Primary Assets for a Series may consist, in whole or in part, of Collateral Certificates which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. Such Collateral Certificates, will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act in connection with the offering of a Series of Securities, in each case, subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of such underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").


     The issuer of the Collateral Certificates (the "Underlying Issuer") will be a financial institution, corporation, or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the Underlying Issuer may be an affiliate of the Company. The obligations of the Underlying Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The related Prospectus Supplement will (subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement) provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

     Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related Prospectus Supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a certain date or under other circumstances specified in the related Prospectus Supplement.

Enhancement Relating to Collateral Certificates.

     Enhancement in the form of reserve funds, subordination of other Securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information.

     The related Prospectus Supplement for a Series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent such information is reasonably available to the Company and the Company reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets; (ii) certain characteristics of the receivables which comprise the underlying assets for the Collateral Certificates; (iii) the expected and final maturity of the

Collateral Certificates; (iv) the interest rate of the Collateral Certificates;
(v) the Underlying Issuer, the Underlying Servicer (if other than the Underlying Issuer) and the Underlying Trustee for such Collateral Certificates; (vi) certain characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to such Collateral Certificates themselves; (vii) the terms on which the underlying receivables for such Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and
(viii) the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

     If information of the nature described above representing the Collateral Certificates is not known to the Company at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, to the extent available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to Securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the Company or a Seller or purchased by a Servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on the receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the related Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase receivables from such Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase Primary Assets from a given Trust.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related Series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     As provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders".

                           THE SELLER AND THE SERVICER

     Certain information with respect to the Seller and the Servicer will be set forth in the related Prospectus Supplement.

                                 USE OF PROCEEDS

     If so provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Primary Assets from the Company or the Seller, as applicable. The Company will use the portion of such proceeds paid to it to purchase the Primary Assets.

                            DESCRIPTION OF THE NOTES

General


     Each Owner Trust will issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any Notes included in a Series of Securities. The following summary does not purport to be complete and is subject to, and is qualified in its entirely by reference to, the provisions of the related Notes and Indenture.

     If so specified in the related Prospectus Supplement, each class of Notes will initially by represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). The Notes will be available for purchase in minimum denominations of $1,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples thereof in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the Notes shall be available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. If the Notes shall be available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. If the Notes shall be available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

Distribution of Principal and Interest


     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of such Series, as described in the related Prospectus Supplement. The related Prospectus Supplement may provide that payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Servicer of its option to purchase the related Receivable Pool. See "Description of the Transfer and Servicing Agreements -- Termination".

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.


     The related Prospectus Supplement may also provide that payment of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based upon the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements -- Distribution" and "--Credit and Cash Flow Enhancement".

     In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on pro rata basis among all the Noteholders of such class or by such other method as is specified in the Prospectus Supplement.

Provisions of the Indenture

     Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note:
(ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default in the observance of performance in any material respect of any covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured with 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holder of 25% of the aggregate outstanding principal amount of such Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust and (vi) such other events as are specified in the Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account; therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of such Primary Assets and continue to apply collections on such Primary Assets as if there had been no declaration of acceleration. Subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement, the Indenture Trustee will be prohibited from selling the Primary Assets following and Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

     No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee so institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and
(v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

     With respect to any Owner Trust, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents (as defined herein).

     Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust; (ii) claim any credit on or make any deduction from the principal and interest payment in respect to the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby;
(v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the asset of such Trust.

     Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Modification of Indenture. Each Owner Trustee and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such

Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Primary Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     An Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Owner Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness, if any, owing by such Owner Trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

     Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor indenture trustee for such Series. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor indenture trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series.

                         DESCRIPTION OF THE CERTIFICATES

General

     Each Trust will issue one or more classes of Certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any Certificates included in a Series of Securities. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

     If so specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by an affiliate of CS First Boston or a Seller or an affiliate of such Seller, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository. The Certificates will be available for purchase in minimum denominations of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples of $1,000 in excess thereof in book-entry form only (or such other form as shall be specified in the related Prospectus Supplement). In the event that the Certificates shall be available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. In the event that the Certificates shall be available in book-entry form only, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than an affiliate of CS First Boston or a Seller or an affiliate of such Seller) will be entitled to receive a physical certificate representing a Certificate. In the event that the Certificates shall be available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificate of a Series owned by an affiliate of CS First Boston or a Seller or an affiliate of such Seller will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

     The timing and priority of distributions, seniority, allocations of losses, Certificate Pass- Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Certificate Pass-Through Rate, which may be a fixed, variable or adjustable Certificate Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Pass-Through Rate for each class of Certificates of a Series or the method for determining such Certificate Pass-Through Rate.

     In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust, distributions in respect of such Certificates will be subordinated to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

     If so specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the related Trustee, as such term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").


     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants and, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

     DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the

Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of CS First Boston, the Company, the related Seller, the related Servicer, or related Indenture Trustee, if any, or the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities


     If so stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee of a Grantor Trust or the related Indenture Trustee in the case of an Owner Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Indenture Trustee or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Indenture Trustee or Trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.


     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Securityholders

     With respect to each Series of Securities, on or prior to each Distribution Date, the related Servicer will prepare and forward to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information (and any other information specified in the related Prospectus Supplement):

     (i) the amount of the distribution allocable to principal of each class of Securities of such Series;

     (ii) the amount of the distribution allocable to interest on each class of Securities of such Series;

     (iii) if applicable, the amount of the Servicing Fee paid to the related Servicer with respect to the related Collection Period;

     (iv) the outstanding principal balance and Note Pool Factor for each class of Notes, if any, and the Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

     (v) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date; and


     (vi) the aggregate amount of Realized Losses, if any, in respect of Receivables for the related Collection Period.

     Items (i), (ii) and (iv) above with respect to the Notes or Certificates of a Series will be expressed as a dollar amount per $1,000 of initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

List of Securityholders

     Three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.


     Three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material provisions (in each such case, to the extent anticipated to be common to any Certificates included in a Series of Securities of each Receivables Purchase Agreement pursuant to which a Trust will purchase Receivables from a Seller, each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Certificates will be issued, and pursuant to which the Servicer will service Receivables (in the case of a Grantor Trust), each Sale and Servicing Agreement pursuant to which the Servicer will service Receivables (in the case of an Owner Trust) or, in the case of Securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to such Trust and a Trustee will manage Collateral Certificates (collectively the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Receivables and Collateral Certificates

     In the case of Primary Assets consisting of Receivables, on or prior to the related Closing Date, a Seller will transfer and assign to the Company, pursuant to a Receivables Purchase Agreement without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related Prospectus Supplement, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

     In each Receivables Purchase Agreement the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, to the best of its knowledge, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; (v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, as of the last day of the second Collection Period (or, if the Seller so elects, the last day of the first Collection Period) following the discovery by or notice to the Seller of any breach of a representation and warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller will be obligated to repurchase such Receivable, unless the Seller cures such breach in a timely fashion. The purchase price for any such Receivable will be equal to the unpaid principal balance owed by the Obligor on such Receivable, plus interest on such unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related Trustee and any related Indenture Trustee for any such uncured breach.


     On the related Closing Date, the Company will transfer and assign to the related Trust, pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related Prospectus Supplement. Concurrently with the transfer and assignment of such Primary Assets to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Securities. The net proceeds from the sale of the Securities will be applied to the purchase of the related Primary Assets to the extent specified in the related Prospectus Supplement.


     Pursuant to the terms of the Trust Agreement or the Pooling and Servicing Agreement, as applicable, the Company will assign to the related Trust the representations and warranties made by the related Seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make certain limited representations and warranties with respect to the Primary Assets. To the extent that the related Seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties under the related

Receivables Purchase Agreement with respect to such Primary Asset, the Company will not be required to repurchase such Primary Asset unless such breach also constitutes a breach of one of the Company's representations and warranties under the related Receivables Purchase Agreement with respect to such Primary Asset and such breach materially and adversely affects the interests of the Securityholders in any such Primary Asset. Neither the Seller nor the Company will have any other obligation with respect to the Primary Assets or the Securities.

Trust Accounts

     With respect to each Owner Trust, the Servicer will establish and maintain with the related Indenture Trustee, or the Trustee will establish and maintain
(a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust and Grantor Trust, the Servicer or the related Trustee will establish and maintain an account, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Grantor Trust, the Servicer or the related Trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of an Owner Trust) or Trustee (in the case of a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders. Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

     For each Series of Securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. To the extent provided in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

Servicing Procedures

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Company and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related Motor Vehicle Installment Contracts and any other documents relating to the Receivables. The Seller's and the Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Motor Vehicle Installment Contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivables for the Repurchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


Collections

     With respect to each Trust, the Servicer or the Trustee will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets, collected during a Collection Period into the related Collection Account not later than two business days after receipt thereof. However, notwithstanding the foregoing, such amounts may be remitted to the Collection Account by the Servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied. Pending deposit into the Collection Account, such collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the Servicer.


     Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full and, (subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement) be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.

Advances

     To the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Servicer generally will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day proceeding the applicable Distribution Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     On or before the business day prior to each Distribution Date, the Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current collection Period) will be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

     For administrative convenience, unless the Servicer or the Trustee is required to remit collections to the Collection Account on a daily basis as described under "--Collections" above, the Servicer or the Trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

     To the extent provided in the related Prospectus Supplement, with respect to each Trust the related Servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series.

     To the extent provided in the related Prospectus Supplement, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Motor Vehicle Installment Contract and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     If applicable, the Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or Trustee, and generating federal income tax information for such Trust and for the related Noteholders and/or Certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

     With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, principal only or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a Series will be subordinate to distributions in respect in respect of interests on such class, and distributions in respect of one or more classes of Certificates of such Series will be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates. Distributions of principal on the

Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

     The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

     The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or Series of Securities will not (as a general rule) provide protection against all types of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

     Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Company will establish for a Series or class or classes of Securities an account (the "Reserve Account"), which will be maintained with the related Indenture Trustee or Trustee, as applicable. A Reserve Account will be funded by an initial deposit by the Company on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit there of amounts from collections on the Primary Assets. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Reserve Account, either to holders of the Securities covered thereby or to the Company or to any other entity.

Evidence as to Compliance


     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or Trustee a statement as to compliance by the Sale and Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (of, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Officer for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.

Statements to Trustees and the Trust

     Prior to each Distribution Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities--Reports to Securityholders".

Certain Matters Regarding the Servicer

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that such Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgement; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer, or any corporation which assumes the obligations of the Servicer, will be the successor to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

     A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer to deliver to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trust, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Servicer or written notice of such failure is given (a) to the Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Servicer and to the related Trustee or Indenture Trustee, as applicable, by holders of Notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less that 25% of the Certificate Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Servicer in the same manner described in clause (i) above; (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations and (iv) such other events as are set forth in the related Prospectus Supplement.

Rights Upon Servicer Default


     Generally, in the case of an Owner Trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any Grantor Trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. In the event that the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such paid to such successor servicer, which in no event may be greater than the compensation payable to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

     To the extent provided in the related Prospectus Supplement, (i) in the case of each Owner Trust, holders of the related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance, may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

Amendment


     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders, provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder.

     The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, and with the consent of the holders of Certificates evidencing at least a majority of the aggregate principal amount of the then outstanding Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series the holders of which are required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.

Payment in Full of the Notes

     Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under the related Sale and Servicing Agreement, except as otherwise provided therein.

Termination

     The obligations of the related Servicer, the related Trustee and the related Indenture Trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any such remaining Primary Asset, (iii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iv) the occurrence of either event described below.


     In order to avoid excessive administrative expenses, the related Servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any

Collection Period, if the then outstanding Pool Balance is 10% or less of the Pool Balance as of the related Cutoff Date, at a purchase price equal to the aggregate of the Repurchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement, the Indenture Trustee or Trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Primary Assets remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Primary Assets remaining in such Trust will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in Financed Vehicles

     In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, vans and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in such states. Perfection of security interests in the automobiles, vans and light duty trucks financed, directly or indirectly, by a Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, vans and light-duty trucks is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title.

     All of the Motor Vehicle Installment Contracts name the Seller as obligee or assignee and as the secured party. The Seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's security interest in such financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. If the Seller, because of clerical error or otherwise, has failed to take such action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the Seller's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the Obligor. The Seller's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below.

     Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust; however, because of administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify such Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

     In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on such vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in such states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state of local agencies, the notation of the Seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the Seller's representations and warranties under the related Receivables Purchase Agreement and the Seller will be required to repurchase such Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Certain Legal Aspects--Security Interests in Financed Vehicles".

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an Obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle and the purchaser thereof attempts to re-register such vehicle, the Seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the Seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related Trustee, the related Indenture Trustee, if any, or related Securityholders in the event such a lien arises or confiscation occurs. Any such lien or confiscation arising or occurring after the Closing Date will not give rise to a repurchase obligation of the Seller under the related Receivables Purchase Agreement.

Repossession

     In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an Obligor debtor of the default and the intent to repossess the collateral and to give such Obligor a period of time within which to cure the default prior to repossession. Generally, such right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any such resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in certain other states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of such Financed Vehicles. If an Obligor were successful in asserting any such claims or defenses, such claim or defense would constitute a breach of the Seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless such breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement the Seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an Obligor has a claim against a Trust for a violation of any law and such claim materially and adversely affects the interests of such Trust in a Receivable, such violation would constitute a breach of such representation and warranty and would create an obligation of the Seller to repurchase such Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Sidley & Austin ("Federal Tax Counsel") regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

                                  OWNER TRUSTS

Tax Characterization of the Owner Trusts

     In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that (i) the Trust will not have certain characteristics necessary for a trust to be classified as an association taxable as a corporation and (ii) the nature of the income of the

Trust, or restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Note Owners


     Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests. Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

     Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments under which the interest is recognized as ordinary gross income only as the interest payments become fixed or received, depending on the holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".


     In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest". Under the Treasury Regulations issued under Sections 1271-1273 and 1275 of the Code in January, 1994, (the "OID Regulations") interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest that is recognized as ordinary gross income only as the interest payments become fixed or are received, depending on the holder's method of accounting.

     Stated interest generally qualifies as payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35, however, such rate will generally constitute an objective rate, described more fully below.

     Stated interest generally qualifies as payable at an "objective rate" if variations in the rate are determined using a single fixed formula and are based on (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or changes in the price of one or more items of personal property that are "actively traded", or (iv) a combination of rates described in the three foregoing clauses. The IRS may designate other objective rates. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

     All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the
Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments constitute qualified stated interest, or must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed or are received, depending on the holder's method of accounting.

     Original Issue Discount. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.

     In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

     The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note. Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Company presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, an original Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

     The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest". In the absence of authority to the contrary and if otherwise relevant, the Company expects to determine the stated redemption price at maturity of a Note by assuming that the anticipated rate of prepayment for such Note will occur in such a manner that the initial interest rate for a Note will not change.

     In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     If the Notes are determined to be issued with original issue discount, a holder of a Note must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Note, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such an instrument, is computed by taking into account the Prepayment Assumption.

     The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

     In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

     The Company believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

     If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Note, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

     The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount on the Notes, including variable rate Notes. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Notes will be set forth in the Prospectus Supplement relating to the issuance of such Notes.

     Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income.


     The Code provides that the market discount in respect of a Note will be considered to be zero if the amount allocable to the Note is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the Note. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment occurs or is due.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as certain of the Notes. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.


     Amortizable Premium. A holder of a Note who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. It is not clear, however, whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Notes. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income and reduced (but not below zero) by any payments on the Note other than qualified stated interest and any amortizable premium. Similarly, a Note Owner who receives a principal payment with respect to a Note will recognize gain or loss equal to the difference between the amount of the payment and the owner's allocable portion of its adjusted basis in the Note. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain if the Note is held as a capital asset.

     Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

     Any other Note Owner of a Short Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

     Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Holder" means a Note Owner that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or
(iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

  On April 15. 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form. could affect the United States taxation of Non-United States Holders. The 1996 Proposed Regulations are generallv proposed to be effective for payrnents after December 31, 1997, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed, or what, if any, modifications may be made to them. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have.

     In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes, provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code and (iv) either (A) the Note Owner certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form
W-8.

  The 1996 Proposed Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1996 Proposed Regulations would not affect the documentation rules described in the preceding paragraph, but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent would be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

  The 1996 Proposed Regulations, if adopted, would also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. ln addition, the 1996 Proposed Regulations would replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The 1996 Proposed Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-United States Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

     Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the two preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

     Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or
(b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

     Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate Note Owners that are not Non-United States Holders. In addition, a 31% backup withholding tax will apply if such non-corporate Note Owner (i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or
(iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

     In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

     Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

     In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such custodian, nominee or other agent is required to report if such custodian, nominee or other agent has actual knowledge that the payee is a United States person.

     Under Treasury Regulations, payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person.

     The 1996 Proposed Regulations would, if adopted, alter the forgoing rules in certain respects. In particular, the 1996 Proposed Regulations would provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

     Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Tax Consequences to Certificates Owners

     Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller in its capacity as recipient of distributions from any Reserve Fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below.

     The following discussion assumes that the Certificates represent equity interests in a partnership, that all payments on the Certificates are denominated in United States dollars, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Primary Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
(iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of Certificates over their principal amount.

     Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such holder under the Code.


     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other
Section 212 expenses exceed two percent of such individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($117,950 in 1996 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that such calculations be made separately for each Primary Asset, such calculations may result in certain timing and character differences under certain circumstances.

     Discount and Premium. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.)

     If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Primary Assets or to offset any such premium against interest income on the Primary Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to such Certificate Owner and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     Taxation of Certain Foreign Certificate Owners. As used herein, the term "Non-United States Owner" means a Certificate Owner that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or
(iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other such Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to taxes withheld by the

Trust if such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

     Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a NonUnited States Owner would only be entitled to a refund for that portion of the taxes in excess of the taxes that should have been withheld with respect to such interest.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                                 GRANTOR TRUSTS

Tax Characterization of the Grantor Trusts

     Characterization. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     Taxation of Grantor Trust Certificateholders--General. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to such assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.

Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income, and will be allowed no deduction for such expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($117,950 in 1996 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     The servicing compensation to be received by the Servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

     A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

     The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates").

     The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trusts--Tax Consequences to Note Owners--Market Discount" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in calculating the accrual of market discount with respect to their Grantor Trust certificates (except for Grantor Trust certificates representing interests in Collateral Certificates that constitute indebtedness for federal income tax purposes). See "Prepayments" below.

     Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to such excess. For a discussion of the rules applicable to amortizable bond premium, see "Owner Trusts--Tax Consequences to Note Owners--Amortizable Premium" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in computing the amortizable bond premium deduction with respect to their Grantor Trust Certificates (except for Grantor Trust certificates representing interests in Collateral Certificates that constitute indebtedness for federal income tax purposes). See "Prepayments" below.

     Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "--Taxation of Grantor Trust Certificateholders--General", above); (ii) if the Company or any other party retains a retained yield with respect to the Primary Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in computing original issue discount. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

     When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above. The Trustee intends in reporting information relating to original issue discount to Grant or Trust Certificateholders to provide such information on an aggregate poolwide basis.

     Notwithstanding the position that the Trustee intends to take, it is possible that the Service may take a contrary position for purposes of applying the original issue discount provisions of the Code to the Stripped Certificates. For example, a holder of a Stripped Certificate might be treated as the owner of
(i) as many stripped coupons as there are scheduled payments of interest on each Primary Asset, with each such stripped coupon treated as a separate debt instrument or (ii) a separate installment obligation for each Primary Asset representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinate class (with a relatively high Certificate Pass Through Rate) and the other is a senior class (with a relatively low Certificate Pass Through Rate (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Trust will be deemed to have acquired the following assets:
(i) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust

Stripped Bond"), and (ii) a portion of the interest due on each Primary Asset equal to the difference between the Certificate Pass Through Rate on the Subordinate Certificates and the Certificate Pass Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

     Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Pass-Through Rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

     Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

     If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

     Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     Prepayments. The Tax Reform Act of 1986 (the "1986 Act") contains a provision requiring original issue discount on certain obligations issued after December 31, 1996 to be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking into account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such obligations. The proper treatment of interests, such as the Grantor Trust Certificates, in debt instruments that are subject to prepayment is unclear. Grantor Trust Certificateholders should consult their tax advisors as to the proper reporting of income from such Certificates in light of the possibility of prepayment and as to the possible application of the rules relating to contingent principal debt instruments.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) allocable to the Primary Asset and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will, except as discussed below, be capital gain or loss to an owner for which Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Seller's interest in accrued market discount not previously taken into income on underlying Primary Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount", above.

     Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Owners of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Primary Assets will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the definition of Section 957) related to each of the issuers of the Primary Assets and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, without regard to its source. To the extent that the Primary Assets were originated on or before July 18, 1984, Non-United States Owners of Grantor Trust Certificates may be subject to withholding. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

      On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Primary Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts - Tax Consequences to Note Owners - Taxation of Certain Foreign Note Owners" above.

     Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such holder is an exempt recipient under applicable provisions of the Code. See "Owner Trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting" above.


                       STATE AND LOCAL TAX CONSIDERATIONS

     An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Primary Assets under the laws of a jurisdiction.

     Generally, the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

     If some or all of the Securities are treated as equity interest in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject of taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the specific allocation and apportionment formula, if any, use by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

     The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. Additional tax disclosure will be provided in the Prospectus Supplement if necessary. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to Note Owners and Certificate Owners all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strictly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

                                       ***

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

General

     Set forth below are certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities plays in the Plan's investment portfolio. Each Plan

Fiduciary before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

     Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

Exempt Plans

     ERISA and Section 4975 of the code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the code. The discussion below does not purport to address considerations under such federal, state or other laws.


Ineligible Purchasers

     Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Plan Assets

     It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related assets of a Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

     With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation). Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or class of Certificates will qualify for this exception.

     With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

     If none of the exceptions set forth in the DOL Regulation apply, the assets of a Trust will be deemed to be the assets of each Plan investor for the purposes of ERISA and Section 4975 of the Code. In such a case, the discussion set forth in the following sections will apply.

     Consequences of Characterization as Plan Assets

     If the assets of a Trust are plan assets, the Trustee will be a fiduciary under ERISA with respect to Plan investors and its duties and liabilities will be subject to the provisions of ERISA.

     In addition, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such

Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax exempt status) and also requires recession of such transaction.

     If the Trust assets are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires recision of such transaction.

     The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include: (i) sales, exchanges or leases of property (such as the Securities), (ii) loans or other extensions of credit and (iii) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

     The Company, the Trustee, the Indenture Trustee, the Trust, the Servicer and certain other persons and certain affiliates thereof, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available. In particular, the sale of a Security by the Underwriters or the services provided by the Trustee to such Plan would appear in certain circumstances to be a prohibited transaction unless an exemption applies.

Prohibited Transaction Exemption for Senior Certificates Issued by Grantor
Trusts

     The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Grantor Trust.

     The U.S. Department of Labor has granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior

Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P.;

          (4) The related Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the underwriters in connection with the distribution or placement of the Senior Certificates represents not more than reasonable compensation for underwriting or placing the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the related Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connections therewith; and

          (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Moreover, the Exemption would provide relief from certain self-dealing or conflict of interest prohibited transactions applicable to a Plan whose Plan Fiduciary is an obligor with respect to more than five percent of the fair market value of the Contracts, or an affiliate of such person, if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty percent of each class of Senior Certificates in which Plans have invested are acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in any class of Senior Certificates does not exceed twenty-five percent of that class of Senior Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than twenty-five percent of the assets of the benefit Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any underwriter, the related Trustee, the related Seller, the related Servicer, any obligor with respect to Contracts included in the related Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     Whether the conditions in the Exemption will be satisfied as to Certificates or any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that class. Any Plan Fiduciary who proposes to acquire Certificates on behalf of a Plan in reliance upon the Exemption should determine whether the Plan satisfies all of the applicable conditions of the Exemption and consult with its counsel regarding other factors that may affect the applicability of the Exemption.

     If for any reason the Exemption does not provide an exemption for a particular Plan, one of three prohibited transaction class exemptions ("PTCE") issued by the DOL might apply, i.e., PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust.

Purchase of Notes

     If Notes are treated as indebtedness under applicable local law and have no substantial equity features, the assets of the relevant Trust will not be treated for purposes of ERISA or Section 4975 of the Code as assets of any Plan. As a result, the prohibited transactions provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the underlying assets of the Trust. However, as is the case with Certificates, if the Trust is or becomes a "party in interest" or "disqualified person" with respect to a Plan (for example, if such Trust were owned at least 50% by a service provider to a Plan), the purchase or holding of such Note could give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

General Considerations

     Before a Plan Fiduciary decides to purchase Certificates on behalf of a Plan, the Plan Fiduciary should determine whether the Exemption is applicable, whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code or whether an exemption from "plan asset" treatment is available to the applicable Trust. The Plan Fiduciary should also consult the ERISA discussion in the applicable Prospectus Supplement for further information regarding the application of ERISA to any class of Certificates.

     Subordinated Certificates are not available for purchase by any Plan.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE SERVICER, THE TRUSTEE OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.
                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Company will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the related Seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

     Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any class of Securities will be conditioned on the closing of the sale of all other such classes under such Underwriting Agreement.

     The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

     If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters relating to the Securities of any Series will be passed upon by Sidley & Austin, New York, New York. Certain federal income tax and other matters will be passed upon for each Trust by Sidley & Austin and certain state tax and other matters will be passed upon for each Trust by Sidley & Austin or counsel for the related Servicer.

                SUBJECT TO COMPLETION, DATED           , 1996
- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

- --------------------------------------------------------------------------------

                     P R O S P E C T U S     S U P P L E M E N T
                          (To Prospectus dated     , 19 )

- --------------------------------------------------------------------------------

                         $             (Approximate)

                       Asset Backed Securities Corporation

                                    Depositor

           Conduit Mortgage Pass-Through Certificates, Series _______

                               % Pass-Through Rate

                Principal and interest payable on the      day

                     of each month, beginning          , 19

                                -----------------


     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


     The Conduit Mortgage Pass-Through Certificate, Series ______ (the "Certificates") offered hereby evidence undivided fractional interests in a trust to be created by Asset Backed Securities Corporation, a Delaware
corporation, (the "Depositor"), on or about       , 199 (the "Trust"). The Trust
property will consist of a pool of [conventional] [fixed-rate] [mortgage loans [and]] [mortgage participation certificates evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as
defined herein), dated as of         , 19 , by the Depositor in exchange for the
Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus. The Certificates offered by this Prospectus Supplement constitute a separate series of the Certificates being offered by the
Depositor from time to time pursuant to its Prospectus dated       , 199 , which
accompanies this Prospectus Supplement and of which this Prospectus Supplement forms a part. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


     See "Risk Factors" beginning on p.S-8 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

     [The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

                                -----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                             Price to         Underwriting       Proceeds to the
                            Public (1)          Discount        Depositor (1)(2)

- --------------------------------------------------------------------------------
Per Certificate                 %                   %                   %
- --------------------------------------------------------------------------------
Total                         $                   $                   $
================================================================================

(1) Plus accrued interest, if any, at the applicable rate from         , 19 .
(2) Before deduction of expenses payable by the Depositor estimated at $     .


                                -----------------

The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [their] [its] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be delivered to the offices of CS First
Boston, New York, New York, on or about              , 19 .

- --------------------------------------------------------------------------------

                                 CS First Boston

          The date of this Prospectus Supplement is              ,19

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                -----------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

                                -----------------

     Until        , 19 , all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                -----------------

                              AVAILABLE INFORMATION

     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------
                                SUMMARY OF TERMS



     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.



Securities Offered.............    Conduit Mortgage Pass-Through Certificates,
                                     Series     ,     % Pass-Through Rate (the
                                     "Certificates").

Amount.........................    $       (Approximate: subject to a permitted
                                     variance of up to 5%).

Description of the Certificates    [         ]

Depositor......................    Asset Backed Securities Corporation, a
                                     Delaware corporation (the "Depositor"), and
                                     an affiliate of the Underwriter.

Seller.........................    [                                 ]

Master Servicer................    _____________, a _________ corporation (the
                                     "Master Servicer").

Denominations..................    The minimum denomination of a Certificate (a
                                     "Single Certificate") will initially
                                     represent approximately $       aggregate
                                     principal amount of the Mortgage Loans.

Cut-off Date...................             , 19   .

Delivery Date..................    On or about                 , 19    .

Record Date....................    [With respect to each Distribution Date, the
                                     last business day of the month preceding
                                     the month in which such Distribution Date
                                     occurs.]

Distribution Date..............    The ____ day of each month, or, if such day
                                     is not a business day, the next succeeding
                                     business day.

Interest Accrual Period........    [With respect to any Distribution Date, the
                                     calendar month preceding the month in which
                                     such Distribution Date occurs. Interest for
                                     each Interest Accrual Period is calculated
                                     based on a 360-day year comprised of twelve
                                     30-day months.]

Collection Period..............   [With respect to a Distribution Date, the
                                     period beginning on the day after the Due
                                     Date in the month preceding the month in
                                     which such Distribution Date occurs and
                                     ending on the Due Date in the month in
                                     which such Distribution Date occurs.]

Due Date.......................    [With respect to any Distribution Date and/or
                                     any Mortgage Loan, as the case may be, the
                                     first day of the month in which such
                                     Distribution Date occurs, or if such first
                                     day is not a business day, the business day
                                     immediately following such first day.]


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


Final Scheduled
Distribution Date..............    [   ]. The Final Scheduled Distribution Date
                                     has been determined to be the Distribution
                                     Date succeeding the latest maturity date of any Mortgage Loan in the Mortgage Pool.

Interest.......................    Passed through monthly at a fixed rate of   %
                                     per annum (the "Pass-Through Rate"), on
                                     each Distribution Date, commencing        ,
                                     19 .

Principal (including
Prepayments)...................    Passed through monthly on the Distribution
                                     Date, commencing         , 19 . The rate of
                                     distribution of principal of the
                                     Certificates [(other than the Class R
                                     Certificates)] will depend on the rate of payment of principal of the Mortgage Loans which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans.

Mortgage Pool..................    The Mortgage Pool will consist of [fixed
                                     rate], fully amortizing, [level-payment]
                                     mortgage loans [and mortgage participation
                                     certificates evidencing participation
                                     interests in such mortgage loans that meet
                                     the requirements of the nationally
                                     recognized rating agency or agencies rating
                                     the Certificates (collectively the "Rating
                                     Agency") for a rating in one of the two
                                     highest rating categories of such Rating
                                     Agency] secured by mortgages on one- to
                                     four-family residential properties [located
                                     in the states of        , and _______] (the
                                     "Mortgage Loans"). All Mortgage Loans will have original maturities of at least [15 but no more than 30] years. See "Description of the Mortgage Pool and the Underlying Properties" herein.

Certain Risk Factors...........    For a discussion of certain risk factors that
                                     should be considered in connection with an investment in the Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

[Letter of Credit..............    The maximum liability of [       ] under an
                                     irrevocable standby letter of credit for the Mortgage Pool (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more than [10%] of the initial aggregate principal balance of the Mortgage Pool (the "Letter of Credit Percentage"). The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount of frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency, in order to obtain a rating in one of the two highest rating categories of such Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Description of the Certificates-- Credit Support--The Letter of Credit" in the Prospectus.]

[Pool Insurance Policy.........    Subject to the limitations described herein,
                                     a pool insurance policy for certain of the Mortgage Loans (the "Pool Insurance Policy") will cover losses due to default on such Mortgage Loans in an initial amount of not less than [5%] of the aggregate principal balance as of the Cut-off Date of all Mortgage

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                     Loans that are not covered as to their
                                     entire outstanding principal balance by
                                     primary policies of mortgage guaranty
                                     insurance. The Pool Insurance Policy will be subject to the limitations described under "Description of Insurance--the Pool Insurance Policy" in the Prospectus.]

Hazard Insurance [and Special
Hazard Insurance Policy].......    All of the Mortgage Loans will be covered by
                                     standard hazard insurance policies insuring
                                     against losses due to various causes,
                                     including fire, lightning and windstorm.
                                     [An insurance policy (the "Special Hazard
                                     Insurance Policy") will cover losses with
                                     respect to the Mortgage Loans that result
                                     from certain other physical risks that are
                                     not otherwise insured against (including
                                     earthquakes and mudflows). The Special
                                     Hazard Insurance Policy will be limited in
                                     scope and will cover losses in an initial
                                     amount equal to the greater of     % of the
                                     aggregate principal balance of the Mortgage
                                     Loans or times the unpaid principal balance of the largest Mortgage Loan.] Any hazard losses not covered by [either] standard hazard insurance policies [or the Special Hazard Insurance Policy] will not be insured against and [, to the extent that the amount available under any alternative method of credit support is exhausted,] will be borne by holders of the Certificates (the "Certificateholders").
                                     The hazard insurance policies [and the
                                     Special Hazard Insurance Policy] will be subject to the limitations described under "Description of Insurance--Hazard
                                     Insurance" [and "--Special Hazard Insurance
                                     Policies"] in the Prospectus.

[Mortgagor Bankruptcy Bond.....    The Depositor will obtain a bond or similar
                                     form of insurance coverage (the "Mortgagor
                                     Bankruptcy Bond"), providing coverage
                                     against losses that result from proceedings with respect to obligors under the Mortgage Loans (the "Mortgagors") under the federal Bankruptcy Code. See "Description of the Certificates-Mortgagor Bankruptcy Bond" herein and "Description of Insurance-The Mortgagor Bankruptcy Bond" in the Prospectus.]

[Optional Termination..........    The Depositor may, at its option, repurchase
                                     from the Trust all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than [10%] of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The repurchase price will equal the aggregate unpaid principal balance of such Mortgage Loans together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs, plus the appraised value of any property acquired in respect thereof. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986, as amended (the "Code"), so as to constitute a "qualifying liquidation" thereunder.] See "Termination; Repurchase of Mortgage Loans", herein and "Description of the Certificates--Termination;
                                     Repurchase of Certificates in the
                                     Prospectus."]

Advances.......................    The Servicers of the Mortgage Loans (and the
                                     Master Servicer, with respect to each
                                     Mortgage Loan that it services directly and otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances described herein and in the Prospectus. See "Description of the Certificates-Advances" in the Prospectus.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


Trustee........................             (the "Trustee"). See "Description of
                                     the Certificates-Trustee" herein.

Certificate Rating.............    It is a condition of issuance that the
                                     Certificates be rated in one of the two
                                     highest rating categories of [     ] (the
                                     "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein and "Yield Considerations" in the Prospectus.

ERISA Considerations...........    See "ERISA Considerations" in the Prospectus
                                     [and herein].

Legal Investment...............    The Certificates constitute "mortgage related
                                     securities" for purposes of the Secondary
                                     Mortgage Market Enhancement Act of 1984
                                     (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus [and herein].

Tax Aspects....................    The Depositor [intends] [does not intend] to
                                     make an election to treat the Trust as a Real Estate Mortgage Investment Conduit (a "REMIC"), pursuant to the Internal Revenue Code of 1986, as amended. [The Certificates other than the Class R Certificates (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates.] See "Certain Federal Income Tax Consequences" [herein] [and] in the Prospectus.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

General

     The rate of distributions in reduction of the principal balance of any [Subclass or Class of] Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any [Subclass or Class of] Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of Mortgagor defaults resulting in realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Certificates-- Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund-Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans; and Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and (iii) a discussion of the basis risk associated with a Class of Certificates.]



                        DESCRIPTION OF THE MORTGAGE POOL
                         AND THE UNDERLYING PROPERTIES

     The Mortgage Pool will consist of Mortgage Loans evidenced by mortgage notes with aggregate unpaid principal balances outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $
      . This amount is subject to a permitted variance of up to %. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date will
be $[ ]. The Mortgage Pool will consist of       -year, [fixed-rate],
fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.

     The weighted average interest rate (individually, a "Mortgage Rate") of the
Mortgage Loans as of the Cut-off Date will be at least    % but no more than
    %. All Mortgage Loans will have Mortgage Rates of at least      % but no
more than      %. The weighted average maturity of the Mortgage Loans, as of the
Cut-off Date, will be at least      years but no more than     years. All
Mortgage Loans will have original maturities of at least      but no more than
     years. None of the Mortgage Loans will have been originated prior to      ,
19   or after           , 19 . None of the Mortgage Loans will have a scheduled
maturity later than               .

     The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):


                              [Tables to be added]

     No more than     % of the Mortgage Loans will have been originated before
              , and no more than    % of the Mortgage Loans will have been
originated before              . See "Certain Federal Income Tax Consequences--
Mortgage Pools," "--Taxation of Owners of Trust Fractional Certificates" and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

     At least   % of the Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of less than $     .

     No more than   % of the Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of more than $        .

     No more than   % of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of 95%.

     [All the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of private mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value. ]

     At least   % of the Mortgage Loans will be secured by Mortgages on
single-family dwellings.

     No more than   % of the Mortgage Loans will be secured by Mortgages on
condominiums.

     No more than   %, by aggregate principal balance, of the Mortgage Loans
will be Mortgage Loans for which Buy-Down Funds have been provided, and no more
than   % of the outstanding principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

     No more than   %, by aggregate principal balance, of the Mortgage Loans
will be GPM Loans.

     At least   % of the Mortgage Loans will be secured by an owner-occupied
Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that such Mortgagor then intended to occupy the underlying property or, in the absence of such a representation, various factors indicating that the underlying property is owner-occupied.


     No more than [ ]% of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code.

     The Mortgage Loans will be secured by Mortgages on properties located in
the states of            .


     [With respect to ARM Loans, specify the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans.]

     [With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards for such loans.]

     [With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]


     [Specify whether the Depositor, the Master Servicer or the related Servicer, as the case may be, has the right to substitute Mortgage Loans and the period during which the Depositor, the Master Servicer or the related Servicer may exercise such right.]

     Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms"), as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depositor,         , as master servicer (the
"Master Servicer"), and           , as trustee (the "Trustee"), a form of which
has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the notice to Certificateholders of such final distribution.

     The Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently
located at               .

Trustee

     The Trustee for the Certificates will be          , a bank organized and
existing under the laws           of with its principal office located at
                           .


The Master Servicer

     The Master Servicer is a           corporation that commenced operation in
      . The Master Servicer is a FNMA/FHLMC approved seller-servicer based in
     . As of         , the Master Servicer serviced, for other investors and for
its own account, approximately       mortgage loans with an aggregate principal
balance in excess of $   . The Master Servicer conducts operations through
FHA approved branch offices in       . The Master Servicer originated
approximately $   in mortgage loans in 19   . The Master Servicer's consolidated
stockholders' equity as of      was approximately $          .

     The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances," in an amount acceptable to the nationally recognized statistical rating organization or organizations rating the Certificates (collectively, the "Rating Agency").

Servicing Compensation and Payment of Expenses


     The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Mortgage Loan, equal to the excess of each interest payment on a Mortgage Loan over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Mortgage Loan under the terms of the agreement with the Master Servicer pursuant to which such Mortgage Loan is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Servicer) [.] [, and (b) the amount payable to the Depositor, as described below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Mortgage Loan an amount equal
to one-twelfth of   % of the outstanding principal balance of such Mortgage Loan before giving effect to any payments due on the preceding Due Date. The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an amount equal to one-twelfth of
   % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates-Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

     Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation might be characterized as an ownership interest in the interest payments on the Mortgage Loans ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average Mortgage Rate, or the stated interest rates on the Mortgage Loans exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. [The Depositor
intends to treat    % of such servicing compensation and    % of the amount
payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Certain Federal Income Tax Consequences--Mortgage Pools" and "--Taxation of Owners of Trust Fractional Certificates" in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[Termination; Repurchase of Mortgage Loans


     The Pooling and Servicing Agreement provides that the Depositor may purchase from the Trust all Mortgage Loans remaining in the Mortgage Pool and thereby effect early retirement of the Certificates, provided that the aggregate unpaid balances of the Mortgage Loans at the time of such repurchase is less than [10%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The purchase price for any such optional repurchase shall be equal to the outstanding principal balance of such Mortgage Loans, together with accrued interest at the Pass-Through Rate to the first day of the month following such repurchase plus the appraised value of any acquired property with respect to the Mortgage Loans. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

[Letter of Credit


     The maximum liability of [ ] under the Letter of Credit, net of unreimbursed payments thereunder, for the Certificates will be no more than [10%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates, in order to obtain a rating in one of the two highest rating categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates-Credit Support-The Letter of Credit" in the Prospectus.]

[The Pool Insurance Policy

     Subject to the limitations described under "Description of Insurance-Pool Insurance Policy" in the Prospectus, the Pool Insurance Policy will cover losses by reason of default on the Mortgage Loans that are not covered as to their entire outstanding principal balances by primary mortgage insurance, in an
amount equal to   % of the aggregate principal balance of such Mortgage Loans on the Cut-off Date.

     The Pool Insurance Policy will be issued by      , a corporation (the "Pool
Insurer"), which is engaged principally in the business of insuring mortgage loans on residential properties against default in payment by the Mortgagor. At
           , 19 , the Pool Insurer had insurance in force in the form of primary
policies covering approximately $    billion of residential mortgages. At such
date, the Pool Insurer had total assets of approximately $    million, capital
and surplus aggregating $    million and statutory contingency reserves of
$    million, resulting in total policyholders' reserves of $    million.

     The information set forth above has been provided by the Pool Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[The Special Hazard Insurance Policy


     The Special Hazard Insurance Policy will cover certain risks not otherwise insured against under hazard insurance policies, subject to the limitations
described in the Prospectus, and will be issued by       , a         corporation
(the "Special Hazard Insurer"). Claims under such policy will be limited to   %
of the aggregate principal balance of the Mortgage Loans or    times the
principal balance of the Mortgage Loan with the highest outstanding principal
balance as of the Cut-off Date, whichever is greater. At    , 198 , the Special
Hazard Insurer had total assets of approximately $    million and total
policyholders' surplus of $    million. The claims-paying ability of the
Special Hazard Insurer is presently rated by the Rating Agency. In accordance with standard rating agency practice, the Rating Agency may, at any time, revise or withdraw such rating.

     The information set forth above has been provided by the Special Hazard Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[Mortgagor Bankruptcy Bond

     The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgage Bankruptcy Bond") for proceedings with respect to Mortgagors under the federal Bankruptcy Code. The Mortgagor Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a

Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The initial amount of coverage provided by the Mortgagor Bankruptcy Bond
will be $    plus the greater of (i)    % of the aggregate principal balances of
the Mortgage Loans secured by second residences and investor-owned residences or
(ii) times the largest principal balance of any such Mortgage Loan. The coverage provided by the Mortgagor Bankruptcy Bond will be reduced by payments thereunder.

     The Mortgagor Bankruptcy Bond will be issued by      , a      corporation.
At        , 19 ,          had admitted assets of approximately $      and total
policyholders' surplus of approximately $     .

     The information set forth above concerning        has been provided by it.
The Depositor makes no representation as to the accuracy or completeness of such information.]

Certificate Rating


     It is a condition of issuance that the Certificates be rated in one of the two highest rating categories of [ ] (the "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

Weighted Average Life of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The assumed final Distribution Date with respect to the Certificates is
[    ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance outstanding over time and the weighted average life of the Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the Certificates, and sets forth the percentage of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of the Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]

     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Certificates.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]

                   [tax discussion to be added, as applicable]

                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]

                             [ERISA CONSIDERATIONS]

    [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus).]

                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase from the Depositor [all] [the following respective principal amounts] of the Certificates:

[Underwriter

                  CS First Boston Corporation.................     $
                                                                   ------
                           Total..............................     $
                                                                   ======

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement[, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                       Concession (Percent          Discount (Percent of
                       of Principal Amount)            Principal Amount)
                       --------------------            -----------------
                                        %                              %




     After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by [the Underwriter] [the Representative].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.


     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in privately negotiated transactions.


                                 INDEX OF TERMS

                                                            Page on which Term
                                                             is defined in the
Term                                                     Prospectus Supplement
- ----                                                     ---------------------

[ARM Loans.........................................................prospectus]
[Buy-Down Funds....................................................prospectus]
Certificates...............................................................S-3
[Certificateholders........................................................S-5
Class..............................................................prospectus]
Code.......................................................................S-5
[Cut-off-Date......................................................prospectus]
Depositor..................................................................S-3
Distribution Date..........................................................S-4
Due Date...................................................................S-3
Enhancement Act............................................................S-6
Interest Accrual Period.............................................prospectus
Letter of Credit...........................................................S-4
Letter of Credit Percentage................................................S-4
Master Servicer............................................................S-3
Mortgage Loans.............................................................S-4
Mortgage Bankruptcy Bond..................................................S-11
[Mortgage Pool.....................................................prospectus]
Mortgage Rate..............................................................S-7
[Mortgaged Property................................................prospectus]
Mortgagors.................................................................S-5
[Multi-Class Certificates..........................................prospectus]
[Multifamily Property..............................................prospectus]
[Original Value....................................................prospectus]
Pass-Through Rate..........................................................S-4
Performance Bond..........................................................S-10
Pool Insurance Policy......................................................S-4
Pool Insurer..............................................................S-11
Pooling and Servicing Agreement............................................S-9
[Prepayment Assumption.............................................prospectus]
Rating Agency..............................................................S-4
Reference Agreement........................................................S-9
Regular Certificates.......................................................S-6
REMIC......................................................................S-6
Retained Yield............................................................S-10
Servicing Agreement.......................................................S-10
Single Certificate.........................................................S-3
SPA.......................................................................S-12
Special Hazard Insurance Policy...........................................S-15
Special Hazard Insurer....................................................S-11
Standard Terms.............................................................S-9
Trustee....................................................................S-9
[Underwriter.......................................................prospectus]

                       SUBJECT TO COMPLETION, DATED      ,1996

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchanges Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities law of any such state.

- --------------------------------------------------------------------------------
                     P R O S P E C T U S  S U P P L E M E N T
                          (To Prospectus dated   ,19 )
- --------------------------------------------------------------------------------
                              $    (Approximate)
                      Asset Backed Securities Corporation
                                   Depositor

           Conduit Mortgage Pass-Through Certificates, Class A, Series
                  Principal and interest payable on the th day
                          of each month, beginning  , 1

                             -----------------------

     Class A-1   % of principal payments on the Mortgage Loans;   % of interest
payments at an   % pass-through rate on the Mortgage Loans (the "Pass-Through
Rate") (Interest at an   % annual rate on unpaid Class A-1 principal amount)

     Class A-2 No principal payments on the Mortgage Loans;    % of interest
payments at an    % Pass-Through Rate on the Mortgage Loans (Interest at an    %
annual rate on the Class A-2 notional amount)

     The Conduit Mortgage Pass-Through Certificates (the "Certificates") will be composed of [two][three] classes (each, a "Class"), entitled Conduit Mortgage Pass-Through Certificates, Class A (the "Class A Certificates"), [and] Conduit Mortgage Pass-Through Certificates, Class B (the "Class B Certificates") [and Conduit Mortgage Pass-Through Certificates, Class R (the "Class R Certificates")]. The Class A Certificates offered hereby will be divided into two subclasses (each, a "Subclass") entitled Class A-1 (the "Class A-1 Certificates") and Class A-2 (the "Class A-2 Certificates") and will evidence undivided percentage ownership interests in a trust (the "Trust") composed of
(i) [conventional] [fixed-rate] [one- to four-family residential mortgage loans,] [(ii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations,] [(iii) loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling ("Cooperative Loans"),] [and (iv) mortgage participation certificates evidencing participation interests in such loans and meeting the requirements of the nationally recognized rating agency or agencies rating the certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (collectively, the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein) dated as of , 199 , by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor"), in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus.

     The Class A-1 Certificates evidence ownership of % of each principal payment on the Mortgage Loans and % of each interest payment on the Mortgage Loans (representing interest at a rate of % per annum on the unpaid principal amount of the Class A-1 Certificates). The Class A-2 Certificates evidence ownership of % of each interest payment at the Pass-Through Rate on the Mortgage Loans (representing interest at a rate of % per annum on the notional amount of the Class A-2 Certificates). The Class A-2 Certificates are not entitled to distributions in respect of principal. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.

     [The Class B Certificates are not offered hereby. The Depositor intends to offer the Class B Certificates to sophisticated institutional investors from time to time in transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act").]

     THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     The Mortgage Loans may be prepaid at any time without penalty. [A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in Class A-1 Certificates, which are being offered at a discount to their principal amount.] Yields on the Class A-2 Certificates will be extremely sensitive to the prepayment experience on the Mortgage Loans, and prospective investors in such Certificates should fully consider the associated risks, including the risk that such investors, in circumstances of higher than anticipated prepayment, could fail to fully recoup their initial investment. See "The Mortgage Pool," "Yield Considerations" and "Maturity and Prepayment Considerations" in this Prospectus Supplement.


     See "Risk Factors" beginning on p.S-8 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "erisa considerations" herein and in the accompanying prospectus.

     The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Class A Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop or, if it does develop, that it will continue.

     The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" in the Prospectus.
                             -----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================================================

                                             Price to Public (1)     Underwriting Discount      Proceeds to the Depositor (1)(2)

Per Class A-1 Certificate                               %                        %                               %
- ------------------------------------------------------------------------------------------------------------------------------------

Per Class A-2 Certificate                               %                        %                               %
- ------------------------------------------------------------------------------------------------------------------------------------

Total                                        $                       $                          $
====================================================================================================================================

(1) Plus accrued interest, if any, at the applicable rate from       , 19  .
(2) Before deducting expenses payable by the Depositor estimated at $

                             -----------------------

     The Class A Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Class A Certificates, in definitive fully registered form, will be delivered to the
offices of CS First Boston, New York, New York, on or about      , 19 .

                                 CS First Boston

                             -----------------------

                The date of this Prospectus Supplement is   , 19 .

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                             -----------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL    , 19 , ALL DEALERS AFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             -----------------------

                             ADDITIONAL INFORMATION

     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not otherwise defined shall have the meanings given in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered..............   Conduit Mortgage Pass-Through Certificates,
                                     Class A, Series ___ (the "Class A
                                     Certificates").

                                   $   Original Principal Amount Class A-1
                                     Certificates (approximate).

                                   No Original Principal Amount Class A-2
                                     Certificates.

                                   The Class A-1 Certificates represent
                                     undivided percentage interests in
                                     approximately   % of each principal payment
                                     on the Mortgage Loans (the "Principal
                                     Distribution") and undivided percentage
                                     interests in approximately   % of each
                                     interest payment at the Pass-Through Rate on the Mortgage Loans (the "Interest Distribution") (representing interest at a rate of % per annum on the unpaid principal amount of the Class A-1 Certificates). The individual percentage interest (the "Percentage Interest") of any Class A-1 Certificate will be equal to the percentage obtained by dividing the original principal amount of such Class A-1 Certificate by the aggregate original principal amount of all Class A-1 Certificates.

                                   The Class A-2 Certificates represent
                                     Percentage Interests in approximately  % of
                                     the Interest Distribution (representing
                                     interest at a rate of   % per annum on the
                                     unpaid notional amount of the Class A-2
                                     Certificates). The Class A-2 Certificates will not receive distributions of principal with respect to the Mortgage Loans. The Percentage Interest of any Class A-2 Certificate will be equal to the percentage obtained by dividing the original notional amount of such Class A-2 Certificate by the aggregate original notional amount of all Class A-2 Certificates. The notional amount of the Class A-2 Certificates is equal to the aggregate unpaid principal amount of the Class A-1 Certificates, and is used solely for purposes of determining interest payments and certain other rights of holders of the Class A-2 Certificates and does not represent any interest in such principal payments.

                                   The Class A Certificates represent in the
                                     aggregate an approximate % undivided
                                     interest in the Trust Fund. The remaining
                                     approximate   % undivided interest in the
                                     Trust Fund is evidenced by the Class B
                                     Certificates, which are subordinated in
                                     certain respects to the Class A
                                     Certificates, as more fully described
                                     herein and in the Prospectus. [The Class B
                                     Certificates are not being offered hereby, and may be retained by the Depositor or sold by the Depositor at any time to one or more sophisticated institutional investors in privately negotiated transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act").]

Depositor.......................   Asset Backed Securities Corporation, a
                                     Delaware corporation (the "Depositor").

Seller..........................   [       ]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Master Servicer.................   __________, a ________ corporation (the
                                     "Master Servicer").

Cut-off Date....................          , 19   .

Delivery Date...................   On or about                  , 19   .

Record Date.....................  With respect to each Distribution Date, [the last business day of the month preceding the month in which such Distribution Date occurs].

Distribution Date...............  The ____ day of each month, or, if such day is not a business day, the next succeeding business day.

Interest Accrual Period.........   [With respect to any Distribution Date, the
                                     calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year comprised of twelve 30-day months.]

Collection Period...............   [With respect to a Distribution Date, the
                                     period beginning on the day after the Due
                                     Date in the month preceding the month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.]

Due Date........................   [With respect to any Distribution Date and/or
                                     any Mortgage Loan, as the case may be, the first day of the month in which such Distribution Date occurs, or if such first day is not a business day, the business day immediately following such first day.]

Final Scheduled
   Distribution Date............   [    ]. The Final Scheduled Distribution Date
                                     has been determined to be the Distribution
                                     Date succeeding the latest maturity date of any Mortgage Loan in the Mortgage Pool.

Denominations...................   The minimum denomination of a Class A-1
                                     Certificate will represent approximately
                                     $    aggregate principal balance of the
                                     Mortgage Loans on the Cut-off Date. The
                                     minimum denomination of a Class A-2
                                     Certificate will represent approximately
                                     $    notional amount.

Interest........................   Passed through monthly, on each Distribution
                                     Date, commencing   , 19 . The Pass-Through
                                     Rate on the Mortgage Loans[, as of the
                                     Cut-off Date,] is   % per annum. See
                                     "Description of the Certificates" in the Prospectus.

Principal (including
   prepayments) ................   Passed through monthly on the Distribution
                                     Date, commencing on     19 . The rate of
                                     distribution of principal of the
                                     Certificates [(other than the Class A-2 and
                                     Class R Certificates)] will depend on the rate of payment of principal of the Mortgage Loans which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans See "Description of the Certificates" in the Prospectus.

Mortgage Pool...................   The Mortgage Pool will consist of [fixed
                                     rate,] [fully-amortizing,] [level-payment] mortgage loans secured by Mortgages on [one- to four-family residential properties, loans (the "Cooperative Loans") made to finance the purchase of

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                     certain rights relating to cooperatively
                                     owned properties secured by a pledge of
                                     shares of a cooperative corporation (the
                                     "Cooperative") and an assignment of a
                                     proprietary lease or occupancy agreement on
                                     a cooperative dwelling (a "Cooperative
                                     Dwelling" and, collectively with one- to
                                     four-family residential properties, "Single
                                     Family Property"), or mortgage loans
                                     secured by multifamily residential rental
                                     properties consisting of five or more
                                     dwelling units or apartment buildings owned
                                     by cooperative housing corporations
                                     ("Multifamily Property")] [located in the
                                     states of          and          ] [and
                                     mortgage participation certificates
                                     evidencing participation interests in such loans that meet the requirements of the nationally recognized rated agency or agencies rating the certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans"). All Mortgage Loans will have original maturities of at least ____ but not more than ____ years. See "Description of the Mortgage Pool and the Underlying Properties" herein.*

Certain Risk Factors............   For a discussion of certain risk factors that
                                     should be considered in connection with an investment in the Class A Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

Class B Certificates............   The rights of the Class B Certificateholders
                                     to receive distributions with respect to
                                     the Mortgage Loans are subordinated to the
                                     rights of the Class A Certificateholders to
                                     receive such distributions to the extent of
                                     the Subordinated Amount described below.
                                     This subordination is intended to enhance
                                     the likelihood of regular receipt by Class
                                     A Certificateholders of the full amount of
                                     scheduled payments of principal and
                                     interest and to decrease the likelihood
                                     that the Class A Certificateholders will
                                     experience losses. The extent of such
                                     subordination (the "Subordinated Amount")
                                     will be determined as follows: on the
                                     Cut-off Date and on each anniversary of the
                                     Cut-off Date until , the Subordinated
                                     Amount will equal    % of the original
                                     aggregate principal balance of the Mortgage
                                     Loans less the amount of "Aggregate Losses"
                                     (as defined in the Prospectus) since the
                                     Cut-off Date through the last day of the
                                     month preceding such anniversary date; from
                                     the    th anniversary of the Cut-off Date,
                                     the Subordinated Amount will gradually
                                     decline in accordance with a schedule set forth in the Pooling and Servicing Agreement.

[Reserve Fund...................   The protection afforded to the Class A
                                     Certificateholders from the subordination feature described above will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Mortgage Loans (to the extent of the Subordinated Amount) and by the establishment of a reserve (the "Reserve Fund"). The Reserve Fund is not included in the Trust Fund. The Reserve Fund will be created by the Depositor and shall be funded by the retention of all of the scheduled distributions of principal otherwise distributable to the Class B
                                     Certificateholders on each Distribution
                                     Date until the Reserve Fund reaches an
                                     amount (the "Required Reserve") that will equal [; thereafter, the Reserve Fund must be maintained at the following levels: ]. See "Description of the Certificates-- Subordinated Certificates" and "--Reserve Fund" in the Prospectus.]

- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in manufactured housing conditional sales contracts and installment loan agreements ("Contracts"), the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Summary of Terms--Contract Pool."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

[Optional Termination...........   The Depositor may, at its option, repurchase
                                     from the Trust all Mortgage Loans remaining outstanding [at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans on the Cut-off Date]. The repurchase price will equal [the aggregate unpaid principal balance of such Mortgage Loans, together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs plus the appraised value of any property with respect thereof]. Any such termination will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986, so as to constitute a "qualifying liquidation" thereunder. See "Description of the Certificates--Termination;
                                     Repurchase of Certificates" in the
                                     Prospectus.]

Advances........................  The Servicers of the Mortgage Loans (and the
                                     Master Servicer, with respect to each
                                     Mortgage Loan that it services directly and otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances. See "Description of Certificates--Advances" in the Prospectus.

Trustee.........................              (the "Trustee"). See "Description
                                   of the Certificates--Trustee" herein.

Certificate Rating..............  It is a condition of issuance of the Class A
                                     Certificates that they be rated in one of the two highest rating categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

Legal Investment................   The Class A Certificates constitute "mortgage
                                     related securities" for purposes of the
                                     Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" [herein and] in the Prospectus.

ERISA Considerations............   See "ERISA Considerations" in the Prospectus
                                     [and herein].

Tax Aspects.....................   The Depositor intends to make an election to
                                     treat the Trust as a Real Estate Mortgage
                                     Investment Conduit (a "REMIC") pursuant to the Internal Revenue Code of 1986, as amended. [The Certificates other than the Class R Certificates (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   federal income tax rules that may
                                   significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

- --------------------------------------------------------------------------------

                                  RISK FACTORS

General

     The rate of distributions in reduction of the principal balance of any Subclass or Class of Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any Subclass or Class of Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of Mortgagor defaults resulting in realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Certificates -- Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund-Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates -- Assignment of Mortgage Loans; and -- Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and (iii) a discussion of the basis risk associated with a Class of Certificates.]

                        DESCRIPTION OF THE MORTGAGE POOL
                         AND THE UNDERLYING PROPERTIES*

     The Mortgage Pool will consist of Mortgage Loans evidenced by notes with aggregate unpaid principal balances outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately
$              . The amount is subject to a permitted variance of up to %. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date will be $[ ]. The Mortgage Pool will consist of [ ] -year, [fixed-] rate, fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.

     The weighted average interest rate of the Mortgage Loans as of the Cut-off
Date will be at least    % but no more than    %. All Mortgage Loans will have
interest rates of at least  % but no more than   %. The weighted

- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Description of the Contract Pool."

average maturity of the Mortgage Loans, as of the Cut-off Date, will be at least
   years but no more than    years. All Mortgage Loans will have original
maturities of at least    but no more than    years. None of the Mortgage Loans
will have been originated prior to or after                 19  . None of the
Mortgage Loans will have a scheduled maturity later than    .

     The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

     No more than   % of the Mortgage Loans will have been originated before   .
See "Certain Federal Income Tax Consequences--Mortgage Pools." "--Taxation of Owners of Trust Fractional Certificates" and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

     At least    % of the Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of less than $   .

     No more than     % of the Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of more than $   .

     No more than xx% of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of [95%].

     [All of the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of private mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value.]

        [ % of the Mortgage Loans will be secured by Mortgages on single-family dwellings] [ % of the Mortgage Loans will be secured by Multifamily Properties] [ % of the Mortgage Loans will be secured by a pledge of shares of a Cooperative and an assignment of a proprietary lease or occupancy agreement on a Cooperative Dwelling.]

     No more than   % of the Mortgage Loans will be secured by Mortgages on
condominiums.

     No more than %, by aggregate principal balance, of the Mortgage Loans will be Mortgage Loans for which Buy-Down Funds have been provided and no more than % of the principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

     No more than %, by aggregate principal balance, of the Mortgage Loans will be GPM Loans.

     At least   % of the Mortgage Loans will be secured by an owner-occupied
Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that he then intended to occupy the underlying property or, in the absence of such a representation, various factors indicating that such underlying property is owner-occupied.

     No more than [   ]% of the Mortgage Loans will be secured by Mortgages on
properties located in any one zip code.

     The Mortgage Loans will be secured by Mortgages on properties located in
the states of      .

[With respect to ARM Loans, specify the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans.]

[With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards for such loans.]

[With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]

[Specify whether the Depositor, the Master Servicer or the related Servicer, as the case may be, has the right to substitute Mortgage Loans and the period during which the Depositor, the Master Servicer or the related Servicer may exercise such right.]

     Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depository,    , as master servicer (the "Master
Servicer"), and , as trustee (the "Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Percentage Interest evidenced by each Class A-1 Certificate will be determined by dividing the original principal amount of such Class A-1 Certificate by the aggregate original principal amount of all Class A-1 Certificates. The Percentage Interest evidenced by each Class A-2 Certificate will be determined by dividing the original notional amount of such Class A-2 Certificate by the aggregate original notional amount of all Class A-2 Certificates. The Class A Certificates will be issued only in fully
registered form in denominations of $   and integral multiples of $   in excess
thereof.

     The Master Servicer will allocate each month's distributions of principal
and interest on the Mortgage Loans at the Pass-Through Rate as follows:     % of
the monthly Principal Distribution and    % of the Interest Distribution will be
allocated to the Holders of the Class A-1 Certificates (such sum being the
"Class A-1 Distribution Amount");     % of the Interest Distribution will be
allocated to the Holders of the Class A-2 Certificates (such amount being the "Class A-2 Distribution Amount"). Holders of Class A-2 Certificates will not receive distributions of principal with respect to the Mortgage Loans. On each Distribution Date, the Master Servicer will distribute to each Holder of a Class A Certificate an amount equal to the Certificateholder's Percentage Interest evidenced by the Class A Certificate in the Class A-1 Distribution Amount or the Class A-2 Distribution Amount, as the case may be. The remaining distribution will be made to the Holders of the Class B Certificates, as more fully set forth below. Such distributions will be made to Certificateholders of record on the Record Date for such Distribution Date.

     On each Distribution Date, the Master Servicer will distribute to the Class A Certificateholders, in the manner set forth above, an amount (the "Required Distribution") equal to the sum of:

          (i) the aggregate undivided interest evidenced by all Class A Certificates (such aggregate undivided interest being the sum of the aggregate interests evidenced by the Class A Certificates in the Principal Distribution and the Interest Distribution) (the "Senior Interest") in: (a) until such time as the Subordinated Amount is reduced to zero, all scheduled payments of principal and interest (including any advances thereof), adjusted to the applicable Pass-Through Rate, which payments became due on the due date to which such Distribution Date relates (the "Due Date"), whether or not such payments are actually received; and (b) after the Subordinated Amount is reduced to zero, all payments of principal and interest, adjusted to the applicable Pass-Through Rate, due on such Due Date or due, but not previously received, since the time the Subordinated Amount was reduced to zero, but only to the extent such payments are actually received or advanced prior to the Determination Date;

          (ii) the Senior Interest in all principal prepayments received during the month prior to the month of distribution and, interest at the Pass-Though Rate to the end of the month in which such principal prepayments occur;

          (iii) the Senior Interest in the sum of (a) the outstanding principal balance of each Mortgage Loan or property acquired in respect thereof that was repurchased pursuant to the Pooling and Servicing Agreement or liquidated or foreclosed during the monthly period ending on the day prior to the Due Date to which such distribution relates, calculated as of the date each such Mortgage Loan was repurchased, liquidated or foreclosed, and
     (b) accrued but unpaid interest on such principal balance, adjusted to the Pass-Through Rate, to the first day of the month following the month of such repurchase, liquidation or foreclosure.

     The Required Distribution will be distributed to the Class A Certificateholders to the extent that there are sufficient eligible funds available for distribution to such Class A Certificateholders on a Distribution Date. Funds eligible for such purpose with respect to each Distribution Date shall be as set forth in the Prospectus under "Payments on Mortgage Loans."

     If the funds in the Certificate Account eligible for distribution to the Class A Certificateholders (including all funds required to be deposited therein from the Reserve Fund and any Advances by the Servicers or the Master Servicer) are not sufficient to make the full distribution of the Required Distribution on any Distribution Date, the Master Servicer shall distribute on such Distribution Date to the Class A Certificateholders the amount of funds eligible for distribution to such Class A Certificateholders. If, on any Distribution Date, prior to the time the Subordinated Amount has been reduced to zero, the Class A Certificateholders do not receive the Required Distribution, the Holders of the Class B Certificates will not receive any distributions on such Distribution Date. Any amounts in the Certificate Account after the Required Distribution is made to the Class A Certificateholders will be paid to the holders of the Class B Certificates. Holders of the Class B Certificates will not be required to refund any amounts that have previously been properly distributed to them directly from the Certificate Account, regardless of whether there are sufficient funds on such Distribution Date to make a full distribution to the Class A Certificateholders. The subordination of distributions allocable to Holders of the Class B Certificates is limited to the Subordinated Amount, which will decrease over time as more fully set forth in the Pooling and Servicing Agreement, and such subordination will apply on any Distribution Date only to then current distributions allocable to the Class B Certificateholders.

     Distributions to Holders of Class A and Class B Certificates will be made on a pro rata basis, in accordance with the aggregate Percentage Interests of each Class held by each Certificateholder of the related Class.

     Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder, provided, however, that the final distribution in retirement of the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency specified in the notice of Certificateholders of such final distribution.

     The Class A Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the office or agency of the Master Servicer maintained for the purpose in New York, New York. Class A Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Class A Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is
currently located at      .

Trustee

     The Trustee for the Certificates will be      , a bank organized and
existing under the laws of with its principal office located at          .

The Master Servicer

     The Master Servicer is a corporation that commenced operations in     . The
Master Servicer is a FNMA/FHLMC approved seller-servicer based in    . As of   ,
the Master Servicer serviced, for other investors and for its own account,
approximately           mortgage loans with an aggregate principal balance in
excess of $   . The Master Servicer originated approximately $     in mortgage
loans in 19 . The Master Servicer's consolidated stockholder's equity as of
was approximately $   .

        The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     The Master Servicer will obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond") insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances" in an amount and form acceptable to the nationally recognized statistical rating organization or organizations rating the Class A Certificates (collectively, the "Rating Agency").

Servicing Compensation and Payment of Expenses

     The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Mortgage Loan, equal to the excess of each interest payment on a Mortgage Loan over the Pass-Through Rate, less [(a)] any serving compensation payable to the Servicer of such Mortgage Loan under the terms of the agreement with the Master Servicer pursuant to which such Mortgage Loan is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Servicer)[.] [, and (b) the amount payable to the Depositor, as directed below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Mortgage Loan an amount equal to one-twelfth of % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an amount equal to one-twelfth of % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Service and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

     Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation and amounts payable to Depositor might be characterized as an ownership interest in the interest payments on the Mortgage Loans ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average Mortgage Rate, or the stated interest rates on the Mortgage Loans exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted
averaged or loan-by-loan basis. [The Depositor intends to treat   % of such
servicing compensation and    % of the amount payable to it described above as
Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Certain Federal Income Tax Consequences--Mortgage Pools" and "--Taxation of Owners of Trust Fractional Certificates" in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[Termination; Repurchase of Mortgage Loans

     The Pooling and Servicing Agreement provides that the Depositor may purchase from the Trust all Mortgage Loans remaining in the Mortgage Pool and thereby effect early retirement of the Certificates, provided that [the aggregate unpaid balances of the Mortgage Loans at the time of such repurchase is less than [10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date]. The purchase price for any such repurchase [will be the outstanding principal balance of such Mortgage Loans together with accrued and unpaid interest at the Pass-Through Rate to the last day of the month of such repurchase, plus the appraiser value of any property acquired in respect thereof.] Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

Prepayment Experience on the Mortgage Loans

     The rate of principal payments on the Class A-1 Certificates, the aggregate amount of each interest payment on the Class A-1 Certificates and Class A-2 Certificates and the yield to maturity of the Class A-1 and Class A-2 Certificates will correspond directly to the rate of payments of principal on the Mortgage Loans (including, for this purpose, scheduled amortization, payments resulting from liquidation due to default, casualty, condemnation and the like and repurchases by the Servicers under the circumstances described herein and in the Prospectus). The rate of principal payments on pools of mortgages or loans are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Servicers. See "Termination; Repurchase of Mortgage Loans" herein and "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. In any such event, the repurchase price would be passed through to Certificateholders as a prepayment of principal. See "Maturity and Prepayment Considerations" in the Prospectus.

     [[All] [ %] of the Mortgage Loans contain "due-on-sale" provisions. Consequently, acceleration of mortgage payments as a result of transfers of the related mortgaged property will affect the level of prepayments on the Mortgage Loans. In addition, Mortgagors may prepay the Mortgage Loans at any time without penalty.]

     [As the Class A-1 Certificates are being offered at discounts from their original principal amounts, if the purchaser of a Class A-1 Certificate calculates is anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.] Since the Class A-2 Certificates are being offered without any original principal amount, if the purchaser of a Class A-2 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.

     The timing of changes in the rate of prepayments of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     [BECAUSE THE CLASS A-1 CERTIFICATES ARE BEING OFFERED AT A DISCOUNT FROM THEIR ORIGINAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON SUCH CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS.]

     BECAUSE THE CLASS A-2 CERTIFICATES ARE BEING OFFERED WITHOUT ANY PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON THE CLASS A-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. PROSPECTIVE INVESTORS IN THE CLASS A-2 CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT IF THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS IS RAPID SUCH INVESTORS MAY NOT FULLY RECOUP THEIR INITIAL INVESTMENT.

Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

        The assumed final Distribution Date with respect to the Certificates is
[   ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]

     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Class A Certificates.

                                     RATING

     It is a condition of issuance of the Class A certificates that they be rated in one of the two highest rating categories of the Rating Agency prior to issuance. Such rating addresses the likelihood that the holders of the Class A Certificates will receive payments required under the Pooling and Servicing Agreement. In assigning such a rating, to mortgage pass-through certificates, the Rating Agency takes into consideration the credit quality of mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make required payments on such certificates. Such rating does not, however, represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such payments might differ from that originally anticipated. As a result, holders of the Class A Certificates might suffer a lower than anticipated yield, and holders of the Class A-2 Certificates might fail, in circumstances of extreme prepayment, to recoup their original investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]

                   [tax discussion to be added, as applicable]

                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]

                             [ERISA CONSIDERATIONS]*

     [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus).]

     To qualify for exemption under PTCE 83-1 (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus), a Class A Certificate of an Exempt Series must entitle its holder to pass-through payments of both principal and interest on the Mortgage Loans. Because holders of Class A-2 Certificates are only entitled to pass-through payments of interest (but not principal), PTCE 83-1 will not exempt Plans which acquire the Class A-2 Certificates from the prohibited transaction rules of ERISA. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates. However, the other PTCE's or the Underwriter's PTE may be applicable. See "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus.

                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Class A Certificates:

                                                Class A-1            Class A-2
              [Underwriter                    Certificates         Certificates           Total
              ------------                    ------------         ------------           -----
CS First Boston Corporation                $                    $                   $

         Total...........................  $                    $                   $



     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Class A Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Class A Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                                            Concession (Percent           Discount (Percent of
                                           of Principal Amount)            Principal Amount)
                                           --------------------            -----------------

Class A-1..............................                           %                            %

Class A-2..............................                           %                            %


     After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act.

- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations" or in the Prospectus under "ERISA Considerations."

[If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.

                                 INDEX OF TERMS



                                                              Page on which Term
                                                               is defined in the
Term                                                       Prospectus Supplement
- -----                                                      ---------------------
[Aggregate Losses....................................................prospectus]
[ARM Loans...........................................................prospectus]
[Asset Value.........................................................prospectus]
[Buy Down Funds......................................................prospectus]
[Certificate Registration............................................prospectus]
[Certificate Principal Balance.......................................prospectus]
Certificates.................................................................S-1
Class A Certificates.........................................................S-1
Class A-1 Certificates.......................................................S-1
Class A-2 Certificates.......................................................S-1
Class A-1 Distribution Amount...............................................S-11
Class A-2 Distribution Amount...............................................S-11
Class B Certificates.........................................................S-1
Class B-1 Certificates.......................................................S-1
Class R Certificates.........................................................S-1
Commission...................................................................S-2
Contracts....................................................................S-5
Cooperative..................................................................S-1
Cooperative Dwelling.........................................................S-5
Cooperative Loans............................................................S-5
[Cut-off-Date........................................................prospectus]
Depositor....................................................................S-1
[Determination Date..................................................prospectus]
[Distribution Date...................................................prospectus]
Due Date....................................................................S-12
Enhancement Act..............................................................S-7
Exchange act.................................................................S-2
[Final Scheduled Distribution Date...................................prospectus]
[Interest Accrual Period.............................................prospectus]
Interest Distribution........................................................S-3
Master Servicer..............................................................S-4
[Mortgage Pool.......................................................prospectus]
Mortgage Loans...............................................................S-1
Multifamily Property.........................................................S-5
[Notional Amount.....................................................prospectus]
[Original Value......................................................prospectus]
Pass-Through Rate............................................................S-1
Percentage Interest..........................................................S-3
Performance Bond.............................................................S-3
Pooling and Servicing Agreement.............................................S-11
Principal Distribution.......................................................S-3
[Principal Weighted Class............................................prospectus]
Rating Agency................................................................S-1
[Record Date.........................................................prospectus]
Reference Agreement.........................................................S-11
Regular Certificates.........................................................S-7
REMIC........................................................................S-7
Required Distribution.......................................................S-12
Required Reserve.............................................................S-6
Reserve Fund.................................................................S-6
Retained Yield..............................................................S-13
Securities Act...............................................................S-1


Senior Interest.............................................................S-12
Single family Property.......................................................S-5
SPA.........................................................................S-15
Standard Terms..............................................................S-11
Subclass.....................................................................S-1
Subordinated Amount..........................................................S-6
Trust........................................................................S-1
[Trust Asset.........................................................prospectus]
Trust Fund...................................................................S-1
Trustee......................................................................S-7
Underwriter.................................................................S-11
[Underwriting Agreement..............................................Prospectus]

                       SUBJECT TO COMPLETION, DATED , 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities are not to be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

================================================================================
                   P R O S P E C T U S  S U P P L E M E N T
                    (To Prospectus dated __________, 19__ )
================================================================================

                            $__________ (Approximate)

                       Asset Backed Securities Corporation

                                    Depositor

          Conduit Mortgage Pass-Through Certificates, [Class A], Series

$[Variable Rate] [ ___%] Class A-1 Certificates ____ $ ______ % Class A-3 Certificates $[Variable Rate] [ ___%] Class A-2 Certificates ____ $ ______ % Class A-4 Certificates

                             ----------------------


     The [Class A] Certificates (the "Certificates") offered hereby evidence ownership interests in a trust to be created by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor"), on or about _________, 199_ (the "Trust"). The Trust property will consist of a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein), dated as of _________, 199_, by the Depositor in exchange for the Certificates and are more fully described in the Prospectus Supplement and in the accompanying Prospectus.

     Interest on the Class A-1, Class A-2 and Class A-3 Certificates, at the rate of interest set forth above for each such Class, will be distributed [monthly] on each Distribution Date, commencing _________, 199_. Distributions of interest on the Class A-4 Certificates will commence after distributions in reduction of the Stated Principal Balance (as defined herein) of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. Distributions in reduction of Stated Principal Balance of the Certificates of each Class will be made on a pro rata basis among the Certificates of such Class, in the order of their respective Final Scheduled Distribution Dates (as defined herein), so that no distribution in reduction of the Stated Principal Balance of any Certificate will be made until the Stated Principal Balance of each Class of Certificates having a prior Final Scheduled Distribution Date has been reduced to zero.

     Scheduled distributions on the Mortgage Loans included in the Mortgage Pool, together with certain other funds, as set forth more fully herein, will be sufficient to make timely distributions of interest and distributions in reduction of Stated Principal Balance on the [Class A] Certificates and to reduce the Stated Principal Balance thereof to zero not later than the Final Scheduled Distribution Dates set forth herein. However, the actual final distribution on the [Class A] Certificates could occur significantly earlier than the Final Scheduled Distribution Dates set forth herein. The [Class A] Certificates will be subject to Special Distributions under the circumstances specified herein. [The Depositor intends to offer the Class B Certificates (as defined herein), which are not offered hereby, to sophisticated institutional investors in transactions not requiring registration under the Securities Act of 1933, as amended. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.]

     See "Risk Factors" beginning on p.S-11 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend to make a secondary market for the [Class A] Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

     The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" in the Prospectus.

                             ----------------------

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF, NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
           OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


====================================================================================================================================

                                                        Final
                                                      Scheduled                                        Proceeds to the
                                                    Distribution       Price to       Underwritng         Depositor
                                 Interest Rate        Date (1)        Public (2)       Discount             (2)(3)
- ------------------------------------------------------------------------------------------------------------------------------------

Per Class A-1 Certificate             (4)                                  %               %                  %
- ------------------------------------------------------------------------------------------------------------------------------------

Per Class A-2                         (5)                                  %               %                  %
- ------------------------------------------------------------------------------------------------------------------------------------

Per Class A-3 Certificate                                                  %               %                  %
- ------------------------------------------------------------------------------------------------------------------------------------

Per Class A-4 Certificate                                                  %               %                  %
- ------------------------------------------------------------------------------------------------------------------------------------

Total                                                                      %               %                  %
====================================================================================================================================



(1) These dates are calculated assuming, among other things, that there are no prepayments and the Mortgage Loan characteristics are as described under "Description of the Trust Fund--The Mortgage Pool" herein.

(2)  Plus accrued interest, if any, at the applicable rate from _________, 199_.

(3) Before deduction of expenses payable by the Depositor estimated at $_________.

(4) The Class A-1 Certificates will bear interest at the per annum rate of ___% through __________, 19__ , and thereafter at a variable per annum rate of ___% above the arithmetic mean of the London interbank offered rates for [____] month Eurodollar deposits ("LIBOR"), determined as set forth herein, subject to a maximum interest rate of ___%.

(5) The Class A-2 Certificates will bear interest at the per annum rate of ___% through __________, 19__ , and thereafter at a variable per annum rate equal to [ ___%-(__ x LIBOR), determined as set forth herein, subject to a minimum interest rate of ___%.]

                             ----------------------

The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be delivered to the offices of CS First Boston, New York, New York, on or about 199 .

                                 CS First Boston

================================================================================

           The date of this Prospectus Supplement is __________, 19__

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                             ----------------------


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER[S] MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL __________, 19__ , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------


                              AVAILABLE INFORMATION

     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered ............   Conduit Mortgage Pass-Through Certificates,
                                    [Class A] Series __ (the "[Class A]
                                    Certificates"). $[Variable] [%] Class A-1
                                    Certificates $[Variable][%] Class A-2
                                    Certificates $ ___% Class A-3 Certificates $
                                    ___% Class A-4 Certificates.

                                  [The Class A-1 and Class A-2 Certificates
                                    are Variable Rate Certificates. The Class
                                    A-3 and Class A-4 Certificates are Fixed
                                    Interest Rate Certificates, as described herein.]

                                  [The Class A-4 Certificates are Compound
                                    Interest Certificates for the purposes of this Prospectus Supplement.]

                                  [The Class A Certificates represent, in the
                                    aggregate, an approximate ___% undivided interest in the Trust Fund. The remaining approximate ___% undivided interest in the Trust Fund is represented by the Class B Certificates, which are subordinated in certain respects to the Class A Certificates, as more fully described herein and in the Prospectus. [The Class B Certificates are not being offered hereby, and may be retained by the Depositor or sold by the Depositor at any time to one or more sophisticated institutional investors in privately negotiated transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act").]]

Denominations and Record
  Dates .......................    The [Class A] Certificates will be issued in
                                    fully registered form in minimum
                                    denominations of $ And integral multiples of $ in excess of such amount. [The Record Date for each regular distribution on the [Class A] Certificates is the close of business on the [last] day of the [second] month immediately preceding the applicable Distribution Date.] [The Record Date for each regular distribution on the Variable Rate Certificates is the close of business on the th day of the month in which the applicable Distribution Date occurs. The Record Date for each regular distribution on the Fixed Rate Certificates is the close of business on the th day of the month immediately preceding the month in which the applicable Distribution Date occurs.]

Depositor .....................   Asset Backed Securities Corporation, a
                                    Delaware corporation (The "Depositor").

Seller ........................   [    ]

Master Servicer................   _______, a _____________ corporation (the
                                    "Master Servicer")

Cut-off Date ..................   __________, 19__ .


Delivery Date .................   On or about __________, 19__ .

Distribution Date .............   The [____ day of each month] [each , , and
                                    ], or, if such day is not a business day, the next succeeding business day.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Collection Period .............   [With respect to a Distribution Date, the
                                    period beginning on the day after the Due
                                    Date in the [month] [quarter] preceding the month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.]

Due Date ......................   [With respect to any Distribution Date
                                    and/or any Mortgage Loan, as the case may be, the first day of the [month] [quarter] in which such Distribution Date occurs, or if such first day is not a business day, the business day immediately following such first day.]

Interest Distributions ........   [Interest will be distributed on each
                                    Distribution Date on the Stated Principal
                                    Balance (as defined herein) of the
                                    Certificates at the applicable rate of
                                    interest specified on the cover page hereof
                                    (the "Interest Rate") for the Class A-1,
                                    Class A-2 and Class A-3 Certificates,
                                    commencing __________, 19__ .] [Interest will be distributed on the Class A-1 Certificates at the per annum rate of ___% through __________, 19__ , and thereafter at a variable per annum rate of ___% above LIBOR, determined as set forth herein, subject to a maximum interest rate of ___%. Interest will be distributed on the Class A-2 Certificates at the per annum rate of ___% through __________, 19__ , and thereafter at a variable per annum rate
                                    equal to ___% - ( x LIBOR), determined as set forth herein, subject to a minimum interest rate of ___%. Interest will be distributed on the Class A-3 and Class A-4 Certificates (the "Fixed Rate Certificates") at the respective per annum rates specified on the cover page hereof.] [Interest distributable on the Fixed Rate Certificates on each Distribution Date will accrue from the [first day of the month preceding the month in which the] prior Distribution Date occurred (or from __________, 19__ in the case of the first Distribution Date) through the last day of the month preceding the then current Distribution Date.] [Interest will accrue on the Variable Rate Certificates from the preceding Distribution Date (or from __________, 19__ in the case of the first Distribution Date) through the day preceding each Distribution Date. Interest will accrue on the Fixed Rate Certificates from the th day of the month preceding the month in which the prior Distribution Date occurred (or from , 19 in the case of the first Distribution Date) through the th day of the month preceding the month in which the current Distribution Date occurs.] Distributions of interest on the Class A-4 Certificates will commence after distributions in reduction of Stated Principal Balance of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. See "Description of the Certificates-Distributions of Interest" herein.

                                  [The distribution of interest on the Class
                                    A-3 Certificates (and the addition of
                                    accrued interest to the Stated Principal
                                    Balance of the Class A-4 Certificates prior to the reduction of the Stated Principal Balance of the Class A-3 Certificates to
                                    zero) one month after the date to which
                                    interest accrues thereon and the calculation of accrued interest on such Certificates based on the assumption that distributions in reduction of Stated Principal Balance are made one month prior to the date on which such distributions actually are made will reduce the effective yield to the holders of the Class A-3 Certificates from that which would be the case if interest distributable on such Certificates on a Distribution Date were to accrue to such Distribution Date. See "Description of the [Class A] Certificates-Distributions of Interest [on the Class A Certificates]" herein.]

Distributions in Reduction of
Stated Principal Balance .......  The Stated Principal Balance of a [Class A]
                                    Certificate at any time represents the
                                    maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Mortgage Loans comprising the Mortgage Pool and will decline to the extent distributions in reduction of Stated Principal Balance are received by such


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    holder. The Initial Stated Principal Balance of each Class of Certificates is set forth on the cover of this Prospectus Supplement. Allocation of distributions in reduction of Stated Principal Balance will be made to the [Subc] [C]lasses of the [Class A] Certificates in the order of their respective Final Scheduled Distribution Dates, so that no distribution in reduction of Stated Principal Balance will be made to any [Subc] [C]lass of [Class A] Certificates until distributions in reduction of Stated Principal Balance made to each [Subc] [C]lass of [Class A] Certificates having a prior Final Scheduled Distribution Date have reduced the Stated Principal Balance of such [Subc] [C]lass to zero.

                                  Distributions in reduction of Stated
                                    Principal Balance on the [Class A]
                                    Certificates will be made on each
                                    Distribution Date on which such
                                    distributions are due in an aggregate amount equal to the sum of (i) the amount of interest accrued on the Class A-4 Certificates from the [first day of the month preceding the month in which the prior] Distribution Date occured (or from __________, 19__ in the case of the first Distribution Date) through the last day of the month preceding the then current Distribution Date but not then distributable (the "Accrual Distribution Amount"), (ii) the [Class A] Stated Principal Distribution Amount (as described below) [and (iii) ___% of Excess Cash Flow (as defined herein), if any]. The [Class A] Stated Principal Distribution Amount with respect to a Distribution Date equals the amount, if any, by which the aggregate Stated Principal Balance of the [Class A] Certificates (before taking into account the amount of interest accrued on the Class A-4 Certificates to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value, as defined herein, of the Mortgage Loans comprising the Mortgage Pool as of the Business Day prior to such Distribution Date. For purposes of determining the Stated Principal Distribution Amount, the Asset Value of the Mortgage Loans comprising the Mortgage Pool will be reduced by taking into account [the Senior Interest (as defined herein) in] all distributions of principal thereof (including prepayments) received or due to be received by the Trustee or its nominee during the period (a "Due Period") ending on the Business Day prior to such Distribution Date. See "Description of the [Class A] Certificates--Distributions in Reduction of Stated Principal Balance" herein.

Final Scheduled Distribution
Date ..........................   Class A-1 Certificates               .

                                  Class A-2 Certificates               .

                                  Class A-3 Certificates               .

                                  Class A-4 Certificates               .

                                  The Final Scheduled Distribution Date for
                                    each [Subc][C]lass of [Class A] Certificates is the latest date on which the Stated Principal Balance of all the Certificates of such [Subc] [C]lass will have been reduced to zero, and is calculated by assuming, among other things, that [(i)] scheduled interest and principal payments (with no prepayments) on the Mortgage Loans comprising the Mortgage Pool are timely received [and (ii) such amounts are reinvested at an assumed reinvestment rate of ___% per annum to __________, 19__ , ___%
                                    per annum from __________, 19__ to
                                    __________, 19__ and ___% per annum
                                    thereafter (the "Assumed Reinvestment
                                    Rate")]. Since the rate of distributions in reduction of Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates will depend on the rate of payment (including prepayments) on the principal of the Mortgage Loans, the actual final distribution of any [Subc] [C]lass of [Class A] Certificates could occur significantly earlier than its Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    actual payment experience of the Mortgage
                                    Loans. See "Yield Considerations" herein.

[Special Distributions ........   The [Class A] Certificates may receive
                                    special distributions in reduction of Stated
                                    Principal Balance ("Special Distributions") on the first day of any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans comprising the Mortgage Pool and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the Pooling and Servicing Agreement, that interest requirements on any portion of the [Class A] Certificates would not be met. The amount of any such Special Distribution would not exceed the amount of distributions in reduction of Stated Principal Balance of the [Class A] Certificates that would otherwise be required to be made on the next Distribution Date. As a result, a Special Distribution on the [Class A] Certificates would not result in a distribution to [Class A] Certificateholders more than two months earlier than the Distribution Date on which such distribution would otherwise have been received. The [Class A] Certificates will be redeemable in the same priority and manner as distributions in reduction of Stated Principal Balance are made on a Distribution Date. See "Description of the [Class A] Certificates--Special Distributions" herein.]

[Optional Termination ........    On any Distribution Date on or after the
                                    [later] of or the date on which the Stated
                                    Principal Balance of the [Class A-3]
                                    Certificates has been reduced to zero, the Depositor will have the right to repurchase, in whole, but not in part, the Mortgage Loans comprising the Mortgage Pool. Additionally, on any Distribution Date on which the aggregate principal amount of the Mortgage Loans comprising the Mortgage Pool is less than [10%] of the aggregate principal amount of such Mortgage Loans as of the Cut-off Date, the Depositor will have the right to repurchase, in whole, but not in part, such Mortgage Loans. Any such repurchase will be made at a purchase price equal to [the aggregate principal amount of such Mortgage Loans plus accrued interest thereon to the last day of the month of such repurchase, together with the appraised value of any property acquired in respect of such Mortgage Loans]. Any such termination will be effected in compliance with the requirements of Section 860F(a) (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), so as to constitute a "qualifying liquidation" thereunder. The proceeds of any such repurchase will be treated as a distribution on the Mortgage Loans for purposes of distributions to the Certificateholders. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the person named in the Pooling and Servicing Agreement.] See "Description of the [Class A] Certificates--Optional Termination" herein.]

Trust Fund ....................   The Certificates evidence ownership interest
                                    in the Trust Fund, the assets of which will consist of the following:

   A.    Mortgage Pool ........   The Mortgage Pool will consist of
                                    [fixed-rate,] fully amortizing,
                                    [level-payment] mortgage loans [and mortgage
                                    participation certificates evidencing
                                    participation interests in such mortgage
                                    loans that meet the requirements of the
                                    nationally recognized rating agency or
                                    agencies rating the Certificates
                                    (collectively, the "Rating Agency") for a
                                    rating in one of the two highest rating
                                    categories of such Rating Agency] secured by
                                    mortgages on one- to four-family residential
                                    properties located in the states of        ,
                                    and                 (the "Mortgage Loans").
                                    All Mortgage Loans will have original
                                    maturities of at least [15] but no more than [30] years. See "Description of the Trust Fund--The Mortgage Pool" herein.*

   B.    Certificate Account ..   There will be deposited in an account (the
                                    "Certificate Account") to be established with the Trustee all distributions on or with respect to the Mortgage Loans


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                    comprising the Mortgage Pool, together with reinvestment income thereon [, the amount of cash initially deposited therein by the Depositor, and any amounts withdrawn from any Reserve Fund, GPM Fund or Buy-Down Fund (as described below)]. Funds on deposit in the Certificate Account will be available to make distributions in reduction of Stated Principal Balance and distributions of interest on the [Class A] Certificates on each Distribution Date. See "Description of the Trust Fund--Certificate Account" herein.

[C.      Buy-Down Fund ........   The Depositor will deliver to the Trustee
                                    cash, a letter of credit or a guaranteed investment contract to fund the Buy-Down Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the Buy-Down Fund will be the same as that of the Certificate Account. The Trustee may withdraw excess funds in the Buy-Down Fund on any Distribution Date. See "Description of the Trust Fund--Buy-Down Fund" herein.]

[D.      GPM Fund .............   The Depositor will deliver to the Trustee
                                    cash, a letter of credit or a guaranteed investment contract to fund the GPM Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the GPM Fund will be the same as that of the Certificate Account. The Trustee may withdraw excess funds in the GPM on any Distribution Date. See "Description of the Trust Fund--GPM Fund" herein.]

[E.      Reinvestment
         Agreement ............   All amounts on deposit in the Certificate
                                    Account [and the GPM and Buy-Down Funds]
                                    will be reinvested with       by the Trustee
                                    pursuant to a guaranteed investment contract
                                    (the "Reinvestment Agreement") at a rate of ___% per annum. See "Description of the Trust Fund--Reinvestment Agreement" herein.]

[F.      Letter of Credit .....   The maximum liability of [ ] under an
                                    irrevocable standby letter of credit, for the Mortgage Pool (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more than [10%] of the initial aggregate principal balance of the Mortgage Pool (the "Letter of Credit Percentage"). The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements for a rating in one of the two highest rating categories of the Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

- --------------

* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interest in manufactured housing conditional sales contracts and installment loan agreements ("Contracts"), the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Summary of Terms -- Contract Pool."


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                                      S-7

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[G.      Pool Insurance Policy    Neither the Certificates nor the Mortgage
                                    Loans will be insured or guaranteed by any governmental agency.] Subject to the limitations described herein, a pool insurance policy for certain of the Mortgage Loans (the "Pool Insurance Policy"), will cover losses due to default on such Mortgage Loans in an initial amount of not less than [5%] of the aggregate principal balance as of the first day of the month of the creation of the Trust (the "Cut-off Date") of all Mortgage Loans that are not covered as to their entire outstanding principal balance by primary policies of mortgage guaranty insurance. See "Description of the Trust Fund--The Pool Insurance Policy" herein. The Pool Insurance Policy will be subject to the limitations described under "Description of Insurance--the Pool Insurance Policy" in the Prospectus.]

[H.      Hazard Insurance [and
         Special Hazard
         Insurance
         Policy] ..............   All of the Mortgage Loans will be covered by
                                    standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. [An insurance policy (the "Special Hazard Insurance Policy") will cover losses with respect to the Mortgage Loans that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy will be limited in scope and will cover losses in an initial amount equal to the greater of ___% of the aggregate principal balance of the Mortgage Loans or times the unpaid principal balance of the largest Mortgage Loan.] Any hazard losses not covered by [either] standard hazard insurance policies [or the Special Hazard Insurance Policy] will not be insured against and [, to the extent that the amount available under the Letter of Credit or any alternative method of credit support is exhausted,] will be borne by the Certificateholders. See "Description of the Trust Fund--The Special Hazard Insurance Policy" herein. The hazard insurance policies [and the Special Hazard Insurance Policy] will be subject to the limitations described under "Description of Insurance--Hazard Insurance" and "--Special Hazard Insurance Policies"] in the Prospectus.

[I.      Mortgagor Bankruptcy
         Bond .................   The Depositor will obtain a bond or similar
                                    form of insurance coverage (the "Mortgagor
                                    Bankruptcy Bond"), providing coverage
                                    against losses that result from proceedings with respect to obligors under the Mortgage Loans (the "Mortgagor") under the federal Bankruptcy Code. See "Description of the Trust Fund--Mortgagor Bankruptcy Bond" herein and "Description of Insurance--The Mortgagor Bankruptcy Bond" in the Prospectus.]

[Class B Certificates ........    The rights of the Class B Certificateholders
                                    to receive distributions with respect to the
                                    Mortgage Loans are subordinated to the right
                                    of the Class A Certificateholders to receive
                                    such distributions to the extent of the
                                    Subordinated Amount described below. This
                                    subordination is intended to enhance the
                                    likelihood of regular receipt by Class A
                                    Certificateholders of the full amount of
                                    scheduled distributions of interest and
                                    distributions in reduction of Stated
                                    Principal Balance and to decrease the
                                    likelihood that the Class A
                                    Certificateholders will experience losses.
                                    The extent of such subordination (the
                                    "Subordinated Amount") will be determined as
                                    follows: on the Cut-off Date and on each
                                    anniversary of the Cut-off Date until      ,
                                    the Subordinated Amount will equal ___% of the original aggregate principal balance of the Mortgage Loans less the amount of "Aggregate Losses" (as defined in the Prospectus) since the Cut-off Date through the last day of the month preceding such anniversary date; from the th anniversary of the Cut-off Date onward, the Subordinated Amount will gradually decline in accordance with a schedule set forth in the Pooling and Servicing Agreement.]


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                                      S-8

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[Reserve Fund .................   The protection afforded to the Class A
                                    Certificateholders from the subordination
                                    feature described above will be effected
                                    both by the preferential right of the Class
                                    A Certificateholders to receive current
                                    distributions with respect to the Mortgage
                                    Loans (to the extent of the Subordinated
                                    Amount) and by the establishment of a
                                    reserve (the "Reserve Fund"). The Reserve
                                    Fund is not included in the Trust Fund. The
                                    Reserve Fund will be created by the
                                    Depositor and shall be funded by the
                                    retention of all of the scheduled
                                    distributions of principal of the Mortgage
                                    Loans otherwise distributable to the Class B
                                    Certificateholders on each Distribution Date
                                    until the Reserve Fund reaches an amount
                                    (the "Required Reserve") that will equal
                                    [; thereafter, the Reserve Fund must be
                                    maintained at the following levels:       ].
                                    See "Description of the Certificates--
                                    Subordinated Certificates" and "--Reserve
                                    Fund" in the Prospectus.]

Certain Risk Factors ..........   For a discussion of certain risk factors
                                    that should be considered in connection with an investment in the Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

Master Servicing and Servicing
  Agreements ..................   The Depositor will enter into a Master
                                    Servicing Agreement with           , which
                                    will have entered into Servicing Agreements with various entities (each a "Servicer") with respect to the servicing of the Mortgage Loans. Among other things, the Servicers and the Master Servicer are obligated under certain circumstances to make advances with respect to the Mortgage Loans, to purchase any Mortgage Loans for which mortgage insurance coverage is denied on the grounds of fraud or misrepresentation and to purchase certain Mortgage Loans with respect to which a breach of a representation or warranty has occurred. The Depositor will assign to the Trustee its rights under the Master Servicing Agreement and the Servicing Agreements with respect to the Mortgage Loans.

Advances ......................   Any Servicer of the Mortgage Loans (and the
                                    Master Servicer, with respect to each
                                    Mortgage Loan that it services directly and otherwise, to the extent the applicable Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances. See "Description of the Certificates--Advances" in the Prospectus.

Substitution of Mortgage
  Loans .......................   Within three months following the date of
                                    the issuance of the Certificates, the
                                    Depositor may deliver to the Trustee
                                    Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in this Prospectus Supplement or in the Current Report on Form 8-K referred to herein. See "The Mortgage Pool-Substitution of Mortgage Loans" in the Prospectus.

Residual Certificates .........   Upon the issuance of the Certificates, [the
                                    Depositor will retain] an interest in the Mortgage Pool [that] will be represented by a class of certificates (the "Residual Certificates") that the Depositor will designate as "residual interests" under
                                    Section 860G(a)(2) of the Internal Revenue
                                    Code of 1986, as amended (the "Code"). The
                                    Residual Certificates will represent the right to receive distributions equal to ___% of the Excess Cash Flow, if any, with respect to each Distribution Date. The Residual Certificates are not being offered hereby. [The Depositor may, but need not, sell some or all of such Residual Certificates after the date of issuance of the Certificates to sophisticated institutional investors in transactions not requiring registration under the Securities Act of 1933, as amended.]


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                                       S-9

- --------------------------------------------------------------------------------

Trustee .......................   __________ (the "Trustee"). See "Description
                                    of the [Class A] Certificates-Trustee"
                                    herein.

Legal Investment ..............   The [Class A] Certificates constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.

Certificate Rating ............   It is a condition of issuance that the
                                    [Class A] Certificates be rated in one of the two highest rating categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

ERISA Limitations .............   See "ERISA Considerations" in the
                                    Prospectus.

Tax Aspects ...................   The Depositor intends to make an election to
                                    treat the Trust Fund as a Real Estate
                                    Mortgage Investment Conduit (a "REMIC"), pursuant to the Internal Revenue Code of 1986, as amended. [The Certificates other than the Residual Certificates (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]


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                                      S-10

                                  RISK FACTORS

General

        The rate of distributions in reduction of the principal balance of any Subclass or Class of Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any Subclass or Class of Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of Mortgagor defaults resulting in realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Certificates Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans; and Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

        The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

        An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

        [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and (iii) a discussion of the basis risk associated with a Class of Certificates.]

                          DESCRIPTION OF THE TRUST FUND

The Mortgage Pool*

        The Mortgage Pool will consist of Mortgage Loans evidenced by mortgage notes with aggregate unpaid principal balances outstanding as of the first day of the month of the creation of the Trust (the "Cut-off Date"), after deducting
payments of principal due on such date, of approximately $      . This amount is
subject to a permitted variance of up to ___%. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date will be $[ ]. [The Mortgage Pool will consist of -year, [fixed-rate], fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.]

        The weighted average interest rate (individually, a "Mortgage Rate") of the Mortgage Loans as of the Cut-off Date will be at least ___% but no more than ___%. All Mortgage Loans will have Mortgage Rates of at least ___% but no more than ___%. The weighted average maturity of the Mortgage Loans, as of the Cut-off Date, will be at least years but no more than years. All Mortgage Loans will have original maturities of at least but no more than years. None of the Mortgage Loans will have been originated prior to or after __________, 19__ . None of the Mortgage Loans will have a scheduled maturity later than ____ .

- --------

* ____ ____ If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Description of the Contract Pool."

        The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstandingaggregate principal balances of all Mortgage Loans):

        No more than ___% of the Mortgage Loans will have been originated before
                    , and no more than ___% of the Mortgage Loans will have been originated before . See "Certain Federal Income Tax Consequences--Mortgage Pools," "--Taxation of Owners of Trust Fractional Certificates," and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

        At least ___% of the Mortgage Loans will be Mortgage Loans each having outstanding principal balances of less than $ .

        No more than ___% of the Mortgage Loans will be Mortgage Loans each having outstanding principal balances of more than $ _____ .

        No more than ___% of the Mortgage Loans will have had loan-to-value ratios at origination in excess of [80]%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of 95%.

        [All of the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of primary mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value.]

         At least ___% of the Mortgage Loans will be secured by mortgages on one-family dwellings.

        No more than ___% of the Mortgage Loans will be secured by Mortgages on condominiums.

        No more than ___%, by aggregate principal balance, of the Mortgage Loans will be Mortgage Loans for which Buy-Down Funds have been provided, and no more than ___% of the principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

        No more than ___%, by aggregate principal balance, of the Mortgage Loans will be GPM Loans.

        At least ___% of the Mortgage Loans will be secured by a Mortgage on an owner-occupied Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that such Mortgagor then intended to occupy the underlying property or, in the absence of such a representation, on the basis of various factors indicating that the underlying property is owner-occupied.

        No more than [ ]% of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code.

        The Mortgage Loans will be secured by Mortgages on properties located in
the states of                 .

[With respect to ARM Loans, specify the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans.]

[With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards for such loans.]

        Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting
the following information regarding the Mortgage Loans:    years of origination,
types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

Certificate Account

        There will be deposited in an account (the "Certificate Account") to be established with the Trustee all distributions on or with respect to the Mortgage Loans comprising the Mortgage Pool, together with reinvestment income thereon. [Until such time as the Subordinated Amount is reduced to zero, f] [F]unds on deposit in the Certificate Account will be available to make distributions in reduction of Stated Principal Balance and distributions of interest on the Certificates on each

Distribution Date, as more fully set forth herein. [Any funds remaining in the Certificate Account on each Distribution Date after making required distributions to holders of the Class A Certificates on such Distribution Date will be distributed to the holders of the Class B Certificates.] [Any amounts remaining in the Certificate Account on each Distribution Date after making required distributions on the Class B Certificates on such Distribution Date will be distributed to the holders of the Residual Certificates.]

[Buy-Down Fund

        The Depositor will deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the [Class A] Certificates. [The Senior Interest in] Buy-Down Mortgage Loans not valued solely on the basis of the scheduled monthly payments required of the Mortgagor will be valued by taking into account funds available from the Buy-Down Fund and reinvestment income thereon at the same Assumed Reinvestment Rate as that of the Certificate Account.

        The Trustee may withdraw excess funds from the Buy-Down Fund on any Distribution Date. Any amounts so withdrawn shall be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in scheduled distributions on such Class B Certificates on such Distribution Date. Any amounts remaining will be distributed] to the holders of the Residual Certificates.]

[GPM Fund

        To the extent that [the Senior Interest in] a Mortgage Loan providing for payments during a portion of its term that are less than the actual amounts of principal and interest payable thereon (a "GPM Loan") is valued on the basis of its maximum principal balance, rather than on the basis of scheduled payments by the Mortgagor, the Depositor will deliver cash, a letter of credit or a guaranteed investment contract to fund the GPM Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the GPM Fund is the same as that of the Certificate Account.

        The Trustee may withdraw excess funds from the GPM Fund on any Distribution Date. Any amounts so withdrawn shall be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in scheduled distributions on such Class B Certificates on such Distribution Date. Any amounts remaining will be distributed] to the holders of the Residual Certificates.]

[Reinvestment Agreement

        All amounts on deposit in the Certificate Account [, the Buy-Down Fund
and the GPM Fund] will be reinvested with           by the Trustee pursuant to a
guaranteed investment contract (the "Reinvestment Agreement") at a rate of ___% per annum.]

[Letter of Credit

        The maximum liability of [ ] under the Letter of Credit, net of unreimbursed payments thereunder, for the Certificates will be no more than ___% of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates in order to obtain a rating in one of the two highest ratings categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

[The Pool Insurance Policy

        Subject to the limitations described under "Description of Insurance--Pool Insurance Policy" in the Prospectus, the Pool Insurance Policy will cover losses by reason of default on the Mortgage Loans that are not covered as to their entire outstanding principal balances by primary mortgage insurance, in an amount equal to ___% of the aggregate principal balance of such Mortgage Loans on the Cut-off Date.

        The Pool Insurance Policy will be issued by             ,              a

corporation (the "Pool Insurer"), which is engaged principally in the business of insuring mortgage loans on residential properties against default in payment
by the Mortgagor. At               , 19  , the Pool Insurer had insurance in
force in the form of primary policies covering approximately $    billion of
residential mortgages. At such date, the Pool Insurer had total assets of
approximately $     million, capital and surplus aggregating $    million and
statutory contingency reserves of $      million, resulting in total
policyholders' reserves of $    million. The claims-paying ability of the Pool
Insurer is currently rated by           .In accordance with standard rating
agency practice,              may, at any time, revise or withdraw such rating.

        The information set forth above has been provided by the Pool Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[The Special Hazard Insurance Policy

        The Special Hazard Insurance Policy will cover certain risks not otherwise insured against under hazard insurance policies, subject to the limitations described in the Prospectus, and will be issued by , corporation (the "Special Hazard Insurer"). Claims under such policy will be limited to ___% of the aggregate principal balance of the Mortgage Loans or twice the principal balance of the Mortgage Loan with the highest outstanding principal balance at the Cut-off Date, whichever is greater. At __________, 19__ , the Special Hazard
Insurer had total assets of approximately $    million and total policyholders'
surplus of $      . The claims-paying ability of the Special Hazard Insurer is
presently rated         by         . In accordance with standard rating agency
practice,           may, at any time, revise or withdraw such rating.

        The information set forth above has been provided by the Special Hazard Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[Mortgagor Bankruptcy Bond

        The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgagor Bankruptcy Bond") for proceedings with respect to Mortgagors under the federal Bankruptcy Code. The Mortgagor Bankruptcy Bond will cover
certain losses resulting from a reduction by a         bankruptcy court of
scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

        The initial amount of coverage provided by the Mortgagor Bankruptcy Bond
will be $     plus the greater of (i) ___% of the aggregate principal balances of the Mortgage Loans secured by second residences and investor-owned residences or (ii) times the largest principal balance of any such Mortgage Loan. The coverage provided by the Mortgagor Bankruptcy Bond will be reduced by payments thereunder.

        The Mortgagor Bankruptcy Bond will be issued by      , a corporation. At
__________, 19__ ,       had admitted assets of approximately $       and total
policyholders' surplus of approximately $               .

        The information set forth above concerning has been provided by it. The Depositor makes no representation asto the accuracy or completeness of such information.]

                    DESCRIPTION OF THE [CLASS A] CERTIFICATES

General

        The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depositor,             , as master servicer (the
"Master Servicer"), and               , as trustee (the "Trustee"), a form of
which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the [Class A] Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

        Distribution of principal and interest as set forth above will be made by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to Certificateholders of such final distribution.

        The [Class A] Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. [Class A] Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of [Class A] Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Such office or agency of the Master Servicer is currently located at           .
The Corporate Trust Office of the Trustee is currently located at              .

[Distributions Generally]

        [On each Distribution Date, the Trustee will distribute to the Class A Certificateholders, in the manner set forth below, an amount (the "Required Distribution") equal to the sum of:

        (i) the aggregate fractional undivided interest evidenced by all Class A Certificates (the "Senior Interest") in: (a) until such time as the Subordinated Amount is reduced to zero, all scheduled payments of principal and interest (including any advances thereof), net of servicing fees and other compensation payable to the Servicers and the Master Servicer, which payments became due on the due date to which such Distribution Date relates (the "Due Date"), whether or not such payments are actually received; and (b) after the Subordinated Amount is reduced to zero, all payments of principal and interest, net of servicing fees and other compensation payable to the Servicers and the Master Servicer, but not previously received, since the time the Subordinated Amount was reduced to zero, but only to the extent such payments are actually received or advanced prior to the Determination Date;

        (ii) the Senior Interest in all principal prepayments received during the month prior to the month of distribution and, interest to the last day of the month in which such principal prepayments occur, net of servicing fees and other compensation payable to the Servicers and the Master Servicer; and

        (iii) the Senior Interest in the sum of (a) the outstanding principal balance of each Mortgage Loan or property acquired in respect thereof that was repurchased pursuant to the Pooling and Servicing Agreement or liquidated or foreclosed during the monthly period ending on the day prior to the Due Date to which such distribution relates, calculated as of the date of each such Mortgage Loan as repurchased, liquidated or foreclosed, and (b) accrued but unpaid interest on such principal balance, net of servicing fees and other compensation payable to the Servicers and the Master Servicer, to the first day of the month following the month of such repurchase, liquidation or foreclosure.

        The Required Distribution will be distributed to the Class A Certificateholders, in the manner set forth below, to the extent that there are sufficient eligible funds available for distribution to such Class A Certificateholders on a Distribution Date. Funds eligible for such purpose with respect to each Distribution Date shall be as set forth in the Prospectus under "Payments on Mortgage Loans."

        If the funds in the Certificate Account eligible for distribution to the Class A Certificateholders (including all funds required to be deposited therein from the Reserve Funds and any Advances by the Servicers or the Master Servicer) are not sufficient to make the Required Distribution on any Distribution Date, the Trustee shall distribute on such Distribution Date to the Class A Certificateholders the amount of funds eligible for distribution to such Class A Certificateholders, in the manner set forth below. If, on any Distribution Date, prior to the time the Subordinated Amount has been reduced to zero, the Class A Certificateholders do not receive the Required Distribution, the holders of the Class B Certificates will not receive any distributions on such Distribution Date. Any amounts in the Certificate Account after the Required Distribution is made to the Class A Certificateholders will be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in the scheduled distribution to such Certificateholders. Any excess will then be distributed to the holders of the Residual Certificates, as set forth more fully below]. Holders of the Class B Certificates [or the Residual Certificates] will not be required to refund any amounts that have previously been properly distributed to them directly from the Certificate Account, regardless of whether there are sufficient funds on such Distribution Date to make a full distribution to the Class A Certificateholders. The subordination of distributions allocable to holders of the Class B Certificates is limited to the Subordinated Amount, which will decrease over time as more fully set forth herein and in the Pooling and Servicing Agreement, and such subordination applies on any Distribution Date only to then current distributions allocable to the Class B Certificateholders.

Distributions of Interest

        The Certificates of each Class will bear interest at the Interest Rates specified on the cover page hereof. Interest on the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be distributable [monthly] on each Distribution Date, commencing __________, 19__ . [Interest distributable on the Fixed Rate Certificates on each Distribution Date will accrue from the [first day of the month preceding the month in which the] prior Distribution Date occurred (or from __________, 19__ (the "Accrual Date") in the case of the first Distribution Date) through the [last] day [of the month] preceding the then current Distribution Date. [Interest will accrue on the Variable Rate Certificates from the preceding Distribution Date (or from
__________, 19__ , in the case of the first Distribution Date) through the    th
day of the month preceding each Distribution Date. Interest will accrue on the
Fixed Rate Certificates from the    th day of the month [preceding the month] in
which the prior Distribution Date occurs (or from __________, 19__ , in the case of the first Distribution Date) through the th day of the month [preceding the month] in which the current Distribution Date occurs.] Distributions of interest on the Class A-4

Certificates will commence after distributions in reduction of Stated Principal Balance of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the ClassA-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. [Interest accrued on the [Sub] [C]lass of [Class A] Certificates currently receiving distributions in reduction of Stated Principal Balance (and on the Class A-4 Certificates) during any period described above will be calculated on the assumption that such distributions are made (and accrued interest added to the Stated Principal Balance of the Class A-4 Certificates) on the [[first] day of the month preceding] the next Distribution Date, and not on the Distribution Date when actually made or added.

        [Interest will accrue on the Class A-1 and Class A-2 Certificates through __________, 19__ at the rates of ___% and ___%, respectively. Commencing __________, 19__ , interest will accrue on the Variable Rate Certificates at rates determined as set forth below. For each interest accrual period other than the first interest accrual period

        -- Interest will accrue on the Class A-1 Certificates at a per annum rate of ___% above LIBOR, subject to a maximum interest rate of ______ %.

        -- Interest will accrue on the Class A-2 Certificates at a per annum rate equal to ___%-- ( x LIBOR), subject to a minimum interest rate of ___%.

        The rate at which interest will accrue on the Class A-2 Certificates will thus vary inversely with changes in LIBOR. Interest will accrue on the Class A-2 Certificates at the minimum rate of ___% whenever LIBOR is ___% or above, and the maximum rate at which interest will accrue on the Class A-2 Certificates will be ___% per annum, which would be the rate in effect if LIBOR were determined to be ___%.

        The following table illustrates the relationship between LIBOR rates and the rate at which interest will accrue on the Class A-1 and Class A-2 Certificates.


              LIBOR            Class A-1         Class A-2
              -----            ---------         ---------
                %                   %                %
                %                   %                %
                %                   %                %

        The [Trustee] will determine LIBOR for a given interest accrual period on the second business day prior to the Distribution Date on which such interest accrual period commences (an "Interest Rate Determination Date"). For this purpose, a "business day" is any day on which banks in London and New York City are open for the transaction of international business. Promptly after each Interest Rate Determination Date, the Trustee will cause the Interest Rates, the Stated Principal Balances of the Variable Rate Certificates for the interest accrual period following such Determination Date, and the amounts of interest payable on the Distribution Date following such interest accrual period in respect of each $1,000 of such Stated Principal Balance, to be published in an English language newspaper of general circulation published each business day in New York City. The Stated Principal Balances and the Interest Rates on the Variable Rate Certificates applicable to the then current and the immediately preceding interest accrual periods may be obtained by telephoning the Trustee at its Corporate Trust Office at .

        The determination of the rates at which interest will accrue on the Variable Rate Certificates after __________, 19__ will be made in accordance with the following provisions:

          (i) On each Interest Rate Determination Date, the Trustee will determine LIBOR on the basis of quotations [provided by [four] Reference Banks as of 11:00 A.M. (London time) as such quotations appear on the Reuters Screen LIBOR Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for SWAPS, 1986 edition).] LIBOR as determined by the Trustee is the arithmetic mean of such quotations (rounded upward, if necessary, to the nearest
     multiple of         of 1%).

          (ii) If, on any Interest Rate Determination Date, at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

          (iii) If, on any Interest Rate Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be the higher of:

               (a) LIBOR as determined on the previous Interest Rate Determination Date; and

               (b) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum (rounded upward as aforesaid) that the Trustee determines to be either (x) the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trustee (after consultation with the Depositor) are quoting on the relevant Interest Rate Determination Date for [ ] month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Trustee, being so made or (y) in the event that the Trustee can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trustee (after consultation with the Depositor) are quoting on such Interest Rate Determination Date to leading European banks for [ ] month United States dollar deposits; provided, however, that if the banks selected as aforesaid by the Trustee are not quoting as mentioned above, LIBOR for the next accrual period will be LIBOR as specified in (a) above.

        The rate at which interest will accrue on the Class A-1 Certificates will in no event exceed ___% per annum, and the rate at which interest will accrue on the Class A-2 Certificates will in no event be less than ___% per annum.

        Each Reference Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Depositor and shall have an established place of business in London.

        [The distribution of interest on the [Class A] Certificates (and the addition of accrued interest to the Stated Principal Balance of the Class A-4 Certificates prior to the reduction of the Stated Principal Balance of the Class A-3 Certificates to zero) [30] days after the date to which interest accrues thereon and the calculation of accrued interest on the Certificates based on the assumption that distributions in reduction of Stated Principal Balance of the [Class A] Certificates are made [one month] prior to the actual Distribution Date will reduce the effective yield to holders of the [Class A] Certificates from that which would otherwise be the case if interest distributable on the [Class A] Certificates (or added to the Stated Principal Balance of the Class A-4 Certificates) on a Distribution Date were to accrue to such Distribution Date.]

        [The effective yield to the Class A-3 and Class A-4 Certificateholders will be less than the yield that would otherwise be produced if interest distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) on a Distribution Date were to accrue to such Distribution Date because (i) on the first Distribution Date, [ ] months' interest is distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) even though [ ] months will have elapsed from the date on which interest begins to accrue on the Certificates and (ii) on each succeeding Distribution Date, the interest distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) is the interest accrued during the period described above even though this accrual period ends [30] days prior to such Distribution Date. In addition, during the first month of each interest accrual period (other than the first such period) for the Class of Certificates on which distributions in reduction of Stated Principal Balance are being distributed, interest accrues on a principal balance that is less than the Stated Principal Balance of such Class of Certificates, because interest due on such Class on a Distribution Date is calculated on the Stated Principal Balance of such Class since the preceding Distribution Date.]

Distributions in Reduction of Stated Principal Balance

        Distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be made on each Distribution Date on which distributions are due in an aggregate amount equal to the sum of the Accrual Distribution Amount and the [Class A] Stated Principal Distribution Amount. For purposes of determining the [Class A] Stated Principal Distribution Amount, the Asset Value of the Mortgage Loans comprising the Mortgage Pool will be reduced by taking into account [the Senior Interest in] all distributions of principal thereof (including prepayments) received or due to be received by the Trustee during the Due Period prior to such Distribution Date.

        Distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be made first to the Class A-1 Certificates until the Stated Principal Balance of the Class A-1 Certificates has been reduced to zero; next to the Class A-2 Certificates until the Stated Principal Balance of the Class A-2 Certificates has been reduced to zero; next to the Class A-3 Certificates until the Stated Principal Balance of the Class A-3 Certificates has been reduced to zero; and then to the Class A-4 Certificates. Distributions in reduction of Stated Principal Balance on [Certificates of a particular Class] [Class A Certificates of a particular Subclass] will be made to the holder of the Certificates of such [Class] [Subclass] either pro rata in the proportion which the Stated Principal Balance of each Certificate of such [class] [subclass] bears to the aggregate Stated Principal Balance of all the Certificates of such [Class] [Subclass] or by random lot. Except as provided herein, the Final Scheduled Distribution Date of each [Class] [Subclass] of [Class A] Certificates has been determined based upon [the Senior Interest in] scheduled payments of principal and interest on the Mortgage Loans comprising the Mortgage Pool assuming no prepayments[, reinvestment income at the Assumed Reinvestment Rate, and application of ___% of the Excess Cash Flow, as defined herein, to the payment of Certificates.] The rate of prepayments on the Mortgage Loans will depend on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment rate of any Mortgage Loan.

        The aggregate Asset Value of the Mortgage Loans comprising the Mortgage Pool as of the Cut-off Date will be equal to at least 100% of the aggregate Stated Principal Balance of the [Class A] Certificates as of the Cut-off Date.

        The Asset Value of the Mortgage Loans comprising the Mortgage Pool will be equal to the lesser of (a) the then present value of the [Senior Interest in the] stream of remaining regularly scheduled monthly payments of principal and interest on such Mortgage Loans [(after taking into account the applicable portion of the Reserve Fund and the Buy-Down Fund)] together with Reinvestment Income thereon from the assumed date of receipt of such payments to the next succeeding Distribution Date at the Assumed Reinvestment Rate, discounted at the rate of ___% per annum with the same frequency as distributions are made on the Certificates and (b) the product of the Asset Value Cap calculated from time to time in the manner provided in the Pooling and Servicing Agreement and the then outstanding principal balance of such Mortgage Loan.

        [ ___% of the Excess Cash Flow will be applied to the distributions on [Class A] Certificates on each Distribution Date until such time that, even in the event of excessive prepayments of the Mortgage Loans, sufficient funds will be available to make distributions of interest on the [Class A] Certificates on each succeeding Distribution Date. Thereafter, it will no longer be necessary to provide for the possibility of a Special Distribution on the [Class A] Certificates in respect of prepayments on such Mortgage Loans.]

        On each Distribution Date, the distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be equal to the sum of the Accrual Distribution Amount and the [Class A] Stated Principal Distribution Amount. The [Class A] Stated Principal Distribution Amount will be the amount by which (i) the Stated Principal Balance of the [Class A] Certificates (before taking into account the amount of interest accrued on the Class A-4 Certificates to be added to the Stated Principal Balance thereof on the Distribution Date), exceeds (ii) the aggregate Asset Value of the Mortgage Loans comprising the Mortgage Pool as of such Distribution Date.

        [In addition, ___% of the Excess Cash Flow from the Mortgage Loans comprising the Mortgage Pool will be applied to the distributions of the [Class A] Certificates on each Distribution Date until ]. Excess Cash Flow as of each Distribution Date will be the amount, if any, by which (i) the [Senior Interest in the] cash flow received from the Mortgage Loans and deposited in the Certificate Account for the Certificates [and any amounts deposited in such Certificate Account from any related Buy-Down Fund and GPM Fund on the date of issuance of the Certificates], plus any Reinvestment Income thereon, [together with any amounts otherwise distributable to the Class B Certificateholders or in the Reserve Fund that are required to be distributed to holders of the Class A Certificates] exceeds (ii) the sum of (a) the [Class A] Stated Principal Distribution Amount on such Distribution Date and (b) all interest accrued, whether or not then payable, on the Stated Principal Balance of the [Class A] Certificates since the preceding Distribution Date, and (c) any Special Distributions in reduction of Stated Principal Balance made since the preceding Distribution Date (or since the date of issuance of the Certificates in the case of the first Distribution Date). [On any Distribution Date, Excess Cash Flow not so applied will be [distributed first to restore the amount in the Reserve Fund to the Required Reserve, and then] to the holders of the Class B Certificates to the extent of any current deficiency in scheduled distributions to such Certificateholders on such Distribution Date.] [Any remaining Excess Cash Flow will then be distributed to holders of the Residual Certificates. Any Excess Cash Flow so distributed will not be available to make subsequent distributions on the [Class A] Certificates.]

[Special Distributions

        The [Class A] Certificates may receive special distributions in reduction of Stated Principal Balance ("Special Distributions") as a consequence of principal prepayments on the Mortgage Loans comprising the Mortgage Pool and/or low yields then available for reinvestment. The Trustee will be required each month to determine, based on assumptions specified in the Pooling and Servicing Agreement, the amount that will be available in the Certificate Account for the distribution of interest that will have accrued on such [Class A] Certificates (the "Available Interest Amount") through the earlier of the last day of the month of determination or the last day of the [second] month preceding the next Distribution Date (the earlier of such dates being referred to as the "Available Interest Accrual Date"). If the Available Interest Amount as so determined is less than the amount of interest that will have accrued on such [Class A] Certificates to the Available Interest Accrual Date, there will be distributed, on the first day of the month succeeding the month of determination (the "Special Distribution Date"), the portion of the Stated Principal Balance of the [Class A] Certificates that will cause the Available Interest Amount to equal the amount of interest that will have accrued to the Available Interest Accrual Date on the Certificates to be outstanding immediately after such distribution. The amount of the Special Distribution on the Certificates distributed on any Special Distribution Date will not exceed the amount of distributions in reduction of Stated Principal Balance on such Certificates that would otherwise be required to be made on the next Distribution Date.

        The Trustee will notify each registered holder of [Class A] Certificates to receive a Special Distribution by letter mailed at least five days prior to the date set for such Special Distribution.]

[Optional Termination

        On any Distribution Date on or after the [later] of         or the date
on which the Stated Principal Balance of the [Class A-3] Certificates has been reduced to zero, the Depositor will have the right to repurchase, in whole, but not in part, the Mortgage Loans comprising the Mortgage Pool. Additionally, on any Distribution Date on which the aggregate principal amount of the Mortgage Loans comprising the Mortgage Pool is less than [10]% of the aggregate principal amount of such Mortgage Loans as of the Cut-off Date, the Depositor will have the right to repurchase, in whole, but not in part, such Mortgage Loans. Any such repurchase will be made at a purchase price equal to [the outstanding principal balance of such Mortgage Loans, together with accrual and unpaid interest thereon, net of servicing fees and other compensation, to the last day of the month of such repurchase, plus the appraised value of any property acquired in respect thereof]. Any such termination will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code so as to constitute a "qualifying liquidation" thereunder. The proceeds of any such repurchase will be treated as a distribution on the Mortgage Loans for purposes of distributions to the Certificateholders. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

Trustee

        The Trustee for the Certificates will be            , a bank organized
and existing under the laws of the              with its principal office
located at _______ , _________ .

The Master Servicer

        The Master Servicer is a corporation that commenced operation in __________,____. The Master Servicer maybe an affiliate of the Depositor. The
Master Servicer is a FNMA/FHLMC approved seller-servicer based in          .
As of ______,__ the Master Servicer serviced, for other investors and for its own account, approximately mortgage loans with an aggregate principal balance in
excess of $____. The Master Servicer originated approximately $    in mortgage
loans in 19__. The Master Servicer's consolidated stockholder's equity as of was approximately $ _____ .

        The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

        The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances", in an amount acceptable to the Rating Agency.

Servicing Compensation and Payment of Expenses

        The servicing compensation payable to the Master Servicer will be equal to ___% of the outstanding principal balance of each Mortgage Loan in the Mortgage Pool less [(a)] any servicing compensation to the servicer of each such Mortgage Loan (the "Servicer") (including such compensation paid to the Master Servicer as the direct Servicer of a Mortgage Loan for which there is no Servicer) under the terms of an agreement with the Master Servicer pursuant to which the Servicer services such Mortgage Loan (a "Servicing Agreement") [.] [, and (b) the amount payable to the Depositor, as described below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Mortgage Loan an amount equal to one-twelfth of ___% of the outstanding principal balance of such Mortgage Loan before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an amount equal to one-twelfth of ___% of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date. ]Servicing compensation to the Servicers of the Mortgage Loans shall be payable by withdrawal from the related Servicing Account (as defined in the Prospectus) prior to deposit in the Certificate Account. In addition, each Servicer (with respect to the Mortgage Loans serviced by it) and the Master Servicer will be entitled to servicing compensation out of insurance proceeds or liquidation proceeds. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account. The Servicers and the Master Servicer will pay all expenses incurred in connection with its responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

Prepayment Considerations

        Principal payments on mortgage loans may be in the form of scheduled amortization payments or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidation due to default or other dispositions of the loans). Prepayments on the Mortgage Loans comprising the Mortgage Pool will be passed through to the Trustee, as the assignee of the Mortgage Loans, and such prepayments will be [available to be] applied to distributions in reduction of the Stated Principal Balance on the [Class A] Certificates [, as more fully set forth herein].

        The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes or default on their mortgages. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising the Mortgage Pool, the Certificates are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans comprising the Mortgage Pool. In addition, as homeowners move or default on their mortgages, their houses are generally sold and the mortgages prepaid. As the rate of distributions in reduction of Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans comprising the Mortgage Pool, the actual final distribution made on any [Subc] [C]lass of [Class A] Certificates is likely to occur earlier than its Final Scheduled Distribution Date.

Weighted Average Lives of the Certificates

        Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. The weighted average life of a [Class A] Certificate is determined by (i) multiplying the amount of each distribution in reduction of Stated Principal Balance by the number of years from the date of issuance of the [Class A] Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total distributions in reduction of Stated Principal Balance made on the Class A Certificate [, including, in the case of a Class A-4 Certificate, any interest accrued and added to the Stated Principal Balance of such Certificate].

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

        The assumed final Distribution Date with respect to the Certificates is [ ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

        The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

        The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

        Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]

        The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Class A Certificates.

                               CERTIFICATE RATING

        It is a condition to the issuance of the [Class A] Certificates that they be rated in one of the two highest categories of the Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]

                   [tax discussion to be added, as applicable]

                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]

                             [ERISA CONSIDERATIONS]*

        [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

        [State whether the Series is an Exempt or Nonexempt Series (see "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus).]

                                  UNDERWRITING

        The Depositor has entered into an Underwriting Agreement with [several Underwriters for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase the [entire] [following respective] Stated Principal Balance of each [Subc] [C]lass of the [Class A] Certificates:


[Underwriters                      Class A-1      Class A-2       Class A-3      Class A-4
- -------------                      ---------      ---------       ---------      ---------
CS First Boston Corporation......  $              $               $              $
                                   ---------      ---------       ---------      ---------

                                   $              $               $              $
                                   =========      =========       =========      =========

- --------

* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations."

        The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriters[s] will be obligated to purchase all of the Certificates if any are purchased.

        The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer each [Subc] [C]lass of the Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and [through the Representative,] to certain dealers at such prices less the following concessions and such dealers may allow the following discounts on sales to certain other dealers:

                                       Concession                 Discount
                                       (Percent of                (Percent of
                                     Principal Amount)         Principal Amount)
                                     -----------------         -----------------

Class A-1 Certificates ............                    %                       %
Class A-2 Certificates ............                    %                       %
Class A-3 Certificates ............                    %                       %
Class A-4 Certificates ............                    %                       %


        After the initial public offering, the public offering prices and concessions and discounts to dealer may be changed by the [Representative] [Underwriter].

        The Depositor has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

        [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                 LEGAL MATTERS

        Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                USE OF PROCEEDS

        The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans comprising the Mortgage Pool. All of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor form one or more affiliates of the Depositor, which will have acquired such Mortgage Loans form time to time in the open market or in privately negotiated transactions.


                                 INDEX OF TERMS

                                                                   Page on which
                                                                 Term is Defined
Term                                                in the Prospectus Supplement
- ----                                                ----------------------------

Accrual Date................................................................S-17
Accrual Distribution Amount..................................................S-5
[Aggregate Losses....................................................prospectus]
ARM Loans.............................................................prospectus
Asset Value...........................................................prospectus
Asset Value Cap.......................................................prospectus
Assumed Reinvestment Rate....................................................S-6
Available Interest Accrual Date.............................................S-18
Available Interest Amount...................................................S-18
Business Day................................................................S-17
Buy-Down Fund................................................................S-7
Certificate..................................................................S-1
Certificate Account.........................................................S-12
Class A Certificates.........................................................S-3
Class A Certiicateholder.....................................................S-3
Class B Certificate...................................................prospectus
Class B Certificateholders............................................prospectus
Code.........................................................................S-6
Commission...................................................................S-2
Contracts....................................................................S-7
Cut-off Date................................................................S-11
Depositor....................................................................S-1
Determination Date....................................................prospectus
Distribution Date.....................................................prospectus
Due Date....................................................................S-16
Due Period...................................................................S-5
Enhancement Act.............................................................S-10
Excess Cash Flow......................................................prospectus
Exchange Act.................................................................S-2
Final Schedule Distribution Date......................................prospectus
Fixed Rate Certificates......................................................S-4
GPM Fund..............................................................prospectus
GPM Loan....................................................................S-14
Initial Stated Interest Balance........................................pospectus
Interest Accrual Period...............................................prospectus
Interest Rate................................................................S-4
Interest Rate Determination Date............................................S-16
Letter of Credit.............................................................S-7
Letter of Credit Percentage..................................................S-7
Master Servicer..............................................................S-3
Mortgage Loans...............................................................S-7
[Mortgage Pool.......................................................prospectus]
Mortgage Rate...............................................................S-11
Mortgagor....................................................................S-8
Mortgagor Bankruptcy Bond....................................................S-8
Multi-Class Certificates.............................................prospectus]
Original Value.......................................................prospectus]
Performance Bond............................................................S-19
Pool Insurer................................................................S-13
Pool Insurance Policy........................................................S-8
Pooling and Servicing Agreement.............................................S-14
[Prepayment Assumption...............................................prospectus]
Rating Agency................................................................S-1
[Reference Banks.....................................................prospectus]
Reference Agreement.........................................................S-14
Regular Certificates........................................................S-10
Reinvestment Agreement......................................................S-13
REMIC.......................................................................S-10
Required Distribution.......................................................S-16

                                                                   Page on which
                                                                 Term is Defined
Term                                                in the Prospectus Supplement
- ----                                                ----------------------------

Required Reserve.............................................................S-9
Reserve Fund.................................................................S-9
Reserve Interest Rate.......................................................S-16
Residual Certificates.......................................................S-10
Securities Act...............................................................S-3
Senior Interest.............................................................S-15
Servicer.....................................................................S-9
[Servicing Account...................................................prospectus]
Servicing Agreement.........................................................S-19
SPA.........................................................................S-21
Special Distribution Date...................................................S-18
Special Distributions........................................................S-6
Special Hazard Insurance Policy..............................................S-8
Special Hazard Insurer......................................................S-14
Standard Terms..............................................................S-14
[Stated Principal Balance............................................prospectus]
[Stated Principal Distribution Amount................................prospectus]
Subordinanted Amount.........................................................S-9
Trust........................................................................S-1
Trust Fund...................................................................S-1
Trustee.....................................................................S-10
[Underwriter.........................................................prospectus]
[Variable Rate Certificate...........................................prospectus]

                    SUBJECT TO COMPLETION, DATED       , 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



- --------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

                        (To Prospectus Dated       , 19 )

- --------------------------------------------------------------------------------

                            $           (Approximate)

                       Asset Backed Securities Corporation
                                    Depositor
               Conduit Mortgage Pass-Through Certificates, Series

                              Class -1 Certificates

               $           Original Principal Amount (Approximate)
            100% of principal payments of the Underlying Certificates
             0% of interest payments on the Underlying Certificates
                              Class -2 Certificates
                          No Original Principal Amount
0% of principal payments on the Underlying Certificates
      Interest at   % Annual Rate on Class -2 Certificates notional amount

                            -------------------------

     The Conduit Mortgage Pass-Through Certificates, Series (the "Certificates"), offered hereby evidence undivided percentage ownership interests in a trust (the "Trust") composed of Conventional Mortgage Pass-Through Certificates, each having a pass-through rate of % (the "Underlying Certificates"). The mortgage pool underlying the Underlying Certificates consists of conventional one- to four-family residential mortgage loans originated and serviced by and certain related property. The Underlying Certificates will be transferred to the Trust, pursuant to a Deposit Trust Agreement dated as of 1, 199 , by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor"), in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus.

     The Certificates will be issued in two classes, Class -1 (the "Class -1 Certificates") and Class -2 (the "Class -2 Certificates"). The Class -1 Certificates evidence ownership interests in all of the principal payments on the Underlying Certificates. The Class -2 Certificates evidence ownership interests in all of the interest payments on the Underlying Certificates, net of a servicing fee as described herein (the "Servicing Fee"). Interest distributions allocable to the Class -2 Certificates will be passed through monthly at the annual rate of % (the "Annual Rate") on the then aggregate outstanding notional amount of the Class -2 Certificates. The notional amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class -2 Certificates and does not represent an interest in principal payments on the Underlying Certificates.

     Principal payments and interest at the Annual Rate will be distributed to the holders of Certificates ("Certificateholders" or "Holders") entitled thereto on the [last] day of the month (or if such day is not a business day, on the next business day) (the "Distribution Date"), or under the circumstances described herein, on the Distribution Date in the next month. The first
distribution will be made on   , 199 .

     THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET
BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF OR OF   , ANY AFFILIATE
THEREOF OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     See "Risk Factors" beginning on p. S-6 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     There is currently no secondary market for the Certificates and there is no assurance that one will develop. The Underwriter[s] expect[s] to establish a market in the Certificates, but [is] [are] under no obligation to do so. There is no assurance that a secondary market will develop, or, if it does develop, that it will continue.

     The yield to maturity on the Certificates will depend on the rate of principal payments (including prepayments) on the Underlying Certificates. The mortgage loans underlying the Underlying Certificates are conventional loans and may be prepaid at any time without penalty. A lower rate of principal than anticipated would negatively affect the total return to investors in Class -1 Certificates, which are being offered at a discount to their principal amount. The yield to maturity on the Class -2 Certificates will be extremely sensitive to the rate of principal payments on the Underlying Certificates and may fluctuate significantly from time to time. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in Class -2 Certificates to recoup their initial investment. See "Yield Considerations".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- -------------------------------------------------------------------------------------------------------------------
                                                                   Price to        Underwriting      Proceeds to
                                                                   Public          Discount (1)      Depositor (2)
- -------------------------------------------------------------------------------------------------------------------
  Per Class   -1 Certificates                                               %                   %              %
- -------------------------------------------------------------------------------------------------------------------
  Per Class  -2 Certificates                                                %(3)                %              %(3)
- -------------------------------------------------------------------------------------------------------------------
  Total                                                            $               $                 $
- -------------------------------------------------------------------------------------------------------------------

(1) Calculated as a percent of gross proceeds of the offering of each Class of Certificates.

(2)  Before deduction of expenses payable by the Depositor estimated at $[ ].

(3)  Plus accrued interest, if any, on the Class -2 Certificates from    1, 199
     (the "Cut-off Date").

                            -------------------------

The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] rights to reject orders in whole or in part. It is expected that the Certificates, in definitive, fully registered form, will be delivered to the offices of CS First
Boston, New York, New York, on or about   , 199 .

                                 CS First Boston

- --------------------------------------------------------------------------------

               The date of this Prospectus Supplement is       ,19

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            -------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER[S] MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL        , 19 , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            -------------------------


                              AVAILABLE INFORMATION

     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust, can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Underlying Certificates will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                              SUMMARY OF THE TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein shall have the meanings given in the Prospectus.

Securities Offered ............    Conduit Mortgage Pass-Through Certificates,
                                   Series ______ (the "Certificates").

                                   $        original principal amount Class -1
                                   Certificates (approximate). No original
                                   Principal Amount Class -2 Certificates. The
                                   Class -1 Certificates represent an undivided percentage ownership interest in 100% of the monthly principal payments on the Underlying Certificates (the "Mortgage Certificates Principal Distribution"). The Class -1 Certificates do not evidence an ownership interest in the monthly interest payments on the Underlying Certificates.

                                   The Class -2 Certificates represent an
                                   undivided percentage ownership interest in
                                   100% of the monthly interest payment on the Underlying Certificates (the "Mortgage Certificate Interest Certificate Interest Distribution"), net of the Servicing Fee as described herein (such net rate of interest on the Class -2 Certificates then outstanding notional amount being referred to herein as the "Annual Rate"). The Annual Rate is
                                          %. The notional amount for the Class
                                   -2 Certificates is equal to the aggregate unpaid principal balance of the Class -1 Certificates, but is used solely for purposes of determining interest payments and certain other rights and obligations of holders of Class -2 Certificates and does not represent any interest in principal payments.

                                   The Certificates will be issued pursuant to a
                                   deposit trust agreement, dated as   1, 19
                                   (the "Deposit Trust Agreement"), between
                                              , as trustee (the "Trustee") and
                                   Asset Backed Securities Corporation (the
                                   "Depositor").

Depositor......................    Asset Backed Securities Corporation, a
                                   Delaware corporation (the "Depositor").

Cut-off Date...................           , 19  .

Delivery Date..................    On or about                , 19  .

Record Date....................    [With respect to each Distribution Date, the
                                   last business day of the month preceding the month in which such Distribution Date occurs.]

Denominations..................    The Class -1 Certificates will be offered in
                                   fully registered form, in minimum
                                   denominations of $[    ] original principal
                                   amount and multiples of $[  ] in excess
                                   thereof. The Class -2 Certificates will be
                                   offered in fully registered form, in minimum
                                   denominations of $[  ] original notional
                                   amount and multiples of $[    ] in excess
                                   thereof.

Principal......................    The Class -1 Certificates will receive all
                                   principal payments on the Underlying
                                   Certificates (including prepayments). The
                                   Class -2 Certificates receive no principal payments on the Underlying Certificates. The rate of distribution of principal of the Certificates will depend on the rate of payment of principal

- --------------------------------------------------------------------------------
                                   of the mortgage loans underlying the
                                   Underlying Certificates which, in turn, will depend on the characteristics of such underlying mortgage loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the mortgage loans underlying the Underlying Certificates.

Interest.......................    The Class -2 Certificates will receive all
                                   interest payments on the Underlying
                                   Certificates, after deduction of the
                                   Servicing Fee, as described herein. The Class
                                   -1 Certificates will receive no interest payments on the Underlying Certificates.

Distribution Dates.............    Distributions on the Underlying Certificates
                                   that are received by the Trustee and become
                                   cleared funds in the hands of the Trustee
                                   prior to 1:00 p.m. on the [last] day of each
                                   month following the distribution date for the
                                   Underlying Certificates, or, if such day is
                                   not a business day, on the next business day
                                   will be distributed to Certificateholders on
                                   such day (each, a "Distribution Date").
                                   Distributions on the Underlying Certificates
                                   that are received by the Trustee and become
                                   cleared funds in the hands of the Trustee at
                                   or after 1:00 p.m. on any Distribution Date
                                   will be distributed to Certificateholders on
                                   the Distribution Date in the next month.
                                   Distributions will be made only if, and to
                                   the extent that, payments are made on the
                                   Underlying Certificates and received by the
                                   Trustee. The first Distribution Date will be
                                          , 19  . The Cut-off Date will be     ,
                                   19   .

Underlying Certificates........        %     [Name of Underlying Certificates]
                                   in the aggregate outstanding principal
                                   balance of $[     ] as of the Cut-off Date.
                                   Under the terms of the Underlying
                                   Certificates, the final payment thereon will
                                   not be later than      ,       . See
                                   "Description of the Underlying Certificates".

Certain Risk Factors...........    For a discussion of certain risk factors that
                                   should be considered in connection with an investment in the Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

Yield Considerations...........    The rate of payment of principal of the Class
                                   -1 Certificates, and the aggregate amount of each distribution on and the yield to maturity of all Certificates, will depend on the rate of payment of principal (including prepayments) of the mortgage loans underlying the Underlying Certificates. The mortgage loans underlying the Underlying Certificates are conventional mortgage loans and can be prepaid at any time without penalty. The rate of payment of principal varies significantly from time to time and between pools of mortgage loans at any time and will be affected by a variety of factors.

                                   The yield to maturity on the Class -2
                                   Certificates, which are being offered without any original principal amount, is extremely sensitive to the rate of payment of principal of the mortgage loans underlying the Underlying Certificates and may fluctuate significantly from time to time. Investors should fully consider the associated risks, including the risk that if the rate of principal payment is rapid such investors may not recoup their initial investment. See "Yield Considerations".

Optional Termination...........    The mortgage loans underlying the Underlying
                                   Certificates are subject to repurchase at the
                                   option of    at such time as the

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   outstanding principal balance of such
                                   mortgage loans is less than [10]% of their
                                   outstanding principal balance as of    . The
                                   Depositor may, in the event such option is exercised, or otherwise, at such time as the outstanding principal balance of the Certificates is less than [10]% of their aggregate principal balance as of the Cut-off Date purchase the Certificates, in whole, but not in part, at the purchase price set forth herein. See "Description of the Certificates-Optional Termination" herein.

Certificate Rating.............    It is a condition of issuance of the
                                   Certificates that they be rated "        " by
                                   the Rating Agency prior to issuance. A
                                   security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield
                                   Considerations" in the Prospectus.

Legal Investment...............    The Certificates constitute "mortgage-related
                                   securities" for purposes of the Secondary
                                   Mortgage Market Enhancement Act (the
                                   "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See
                                   "Legal Investment" in the Prospectus.

Trustee........................                  (the "Trustee"). See
                                   "Description of the Certificates-Trustee" herein.

ERISA Considerations...........    See "ERISA Considerations" in the Prospectus.

Tax Aspects....................    See "Certain Federal Income Tax Consequences"
                                   in the Prospectus. Purchasers of Class -1
                                   Certificates should see "Certain Federal
                                   Income Tax Consequences--Mortgage
                                   Pools--Taxation of Owners of Trust Fractional
                                   Certificates" and "--Taxation of Owners of Trust Fractional Certificates--Application of
                                   Stripped Bond Rules" in the Prospectus for discussions of certain tax considerations particular to the Class -1 Certificates.
                                   Purchasers of Class -2 Certificates should see "Certain Federal Income Tax
                                   Consequences--Mortgage Pools--Taxation of
                                   Owners of Trust Interest Certificates" in the
                                   Prospectus for discussions of certain tax considerations particular to the Class -2
                                   Certificates.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

General

     [The rate of distributions in reduction of the principal balance of any Class of Certificates, the aggregate amount of distributions of principal and interest on any Class of Certificates and the yield to maturity of any Class of Certificates will be directly related to the rate of payments of principal on the mortgage loans underlying the Underlying Certificates in the Trust Fund and the amount and timing of mortgagor defaults resulting in realized losses with respect to such loans. The rate of principal payments on the mortgage loans underlying the Underlying Certificates will, in turn, be affected by the amortization schedules of such mortgage loans underlying the Underlying Certificates, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted mortgage loans underlying the Underlying Certificates, repurchases of mortgage loans underlying the Underlying Certificates as a result of certain breaches of representations and warranties by the related seller of such mortgage loans and the optional purchase of all of such mortgage loans in connection with the termination of the related trust. Mortgagors are permitted to prepay the mortgage loans underlying the Underlying Certificates, in whole or in part, at any time without penalty.]

     [The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the mortgage rates on the mortgage loans underlying the Underlying Certificates, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the mortgage rates on the mortgage loans underlying the Underlying Certificates, the rate of prepayment would generally be expected to decrease.]

     [An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans underlying the Underlying Certificates will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans underlying the Underlying Certificates will result in an actual yield that is lower than such investor's expected yield.]

     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the mortgage loans underlying the Underlying Certificates due to, among other things (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and
(iii) a discussion of the basis risk associated with a Class of Certificates.]

                   DESCRIPTION OF THE UNDERLYING CERTIFICATES

The Underlying Certificates

     The Underlying Certificates are backed by a pool of conventional one to
four-family residential mortgage loans, originated and serviced by         , and
certain related property conveyed to the trust by       .

     On the Closing Date, the Depositor will deliver to the Trustee Underlying Certificates having an aggregate principal balance of $[ ] (subject to a permitted variance of up to [5]%) and pass-through rates of [ ]%. The mortgage loans underlying such Underlying Certificates are expected to have a weighted average coupon of approximately % per annum based upon actual information regarding the coupon rates on the mortgage loans.

     The Underlying Certificates are expected to have a weighted average remaining term to maturity of approximately years based upon actual information regarding the remaining terms to maturity of the mortgage loans underlying the Underlying Certificates that the Depositor anticipates delivering to the Trustee. Under the terms of the Underlying Certificates, the final payment
thereon will not be later than      ,    .

     [additional disclosure with respect to the Underlying Certificates to be added, as appropriate]

     [discussion of underwriting standards used to originate the mortgage loans underlying the Underlying Certificates to be added with respect to Underlying Certificates that comprise a material portion of the Trust Fund]

     The information presented in this section has been derived from the Current Report on Form 8-K filed by with respect to the Underlying Certificates and certain other publicly available statistical information regarding the Underlying Certificates and is derived from the expected balances as of the Cut-off Date of the mortgage loans underlying the Underlying Certificates, such balances being estimated using the method customarily employed by the Depositor. Specific information with respect to the Underlying Certificates will be forth in a Current Report on Form 8-K that will be filed by the Depositor, on behalf of the Trust, with the Securities and Exchange Commission within 15 days after the issuance of the Certificates. [Set forth additional information with respect to the Underlying Certificates.] [A copy of the Prospectus with respect to the Underlying Certificates will be made available to any registered holder of a
Certificate upon written request of such Certificateholder directed to   .]


                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to a deposit trust agreement,
dated as of        , 19   (the "Deposit Trust Agreement"), between           ,
as trustee (the "Trustee"), and the Depositor. Pursuant to the Deposit Trust Agreement, the Depositor will transfer the Underlying Certificates to the
Trustee in exchange for the Certificates on or about        , 19   (the
"Delivery Date"). The Underlying Certificates will be registered in the name of the Trustee and payments on the Underlying Certificates will be made directly to the Trustee.

     The Certificates are to be issued in two classes, Class -1 Certificates (the "Class -1 Certificates") and Class -2 Certificates (the "Class -2 Certificates"). The Class -1 Certificates evidence the Holders' beneficial ownership of an undivided interest in all of the principal payments of the Underlying Certificates. The Class -2 Certificates evidence the Holders' beneficial ownership of an undivided interest in all of the interest payments on the Underlying Certificates after deduction of the Servicing Fee (as defined herein). Payments of interest on the Class -2 Certificates will be passed through monthly to Holders thereof at a % Annual Rate on the outstanding notional amount of such Certificates as of the month preceding the month in which the related distribution of interest is to be made.

     The outstanding principal amount or notional amount, as the case may be, of each Class of Certificates for any month will be equal to the aggregate outstanding principal balance of the Underlying Certificates for that month. The notional amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class -2 Certificates, and Holders of Class -2 Certificates shall not have any interest in, or be entitled to any payment with respect to, principal payments on the Underlying Certificates. The aggregate original principal amount of the Class -1 Certificates and the aggregate original notional amount of the Class -2
Certificates will each be $     at the Cut-off Date.

     Each Class -1 Certificate will evidence a Percentage Interest in the monthly distributions of principal of the Underlying Certificates. Each Class -2 Certificate will evidence a Percentage Interest in the monthly distributions of interest on the Underlying Certificates, net of the Servicing Fee. The Percentage Interest evidenced by each Certificate will be determined by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the same Class. On each Distribution Date, the Trustee will distribute to each Holder of a Certificate of a Class an amount equal to the product of such Certificateholder's Percentage Interest evidenced by such Certificate and the interest of such Class in the Mortgage Certificate Principal Distribution or the Mortgage Certificate Interest Distribution, as applicable.

     The Certificates will be issued only in fully registered form. The Class -1
Certificates will be issued in minimum denominations of $         and multiples
of $         in excess thereof. The Class -2 Certificates will be issued in
minimum denominations of $           and multiples of $           in excess
thereof.

     Principal and interest at a % pass-through rate in respect of the Underlying Certificates is required to be paid by the issuer of the Underlying Certificates by check mailed directly to the registered holder thereof on the day of each month. Payments of principal and interest will be collected by the Trustee and held in a segregated non-interest-bearing trust account in the name of and for the benefit of the Trust. Distributions on the Underlying Certificates that are received by the Trustee and become cleared funds in the
hands of the Trustee prior to 1:00 p.m. on the   day of the month or, if such a
day is not a business day, on the next business day, will be distributed to Certificateholders on such day (each, a "Distribution

Date"). Distributions on the Underlying Certificates that are received by the Trustee and become cleared funds in the hands of the Trustee at or after 1:00 p.m. on any Distribution Date will be distributed to the Certificateholders on the Distribution Date in the next month. In each case the distribution will be made to the Holders of record of the Certificates on the close of business on the last business day of the month preceding the month in which such distribution is made (the "Record Date"). The first Distribution Date will be ,
      19 . Distribution of principal and interest as set forth above will be made by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, at the request of a Certificateholder, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of a Certificate will be made only upon presentation and surrender of the Certificate at the office of the Trustee specified in the notice to Certificateholders of such final distribution. Wire transfers will be made at the expense of Certificateholders requesting such wire transfers by deducting a wire transfer fee from the related transfer.

     The Certificates will be transferable and exchangeable on the Certificate Register at the office or agency of the Trustee maintained for that purpose in the City of New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such
office or agency is currently located at                     .

Trustee

     The Trustee for the Certificates will be            , a bank organized and
existing under the laws of with its principal office located at           .

Servicing Fee

     The Deposit Trust Agreement provides for a servicing fee (the "Servicing
Fee") in an amount equal to     % of each interest distribution on the
Underlying Certificates. The Servicing Fee will be deducted by the Trustee prior to making any payment of interest to Holders of the Class -2 Certificates.

Optional Termination

     The Deposit Trust Agreement provides that the Depositor may purchase Certificates at such time as (i) the mortgage loans underlying the Underlying
Certificates are repurchased by       , or (ii) the aggregate unpaid principal
balance of the Certificates is less than [10]% of the aggregate unpaid principal balance of the Certificates as of the Cut-off Date.

     In such event the Class -1 Certificates will be repurchased at    % of
their outstanding principal amount and the Class -2 Certificates will be
repurchased at    % of their outstanding notional amount, in each case, as of the date of such repurchase. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Deposit Trust Agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

Prepayment Experience

     Because principal payments on the mortgage loans underlying the Underlying Certificates will be passed through to the holders of the Class -1 Certificates and will reduce the notional amount of the Class -2 Certificates, the rate of payment of principal of the Class -1 Certificates and the aggregate amount of distributions on Class -1 Certificates and Class -2 Certificates will be directly related to the rate of payment of principal of the mortgage loans underlying the Underlying Certificates. The rate of principal payments on the underlying mortgage loans will in turn be affected by the rate of principal prepayments thereon (including, for this purpose, payments resulting from liquidations of the mortgage loans due to defaults, casualties, condemnations or other dispositions). The mortgage loans are conventional and can be prepaid at any time without penalty. Prepayments with respect to the Underlying Certificates may also occur as a result of guaranty payments and the optional repurchase provision on the Underlying Certificates. Accordingly, the rate of prepayments on the underlying mortgage loans and rate of payment of principal of the Underlying Certificates will depend upon future events and a variety of factors, and no assurance can be given as to either such rate.

     [The yield to maturity of any Certificates will be affected by the rate of payment of principal of the Underlying Certificates. Specifically, as the Class
- -1 Certificates are being offered at significant discounts from their original principal amounts, if the purchaser of a Class -1 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually received on the Underlying Certificates, its actual yield to maturity will be lower than that so calculated. Conversely, as the Class -2 Certificates are being offered without any original principal amount, if the purchaser of a Class -2 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually received on the Underlying Certificates, its actual yield to maturity will be lower than that so calculated.]

     The timing of changes in the rate of prepayments on the mortgage loans under the Underlying Certificates may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans underlying the Underlying Certificates the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     [Because the Class -1 Certificates are being offered at a discount from their original principal amount, the yield to maturity thereon will be sensitive to the rate of principal payments on the mortgage loans underlying the Underlying Certificates.]

     Because the Class -2 Certificates are being offered without any principal amount, the yield to maturity on the Class -2 Certificates will be extremely sensitive to prepayment experience on the mortgage loans underlying the Underlying Certificates and may fluctuate significantly from time to time. Prospective investors in the Class -2 Certificates should fully consider the associated risks, including the risk that if the rate of payment is rapid such investors may not fully recoup their initial investment.

Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans underlying the Underlying Certificates is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans underlying the Underlying Certificates.

     The assumed final Distribution Date with respect to the Certificates is
[         ], which is the Distribution Date immediately following the latest scheduled maturity date for any mortgage loan underlying the Underlying Certificates. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the mortgage loans underlying the Underlying
Certificates: [insert assumptions]

     The actual characteristics and performance of the mortgage loans underlying the Underlying Certificates will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans underlying the Underlying Certificates will prepay at a constant level of SPA until maturity or that all of the mortgage loans underlying the Underlying Certificates will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the mortgage loans underlying the Underlying Certificates could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the mortgage loans underlying the Underlying Certificates is as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans underlying the Underlying Certificates, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]

     The Depositor makes no representation that the mortgage loans underlying the Underlying Certificates will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make his own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

     The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. See "Yield Considerations" in the Prospectus. In addition, the rate of principal prepayments on the mortgage loans underlying the Underlying Certificates may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the loans, the interest rates on the loans, the terms to stated and remaining maturity of the loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in real property securing the loans, changes in mortgagors' housing needs, job transfers, unemployment and servicing decisions.

     Generally, however, if prevailing interest rates vary significantly from the interest rates on the mortgage loans underlying the Underlying Certificates, the Underlying Certificates are likely to be subject to higher or lower prepayment rates than if prevailing rates remain at or near the interest rates on the mortgage loans underlying the Underlying Certificates. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans underlying the Underlying Certificates, the Underlying Certificates are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans underlying the Underlying Certificates. Conversely, if interest rates rise above the interest rates on the mortgage loans underlying the Underlying Certificates, the rate of prepayment would be expected to decrease.

     The Depositor believes that the historical payment experience on such securities is not necessarily indicative of the future payment experience on the mortgage loans underlying the Underlying Certificates. Since the rate of principal payments (including prepayments) on such mortgage loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the underlying mortgage loans and the suitability of the Certificates to their investment objectives.

Payment Delay

     The effective yield to Certificateholders will be lower than the yield otherwise produced by the Annual Rate and purchase price since the monthly distributions on the Underlying Certificates will not be paid to the Holders until on or after the [last] day of the month next succeeding the month of accrual. See "Pooling and Servicing Agreement" in the Prospectus. To the extent that a monthly distribution on an Underlying Certificate does not become cleared funds in the hands of the Trustee prior to 1:00 p.m. on the Distribution Date in the month such distribution is required to be made by the issuer of such Underlying Certificates, the effective yield to the

Certificateholders will be further reduced since such distribution will not be paid to the Holders until the Distribution Date in the next succeeding month. See "Description of the Certificates".


                                     RATING

     It is a condition to the issuance of the Certificates that they be rated
"     " by the Rating Agency. Such rating addresses the likelihood that the holders of the Certificates will receive payments required under the Deposit Trust Agreement. In assigning such a rating to mortgage pass-through certificates, the Rating Agency takes into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make required payments on such certificates. Such rating does not, however, represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such payments might differ from that originally anticipated. As a result, holders of the Certificates might suffer a lower than anticipated yield, and holders of the Class -2 Certificates might fail, in circumstances of extreme prepayment, to recoup their original investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.


                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                   [tax discussion to be added, as applicable]


                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]


                             [ERISA CONSIDERATIONS]

     [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus).]

     To qualify for exemption under PTCE 83-1 (see "ERISA-Prohibited Transaction Class Exemption" in the Prospectus), a certificate of an Exempt Series must entitle its holder to pass-through payments of both principal and interest on the Mortgage Loans. Because holders of Class -1 Certificates or Class -2 Certificates are only entitled to pass-through payments of principal (but not interest) or interest (but not principal), PTCE 83-1 will not exempt Plans that acquire the Class -1 Certificates or Class -2 Certificates from the prohibited transaction rules of ERISA. Any Plan fiduciary who proposes to cause a Plan to purchase Class -1 Certificates or Class -2 Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. However, one of the other PTCE's or the Underwriter's PTE may be applicable. See "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus.

                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Certificates:

                                                                         Class -1         Class -2
[Underwriter                                                           Certificates     Certificates        Total
- ------------                                                           ------------     ------------        -----
CS First Boston Corporation.........................................   $                $               $

       Total........................................................   $                $               $           ]

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer each Class of the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                                                         Concession      Discount
                                                         (Percent of    (Percent of
                                                            Gross          Gross
                                                          Proceeds)      Proceeds)
                                                          ---------      ---------
Class    -1 Certificates............................                %             %
Class    -2 Certificates............................                %             %

     After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     All of the Underlying Certificates will be acquired in a privately negotiated transaction by the Depositor from CS First Boston Corporation on terms substantially similar to those that the Depositor would obtain in an arm's length transaction. CS First Boston Corporation will have acquired such Certificates in a privately negotiated transaction.

[If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters in connection with Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply substantially all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Underlying Certificates.

[Disclose if a material portion of the Underlying Certificates are derived from the Depositor's (or an affiliate's) unsold allotment or from the Depositor's (or an affiliate's) previous offering(s).]

                                 INDEX OF TERMS

                                                                  Page on which
                                                         Term is Defined in the
Term                                                      Prospectus Supplement
- ----                                                      ---------------------
Annual Rate.................................................................S-1
[Certificate Principal Balance......................................prospectus]
Certificates................................................................S-1
Certificateholders..........................................................S-1
Class-1 Certificates........................................................S-1
Class-2 Certificates........................................................S-1
Commission .................................................................S-2
Delivery Date...............................................................S-8
Deposit Trust Agreement.....................................................S-3
Depositor...................................................................S-1
Distribution Date...........................................................S-4
Enhancement Act.............................................................S-5
[ERISA..............................................................prospectus]
Exchange Act................................................................S-2
Interest Weighted Class of Certificates.............................prospectus]
Mortgage Certificate Interest Distribution..................................S-3
Mortgage Certificates Principal Distribution................................S-3
[Mortgage Loan......................................................prospectus]
[Principal Weighted Class of Certificates...........................prospectus]
Record Date.................................................................S-9
Servicing Fee...............................................................S-1
SPA........................................................................S-10
Trust.......................................................................S-1
Underlying Certificates.....................................................S-1
[Underwriter........................................................prospectus]
[Underwriting Agreement.............................................prospectus]

                       SUBJECT TO COMPLETION, DATED         , 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities are not to be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.
- --------------------------------------------------------------------------------
                     P R O S P E C T U S  S U P P L E M E N T
                        (To Prospectus Dated       , 1995)
- --------------------------------------------------------------------------------

                                 $               (Approximate)

                       Asset Backed Securities Corporation
                                    Depositor

     Conduit Manufactured Housing Contract Pass-Through Certificates, Series

                               % Pass-Through Rate

                  Principal and interest payable on the th day
                          of each month, beginning     , 19

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION, OR ANY AFFILIATE THEREOF. [NEITHER THE CERTIFICATES NOR THE UNDERLYING CONTRACTS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.]

                            -------------------------

     The Conduit Manufactured Housing Contract Pass-Through Certificates, Series
    ,    % Pass-Through Rate (the "Certificates") offered hereby evidence undivided fractional interests in a trust to be created by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor"), on or about
           , 199   (the "Trust"). The Trust property will consist of a pool of
[conventional] [FHA Insured] [VA-guaranteed] [fixed-rate] [variable-rate] manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Contracts will be transferred to the Trust
Pooling and Servicing Agreement (as defined herein),dated as of       , 199 , by
the Depositor in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus. The Certificates offered by this Prospectus Supplement constitute a separate series of the Certificates being offered by the Depositor from time to time pursuant to its
Prospectus dated        , 199 , which accompanies this Prospectus Supplement and
of which this Prospectus Supplement forms a part. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

     See "Risk Factors" beginning on p. S-8 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

     [The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" in the Prospectus.]

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


===================================================================================================================
                                          Price to              Underwriting         Proceeds to the
                                         Public (1)               Discount           Depositor (1)(2)
- -------------------------------------------------------------------------------------------------------------------
Per Certificate                               %                      %                      %
- -------------------------------------------------------------------------------------------------------------------
Total                                   $                        $                  $
===================================================================================================================

(1) Plus accrued interest, if any, at the applicable rate from     , 19 .
(2) Before deduction of expenses payable by the Depositor estimated at $   .

     The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [their] [its] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be delivered to the offices of CS First Boston, New York, New York, on or about , 199 .

- --------------------------------------------------------------------------------

                                 CS First Boston

           The date of this Prospectus Supplement is             , 1996.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                             -----------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET- MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL        , 19 , ALL DEALERS AFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             -----------------------

                              AVAILABLE INFORMATION

     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus. References to percentages of the Contracts or to the principal balance of the Contracts in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

Securities Offered ............    Conduit Manufactured Housing Contract
                                   Pass-Through Certificates, Series    ,    %
                                   Pass-Through Rate (the "Certificates").

Principal Amount ..............    $       (approximate: subject to a permitted
                                   variance of up to    %).


Description of Certificates. ..    [             ]


Depositor. ....................    Asset Backed Securities Corporation, a
                                   Delaware corporation (the "Depositor").


Seller ........................    [             ]


Master Servicer. ..............            , a _______ corporation,(the "Master
                                   Servicer").

Record Date. ..................    [With respect to each Distribution Date, the
                                   last business day of the month preceding the month in which such Distribution Date occurs.]

Distribution Date. ............    [The ____ day of each month, or, if such day
                                   is not a business day, the next succeeding business day.]

Interest Accrual Period. ......    [With respect to any Distribution Date, the
                                   calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year comprised of twelve
                                   30-day months.]

Collection Period .............    [With respect to a Distribution Date, the
                                   period beginning on the day after the Due
                                   Date in the month preceding the month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.]

Due Date ......................    [With respect to any Distribution Date and/or
                                   any Contract, as the case may be, the first day of the month in which such Distribution
                                   Date occurs, or if such first day is not a business day, the business day immediately following such first day.]

Final Scheduled
  Distribution Date. ..........    [ ]. The Final Scheduled Distribution Date
                                   has been determined to be the Distribution
                                   Date succeeding the latest maturity date of any Contract in the Contract Pool.

Denominations. ................    The minimum denomination of a Certificate (a
                                   "Single Certificate") will initially
                                   represent approximately $        aggregate
                                   principal amount of Contracts (as hereinafter defined).

Cut-Off Date ..................                , 19 .

Delivery Date. ................    On or about            , 19 .

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Interest ......................    Passed through monthly at the rate of   % per
                                   annum (the "Pass-Through Rate"), on each
                                   Distribution Date, commencing         , 19 to
                                   those persons in whose name the Certificates are registered as of [the last Business Day of the month preceding the Distribution Date]
                                   (the "Record Date"). [The Pass-Through Rate for each Contract will equal the annual percentage rate (the "APR") then borne by such Contract less a fee for the servicing of the Contract (the "Servicing Fee") [, less a fee for the Limited Guarantee (the "Limited
                                   Guarantee Fee")] [and less the excess
                                   interest (the "Excess Interest")], as
                                   described herein under "Description of the Certificates--Servicing Compensation,
                                   [Limited Guarantee Fee] and Payment of
                                   Expenses."


Principal (including
Prepayments) ..................    Passed through monthly on each Distribution
                                   Date, commencing           , 19 . The rate of
                                   distribution of principal of the Certificates
                                   [(other than the Class R Certificates)] will depend on the rate of payment of principal of the Contracts which, in turn, will depend on the characteristics of the Contracts, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Contracts.

Contract Pool. ................    [Conventional] [FHA-insured] [VA-guaranteed]
                                   [fixed rate] [variable rate] manufactured
                                   housing conditional sales contracts and
                                   installment loan agreements (collectively,
                                   the "Contracts") secured by manufactured
                                   homes (as described herein) (the
                                   "Manufactured Homes") [located in the states
                                   of       and       ]. The Contracts have been
                                   originated [or acquired] by. See "Description of the Contract Pool" herein.


Certain Risk Factors ..........    For a discussion of certain risk factors that
                                   should be considered in connection with an investment in the Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

[Limited Guarantee  ...........    Subject to the limitations described below,
                                   the Limited Guarantee will cover the
                                   difference between the amount available for
                                   distribution to the Certificateholders
                                   [including Advances] on any [monthly]
                                   Distribution Date and the amount due the
                                   Certificateholders on such Distribution Date
                                   to the extent such shortfall is attributable
                                   to delinquent payments by borrowers on the
                                   Contracts (each, an "Obligor") and losses on
                                   Defaulted Contracts (as hereinafter defined).
                                   The first $      of the Guarantee Amount, as
                                   defined below, will consist of the general
                                   guarantee obligation of      . The obligation
                                   of           will be backed by the Standby
                                   Letter of Credit issued by           and
                                   confirmed by           , (as described
                                   below). The balance of the Guarantee Amount
                                   consists of the Direct Letter of Credit
                                   issued by and confirmed by , described below
                                   (the Standby Letter of Credit and the Direct
                                   Letter of Credit sometimes collectively are
                                   referred to herein as the "Letters of
                                   Credit"). The amount of the Limited Guarantee
                                   (the "Guarantee Amount") on the first
                                   Distribution Date will be $     . Thereafter,
                                   the Guarantee Amount available on any
                                   Distribution Date, ______. See "The Limited
                                   Guarantee."]

                                   The Standby Letter of Credit (the "Standby
                                   Letter of Credit") is an irrevocable
                                   obligation supporting the obligation of
                                   ______ under the Limited Guarantee. If ______ does not make a payment required of it under the Limited Guarantee, the Trustee immediately will draw such amount under the Standby Letter of Credit. If for any reason ______ does not honor a draw under the Standby Letter of Credit, ______ is obligated to honor the Standby Letter of Credit.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   The Direct Letter of Credit (the "Direct
                                   Letter of Credit") will be an irrevocable
                                   direct pay letter of credit and will be
                                   issued by and confirmed by         .

                                   [The initial Letters of Credit will expire no
                                   earlier than      .] The Master Servicer wil
                                   be required to replace or renew the Letters of Credit prior to their expiration until the Trust Fund is terminated. In the event the Master Servicer does not renew or replace a Letter of Credit, prior to its expiration, the Trustee will draw under such Letter of Credit an amount equal to the required coverage of that Letter of Credit on such date and will transfer such funds to a separate trust fund (the "Limited Guarantee Fund"). Thereafter the Trustee will draw upon such funds on each Distribution Date if and to the extent draws would have been required under the corresponding Letter of Credit. The Letters of Credit will not be available to support any obligations of the Depositor, the Master Servicer or the Unaffiliated Seller. See "The Limited Guarantee."]


[Letter of Credit ] ............    The maximum liability of         under an
                                   irrevocable standby letter of credit for the Contract Pool (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more than [ %] of the initial aggregate principal balance of the Contract Pool (the "Letter of Credit Percentage"). The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency, in order to obtain a rating in one of the two highest rating categories of such Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Credit Support--Letters of Credit" in the Prospectus.]


Hazard Insurance ..............    All of the Contracts will be covered by
                                   standard hazard insurance policies with
                                   respect to each Manufactured Home in an
                                   amount at least equal to the lesser of its maximum insurable value or the remaining principal balance on the related Contract.
                                   The standard hazard insurance policies, at a minimum, will provide for fire, lightning, windstorm and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. See "Description of the Certificates--Hazard Insurance
                                   Policies" herein.


[Optional Termination. ........    The [Depositor] may, at its option,
                                   repurchase from the Trust all Contracts
                                   remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than [10%] of the aggregate principal balance of the Contracts on the Cut-off Date. The repurchase price will equal the aggregate unpaid principal balance of such Contracts together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs, plus the appraised value of any property acquired in respect thereof.
                                   [Any such repurchase will be effected in compliance with the requirements of Section
                                   860F(a)(iv) of the Internal Revenue Code of
                                   1986, as amended (the "Code"), so as to
                                   constitute a "qualifying liquidation"
                                   thereunder.] See "Description of the
                                   Certificates--Termination; Repurchase of
                                   Certificates" herein.


Advances ......................    The Servicers of the Contracts (and the
                                   Master Servicer, with respect to each
                                   Contract that it services directly and
                                   otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Contracts under certain circumstances. See "Description of the
                                   Certificates--Advances" in the Prospectus.

 Security Interests and Other
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


 Aspects of the Contracts .....    In connection with the transfer of the
                                   Contracts from the Depositor to the Trustee, the Depositor has assigned the security interests in the Manufactured Homes securing the Contracts to the Trustee. The [Master
                                   Servicer] shall take such steps as are
                                   necessary to perfect and maintain perfection of such security interest in each Manufactured Home and, to the extent such interest is perfected, the Trustee will have a prior claim over subsequent purchasers of the Manufactured Home and holders of subsequently perfected security interests.
                                   Under most state laws Manufactured Homes constitute personal property, and perfection of a security interest in the Manufactured
                                   Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code.
                                   [The certificates of title or Uniform
                                   Commercial Code financing statements will not be amended to identify the Trustee as the new secured party because of the administrative burden and expense.] In the absence of such an endorsement, the Trustee may not have a perfected security interest in Manufactured
                                   Homes registered in certain states. In
                                   addition, if the Manufactured Home were
                                   relocated to another state without
                                   reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior preferred security interest in a Manufactured Home. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such a contract, such as the Trustee, liable to the obligor thereon for any violation by the lender. The [Master Servicer] has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trustee's interest in the Contract, unless such failure or breach has been cured within [90] days from notice of such breach. See "Special Considerations" herein and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

Trustee. ......................         (the "Trustee"). See "Description of the
                                   Certificates--Trustee" herein.

Certificate Rating ............    It is a condition of issuance that the
                                   Certificates be rated in one of the two
                                   highest rating categories of a nationally recognized statistical rating agency (the
                                   "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

Legal Investment ..............    The Certificates constitute "mortgage related
                                   securities" for purposes of the Secondary
                                   Mortgage Market Enhancement Act of 1984 (the
                                   "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See
                                   "Legal Investment" in the Prospectus.

ERISA Considerations ..........    See "ERISA Considerations" [in the
                                   Prospectus] and herein.

Tax Aspects ...................    The Depositor [intends] [does not intend] to
                                   make an election to treat the Trust

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Fund as a Real Estate Mortgage Investment
                                   Conduit (a "REMIC"), pursuant to the Internal Revenue Code of 1986, as amended. [The Certificates other than the Class R Certificates (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Contracts will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

General

     An investment in the Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by [the Limited Guarantee] [the Letter of Credit] [or] applicable insurance policies, if any, Certificateholders will bear all risk of loss resulting from default by Obligors and must rely on the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contracts" in the Prospectus.

[Limited Guarantee] [Letter of Credit]

     The Certificates will be secured in part by the [Limited Guarantee] [Letter of Credit]. The [Guarantee Amount] [Letter of Credit Percentage] will be an amount initially equal to and will decline hereafter [by the amount of unreimbursed payments thereunder]. The [Limited Guarantee] [Letter of Credit] will cover delinquent payments by Obligors and losses on defaulted Contracts. Delinquency on the Contracts may be affected by local, regional and economic considerations. If delinquency levels are high and the [Guarantee Amount] [Letter of Credit Percentage] is reduced to zero, the Certificateholders will bear all losses on the Contracts. See ["The Limited Guarantee"] ["Letter of Credit"].

Prepayment Considerations

     The prepayment experience on the Contracts may affect the average life of the Certificates. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates of the Contracts. Other factors affecting prepayment of Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. See ["Yield and Prepayment Considerations" herein and] "Maturity and Prepayment Considerations" in the Prospectus.

Security Interests and Other Aspects of the Contracts

     Each Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state (except Louisiana) and each state's certificate of title statutes, but generally not its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Pursuant to the Pooling and Servicing Agreement, the seller will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. If the [Limited Guarantee or] [Letter of Credit Percentage] insurance policies are exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Contracts due to, among other things, a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and (iii) a discussion of the basis risk associated with a Class of Certificates.]

                        DESCRIPTION OF THE CONTRACT POOL

     The contract pool (the "Contract Pool") will consist of [conventional] [FHA-insured] [VA-guaranteed] fixed rate manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Contracts") having
an [approximate] aggregate principal balance as of the Cut-off Date of $   ,
secured by manufactured homes (the "Manufactured Homes"). The Manufactured Homes will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The weighted average annualized percentage rate (individually, an "APR") of
the Contracts as of the Cut-off Date will be at least       % but no more than
    %. All Contracts will have APRs of at least      % but no more than       %.
The weighted average maturity of the Contracts, as of the Cut-off Date, will be
at least    years but no more than     years. All Contracts will have original
maturities of at least      years but no more than       years. None of the
Contracts will have been originated prior to or after      , 19 . None of the
Contracts will have a scheduled maturity later than      .

     The Contracts will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Contracts having such characteristics relative to the outstanding aggregate principal balances of all Contracts):

          Approximately    % of the Contracts are secured by Manufactured Homes
     which were new at the time the related Contract was originated and
     approximately     % of the Contracts are secured by Manufactured Homes
     which were used at the time the related Contract was originated.

          At least     % of the Contracts will be Contracts each having
     outstanding principal balances of less than $       .

          No more than      % of the Contracts will be Contracts each having
     outstanding principal balances of more than $      .

          No more than    % of the Contracts will have had loan-to-value ratios
     at origination (based on the retail sales prices of the unit or    % of the
     manufacturer's invoice price, if less, plus taxes, license fees and insurance premiums in the case of a new Manufactured Home, or based on the lesser of the total delivered sales price or the appraised value of the unit, including taxes, fees and insurance, in the case of a used
     Manufactured Home) in excess of     %, and the Contracts have a weighted
     average loan to value ratio as of the Cut-off Date of     %     .

          The Contracts will be secured by Manufactured Homes located in the
     states of       . No more than [5]% of the Contracts will be secured by
     Manufactured Homes located in any one five digit zip code.

          [At the date of issuance of the Certificates, no Contract in the Contract Pool was more than 30 days delinquent.]

          [Description of the underwriting policies for conventional Contracts to be provided.]

          [With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]

          [Specify whether the Depositor, the Master Servicer or the related Servicer, as the case may be, has the right to substitute Contracts and the period during which the Depositor, the Master Servicer or the related Servicer may exercise such right.]

          Specific information with respect to the Contracts will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Contracts outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the
     Contracts: years of origination, types of dwellings on the underlying properties, the sizes of Contracts and distribution of Contracts by APR, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling and Servicing
Agreement") among the Depositor,           , as master servicer (the "Master
Servicer"), and          , as trustee (the "Trustee"), a form of which has been
filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder, provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the notice to Certificateholders of such final distribution.

     The Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently
located at         ,           .


               [additional disclosure to be added, as appropriate]

Conveyance of Contracts

     On the date of issuance of the Certificates, the Depositor will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Depositor in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), and all rights under the hazard insurance policies on the related Manufactured Homes. The Contracts will be described on a schedule attached to the Pooling and Servicing Agreement (the "Contract Schedule"). The Contract Schedule will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the APR on each Contract and the maturity date of each Contract. Prior to the conveyance of the Contracts to the Trustee, the Depositor will cause to be reviewed all the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the Contract Schedule delivered to the Trustee.

     [The Trustee, itself or through a custodian, will hold, on behalf of the Certificateholders, the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the Manufactured Home relating to each Contract.] In addition, in order to give notice of the Trustee's right, title and interest in and to the Contracts, [the Master Servicer, on behalf of] the Depositor, will deliver to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all the Contracts as collateral. The [Master Servicer] will file such statement in the appropriate offices in the appropriate states. [The Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. If a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.] See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

Trustee

         The Trustee for the Certificates will be                    .

The Master Servicer

     The Master Servicer is a          corporation that commenced operation in
            . The Master Servicer is [an FHA approved seller-servicer] based in
            . As of          , the Master Servicer serviced, for other investors
and for its own account, approximately       mortgage loans with an aggregate
principal balance in excess of $        . The Master Servicer originated
approximately $      in mortgage loans in 19 . The Master Servicer's
consolidated stockholders' equity as of was approximately $        .

     The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     [The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Contracts and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Contracts" and "--Advances," in an amount acceptable to the nationally recognized statistical rating organization or organizations rating the Certificates (collectively, the "Rating Agency").

Servicing Compensation [, Limited Guarantee Fee] and Payment of Expenses

     The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Contract, equal to the excess of each interest payment on a Contract over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Contract under the terms of the agreement with the Master Servicer pursuant to which such Contract is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Contract for which there is no Servicer)[.] [, and (b) the amount payable to the [Depositor,] [Master Servicer], as described below] [.] [, and (c) the Limited Guarantee Fee.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Contract an amount equal to one-twelfth of % of the outstanding principal balance of such Contract before giving effect to any payments due on the preceding Due Date. The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Contract, an amount equal to one-twelfth of % of the outstanding principal balance of such Contract before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

     [Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation might be characterized as an ownership interest in the interest payments on the Contracts ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average APR, or the stated interest rates on the Contracts exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted average or contract by contract basis. [The Depositor
intends to treat    % of such servicing compensation and    % of the amount
payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Certain Federal Income Tax Consequences--[ ] in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[Termination; Repurchase of Contracts

     The Pooling and Servicing Agreement provides that the [Depositor] [Master Servicer] may purchase from the Trust all Contracts remaining in the Contract Pool and thereby effect early retirement of the Certificates, provided that the aggregate unpaid balances of the Contracts at the time of such repurchase is less than [10%] of the aggregate principal balance of the Contracts on the Cut-off Date. The purchase price for any such optional repurchases shall be equal to the outstanding principal balance of such Contracts, together with accrued interest at the Pass-Through Rate to the first day of the month following such repurchase plus the appraised value of any acquired property with respect to the Contracts. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

Insurance

         [FHA Insurance and VA Guarantee

           % and     % of the Contracts, respectively (by aggregate principal
balance as of Cut-Off Date) are subject to FHA insurance and VA guarantees. See "Description of Insurance" in the Prospectus.]

[Primary Credit Insurance Policies

          To be provided.]

[Pool Insurance Policies

         To be provided.]

Hazard Insurance Policies

     The Master Servicer will cause to be maintained one or more standard hazard insurance policies with respect to each Manufactured Home in an amount at least equal to the lesser of its maximum insurable value or the principal amount due from the Obligor under the related Contract. Such standard hazard insurance policies, will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a Manufactured Home, at the origination of the related Contract, was located within a federally designated flood area, the Master Servicer also will cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such Manufactured Home under the federal flood insurance program.

     All amounts collected by the Master Servicer under a standard hazard insurance policy will be applied either to the restoration or repair of the Manufactured Home or against the unpaid principal balance of the related Contract upon foreclosure and repossession of the Manufactured Home, after reimbursing the Master Servicer for amounts previously advanced by it for such purposes. The Master Servicer may satisfy its obligation to cause the maintenance of standard hazard and flood insurance policies by maintaining a blanket policy insuring against hazard and flood losses on all the Manufactured Homes. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit in the Certificate Account any amount deducted in connection with insurance claims on repossessed Manufactured Homes.

[The Limited Guarantee

         General

     If amounts available in the Certificate Account [(following any Advances by the Master Servicer)] for distribution to the Certificateholders is less than the amount due to them as a result of defaulted Contracts and delinquent payments of principal of and interest on the Contracts, the Limited Guarantee will be available, to the extent of the Guarantee Amount, to fund such
shortfall. The Guarantee Amount on the first Distribution Date will equal $   .
Thereafter, the Guarantee Amount on any Distribution Date will equal [$    less
amounts previously paid with respect to the Limited Guarantee]. $      of the
initial Guarantee Amount will be covered by the general payment obligation
of    , which obligation
will be supported by the Standby Letter of Credit (described below). The balance of the initial Guarantee Amount will be covered by the Direct Letter of Credit.

     Amounts required to be paid under the Limited Guarantee will be paid first
by       under its general payment obligation (or pursuant to the Standby Letter of Credit) and after such obligation is exhausted, from the Direct Letter of Credit. If the Guarantee Amount is reduced to zero, the Certificateholders will bear all losses on the Contracts. As a result, Certificateholders may be subject to delays in payments of monthly principal and interest as a result of delinquent payments by Obligors. In the event of a repossession and resale by the Master Servicer (as Servicer on behalf of the Trustee) of a Manufactured Home securing a Contract in default, the Trust Fund may not recover the entire amount of principal and interest due on such Contract. See "The Trust Fund--The Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.]

Standby Letter of Credit

     The Standby Letter of Credit will be an irrevocable standby letter of
credit supporting the payment and repurchase obligations of        . The Standby
Letter of Credit will be obtained initially from         , and will terminate on
          .      will confirm the Standby Letter of Credit issued by        ,
meaning that if for any reason does not honor a draw upon a Standby Letter of
Credit,      will be obligated to honor such draw. The amount of the Standby
Letter of Credit on the Closing Date shall be $        . On each subsequent
Distribution Date, the requisite amount of the renewed Standby Letter of Credit
or replacement Standby Letter of Credit shall be the amount of     's obligation
under the Limited Guarantee on the immediately preceding Distribution Date.


Direct Letter of Credit

     The Direct Letter of Credit will be an irrevocable direct pay letter of
credit obtained initially from   and will be confirmed by          . The Direct
Letter of Credit will terminate on           . The initial requisite amount of
the Direct Letter of Credit shall be $        and subsequently, the requisite
amount shall be       .

Maintenance of Letters of Credit

     The Letters of Credit will provide that, if the institution issuing such Letter of Credit (the "L/C Bank") does not intend to renew such Letter of Credit, it must give notice thereof to the Master Servicer and the Trustee at least 45 days prior to the expiration of such Letter of Credit. The Master Servicer must then obtain a replacement Letter of Credit. If, immediately prior to the expiration of the Letter of Credit, the Master Servicer has not obtained a replacement Letter of Credit issued or confirmed by a L/C Bank which is a qualified bank (an institution whose unsecured long-term debt (or, in the case of the principal bank in a bank holding company system, the unsecured long-term debt of such bank or the bank holding company) has a rating satisfactory to the
Rating Agency for the maintenance of the "    " rating of the Certificates, the
Trustee shall draw under such expiring Letter of Credit an amount equal to the
    's obligation under the Limited Guarantee, in the case of the Standby Letter
of Credit, or the difference between the Guarantee Amount and the        's
obligation under the Limited Guarantee, in the case of the Direct Letter of Credit. The amounts so drawn will be deposited in a separate trust fund (the "Limited Guarantee Fund") and will be available on each Distribution Date if and to the extent that draws would have been required under the Standby Letter of Credit or the Direct Letter of Credit, as the case may be. The funds in the Limited Guarantee Fund remain the property of the issuer of such Letter of Credit, subject to the right of the Master Servicer to make withdrawals. Upon termination of the Pooling and Servicing Agreement, any funds remaining in the Limited Guarantee Fund will be paid to the issuer of such Letter of Credit. In addition, any recoveries of delinquent payments previously advanced pursuant to the draws under a Letter of Credit, and any recoveries in defaulted Contracts whose repurchase price was deposited in the Certificate Account pursuant to a draw on a Letter of Credit, will be repaid to the L/C Bank if the Letter of Credit will be reinstated by such amount, or else will be deposited in the Limited Guarantee Fund. In the event of insolvency of the L/C Bank, the amount available to the Trust Fund under the Letter of Credit or from the Limited Guarantee Fund, as the case may be, may be reduced.

     In the event that the L/C Bank that issued or confirmed the Letter of Credit ceases to be a qualified bank, the Master Servicer will use its best efforts to obtain a substitute Letter of Credit issued or confirmed by a qualified bank. If a substitute Letter of Credit issued or confirmed by a qualified bank has not been obtained in 30 days, the Trustee will draw down the requisite amount under such Letter of Credit and deposit such funds in the Limited Guarantee Fund.]

[Letter of Credit

     The maximum liability of [ ] under the Letter of Credit, net of unreimbursed payments thereunder, for the Certificates will be no more than [ %] of the aggregate principal balance of the Contracts on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates, in order to obtain a rating in one of the two highest rating categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]


                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

[Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Contracts is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The model used in this Prospectus Supplement, the Manufactured Housing Prepayment model (the "MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month. As used in the following tables "0% MHP" assumes no prepayments on the Contracts; "50% MHP" assumes the Contracts will prepay at rates equal to 50% of the MHP assumed prepayment rates, and so forth.

     The assumed final Distribution Date with respect to the Certificates is
[   ], which is the Distribution Date immediately following the latest scheduled maturity date for any Contract. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Contracts: [insert assumptions]

     The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of MHP until maturity or that all of the Contracts will prepay at the same level of MHP. Moreover, the diverse remaining terms to maturity of the Contracts could produce slower or faster principal distributions than indicated in the table at the various constant percentages of MHP specified, even if the weighted average remaining term to maturity of the Contracts is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Contracts, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of MHP.

                                 [insert tables]

     There is no assurance, however, that prepayment of the Contracts will conform to any level of the MHP, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect but to a smaller degree, on the prepayment rates on manufactured housing contracts.

                                     RATING

     It is a condition to the issuance of the Certificates that they be rated in one of the two highest categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]

                   [tax discussion to be added, as applicable]

                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]

                              [ERISA CONSIDERATIONS

     The acquisition of a Certificate by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan") could result in prohibited transactions or other violations of the fiduciary responsibility provisions of ERISA and section 4975 of the Internal Revenue Code of 1986 (the "Code") if by virtue of such acquisition, assets held by the Trust were deemed to be assets of the Plan. [The United States Department of Labor ("DOL") published final regulations concerning whether or not the assets of a Plan will be deemed to include any of the underlying assets of an entity, for purposes of the fiduciary responsibility provisions of ERISA, when a Plan acquires an equity interest in such entity. The final regulations state that the assets of a Plan which acquires an equity interest will not include any of the underlying assets of the entity if the class of equity interests in question are
(1) held by 100 or more investors independent of the issuer and of each other,
(2) freely transferable, and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then timely registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934. It is expected that the Certificates will meet the criteria of the regulations: The Underwriter[s] expect[s] (although no assurances can be given) that the Certificates will be held by at least 100 independent investors at the conclusion of the offering made by this Prospectus; there are no restrictions imposed on the transfer of the Certificates; and the seller intends to cause the registration requirements to be satisfied.] In addition, even if the Plan's assets are deemed to include the Contracts, certain exemptions from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transaction Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

     Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA), are not subject to ERISA requirements.

     Any Plan fiduciary considering the purchase of Certificates should consult its tax and/or legal advisors regarding these and other issues and their potential consequences.]

                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase from the Depositor [all] [the following respective principal amounts] of the Certificates:


         [Underwriter

         CS First Boston.......................     $
                                                    ____________
         Total.................................     $          ]
                                                    ============


     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and [through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:


       Concession (Percent of                    Discount  (Percent of
          Principal Amount)                        Principal Amount)
          -----------------                        -----------------
                  %                                       %

     After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by [the Underwriter] [the Representative].

     The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Contracts underlying the Certificates. Certain of the Contracts will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Contracts from time to time in privately negotiated transactions.

                                 INDEX OF TERMS

                                                                           Page on which
                                                                      Term is defined in
Term                                                           the Prospectus Supplement
- ----                                                           -------------------------
[Advances....................................................................prospectus]
APR..................................................................................S-4
[Asset Value.................................................................prospectus]
[Business Day................................................................prospectus]
[Certificateholders..........................................................prospectus]
Certificates.........................................................................S-3
Code.................................................................................S-5
Commission...........................................................................S-2
Contract Schedule...................................................................S-10
Contract Pool........................................................................S-9
Contracts............................................................................S-4
[Cut-off Date................................................................prospectus]
[Defaulted Contracts.........................................................prospectus]
Depositor............................................................................S-3
Direct Letter of Credit..............................................................S-5
[Distribution Date...........................................................prospectus]
DOL.................................................................................S-15
[Due Date....................................................................prospectus]
Enhancement Act......................................................................S-6
ERISA...............................................................................S-15
Excess Interest......................................................................S-4
Exchange Act.........................................................................S-2
Guarantee Amount.....................................................................S-4
[Interest Accrual Period.....................................................prospectus]
[Interest Weighted Class of Certifcates......................................prospectus]
L/C Bank............................................................................S-13
Letters of Credit....................................................................S-4
Letters of Credit Percentage.........................................................S-5
Limited Guarantee....................................................................S-5
Limited Guarantee Fee................................................................S-4
Limited Guarantee Fund...............................................................S-5
Manufactured Homes...................................................................S-4
Master Servicer......................................................................S-3
[Mortgage Loan...............................................................prospectus]
[Mortgage Pool...............................................................prospectus]
[Multi-Class Certificates....................................................prospectus]
Obligor..............................................................................S-4
Pass-Through Rate....................................................................S-4
Performance Bond....................................................................S-11
Plan................................................................................S-15
Pooling and Servicing Agreement.....................................................S-10
[Prepayment Assumption.......................................................prospectus]
[Principal Weighted Class of Certificates....................................prospectus]
Rating Agency........................................................................S-6
Record Date..........................................................................S-4
Regular Certificates.................................................................S-7
REMIC................................................................................S-7
Residual Certificates................................................................S-7
Retained Yield......................................................................S-11


Servicing Agreement.................................................................S-11
Servicing Fee........................................................................S-4
Single Certificate...................................................................S-3
SPA.................................................................................S-14
Standby Letter of Credit.............................................................S-4
Trust................................................................................S-1
[Trust Asset.................................................................prospectus]
Trust Fund...........................................................................S-1
Trustee..............................................................................S-6
[Underwriter.................................................................prospectus]
[Underwriting Agreement......................................................prospectus]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.


                 SUBJECT TO COMPLETION, DATED            , 1996

- --------------------------------------------------------------------------------
                     P R O S P E C T U S  S U P P L E M E N T
                        (To Prospectus dated       , 19  )
- --------------------------------------------------------------------------------

                               $       (Approximate)
                       Asset Backed Securities Corporation
                                    Depositor
      Conduit Mortgage Pass-Through Certificates, Series    , [Class A]
                          Adjustable Pass-Through Rate
                               [ Master Servicer ]

                           ---------------------------

      The Conduit Mortgage Pass-Through Certificates, Series    will be
comprised of Class A Certificates and [one] [two] subclass[es] [(not offered hereby)] of Class B Certificates (collectively, the "Certificates"). The Certificates, will represent interests in the Master Trust Fund which will hold an interest in a pool (the "Mortgage Pool") of adjustable rate, [conventional] mortgage loans secured by [first mortgages or deeds of trust] [liens] on [one-to-four-unit residential properties] [cooperative loans evidenced by promissory notes secured by a lien on shares in cooperative housing corporations and on the related proprietary leases] (the "Mortgage Loans") [originated]
[acquired] by             ("Master Servicer"), and certain other property held
in trust for the benefit of the Certificateholders. [          ] will act as
Master Servicer.

      The Class A Certificates will evidence an initial interest of
approximately     % in the Mortgage Loans. The remaining interest in the
Mortgage Loans will be evidenced by the Class B Certificates, which are subordinate to the Certificates to the extent described herein and in the Prospectus. See "Description of the Certificates--Distributions" and "--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein and "Credit Support--Subordinated Certificates" in the Prospectus.

      Principal and interest on the Certificates are distributable on the [25th] day of each month (or, if such 25th day is not a business day, the next
succeeding business day) commencing                 (each, a "Distribution
Date"). After an initial period, the Mortgage Rate on each Mortgage Loan will adjust [semi-annually] to a rate equal to the Index (as defined below) plus the fixed percentage applicable to such Mortgage Loan (the "Gross Margin"), subject to the interest rate limitations applicable to the Mortgage Loans and the other provisions set forth herein. The Class A Certificateholders will be entitled to receive interest on the Class A Principal Balance (as defined herein) at the Pass-Through Rate. The Pass-Through Rate will equal the weighted average of the Subsidiary Pass-Through Rates. The initial Pass-Through Rate is approximately
    %. The Subsidiary Pass-Through Rate with respect to each Mortgage Loan prior to its first Adjustment Date (as defined herein) will equal the Mortgage Rate
less     . On and after its first Adjustment Date, the Subsidiary Pass-Through
Rate with respect to each Mortgage Loan will equal the [description of index, e.g. monthly weighted average cost of funds for member institutions of the 11th
 District of the Federal Home Loan Bank System, as published by the Federal Home
Loan Bank of San Francisco] (the "Index") plus       basis points (the
"Pass-Through Margin") but not more than the lesser of the Periodic Mortgage Rate Cap (as defined herein) less the Servicing Fee Rate, or the Maximum Subsidiary Pass-Through Rate (as defined herein).

      See "Risk Factors" beginning on p. S-9 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

      Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

      There is currently no secondary market for the Class A Certificates. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

      An election will be made to treat the assets of the Subsidiary Trust Fund (as defined herein) as a real estate mortgage investment conduit ("REMIC") for purposes of federal income taxation (the "Subsidiary REMIC"). An election will also be made to treat the assets represented by the "regular interests" in the Subsidiary REMIC constituting a separate trust fund (the "Master Trust Fund") as a separate REMIC (the "Master REMIC"). See "Certain Federal Income Tax Consequences" herein.

      THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN ASSET BACKED SECURITIES CORPORATION, [THE MASTER SERVICER] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                           ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      [The Certificates will initially be delivered by the Depositor to in exchange for the Mortgage Loans to be deposited by the Depositor into the Subsidiary Trust Fund. The Class A Certificates may be sold or pledged
by              , directly or through one or more underwriters, from time to time at varying prices to be determined at the time of such sale or pledge.] [The Underwriter[s] propose[s] to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale.] See "Plan of Distribution" herein. Expenses attributable to issuance of the Class A Certificates, estimated to be approximately
$            will be paid by [the Master Servicer] [the Depositor]. [The
Depositor] will be paid a fee by            of $         in connection with the
transaction.

      [The Class A Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Class A Certificates, in definitive fully registered form, will be delivered to
the offices of CS First Boston, New York, New York, on or about               ,
199 .]

      The Certificates, when, as and if issued by the Depositor, are expected to
be available for delivery in New York, New York on or about           , 199   .

                                 CS First Boston

- --------------------------------------------------------------------------------
            The Date of this Prospectus Supplement is       , 19 .

      The Class A Certificates offered hereby constitute a separate series of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates being offered by Asset Backed Securities Corporation from time to time pursuant
to its Prospectus dated          . This Prospectus Supplement does not contain
complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus, and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sale of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                           ---------------------------


      [Until          , no offerings of the Class A Certificates may be made by
except pursuant to this Prospectus Supplement and the Prospectus, as supplemented as of the date of such offering. After such date, no offerings of the Class A Certificates will be made pursuant to this Prospectus Supplement and Prospectus.

      [Until            , all dealers effecting transactions in the Class A
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.]

[If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                           ---------------------------


                              AVAILABLE INFORMATION

      The Master Trust Fund will be subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Depositor, on behalf of the Master Trust Fund, will file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports will not contain audited financial information with respect to the Master Trust Fund. Such reports and other information filed by the Depositor on behalf of the Master Trust Fund can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

         Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

- -------------------------------------------------------------------------------


                                SUMMARY OF TERMS

      This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings ascribed thereto in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cutoff Date.

Securities Offered.............   $        Conduit Mortgage Pass-Through
                                    Certificates, Series    , [Class A,]
                                    Adjustable Pass-Through Rate (the "Class A
                                    Certificates").

Depositor......................   Asset Backed Securities Corporation, a
                                    Delaware corporation (the "Depositor")

Seller.........................   [                 ]

Master Servicer................               , a           corporation (the
                                    "Master Servicer").

Cut-off Date...................

Delivery Date..................   On or about           .

Description of the
   Certificates................   Two Classes of Certificates evidencing
                                    fractional interests in a trust fund
                                    (the "Master Trust Fund") consisting of the
                                    Subsidiary Regular Interests (as defined
                                    herein) which in the aggregate generally
                                    represent an interest in (i) all amounts
                                    distributable with respect to the Mortgage
                                    Loans, (ii) amounts held in the Certificate
                                    Account, (iii) any property which secured a
                                    Mortgage Loan and is acquired by foreclosure
                                    or deed in lieu of foreclosure, and (iv)
                                    certain other related property, as more
                                    fully described herein and in the
                                    Prospectus. The Class A Certificates
                                    initially evidence in the aggregate an
                                    interest in the Mortgage Loans (the "Class A
                                    Percentage") of approximately    %. The
                                    remaining interest in the Mortgage Loans
                                    will be represented by the Class B
                                    Certificates, [which will consist of two
                                    subclasses, Class B-1 (the "Class B-1
                                    Certificates") and Class B-2 (the "Class B-2
                                    Certificates"); and, collectively,] the
                                    "Class B Certificates"). [The Class B-1
                                    Certificates will initially evidence an
                                    approximate      % interest in the Mortgage
                                    Loans ("the Class B-1 Percentage") and the
                                    Class B-2 Certificates will initially
                                    evidence an approximate    % interest in the
                                    Mortgage Loans (the "Class B-2 Percentage")
                                    (collectively,] [the "Subordinate
                                    Percentage"). The Class B Certificates will be subordinated in certain respects to the Class A Certificates, as more fully described herein. The Class A Percentage, [and] the Class B[-1 Percentage and the Class B-2] Percentage will vary, as described herein.

                                  The Class A Certificates and the Class B
                                    Certificates are collectively referred to herein as the "Certificates". The Class A Certificates represent the Senior Certificates and the Class B Certificates represent the Subordinate Certificates, both as described in the accompanying Prospectus. Only the Class A Certificates are being offered hereby.


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Record Date....................   [With respect to each Distribution Date, the
                                    last business day of the month
                                    preceding the month in which such
                                    Distribution Date occurs.]

Distribution Date..............   [The      day of each month, or, if such day
                                    is not a business day, the next
                                    succeeding business day.]

Interest Accrual Period........   [With respect to any Distribution Date, the
                                    calendar month preceding the month
                                    in which such Distribution Date occurs.
                                    Interest for each Interest Accrual Period is calculated based on a 360-day year comprised of twelve 30-day months.]

Collection Period..............   [With respect to a Distribution Date, the
                                    period beginning on the day after the Due
                                    Date in the month preceding the month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.]

Due Date.......................   [With respect to any Distribution Date
                                    and/or any Mortgage Loan, as the case may be, the first day of the month in which such Distribution Date occurs, or if such first day is not a business day, the business day immediately following such first day.]

Final Scheduled
  Distribution Date............   [         ]. The Final Scheduled Distribution
                                    Date has been determined to be the
                                    Distribution Date succeeding the latest
                                    maturity date of any Mortgage Loan in the Mortgage Pool.

The Index......................   [Description e.g., the monthly weighted
                                    average cost of funds for member
                                    institutions of the 11th District of the Federal Home Loan Bank System as published by the Federal Home Loan Bank of San Francisco. The Index published in December, 1988 (reflecting the related weighted average cost of funds for November 1988) was
                                        %.]

Principal (including
   (Prepayments)...............   Passed through monthly on the Distribution
                                    Date commencing              . On each
                                    Distribution Date the Class A
                                    Certificateholders are entitled to receive as payments of principal, in addition to the Class A Percentage of all scheduled payments on account of principal, the Class A Prepayment Percentage (as defined herein) of both principal prepayments in part and principal prepayments in full received by the Master Servicer with respect to such Mortgage Loans during the preceding calendar month ("Principal Prepayments"). See "Description of the Certificates --Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein. The rate of distribution of principal of the Certificates will depend on the rate of payment of principal of the Mortgage Loans which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans. The Class B-2 Certificates are the residual certificates.



- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Interest.......................   Interest accrued on each Mortgage Loan will
                                    be passed through to Certificateholders on
                                    the Distribution Date occurring in the month
                                    in which the Due Date occurs, commencing
                                               , at the Pass-Through Rate. The
                                    Pass-Through Rate will equal the weighted
                                    average of the Subsidiary Pass-Through
                                    Rates. The initial Pass-Through Rate is
                                    equal to approximately   % per annum. Prior
                                    to the first Adjustment Date (as defined
                                    below) after the Cut-off Date for each
                                    Mortgage Loan, the Subsidiary Pass-Through
                                    Rate with respect to such Mortgage Loan will
                                    equal the Mortgage Rate less         . On
                                    and after the first Adjustment Date for a
                                    Mortgage Loan, the Subsidiary Pass-Through
                                    Rate with respect to each Mortgage Loan will
                                    equal the Index applicable to such Mortgage
                                    Loan plus       basis points (the
                                    "Pass-Through Margin"), subject to the
                                    limitation that the Subsidiary Pass-Through
                                    Rate shall not exceed the lesser of the
                                    related Periodic Mortgage Rate Cap thereof,
                                    less the Servicing Fee Rate or the related
                                    Maximum Subsidiary Pass-Through Rate
                                    thereof. The Maximum Subsidiary Pass-Through
                                    Rates will range from    % to    % per
                                    annum. The Maximum Subsidiary Pass-Through
                                    Rate with respect to a particular Mortgage
                                    Loan is equal to the Maximum Mortgage Rate
                                    for such Mortgage Loan minus the Servicing
                                    Fee Rate. The weighted average Maximum
                                    Subsidiary Pass-Through Rate as of the
                                    Cut-off Date will be approximately   % per
                                    annum. Following an initial period of
                                    months, during which the rate of interest on
                                    each Mortgage Loan (the "Mortgage Rate") is
                                    fixed, the Mortgage Rate on each Mortgage
                                    Loan will be adjusted [monthly]
                                    [semi-annually] [annually] on the adjustment
                                    dates (each such date, an "Adjustment Date")
                                    specified in the related mortgage note (each
                                    such note, a "Mortgage Note") to equal the
                                    sum of the Index and a fixed percentage
                                    amount (a "Gross Margin") [, subject to a
                                    semi-annual periodic mortgage rate cap (the
                                    "Periodic Mortgage Rate Cap") and a maximum
                                    rate at which interest may accrue (the
                                    "Maximum Mortgage Rate"), as described more
                                    fully herein]. Each Mortgage Loan will have
                                    been originated with an initial Mortgage
                                    Rate below the sum of the applicable Index
                                    and Gross Margin for such Mortgage Loan (the
                                    "Initial Mortgage Rate") and   % of the
                                    Mortgage Loans as of the Cut-off Date are
                                    expected to be accruing interest at their
                                    Initial Mortgage Rates.] As of the Cut-off
                                    Date, the Mortgage Loans will bear interest
                                    at Mortgage Rates which range from   % to
                                       % per annum. The Gross Margins for the
                                    Mortgage Loans range as of the Cut-off Date
                                    from    to     basis points. The weighted
                                    average Gross Margin for the Mortgage Loans
                                    as of the Cut-off Date will be approximately
                                         basis points. [The Periodic Mortgage
                                    Rate Cap for each Mortgage Loan is the
                                    Mortgage Rate in effect immediately prior to
                                    any Adjustment Date plus or minus
                                    basis points. The Maximum Mortgage Rates
                                    will range from    % to    % per annum.] The
                                    weighted average Maximum Mortgage Rate as of
                                    the Cut-off Date will be    % per annum. See
                                    "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein.

                                  When a Mortgage Loan is prepaid, in whole or
                                    in part, between scheduled payment dates,
                                    the Mortgagor pays interest on the amount
                                    prepaid only to the date of prepayment and
                                    not thereafter. This generally reduces the
                                    aggregate amount of interest which would
                                    otherwise be distributed to the Class A and
                                    Class B Certificateholders. To mitigate any
                                    such reduction in yield, [amounts otherwise
                                    payable as the Servicing Fee (as defined
                                    herein) for the period during which any such
                                    Principal Prepayment was made will be
                                    reduced by] [to the extent funds that
                                    interest on the Mortgage Loans exceeds the
                                    Subsidiary Pass-
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                    Through Rate less the Servicing Fee Rate for the period during which any such prepayment is made, the Pooling and Servicing Agreement provides that] such amount, if any, as may be necessary to assure that the distributions made to the Class A and Class B Certificateholders on the related Distribution Date include an amount equal to a full month's interest with respect to each prepaid Mortgage Loan at the applicable Subsidiary Pass-Through Rate will be paid to the Master Trust Fund. See "Description of the Certificates--Distributions" herein.

The Mortgage Loans.............   The Mortgage Pool will consist of adjustable
                                    rate, [conventional] mortgage loans
                                    [originated] [acquired] by [the Master
                                    Servicer] and secured by first mortgages or
                                    deeds of trust on one- to four-family
                                    residential properties. All Mortgage Loans
                                    will have maturities of at least 15 but no
                                    more than 30 years and are secured by
                                    properties located in       . [All Mortgage
                                    Loans with a Loan-to- Value Ratio greater than 80% will have private mortgage insurance.] See "Description of the Mortgage Pool and Underlying Mortgage Properties" herein.

Certain Risk Factors...........  For a discussion of certain risk factors that should be considered in connection
                                    with an investment in the Certificates,
                                    including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

Subordination of the Class B
  Certificates; Shifting Interest
  Credit Enhancement...........   The rights of the Class B Certificateholders
                                    to receive distributions with
                                    respect to the Mortgage Loans are
                                    subordinated to such rights of the Class A
                                    Certificateholders to the extent of the
                                    Subordinated Amount described below. This subordination feature is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of the scheduled monthly payments of principal and interest due them with respect to the Mortgage Loans and to protect the Class A Certificateholders against losses.

                                  As of each Determination Date, the
                                    Subordinated Amount will equal the Class B
                                    Principal Balance (as defined herein) on
                                    such date reduced by the excess of Aggregate
                                    Losses (as defined herein) over cumulative
                                    Realized Losses (as defined herein) borne by
                                    the Class B Certificateholders as of such
                                    date, if any. This subordination feature is
                                    intended to enhance the likelihood of
                                    regular receipt by the holders of the Class
                                    A Certificates of the full amount of the
                                    scheduled monthly payments of principal and
                                    interest due them with respect to the
                                    Mortgage Loans and to protect the Class A
                                    Certificateholders against losses. However,
                                    in certain circumstances, the Subordinated
                                    Amount could be depleted and payment
                                    deficiencies could result. If, on any
                                    Distribution Date when the Subordinated
                                    Amount is greater than zero, the aggregate
                                    amount of payments received from the
                                    Mortgagors on the Mortgage Loans and any
                                    Advances (as defined herein) do not provide
                                    sufficient funds to make full distributions
                                    to the Class A Certificateholders, the
                                    amount of the payment deficiency, plus
                                    interest thereon at the applicable
                                    Subsidiary Pass-Through Rate, to the extent
                                    of the Subordinated Amount, will be added to
                                    the amount such Class A Certificateholders
                                    are entitled to receive on the next
                                    Distribution Date. The extent to which the
                                    Class A Certificateholders and the Class B
                                    Certificateholders bear Realized Losses,
                                    and, in addition, Special Hazard Realized
                                    Losses, is described herein. See
                                    "Description of the Certificates --
                                    Subordination of the Class B
                                    Certificates; Shifting Interest Credit
                                    Enhancement" herein.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                  The protection afforded to the holders of
                                    the Class A Certificates will be effected
                                    (i) by the preferential right of such
                                    holders to receive the amounts of principal and interest otherwise distributable to the Class B Certificateholders on each Distribution Date with respect to the Mortgage Loans out of available funds on deposit on such date in the Certificate Account, and (ii) by distributing to the Class A Certificateholders a disproportionately greater percentage (the "Class A Prepayment Percentage") of Principal Prepayments (as hereinafter defined) and other payments with respect to the Mortgage Loans. The Class A Prepayment Percentage will decline from 100% after provided certain criteria
                                    respecting the Mortgage Pool are met. See
                                    "Description of the Certificates --
                                    Subordination of the Class B Certificates;
                                    Shifting Interest Credit Enhancement"
                                    herein.

Servicing Fee..................              will act as Master Servicer of the
                                    Mortgage Loans [and will enter into
                                    a Servicing Agreement on the Delivery Date
                                    pursuant to which        will subservice
                                    the Mortgage Loans].       will receive a
                                    servicing fee (the "Servicing Fee") as
                                    compensation for its services which is
                                    calculated monthly and equals a fixed
                                    percentage on the principal balance of each
                                    Mortgage Loan (the "Servicing Fee Rate").
                                    The Servicing Fee Rate equals    basis
                                    points. See "Description of the Mortgage
                                    Pool and Underlying Mortgaged
                                    Properties--Servicing and Sub-Servicing" and
                                    "Description of the Certificates--Servicing
                                    Compensation and Payment of Expenses"
                                    herein.

Advances.......................   The Master Servicer will be obligated to
                                    advance cash (the "Advances") to the
                                    Subsidiary Trust Fund for distribution in an amount equal to delinquent installments of principal and interest to the extent that the Master Servicer determines such Advances will be recoverable from future payments and collections on the Mortgage Loans or otherwise. See "Description of the Certificates--Advances" in the Prospectus.

Denominations..................   The minimum denomination of a Class A
                                    Certificate (a "Single Certificate") will
                                    initially represent $       of the Cut-off
                                    Date Principal Balance, provided that one
                                    Certificate may be issued in such lesser amount as is required so that the Class A Certificateholders in the aggregate equal the Class A Principal Balance (as defined herein).

Optional Termination...........   The holder of the Subsidiary Residual
                                    Interest (as defined below) has the option
                                    to purchase all of the Mortgage Loans in the
                                    Subsidiary Trust Fund, and thereby effect
                                    termination of the Subsidiary Trust Fund and
                                    the Master Trust Fund, on any Distribution
                                    Date on which the aggregate principal
                                    balance of the Mortgage Loans remaining in
                                    the Subsidiary Trust Fund is less than    %
                                    of the Cut-off Date Principal Balance.
                                    Additionally, subject to the foregoing
                                    limitation, the holder of the Class B[-2]
                                    Certificate has the option to purchase all the Subsidiary Regular Interests (as defined herein) in the Master Trust Fund. Either of the above purchases would effect early retirement of the Class A and Class B Certificates. See "Description of the Certificates--Optional Termination" herein and "Description of the
                                    Certificates--Termination" in the
                                    Prospectus.

Trustee........................              (the "Trustee"). See "Description
                                    of the Certificates - The Trustee"
                                    herein.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Certificate Rating.............   It is a condition of issuance that the Class
                                    A Certificates be rated at least "   " by
                                                  . A security rating is not a
                                    recommendation to buy, sell or hold
                                    securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment
                                    Considerations" herein and "Yield
                                    Considerations" in the Prospectus.

Legal Investment...............   The Class A Certificates constitute
                                    "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") for so long as they are rated as described herein, and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations...........   See "ERISA Considerations" herein and in the
                                    Prospectus.

Tax Aspects....................   An election will be made to treat the assets
                                    of the Subsidiary Trust Fund as a
                                    REMIC (the "Subsidiary REMIC") for federal income tax purposes. The [list Subsidiary Regular interests] (the "Subsidiary Regular Interests") will be regular interests in the Subsidiary REMIC and the [name class] will be designated as the residual interests (the "Subsidiary Residual Interest") in the Subsidiary REMIC. The Subsidiary Regular Interests will be the assets of the Master Trust Fund and an election will be made to treat such assets of the Master Trust Fund as a REMIC (the "Master REMIC"). The Class A Certificates [and Class B-1 Certificates] will be regular interests in the Master REMIC. The Class B[-2] Certificate will be designated as the residual interest in the Master REMIC. [The Certificates other than the [Class B[-2] Certificate] (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. [The holder of the Class B[-2] Certificate will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificate. Further, significant restrictions apply to the transfer of the Class B[-2] Certificate.] See "Certain Federal Income Tax Consequences" [herein and] in the Prospectus.]


- -------------------------------------------------------------------------------

                                  RISK FACTORS

General

         The rate of distributions in reduction of the principal balance of any Subclass or Class of Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any Subclass or Class of Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Subsidiary Trust Fund and the amount and timing of Mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the holder of the Subsidiary Residual Interest of all of the Mortgage Loans or Subsidiary Regular Interests in connection with the termination of the Subsidiary Trust Fund and the Master Trust Fund. See "Description of the Certificates -- Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund-Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates -- Assignment of Mortgage Loans; and -- Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

         An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

         [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and (iii) a discussion of the basis risk associated with a Class of Certificate.]

                        DESCRIPTION OF THE MORTGAGE POOL
                   AND THE UNDERLYING MORTGAGED PROPERTIES(1)


General

         The Mortgage Pool consists of all of the ownership interest held by the Subsidiary Trust Fund in Mortgage Loans evidenced by adjustable rate promissory notes (the "Mortgage Notes") having an aggregate principal balance at the
Cut-off Date of $                    . The Mortgage Notes are secured by first
trust deeds or mortgages on properties consisting primarily of detached single family residential properties with the remaining properties consisting of units of FNMA or FHLMC eligible condominiums and units in planned unit developments (the "Mortgaged Properties"). All of the Mortgage Loans were originated by
                   . All of the Mortgage Loans were originated under one of two origination programs, one of which is a limited documentation program that relies primarily upon appraisals and credit reports and the other of which generally conform to FNMA and FHLMC underwriting guidelines. The Mortgage Loans have the additional characteristics described below and in the Prospectus. See "The Mortgage Pools" in the Prospectus.

         The Depositor will purchase the Mortgage Loans from           and will
cause such Mortgage Loans to be assigned to the Trustee. See "The Trust
Fund--Mortgage Loan Program" in the Prospectus.                     will act as
the master servicer (the "Master Servicer") for the Mortgage Loans pursuant to the Standard Terms and Provisions of Pooling and Servicing and Reference
Agreement, dated as of                           (the "Pooling and Servicing
Agreement"), among the Depositor, the Master Servicer and                 , as
trustee (the "Trustee"). The Mortgage Loans will be serviced by the Servicer pursuant to a Servicing Agreement with the Master Servicer, and the Servicer will receive a fee for such services specified in such Servicing Agreement; provided, however, that the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. See "The Trust Fund--The Mortgage Pools" in the Prospectus and "--Servicing and Sub-Servicing" herein.

         Each Mortgage Loan has a Mortgage Rate subject to [monthly] [semi-annual] [annual] adjustment on the first day of the month specified in the related Mortgage Note and on the first day of every month thereafter (each such date, an "Adjustment Date"), equal to the sum of (i) the Index as most recently [made available by the Federal Home Loan Bank of San Francisco (the "FHLB")] on the [day][days], as specified for the particular Mortgage Note, prior to the Adjustment Date and (ii) the applicable Gross Margin[; provided, however, that any increase or decrease on any Adjustment Date will be limited by the Periodic Mortgage Rate Cap, and in no-event will the Mortgage Rate be greater than the Maximum Mortgage Rate]. The Index applicable on a Rate Adjustment Date is the
Index available          days prior to the Adjustment Date. Effective with the
first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan in substantially equal payments over its remaining term, and pay interest at the Mortgage Rate as so adjusted. [All] of the Mortgage Loans were originated with a Mortgage Rate below the sum of the applicable Index and Gross Margin (the "Initial Mortgage Rate") applicable for an initial period of months from the date of origination and
        % of the Mortgage Loans as of the Cut-off Date

- ----------

(1) The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it was constituted at the close of business on the Cut-off Date, after deducting the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if, as a result of delinquencies or otherwise, the Depositor deems such removal necessary or desirable. Other Mortgage Loans may be included in the Mortgage Pool in lieu of the Mortgage Loans so replaced. In addition, under certain circumstances the Depositor or the Master Servicer may substitute Mortgage Loans for those in the Subsidiary Trust Fund. See "Description of the Certificates--Substitution of Mortgage Loans" herein and "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of such Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary in non-material respects from those set forth herein as a result of such deletions, repurchases or substitutions.

will bear interest at their Initial Mortgage Rates. The weighted average number of months from the Cut-off Date to the first Adjustment Date for the Mortgage
Loans is approximately       months. [Due to the application of the Periodic
Mortgage Rate Caps (even assuming no increase in the applicable Index from the date of origination to the Adjustment Date) or the Maximum Mortgage Rate, the Mortgage Rate on any Mortgage Loan, as adjusted on any Adjustment Date, may be less than the sum of the then applicable Index and Gross Margin, subject to rounding.] If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select (or cause to be selected) an alternative index for Mortgage Loans based upon comparable information in compliance with applicable federal laws.

         The Mortgage Loans were originated in                    . All of the
Mortgage Loans will have [monthly] payments due on [the first day of each month]
(each a "Due Date"). At origination,        of the Mortgage Loans had terms to
stated maturity of 30 years. The latest date on which any Mortgage Loan will
mature is                           . All Mortgage Loans had Periodic Mortgage
Rate Caps equal to         basis points. The Maximum Mortgage Rates range from
     % to       % and the weighted average Maximum Mortgage Rate is
approximately        % as of the Cut-off Date.

         [Mortgage Loans that are expected to constitute approximately      %
of the Initial Principal Balance of the Mortgage Pool as of the Cut-off Date will have Mortgage Rates that will be convertible from an adjustable to a fixed Mortgage Rate at the option of the mortgagor upon certain conditions on the [when convertible] after origination of the related Mortgage Loan. In determining the fixed rate applicable to a Mortgage Loan eligible for
conversion, the Master Servicer, acting on behalf of the Trustee, will       .
To the extent the applicable rate is not available, the Master Servicer will quote a fixed rate based upon comparable information. In order to be eligible to convert the applicable Mortgage Rate on such a Mortgage Loan from an adjustable to a fixed Mortgage Rate, the mortgagor must complete and submit to the Master Servicer certain conversion documents and a loan modification agreement, pay the applicable conversion fee and not be in default under the Mortgage Note or the security documents related to such Mortgage Loan. Upon conversion, the monthly payments of principal and interest on such Mortgage Loan will be adjusted to provide for fully amortizing, level monthly payments until maturity. [Should interest rates decline so that the fixed Mortgage Rate applicable upon conversion is significantly lower than the prevailing adjustable Mortgage Rate, due to the application of Interest Rate Caps, or is significantly lower than the applicable Maximum Mortgage Rate on such Mortgage Loan, mortgagors may have a significant incentive to effect a conversion.] See "Description of the Certificates--Purchase of Converted Mortgage Loans" herein.

         The Mortgage Loans have the following characteristics (information provided as of the Cut-off Date unless otherwise indicated):*





- ----------

* The information presented in tabular form may be presented in paragraph form, or ranges for such information may be provided.


                          TYPES OF MORTGAGED PROPERTIES

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                        Property Types                                Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
Single family detached........................................                      $                       .  %
Condominium...................................................
Planned Unit Developments.....................................
                                                                  --------------    -------------        ------
         Total................................................                      $                    100.00%
                                                                  ==============    =============        ======




                                                 CURRENT LOAN AMOUNTS(1)

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                     Current Loan Amounts                             Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
Up to $100,000................................................                      $                       .  %
$100,001-150,000..............................................
150,001-200,000...............................................
200,001-250,000...............................................
250,001-300,000...............................................
300,001-350,000...............................................
350,001-400,000...............................................
400,001-450,000..............................................
Over $450,001.................................................
                                                                  --------------    -------------        ------
         Total(2).............................................                      $                    100.00%
                                                                  ==============    =============        ======


- ----------

(1)  The largest current loan amount is $             and the smallest current
     loan amount is $           .

(2)  The average outstanding principal balance is $           .

                                           LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                     Loan-to-Value Ratios                             Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
70.00% or less................................................                      $                       .  %
70.01% to 75.00%..............................................
75.01% to 80.00%..............................................
80.01% to 85.00%..............................................
85.01% to 90.00%..............................................
                                                                  --------------    -------------        ------
     Total(1).................................................                      $                    100.00%
                                                                  ==============    =============        ======


- ------------------

(1) The weighted average loan-to-value ratios of the Mortgage Loans, based on the principal amount at origination and the principal amount as of the Cut-off Date, respectively, and the lesser of the appraised value at
     origination and the purchase price paid by the Mortgagor, was      % and
             %, respectively.



                                                 CURRENT MORTGAGE RATES

                                                                                                        % of
                                                                        No.                           Mortgage
                                                                         of           Aggregate         Pool
                       Mortgage Rates(1)                               Loans          Balances         Balance
- ----------------------------------------------------------------    ------------     -----------     -----------
     .    % or less.............................................                     $                      .  %
     .    % or less.............................................
     .    % or less.............................................
     .    % or less.............................................
                                                                  --------------    -------------        ------
     Total(2)...................................................                                         100.00%
                                                                  ==============    =============        ======


- ------------------

(1)  With respect to       % of the Mortgage Pool Balance, the Mortgage Rate is
     the original Mortgage Rate and does not reflect application of the Index.

(2)  The weighted average Mortgage Rate is approximately      % per annum.


                                               MORTGAGE LOAN GROSS MARGINS

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                        Gross Margins                                 Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
    %.........................................................                      $                       .  %
       .......................................................
       .......................................................
       .......................................................
       .......................................................
                                                                  --------------    -------------        ------
     Total(1).................................................                      $                    100.00%
                                                                  ==============    =============        ======


- ------------------

(1)  The weighted average Gross Margin is approximately            per annum.



                                        MONTH IN WHICH NEXT ADJUSTMENT DATE FALLS

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                           Month(1)                                   Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
       .......................................................                      $                       .  %
       .......................................................
       .......................................................
       .......................................................
       .......................................................
                                                                  --------------    -------------        ------
     Total(2).................................................                      $                    100.00%
                                                                  ==============    =============        ======


- ------------------

(1) The adjusted Mortgage Rate will be reflected in payments received by Certificateholders on the 25th day of the month following the month in which the Adjustment Date occurs.

(2)  The weighted average number of months to the initial Adjustment Date is months.


                                               LIFETIME MORTGAGE RATE CAPS

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                  Lifetime Mortgage Rate Cap                          Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
    %.........................................................                      $                       .  %
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
       .......................................................
                                                                  --------------    -------------        ------
     Total....................................................                      $                    100.00%
                                                                  ==============    =============        ======





                                                  YEARS OF ORIGINATION

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                           Month(1)                                   Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
     % .......................................................                      $                       .  %
       .......................................................
       .......................................................
       .......................................................
       .......................................................
                                                                  --------------    -------------        ------
     Total....................................................                      $                    100.00%
                                                                  ==============    =============        ======



                                    GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                          % of
                                                                       No.                              Mortgage
                                                                        of            Aggregate           Pool
                            States                                    Loans           Balances          Balance
- --------------------------------------------------------------    --------------    -------------    --------------
     % .......................................................                      $                       .  %
       .......................................................
       .......................................................
       .......................................................
       .......................................................
                                                                  --------------    -------------        ------
     Total....................................................                      $                    100.00%
                                                                  ==============    =============        ======



         [Mortgage Loans for which the loan-to-value ratio at origination was greater than 80% either (1) will be insured as to payment default for the amount in excess of 75% of the principal balance by a Primary Mortgage Insurance Policy until the principal balance of such Mortgage Loan is reduced below 80% of the lesser of the appraised value at origination or the purchase price of the Mortgaged Property, or (2) will be covered by a [DESCRIPTION OF ALTERNATIVE].]

         Approximately    % of the Mortgage Loans were made to refinance the
related Mortgaged Properties and approximately    % of the Mortgage Loans have
been made to purchase the related Mortgaged Properties. Approximately    % of
the Mortgage Loans will be secured by Mortgaged Properties represented to the originator in the related loan application to be the primary residence of the
mortgagor at the time of origination.       % of the Mortgage Loans are secured
by Mortgaged Properties which were second homes of the mortgagor at the time of
origination based on representations of the Mortgagor.       % of the Mortgage
Loans were made to finance the purchase of homes represented by the mortgagor to have been acquired for investment purposes.

         At the date of issuance of the Certificates, no Mortgage Loan will be delinquent in scheduled payments of principal and interest by more than 30 days and no Mortgage Loan will have been, as of the Cut-off Date, more than 30 days delinquent in scheduled payments of principal and interest more than once in the previous year.


The Index

         [DESCRIPTION OF APPLICABLE INDEX, e.g., The Index is currently published by the FHLB on or about the last working day of each month and is designed to represent the monthly weighted average cost of funds for savings institutions in the 11th District of the Federal Home Loan Bank System (Arizona, California and Nevada) for the month prior to publication. The Index is computed by the FHLB for each month by dividing the cost of funds (interest paid during the month by 11th District savings institutions on savings, advances and other borrowings) by the average of the total amount of those funds outstanding at the end of the month and the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLB to neutralize the effect of events such as member institutions leaving the 11th District or acquiring institutions outside the 11th District. The Index has been reported each month since August 1981.]

         [The Index reflects the interest costs paid on all types of funds held by 11th District member institutions. The Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. There are three major components of funds of 11th District institutions: (1) savings deposits, (2) FHLB advances, and (3) all other borrowings, such as reverse repurchase agreements and mortgage-backed bonds. Unlike most other interest rate measures, the Index does not necessarily reflect current market rates, since the component funds represent a variety of maturities whose costs may react in different ways to changing conditions.]

         [A number of factors affect the performance of the Index which may cause the Index to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because of the various maturities of the liabilities upon which the Index is based, the Index may not necessarily reflect the average prevailing market interest rates on new liabilities of similar maturities. Additionally, the Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. Moreover, as stated above, the Index is designed to represent the average cost of funds for 11th District savings institutions for the month prior to the month in which the Index is published. In addition, such movement of the Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLB in the method used to calculate the Index. Information Bulletins announcing the Index may be obtained by contacting the FHLB.]

         [The following table sets forth the Index published in each month (with respect to the 11th District cost of funds in the prior month) for the four most recent calendar years and for 1988.


                                     19                19                 19                19                 19
                              ------------------ -----------------  ----------------- -----------------  -----------------
January......................                  %                 %                  %                 %                  %
February.....................
March........................
April........................
May..........................
June.........................
July.........................
August.......................
September....................
October......................
November.....................
December.....................



[Master Servicer]

                         is a         , which was founded in          . At
__________ had consolidated assets of $__________ billion and regulatory capital
of $          million. As of            , had executive offices in
and          savings branches located          .

                     is subject to comprehensive regulation, examination and supervision by the [FHLBB and the FSLIC,] which regulation is intended primarily
for the benefit of depositors. [Deposits at            are insured by the FSLIC
up to $100,000 for each insured account holder, the maximum permitted by law.]

                   executive offices are located at           and its
telephone number at that address is          .

Loan Portfolio.  [Description]

         Loan Transactions.          primary lending             is
[description].              has concentrated efforts on           .

         The following table sets forth certain information with respect to loan originations, loan purchases and sales, and repayment experience during the periods indicated.


                                                                                   Year Ended
                                                                                  December 31,
                                                               -------------------------------------------------

                                                               --------------    --------------   --------------
                                                                                 (In Thousands)
Loans receivable at beginning of period.................
Loans originated........................................
Loans purchased.........................................
Loans obtained in Equitable acquisition.................
Loans sold..............................................
Loan repayments.........................................
Other...................................................
                                                               --------------    --------------   --------------
Net loan activity.......................................
                                                               --------------    --------------   --------------
Loan receivable at end of period........................
                                                               ==============    ==============   ==============


         Loan Underwriting.         has adopted written, nondiscriminatory
underwriting standards for use in originating and purchasing residential
mortgage loans.          has represented to the Depositor that its underwriting
standards are in substantial conformity with standards set up by the FNMA and the FHLMC, which conformity facilitates sales of such loans in the secondary market. A detailed loan application is obtained or reviewed to determine the borrower's ability to repay, and confirmation of the more significant information is obtained through the use of credit reports, financial statements and verifications. An appraisal of the property, conducted by an appraiser meeting the qualifications set forth in FHLBB guidelines, is required to
determine the adequacy of the collateral.        also requires that a survey be
conducted and title insurance be obtained, insuring the priority of its mortgage lien, and, for loans with a loan-to-value ratio of 80% or more, that private mortgage insurance be obtained if available. All loan applications must be reviewed by underwriters to ensure that guidelines are met. Such guidelines are
approved by                            Board of Directors.          has
represented to the Depositor that each Mortgage Loan meets the credit, appraisal
and underwriting standards established by          and described above.

         [Approximately     % of the Mortgage Loans were originated under the
limited documentation program of            .             has represented that
each of the Mortgage Loans originated under a limited documentation program
satisfies the standards established and followed by      for originating and
acquiring mortgage loans under its limited documentation program. Under the
program,          does not evaluate the borrower's assets-to-liabilities ratio, but did verify the borrower's income and availability of funds for down payment, and relies primarily on a credit report on the borrower (which is required to be favorable) and at least one appraisal as evidence of the value of the property
securing the loan. The         limited documentation program was not available
for loans secured by condominiums and was available only for owner-occupied primary residences. Under such program, loan-to-value ratios were limited to
                    % for loans under $       and to           % for loans
under $                                     , except that for loans in certain
locations and having certain characteristics, lower maximum loan-to-value ratios were established.

         Loan Portfolio Qualify. In accordance with the requirements of the Competitive Equality Banking Act of 1987 (the "CEBA"), the FHLBB in December 1987 adopted amendments to its classification of assets regulation. Prior to December 1987, to monitor an insured institution's asset quality the FHLBB defined certain assets of savings institutions as scheduled items and established certain operating restrictions based upon ratios relating to such assets. The regulation as amended eliminates entirely the "scheduled items" classification, but retains the existing classification categories of substandard, doubtful and loss, while altering the effects of the respective classifications with respect to valuation allowance requirements and minimum regulatory capital requirements. Specific loss reserves are no longer required for assets classified as doubtful and institutions are required to charge off or set aside loss reserves for 100% of the amount of any asset, or portion of an asset, classified as a loss. The amended regulation requires institutions to classify their own assets and to establish prudent general allowances for loan losses, subject to examiner review. Greater examiner discretion, consistent with the asset classification practices of the banking regulatory agencies, is permitted by the amended regulation. The amended regulation also requires institutions to establish loss reserves for off-balance-sheet items when loss becomes probable and estimable.

         One measure of an institution's asset quality is the level of non-performing loans in its portfolio. Non-performing loans consist of (i) non-accrual loans, (ii) loans that are 90 or more days contractually past due as to interest or principal but that are well-secured and in the process of collection or renewal in the normal course of business, and (iii) loans that have been renegotiated to provide a deferral of interest or principal because of a deterioration in the financial condition of the borrower ("restructured
loans").            generally places conventional mortgage loans on non-accrual status when more than 90 days past due. Where the underlying collateral is a "home" (as defined in the Rules and Regulations for the Federal Home Loan Bank System), the loan is placed on non-accrual status when the amount of interest receivable plus all loan balances secured by the home exceeds 90% of the appraised value of the security property, provided there is a reasonable expectation of interest collection.

         The following table sets forth information regarding the non-performing loans as of the dates indicated.


                                                                                 At December 31,
                                                               -------------------------------------------------
                                                                    19                 19               19
                                                               --------------    --------------   --------------
                                                                                 (In Thousands)
Non-accrual loans.......................................       $                 $                $
Accruing loans 90 days or more past due.................
Restructured loans......................................



         Loan Servicing. The following table sets forth the dollar amounts of conventional mortgage loans serviced by for itself and other lenders at the dates indicated.


                                                                                 At December 31,
                                                               -------------------------------------------------
                                                                    19                 19               19
                                                               --------------    --------------   --------------
                                                                                 (In Thousands)
Conventional mortgage loans.............................



         Loss and Delinquency Experience. The following table sets forth the delinquency and foreclosure experience of residential conventional mortgage
loans in the mortgage loan portfolio serviced by         and other entities at
the dates indicated.


                                                                      At December 31,
                                           19                   19                   19                    19
                                  ---------------------------------------------------------------------------
                                   Amount   Percentage  Amount   Percentage  Amount   Percentage  Amount  Percentage
                                     of      of Total     of      of Total     of      of Total     of     of Total
                                    Loans      Loans     Loans      Loans     Loans      Loans     Loans     Loans
                                   ------   ----------  ------   ----------  ------   ----------  ------  ----------
                                                                  (Dollars in Thousands)
Conventional mortgage loans
  delinquent for:
60-89 days.......................  $                    $                    $                    $
90 days and over.................
In foreclosure...................
      Total......................  $                    $                    $                    $


         The allowance for loan losses is maintained at an amount management deems adequate to cover estimated losses. In determining the level to be maintained, management considers factors such as current economic trends in specific geographic areas, historical loss experience, borrowers' ability to repay and repayment performance and estimated collateral values, as well as considerations such as the availability of indemnifications, mortgage insurance and seller-provided recourse.

         The statistics shown above represent the loss experience for the total conventional mortgage loan portfolio (including residential and commercial loans) for each of the periods presented, whereas the aggregate loss experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool.

[With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards standards for such loans.]

         [With respect to Multi-Class Certificates, specify the method of determining the Asset Value of each Trust Asset.]

Servicing [and Sub-Servicing]

         The Mortgage Loans will be serviced in accordance with procedures as described generally in the accompanying Prospectus under the heading
"Description of the Certificates--Servicing by Unaffiliated Sellers." [       ,
as Master Servicer, will enter into a Servicing Agreement with (the "Servicer") pursuant to which the Servicer will sub-service the Mortgage Loans.
       acquired the Mortgage Loans from the Servicer. The Servicer has serviced the Mortgage Loans since their origination. The Servicing Agreement can be
terminated without cause, but in such event      or a successor master servicer
would be required to pay a fee to the Servicer or sell the Servicer's interest in the Servicing Agreement in an auction proceeding upon termination.
          may determine to terminate the Servicer and to service the Mortgage
Loans itself or through other sub-servicers who may be affiliates of       .]

         [The Servicing Agreement provides for servicing compensation equal to a
rate of      basis points per annum on the outstanding principal balance of the
Mortgage Pool. In addition, the Servicer is entitled to retain certain late payment fees, assumption fees and conversion fees related to the Mortgage Loans. The Servicing Agreement does not require the Servicer to make Advances or to pay any amount from its servicing compensation with respect to interest on Principal Prepayments on Mortgage Loans.]

         Except as described below, when any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer generally will enforce, and will cause any Servicer to enforce, any due-on-sale clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such due-on-sale provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the related Class A Certificates.
See "Maturity and Prepayment Considerations" in the Prospectus.

         All of the Mortgage Loans include a rider to the Mortgage providing that assumption of the remaining unpaid principal balance of the Mortgage Loan will be permitted if the borrower provides information required to evaluate the creditworthiness of the proposed transferee and the transferee is determined to be creditworthy. In connection with such assumption, a reasonable fee may be charged as a condition to the loan assumption and any such fee collected in connection with a Mortgage Loan in the Subsidiary Trust Fund will be retained by
         [or the Servicer]. The assumption of Mortgage Loans by buyers of the related Mortgaged Properties may also affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Class A Certificates.

Insurance

         A Standard Hazard Insurance Policy will be maintained with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Description of Insurance--Standard Hazard Insurance Policies" in the Prospectus. [No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or a VA Guaranty.]


                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates offered hereby will be issued pursuant to the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Class A Certificates will be transferable and exchangeable at the
office of the Trustee located at       . No service charge will be made for any
registration of transfer or exchange of the Class A Certificates on the Certificate Register maintained by the Trustee, but the Trustee may require the payment of a sum sufficient to cover any related tax or other governmental charge. There is at present no market for the Class A Certificates and there can be no assurance that a secondary market will develop or that if it does develop, it will continue. Fluctuating market interest rates may affect the market value of the Class A Certificates.


Distributions

         Distributions of principal and interest on the Certificates will be made on the [25th] day of each month, or, if such day is not a Business Day, the
next succeeding Business Day (each a "Distribution Date"), beginning       , to
the persons in whose names the Certificates are registered at the close of business on the last day of the month preceding the month in which payment is made (the "Record Date"). Certain calculations with respect to the Certificates will be made on the [15th] day of each month, or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date").

         Principal received on each Mortgage Loan will be passed through monthly as described below on the Distribution Date occurring in the month in which the Due Date occurs. Principal prepayments received during the period from the first day of any month to the last day of such month (a "Prepayment Period") will be passed through on the Distribution Date occurring in the month following receipt. When a Mortgage Loan is prepaid, in whole or in part, between scheduled payment dates, the Mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. [The Master Servicer is not required to pay any part of its servicing compensation to assure that distributions made to Certificateholders on the related Distribution Date include an amount equal to one full month's interest at the applicable Subsidiary Pass-Through Rate.]

         Interest received by the Subsidiary Trust Fund on each Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the Due Date occurs, at the Subsidiary Pass-Through Rate for such Mortgage Loan. The Pass-Through Rate with respect to each Distribution Date will equal the weighted average of the Subsidiary Pass-Through Rates for the Mortgage Loans [weighted on the basis of the principal balances thereof as of the Due Date occurring in the month prior to the month in which such Distribution Date occurs (after application of amounts due on such Due Date)]. Prior to the first Adjustment Date with respect to each Mortgage Loan that occurs after the Cut-off Date, the Subsidiary Pass-Through Rate for such Mortgage Loan will equal the
Initial Mortgage Rate less          . Thereafter,
the Subsidiary Pass-Through Rate with respect to each Mortgage Loan will equal
the Index applicable to each Mortgage Loan plus      basis points (the
"Pass-Through Margin") subject to the limitation that the Subsidiary Pass-Through Rate shall not exceed the lesser of the Periodic Mortgage Rate Cap thereof less the Servicing Fee Rate and the Maximum Subsidiary Pass-Through Rate thereof. The Maximum Subsidiary Pass-Through Rate with respect to a Mortgage Loan shall equal the Maximum Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate. The Master Servicer will receive a servicing fee (the "Servicing Fee") as compensation for the servicing of each Mortgage Loan which is calculated monthly and equals a fixed percentage of the principal balance of the Mortgage Loan (the "Servicing Fee Rate"). [Prior to the first Adjustment Date with respect to a Mortgage Loan that occurs after the Cut-off Date, the
Servicing Fee Rate will be      basis points for such Mortgage Loan. Subsequent
to the first Adjustment Date with respect to a Mortgage Loan that occurs after
the Cut-off Date, the Servicing Fee Rate shall equal      basis points. See
"Description of the Mortgage Pool and the Underlying Mortgaged Properties" above and "Servicing Compensation and Payment of Expenses" below. The amount of interest on each Mortgage Loan available to be distributed on each Distribution Date may be expected to change, among other reasons, as the Mortgage Rate and the Subsidiary Pass-Through Rate vary with the Index and as the Mortgage Rate reaches the Periodic Mortgage Rate Cap and the Maximum Mortgage Rate (which will not be the same for all Mortgage Loans).

         The Master Servicer will deposit in the Certificate Account the payments and collections described in "Description of the Certificates--Payments on Mortgage Loans" in the Prospectus.

         On each Distribution Date, the amount required to be distributed to the Class A Certificateholders will equal the lesser of the Class A Distribution Amount and the Master Trust Fund Aggregate Distribution.

         The "Class A Distribution Amount" means generally, as of any Distribution Date, an amount equal to the sum of: (a) one month's interest at the Pass-Through Rate on the Class A Certificate Principal Balance as of such Distribution Date; (b) the outstanding balance of all previously due and unpaid Interest Shortfalls (as defined below) owed to the Class A Certificateholders with accrued interest thereon at the Pass-Through Rate; (c) the outstanding balance of all previously due and unpaid Principal Shortfalls (as defined below) owed to the Class A Certificateholders; (d) the Class A Percentage of each scheduled payment of principal due on the preceding Due Date on the Mortgage Loans; (e) the Class A Prepayment Percentage of any Principal Prepayments received during the related Prepayment Period on the Mortgage Loans; (f) with respect to Mortgage Loans which became Liquidated Loans during the related Prepayment Period, the Class A Percentage of the aggregate principal balance of such Mortgage Loans, net of certain related unreimbursed advances with respect thereto; (g) the Class A Percentage of any insurance proceeds received during the related Prepayment Period, net of certain related unreimbursed advances with respect thereto; and (h) with respect to Mortgage Loans purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement during the related Prepayment Period, the Class A Percentage of the aggregate principal Balances of such Mortgage Loans, net of certain related unreimbursed advances with respect thereto.

         At any time when the Subordinated Amount is equal to zero, the amount calculated under clauses (a) through (h) above shall not include any amount in respect of Monthly Payments due on Mortgage Loans which were not actually received (but shall include payments from funds attributable to advances by the Master Servicer).

         The "Master Trust Fund Aggregate Distribution" shall mean, on any Distribution Date, the sum of all amounts distributed with respect to the Subsidiary Regular Interests, as described below.

         On each Distribution Date the aggregate amount required to be distributed to the holders of the Subsidiary Regular Interests is equal to the lesser of (x) the Subsidiary Trust Fund Regular Distribution and (y) the sum of
(i) one month's interest at the Subsidiary Pass-Through Rate on the principal balance of each Mortgage Loan, (ii) each payment of the principal due on the related Due Date on each Mortgage Loan, (iii) any delinquent Mortgagor payment of principal and interest on such Mortgage Loan received prior to the related Determination Date, after adjustment of the interest portion of such payment to the related Subsidiary Pass-Through Rate and deduction of unreimbursed advances by the Master Servicer with respect to the preceding delinquent payment, (iv) for each Mortgage Loan which was the subject of a Principal Prepayment during the related Prepayment Period, the amount of such Principal Prepayment, (v) for each Mortgage Loan which became a Liquidated Loan during the related Prepayment Period, the principal balance of such Mortgage Loan, net of certain unreimbursed advances by the Master Servicer, (vi) with respect to any Mortgage Loan purchased by the Master Servicer pursuant to the Agreement, the principal balance of such Mortgage Loan net of certain unreimbursed advances by the Master Servicer, and (vii) amounts representing insurance proceeds with respect to a Mortgage Loan.

         The "Subsidiary Trust Fund Regular Distribution" means, generally, as of any Distribution Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the related Determination Date except: (a) amounts received on particular Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds, insurance proceeds, and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts; (b) amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer, as described in the Pooling and Servicing Agreement; (c) all amounts representing scheduled monthly payments due after the immediately preceding Due Date; (d) all Principal Prepayments (and interest thereon), Liquidation Proceeds, insurance proceeds, condemnation awards and repurchase proceeds received after the related Prepayment Period, including payments of interest representing interest accrued after the last day of the related Due Period; (e) all income from Eligible Investments held in the Certificate Account for the account of the Master Servicer; and (f) certain amounts distributable to the holder of the Subsidiary Residual Interest pursuant to the Pooling and Servicing Agreement.

         The "Class A Certificate Principal Balance" on any Distribution Date will equal the portion of the unpaid principal balance of the Mortgage Loans evidenced by the Class A Certificates as of the Cut-off Date (the "Initial Class A Certificate Principal Balance") less the sum of payments or recoveries of, or with respect to, principal of the Mortgage Loans previously distributed to the Class A Certificateholders and any Realized Losses (as defined below) including, subject to certain limitations, Special Hazard Realized Losses (as defined below) previously allocated to the Class A Certificates. The Initial Class A
Certificate Principal Balance is expected to be approximately $      . See
"--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein.

         The "Class B Principal Balance" on any Distribution Date will equal the Scheduled Principal Balance (as defined below) of the Mortgage Loans minus the Class A Certificate Principal Balance.

         The "Scheduled Principal Balance" of the Mortgage Loans as of the time of any determination will equal the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, after application of any scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by the principal portion of all scheduled payments of principal and interest due on or before the date of determination, whether or not received, and by all Principal Prepayments distributed to Certificateholders on or before the date of determination, and further reduced by Realized Losses (as defined below) with respect to the Mortgage Loans that have been allocated to one or more classes of Certificates on or before the date of determination.

         The "Class A Percentage" shall mean, as to any Distribution Date, the lesser of 100% and the percentage obtained by dividing the Class A Certificate Principal Balance by the Scheduled Principal Balance. The "Class A Prepayment Percentage" shall initially be 100% and shall decline thereafter as provided under "Subordination of the Class B Certificates; Shifting Interest Credit Enhancement".

         "Interest Shortfall" shall mean, as to any Distribution Date, any excess of the amount computed pursuant to clause (a) of the term "Class A Distribution Amount" over the amount of interest distributed to the Class A Certificateholders on such Distribution Date. "Principal Shortfall" shall mean, as to any Distribution Date the excess of the sum of the amounts computed pursuant to clauses (a) through (h) of the term "Class A Distribution Amount" over the amounts distributed to the Class A Certificateholders (the "Shortfall"), less the related Interest Shortfall.

         All distributions will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) to any holder of Certificates having an initial principal balance in excess of $5,000,000, by wire transfer in immediately available funds to the account of such Certificateholder specified in writing to the Trustee.

         [On the sixth day of any month or the next succeeding Business Day, the Master Servicer or the Trustee will provide upon request the Class A Certificate Principal Balance after giving effect to monthly payments due on the immediately preceding Due Date.]


Subordination of The Class B Certificates;
Shifting Interest Credit Enhancement

         The rights of the Class B Certificateholders to receive certain distributions with respect to the Mortgage Loans are subordinate to such rights of the Class A Certificateholders to the extent of the Subordinated Amount. As of each Determination Date, the Subordinated Amount will equal the Class B Principal Balance on such date, reduced by the excess, if any, of Aggregate Losses over cumulative Realized Losses borne by the Class B Certificateholders.

         Realized Losses shall not be allocated to the Class A Certificates until after such time as the allocation of such Realized Losses to the Class B Certificates has reduced the Class B Principal Balance to zero. At such time, Realized Losses shall be allocated to the Class A Certificates, pro rata among such Certificates in proportion to their outstanding Class A Certificate Principal Balances immediately prior to the relevant Distribution Date. [Notwithstanding the above, Special Hazard Realized Losses shall be allocated first to the Class B Certificates only until such time as Special Hazard Realized Losses equal the Special Hazard Subordination Amount, which will
be     % of the Cut-off Date Principal Balance. Thereafter, Special Hazard
Realized Losses shall be allocated to the Class A Certificates and the Class B Certificates, pro rata among such Certificates in proportion to their outstanding Principal Balances immediately prior to the relevant Distribution Date.] Any allocation of Realized Losses (or Special Hazard Realized Losses) to a Class A Certificate or a Class B Certificate on a Distribution Date shall be made by reducing the Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. [Any allocation to the Class B Certificates of a Realized Loss or a Special Hazard Realized Loss prior to reducing the Special Hazard Subordination Amount to zero shall have the effect of increasing the Class A Percentage of future payments of principal on the Mortgage Loans and thereby decreasing the Subordinate Percentage of such payments of principal.]

         "Realized Loss" is defined in the Pooling and Servicing Agreement (i) with respect to any Liquidated Loan, as the excess of the outstanding principal balance of such Liquidated Loan over the Liquidation Proceeds, if any, received in connection with such Liquidated Loan, after application of all withdrawals permitted to be made by the Master Servicer pursuant to the Pooling and Servicing Agreement, (ii) with respect to any Mortgage Loan which has become subject to a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.) (a "Deficient Valuation"), as the excess of the outstanding principal balance of such Mortgage Loan over the principal amount as reduced in the Deficient Valuation, or (iii) with respect to any Mortgage Loan purchased by the Master Servicer or the Depositor pursuant to the Pooling and Servicing Agreement, as the excess, if any, of 100% of the principal balance of such Mortgage Loan, together with accrued and unpaid interest at the applicable Subsidiary Pass-Through Rate to the first day of the month following the month of such purchase, giving effect to the amount of any unreimbursed Advances made by the Master Servicer with respect to such Mortgage Loan, over the purchase price for such Mortgage Loan as the same may be reduced pursuant to an Opinion of Counsel to prevent such amount from being taxed to the Trust Fund as a "prohibited transaction", as defined in
Section 860F(a)(2) of the Code. Realized losses may result from, among other things, Special Hazard Realized Losses. ["Special Hazard Realized Loss" means with respect to any Mortgage Loan finally liquidated in connection with any physical damage not covered under a Standard Hazard Insurance Policy or a flood insurance policy, other than normal wear and tear or other circumstances set forth in the Pooling and Servicing Agreement an amount equal to the unpaid principal balance of the Mortgage Loan as of the date of such liquidation, together with interest at the applicable Mortgage Rate, less the applicable Servicing Fee, from the Due Date as to which interest was last paid to the Due Date next succeeding such liquidation, less the proceeds, if any, received in connection with such liquidation after application of all withdrawals from the Certificate Account by the Master Servicer permitted pursuant to the Pooling and Servicing Agreement.]

         "Liquidated Loan" means a Mortgage Loan which, as of the close of business on the Business Day next preceding the Due Date, has been liquidated through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable law of real property subject to the related Mortgage and any security agreements or with respect to which payment under related private mortgage insurance or hazard insurance and/or from any public or governmental authority on account of a taking or condemnation of any such property has been received.

         The protection afforded to the Class A Certificateholders will be effected by the preferential right of the Class A Certificateholders to receive the amount of principal and interest otherwise available for distribution to the Class B Certificateholders on each Distribution Date out of available funds on deposit in the distribution account for the Master Trust Fund and by distributing to the Class A Certificateholders a disproportionately greater percentage of Principal Prepayments received by the Master Trust Fund from the Certificate Account, to the extent described herein (the "Class A Prepayment Percentage"). This disproportionate distribution will have the effect of accelerating the amortization of the Class A Certificates while increasing the respective interest in the Mortgage Loan evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates.

         The Class A Prepayment Percentage for any Distribution Date occurring
before or in         will, except as provided below, equal 100%. The Class A
Prepayment Percentage for any Distribution Date occurring subsequent to will be determined as follows: (a) for any Distribution Date occurring subsequent to
      and before or in      , the Class A Prepayment Percentage will equal the
Class A Percentage plus               % of the Subordinate Percentage for such
Distribution Date, except that prior to the Distribution Date next succeeding
the first Distribution Date, if any, after      .        , as of which the
Step-down Criteria are satisfied, the Class A Prepayment Percentage will be 100%; (b) for any Distribution Date occurring subsequent to and before or in
     , the Class A Prepayment Percentage will equal the Class A Percentage plus
            % of the Subordinate Percentage for such Distribution Date, except that prior to the Distribution Date next succeeding the first Distribution Date,
if any, after                          as of which the Step-down Criteria are
satisfied, the Class A Prepayment Percentage will be the Class A Prepayment
Percentage in effect in        ; (c) for any Distribution Date occurring
subsequent to and before or in       , the Class A Prepayment Percentage will
equal the Class A Percentage plus          % of the Subordinate Percentage for
such Distribution Date, except that prior to the Distribution Date next succeeding the first Distribution Date, if any, after as of which the Step-down Criteria are satisfied, the Class A Prepayment Percentage will be the Class A
Prepayment Percentage in effect in       ; (d) for any Distribution Date
occurring subsequent to        and before or in       , the Class A Prepayment
Percentage will equal the Class A Percentage plus % of the Subordinated Percentage for such Distribution Date, except that prior to the Distribution
Date next succeeding the first Distribution Date, if any, after     as of which
the Step-down Criteria are satisfied, the Class A Prepayment Percentage will be
the Class A Prepayment Percentage in effect in       ; and (e) for any
Distribution Date occurring subsequent to       , the Class A Prepayment
Percentage will equal the Class A Percentage as of such Distribution Date except that prior to the Distribution Date next succeeding the first Distribution Date,
if any, after       as of which the Step-down Criteria are satisfied, the Class
A Prepayment Percentage will be the Class A Prepayment Percentage in effect in
      . The foregoing is subject to the following: (i) if on any Distribution Date the distribution of all Principal Prepayments received in the prior month to the holders of the Class A Certificates would reduce the outstanding Class A Certificate Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Certificate Balance to zero and thereafter the Class A Percentage shall be zero; and (ii) if the Class A Percentage on any Distribution Date is greater than the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%.

         The Step-down Criteria shall be met as of any Distribution Date in the 12 months commencing subsequent to February of the year specified in the table below provided that as of such Distribution Date (a) no more than one time during the preceding months have the principal balances of outstanding Mortgage
Loans      days or more delinquent (including loans in foreclosure and the book
value of owned real estate) exceeded             % of the Scheduled Principal
Balance at such time, and (b) cumulative Advances deemed to be nonrecoverable as a percentage of the principal amount of the Class B Certificates as of the Cut-off Date (the "Subordinated Amount") do not exceed the amounts in the following table:


                                                                               Cumulative
                                                                            Non-Recoverable
                                                                             Advances as a
                                                                           Percentage of the
                               Year                                        Subordinated Amount
- ------------------------------------------------------------------         ------------------
     .............................................................
       ...........................................................




       ...........................................................
       ...........................................................
       ...........................................................

or thereafter.....................................................


         The definition of "Step-down Criteria" may be amended by the Depositor and the Trustee, with prior written notice of such amendment to the Rating Agency, in a manner that will not result in the lowering or withdrawal of the then current rating of the Class A Certificates. Such amendment shall not require the consent of any Certificateholder.


[Purchase of Converted Mortgage Loans

         The Pooling and Servicing Agreement provides that        is obligated
to purchase from the Subsidiary Trust Fund any Converted Mortgage Loan in the month following the month in which the related Mortgagor exercises the conversion option, for a price equal to the lesser of (a) 100% of the unpaid principal balance of such Mortgage Loan, and (b) the Subsidiary Trust Fund's adjusted federal income tax basis on the date such Mortgage Loan is to be purchased, in each case plus accrued interest, if any, at the applicable Subsidiary Pass-Through Rate in effect immediately prior to such conversion to the last day of the month in which such Mortgage Loan became a Converted Mortgage Loan, net of the applicable amounts due to the Master Servicer with
respect to that Mortgage Loan.          will be obligated to deposit the amount
of the purchase price in the Certificate Account for distribution on the Distribution Date in the month following the month of such conversion.

         In the event          defaults upon its obligation to repurchase any
Converted Mortgage Loan, the Trustee may attempt to sell the Mortgage Loan for the price which was to be paid by the Master Servicer. A Converted Mortgage Loan will remain in the Trust as a Mortgage Loan with a fixed Mortgage Rate unless and until purchased by the Master Servicer or otherwise sold in accordance with
the Pooling and Servicing Agreement. So long as         serves as Master
Servicer, the failure of the Master Servicer to repurchase a Converted Mortgage Loan, after notice, is an Event of Default under the Pooling and Servicing Agreement. The Trustee and a successor master servicer under the Pooling and Servicing Agreement will not have any obligation to purchase any Converted Mortgage Loan.]


Servicing Compensation and Payment of Expenses

         The Servicing Fee payable to the Master Servicer will be payable out of each interest payment on a Mortgage Loan and will be an adjustable amount equal to one month's interest (or in the case of any payment of interest which accompanies a Principal Prepayment made by the Mortgagor, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the principal balance of such Mortgage Loan. The Servicing Fee Rate
is not the same for each Mortgage Loan. The Servicing Fee Rate is       basis
points. The Master Servicer will be permitted to retain or withdraw from the Certificate Account, in respect of each interest payment received on a Mortgage Loan, the Servicing Fee with respect to such Mortgage Loan, calculated on the basis of the same principal amount and period respecting which the interest
payment is computed. In addition,       , as holder of the Subsidiary Residual
Interest Certificate, will receive an amount equal to (i) with respect to each Mortgage Loan, the principal balance of such Mortgage Loan times the difference, if any, between the Mortgage Rate (net of the Servicing Fee) and the Subsidiary Pass-Through Rate, [less such amount as may be necessary to assure that the distributions made to the Subsidiary Regular Certificateholder on the related Distribution Date include an amount equal to one full month's interest at the applicable Subsidiary Pass-Through Rate], and (ii) gains, if any, arising from sale of Mortgaged Property acquired as a result of foreclosure in respect of a Mortgage Loan or arising from a repurchase pursuant to an optional termination. See "Certain Federal Income Tax Consequences" in the Prospectus. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer.

         The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, any amounts payable to the Servicer or any other sub-servicer, the fees and expenses of the Trustee and the other various items of expense enumerated in the Prospectus.


[Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

         When a Mortgage Loan is prepaid, in whole or in part, between schedule payment dates, the Mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. As a result, the aggregate amount of interest which would otherwise be distributed to Certificateholders may be reduced. To mitigate this reduction in yield, the Pooling and Servicing Agreement provides that with respect to any such Principal Prepayment, the Servicing Fee otherwise payable to the Master Servicer will be reduced in such amount, if any, as may be necessary to assure that the distributions made to Certificateholders on the related Distribution Date include an amount equal to one full month's interest at the applicable Subsidiary Pass-Through Rate for such Mortgage Loan. Thus, so long as there are sufficient funds otherwise payable from the Servicing Fee on each Distribution Date, Certificateholders will always receive a full month's interest with respect to any such principal prepayments. See "Distributions" above.]


The Trustee

                   , a             banking association, will act as Trustee for
the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's
principal executive offices are located at          , and its telephone number
is (   )         .


Repurchase or Substitution of Mortgage Loans

         Under certain circumstances, the Master Servicer may be required to repurchase one or more Mortgage Loans from the Subsidiary Trust Fund. Generally, the repurchase obligation arises when the documentation with respect to a Mortgage Loan is discovered to be materially defective or when a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of Certificateholders. See "Description of the Certificates-Assignment of Mortgage Loans" in the Prospectus.

         In the event of a repurchase of a Mortgage Loan, the repurchase price would be equal to the sum of the outstanding principal balance of such Mortgage Loan on the date of repurchase plus interest accrued thereon at the Subsidiary Pass-Through Rate to the first day of the month following the month in which such repurchase is effected; provided, however, that if such repurchase at the price so determined would result in net income to the Subsidiary Trust Fund or the Master Trust Fund or the Master Trust Fund that would be subject to tax as income derived from a "prohibited transaction," as defined in Section 860F(a)(2) of the Code, or would otherwise subject the Subsidiary Trust Fund or the Master Trust Fund to tax, then, notwithstanding the foregoing, the repurchase price for such Mortgage Loan shall be the maximum amount such that the repurchase would not result in such tax, as evidenced by an Opinion of Counsel, in form and substance satisfactory to the Trustee, which shall be delivered in the event of any such reduction.

         Within a period of three months, or in the case of a "defective obligation" within the meaning of Section 860(G)(a)(4)(B) of the Code, within two years from the Delivery Date of the Certificates, the Depositor or the Master Servicer may, instead of repurchasing a Mortgage Loan required to be repurchased pursuant to the Pooling and Servicing Agreement, deliver a mortgage loan (a "Replacement Mortgage Loan") in substitution for any Mortgage Loan that would otherwise have been repurchased (a "Deleted Mortgage Loan"). Generally, the repurchase obligation arises when the documentation with respect to a Mortgage Loan is discovered to be materially defective or when a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of Certificateholders. See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus.

         To the extent that the Depositor or the Master Servicer, as the case may be, elects to deliver a Replacement Mortgage Loan for a Mortgage Loan it would otherwise be obligated to repurchase, such Replacement Mortgage Loan must, on the date of such substitution: (a) have an outstanding principal balance, after deduction of payments due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; (b) have a Maximum Mortgage Rate no lower than (and not more than 1% per annum higher than) the Maximum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index, Gross Margin, Periodic Mortgage Rate Cap and frequency of Adjustment Dates as those of the Deleted Mortgage Loan; (d) be accruing interest at a rate no lower than and have the same Payment Adjustment Date as the Payment Adjustment Date of the Deleted Mortgage Loan; (e) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (f) have a term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and (g) comply with each representation and warranty with respect to Mortgage Loans in the Pooling and Servicing Agreement. Upon any such substitution, the Depositor or the Master Servicer, as the case may be, will deliver the Mortgage File relating to the Replacement Mortgage Loan to the Trustee and the Trustee will release the Deleted Mortgage Loan (or any property acquired in respect thereof) from the Subsidiary Trust Fund.

         For any month in which a Replacement Mortgage Loan is substituted for any Deleted Mortgage Loan, the Master Servicer will determine the amount, if any, by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in such month). The amount of any such shortage shall be deposited by the Depositor or the Master Servicer, as the case may be, from its own funds into the Certificate Account in the month of substitution, without any reimbursement therefor, and will be distributed to Certificateholders on the Distribution Date in the month following such substitution. See "Description of the Certificates--Distributions on Certificates" in the Prospectus.


Voting Rights

         At any time that any Class A Certificates or Class B Certificates are outstanding, the voting rights of a Class A Certificate or Class B Certificate are obtained by dividing the then outstanding principal balance of such Certificate by the aggregate principal balances at such time of all the Class A Certificates and Class B Certificates.


[Optional Termination

         The Pooling and Servicing Agreement provides that the holder of the Subsidiary Residual Interest Certificate, at its option, may purchase from the Subsidiary Trust Fund all Mortgage Loans remaining in the Mortgage Pool and all property acquired in respect of a Mortgage Loan, provided that the aggregate unpaid balance of the Mortgage Loans at the time of any such repurchase is less
than          % of the Cut-off Date Principal Balance. Additionally, subject to the foregoing limitation, the holder of the Class B[-2] Certificate, at its option, may purchase from the Master Trust Fund all Subsidiary Regular Interests remaining in the Master Trust Fund and all other property in such Trust Fund, provided that the Subsidiary Regular Interests at the time of any such
repurchase represent interests in less than     % of the Cut-off Date Principal
Balance of the Mortgage Loans. The purchase price for any such repurchase will be 100% of the unpaid principal balance of each Mortgage Loan or Subsidiary Regular Interest, as the case may be, together with accrued and unpaid interest with respect to each Mortgage Loan through the last day of the month of such repurchase. Any property acquired in respect of a Mortgage Loan and remaining in the applicable Trust Fund at the time such optional termination is effected will be purchased at its appraised value. Either of the above purchases would thereby effect early retirement of the Class A Certificates.]


                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

         The effective yield to holders of the Class A Certificates will depend upon, among other things, the price at which the Class A Certificates are purchased and the amount and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to Class A Certificateholders.

         The rate of principal payments on the Class A Certificates, the aggregate amount of each monthly interest payment on the Class A Certificates and the yield to maturity of the Class A Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. Principal payments on the Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes payments resulting from optional prepayments by the Mortgagors, refinancings, liquidation of the Mortgage Loans due to defaults, casualties, condemnations or the like and repurchases by the Depositor or the Master Servicer, as the case may be). Any such prepayments will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. In general, the prepayment rate may be influenced by a number of economic, geographic, social and other factors, including general economic conditions and homeowner mobility. Other factors affecting prepayment of mortgage loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties and servicing decisions.

         The Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. As described herein under "Description of the Certificates--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement", all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be distributed to the holders of the Class A Certificates during at least the first fourteen years after the Cut-off Date. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on adjustable rate Mortgage loans. Increases in the monthly payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans may result in a default rate higher than that on conventional mortgage loans with fixed mortgage rates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

         [Mortgage Loans that are expected to constitute approximately % of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date will provide that the Mortgagor may, during a specified period of time, convert the adjustable rate of the related Mortgage Loan to a fixed rate. The conversion option may be exercised during periods of rising interest rates as Mortgagors attempt to limit their risk of higher rates. If Mortgagors were to exercise their conversion rights in such an interest rate environment, a purchase of the Mortgage Loan by the Master Servicer would have the same effect on Certificateholders as a prepayment at a time when prepayments generally would not be expected. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates may also encourage Mortgagors to exercise the conversion option. The convertible ARM loan is a relatively new type of mortgage loan, so there can be no certainty as to the rate at which conversions will take place or as to the rate of prepayments in stable or changing interest rate environments. The Master Servicer is obligated to purchase Converted Mortgage Loans. Consequently, the exercise of the conversion option by Mortgagors will generally result in prepayment of principal with respect to the Mortgage Pool.]

         [The rate at which Mortgagors exercise their conversion rights and the resulting purchase of Converted Mortgage Loans by the Master Servicer will affect the rate of payment of principal, and hence the effective yield on the Class A Certificates. The purchase price paid will be passed through to the Certificateholders as principal in the month following the month of such purchase. The effective yield on the Class A Certificates also will be affected by the failure of the Master Servicer to purchase Converted Mortgage Loans and the resulting retention of fixed rate Mortgage Loans in the Mortgage Pool. See "Description of the Certificates--Purchase of Converted Mortgage Loans" herein.]

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectations. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         All of the Mortgage Loans comprising the Mortgage Pool are adjustable rate mortgage loans. The yield to maturity of the Class A Certificates will be affected by the Mortgage Rates on the Mortgage Loans as they adjust from time to time.

The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of adjustable rate mortgage loans over an extended period of time, and the Depositor's experience with respect to adjustable rate mortgage loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans comprising the Mortgage Pool. The rate of payments (including prepayments) on adjustable rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage rates fell significantly below the then current Mortgage Rates on the Mortgage Loans or significantly below the Maximum Mortgage Rates on the Mortgage Loans, the rate of prepayment would be expected to increase due to the availability of fixed-rate mortgage loans at competitive interest rates, which may encourage Mortgagors to refinance the Mortgage Loans in order to obtain a lower fixed interest rate. Conversely, if prevailing mortgage rates rose significantly above the then current Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease.

         [The Mortgage Rates on the Mortgage Loans will adjust [semi-annually] (although not on the same Adjustment Dates) and such semi-annual increases and decreases in the Mortgage Rates on the Mortgage Loans will be limited by the Periodic Mortgage Rate Cap and Maximum Mortgage Rates applicable to the Mortgage Loans. In addition, such Mortgage Rates will be based on the Index (which may not rise and fall consistently with interest rates on other types of adjustable rate residential mortgage loans) plus the Gross Margin for the Mortgage Loans (which may be different from then current margins on residential mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.]

         In addition, if on any Distribution Date, after taking into account any Advances, amounts otherwise distributable to the Subsidiary Residual Certificateholder and permitted withdrawals from the Certificate Account, there are not sufficient funds to pay the principal and interest on the Class A Certificates, the amount of the resulting shortfall, and in the case of interest shortfalls, interest at the applicable Pass-Through Rate, will be added to the amount the Class A Certificateholders are entitled to receive on the next Distribution Date. See "Description of the Certificates--Distributions" herein. If any shortfalls occur, the weighted average life of the Class A Certificates will be increased over that which would result had such shortfalls not occurred.

         The after-tax yield to Certificateholders may be affected by lags between the time interest income accrues to the Certificateholders and the time the related income is received. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The effective yield to the holders of Class A Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans.

Weighted Average Lives of the Certificates

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The assumed final Distribution Date with respect to the Certificates is
[                   ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

         The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]


         The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Certificates.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                   [tax discussion to be added, as applicable]

                                LEGAL INVESTMENT

         The Class A Certificates will constitute, for so long as they are rated as described below, "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, will be legal investments for certain entities to the extent provided in the Enhancement Act. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal law. Institutions whose investment activities are subject to review by certain regulatory authorities may be, or may become, subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage-related securities. Investors should consult their own legal advisors to determine whether, and to what extent, the Class A Certificates may be purchased by such investors. See "Legal Investment" in the Prospectus.

                                     RATING

         It is a condition to the issuance of the Certificates that the Class A
Certificates be rated at least " " by        . A security rating is not a
recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

         [The ratings of Moody's on mortgage pass-through Certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans. Moody's rating opinions address the structural, legal, issuer and tax-related aspects associated with the Certificates, including the nature of the underlying mortgage loans. Moody's ratings on pass-through Certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors (including, in the case of the Class A Certificates, prepayments resulting from the repurchase of Converted Mortgage Loans) or of the degree to which such payments might differ from that originally anticipated. Moody's rating of the Class A Certificates will not represent any assessment of the Master Servicer's ability to repurchase Converted Mortgage Loans. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.]

                              ERISA CONSIDERATIONS

         [A fiduciary of any employee benefit plan and certain other retirement plans and arrangements (including individual retirement accounts, and annuities, Keogh plans, and collective investment funds in which such funds, accounts, annuities or arrangements are invested) that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or not otherwise permissible either under ERISA or the Code. See "ERISA Considerations" in the Prospectus.]

                              PLAN OF DISTRIBUTION

         [The Master Servicer has agreed, pursuant to the Purchase Agreement
dated (the "Purchase Agreement"), to pay the Depositor a fee of $        in
connection with the exchange of the Certificates and the residual interest in the Subsidiary REMIC for the Mortgage Loans. The Depositor will sell the Certificates and such residual interest to the Master Servicer in exchange for the Mortgage Loans subject to the terms and conditions set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Depositor or its affiliates have certain preferential rights in connection with resales of the Class A Certificates.]

         [           may be deemed, by virtue of the exchange, to be an
"Underwriter" within the meaning of the Securities Act of 1933, as amended (the
"Securities Act") in connection with reoffers and sales by      of the Class A
Certificates. Until       , such reoffers and sales by Master Servicer will be
made pursuant to this Prospectus Supplement and the Prospectus, as amended and supplemented as of the date of such reoffering. After such date, this Prospectus Supplement and Prospectus may not be used in connection with such reoffers and
sales. The Depositor has been advised by                    that such reoffers
and sales may be made by                  from time to time in negotiated
transactions or otherwise at varying prices determined at the time of sale, and may be made to or through one or more Underwriters, agents or dealers, including, without limitation, the Depositor or one of its affiliates, who may receive compensation in the form of underwriting discounts, concessions or commissions.]

         [The Purchase Agreement provides that         will indemnify the
Depositor and its affiliates against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Depositor and its affiliates, as the case may be required to make in respect thereof.]

         [The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative.] The [Underwriter[s] named below[ [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amounts[s] of the Class A Certificates:


                                                              Class A-1            Class A-2
                     Underwriter                            Certificates         Certificates            Total
- ------------------------------------------------------    -----------------  ---------------------  ----------------
CS First Boston Corporation...........................    $                  $                      $



         Total........................................    $                  $                      $              ]


         [The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Class A Certificates if any are purchased.]

         The Underwriter[s] [[has] [have] advised the Depositor that the Underwriter[s] propose[s] to offer the Class A Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling the Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of the Class A Certificates for whom they may act as agent.

         The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         [The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriter[s] may be required to make in respect thereof.]

         [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]


                                  LEGAL MATTERS

         The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin. The material federal income tax consequences of the Class A Certificates will be passed upon for the Depositor by Sidley & Austin.

                                 USE OF PROCEEDS

         [The Certificates are being initially sold and delivered by the
Depositor to            in exchange for the Mortgage Loans to be deposited by
the Depositor in the Subsidiary Trust Fund. Other than its fee in connection with such exchange the Depositor will receive no other proceeds from the sale of
the Certificates.            may subsequently sell the Certificates in one or
more transactions. It is expected that           will use the proceeds of such
sale for general corporate purposes. See "Plan of Distribution" herein.]

         [The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates.]


                                                     INDEX OF TERMS

                                                                                                           Page on which
                                                                                                  Term is defined in the
Term                                                                                               Prospectus Supplement
- ------------------------------------------------------------------------------------------------------------------------
Adjustment Date......................................................................................................S-5
Advances.............................................................................................................S-8
[Aggregate Losses............................................................................................prospectus]
[Business Day................................................................................................prospectus]
CEBA................................................................................................................S-19
Certificates.........................................................................................................S-1
[Certificate Account.........................................................................................prospectus]
[Class A Certificateholders..................................................................................prospectus]
Class A Certificates.................................................................................................S-3
Class A Certificate Principal Balance...............................................................................S-24
Class A Distribution Amount.........................................................................................S-23
Class A Prepayment Percentage.......................................................................................S-26
Class A Percentage...................................................................................................S-3
Class B Certificates.................................................................................................S-3
Class B Principal Balance...........................................................................................S-24
Class B-1 Percentage.................................................................................................S-3
Class B-2 Percentage.................................................................................................S-3
Commission...........................................................................................................S-2
Deficient Valuation.................................................................................................S-25
Deleted Mortgage Loan...............................................................................................S-28
Depositor............................................................................................................S-3
Determination Date..................................................................................................S-22
Distribution Date...................................................................................................S-22
Due Date............................................................................................................S-12
[Eligible Investments........................................................................................prospectus]
Enhancement Act......................................................................................................S-9
ERISA...............................................................................................................S-33
Exchange Act.........................................................................................................S-2
FHLB................................................................................................................S-11
Gross Margin.........................................................................................................S-5
Index................................................................................................................S-1
Initial Class A Certificate Principal Balance.......................................................................S-24
Initial Mortgage Rate...............................................................................................S-11
Interest Shortfalls.................................................................................................S-24
[Interest Weighted Class of Certificates.....................................................................prospectus]
Liquidated Loan.....................................................................................................S-25
Master REMIC.........................................................................................................S-1
Master Servicer......................................................................................................S-1
Master Trust Fund....................................................................................................S-3
Master Trust Fund Aggregate Distribution............................................................................S-23
Maximum Mortgage Rate................................................................................................S-5
Maximum Subsidiary Pass-Through Rate.................................................................................S-1
Mortgage Loans.......................................................................................................S-1
Mortgage Note........................................................................................................S-5
Mortgage Pool........................................................................................................S-1
Mortgaged Properties................................................................................................S-11
Mortgage Rate........................................................................................................S-5



[Mortgage Rate Caps..........................................................................................prospectus]
[Mortgagor...................................................................................................prospectus]
Pass-Through Margin..................................................................................................S-5
Periodic Mortgage Rate Cap...........................................................................................S-5
Pooling and Servicing Agreement.....................................................................................S-11
Prepayment Period...................................................................................................S-22
Principal Prepayments................................................................................................S-4
Principal Shortfall.................................................................................................S-24
[Principal Weighted Class of Certificates....................................................................prospectus]
Purchase Agreement..................................................................................................S-33
[Rate Adjustment Date........................................................................................prospectus]
Realized Loss.......................................................................................................S-25
Record Date.........................................................................................................S-22
Regular Certificates.................................................................................................S-9
REMIC................................................................................................................S-1
Replacement Mortgage Loan...........................................................................................S-28
Scheduled Principal Balance.........................................................................................S-24
Servicer............................................................................................................S-21
Servicing Fee........................................................................................................S-8
Servicing Fee Rate...................................................................................................S-8
Single Certificate...................................................................................................S-8
[Standard Hazard Insurance Policy............................................................................prospectus]
[Special Hazard Realized Losses..............................................................................prospectus]
[Step-down Criteria..........................................................................................prospectus]
Subordinate Percentage...............................................................................................S-3
[Subsidiary Trust Fund.......................................................................................prospectus]
Subsidiary Trust Fund Regular Distribution..........................................................................S-23
Subsidiary REMIC.....................................................................................................S-1
Subordinate Amount..................................................................................................S-26
Subordinate Percentage...............................................................................................S-3
[Subsidiary Pass-Through Rate................................................................................prospectus]
Subsidiary Regular Interests.........................................................................................S-3
Subsidiary REMIC.....................................................................................................S-1
Subsidiary Residual Interest.........................................................................................S-8
[Subsidiary Trust Fund.......................................................................................prospectus]
[Trust Asset.................................................................................................prospectus]
Trustee.............................................................................................................S-11
[Underwriting Agreement......................................................................................prospectus]


Information contained herein is subject to completion. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION, DECEMBER __, 1996

                              PROSPECTUS SUPPLEMENT

- --------------------------------------------------------------------------------
                      (To Prospectus Dated        , 19   )
- --------------------------------------------------------------------------------


                            $           (Approximate)

                       Asset Backed Securities Corporation
                                    Depositor
      [Adjustable Rate] Conduit Mortgage Pass-Through Certificates, Series
                             Class A-1 Certificates

                               ------------------

The [Adjustable Rate] Conduit Mortgage Pass-Through Certificates, Series (the "Certificates") will be comprised of [three] classes of certificates: [Class A-1,] [Class IO] [and] [Class R.] Only the Class A-1 Certificates are offered hereby. The Certificates evidence 100% of the beneficial ownership interest in a trust fund (the "Trust Fund") to be created by Asset Backed Securities Corporation (the "Depositor"), the assets of which will consist primarily of [(a) classes (or portions of classes) of mortgage pass-through certificates (the "Mortgage Certificates"), each of which is part of one of series of mortgage pass-through certificates initially sold by __________________________________ and acquired by the Depositor in the secondary market,] [(b) a Reserve Fund] [and] [(c) a Yield Support Agreement] provided by ____________________ .] The Certificates will be issued pursuant to a [Pooling Trust Agreement (the "Pooling Agreement") among the Depositor, _____________________________________________ ,
as Certificate Administrator and ______________________________ ., as Trustee. See "Description of the Certificates".

As more fully described herein, commencing with a rate of ____ % per annum, interest will accrue, to the extent of funds available therefor, on the Class A-1 Certificates at a per annum rate of _______ % in excess of the [specify index ], determined as set forth herein. The amount of interest accrued on the Class A-1 Certificates will be reduced by the amount of certain prepayment interest shortfalls and deferred interest as described herein under "Description of Certificates--Distributions--Interest Distributions". Interest generally will be paid __________ , to the extent funds are available therefor as described herein on the ______ day of each __________________________________ or, if any such day is not a business day on the following business day, beginning in ______________ . Each such day is referred to as a "Distribution Date". See "Summary of Terms--Distribution Date" and "Description of the Certificates" herein.

Principal payments on the Class A-1 Certificates will be made on each Distribution Date to the extent funds are available therefor, as described herein, until the principal balance of the Class A-1 Certificates has been reduced to zero. See "Description of the Certificates-Distributions-Principal Distributions".

        See "Risk Factors" beginning on p. S-13 herein and on p.14 of the
          Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

      Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

                                                  (cover continued on next page)

THE CLASS A-1 CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ASSET BACKED SECURITIES CORPORATION , THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     The Class A-1 Certificates will be offered by CS First Boston Corporation ("First Boston") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A-1 Certificates are anticipated to be
approximately $     , plus accrued interest thereon at the Certificate Rate from
__________________ , but before deducting expenses payable by the Depositor, estimated to be $ .

     The Class A-1 Certificates are offered by First Boston when, as and if delivered to and accepted by First Boston, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A-1 Certificates will be delivered [only through the same day funds settlement system of the Depository Trust Company] on or about __________________ ,19 .

                                 CS First Boston
- --------------------------------------------------------------------------------
            The date of this Prospectus Supplement is        , 19

     Prospective investors should consider:

     [o The yield on the Class A-1 Certificates will be sensitive to, among other things, the rate and timing of principal payments on the Mortgage Certificates (which likely will be different for different Mortgage Certificates) and the level of [specify index.]]

     [o As described under "Risk Factors--Basis Risk" and "Yield and Prepayment Considerations--Basis Risk; [specify index]" herein, under some prepayment and interest rate scenarios, an investor may not receive all interest accrued at the Class A-1 Pass-Through Rate on the Class A-1 Certificates with respect to one or more Distribution Dates on such Distribution Dates, or in certain cases, prior to the retirement of the Class A-1 Certificates.]

     The description of the Mortgage Certificates and the Mortgage Loans contained in this Prospectus Supplement is qualified in its entirety by reference to the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the Mortgage Certificates (collectively, the "Underlying Disclosure Documents") and the Pooling and Servicing Agreements relating to each of the Mortgage Certificates (collectively, the "Underlying Pooling Agreements"). Copies of the Underlying Disclosure Documents and the Underlying Pooling Agreements are available from First Boston by calling ___________________ at _______________ . Investors are urged to obtain copies of such documents and read this Prospectus Supplement in conjunction therewith.

     [The Class A-1 Certificates will be issued only in book-entry form, and the purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Class A-1 Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.]

     The Class A-1 Certificates may not be an appropriate investment for individual investors. There is currently no secondary market for the Class A-1 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-1 Certificates. First Boston intends to act as a market maker in the Class A-1 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-1 Certificate at a price which is equal to or greater than the price at which such Certificate was purchased.

     [An election will be made to treat the portion of the Trust Fund consisting of the Mortgage Certificates as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the payments on the Class A-1 Certificates which are derived from the Mortgage Certificates and the Class IO Certificates will constitute "regular interests" in the REMIC and the Class R Certificate will constitute the "residual interest" in the REMIC. See "Summary Information--Federal Income Tax Status" and "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus.]

     The Class A-1 Certificates represent one Class of a separate Series of Certificates, which Class is being offered by the Depositor pursuant to the Prospectus dated __________________ accompanying this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement and any prospective investor shall not purchase any Certificate offered hereby unless it shall have received both the Prospectus and this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                             -----------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET- MAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL _______ , 19 , ALL DEALERS AFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             -----------------------

                              AVAILABLE INFORMATION

     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual unaudited reports containing information concerning the Mortgage Certificates will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used herein and not defined shall have the meaning given in the Prospectus.

Securities Offered ............    $________________ initial Principal Balance
                                     of [Adjustable Rate] Conduit Mortgage
                                     Pass-Through Certificates, Series _______,
                                     Class A-1, [evidencing a class of "regular interests" in the REMIC] [and the rights to certain amounts from the Reserve Fund.]

Other Securities...............    [Adjustable Rate] Conduit Mortgage
                                     Pass-Through Certificates, Series ____,
                                     Class IO, [evidencing a class of "regular interests" in the REMIC], [and] the Class R Certificate, [evidencing the "residual interest" in the REMIC]. The Class IO Certificates and the Class R Certificate are not offered hereby.

                                   The Class A-1, Class IO and Class R
                                     Certificates are referred to collectively herein as the "Certificates".

Forms of Certificates;
  Denominations................    [The Class A-1 Certificates will be issued as
                                     book-entry certificates, through the
                                     facilities of The Depository Trust Company.
                                     See "Description of the
                                     Certificates--Book-Entry Form" herein. The
                                     Class A-1 Certificates will be issued,
                                     maintained and transferred in book-entry form only in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.]

Depositor......................    Asset Backed Securities Corporation, a
                                     Delaware corporation (the "Depositor").

Certificate Administrator......    Certain administrative functions with respect
                                     to the Certificates will be performed
                                     by                          .

Cut-off Date...................

Closing Date...................    On or about __________________________.

Final Scheduled Distribution
  Date ........................

The Trust Fund.................    The Class A-1 Certificates evidence interests
                                     in a trust fund (the "Trust Fund"), the
                                     assets of which will consist primarily of
                                     [(a) classes (or portions of classes) of
                                     mortgage pass-through certificates (the
                                     "Mortgage Certificates"), each of which is
                                     part of one of ____ series of mortgage
                                     pass-through certificates initially sold by
                                     __________________________________ and
                                     which were acquired by the Depositor in the
                                     secondary market, [(b) a Reserve Fund]
                                     [and] [(c) a Yield Support Agreement
                                     provided by ____________________ .] [See
                                     "--The Reserve Fund" and "--The Yield
                                     Support Agreement" below.] The Trust Fund
                                     will be established and the Certificates
                                     will be issued pursuant to a [Pooling Trust
                                     Agreement] (the ____
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                                     "Pooling Agreement"), dated as of
                                     ___________________ . See "Description of
                                     the Class A-1 Certificates--General"
                                     herein.

Distribution Date..............    Distributions on the Certificates will be
                                     made         on the    th day of each
                                                  , beginning in              ,
                                     or, if any such day is not a business day, the following business day. Each such day on which distributions are made, a "Distribution Date".

Record Date....................    The "Record Date" for each Distribution Date
                                     will be the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs or, if such last day is not a business day, the preceding business day.

Distributions on Certificates..    Interest Distributions on the Class A-1
                                     Certificates. The amount of interest
                                     payable on the Class A-1 Certificates on each Distribution Date will be equal to the sum of (x) the lesser of the Interest Accrual Amount (as defined below) of the Class A-1 Certificates for such Distribution Date and Interest Available Funds (as defined herein under "Description of the Certificates--Distributions
                                     --Interest Distributions") for such
                                     Distribution Date and (y) the lesser of the Interest Shortfall Amount (as defined below) of the Class A-1 Certificates and the excess, if any, of the Interest Available Funds for such Distribution Date over the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date. The "Interest Accrual Amount" for the Class A-1 Certificates on each Distribution Date will equal the product of (i) one-twelfth of the Class A-1 Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance thereof (subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans underlying the Mortgage Certificates). The "Interest Shortfall Amount" of the Class A-1 Certificates is equal to the sum of the amounts for all previous Distribution Dates by which the Interest Accrual Amount of the Class A-1 Certificates exceeded the Interest Available Funds for such Distribution Dates (to the extent such amounts have not been paid on subsequent Distribution Dates), together with interest accrued thereon at the Class A-1 Pass-Through Rate in effect from time to time. See "Description of the
                                     Certificates -- Distributions".

                                   The "Class A-1 Pass-Through Rate" during the
                                     initial Interest Accrual Period will be   %
                                     per annum. During each succeeding Interest
                                     Accrual Period, the Class A-1 Pass-Through
                                     Rate will be _______ % in excess of
                                     [specify index] on the [second] day prior
                                     to the first day of such Interest Accrual
                                     Period, or, if such [second] day is not a
                                     business day, the preceding business day
                                     (each, a "Reset Date"), determined as
                                     described herein under "Description of the
                                     Class A Certificates--Determination of
                                     [specify index]". The "Interest Accrual
                                     Period" with respect to each Distribution
                                     Date is the period from the   th day of the
                                     [________ month] preceding the month in
                                     which such Distribution Date occurs through the __ th day of the month in which such Distribution Date occurs. Interest on the Certificates will be calculated on the basis of [specify interest calculation convention].

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   See "Description of the Certificates --
                                     Distributions".
                                   [Due to the factors discussed under "Risk
                                     Factors -- Basis Risk", Interest Available
                                     Funds may not always be sufficient to pay the full Interest Accrual Amount with respect to the Class A-1 Certificates on each Distribution Date.]

                                   Principal Distributions on the Class A-1
                                     Certificates. Distributions in respect of principal on the Class A-1 Certificates will be made on each Distribution Date in an amount equal to the sum of all amounts distributed in respect of principal on the Mortgage Certificates during the Collection Period ending on such Distribution Date. The rate of distribution of principal of the Certificates [(other than the Class IO and Class R Certificates)] will depend on the rate of payment of principal of the mortgage loans underlying the Mortgage Certificates which, in turn, will depend on the characteristics of such underlying mortgage loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans.

                                   Interest Distributions on the Class IO
                                     Certificates. The Interest Accrual Amount for the Class IO Certificates on each Distribution Date will equal the product of
                                     (i) one-twelfth the Class IO Pass-Through
                                     Rate for such Distribution Date and (ii) the outstanding Principal Balance of the Class A-1 Certificates, subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls.

                                   During each Interest Accrual Period the
                                     "Class IO Pass-Through Rate" will be equal to the excess, if any, of (X) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rate for each of the Underlying Series Distribution Dates that occurs in the Collection Period related to such Interest Accrual Period (determined as described herein) (such weighted average, the "Mortgage Certificate Pass-Through Rate") over (Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period. The "Weighted Average Mortgage Certificate Pass-Through Rate" with respect to any Underlying Series Distribution Date will be equal to the weighted average of the pass-through rates of the Mortgage Certificates applicable to such Underlying Series Distribution Date, weighted on the basis of the outstanding principal balances thereof prior to distributions on such Underlying Series Distribution Date. The Weighted Average Mortgage Certificate Pass-Through Rate with respect to the Underlying Series Distribution Date in _______________ is approximately __ %. The
                                     "Collection Period" with respect to each Distribution Date is the period commencing on the day after the previous Distribution Date (or, in the case of the first Collection Period, on _______________) and ending on such Distribution Date. See "Description of the Certificates -- Distributions".

Certain Risk Factors...........    For a discussion of certain risk factors that
                                     should be considered in connection with an investment in the Certificates, including those relating to [describe risk factors specific to transaction], see "Risk Factors" herein.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

[Reserve Fund..................    On the Closing Date, the Depositor will
                                     deposit or cause to be deposited into an account (the "Reserve Fund") maintained by the Certificate Administrator [(i) cash in the amount of $ ____________ [and] [(ii)
                                     the Class IO Certificates]. All
                                     distributions on the Class IO Certificates will be made to the Certificate Administrator for deposit into the Reserve Fund. Amounts on deposit in the Reserve Fund from time to time will be available on each Distribution Date to be paid to holders of the Class A-1 Certificates to the extent that distributions on account of interest received on the Mortgage Certificates in the related Collection Period are insufficient to pay such holders' Interest Accrual Amount for such date together with any overdue interest. No assurance can be given that amounts on deposit in the Reserve Fund from time to time will, together with the balance of Interest Available Funds on any Distribution Date, be sufficient to allow the distribution of the full Interest Accrual Amount with respect to the Class A-1 Certificates on any such Distribution Date. The Reserve Fund will be an asset of the Trust Fund, but will not be an asset of the REMIC. See "Description of the Certificates -- Reserve Fund" herein.]

[The Yield Support Agreement...    On the Closing Date, the Trustee will enter
                                     into a yield support agreement (the "Yield
                                     Support Agreement") with ____________, a
                                     ____________ (the "Yield Support
                                     Counterparty").

                                   Pursuant to the terms of the Yield Support
                                     Agreement, in the event that [specify
                                     index] on any Reset Date (determined as
                                     described herein under "Description of the Certificates--Determination of [specify index]") exceeds % (which rate is equal to [specify index] as set with respect to the first Interest Accrual Period plus ____ %) (the "Strike Rate"), the Yield Support Counterparty will be obligated to pay to the Certificate Administrator, for the benefit of the holders of the Class A-1 Certificates, on the Distribution Date related to the Interest Accrual Period following such Reset Date, an amount equal to ____________ of the product of (x) the difference between [specify index] at such Reset Date (determined as described above) and the Strike Rate and (y) the Principal Balance of the Class A-1 Certificates outstanding prior to distributions on such Distribution Date. Amounts paid by the Yield Support Counterparty on any Distribution Date will be paid to the Certificate Administrator for deposit into the Reserve Fund. No assurance can be given that amounts paid by the Yield Support Counterparty on any Distribution Date will, together with the balance of the Interest Available Funds for such Distribution Date, be sufficient to allow full distributions in respect of interest on the Class A-1 Certificates on such Distribution Date or on any future Distribution Dates.

                                   The Yield Support Agreement will terminate
                                     upon the reduction of the Principal Balance of the Class A-1 Certificates to zero. The Yield Support Agreement may also be terminated by the Trustee under the circumstances described herein under "Description of the Certificates--The Yield Support Agreement -- Termination".]

[Optional Repurchase of the Mortgage

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Certificates...................    The beneficial owner of the Class IO
                                     Certificates will have the option to
                                     purchase the Mortgage Certificates from the Trust Fund on any Distribution Date on which the Mortgage Certificate Balance is equal to __ % or less of the Mortgage Certificate Balance as of the Cut-off Date. See "Description of the
                                     Certificates -- Optional Repurchase of the
                                     Mortgage Certificates" herein.]

Ratings........................    It is a condition of the issuance of the
                                     Certificates that the Class A-1
                                     Certificates be rated not lower than "    "
                                     by                [ and] "   " by ("   "
                                     and, collectively with           , the
                                     "Rating Agencies").

                                   The ratings of _________ and _____ on
                                     mortgage securities address the likelihood of the receipt by the holders thereof of all distributions of principal and interest to which such holders are entitled. The Rating Agencies note that the entitlement of the Class A-1 Certificates to interest at a rate in excess of the Mortgage Certificate Pass-Through Rate is subject to the availability of Interest Available Funds. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A-1 Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                                   The Depositor has not requested a rating on
                                     the Class A-1 Certificates from any other rating agency, although data with respect to the Mortgage Loans and Mortgage Certificates may have been provided to other agencies solely for their informational purposes. There can be no assurance that if a rating is assigned to the Class A-1 Certificates by any other rating agency, such rating will be as high as that assigned by _________ and ______ . See "Ratings".

                                   A security rating is not a recommendation to
                                     buy, sell or hold securities and may be
                                     subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Ratings" herein and "Yield Considerations" in the Prospectus.

Mortgage Certificates..........    [The assets of the REMIC will consist
                                     primarily of ____ classes (or a portion of such classes) of senior mortgage pass-through certificates (the "Mortgage Certificates"), each of which is a part of one of ____ separate series of mortgage pass-through certificates sold by __________________________________ (each an
                                     "Underlying Series"), identified in the
                                     following table.

                                     -------------------------------------------
                                                  UNDERLYING SERIES

                                                             Class of Mortgage
                                     Series Designation        Certificates
                                     ------------------        ------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------



                                     -------------------------------------------

                                   [Each of the Mortgage Certificates evidences
                                     a senior interest in a mortgage pool (each, an "Underlying Mortgage Pool") previously formed by ________ . Payments on each Class of Mortgage Certificates will be made on the 25th day of each month (or if such day is not a business day, the succeeding business day) (each, an "Underlying Series Distribution Date") primarily from amounts received in respect of the mortgage loans that constitute the corpus of the related Underlying Mortgage Pool (in the aggregate, the "Mortgage Loans"). Such amounts, together with any payments under the Yield Support Agreement and payments from the Reserve Fund, are the sole source of funds for payments on the Class A-1 Certificates. As of the Underlying Series Distribution Date occurring in ______________ , after giving effect to distributions and principal balance reductions on such date, the Mortgage Certificates had approximately the characteristics set forth under "The Mortgage Certificates".]

The Mortgage Loans.............    [The Mortgage Loans are contained in ________
                                     separate pools of adjustable interest rate, conventional, residential first mortgage loans having approximately the characteristics set forth in the table entitled "Selected Mortgage Loan Data" under "Description of the Mortgage Loans". The interest rate on each Mortgage Loan is subject to adjustment periodically (as specified in the related mortgage note) to a rate equal to the sum (subject to rounding) of (i) a specified index and (ii) an individual gross margin, subject to certain limitations.

                                   The Mortgage Loans are subject to overall
                                     maximum interest rates. Some of the
                                     Mortgage Loans are also subject to a
                                     minimum interest rate. Some of the Mortgage
                                     Loans are subject to negative amortization.

                                   Some of the Mortgage Loans have mortgage
                                     interest rates that may be converted to
                                     fixed interest rates at the option of the Mortgagor. Upon conversion to a fixed rate, such Mortgage Loans generally are required to be purchased by the Servicer of the related Underlying Mortgage Pool. See "Description of the Mortgage Loans" and "Yield and Prepayment Considerations". ]

                                   [Optional Repurchase of Mortgage Loans. The
                                     Underlying Mortgage Pool with respect to each Mortgage Certificate is subject to special termination (a "Special Termination") at such time as the aggregate outstanding principal balance of all the Mortgage Loans underlying all the Mortgage Certificates of the related Underlying Series is equal to or less than ____ % of the initial aggregate principal balance of such mortgage loans. See "The Mortgage Certificates--Special Termination" herein.
                                     In addition, the Mortgage Loan Servicer
                                     with respect to each Underlying Series has the option to repurchase the Mortgage Loans from the related Underlying Mortgage Pool at such time as the

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                     aggregate scheduled principal balance
                                     thereof is reduced to less than ____ % of the original aggregate principal balance thereof. See "The Mortgage Certificates -- Optional Termination" herein. Any such repurchase may accelerate the rate at which principal payments are made on the Class A-1 Certificates.]




Certain Prepayment and Yield
     Considerations............    No investment should be made in the Class A-1
                                     Certificates unless an investor has
                                     considered carefully the associated risks of investing in such Class A-1 Certificates as discussed below and under "Risk Factors" and "Yield and Prepayment Considerations" herein.

                                   Prepayments. The rate of principal payments
                                     on the Class A-1 Certificates will be
                                     affected by the rate of principal payments on the Mortgage Loans (including, for this purpose, prepayments, which may include amounts received by virtue of condemnation, insurance or foreclosure). If a Class A-1 Certificate is purchased at a discount from its initial principal balance by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Furthermore, if a Certificate is purchased at a premium by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

                                   Timing of Payments. The timing and amount of
                                     payments, including prepayments, on the
                                     Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-1 Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                                   [Basis Risk; [specify index]. The interest
                                     rate payable to the Holders of the Class
                                     A-1 Certificates is based on [specify
                                     index]. However, the Mortgage Certificates bear interest at adjustable rates based on COFI, CMT and CBE (the "Indices"). [Specify index] and such Indices may respond to different economic and market factors, and there is no necessary correspondence between them. No assurance can be given that amounts on deposit in the Reserve Fund from time to time or payments under the Yield Support Agreement will be sufficient to make up any amount by which the interest collected on the Mortgage Certificates is less than the Interest Accrual Amount of the Class A-1 Certificates.]

                                   See "Risk Factors" and "Yield and Prepayment
                                     Considerations" herein for a fuller
                                     discussion of the factors affecting the
                                     yield to maturity of the Class A-1
                                     Certificates.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Liquidity......................    There is currently no secondary market for
                                     the Class A-1 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-1 Certificates. There is no assurance that any such market, if established, will continue. Each Certificateholder will receive monthly reports pertaining to the Class A-1 Certificates and the Mortgage Certificates. There are a limited number of sources which provide certain information about mortgage-backed securities in the secondary market; however, there can be no assurance that any of these sources will provide information about the Class A-1 Certificates or the Mortgage Certificates. Investors should consider the effect of limited information on the liquidity of the Class A-1 Certificates.

Trustee........................    ______________ (the "Trustee"). See
                                     "Description of the Certificates - Trustee" herein.

Legal Investment ..............    The Class A-1 Certificates will constitute
                                     "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-1 Certificates are legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory requirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities. Prospective purchasers of the Class A-1 Certificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Class A-1 Certificates. See "Legal Investment Considerations" in this Prospectus Supplement and "Legal Investment" in the Prospectus.

ERISA Considerations...........    A fiduciary of any employee benefit plan
                                     subject to the Employee Retirement Income
                                     Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of Class A-1 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Federal Income Tax Status......    An election will be made to treat [the
                                     portion of] the Trust Fund [consisting of the Mortgage Certificates] as a REMIC for federal income tax purposes. The [payments on the] Class A-1 Certificates [which are derived from the Mortgage Certificates,] and the Class IO Certificates, will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   The arrangement under which the Reserve Fund
                                     is held should not be treated as an
                                     association taxable as a corporation. An investor in the Class A-1 Certificates will be treated for federal income tax purposes as purchasing a REMIC regular interest and a contractual right to receive amounts from the Reserve Fund.] [The Certificates other than the Class R Certificates (the "Regular Certificates") will be treated as regular interests in the REMIC and generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal Income Tax Consequences" herein. See "Certain Federal Income Tax Consequences"[ herein and] in the Prospectus.*]

- ----------------
* Depending on the terms of the A-1 Certificates and the arrangement under which the Reserve Fund is held, the discussion of federal income tax consequences contained in "Summary of Terms-Federal Income Tax Status" and in "Certain Federal Income Tax Consequences" in this Prospectus Supplement may be revised appropriately to reflect such terms.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

     Prospective investors should consider the following factors in connection with a purchase of the Class A-1 Certificates.

General

     An investment in certificates (such as the Class A-1 Certificates) evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or a decline in mortgage market rates. Recently such declines in real estate values have been experienced in several significant market areas within the United States. If relevant residential real estate markets should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Underlying Mortgage Pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the classes of certificates which are subordinate to the Mortgage Certificates from that pool and the cash available in the related Underlying Reserve Funds, holders of the Class A-1 Certificates will bear all risk of loss resulting from default by mortgagors and will have to depend primarily on the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

Basis Risk

     The interest rate payable to the holders of the Class A-1 Certificates is based on [specify index]. However, the underlying Mortgage Loans bear interest based on the Indices calculated at various frequencies. [Specify index] and the Indices respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that [specify index] may rise during periods in which the Indices are stable or are falling or that, even if both [specify index] and the Indices rise during the same period, [specify index] may rise much more sharply than the Indices. No assurance can be given that amounts on deposit in the Reserve Fund from time to time or payments under the Yield Support Agreement will be sufficient to make up any amount by which the interest collected on the Mortgage Certificates is less than the Interest Accrual Amount of the Class A-1 Certificates.]

Prepayment and Yield Considerations

     The prepayment experience on the Mortgage Loans will affect the average life of the Class A-1 Certificates. Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage interest rates. Other factors affecting prepayment of Mortgage Loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield and Prepayment Considerations." In addition, the yield on the Class A-1 Certificates will be sensitive to, among other things, the level of [specify index].

Geographic Concentration

     The following table sets forth the concentrations by state for each of the Underlying Mortgage Pools that exceed % of the original aggregate principal balance thereof as of the Underlying Series Cut-off Date. Such information was derived from the Underlying Disclosure Documents. The Depositor did not prepare or assist in the preparation of the Underlying Disclosure Documents and, therefore, cannot confirm the accuracy or completeness of such information.

                            GEOGRAPHIC CONCENTRATION

                 (Greater than           % of Principal Balance)

                                                      Percentage                                              Percentage
                                                        as of                                                    as of
                                                     Underlying                                               Underlying
                                                       Series                                                   Series
                                                      Cut-off             Series                                Cut-off
   Series Designation              State                Date            Designation             State            Date
   ------------------              -----                ----            -----------             -----            ----



     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the mortgage loans underlying the Mortgage Certificates due to, among other things (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) experiencing particularly adverse economic conditions and
(iii) a discussion of the basis risk associated with a Class of Certificates.]

                         DESCRIPTION OF THE CERTIFICATES

General

     The [Adjustable Rate] Conduit Mortgage Pass-Through Certificates, Series _______ will include the following [three] classes: the [Class A-1] Certificates, the [Class IO] Certificates and the [Class R] Certificates (collectively, the "Certificates"). Only the Class A-1 Certificates are offered hereby.

     The Certificates evidence 100% of the beneficial ownership interest in a trust fund (the "Trust Fund"), the assets of which will consist primarily of [(a) ____ classes (or portions of classes) of mortgage pass-through certificates (the "Mortgage Certificates"), each of which is part of one of ____ series of mortgage pass-through certificates initially sold by ___________________ and acquired by the Depositor in the secondary market,] [(b) a Reserve Fund] [and] [(c) a Yield Support Agreement provided by ____________________ .] [See "--The Reserve Fund" and "--The Yield Support Agreement" below.] The Trust Fund will be established and the Certificates will be issued pursuant to a [Pooling Trust Agreement] (the "Pooling Agreement"), dated as of ________________________ among the Depositor, the Certificate Administrator and the Trustee.

     [The Class A-1 Certificates will be issued as book-entry certificates (the "Book-Entry Certificates") through the facilities of The Depository Trust Company. See "--Book-Entry Form" below. The Class A-1 Certificates will be issued, maintained and transferred only in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The "Record Date" for distributions on the Class A-1 Certificates is _______, with respect to the initial Distribution Date, and with respect to each subsequent Distribution Date, the last day of the calendar month immediately preceding the month in which the applicable Distribution Date occurs or, if such last day is not a business day, the preceding business day. The undivided percentage interest (the "Percentage Interest") represented by any Class A-1 Certificate will be equal to the percentage obtained by dividing the initial Principal Balance of such Class A-1 Certificate by the aggregate initial Principal Balance of all Class A-1 Certificates.]

Distributions

     Distributions on the Certificates will be made _______ on the _______th day of each _______ , beginning in _______ or, if any such day is not a business day, the following business day (each such day on which distributions are made, a "Distribution Date"). Distributions to a holder of a Class A-1 Certificate will be made on each Distribution Date in an amount equal to such holder's Percentage Interest multiplied by the amount, if any, to be distributed to the Class A-1 Certificates. Distributions will be made on each Distribution Date to holders of record on the related Record Date, [which, unless Definitive Certificates are issued under the circumstances described below under "--Book Entry Form", will be Cede & Co. as nominee for DTC.]

     Interest Distributions. Distributions in respect of interest on each Class of Certificates (other than the Class R Certificates) on each Distribution Date will be made only up to the amount of the Interest Available Funds for such Distribution Date. The amount of interest payable on the Class A-1 Certificates on each Distribution Date will be equal to the sum of (x) the lesser of the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date and Interest Available Funds for such Distribution Date and (y) the lesser of the Interest Shortfall Amount of the Class A-1 Certificates and the excess, if any, of the Interest Available Funds for such Distribution Date over the Interest Accrual Amount of the Class A-1 Certificates for such Distribution Date.

     The "Interest Accrual Period" with respect to each Distribution Date is the
period commencing on the   th day of the [ _____ month] preceding the month in
which such Distribution Date occurs and ending on the th day of the month in which such Distribution Date occurs.

     The "Interest Accrual Amount" for the Class A-1 Certificates on each Distribution Date will equal the product of (i) of the Class A-1 Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance thereof, subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans underlying the Mortgage Certificates. The "Class A-1 Pass-Through Rate" during the initial Interest Accrual Period will be ____ % per annum. During each succeeding Interest Accrual Period, the Class A-1 Pass-Through Rate will be _____ % in excess of [specify index] determined (as described below under "--Determination of [specify index]") ("[specify index]") on the [ _______ day prior to the first day] of such Interest Accrual Period or, if such ________ day is not a business day, the preceding business day (each, a "Reset Date"). The "Interest Shortfall Amount" of the Class A-1 Certificates is equal to the sum of the amounts for all previous Distribution Dates by which the Interest Accrual Amount of the Class A-1 Certificates exceeded the Interest Available Funds for such Distribution Dates (to the extent such amounts have not been paid on subsequent Distribution Dates), together with interest accrued thereon at the Class A-1 Pass-Through Rate in effect from time to time.

     "Interest Available Funds" with respect to any Distribution Date will be equal to the sum of (a) all payments in respect of interest received by the Certificate Administrator on the Mortgage Certificates during the related Collection Period, (b) interest earned on amounts invested in the Certificate Account [and] [(c) all amounts on deposit in the Reserve Fund (including any payments made by the Yield Support Counterparty on such Distribution Date under the Yield Support Agreement) (up to the excess of the Interest Accrual Amount and the Interest Shortfall Amount of the Class A-1 Certificates over the amount described in clauses (a) and (b) above)]. Interest Available Funds will be distributed on each Distribution Date first to pay the Interest Accrual Amount of the Class A-1 Certificates and next to pay the Interest Shortfall Amount of the Class A-1 Certificates. Any Interest Available Funds remaining after such distributions will be deposited in the Reserve Fund.

     Due to the factors discussed under "Risk Factors -- Basis Risk", Interest Available Funds may not always be sufficient to pay the full Interest Accrual Amount with respect to Class A-1 Certificates on each Distribution Date.

     The Interest Accrual Amount for the Class IO Certificates on each Distribution Date will equal the product of (i) ____ of the Class IO Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance of the Class A-1 Certificates, subject to reduction in respect of Deferred Interest and Prepayment Interest Shortfalls. The Class R Certificates are not entitled to distributions in respect of interest and, therefore, have no Interest Accrual Amount. During each Interest Accrual Period the "Class IO Pass-Through Rate" will be equal to the excess, if any, of (X) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rate for each of the Underlying Series Distribution Dates that occurs during the Collection Period related to such Interest Accrual Period (determined as described herein) (such weighted average, the "Quarterly Mortgage Certificate Pass-Through Rate") over (Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period. The "Weighted Average Mortgage Certificate Pass-Through Rate" with respect to any Underlying Series Distribution Date will be equal to the weighted average of the pass-through rates of the Mortgage Certificates applicable to such Underlying Series Distribution Date, weighted on the basis of the outstanding principal balances of such classes prior to distributions on such Underlying Series Distribution Date. The Weighted Average Mortgage Certificate Pass-Through Rate with respect to the Underlying Series Distribution Date in _______________ is approximately ____ %. The "Collection Period" with respect to a Distribution Date is the period commencing on the day after the preceding Distribution Date (or, in the case of the first Collection Period, on __________________ ) and ending on such Distribution Date.

     Interest on the Certificates will be calculated on the basis of [specify interest calculation convention].

     Deferred Interest allocated to the Mortgage Certificates on each Underlying Series Distribution Date occurring during the Collection Period related to any Distribution Date (as reported on the remittance reports relating to such Mortgage Certificates) will be allocated between the Class A-1 Certificates and the Class IO Certificates on the related Distribution Date, pro rata, based on the Interest Accrual Amounts of each thereof (before reduction for such Deferred Interest). See "Description of the Underlying Mortgage Loans" and "The Mortgage Certificates--Distributions on the Mortgage Certificates." The amount of Deferred Interest allocated in reduction of the Interest Accrual Amount of the Class A-1 Certificates will be added to the Principal Balance of such Class as of such Distribution Date.

     Prepayment Interest Shortfalls allocated to the Mortgage Certificates on each Underlying Series Distribution Date occurring during the Collection Period related to any Distribution Date (as reported on the remittance reports relating to such Mortgage Certificates) will be allocated between the Class A-1 Certificates and the Class IO Certificates on the related Distribution Date, pro rata, based on the Interest Accrual Amounts thereof (before reduction for such interest shortfall on such Distribution Date). See "The Mortgage Certificates--Distributions on the Mortgage Certificates" herein.

     The "Principal Balance" of the Class A-1 Certificates as of any Distribution Date will be equal to the Mortgage Certificate Balance as of the preceding Distribution Date. The "Mortgage Certificate Balance" as of any Distribution Date will be equal to the sum of the Mortgage Certificate Balances (after giving effect to all distributions and other principal balance reductions on the Mortgage Certificates and any Deferred Interest added to the principal balance thereof during the Collection Period ending on such Distribution Date). Neither the Class IO Certificates nor the Class R Certificate have any Principal Balance and, therefore, neither is entitled to distributions in respect of principal.

     Determination Of [specify index]. [describe procedures for determining index]

     Historical [specify index]. Listed below are historical values of [specify index] since :

                                 [specify index]
                                Monthly Averages

                                                                 Year
                      --------------------------------------------------------------------------------------
Month(1)              199                   199                   199              199                  199
- --------              ----                  ----                  ----             ----                 ----






     Principal Distributions. Distributions in respect of principal on the Class A-1 Certificates will be made on each Distribution Date in an amount equal to the sum of all amounts distributed in respect of principal on the Mortgage Certificates during the Collection Period ending on such Distribution Date. Principal payments on the Class A-1 Certificates will be made on each Distribution Date to the extent funds are available therefor until the Principal Balance of the Class A-1 Certificates has been reduced to zero.

[Reserve Fund

     The Pooling Agreement will require the Certificate Administrator to establish a separate trust account, which it will hold for the benefit of the Trustee on behalf of the holders of the Class A-1 Certificates (the "Reserve Fund").

     On the Closing Date, the Depositor will deposit or cause to be deposited into the Reserve Fund, [(i) cash in the amount of $ ____________ [and] [(ii) the Class IO Certificates]. All distributions on the Class IO Certificates will be made to the Certificate Administrator for deposit into the Reserve Fund. In addition, all payments by the Yield Support Counterparty pursuant to the Yield Support Agreement will be deposited in the Reserve Fund. Amounts on deposit in the Reserve Fund from time to time will be available on each Distribution Date to be paid to holders of the Class A-1 Certificates to the extent that amounts described in clauses (a) and (b) of the definition of Interest Available Funds are insufficient to pay the Interest Accrual Amount and Interest Shortfall Amount of the Class A-1 Certificates for such Distribution Date. The Reserve Fund will be an asset of the Trust Fund, but will not be an asset of the REMIC. Amounts in the Reserve Fund will be invested in "eligible assets," as defined in the Pooling Agreement, at the discretion of the Certificate Administrator, provided each such investment matures no later than the succeeding Distribution Date.

     The Depositor will not have any obligation to deposit additional monies in the Reserve Fund after the Closing Date.

     No assurance can be given that amounts on deposit in the Reserve Fund from time to time will, together with the balance of Interest Available Funds on any Distribution Date, be sufficient to allow the distribution of the full Interest Accrual Amount with respect to the Class A-1 Certificates on any such Distribution Date.

     Due to the factors described under "Special Considerations--Basis Risk" and "Yield and Prepayment Considerations--Basis Risk; [specify index]," changes in the levels of COFI, CMT and CBE may not necessarily correlate with changes in [specify index]. Accordingly, the Class IO Certificates (payments on which, together with payments under the Yield Support Agreement, are the sole source of payments into the Reserve Fund after the Closing Date) will not be entitled to any payments under certain interest rate scenarios. See "--Distributions" above. In addition, the Yield Support Counterparty will not be obligated to make any payments under the Yield Support Agreement unless [specify index] exceeds the Strike Rate. See "--The Yield Support Agreement" below. The following table, which was prepared on the basis of the Modeling Assumptions, illustrates the balances that would be available in the Reserve Fund on the date indicated under the interest rate scenarios (the "Rate Scenarios") described in the following paragraph and at the various percentages of CPR indicated. Each of the Rate Scenarios set forth below assumes [describe assumptions].

     "Rate Scenario I" [describe assumptions].

     "Rate Scenario II" [describe assumptions].

     "Rate Scenario III" [describe assumptions].


                         Projected Balance Available at

                                                              Percent of CPR
                                ---------------------------------------------------------------------------
                                         %                            %                         %
                                ------------------           ------------------          ------------------
Rate Scenario I ................
Rate Scenario II................
Rate Scenario III...............

[The Yield Support Agreement

     The following is a summary of certain features of the Yield Support Agreement (as defined below).

     General. On the Closing Date, the Trustee, acting on behalf of the holders of the Class A-1 Certificates, will enter into a yield support agreement (the "Yield Support Agreement") with _________________ , a _________________ (the
"Yield Support Counterparty"). The Yield Support Agreement will be governed by and construed in accordance with the laws of _________________ .

     Payment Terms. Pursuant to the terms of the Yield Support Agreement, in the event that [specify index] on any Reset Date (determined as described below under "--Determination of [specify index]") exceeds _____ % (which rate is equal to [specify index] as set with respect to the first Interest Accrual Period plus ____ %) (the "Strike Rate"), the Yield Support Counterparty will be obligated to pay to the Certificate Administrator, for the benefit of the holders of the Class A-1 Certificates, on the Distribution Date related to the Interest Accrual Period following such Reset Date, an amount equal to one-fourth of the product of (x) the difference between [specify index] at such Reset Date (determined as described above) and the Strike Rate and (y) the Principal Balance of the Class A-1 Certificates outstanding prior to distributions on such Distribution Date. Amounts paid by the Yield Support Counterparty on any Distribution Date will be paid to the Certificate Administrator for deposit into the Reserve Fund.

     No assurance can be given that amounts paid by the Yield Support Counterparty on any Distribution Date will, together with the balance of the Interest Available Funds for such Distribution Date, be sufficient to allow full distributions in respect of interest on the Class A-1 Certificates on such Distribution Date or on any future Distribution Dates. The obligations of the Yield Support Counterparty with respect to the securities offered hereby are limited to those specifically set forth in the Yield Support Agreement and are subject to certain conditions as described in the Yield Support Agreement.

     Termination. Unless earlier terminated as described below, the Yield Support Agreement will terminate upon the reduction of the Principal Balance of the Class A-1 Certificates to zero.

     Pursuant to the Yield Support Agreement, certain events may occur in respect of the Yield Support Counterparty that will give the Trustee the right to terminate the Yield Support Agreement subject to the terms and provisions thereof. The Trustee will have the right to terminate the Yield Support Agreement if any of the following events occur:

          (i) the Yield Support Counterparty fails to make any payment due under the Yield Support Agreement and such nonpayment continues for three business days after notice from the Trustee;

          (ii) the Yield Support Counterparty fails to perform or observe its obligations under such Yield Support Agreement (other than its obligation to make any payment due under such Yield Support Agreement) and such failure continues for a period of 30 days after notice from the Trustee;

          (iii) any representation made by the Yield Support Counterparty under such Yield Support Agreement proves to have been incorrect or misleading in any material respect as of the time it was made;

          (iv) certain events of bankruptcy or insolvency occur with respect to the Yield Support Counterparty;

          (v) the Yield Support Counterparty undertakes certain mergers, consolidations or transfers of its assets or is dissolved;

          (vi) a withholding tax is imposed on payments by the Yield Support Counterparty under such Yield Support Agreement; or

          (vii) a change in law occurs after the Closing Date which makes it unlawful for the Yield Support Counterparty to perform its obligations in respect of the Yield Support Agreement.

     Breakage Fee. If the Yield Support Agreement is terminated by the Trustee, the market value of the Yield Support Agreement will be established by the Trustee on the basis of market quotations of the cost to the Trust Fund of entering into a replacement yield support agreement, in accordance with the procedures set forth in the Yield Support Agreement (such amount, the "Breakage Fee"). The Yield Support Counterparty will be required to pay the Trustee, for the benefit of the holders of the Class A-1 Certificates the amount of any Breakage Fee. Upon any such termination of the Yield Support Agreement, the Trustee will apply any Breakage Fee paid by the Yield Support Counterparty to the purchase of a similar yield support agreement from another counterparty.

The Yield Support Counterparty.

     As of _________________ , the end of its most recent fiscal year, the Yield Support Counterparty and its subsidiaries had, on a consolidated basis, total assets of approximately $ _________________ , total liabilities of approximately $ _________________ , and stockholders' equity of approximately $ ___________ .

     The Yield Support Counterparty's outstanding senior unsecured indebtedness has been rated _________________ by _________________ , by _________________ ,
and _________________ by _________________ .

     Copies of the Yield Support Counterparty's annual reports are available from _________________ by contacting _________________ , at _________________ .

     The above information was provided by the Yield Support Counterparty. No other information contained herein (including but not limited to the statements concerning the Yield Support Agreement and the rights under the Yield Support Agreement of the holders of the securities offered hereby) has been provided by the Yield Support Counterparty.]

[Optional Repurchase of the Mortgage Certificates

     The beneficial owner of the Class IO Certificates will have the option, but not the obligation, to purchase the Mortgage Certificates from the Trust Fund on any Distribution Date on which the Mortgage Certificate Balance is equal to ____% or less of the Mortgage Certificate Balance as of the Cut-off Date at a price equal to the outstanding Principal Balance of the Class A-1 Certificates together with accrued interest thereon at the then-applicable Class A-1 Pass-Through Rate through the following Distribution Date.]

Denominations

     The Class A-1 Certificates will be issued in minimum denominations of $[1,000] initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.

[Book-Entry Form

     The Class A-1 Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Class A-1 Certificates (a "Beneficial Owner") will be entitled to receive a Class A-1 Certificate in certificated form (a "Definitive Certificate") representing such person's interest in the Class A-1 Certificates, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall refer to actions taken by DTC upon instructions from its DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A-1 Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including First Boston), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make Class A-1 transfers of Class A-1 Certificates among DTC Participants on whose behalf it acts with respect to the Class A-1 Certificates and to receive and transmit distributions of principal of and interest on the Class A-1 Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Class A-1 Certificates similarly are required to make Class A-1 transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A-1 Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Certificate Administrator, or a paying agent on behalf of the Certificate Administrator, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Certificate Administrator or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Class A-1 Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class A-1 Certificates, may be limited due to the lack of a physical certificate for such Class A-1 Certificates. In addition, under a Class A-1 format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Certificate Administrator, or a paying agent on behalf of the Certificate Administrator, to Cede, as nominee for DTC.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class A-1 Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified voting interests only at the direction of and on behalf of DTC Participants whose holdings of Class A-1

Certificates evidence such specified voting interests. DTC may take conflicting actions with respect to voting interests to the extent that DTC Participants whose holdings of Class A-1 Certificates evidence such voting interests authorize divergent action.

     Neither the Depositor, the Certificate Administrator nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A-1 Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an indirect DTC Participant in whose name Class A-1 Certificates are registered, the ability of the Beneficial Owners of such Class A-1 Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Class A-1 Certificates may be impaired.

     The Class A-1 Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Certificate Administrator is advised that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A-1 Certificates and the Certificate Administrator is unable to locate a qualified successor, (ii) the Certificate Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Certificate Administrator under the Pooling Agreement, Beneficial Owners representing not less than 51% of the voting interests of the outstanding Class A-1 Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Administrator (or, if the Certificate Administrator has been dismissed, the Trustee) will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Class A-1 Certificates and receipt of instructions for re-registration, the Certificate Administrator will reissue the Class A-1 Certificates as Definitive Certificates to Beneficial Owners.]

Termination

     The Trust Fund will terminate upon the earlier of (a) the distribution to holders of the Certificates of all amounts required to be distributed to them pursuant to the Pooling Agreement and (b) the termination of the Pooling Agreement.

Certificate Account

     All payments and collections in respect of the Mortgage Certificates will be deposited in an account maintained by the Certificate Administrator (the "Certificate Account") in the name of the Trustee with a depository institution (which may be the Certificate Administrator) and in a manner acceptable to each Rating Agency. See "Description of the Certificates -- Payments on the Mortgage Loans" and "--Collection of Payments on Mortgage Certificates" in the Prospectus.

     Any earnings on investment of amounts in the Certificate Account will be available for distribution to the holders of the Certificates as Interest Available Funds. The rate at which such funds are invested from time to time is referred to herein as the "Reinvestment Rate".

Actions in Respect of the Mortgage Certificates

     If at any time the Trustee, as the Mortgage Certificateholder, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Underlying Pooling Agreement or if an event of default occurs under an Underlying Pooling Agreement with respect to the Mortgage Loan Servicer or the Mortgage Loan Trustee thereunder, the Pooling Agreement provides that the Trustee, in its capacity as certificateholder, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Certificates and will act only in accordance with written directions of holders of the Certificates evidencing in excess of 50% of the Voting Rights.

Voting Rights

     Certain actions specified in the Prospectus that may be taken by holders of the Certificates evidencing a specified percentage of all undivided interest in the Trust Fund may be taken by holders of the Certificates entitled in the aggregate to such percentage of the Voting Rights. At any time that any certificates are outstanding, the "Voting Rights" under the Pooling Agreement
will be allocated [   %] to the Class R Certificate, ____ % to the Class IO
Certificate and the remainder to the Class A-1 Certificate.

Certificate Administrator

     will act as Certificate Administrator. [Describe business of Certificate Administrator]

Trustee

     will act as the Trustee. [Describe business of Trustee]

                            THE MORTGAGE CERTIFICATES

General

     The description of the Mortgage Certificates contained in this Prospectus Supplement is a general summary of certain characteristics of the Mortgage Certificates and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the Mortgage Certificates (collectively, the "Underlying Disclosure Documents") and the Pooling and Servicing Agreements relating to each of the Mortgage Certificates (collectively, the "Underlying Pooling Agreements"). Copies of the Underlying Disclosure Documents and the Underlying Pooling Agreements are available from First Boston by calling ___________________ at _______________ . Investors are urged to obtain copies of such documents and read this Prospectus Supplement in conjunction therewith.

     The assets of the REMIC will consist primarily of __ classes (or portions of classes) of senior mortgage pass-through certificates (the "Mortgage Certificates"), each of which is a part of one of ____ separate series of mortgage pass-through certificates (each an "Underlying Series").

     [Each of the Mortgage Certificates was issued pursuant to a separate Underlying Pooling Agreement, generally dated as of the first day of the month of initial issuance of the related Underlying Series (as to each, the "Underlying Series Cut-off Date"), generally among _________ , the servicer or master servicer of the related Mortgage Loans (each, a "Mortgage Loan Servicer") and the trustee of the related Mortgage Certificates (each, a "Mortgage Loan Trustee").]

     Certain characteristics of the Mortgage Certificates are described below. Certain of the information with respect to the Mortgage Certificates has been derived from the original offering documents relating to such Mortgage Certificates and from publicly available data and other data available to the Depositor with respect thereto. It should be noted that there may have been material changes in facts and circumstances since the dates such documents were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing, the information set forth in such documents.

     The Mortgage Certificates were each issued on the dates set forth in the following table for each such Mortgage Certificate, each in an offering registered by _________ under the Securities Act of 1933, as amended (the "Securities Act").

    Mortgage Certificates                                    Date of Issuance
    ---------------------                                    ----------------










     [Each Underlying Series consists of multiple classes of mortgage pass-through certificates representing interests in separate trusts (each, an "Underlying Trust Fund"), previously formed by ________ , each such Underlying Trust Fund consisting, in part, of [a] [multiple] mortgage pools. Each of the Mortgage Certificates evidences a senior interest in a separate mortgage pool (each, an "Underlying Mortgage Pool"), which is part of one of the Underlying Trust Funds, consisting primarily of adjustable interest rate, conventional, one- to four-family, residential first mortgage loans (the "Mortgage Loans"), sold by _________ to the related Mortgage Loan Trustee for the benefit of holders of the certificates of the related Underlying Series. Except as set forth in the following sentence, the Underlying Series relating to each class of Mortgage Certificates includes at least one class of certificates (as to each Underlying Series, the "Related Subordinated Certificates") which represents an interest in the same Underlying Mortgage Pool as such class of Mortgage Certificates and which is subordinated to such class of Mortgage Certificates.]

     Each of the Mortgage Certificates has been assigned the ratings set forth in the following table by the rating agencies identified therein:


                               [table to be added]


     The following table sets forth expected approximate characteristics of the Mortgage Certificates based on remittance reports received with respect to the
Underlying Series Distribution Dates occurring in                      .



                SUMMARY DESCRIPTION OF THE MORTGAGE CERTIFICATES

                 (Based on the               Remittance Reports)

                                                         Percentage
                                                     Interest of Class                                             Current
                                                       Represented by           Current                           Mortgage
                                                          Mortgage            Underlying                         Certificate
                                   Original Class      Certificate in          Mortgage          Current         Balance in
Underlying Series      Class          Balance            Trust Fund          Pool Balance     Class Balance      Trust Fund
- -----------------      -----          -------            ----------          ------------     -------------      ----------

                                   $                            %             $                  $                $








                                                    Mortgage
                                                  Certificate
                                                     Pass-
                                                    Through
                                                      Rate
                                                   as of the
                              Predominant           Cut-off
                                 Index                Date
                                 -----                ----
                                                       %






     On the Closing Date, the Principal Balance of the Class A-1 Certificates will equal the aggregate principal balance of the Mortgage Certificates. In the event that any of the actual characteristics as of the Cut-off Date of the Mortgage Certificates varies materially from those described herein, revised information regarding the Mortgage Certificates will be made available to purchasers of the Class A-1 Certificates on or before the Closing Date.

[Distributions on the Mortgage Certificates

     The following is a discussion of the characteristics of the Mortgage Certificates in general. The precise characteristics of specific Mortgage Certificates may vary from the general descriptions set forth below. There are substantial variations among the Underlying Pooling Agreements for the various Underlying Series. The following discussion does not purport to describe with specificity the terms of any specific Underlying Pooling Agreement, but is instead a general description of the major economic terms of the Mortgage Certificates, with certain major variations from the general descriptions with respect to certain Mortgage Certificates or groups of Mortgage Certificates noted. Investors are urged to obtain the Underlying Pooling Agreements and the Underlying Disclosure Documents from First Boston and read such agreements in conjunction with this Prospectus Supplement.

     [Describe distributions on Mortgage Certificates]

General

     [to follow]

Interest Distributions

     [to follow]

Principal Distributions

     [to follow]

Credit Support

     [to follow]

Optional Termination

     [to follow]

Assignment of Representations and Warranties

     [to follow]

Payments on Mortgage Loans

     [to follow]

Collection and Other Servicing Procedures

     [to follow]

Advances

     [to follow]

Mortgage Loan Trustee and Collateral Agent

     [to follow]

                        DESCRIPTION OF THE MORTGAGE LOANS

General

     [As of the Cut-off Date, the Mortgage Certificates represented approximately $ _____________ of the beneficial interest in _____________________________________________________________ separate
Underlying Mortgage Pools which, in turn, were comprised of mortgage loans having an aggregate principal balance as of such date of approximately $ _____________ . [Describe terms of underlying Mortgage Loans, including underwriting standards used to originate the mortgage loans underlying the Mortgage Certificates that comprise a material portion of the Trust Fund.] The mortgage loans in each Underlying Mortgage Pool are adjustable rate, conventional, one-to-four family residential first mortgage loans having approximately the characteristics set forth in the table below. The related Mortgaged Properties include owner-occupied, vacation and investor-owned properties, condominiums, cooperatives, and units in Planned Unit Developments. With respect to some of the Mortgage Loans, the type of the related Mortgaged Property was unknown as of the date of issuance of the related Mortgage Certificates. Investors are urged to review the information concerning the Mortgage Loans set forth in each of the Underlying Disclosure Documents. Such information may not have been accurate when prepared. The information regarding the Mortgage Loans set forth herein (including in the tables below) is based on information contained in the Underlying disclosure Documents and on other information made available in connection with the issuance of each of the Mortgage Certificates. In addition, the information contained in the assumed Mortgage Certificate Characteristics table is derived from information made available in connection with the issuance of each of the Mortgage Certificates. IT SHOULD BE NOTED THAT THERE MAY HAVE BEEN MATERIAL CHANGES IN FACTS AND CIRCUMSTANCES SINCE THE DATE SUCH DOCUMENTS AND INFORMATION WERE PREPARED, INCLUDING, BUT NOT LIMITED TO, PREVAILING INTEREST RATES AND OTHER ECONOMIC FACTORS, WHICH MAY LIMIT THE USEFULNESS OF, AND EVEN BE DIRECTLY CONTRARY TO THE ASSUMPTIONS USED IN PREPARING SUCH INFORMATION AND DOCUMENTS. In addition, the Underlying Disclosure Documents do not provide information sufficient to determine the percentage distribution of Mortgage Loans exhibiting many of the characteristics described herein. The Depositor did not prepare or assist in the preparation of the Underlying Disclosure Documents and, therefore, cannot confirm the accuracy or completeness of such information.


Mortgage Loan Delinquency Status

     The following table summarizes the monthly delinquency, foreclosure and REO information for the Mortgage Loans contained in each of the Underlying Mortgage Pools for [ _____ ] 19[ ]. The information in the following table has been prepared by the Depositor solely on the basis of the remittance reports provided by the Mortgage Loan Trustees, and the Depositor makes no representations as to its accuracy. Investors should consider the risk that any of the delinquent Mortgage Loans may become defaulted loans and subsequently liquidated loans, and that realized losses on such Mortgage Loans may be allocated to the Mortgage Certificates. Defaults by mortgagors on the Mortgage Loans may result in the failure of Mortgage Certificates on a given Underlying Series Distribution Date to receive full payments in respect of interest or principal.

                               DELINQUENCY STATUS
                (BASED ON [    ] 19[     ] REMITTANCE REPORT)

                                                              DELINQUENCIES AS PERCENT OF POOL BALANCE
                                        ------------------------------------------------------------------------------
                 [     ]                 30              60
                19[     ]               DAYS            DAYS            90+ DAYS             FORECLOSURE        REO(2)
                ---------               ----            ----            --------             -----------        ------
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series

- ----------

(1) Reflects the delinquencies as a percent of the Pool Balance of Mortgage Loans in the related Mortgage Pool and mortgage loans in two other mortgage pools in the same Underlying Trust Fund.

(2)  NA = Not Available.

                      [YIELD AND PREPAYMENT CONSIDERATIONS

     Prepayments and Excess Cash. The rate of principal payments on the Class A-1 Certificates will be affected by the rate of principal payments on the Mortgage Loans (including, for this purpose, prepayments, which may include amounts received by virtue of condemnation, insurance or foreclosure).

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayments would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions.

     All of the Mortgage Loans are adjustable rate mortgage loans ("ARMs"). The Depositor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of ARMs over an extended period of time. The prepayment experience of the Mortgage Certificates is insufficient to draw any conclusions with respect to the expected prepayment rates of the Mortgage Loans. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     Excess Cash related to each of the Underlying Mortgage Pools (and other mortgage pools that are part of the Underlying Trust Funds) will be allocated in reduction of the Mortgage Certificate Principal Balances of the Certificates in various ways. See "The Mortgage Certificates -- Principal Distributions".

     If a Class A-1 Certificate is purchased at a discount from its initial principal amount by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Similarly, if a Certificate is purchased at a premium by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

     Timing of Payments. The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Basis Risk; [specify index]. The interest rate payable to the Holders of the Class A-1 Certificates is based on [specify index]. However, the Mortgage Loans bear interest at adjustable rates based on the Indices. [Specify index] and the Indices may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that [specify index] may rise during periods in which the Indices of the Mortgage Loans are stable or are falling, or that even if both [specify index] and the Indices rise during the same period [specify index] may rise much more rapidly and sharply than the Indices. There can be no assurance that funds available in the Reserve Fund payments under the Yield Support Agreement will be sufficient to make up any amount by which the interest collected on the Mortgage Certificates is less than the Interest Accrual Amount of the Class A-1 Certificates.

     Mortgage Certificates. The Trust Fund contains Mortgage Certificates which were issued at different times, are backed by different pools of Mortgage Loans, have different allocations of principal and interest and payment priorities among various classes, and may perform differently in various interest and prepayment rate environments. The performance characteristics of the Class A-1 Certificates will reflect a combination of the performance characteristics of the various Mortgage Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Class A-1 Certificates.

     Special Terminations. Each of the Underlying Mortgage Pools is subject to termination as described under "Description of the Mortgage
Certificates--Special Termination". Any such termination may have the effect of decreasing the weighted average life of the Class A-1 Certificates.

     Convertible ARM Loans. As discussed above under "Description of the Mortgage Loans," borrowers under certain of the Mortgage Loans have the option to convert their Mortgage Loan to a fixed rate loan. As previously discussed, the related Mortgage Loan Servicers are obligated to purchase any such converted mortgage loans. Unless and until such a purchase is effected, a converted mortgage loan will stay in the Underlying Mortgage Pool and the Mortgage Interest Rate will be fixed rather than based on an Index. The yield on the Class A-1 Certificates may thus be adversely affected. In addition, the purchase of a Converted Mortgage Loan may affect the rate of principal payments on the Class A-1 Certificates and, as a result, the yield on such Certificates.

Weighted Average Lives

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Class A-1 Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date (or, in the case of the first distribution, from __________________ ) to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate referred to in clause (a). The weighted average lives of the Class A-1 Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

CPR Model

     Prepayments on mortgage loans are commonly measured relative to a prepayment or model. The model used in this Prospectus Supplement, known as a conditional or a constant prepayment rate ("CPR"), represents a rate of payment of unscheduled principal on the Mortgage Loans expressed as an annualized percentage of the outstanding principal balance of the Mortgage Loans at the beginning of each period. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

Weighted Average Life and Pre-Tax Yield Tables

     For each of the following tables it was assumed (the "Modeling Assumptions") that (i) the Mortgage Loans underlying each of the Mortgage Certificates have, on a weighted average basis, the characteristics set forth in the following table following this paragraph; (ii) each Mortgage Loan underlying a Mortgage Certificate has a Mortgage Interest Rate as of the Cut-off Date, remaining term to maturity and loan age equivalent to the weighted average mortgage interest rate of such Mortgage Loans, the weighted average remaining term to maturity and the weighted average loan age of such Mortgage Loans as of the Cut-off Date, as reported, respectively, in the applicable Remittance Reports prepared by the Mortgage Loan Servicers; (iii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults); (iv) principal prepayments on the Mortgage Loans will be received on the last day of each month at the percentages of CPR indicated; (v) all amounts due with respect to the Mortgage Loans are applied to the payment of the Mortgage Certificates on the 25th of the month as described in the applicable Underlying Disclosure Documents; (vi) no Deferred Interest accrues with respect to any Mortgage Loan; (vii) for the first Interest Accrual Period, the Class A-1 Pass-Through Rate is ______ %; (viii) the Closing Date is __________________ ; (ix) each ___________ distribution on the Class A-1 Certificates is made on the th day of the relevant month, commencing on __________________ ; and (x) the Class A-1 Certificates are purchased at par.]

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                               Weighted                                                           Mortgage
                                               Average                                                           Certificate
                                               Mortgage                                                             Pass-
                                               Interest     Servicing    Periodic                                  Through
Mortgage Certificates            INDEX           Rate          Fee         Cap         Net Cap     Seasoning        Rate
- ---------------------            -----           ----          ---         ---         -------     ---------        ----














                                                                                    Months        Months
                                                                                  Until Next    Until Next
                       Remaining             Gross              Net                  Rate        Payment
                         Term                Margin            Margin             Adjustment    Adjustment
                         ----                ------            ------             ----------    ----------






     Based on the Modeling Assumptions and the further assumptions that
(i)[specify index] with respect to each Interest Accrual Period is equal to _______ %, (ii) CMT with respect to each Interest Accrual Period is equal to
_______ %, (iii) COFI with respect to each Interest Accrual Period is equal to
_______ % and (iv) the Reinvestment Rate with respect to each Interest Accrual
Period is equal to       , the following table indicates the percentages of the
initial Principal Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR. Such tables also indicate, based on such assumptions, the weighted average life of the Class A-1 Certificates under each of the following four scenarios (the "Termination Scenarios") concerning the Auction and Special Terminations of the Underlying Series. See "Description of the Certificates--Mandatory Auction" and "The Mortgage Certificates--Special Termination".

     "Termination Scenario I" [specify assumptions].

     "Termination Scenario II" [specify assumptions].

     "Termination Scenario III" [specify assumptions].

     "Termination Scenario IV" [specify assumptions].

                Percent of Original Principal Balance Outstanding

                                                                         Class A-1
                                                                CPR Prepayment Assumption
                        ----------------------------------------------------------------------------------------------------------
Distribution Date
- ------------------      ----------      ----------      ----------      ----------      ----------      ----------      ----------

















Weighted Average Life (1)

Termination Scenario I

Termination Scenario II

Termination Scenario III

Termination Scenario IV

- ----------

(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the principal payment on the Class A-1 Certificates by the number of years from the date of issuance of the Class A-1 Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate principal payments on the Class A-1 Certificates.

     The following tables set forth, based upon the Modeling Assumptions, and assuming the constant rate of CPR indicated in the heading for each table, the projected yield to maturity, on a corporate bond equivalent basis, and the projected Principal Balance of the Class A-1 Certificates as of
__________________ .

                         Projected Yield to Maturity and
               Outstanding Principal Balance under Rate Scenario I

                                                                                                         Percent of CPR
                                                                                   -------------------------------------------------

                                                                                          %                   %             %
                                                                                   ---------------     ---------------  ------------

Yield to Maturity...............................................................                 %                 %              %
Outstanding Principal Balance as of
                                ................................................     $                $                 $


                         Projected Yield to Maturity and
              Outstanding Principal Balance under Rate Scenario II

                                                                                                         Percent of CPR
                                                                                   -------------------------------------------------

                                                                                          %                   %             %
                                                                                   ---------------     ---------------  ------------

Yield to Maturity...............................................................                 %                 %              %
Outstanding Principal Balance as of
                                ................................................     $                $                 $


                         Projected Yield to Maturity and
              Outstanding Principal Balance under Rate Scenario III

                                                                                                         Percent of CPR
                                                                                   -------------------------------------------------

                                                                                          %                   %             %
                                                                                   ---------------     ---------------  ------------

Yield to Maturity...............................................................                 %                 %              %
Outstanding Principal Balance as of
                                ................................................     $                $                 $


     Each of the Rate Scenarios assumes that the levels of [specify index], COFI and CMT rise significantly above current levels. The actual yield to an investor will be significantly lower if the actual levels of such indices fall, remain constant, or rise less than the amounts assumed in the Rate Scenarios. No prediction can be made as to the actual level of any such index at any future date.

     The yields set forth in the above table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-1 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-1 Certificates indicated in the Modeling Assumption above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class A-1 Certificates and consequently does not purport to reflect the return of any investment in the Class A-1 Certificates when such reinvestment rates are considered.

Actual Experience Will Vary from Assumptions

     Discrepancies will exist between the characteristics of the actual Mortgage Certificates and the underlying Mortgage Loans and the characteristics assumed therefor in preparing the tables contained herein. To the extent that the Mortgage Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Class A-1 Certificates may mature earlier or later than indicated by the tables and the weighted average lives and pre-tax yields may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate or at the same rate, or that [specify index] will remain constant at any level. The timing of changes in the rate of prepayment and level of [specify index] may significantly affect the yield realized by a holder of the Class A-1 Certificates.

                           THE MORTGAGE LOAN SERVICERS

     The names of the Mortgage Loan Servicers related to each of the Mortgage Certificates are set forth in the following table:

                             MORTGAGE LOAN SERVICERS

          Mortgage Certificates                                  Servicer
          ---------------------                                  --------




     The preceding information with respect to the Mortgage Loan Servicers was derived by the Depositor from publicly available information which the Depositor believes to be reliable. However, the Depositor makes no representations with respect thereto and assumes no responsibility for the accuracy or completeness thereof.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     General. An election will be made to treat the portion of the Trust Fund consisting of the Mortgage Certificates as a REMIC for federal income tax purposes. The [payments on the] Class A-1 Certificates [which are derived from the Mortgage Certificates], and the Class IO Certificates will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC.

     [A purchaser of the Class A-1 Certificates will be treated for tax purposes as purchasing a REMIC regular interest and a contractual right to receive amounts from the Reserve Fund. Under general tax principles, a purchaser of more than one asset must allocate its purchase price between the assets based on their relative fair market values on the date of purchase. An investor that disposes of its Class A-1 Certificates must make a similar allocation of its amount realized.

     The Certificate Administrator intends to treat the value of the contractual right to receive payments from the Reserve Fund as de minimis. Consequently, the Certificate Administrator intends to report assuming that the entire purchase price for the Class A-1 Certificates is allocated to the REMIC regular interest. Based on this assumption, it is anticipated that the REMIC regular interest will be issued [at a premium] [with de minimis original issue discount] for federal income tax purposes. An investor in the Class A-1 Certificates that accounts for its investment using this method of allocation would report amounts with respect to the Reserve Fund and Yield Support Agreement as income when received or accrued, in accordance with such investor's regular method of tax accounting.

     The Internal Revenue Service may contend, however, that a portion of the purchase price paid by an investor in the Class A-1 Certificates should be allocated to the investor's rights with respect to the Reserve Fund. Under this approach, the investor would allocate a lesser amount of its purchase price to the REMIC regular interest than described in the preceding paragraph, which may result in the creation of, or a greater amount of, original issue discount or market discount with respect to the REMIC regular interest. The proper method of recovery of the investor's purchase price allocated to its contractual rights with respect to the Reserve Fund is not clear. Although not free from doubt, the contractual arrangement relating to the Reserve Fund should constitute a "notional principal contract" for federal income tax purposes. Investors should consult their own tax advisors regarding an investment in the Class A-1 Certificates, in particular with respect to the recovery of any purchase price allocated to such notional principal contract.

     Status of Class A-1 Certificates. The investment status of that portion of the Class A-1 Certificates that constitutes a REMIC regular interest is described in the Prospectus under "Certain Federal Income Tax
Consequences--REMIC Trust Funds--Characterization of Investments in REMIC Certificates." The interest of an investor in the Class A-1 Certificates relating to the Reserve Fund would not constitute:

          o a "real estate asset" under Section 856(c)(5)(A) of the Internal Revenue Code (the "Code") if held by a real estate investment trust;

          o a "qualified mortgage" under Code Section 860G(a)(3) or a "permitted investment" under Code Section 860G(a)(5) if held by a REMIC; or

          o an asset described in Code Section 7701(a)(19)(C) if held by a thrift.

Income received from the Reserve Fund will not constitute income described in Code Section 856(c)(3)(B) for a real estate investment trust.

     Taxation of REMIC Regular Interest. The portion of the Class A-1 Certificates which constitutes a REMIC regular interest generally will be treated as a newly originated debt instrument for federal income tax purposes. Beneficial Owners of the Class A-1 Certificates will be required to report income with respect to such REMIC regular interest in accordance with the accrual method of accounting. The Prepayment Assumption (as defined in the Prospectus) that the Certificate Administrator intends to use in determining the rate of accrual of original issue discount or premium is 18% CPR. No representation is made as to the actual rate at which prepayments will occur.

     Taxation of Foreign Investors. To the extent the contractual arrangement relating to the Reserve Fund constitutes a notional principal contract, income or gain thereon will not be subject to U.S. withholding tax.]

     See "Certain Federal Income Tax Consequence -- General" and "--REMIC Trust Funds" in the Prospectus.]

                        [LEGAL INVESTMENT CONSIDERATIONS

     The Class A-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-1 Certificates will constitute legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state banking, insurance or other regulatory authorities should review applicable rules, policies and guidelines of such authorities before purchasing any of the Class A-1 Certificates, as such Certificates may be deemed to be unsuitable investments, or may otherwise be restricted, under one or more of these rules, policies and guidelines (in certain cases irrespective of SMMEA). It should also be noted that certain states have enacted legislation limiting to varying extent the ability of certain entities (in particular insurance companies) to invest in "mortgage related securities." The appropriate characterization of the Class A-1 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class A-1 Certificates, may be subject to significant interpretive uncertainties. Investors should consult with their own legal advisors in determining whether and to what extent the Class A-1 Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.]

                              [ERISA CONSIDERATIONS

     The Department of Labor has granted to First Boston an individual administrative exemption Prohibited Transaction Exemption 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Exemption"), from certain of the prohibited transaction rules of ERISA and certain related excise taxes imposed by the Code with regard to the initial purchase, the holding and the subsequent resale by ERISA Plans of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption should apply to the liquidation, holding, and resale of the Class A-1 Certificates by an ERISA Plan, provided that specified conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A-1 Certificates are the following: (1) the acquisition of the Certificates by an ERISA Plan is on terms (including the price for such Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party; (2) the rights and interests evidenced by the Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust; (3) the Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's; (4) the sum of all payments made to First Boston in connection with the distribution of the Class A-1 Certificates represents not more than reasonable compensation for underwriting such Certificates; and (5) the sum of all payments made to and retained by the Certificate Administrator represents not more than reasonable compensation for the Certificate Administrator's services under the Pooling Agreement and reimbursement of the Certificate Administrator's reasonable expenses in connection therewith.

     In addition, it is a condition that the ERISA Plan investing in the Class A-1 Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Exemption does not apply to the acquisition and holding of Class A-1 Certificates by ERISA Plans sponsored by the Issuer, First Boston, the Trustee, the Certificate Administrator, or any affiliate of such parties. Moreover, the Exception provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) an ERISA Plan's investment in the Class A-1 Certificates does not exceed 25% of all of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of an ERISA Plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.]

                             METHOD OF DISTRIBUTION

     First Boston proposes to place the Class A-1 Certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined in each case, at the time of sale. The Class A-1 Certificates are offered subject to prior sale and acceptance and to certain other conditions.

     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and First Boston by Sidley & Austin, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Class A-1 Certificates that such
Certificates be rated "  " by                and "          " by            .

     The ratings of _______ and _______ on mortgage pass-through certificates address the likelihood of the receipt by holders hereof of all distributions of principal and interest to which such holders are entitled. The Rating Agencies note that the entitlement of the Class A-1 Certificates to interest at a rate in excess of the Mortgage Certificate Pass-Through Rate is subject to the availability of Interest Available Funds. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A-1 Certificates. A security rating is not a recommendation to buy, sell or hold securities.

     _______ and _______ rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage assets and the credit quality of the credit support provider, if any. _________ and _______ ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently the timing of such prepayments may adversely affect an investor's anticipated yield.

     The Depositor has not requested a rating on the Certificates from any other rating agency, although data with respect to the Mortgage Loans or the Mortgage Certificates may have been provided to other agencies solely for their informational purposes. There can be no assurance that if a rating is assigned to the Class A-1 Certificates by any other rating agency, such rating will be as high as that assigned by _________ or _____________ .

                                 USE OF PROCEEDS

     The proceeds from the sale of the Class A-1 Certificates (net of expenses incurred in connection with the issuance of the Class A-1 Certificates) will be used by the Depositor to purchase the Mortgage Certificates.

     [Disclose if a material portion of the Mortgage Certificates are derived from the Depositor's (or an affiliate's) unsold allotment or from the Depositor's (or an affiliate's) previous offering(s).]


                                 INDEX OF TERMS

                                                                  Page on which
                                                         Term is defined in the
Term                                                      Prospectus Supplement
- ----                                                      ---------------------
ARM's...................................................................S-16
Beneficial Owner........................................................S-28
Book-Entry Certificates.................................................S-22
Breakage Fee............................................................S-27
CEDE....................................................................S-28
Certificate Account.....................................................S-29
Certificates.............................................................S-1
[Class A-1 Certificates..........................................prospectus]
Class A-1 Pass Through Rate..............................................S-6
[Class IO Certificates...........................................prospectus]
Class IO Pass-Through Rate...............................................S-7
[Class R Certificates............................................prospectus]
[Closing Date....................................................prospectus]
Code....................................................................S-12
Collection Period........................................................S-7
Commission...............................................................S-3
CPR.....................................................................S-18
[Deferred Interest...............................................prospectus]
Definitive Certificate..................................................S-28
Depositor................................................................S-1
Distribution Date........................................................S-5
DTC Participants........................................................S-28
[Due Date........................................................prospectus]
ERISA...................................................................S-12
Exchange Act.............................................................S-3
Exemption...............................................................S-32
Indices.................................................................S-11
Indirect DTC Participants...............................................S-28
Interest Accrual Amount..................................................S-5
Interest Accrual Period.................................................S-20
Interest Available Funds................................................S-23
Interest Shortfall Amount................................................S-6
[Interest Weighted Class of Certificates.........................prospectus]
Modeling Assumptions....................................................S-18
Mortgage Certificates....................................................S-1
Mortgage Certificate Balance............................................S-24
Mortgage Certificate Pass-Through Rate...................................S-7
[Mortgage Certificate Principal Balance..........................prospectus]
Mortgage Interest Rate...........................................prospectus]
Mortgage Loans..........................................................S-15
Mortgage Loan Servicer..................................................S-14
Mortgage Loan Trustee...................................................S-14
Percentage Interest.....................................................S-23
Plan....................................................................S-12
Pooling Agreement........................................................S-5


[Prepayment Interest Shortfalls..................................prospectus]
Principal Balance.......................................................S-24
Quarterly Mortgage Certificate Pass-Through Rate........................S-24
Record Date..............................................................S-5
Regular Certificates....................................................S-12
Reinvestment Rate.......................................................S-20
Related Subordinated Certificates.......................................S-15
REMIC....................................................................S-2
Reserve Fund............................................................S-25
Reset Date...............................................................S-6
Rules...................................................................S-28
Similar Law.............................................................S-12
SMMEA...................................................................S-11
Special Termination.....................................................S-10
Strike Rate..............................................................S-7
Termination Scenarios...................................................S-20
Trust Fund...............................................................S-5
Trustee.................................................................S-11
Underlying Disclosure Documents..........................................S-2
Underlying Mortgage Pool.................................................S-9
Underlying Pooling Agreements............................................S-2
Underlying Series........................................................S-9
Underlying Series Cut-off Date..........................................S-14
Underlying Series Distribution Date......................................S-7
Underlying Trust Fund...................................................S-15
Weighted Average Mortgage Certificate Pass-Through Rate..................S-7
Yield Support Counterparty...............................................S-7
Yield Support Agreement..................................................S-7

- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
- --------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED ______ __, 1996
                                   PROSPECTUS


                      Asset Backed Securities Corporation

                                   Depositor

               Conduit Mortgage and Manufactured Housing Contract

                           Pass-Through Certificates

                              (Issuable in Series)

                            ------------------------

     The Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates") offered hereby and by the related Prospectus Supplements will be offered from time to time in series (each, a "Series") in one or more separate classes (each, a "Class"), which may be divided into one or more subclasses(each, a "Subclass"), that represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool or the Contract Pool (each, as defined below), or that have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest or beneficial interest specified in the related Prospectus Supplement in one of a number of trusts, each to be created by Asset Backed Securities Corporation (the "Depositor") from time to time. The trust property of each trust (the "Trust Fund") will consist of (a) a pool (the "Mortgage Pool") containing (i) conventional one- to four-family residential mortgage loans, (ii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, (iii) loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Certificates (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (v) certain conventional mortgage pass-through certificates (the "Mortgage Certificates") and related property or
(b) a pool (the "Contract Pool") of manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts and related property conveyed to such trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the "FHA"), or mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Certificates of one or more Classes or Subclasses of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis, or a combination thereof. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which the Prospectus is being delivered, together with specific information regarding the Certificates of such Series.

     The Certificates do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Certificates, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

     See "Risk Factors" beginning on page 14 herein for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates of a Series in respect of which this Prospectus is being delivered.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include CS First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

     The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund with respect to certain Series of Certificates as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC"). See "Certain Federal Income Tax Consequences".

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of the Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

     This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                CS First Boston
                The date of this Prospectus is           , 1996 .

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement with respect to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class or Subclass within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance or notional amount of each Class or Subclass of Certificates; (iii) the Pass-Through Rate, Interest Rate or Annual Rate borne by each Class or Subclass within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Certificates within such Series; (vi) the identity of each Class or Subclass of Compound Interest Certificates, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Certificates; (viii) the order of application of distributions to each of the Classes or Subclasses within such Series, whether sequential, pro rata, or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Certificates offered hereby, if any, are offered; (xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries of the material provisions of each such contract or other document and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Secretary, Asset Backed Securities Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, (212) 909-2000.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Secretary, Asset Backed Securities Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, telephone number (212) 909-2000.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.

Securities Offered.............    Conduit Mortgage and Manufactured Housing
                                     Contract Pass-Through Certificates (the
                                     "Certificates"), issuable in series (each, a "Series"). The Certificates may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which another Class or Subclass is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass", respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass", respectively). One or more of such Classes or Subclasses of Certificates of a Series (the "Residual Certificates") may evidence a residual interest in the related REMIC. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Certificates") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined) and/or the other assets in the Trust Fund (as defined below) if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). If so specified in the related Prospectus Supplement, one or more such Classes or Subclasses may receive unequal amounts of the distributions of principal and interest on the Mortgage Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass", respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass", respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Class or Subclass on a sequential, pro rata basis or other basis, as specified in the related Prospectus Supplement. Each Certificate will represent the undivided interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts to be created by the Depositor from time to time. The trust property of each trust (the "Trust Fund") will consist of
                                     (a) one or more mortgage pools (each, a
                                     "Mortgage Pool") containing (i)
                                     conventional one- to four-family
                                     residential mortgage loans, (ii) loans (the
                                     "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                      right to occupy a particular dwelling unit
                                      (a "Cooperative Dwelling" and, together
                                      with one- to four-family residential
                                      properties, each, a "Single Family
                                      Property"), (iii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated sellers, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates referred to in clauses (i) through (iii) and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (v) certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") purchased by the Depositor either directly or through one or more affiliates from one or more affiliates or from Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

                                    Each Series of Certificates will be offered
                                      in book-entry form (or, if specified in
                                      the applicable Prospectus Supplement,
                                      fully registered, certificated form), in one or more Classes, which may be divided into one or more Subclasses evidencing the right to receive a share of principal payments and the percentages of interest payments on the underlying Mortgage Loans, Mortgage Certificates or Contracts at the Pass-Through Rate for the related Mortgage Pool or Contract Pool. If so specified in the Prospectus Supplement, Multi-Class Certificates of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Certificate offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

Depositor......................    Asset Backed Securities Corporation, a
                                     Delaware corporation.

Master Servicer................    The entity, if any, named as Master Servicer
                                     in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Certificates".

Interest.......................    Interest will be distributed on the days
                                     specified in the Prospectus Supplement with respect to a Series, or if any such day is not a business day, the next succeeding business day (each, a "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the applicable Prospectus Supplement for each Class or Subclass within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates-Payments on Mortgage Loans" and "-Payments on Contracts".

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Principal (including
Prepayments)...................    Principal on each Trust Asset underlying a
                                     Series of Certificates will be distributed on each Distribution Date (or such other date or dates as may be specified in the applicable Prospectus Supplement), commencing on the date specified in the applicable Prospectus Supplement in the priority and manner specified in such Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class Certificates, distributions on such Multi-Class Certificates may be made in reduction of the Stated Principal Balance, in an amount equal to the Stated Principal Distribution Amount.

                                   The Stated Principal Distribution Amount will
                                     equal the amount by which the Stated
                                     Principal Balance of such Multi-Class
                                     Certificates (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class of Compound Interest Certificates) exceeds the Asset Value (as defined herein) of the Trust Assets and other property in the related Trust Fund as of the Business Day prior to the related Distribution Date (or such other amount as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement). See "Maturity and Prepayment Considerations" and "Description of the Certificates-Payments on Mortgage Loans" and "-Payments on Contracts". If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Certificates of such Series which have other than monthly Distribution Dates may receive special distributions in reduction of the Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such Distribution Date. Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of the Stated Principal Balance would be made on the next Distribution Date for such Certificates (or, if so specified in the applicable Prospectus Supplement, a different priority or manner). See "Description of the Certificates-Special Distributions".

The Mortgage Pools.............    If so specified in the applicable Prospectus
                                     Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Mortgage Pool or Pools included in the Trust Fund for such Series. The original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property (the "Mortgaged Property") securing such Mortgage Loan (or such other Loan-to-Value Ratio as may be specified in the applicable Prospectus Supplement), based upon an appraisal of the Mortgaged Property completed in connection with the origination of such Mortgage Loan and considered acceptable to the originator of such Mortgage Loan or the sales price of such Mortgaged Property, whichever is less (the "Original Value"). If specified in the applicable Prospectus Supplement, Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value (or such other percentage as may be specified in the applicable Prospectus Supplement) will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original Value set forth in the applicable Prospectus Supplement as a result of principal payments by the borrower (the "Mortgagor").

- --------------------------------------------------------------------------------

                                   The principal balance at origination of each
                                     Mortgage Loan that is secured by Single
                                     Family Property will not exceed $500,000
                                     (or such other amount as may be specified in the applicable Prospectus Supplement). The Mortgage Loans in a Mortgage Pool will have original maturities ranging from 10 to 40 years (or such other original maturities as may be specified in the applicable Prospectus Supplement). Mortgage Pools may be formed from time to time in varying sizes.

Fixed Pass-through Rate
Mortgage Pools.................    With respect to each Mortgage Pool included
                                     in the Trust Fund with respect to a Series bearing a fixed Pass-Through Rate, the Depositor will be obligated to deliver Mortgage Loans that (i) have interest rates (the "Mortgage Rates") that will exceed by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement) the interest rate (the "Pass-Through Rate") for such Series, (ii) conform to the eligibility requirements for such Series set forth in the applicable Prospectus Supplement, and (iii) have an aggregate principal balance equal to the amount specified in such Prospectus Supplement, subject to a permitted variance of up to 10%.

Variable Pass-Through Rate
Mortgage Pools.................    If so specified in the applicable Prospectus
                                     Supplement, the Depositor may establish one or more Mortgage Pools, each of which will have a variable as opposed to a fixed Pass-Through Rate. The variable Pass-Through Rate will equal the weighted average of the Mortgage Rates of all of the Mortgage Loans in the Mortgage Pool minus the fixed percentage servicing fee for each Mortgage Loan set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K (or such other variable rate as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement). A Mortgage Pool with a variable Pass-Through Rate may be composed of Mortgage Loans that have fluctuating Mortgage Rates. The characteristics of a variable Pass-Through Rate and its effect on the yield to Certificateholders as well as the servicing compensation payable to the related Servicer and the Master Servicer and the amounts, if any, with respect to such Mortgage Loans payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement will be more fully described in such Prospectus Supplement.

Mortgage Certificates..........    If so specified in the applicable Prospectus
                                     Supplement, the Trust Fund for a Series of Certificates may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the applicable Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one- to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations, by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings or by such other similar security as may be specified in such Prospectus Supplement.

The Contract Pools.............    If so specified in the applicable Prospectus
                                     Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Contract Pool or Pools included in the Trust Fund for such Series. The Contracts will be fixed-rate Contracts (or, if so specified in the applicable Prospectus Supplement, the Contracts will be variable rate Contracts). Such Contracts, as specified in the

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                                       6
                                     applicable Prospectus Supplement, will
                                     consist of manufactured housing conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing (a "Manufactured Home").

                                   The applicable Prospectus Supplement will
                                     specify the range of terms to maturity of the Contracts at origination and the maximum Loan-to-Value Ratio at origination (the "Contract Loan-to-Value Ratio"). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase over time. Generally, Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the applicable Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract Pools may be formed from time to time in varying sizes.

                                   None of the Contracts will have been
                                     originated by the Depositor or any of its affiliates.

Certain Risk Factors...........    For a discussion of certain risk factors that
                                     should be considered in connection with an investment in the Certificates, including those relating to the limited liquidity of an investment in the Certificates, the limited obligations evidenced by the Certificates, the limited amount and nature of credit support, if any, and the credit and other risks with respect to the Trust Assets, see "Risk Factors".

Yield Considerations...........    If so specified in the applicable Prospectus
                                     Supplement, an assumed rate of prepayment
                                     will be used to calculate the expected
                                     yield to maturity on each Class of the
                                     Certificates of a Series. The yield on any
                                     Class of Certificates, the purchase price
                                     of which is greater than the aggregate
                                     amount of the Principal Distributions to be
                                     made to such Class (a "Premium
                                     Certificate"), is likely to be adversely
                                     affected by a higher than anticipated level
                                     of principal prepayments on the Trust
                                     Assets included in related Trust Fund. This
                                     effect on yield will intensify with any
                                     increase in the amount by which the
                                     purchase price of such Certificate exceeds
                                     the aggregate amount of such Principal
                                     Distributions. If the differential is
                                     particularly wide and a high level of
                                     prepayments occurs, it is possible for
                                     Holders of Premium Certificates not only to
                                     suffer a lower than anticipated yield but,
                                     in extreme cases, to fail to recoup fully
                                     their initial investment. Conversely, a
                                     lower than anticipated level of principal
                                     prepayments (which can be anticipated to
                                     increase the expected yield to Holders of
                                     Certificates that are Premium Certificates)
                                     will likely result in a lower than
                                     anticipated yield to Holders of
                                     Certificates of a Class the purchase price
                                     of which is less than the aggregate amount
                                     of the Principal Distributions to be made
                                     to such Class (a "Discount Certificate").
                                     The Prospectus Supplement for each Series
                                     of Certificates that includes an Interest
                                     Weighted or a Principal Weighted Class will
                                     set forth certain yield calculations on
                                     each such Class based upon a range of
                                     specified prepayment assumptions on the
                                     Trust Assets included in the related Trust
                                     Fund.
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                                       7

                                   The yield to Certificateholders will also be
                                     adversely affected because interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month, or such other day as is specified in the applicable Prospectus Supplement. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts, or the Mortgage Certificates are received by the Master Servicer or the Trustee. See "Yield Considerations".

Credit Support.................    Neither the Certificates nor the Trust Assets
                                     are insured or guaranteed by any guarantee
                                     (except to the limited extent described in the applicable Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA). Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy Bond") or any combination of the foregoing, in each such case, to the extent specified in the applicable Prospectus Supplement. In lieu of or in addition to the foregoing credit support arrangements if so specified in the applicable Prospectus Supplement, the Certificates of a Series may be issued in one or more Classes or Subclasses. Payments on the Certificates of one or more Classes or Subclasses (the "Senior Certificates") may be supported by a prior right to receive distributions attributable or otherwise payable to another Class or Subclass (the "Subordinated Certificates") to the extent specified in the applicable Prospectus Supplement (the "Subordinated Amount"). In addition, if so specified in the applicable Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates may be subordinated to another Class or Subclass of Subordinated Certificates and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the applicable Prospectus Supplement, a reserve (the "Reserve Fund") and certain other accounts or funds may be established to support payments on the Certificates. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Credit Support").

A. Letter of Credit............    If so specified in the applicable Prospectus
                                     Supplement, the issuer of one or more
                                     Letters of Credit (the "L/C Bank") will
                                     deliver to the Trustee the Letters of
                                     Credit for the Mortgage Pool or Contract
                                     Pool. To the extent described herein and in the applicable Prospectus Supplement, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement or Pooling and Servicing Agreement referred to herein. The term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative Dwelling and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each

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                                       8

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                                     Contract with respect to which repossession
                                     proceedings have been commenced. Any other
                                     Mortgage Loan, Cooperative Loan or Contract constituting a Liquidating Loan will be described in the applicable Prospectus Supplement. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holders of Certificates of the Series evidencing interests in such Mortgage Pool or Contract Pool, as specified in the applicable Prospectus Supplement.

                                   The maximum liability of the L/C Bank under
                                     the Letter of Credit for a Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% (or such other percentage as may be specified in the applicable Prospectus Supplement) of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract Pool) (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Letter of Credit with respect to a Series of Certificates may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Certificates of a Class or Classes within such Series. See "Credit Support-Letter of Credit".

B. Pool Insurance..............    If so specified in the applicable Prospectus
                                     Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the applicable Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance-Pool Insurance Policies".

                                   The Master Servicer, if any, or the Depositor
                                     or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Certificateholders. See "Description of the Certificates-Presentation of Claims".

C. Mortgagor Bankruptcy
         Bond..................    If so specified in the applicable Prospectus
                                     Supplement, the Master Servicer, if any, or the Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such

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                                       9

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                                     Mortgagor Bankruptcy Bond will be specified
                                     in the applicable Prospectus Supplement.
                                     See "Description of Insurance-Mortgagor
                                     Bankruptcy Bond".

D. Subordinated Certificates...    If so specified in the applicable Prospectus
                                     Supplement, the rights of holders of the Certificates of one or more Subordinated Classes or Subclasses of a Series to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the applicable Prospectus Supplement, and limited to the Subordinated Amount set forth in the applicable Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior Certificates will experience losses. See "Credit Support-Subordinated Certificates".

E. Shifting Interest...........    If so specified in the applicable Prospectus
                                     Supplement, the protection afforded to
                                     holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the applicable Prospectus Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates. See "Description of the Certificates-Distributions of Principal and Interest" and "-Distributions on Certificates" and "Credit Support-Shifting Interest".

F. Reserve Fund................    If so specified in the applicable Prospectus
                                     Supplement, a Reserve Fund may be
                                     established for such Series. If so
                                     specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the applicable Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans or manufactured housing conditional sales contracts and installment loan agreements (the "Subordinated Pool") with the aggregate principal balance specified in the applicable Prospectus Supplement, or by the deposit of cash in the amount specified in the applicable Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool,

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                                       10

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                                     and/or on the mortgage loans, cooperative
                                     loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, until the Reserve Fund (without taking into account the amount of any Initial Deposit) reaches an amount (the "Required Reserve") set forth in the applicable Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without taking into account the amount of any Initial Deposit) at the related Required Reserve. In no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Certificates of the Subordinated Classes or Subclasses of such Series specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Reserve Fund with respect to such Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit Support-Subordinated Certificates" and
                                     "-Reserve Fund".

G. Other Funds.................    Assets consisting of cash, certificates of
                                     deposit or letters of credit, or any
                                     combination thereof, in the aggregate
                                     amount specified in the applicable
                                     Prospectus Supplement, will be deposited by the Depositor in one or more accounts to be established with respect to a Series of Certificates by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding
                                     Certificates which represent interests in
                                     GPM Loans (a "GPM Fund") or Buy-Down Loans
                                     (a "Buy-Down Fund"). Following each
                                     Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Pooling and Servicing Agreement under the conditions and to the extent specified in the applicable Prospectus Supplement.

H. Swap Agreement..............    If so specified in the Prospectus Supplement
                                     relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit Support-Swap Agreement".

Hazard Insurance and Special
Hazard Insurance Policies......    If so specified in the applicable Prospectus
                                     Supplement, all of the Mortgage Loans
                                     (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus Supplement, obtain an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy, if any, will be limited in scope and will cover losses in an amount specified in the applicable Prospectus Supplement. Any hazard losses not covered by either standard hazard policies or the Special Hazard Insurance Policy will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by
                                     Certificateholders of such Series. The
                                     hazard insurance

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                                       11

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                                     policies and the Special Hazard Insurance
                                     Policy will be subject to the limitations described under "Description of Insurance-Standard Hazard Insurance
                                     Policies on Mortgage Loans", "-Standard
                                     Hazard Insurance Policies on the
                                     Manufactured Homes" and"-Special Hazard
                                     Insurance Policies".

Substitution of Trust Assets...    If so specified in the Prospectus Supplement
                                     relating to a Series of Certificates,
                                     within the period following the date of
                                     issuance of such Certificates specified in such Prospectus Supplement, the Depositor or one or more Servicers will deliver to the Trustee with respect to such Series Trust Assets in substitution for any one or more of the Trust Assets included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related Pooling and Servicing Agreement. See "Description of the Certificates-Assignment of Mortgage Loans", "-Assignment of Contracts" and"-Assignment of Mortgage Certificates".

Advances.......................    The Servicers of the Mortgage Loans and
                                     Contracts (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans and Contracts (the "Advances") under certain circumstances. See "Description of the Certificates-Advances".

Optional Termination...........    If so specified in the Prospectus Supplement
                                     with respect to a Series, the Depositor or such other persons as may be specified in a Prospectus Supplement may purchase the Trust Assets in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of that Series. See "Maturity and Prepayment Considerations" and "Description of the Certificates-Termination".

ERISA Limitations..............    A fiduciary of any employee benefit plan
                                     subject to the Employee Retirement Income
                                     Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations".

Tax Status.....................    See "Certain Federal Income Tax
                                     Consequences".

Legal Investment...............    If so specified in the applicable Prospectus
                                     Supplement relating to a Series of
                                     Certificates, a Class or Subclass of such
                                     Certificates will constitute a "mortgage
                                     related security" under the Secondary
                                     Mortgage Market Enhancement Act of 1984
                                     ("SMMEA") if and for so long as it is rated
                                     in one of the two highest rating categories
                                     by at least one nationally recognized
                                     statistical rating organization. Such
                                     Classes or Subclasses, if any, will be
                                     legal investments for certain types of
                                     institutional investors to the extent
                                     provided in SMMEA, subject, in any case, to
                                     any other regulations which may govern
                                     investments by such institutional
                                     investors. See "Legal Investment".
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                                       12

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Use of Proceeds................    The Depositor will use the net proceeds from
                                     the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets,
                                     (iii) to establish any reserve funds
                                     described in the applicable Prospectus
                                     Supplement and (iv) to pay costs of
                                     structuring and issuing such Certificates.
                                     If so specified in the applicable
                                     Prospectus Supplement, the purchase of the Trust Assets for a Series may be effected by an exchange of Certificates by the Depositor with the seller of such Trust Assets. See "Use of Proceeds".

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                                       13

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Certificates of any such Series.

Limited Liquidity

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

Limited Obligations

     Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Certificates of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

Limitations, Reduction and Substitution of Credit Support

     With respect to each Series of Certificates, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of other Classes of Certificates of the same Series; a Reserve Fund; and any combination thereof. See "Credit Support" herein. Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. See "Credit Support".

Risks of the Trust Assets

     An investment in securities such as the Certificates of any Series which generally represent interests in mortgage loans or manufactured housing conditional sales contracts and installment loan agreements ("contracts"), as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's or obligor's financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans or Contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans comprising a particular Trust Fund, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors or Obligors of scheduled payments of principal and interest on the Mortgage Loans or Contracts, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein. To the extent that such losses are not covered by the applicable credit support, holders of Certificates of the Series evidencing interests in the related Trust Fund will bear all risk of loss resulting from default by Mortgagors or Obligors and will have to look primarily to the value of the Mortgaged Properties or Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions on the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans or Contracts underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund - The Mortgage Pools; - Underwriting Standards; - The Contract Pools; and - Underwriting Policies".

Prepayment and Yield Considerations

     The rate and timing of principal payments on the Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans or Contracts. As is the case with mortgage-backed securities generally, each Series of Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

     The yield to maturity on each Class of Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans or Contracts, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

     In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

Subordination

     To the extent specified in the applicable Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Certificates of such Series.

Book-Entry Registration

     If so specified in the applicable Prospectus Supplement, one or more Classes of Certificates of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the applicable Prospectus Supplement, and will not be registered in the names of the holders of the Certificates of such Series or their nominees. Because of this, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") for such Series are issued, holders of such Certificates will not be recognized by the applicable Trustee as "Certificateholders" (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Deposit Trust Agreement, as applicable). Hence, until Definitive Certificates are issued, holders of such Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                 THE TRUST FUND

     Ownership of the Mortgage Pool or Pools or Contract Pool or Pools included in the Trust Fund (as hereinafter defined) for a Series of Certificates may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the applicable Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Contract Pools containing one or more Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), or such other minimum aggregate principal balance as may be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal and interest on the Mortgage Loans in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the applicable Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Certificates of a Series to the rights of the holders of the Senior Certificates of such Series, which, if so specified in the applicable Prospectus Supplement, may include Certificates of a Subordinated Class or Subclass and the establishment of a Reserve, by the right of one or more Classes or Subclasses of Certificates to receive a disproportionate amount of certain distributions of principal or interest or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Certificates of such Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support".

The Mortgage Pools

     If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing
(i) conventional one- to four-family residential, first and/or second mortgage loans, (ii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iii) mortgage loans secured by Multifamily Property,(iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, or
(v) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such Contracts purchased by the Depositor either directly or through one or more affiliates from one or more affiliates or from Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

     A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans")and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA" and such Mortgage Loans are referred to as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first or second lien, as applicable, on the Mortgaged Properties(as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, townhouses, row houses, attached homes (single family units having a common wall), individual units located in condominiums, individual units located in apartment buildings owned by cooperative housing corporations, individual units in planned unit developments, leasehold interests in single family detached homes, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations, other forms of real property securing a Mortgage Loan, and such other type of homes or units as are set forth in the applicable Prospectus Supplement. Each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the applicable Prospectus Supplement.

     Each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii)have monthly payments due on the first day of each month (the "Due Date"),(iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan or, in each such case, such other Mortgage Loan characteristics as are set forth in the applicable Prospectus Supplement. In addition, to the extent so specified in the applicable Prospectus Supplement, the Loan-to-Value Ratio (as hereinafter described) of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance in excess of $150,000 through $200,000, 85% on any Mortgage Loan with an original principal balance in excess of $200,000 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the applicable Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with a 30-year term (or other term specified in the applicable Prospectus Supplement) at origination and a mortgage interest rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%,regardless of its original principal balance. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the Originator and (b) the sales price for such property (the "Original Value"). If so specified in the applicable Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) of such Mortgage Loan may not exceed 80% and the original principal balance of such Mortgage Loan may not exceed $250,000.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Yield Considerations". In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the applicable Prospectus Supplement.

     If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate, at the option of the Mortgagor under certain circumstances. If so specified in the applicable Prospectus Supplement Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the applicable Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the applicable Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the applicable Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See"Description of the Certificates-Payments on Mortgage Loans". Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

     If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Loan are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the applicable Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

     FHA Loans will be insured by the Federal Housing Administration (the "FHA")as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program currently is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

     The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii)the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans,
(x) the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

     No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts-The Mortgage Loans". To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

     Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involve larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage lending.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders"). The Master Servicer, if any, named in the applicable Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement, as described herein, among the Master Servicer, if any, the Depositor and the Trustee (the "Pooling and Servicing Agreement") and will receive a fee for such services. See "-Mortgage Loan Program" and "Description of the Certificates". With respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (a "Servicing Agreement") and will receive the fee for such services specified in such Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates - Assignment of Mortgage Loans". The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under "-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Mortgage Loans" and "-Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Certificates-Advances". Such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Certificates-Advances", "Credit Support" and "Description of Insurance".

     Each Mortgage Pool included in the related Trust Fund will be composed of Mortgage Loans evidencing interests in Mortgage Loans having Mortgage Rates that will exceed by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement) the fixed or variable Pass-Through Rate established for the Mortgage Pool. To the extent and in the manner specified in the applicable Prospectus Supplement, Certificateholders of a Series will be entitled to receive distributions based on the payments of principal on the underlying Mortgage Loans, plus interest on the principal balance thereof at the related Pass-Through Rate. The difference between a Mortgage Rate and the related Pass-Through Rate (less any servicing compensation payable to the Servicers of such Mortgage Loans and the amount, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) may be retained by the Master Servicer as servicing compensation to it. See"Description of the Certificates-Servicing Compensation and Payment of Expenses".

Mortgage Loan Program

     The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in an applicable Prospectus Supplement.

Underwriting Standards

     Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

     The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

     An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

     Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

     Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Subsidiary Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

     To the extent specified in the applicable Prospectus Supplement, the Depositor may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the applicable Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the Originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the applicable Prospectus Supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the applicable Prospectus Supplement.

Qualifications of Unaffiliated Sellers

     Each Unaffiliated Seller of Closed Loans secured by residential properties must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans (in each case, subject to certain limited exceptions). In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

Representations by Unaffiliated Sellers; Repurchases

     Each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Pooling and Servicing Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments, in each such case, subject to certain exceptions which may be specified in the applicable Prospectus Supplement. With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and (b) the related cooperative apartment was free from material damage and was in good repair.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

     The only representations and warranties to be made for the benefit of holders of Certificates of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates-Assignment of Mortgage Loans". If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

     Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as one or more REMICs, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation generally constitutes the sole remedy available to the Certificateholders of such Series for a breach of representation or warranty by an Unaffiliated Seller

     The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Certificates-Assignment of Mortgage Loans".

Closed Loan Program

     The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Closed Loans for which 11 or fewer monthly payments have been received generally will be further subject to the Depositor's customary underwriting standards. Closed Loans for which 12 to 60 monthly payments have been received generally will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. The Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent, or (iii) more than 60 monthly payments were received (in each such case, subject to certain exceptions which may be specified in the applicable Prospectus Supplement).

Mortgage Certificates

     If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, the entire interest (or such other percentage interest as may be specified in such Prospectus Supplement) in a pool of mortgage loans. A description of the mortgage loans underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Certificates of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets".

The Contract Pools

     If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. The Contracts will be fully amortizing (or, if so specified in the applicable Prospectus Supplement, have balloon payments at maturity) and will bear interest at a fixed annual percentage rate ("APR") (or, if so specified in the applicable Prospectus Supplement, bear interest at a variable rate).

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter".

     The Depositor will cause the Contracts constituting each Contract Pool to be assigned to the Trustee named in the applicable Prospectus Supplement for the benefit of the related Certificateholders. The Master Servicer specified in the applicable Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates-Servicing by Unaffiliated Sellers". With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the applicable Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

     Each Contract Pool will be composed of Contracts bearing interest at the APRs specified in the Prospectus Supplement. Each registered holder of a Certificate will be entitled to receive periodic distributions, which generally will be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance thereof at the Pass-Through Rate, or both. If so specified in the applicable Prospectus Supplement, the difference between the APR on a Contract and the related Pass-Through Rate (less sub-servicing compensation), will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates-Payments on Contracts".

     The applicable Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date;
(e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

     With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the applicable Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, no Contract was more than 30 days (or such other number of days as may be specified in the Prospectus Supplement) delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to repurchase the Contract or, if so specified in the applicable Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Master Servicer, the Unaffiliated Seller or such other party.

     If so specified in the applicable Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, generally will be obligated to cure the breach in all material respects, to repurchase such Contract at a price equal to the principal balance thereof as of the date of repurchase plus accrued interest at the related Pass-Through-Rate to the first day of the month following the month of repurchase or to take such other action as may be specified in the applicable Prospectus Supplement. The Master Servicer, if required by the Rating Agency rating the Certificates, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such Rating Agency to support this repurchase obligation. See "Credit Support-Performance Bond". This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

     If the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in such Prospectus Supplement of the date of the initial issuance of the Certificates, the Depositor generally may remove such Contract from the Trust Fund ("Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract ("Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a Pass-Through Rate equal to the Pass-Through Rate of the Deleted Contract, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (v) comply with all the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

Underwriting Policies

     Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the applicable Prospectus Supplement. Except as described below or in the applicable Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. The Contract Loan-to-Value Ratio is equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home or such other amount as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement.

                                  THE DEPOSITOR

     The Depositor is a special purpose Delaware corporation organized for the purpose of causing the issuance of Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation, which is a wholly owned subsidiary of CS First Boston Securities Corporation, which is a wholly owned subsidiary of CS First Boston, Inc. Neither CS First Boston Securities Corporation, nor CS First Boston, Inc., nor any of their affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Certificates. The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

     Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the applicable Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the applicable Prospectus Supplement, Certificates may be exchanged by the Depositor for Trust Assets. If so specified in the applicable Prospectus Supplement, the Trust Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets, from time to time either in the open market or in privately negotiated transactions (in the case of Trust Assets other than Mortgage Certificates).

                              YIELD CONSIDERATIONS

     Each monthly payment on a Mortgage Loan is calculated as one-twelfth of the applicable Mortgage Rate multiplied by the unpaid principal balance of such Mortgage Loan. The amount of such interest payment distributed monthly to Certificateholders with respect to each Mortgage Loan generally will be similarly calculated based on the applicable Pass-Through Rate for the related Mortgage Pool. The Pass-Through Rate for a Mortgage Pool will be either fixed or variable, as specified in the applicable Prospectus Supplement.

     Each monthly accrual of interest on a Contract is calculated as one-twelfth of the product of the APR and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. If so specified in the applicable Prospectus Supplement, the Pass-Through Rate with respect to each Contract will be calculated on a Contract-by-Contract basis and the servicing fee applicable to each Contract from the applicable APR.

     With respect to a Mortgage Pool or a Contract Pool bearing a fixed Pass-Through Rate, each Mortgage Loan or Contract will have a Mortgage Rate or APR that exceeds the Pass-Through Rate by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement). The difference between a Mortgage Rate or APR and the related fixed Pass-Through Rate for the Mortgage Pool or Contract Pool (less any servicing compensation payable to the related Servicers and the amounts, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) will be retained by the Master Servicer as servicing compensation to it. See "Description of the Certificates-Servicing Compensation and Payment of Expenses". Although Mortgage Rates and APRs in a fixed Pass-Through Rate Mortgage Pool or Contract Pool, respectively, may vary, disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Rates or APRs will not affect the return to Certificateholders since, as set forth above, the Pass-Through Rate may not exceed any Mortgage Rate or APR.

     With respect to Mortgage Pools having a variable Pass-Through Rate, the Pass-Through Rate will equal the weighted average of the Mortgage Rates on all the Mortgage Loans in the Mortgage Pool, minus the servicing compensation payable to the Master Servicer and the Servicer of such Mortgage Loans and the amounts, if any, retained by the Depositor or an Unaffiliated Seller or paid to the person or entity specified in the applicable Prospectus Supplement. The servicing fee and such other amounts will be fixed as to each Mortgage Loan at a rate per annum, and may vary among Mortgage Loans. Because the Mortgage Rates in such a Mortgage Pool will differ and the aggregate servicing compensation and such other amounts to be retained or distributed with respect to each Mortgage Loan will be fixed, it is likely that the weighted average of the Mortgage Rates, and the corresponding variable Pass-Through Rate, will change as the Mortgage Loans amortize and as a result of prepayments.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Certificates of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, the Master Servicer with respect to a Series (subject to certain limitations which, if applicable, herein or in the applicable Prospectus Supplement) will be required to advance from its own funds the portion of any interest at the related Pass-Through Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Full and partial prepayments, together with interest on such full and partial prepayments at the Pass-Through Rate for the related Mortgage Pool or Contract Pool to the last day of the month in which such prepayments occur (subject to certain limitations which, if applicable, herein or in the applicable Prospectus Supplement) will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the applicable Prospectus Supplement. See "Maturity and Prepayment Considerations".

     Generally, the effective yield to holders of Certificates having a monthly Distribution Date will be lower than the yield otherwise produced by the Pass-Through Rate with respect to a Mortgage Pool or Contract Pool or the pass-through rate borne by a Mortgage Certificate because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of such interest to holders of such Certificates, to the extent so specified in the applicable Prospectus Supplement, will be made no earlier than the 25th day of the month following the month of the accrual (or such other day as is set forth in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Certificates succeeds such 25th day (or such other day as is set forth in the applicable Prospectus Supplement). With respect to the Multi-Class Certificates of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

     In the event that the Certificates of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Certificates that are offered at a premium to their principal or notional amount ("Premium Certificates") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Certificateholders of Premium Certificates will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to holders of Certificates that are offered at a discount to their principal amount ("Discount Certificates"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Certificates at the times and under the circumstances described therein.

     In the event that the Certificates of a Series include one or more Classes or Subclasses of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years (or, in each such case, such other scheduled maturities as are set forth in the applicable Prospectus Supplement), but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. If so specified in the applicable Prospectus Supplement, no such Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property, Cooperative Dwelling or Manufactured Home.

     The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

     It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

     Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the applicable Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

     The terms of the Pooling and Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Certificates-Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans And Contracts-The Mortgage Loans-"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

     There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund-The Contract Pools".

     While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contract. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due on sale" clauses, and are freely assumable.

     Mortgage Loans made with respect to Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

     If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Certificates for which the Depositor has elected to treat the Trust as one or more REMICs pursuant to the provisions or the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases", "Description of the Certificates-Assignment of Mortgage Loans", "-Assignment of Mortgage Certificates", "-Assignment of Contracts" and "-Termination".

                         DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an agreement consisting of either (a) a Pooling and Servicing Agreement or (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms", either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or a deposit trust agreement between the Depositor and the Trustee (the "Deposit Trust Agreement", together with the Pooling and Servicing Agreement, the "Agreement"). Forms of the Pooling and Servicing Agreement and the Deposit Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions common to each Pooling and Servicing Agreement and Deposit Trust Agreement. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Deposit Trust Agreement for the applicable Series and the applicable Prospectus Supplement. Wherever defined terms of the Pooling and Servicing Agreement or Deposit Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference.

General

     Each Certificate offered hereby and by means of the applicable Prospectus Supplement will be issued in book-entry form (or, if specified in the applicable Prospectus Supplement, fully registered, certificated form) and will represent the undivided interest or beneficial interest attributable to such Class or Subclass in the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Depositor's rights under the Warranty and Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xi) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Certificates, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

     If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as one or more REMICs under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Certificates.

     The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If so specified in the applicable Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Certain Federal Income Tax Consequences".

     If so specified in the Prospectus Supplement for a Series which includes Multi-Class Certificates, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value". The Asset Value of each Trust Asset in the related Trust Fund generally will be the Stated Principal Balance of each Class or Classes of Certificates of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the applicable Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

     If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, one or more Classes or Subclasses or Subordinated Certificates of a Series may be subordinated to the right of the holders of Certificates of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the holders of each

Subclass of Senior Certificates will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans or Contracts specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Subordinated Certificates of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans or Contracts, which right will be subordinated to the right of the holders of the Senior Certificates of such Series to receive distributions with respect to such specific pool of Mortgage Loans or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Such Certificates will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

     The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

Distributions of Principal and Interest

     Beginning on the date specified in the applicable Prospectus Supplement, distributions of principal and interest on the Certificates of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Certificates are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the applicable Prospectus Supplement, which rate may be fixed or variable. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on such other basis as may be specified in the applicable Prospectus Supplement. Distributions of principal on the Certificates will be made in the priority and manner and in the amounts specified in the applicable Prospectus Supplement.

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted to the related Pass-Through Rate) on or with respect to the Mortgage Loans or Contracts (including any Advances thereof) or the Mortgage Certificates included in the Trust Fund with respect to such Series.

     If so specified in the applicable Prospectus Supplement, distributions on a Class or Subclass of Certificates of a Series may be based on the Percentage Interest evidenced by a Certificate of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (adjusted to the Pass-Through Rate for the related Mortgage Pool or Contract Pool) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. On each Distribution Date, the Trustee will distribute to each holder of a Certificate of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Certificate and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution (in each case, subject to certain limitations which, if applicable, will be described in the applicable Prospectus Supplement). A Certificate of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

     Distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement (subject to certain limitations in the case of a Series of Certificates that includes Multi-Class Certificates, which limitations, if applicable, will be specified in the applicable Prospectus Supplement). Distributions of interest on each Class or Subclass of Compound Interest Certificates of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Certificates has been reduced to zero (subject to certain limitations in the case of a Series of Certificates that includes Multi-Class Certificates, which limitations, if applicable, will be specified in the applicable Prospectus Supplement). Prior to such time, interest on such Class or Subclass of Compound Interest Certificates will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

     If so specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions in reduction of the Stated Principal Balance of such Certificates will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Certificates will be made on each Distribution Date for such Series to the holders of the Certificates of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Certificates to zero. Allocation of distributions in reduction of the Stated Principal Balance will be made to each Class or Subclass of such Certificates in the order specified in the applicable Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Distributions in reduction of the Stated Principal Balance of each Certificate of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Subclass (or on such other basis as is specified in the applicable Prospectus Supplement).

     The maximum amount which will be distributed in reduction of the Stated Principal Balance to holders of Certificates of a Class or Subclass then entitled thereto on any Distribution Date generally will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series since the prior Distribution Date (or since the date specified in the applicable Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the applicable Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

     The "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Principal Balance thereof on such Distribution
Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the applicable Prospectus Supplement (or such other amount as is specified in the applicable Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates). For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Certificates in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

     "Excess Cash Flow" represents the excess of (i) the interest evidenced by such Multi-Class Certificates in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Certificates), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Certificates since the preceding Distribution Date (or since the date specified in the applicable Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current

Distribution Date and, if applicable, any payments made on any Certificates of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period (or such other amount as is specified in the applicable Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates).

     The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the applicable Prospectus Supplement.

     Distributions (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that, with respect to any holder of a Certificate meeting the requirements specified in the applicable Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Certificateholders.

Assignment of Mortgage Certificates

     Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Certificates and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

     In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as one or more REMICs, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

     If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the applicable Prospectus Supplement.

Assignment of Mortgage Loans

     The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

     In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

     The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate, to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases". This repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

     With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, if so specified in the applicable Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to repurchase the Mortgage Loan at the purchase price set forth above. Subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

     Within the period specified in the applicable Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the applicable Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund-The Mortgage Pools" with respect to the substitution of Mortgage Loans.

     In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Pooling and Servicing Agreement relating to a Series of Certificates, the Master Servicer may make certain representations and warranties to the Trustee in such Pooling and Servicing Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above

     To the extent described in the applicable Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. The aforementioned purchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

     The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

     Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Assignment of Contracts

     The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Certificates. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule generally will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Contract.

     In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, if specified in the applicable Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts generally will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts-The Contracts".

     The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the applicable Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus any unreimbursed Advances with respect to such Contract. This repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Contract document.

     Each Unaffiliated Seller of Contracts will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Pooling and Servicing Agreement and that all premiums now due on such insurance have been paid in full (in each case, subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement).

     All of the representations and warranties of a seller in respect of a Contract will have been made as of the date on which such seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related Series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Certificates.

     The only representations and warranties to be made for the benefit of Certificateholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund-The Contract Pools".

     If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Certificateholders in such Contract within 90 days (or such other period specified in the applicable Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, the principal balance thereof (or such other price as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement) as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related Pass-Through Rate, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. This repurchase obligation generally will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund-The Contract Pools".

Servicing by Unaffiliated Sellers

     Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material provisions common to each Servicing Agreement but is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Pooling and Servicing Agreement provides that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

     A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage insurance, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. A Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under "-Payments on Mortgage Loans" and "-Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

     As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement.

     Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

     Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may (subject to certain limitations which, if applicable, will be specified in the applicable Prospectus Supplement) terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

     The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Pooling and Servicing Agreement. Upon termination of a Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or Contracts or enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the Pooling and Servicing Agreement with respect to a Series will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement.

Payments on Mortgage Loans

     The Master Servicer will (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement) establish and maintain a separate account or accounts in the name of the Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Certificates of a Series.

     If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Certificateholders in the manner set forth herein and in such Prospectus Supplement.

     In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository meeting the requirements of the Rating Agency rating the Certificates of the related Series, and that is otherwise acceptable to the Master Servicer. The Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

     The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. The Master Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the applicable Prospectus Supplement:

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

          (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

          (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

          (iv) all payments under the Letter of Credit, if any, with respect to such Series;

          (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

          (vi) any Advances made by a Servicer or the Master Servicer (as described herein under "-Advances");

          (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

          (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases" or "-Assignment of Mortgage Loans" above or repurchased by the Depositor as described under "-Termination" below)

     With respect to each Buy-Down Loan, if so specified in the applicable Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

Payments on Contracts

     A Certificate Account meeting the requirements set forth under "Description of the Certificates-Payments on Mortgage Loans" will be established in the name of the Trustee.

     There will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off
Date):

          (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

          (ii) all Obligor payments on account of interest on the Contracts, adjusted to the Pass-Through Rate;

          (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise;

          (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

          (v) any Advances made as described under "-Advances" and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Certificate Account with respect to any Contract;

          (vi) all amounts received from Credit Support provided with respect to a Series of Certificates with respect to any Contract;

          (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under "-Termination" below; and

          (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund with respect to any Contract.

Collection of Payments on Mortgage Certificates

     The Mortgage Certificates, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Distributions on Certificates

     On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account funds on deposit therein and remit to the Trustee, who will distribute, such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under "Description of the Certificates-Distributions of Principal and Interest" and in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received (relating to each Mortgage Loan in the Mortgage Pool or each Contract in the Contract Pool) after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the applicable Prospectus Supplement (in either case the "Determination Date"), except (other than with respect to a Series which includes Multi-Class Certificates):

          (i) all payments that were due on or before the Cut-off Date;

          (ii) all principal prepayments and, if so specified in the applicable Prospectus Supplement, Liquidation Proceeds and all payments in respect of certain repurchased Mortgage Loans or Contracts received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

          (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and with respect to which the Master Servicer has made an unreimbursed Advance;

          (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

          (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (if so specified in the applicable prospectus supplement, to the extent such amounts exceed the aggregate of unpaid principal and interest on the related Contract) (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Certificates-Maintenance of Insurance Policies", "-Presentation of Claims", "-Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "-Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

     No later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Certificates and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

     If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Certificates of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

     Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. If so provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. The Certificate Account established pursuant to the Deposit Trust Agreement shall be a non-interest bearing account or accounts.

     The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the applicable Prospectus Supplement.

Special Distributions

     To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of the Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Subclasses and (ii) the amount to be distributed in reduction of the Stated Principal Balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of the Stated Principal Balance would be made on the next Distribution Date.

Reports to Certificateholders

     The Master Servicer or the Trustee will include with each distribution to Certificateholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

          (i) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer (such portion of Advances, may, if so specified in the applicable Prospectus Supplement, be given as an aggregate amount of principal and interest;

          (ii) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer (such portion of Advances, may, if so specified in the applicable Prospectus Supplement, be given as an aggregate consent of principal and interest;

          (iii) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of the Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of the Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of the Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

          (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Certificates outstanding of each Class or Subclass after giving effect to the distribution in reduction of the Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Certificates on such Distribution Date;

          (vi) to each holder of a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

               (a) the information contained in the report delivered pursuant to clause (v) above;

               (b) the interest accrued on such Class or Subclass of Compound Interest Certificates with respect to such Distribution Date and added to the Compound Value of such Compound Interest Certificate; and

               (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (vii) in the case of a Series of Certificates with a variable Pass-Through Rate, the weighted average Pass-Through Rate applicable to the distribution in question;

          (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond, or Reserve Fund as applicable, in each case, as of the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

          (ix) in the case of a Series of Certificates benefiting from the Alternative Credit Support described in the applicable Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

          (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Certificateholders on the Distribution Date;

          (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through
(vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Certificateholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year.

Advances

     Each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated (subject to certain limitations which, if applicable, will be specified herein or in the applicable Prospectus Supplement) to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (adjusted to the applicable Pass-Through Rate) that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the Pooling and Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to their respective determinations that such advances are reimbursable under any

Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make Advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. The Servicers and the Master Servicer will also be required (subject to certain limitations which, if applicable, will be specified herein or in the applicable Prospectus Supplement) to advance an amount necessary to provide a full month's interest (adjusted to the applicable Pass-Through Rate) in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

Collection and Other Servicing Procedures

     The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

     Under the Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgagors or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obligated to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Maintenance of Insurance Policies

     To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

Standard Hazard Insurance

     To the extent specified in the applicable Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount at least equal to the maximum insurable value or the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract, whichever is less. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the Pooling and Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will maintain or cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     The Pooling and Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance-Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

Special Hazard Insurance

     If so specified in the applicable Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy, if any, with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance-Special Hazard Insurance Policies".

Pool Insurance

     To the extent specified in the applicable Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance-Pool Insurance Policies".

Primary Mortgage Insurance

     To the extent specified in the applicable Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and the Pooling and Servicing Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the Pooling and Servicing Agreement or applicable Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non- renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Certificates. See "Description of Insurance-Primary Mortgage Insurance Policies."

Mortgagor Bankruptcy Bond

     If so specified in the applicable Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance-Mortgagor Bankruptcy Bond".

Presentation of Claims

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account

     If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

     If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the applicable Pass-Through Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or the Pooling and Servicing Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

     Each Servicing Agreement and the Pooling and Servicing Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the Mortgagor, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the

Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Under the Servicing Agreements and the Pooling and Servicing Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

     Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts-The Mortgage Loans-Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts

     Each Servicing Agreement and Pooling and Servicing Agreement with respect to Certificates representing interests in a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Certificateholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

     Under the Servicing Agreement or the Pooling and Servicing Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

     Under the Pooling and Servicing Agreement for a Series of Certificates, the Depositor or the person or entity specified in the applicable Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. The Master Servicer's primary compensation generally will be equal to the difference, with respect to each interest payment on a Mortgage Loan, between the Mortgage Rate and the Pass-Through Rate for the related Mortgage Pool and with respect to each interest payment on a Contract, between the APR and the Pass-Through Rate for the related Contract (less any servicing compensation payable to the Servicer of the related Mortgage Loan or Contract, if any, as set forth below, and the amount, if any, payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement). As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

     The Servicers and the Master Servicer, subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

     As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

     Under the Deposit Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Deposit Trust Agreement, subject to limited reimbursement as provided therein.

Evidence as to Compliance

     The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contracts, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contracts was conducted in compliance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

     The Master Servicer under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under a Pooling and Servicing Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

     The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Trustee under each Pooling and Servicing Agreement or Deposit Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Trustee may resign at any time from its obligations and duties under the Deposit Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Deposit Trust Agreement.

     Each Pooling and Servicing Agreement and Deposit Trust Agreement will also provide that neither the Depositor nor the Master Servicer nor any director, officer, employee or agent of the Depositor or the Master Servicer or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Trustee nor any such person will be protected against, in the case of the Master Servicer and the Depositor, any breach of representations or warranties made by them, and in the case of the Master Servicer, the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Deposit Trust Agreement will further provide that the Depositor, the Master Servicer and the Trustee and any director, officer and employee or agent of the Depositor, the Master Servicer or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and Master Servicer and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

Deficiency Event

     To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Certificates of each Series may be defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

     To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

     To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust
Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

     To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

Events of Default

     Events of Default under each Pooling and Servicing Agreement will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which failure shall continue for 60 days (15 days in the case of a failure to pay the premium for any insurance policy) or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the period set forth in the applicable Prospectus Supplement after the giving of written notice of such failure or breach; (iii) a breach of any of certain representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interests of Certificateholders, which continues unremedied for 30 days after the giving of written notice of such breach; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (v) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Certificates by the Rating Agency rating such Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

Rights Upon Event of Default

     So long as an Event of Default with respect to a Series of Certificates remains unremedied, the Depositor, the Trustee or the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates of such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

Amendment

     Each Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders,
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if so specified in the applicable Prospectus Supplement, to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of such Class or Subclass evidencing not less than 66 2/3% of such Class or Subclass, or (ii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby. Further, the Depositor, the Master Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust (or any part thereof) as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Deposit Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Deposit Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Certificates of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Series then outstanding. Further, the Depositor, the Master Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Deposit Trust Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust (or any part thereof) as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

Termination

     The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement. The obligations created by the Deposit Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Deposit Trust Agreement. In no event, however, will the trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Certificates, the Master Servicer will give written notice of termination of the applicable Agreement of each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

     If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or Contracts subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as one or more REMICs, under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Certificates of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the applicable Prospectus Supplement.

                                 CREDIT SUPPORT

     Credit support for a Series of Certificates may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Certificates (which may, if so specified in the applicable Prospectus Supplement, be issued in notional amounts), the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under Description of Insurance. The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

Letters of Credit

The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the applicable Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Certificates-Termination".

     Under the Pooling and Servicing Agreement, the Master Servicer (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement) will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the applicable Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

     If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

     To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

     Prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the applicable Prospectus Supplement (the "Required Reserve"), the Certificateholders (in the priority specified in the applicable Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

     In the event that a Subordinated Class or Subclass of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the applicable Prospectus Supplement.

Subordinated Certificates

     To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Certificates to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, to the rights of the Senior Certificateholders or holders of one or more Classes or Subclasses of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Pooling and Servicing Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Certificates of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class or Subclass to which the applicable Class or Subclass of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, if any (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the applicable Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the applicable Prospectus Supplement.

Shifting Interest

     If specified in the Prospectus Supplement for a Series of Certificates for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

     The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the applicable Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in such Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

Swap Agreement

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

Reserve Fund

     If so specified in the applicable Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. If so specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the applicable Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the Mortgage Loans or Contracts and/or on the mortgage loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Certificates or on the Certificates of such Series to which the applicable Class or Subclass of Subordinated Certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Certificates, or to another specified person or entity, as set forth in the applicable Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of any Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the applicable Prospectus Supplement.

     Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes or Subclasses specified in the applicable Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released, to the Subordinated Certificateholders. Whenever the Reserve Fund is less than the Required Reserve (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement), holders of the Subordinated Certificates of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans or Contracts other than amounts attributable to interest on the Mortgage Loans or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Amounts in the Reserve Fund shall be applied in the following order:

     (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

     (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

     (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

     Amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

     Funds in the Reserve Fund for a Series shall be invested as provided in the related Pooling and Servicing Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the applicable Prospectus Supplement. Investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Pooling and Servicing Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Pooling and Servicing Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

     The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

Performance Bond

     If so specified in the applicable Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans or Contracts and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                            DESCRIPTION OF INSURANCE

     To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. Each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the applicable Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

Primary Mortgage Insurance Policies

     To the extent specified in the applicable Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Certificates will be described in the applicable Prospectus Supplement.

     The amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") generally will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

     As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured generally will be required to, in the event of default by the Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted,
(3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

     Other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

     The Primary Mortgage Insurer generally will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Certificates will be described in the applicable Prospectus Supplement.

     The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

     The Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies, if any, covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

     With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The applicable Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

     The terms of the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained (or maintain itself), which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not


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

require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Pool Insurance Policies

     If so specified in the applicable Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Certificates will be described in the applicable Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the applicable Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Any Pool Insurance Policies relating to the Contracts will be described in the applicable Prospectus Supplement.

     The Pool Insurance Policy, if any, will provide that as a condition precedent to the payment of any claim the Insured generally will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and (e) foreclosure costs including court costs and reasonable attorneys' fees; and (iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any,


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


from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

     No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or (iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Certificates-Assignment of Mortgage Loans" above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Mortgage Loans".

     The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Certificates-Advances".

Special Hazard Insurance Policies

     If so specified in the applicable Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Certificates will be described in the applicable Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Certificates-Maintenance of Insurance Policies" and "-Standard Hazard Insurance". The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the applicable Prospectus Supplement.


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


     Subject to the foregoing limitations, each Special Hazard Insurance Policy, if any, will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or
(ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless
(i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

     The terms of the Pooling and Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Pooling and Servicing Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Pooling and Servicing Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

Mortgagor Bankruptcy Bond

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Certificates of the related Series, which will be set forth in the applicable Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Certificates of such Series by the Rating Agency rating such Series.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.


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

The Mortgage Loans

General

The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

Cooperative Loans

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

     Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "-Realizing upon Cooperative Loan Security" below.



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

Tax Aspects of Cooperative Loans

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Realizing upon Cooperative Loan Security

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

     The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

     In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial


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

Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

Rights of Redemption

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.


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

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement). As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

     The mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases or similar agreement (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement), pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


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

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and similar state laws, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of environmental investigation and remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

     Except as otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Certificates, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless


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


the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.

The Contracts

General

     As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

Security Interests in the Manufactured Homes

     The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and as described in the applicable Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a manufactured housing conditional sales contract or installment loan agreement sells a Manufactured Home, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract or installment loan agreement before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer, on behalf of the Depositor, is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

Enforcement of Security Interests in Manufactured Homes

     The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and


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

resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes, Enforceability of "Due-on-Sale" Clauses

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. The Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.


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

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Pooling and Servicing Agreement will represent that all of the Contracts comply with applicable usury laws.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. As used hereinafter in "Certain Federal Income Tax Consequences", "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool". The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder, particularly with respect to the federal income tax changes effected by the Tax Reform Act of 1986 (the "1986 Act") as explained by the Conference Committee Report (the "Committee Report") accompanying such 1986 Act.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates ("Trust Certificates") representing certain interests in a Mortgage Pool which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates".

     Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate".

     A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Mortgage Pool, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Mortgage Pool (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

     With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Sidley & Austin, New York, New York, will deliver their opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

     Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates". In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

     Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments". In order to be a "qualified mortgage", or to support treatment of a certificate of participation therein as a "qualified mortgage" an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

B. Characterization of Investments in REMIC Certificates

     In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ("Assets") would be so treated;
(ii) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x); and (iii) REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and any amount includible in gross income on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets and income of the REMIC would be treated as "interests in real property" as defined in Code
Section 856(c)(6)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(6)(B)) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. See, in this regard, "Characterization of Investments in Trust Certificates-Buydown Mortgage Loans", below. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Sections 593(d) and 856(c)(5)(A); it is unclear whether such collected payments would be so treated for purposes of Code
Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the


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

REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

     For purposes of characterizing an investment in REMIC Certificates, a Contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "qualifying real property loan" within the meaning of Code Section 593(d), (ii) a "real estate asset" within the meaning of Code Section 856, and (iii) an asset described in Code Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing such Contracts meets the definition of a "single family residence".

C. Tiered REMIC Structures

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Sidley & Austin, counsel to the Depositor, will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

D. Taxation of Owners of REMIC Regular Certificates

     Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs" below.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.


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


     Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

     The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price". Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

     If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any market discount accrued as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

     The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the Certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of "actively traded" personal property, (iv) a combination of the foregoing objective rates, or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term. Proposed regulations issued on December 16, 1994, which are not yet effective, would expand the definition of an objective rate. A


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

combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under "Variable Rate Certificates". Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Variable Rate Certificates". REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest", but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates. Further, because interest is payable to Certificateholders only to the extent that amounts are received with respect to the Mortgage Loans, such interest may not be considered "unconditionally payable" and hence may not be considered qualified stated interest; however, the Master Servicer will not adopt such treatment for purposes of information reporting.

     Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

     The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates-Market Discount and Premium".

     Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

     Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate, or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

     Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate


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

according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

     Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

2. Market Discount and Premium

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issued discount, the REMIC Regular Certificate's adjusted issue price (as defined under "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income, to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

     A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

     Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates-Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

     The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the

Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

3. Treatment of Subordinated Certificates

     As described above under "Credit Support-Subordinated Certificates", certain Series of Certificates may contain one or more Classes or Subclasses of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

     Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.


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E. Taxation of Owners of REMIC Residual Certificates

1. General

     An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Taxation of Owners of REMIC Residual Certificates-Basis Rules and Distributions", the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

2. Taxable Income or Net Loss of the REMIC Trust Fund

     The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates-Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. (See, however, "Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions


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     Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "Sales of REMIC Certificates", below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see "Taxation of Owners of REMIC Residual Certificates-Daily Portions" above), and decreased by distributions and by net losses taken into account with respect to such interest.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates", below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

4. Excess Inclusions

     Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

     For Residual Owners, other than thrift institutions described in Code
Section 593, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

     Provisions enacted by the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act") cause the above-described exception for thrift institutions generally to apply only to those residual interests held and deductions, losses and loss carryovers incurred directly by such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or certain wholly owned direct subsidiaries of such institutions formed and operated exclusively in connection with the organization and operation of one or more REMICs. The REMIC Regulations further limit this exception to residual interests having "significant value". In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's


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

organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have "significant value", would treat as excess inclusions with respect to any REMIC Residual Certificate the entire daily portion of taxable income for such REMIC Residual Certificate. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, significant value under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above described rules or that a REMIC Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See "Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons

6. Tax-Exempt Investors

     Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section
511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions".

     Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the 1988 Act. Under


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provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates".

7. Real Estate Investment Trusts

     If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ("REIT"), would be subject to the limitations of Code sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

8. Mark-to-Market Rules

     Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Prospective purchasers of the REMIC Residual Certificates should be aware that on January 3, 1995, the Internal Revenue Service released proposed regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations would apply to all REMIC Residual Certificates acquired on or after January 4, 1995.

F. Sales of REMIC Certificates

     If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates-Basis Rules and Distributions". Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase, over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of Owners of REMIC Regular Certificates-Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code
Section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals while maintaining a maximum marginal rate for the long-term capital gains of individuals at 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

     All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any


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REMIC or any interest in a taxable mortgage pool (as defined in Code Section
7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

     The 1988 Act makes transfers of a residual interest to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

G. Pass-Through of Servicing Fees

     The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

     A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders


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


of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC", consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

H. Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "startup day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

I. Termination of a REMIC Trust Fund

     In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

J. Reporting and Other Administrative Matters of REMICs

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

     The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

     For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

     As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in


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connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

K. Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

L. Foreign Investors in REMIC Certificates

     1. REMIC Regular Certificates

     Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

     "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

     2. REMIC Residual Certificates

     Amounts paid to a Residual Owner that is not a "U.S. Person" (as defined above) (a "non-U.S. Person") generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the


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rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates-Excess Inclusions".

     Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

     Holders of REMIC Regular Certificates and REMIC Residual Certificates should be aware that proposed Treasury Regulations (the "1996 Proposed Regulations") were issued on April 15, 1996 which, if adopted in final form, could affect the United States taxation of foreign investors in REMIC Certificates. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. One of the effects of the 1996 Proposed Regulations would be to provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The 1996 Proposed Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

     The discussion under this heading is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have.

M. State and Local Taxation

     Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. MORTGAGE POOLS

A. Classification of Mortgage Pools

     With respect to each series of Trust Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley & Austin will deliver their opinion to the effect that the arrangements pursuant to which such Mortgage Pool will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Mortgage Pool will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.


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

B. Characterization of Investments in Trust Certificates

     1. Trust Fractional Certificates

     In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under "Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d); (ii) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701 (a)(19)(C)(v); (iii) Trust Fractional Certificates held by a real estate investment trust will represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(5)(B); and (iv) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) of the Code will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4). In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in (i) through (iv) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

     2. Trust Interest Certificates

     With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley & Austin will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) of the Code will be treated as owning a "Qualified Mortgage" within the meaning of Section 860(G)(a)(3) of the Code.

     Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701 (a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (2) a Trust Interest Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d); or (3) a real estate investment trust which owns a Trust Interest Certificate will be considered to own "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

     3. Buydown Mortgage Loans

     It is contemplated that the assets of certain Mortgage Pools may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Mortgage Pools that include Buydown Mortgage Loans.

     Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) and "qualifying real property loans" within the meaning of Code Section 593(d) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Purchasers and their tax advisers are advised to review Section 1.593-11(d)(2) of the


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


Treasury regulations, which suggests that this latter treatment may be available, and to compare Revenue Ruling 81-203, 1981-2 C.B. 137, which may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

     For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury Regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

C. Taxation of Owners of Trust Fractional Certificates

     Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Mortgage Loans included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those interests represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code
Section 1286, such interests may be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

     Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings "Application of Stripped Bond Rules", "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates.

     Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings "Treatment of Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Depositor ("Retained Yield"). If such a view were sustained with respect to a particular Mortgage Pool, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates". The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.


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

     1. Application of Stripped Bond Rules

     Each Mortgage Pool will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley & Austin will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Mortgage Pool for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in "Stripped Mortgage Loans" (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan (generally, a Mortgage Loan having Retained Yield or included in a Mortgage Pool having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans) will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such certificates accordingly. See "Aggregate Reporting".

     Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See "-Market Discount and Premium". The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See "Aggregate Reporting".

     Subsequent purchasers of the Certificates may be required to include "original issue discount" in income in an amount computed using the price at which such subsequent purchaser purchased the Certificate. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

     Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is
(a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and (c) for any other objective rate, the fixed rate


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

that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to stripped certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

     Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan (or the rights to individual payments) basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

     Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

     2. Treatment of Unstripped Certificates.

     Mortgage Loans in a Mortgage Pool for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being Unstripped Mortgage Loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Mortgage Pool. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier.

     Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" and "Application of Stripped Bond Rules-Variable Rate Certificates".


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

II. REMIC TRUST FUNDS

A. Classification of REMIC Trust Funds


     A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price", by an amount equal to the product of (i) such daily portion and (ii) a constant fraction whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

     3. Market Discount and Premium

     In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules". Thus, with respect to such Mortgage Loans, a holder will be required, under Code
Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of Owners of REMIC Regular Certificates-Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

     If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply in the case of debt instruments other than corporate and governmental obligations, only to obligations issued after that date. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the interests in Mortgage Loans represented by such Certificate as capital assets, depending on how long the Certificate had been held.

     The application of the Stripped Bond Rules to Stripped Mortgage Loans will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

     4. Allocation of Purchase Price

     As noted above, it is anticipated that a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Mortgage Pool at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required

D. Taxation of Owners of Trust Interest Certificates

     With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley & Austin will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules" below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

1. Application of Stripped Bond Rules

     A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, Sidley & Austin will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payments to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating the amount of original issue discount, see "REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting". Alternatively, Trust Interest Certificateholders may be required by the IRS to treat their interests in each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.



     The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds - Taxation of Owners of REMIC Regular Certificates - Original Issue Discount" apply; however there is no authority permitting Trust Interest Certificateholders to take into account the Prepayment Assumption in computing original issue discount accruals. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price of a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

     Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income is to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

     Because the treatment of the Trust Interest Certificates under current law, and the application of the proposed regulations relating to contingent principal debt instrument are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

E. Prepayments

     The 1986 Act contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The proper treatment of interests, such as the Trust Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisors as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the rules relating to contingent principal debt instruments.

F. Sales of Trust Certificates

     If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds-Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that section 582(c) of the Code applies to such gain or loss.

G. Trust Reporting

     The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

H. Back-up Withholding

     In general, the rules described in "REMIC Trust Funds-Back-up Withholding" will also apply to Trust Certificates.

I. Foreign Certificateholders

     Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or entity United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% of more of, and is not a controlled foreign corporation (within the meaning of Section 957 of the Code) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax, but will ordinarily be exempt from United States withholding tax.

     Holders of Trust Certificates should be aware that proposed Treasury Regulations were issued on April 15, 1996 which, if adopted in final form, could affect the United States taxation of foreign investors in Trust Certificates. For further discussion of those proposed regulations, see "II. REMIC TRUST FUNDS - L. Foreign Investors in REMIC Certificates" above.

J. State and Local Taxation

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

     In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Certificates of the applicable Series, an investment in Certificates of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or
Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

Final Plan Assets Regulation

     The United States Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Final Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Certificateholder of the applicable Series.

     The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exemption.

Prohibited Transaction Class Exemptions

     Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be an "Exempt Series" if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of an Exempt Series (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the Trust, and (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, (iii) no sales commission or other fee is paid to the Depositor as Mortgage Pool sponsor, (iv) the Plan does not purchase more than 25% of the Certificates of that Series and (v) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. It does not appear that PTCE 83-1 applies to a Series of Certificates with respect to which the Trust Assets include Nonexempt Assets (a "Nonexempt Series"). See "The Trust Fund-The Mortgage Pools" and "-The Contract Pools". Accordingly, it appears that PTCE 83-1 will not exempt Plans that acquire Certificates of a Nonexempt Series from the prohibited transaction rules of ERISA and Section 4975 of the Code. The applicable Prospectus Supplement will state whether a Series of Certificates is an Exempt Series or a Nonexempt Series.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Exempt Series for which such a method of Credit Support is provided (see "Credit Support-Subordinated Certificates" and "-Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Exempt Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each Exempt Series for which credit support is provided by a Letter of Credit (see "Credit Support-Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnity Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any Exempt Series.

     If an Exempt Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

     If an Exempt Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire such Subordinated Certificates.

     If for any reason PTCE 83-1 does not provide an exemption for a particular Plan Certificateholder, one of three other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (formerly PTCE 80-51) (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (formerly PTCE 78-19) (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Certificateholder or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan (a "Plan investor") and who is considering the use of "plan assets" of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1 or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Underwriter's PTE

     CS First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "CS First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; and (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Final Regulation).

     Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

     (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

     (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc., and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

     (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

     (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

     (e) the applicable Series of Certificates evidences ownership in Trust Assets which may include non Subordinated Mortgage Certificates (whether or not interest and principal payable with respect to the Mortgage Certificates are guaranteed by the GNMA, FHLMC or FNMA);

     (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

     (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

     (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

     (i) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

     In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person, unless:

     (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

     (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

     (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

     (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

     Each Series of Certificates generally is expected to satisfy condition (a). If a Series includes a Class of Subordinated Certificates, that Class will not satisfy condition (f). Additionally, the Prospectus permits the issuance of Certificates rated in one of the four highest rating categories, so a particular Class of a Series may not satisfy condition (c).

     Whether the other conditions in the Underwriter's PTE will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

     Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

     Subordinated Certificates are not available for purchase by or with "plan assets" of any Plan, other than a governmental or church plan which is not subject to ERISA or Section 4975 of the Code (as described above), and any acquisition of Subordinated Certificates by, on behalf of or with "plan assets" of any such Plan will be treated as null and void for all purposes.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

                                LEGAL INVESTMENT

     The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class or Subclass of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities", in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

     The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or Subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Certificates as "mortgage related securities", no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the applicable Prospectus Supplements may be sold directly by the Depositor or may be offered through CS First Boston Corporation ("CSFB"), an affiliate of the Depositor, or underwriting syndicates represented by CSFB (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series or Certificates and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

     Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the applicable Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for each Series of Certificates offered hereby and by means of the applicable Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

     If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by CSFB after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which CSFB acts as principal. CSFB may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS

                                                                 Page on which
                                                                Term is defined
Term                                                           in the Prospectus
- ----                                                           -----------------
Accrual Distribution Amount ........................................   32
Advances ...........................................................   12
AFR ................................................................   83
Agreement ..........................................................   29
Alternative Credit Support .........................................    8
Approved Sale ......................................................   61
APR ................................................................   21
ARM Loans ..........................................................   17
Asset Value ........................................................   29
Assets .............................................................   79
Buy-Down Fund ......................................................   11
Buy-Down Loans .....................................................   18
Cede ...............................................................   15
Certificate Account ................................................   39
Certificate Principal Balance ......................................    3
Certificateholders .................................................   19
Certificates .......................................................    1
Class ..............................................................    1
Cleanup Costs ......................................................   69
Closed Loans .......................................................   20
Closing Date .......................................................   76
Code ...............................................................   12
Committee Report ...................................................   73
Contract Loan-to-Value Ratio .......................................    7
Contract Pool ......................................................    1
Contract Schedule ..................................................   35
Contracts ..........................................................    1
Converted Mortgage Loan ............................................   15
Cooperative ........................................................    3
Cooperative Dwelling ...............................................   36
Cooperative Loans ..................................................    4
Cut-off Date .......................................................   16
Custodial Account ..................................................   38
Custodial Agreement ................................................   24
Custodian ..........................................................   24
Deferred Interest ..................................................   16
Deficiency Event ...................................................   50
Definitive Certificates ............................................   15
Deleted Contract ...................................................   24
Deleted Mortgage Certificates ......................................   33
Deleted Mortgage Loans .............................................   34
Deposit Trust Agreement ............................................   28
Depositor ..........................................................    1
Determination Date .................................................   39
Discount Certificate ...............................................    7
Distribution Date ..................................................    4
DOL ................................................................   98
DTC ................................................................   15
Due Date ...........................................................   16

Due Period .........................................................    31
ERISA ..............................................................    12
ERISA Plans ........................................................    98
Escrow Account .....................................................    42
Exempt Series ......................................................    99
FHA ................................................................     1
FHA Experience .....................................................    28
FHA Loans ..........................................................    16
Final Regulation ...................................................    98
First Boston .......................................................   100
GPM Fund ...........................................................    11
GPM Loans ..........................................................    18
Initial Deposit ....................................................    10
Insurance Proceeds .................................................    38
Insured Series .....................................................    99
Interest Coupon ....................................................    95
Interest Distribution ..............................................    30
Interest Rate ......................................................     3
Interest Weighted Class ............................................     3
Interest Weighted Subclass .........................................     3
IRS ................................................................    76
L/C Bank ...........................................................     8
L/C Percentage .....................................................     9
Letter of Credit ...................................................     8
Liquidating Loan ...................................................     8
Liquidation Proceeds ...............................................    38
Loan-to Value Ratio ................................................     5
Loss ...............................................................    57
Manufactured Home ..................................................     7
Master Servicer ....................................................     4
Mortgage Certificates ..............................................     1
Mortgage Loans .....................................................     1
Mortgage Notes .....................................................    14
Mortgage Pool ......................................................     1
Mortgage Rates .....................................................     6
Mortgaged Property .................................................     5
Mortgagor ..........................................................     6
Mortgagor Bankruptcy Bond ..........................................     8
Multi-Class Certificate ............................................     3
Multifamily Property ...............................................     4
Multiple Variable Rate .............................................    78
Nonexempt Assets ...................................................    99
Nonexempt Series ...................................................    99
non-U.S. Person ....................................................    89
Obligor ............................................................    26
OID Regulations ....................................................    74
Original Value .....................................................     5
Originator .........................................................    20
Other Pools ........................................................   100
Parties in Interest ................................................    98
Pass-Through Rate ..................................................     6
Percentage Interest ................................................     1
Performance Bond ...................................................    24
Plans ..............................................................    98
Policy Statement ...................................................   103

Pool Insurance Policy ..............................................     8
Pool Insurer .......................................................     9
Pooling and Servicing Agreement ....................................    19
Premium Certificate ................................................     7
Prepayment Assumption ..............................................    76
Primary Insurer ....................................................    38
Primary Mortgage Insurance Policy ..................................     9
Primary Mortgage Insurer ...........................................    45
Principal Distribution .............................................    31
Principal Prepayments ..............................................    10
Principal Weighted Class ...........................................     3
Purchase Price .....................................................    36
Rating Agency ......................................................     1
Record Date ........................................................    31
Reference Agreement ................................................    29
REIT ...............................................................     4
REMIC ..............................................................     1
REMIC Certificateholders ...........................................    74
REMIC Certificates .................................................    73
REMIC Mortgage Pool ................................................    73
REMIC Provisions ...................................................    73
REMIC Regular Certificate ..........................................    73
REMIC Regulations ..................................................    74
REMIC Residual Certificate .........................................    73
Required Distribution ..............................................    55
Required Reserve ...................................................    11
Reserve Fund .......................................................     8
Residual Certificates ..............................................     3
Residual Owner .....................................................    81
Restricted Group ...................................................   101
Retained Yield .....................................................    92
Securities Act .....................................................     2
Senior Certificates ................................................     8
Senior Class .......................................................     3
Senior Prepayment Percentage .......................................    54
Senior Subclass ....................................................     3
Series .............................................................     1
Servicer ...........................................................    19
Servicing Account ..................................................    36
Servicing Agreement ................................................    19
Single Family Property .............................................     4
Single Variable Rate ...............................................    76
Single-Class REMIC .................................................    86
SMMEA ..............................................................    12
SPA ................................................................    28
Special Distributions ..............................................     5
Special Hazard Insurance Policy ....................................    11
Standard Terms .....................................................    28
Stated Principal Balance ...........................................     1
Stated Principal Distribution Amount ...............................    30
Stripped Bond Rules ................................................    92
Stripped Interest ..................................................    96
Stripped Mortgage Loan .............................................    92
Subclass ...........................................................     1
Subordinated Amount ................................................     8

Subordinated Certificates ..........................................     8
Subordinated Class .................................................     3
Subordinated Pool ..................................................    10
Subordinated Subclass ..............................................     3
Substitute Contract ................................................    24
Substitute Mortgage Certificates ...................................    33
Substitute Mortgage Loans ..........................................    34
Tiered REMICS ......................................................    75
Title V ............................................................    73
Trust Assets .......................................................     4
Trust Certificates .................................................    73
Trust Fractional Certificate .......................................    73
Trust Fractional Certificateholder .................................    91
Trust Fund .........................................................     1
Trust Interest Certificate .........................................    90
Trust Interest Certificateholder ...................................    93
U.S. Person ........................................................    88
UCC ................................................................    66
Unaffiliated Sellers ...............................................    20
Underwriters .......................................................   103
Unstripped Mortgage Loans ..........................................    94
VA .................................................................     1
VA Loans ...........................................................    16

- --------------------------------------------------------------------------------


    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                               -------------------

                                TABLE OF CONTENTS

                                   PROSPECTUS

Prospectus Supplement ....................................................     2
Additional Information ...................................................     2
Incorporation of Certain Information by Reference ........................     2
Summary of Terms .........................................................     3
Risk Factors .............................................................    14
The Trust Fund ...........................................................    16
The Depositor ............................................................    25
Use of Proceeds ..........................................................    25
Yield Considerations .....................................................    26
Maturity and Prepayment Considerations ...................................    27
Description of the Certificates ..........................................    29
Credit Support ...........................................................    54
Description of Insurance .................................................    58
Certain Legal Aspects of the Mortgage
   Loans and Contracts ...................................................    64
Certain Federal Income Tax Consequences ..................................    74
ERISA Considerations .....................................................    97
Legal Investment .........................................................   101
Plan of Distribution .....................................................   102
Legal Matters ............................................................   103
Index of Terms ...........................................................   104

- --------------------------------------------------------------------------------

                                  Asset Backed
                             Securities Corporation
                                    Depositor

                                $
                           _________ Conduit Mortgage
                           Pass-Through Certificates,
                                  Series 199 -_



                             PROSPECTUS SUPPLEMENT


                                CS FIRST BOSTON

- --------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                Subject to Completion, Dated [           ], 199[ ]
              Prospectus Supplement to Prospectus Dated [ ], 199[ ]

                       CARD ACCOUNT MASTER TRUST, 1995-[ ]

           $[  ] [(Approximate)] [  %] [Floating Rate] [Adjustable Rate]
                     [Variable Rate] [Class A] Asset Backed
              [Senior/Subordinate] Certificates, Series 199[ ]-[ ]
          [$[  ] [(Approximate)] [  %] [Floating Rate] [Adjustable Rate]
                     [Variable Rate] [Class B] Asset Backed
              [Senior/Subordinate] Certificates, Series 199[ ]-[ ]]

                 Asset Backed Securities Corporation, Depositor

    Seller [and Servicer] Name], as Seller [and Servicer] of the Receivables
                          [Servicer Name, as Servicer]

     The [ %] [Floating Rate][Adjustable Rate] [Variable Rate] [Class A] Asset Backed Certificates, Series 199[ ]-[ ] (the "[Class A] Certificates") [and the] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] [Class B] Asset Backed Certificates, Series 199[ ]-[ ] (the "[Class B] Certificates," and together with the Class [A] Certificates, the "Certificates")] offered hereby represent fractional undivided interests in the Card Account Master Trust, 199[ ]-[ ] (the "Trust") formed pursuant to a [Master] Pooling and Servicing Agreement among [Servicer Name,] [(the "Servicer"),] [Seller [and Servicer] Name], (the "Seller"), Asset Backed Securities Corporation, (the "Depositor") and [Trustee Name], as trustee (the "Trustee") (the "Agreement"). The property of the Trust includes, among other assets, a portfolio of [consumer] [corporate] [revolving] [credit

                                               (Continued on the following page)
                                   ----------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS
  IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE TRUSTEE, OR ANY AFFILIATE
    THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. A CERTIFICATE IS
       NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
          CORPORATION ("THE FDIC"). THE RECEIVABLES ARE NOT INSURED OR
             GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY
                              OR INSTRUMENTALITY.

           PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH
                  UNDER UNDER "RISK FACTORS" IN THIS PROSPECTUS
                        SUPPLEMENT AND IN THE PROSPECTUS.

                PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS
                 DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THIS
                  PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


========================================================================================================================
                                Price to Public              Underwriting Discount        Proceeds to the Depositor (1)
- ------------------------------------------------------------------------------------------------------------------------
Per [Class A] Certificate
- ------------------------------------------------------------------------------------------------------------------------
[Per [Class B] Certificate]
- ------------------------------------------------------------------------------------------------------------------------
Total
========================================================================================================================

(1)  Before deduction of expenses payable by the Depositor, estimated to be
     $[             ].

                                   ----------

     The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be [delivered in book-entry form] [available for delivery] on or about [ ] through the facilities of [The Depository Trust Company] [CEDEL S.A.] [or] [Euroclear System]] [(at the offices of[ ]]. [The Certificates will be offered in Europe and the United States of America.]

                                   ----------

                        Underwriters of the Certificates
                              [LOGO] FIRST BOSTON
       The date of this Prospectus Supplement is [              ], 199[ ]
card] [charge card] [debit card] receivables ([collectively,] the "Receivables") generated or to be generated from time to time in a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] accounts [owned by the Seller] (the "Accounts"), all monies due in payment of the Receivables, collections thereon and certain other property, as described more fully herein. The [Seller] [Depositor] will own the remaining undivided interest in the Trust not represented by the Certificates and the other certificates or interests issued by the Trust. [The Trust will also issue the Collateral Interest (as defined herein), [an uncertificated] undivided interest in certain assets of the Trust and certain other property described herein, which will be subordinated to the Certificates as described herein and will be issued in the initial amount of
$[        ].] [The fractional undivided interest in the Trust represented by the
Class B Certificates will be subordinated to fund payments with respect to the Class A Certificates to the extent described herein. No principal payments will be made in respect of the Class B Certificates until the final principal payment has been made in respect of the Class A Certificates.] The Depositor [has offered] [from time to time may offer] other series of certificates that evidence undivided interests in the Trust which may have terms significantly different from the Certificates. The issuance of additional series of certificates may impact the timing or amount of payments received by the holders of the Certificates.

     [Only the [Class A] Certificates [and the [Class B] Certificates] are being offered hereby.]

     Interest will accrue on the [Class A] Certificates at the rate of [[ ]% per annum] [insert Class A Certificate Rate formula] (the "[Class A] Certificate Rate"). [Interest will accrue on the [Class B] Certificates at the rate of [[ ]% per annum] [insert [Class B] Certificate Rate formula] (the "[Class B] Certificate Rate").] Interest with respect to the Certificates will be distributed on the [ ] day of each [month] [quarter] [semi-annual period] (an "Interest Period") (or if such a day is not a business day, the next succeeding
business day) commencing on the [   ], 199[ ] Distribution Date.

     Principal with respect to the [Class A] Certificates is scheduled to be paid on the [ ], 199[ ] Distribution Date, but may be paid earlier or later under certain circumstances described herein. [Principal with respect to the
[Class B] Certificates is scheduled to be paid on the [   ], 199[ ] Distribution
Date, but may be paid earlier or later under circumstances described herein.] See "MATURITY CONSIDERATIONS" and "SERIES PROVISIONS -- Pay Out Events" herein. [Principal payments will not be made in respect of the [Class B] Certificates until the final principal payment has been paid in respect of the [Class A] Certificates.] See -- "DESCRIPTION OF THE CERTIFICATES -- Principal Payments" herein.

     The Termination Date for the Certificates is the [ ], [ ] Distribution Date. The first Distribution Date with respect to the Certificates is the [ ], 199[ ] Distribution Date.

     The Certificates initially will be represented by certificates which will be [registered in the name of the Cede & Co., the nominee of The Depository Trust Company] [definitive certificates]. The interests of holders of beneficial interests in the Certificates will be [represented by book-entries on the records of The Depository Trust Company and participating members thereof] [registered on the Certificates]. [Definitive Certificates will be available to Certificate Owners only under the limited circumstances described in the Prospectus. See "DESCRIPTION OF THE CERTIFICATES -- Definitive Certificates" in the Prospectus.]

     There currently is no secondary market for the Certificates, and there can be no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or continue. Potential investors should consider, among other things, the information set forth in "RISK FACTORS" herein and in the Prospectus.

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments and subscriptions.

                                   ----------

     The Certificates offered hereby constitute a separate series of Asset Backed Certificates being offered by Asset Backed Securities Corporation from time to time pursuant to its Prospectus dated [ ], 199[ ]. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

- --------------------------------------------------------------------------------

                                     SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement or in the Glossary of Terms in the Prospectus.

Trust...............................    Card Account Master Trust (the "Trust").

Title of Securities ................    $[ ] [ %][Floating Rate][Adjustable
                                        Rate] [Variable Rate] [Class A] Asset
                                        Backed Certificates, Series 199[ ]-[ ]
                                        (the "[Class A] Certificates") [;and
                                        $[       ] [  %][Floating Rate]
                                        [Adjustable Rate] [Variable Rate] [Class
                                        B] Asset Backed Certificates, Series
                                        199[ ]-[ ] (the "[Class B]
                                        Certificates," and together with [Class
                                        A] Certificates, the "Certificates")].

Initial Invested Amount............     $[          ] (the "Initial Invested
                                        Amount").

[[Class A] Initial Invested
Amount.............................     $[        ] (the "[Class A] Initial
                                        Invested Amount").]

[[Class B] Initial Invested
Amount.............................     $[         ] (the "[Class B] Initial
                                        Invested Amount").]

[Collateral Initial Invested
Amount.............................     $[        ] ("the Collateral Initial
                                        Invested Amount").]

[Initial Cash Collateral
Amount.............................     $[        ] ("the Initial Cash
                                        Collateral Amount").]

[Required Seller's Amount
 ...................................     For any date [       ]% of the Invested
                                        Amount ("Required Seller's Amount").]

[Class A] Certificate
Rate...............................     The [Class A] Certificate Rate for an
                                        Interest Period will be a rate per annum equal to [insert Class A Certificate
                                        Rate formula] for a period of [one]
                                        [three]

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                                       S-3
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                                        [six] months [(or following a Pay Out
                                        Event, for a period of one month)].

[[Class B] Certificate
Rate...............................     The [Class B] Certificate Rate for an
                                        Interest Period will be a rate per annum equal to [insert Class B Certificate
                                        Rate formula] for a period of [one]
                                        [three] [six] months [(or following a
                                        Pay Out Event, for a period of one
                                        month)].]

Interest Payment
Dates..............................     The [    ] day of each [month] [quarter]
                                        [semi-annual period] (an "Interest
                                        Period") (or if any such day is not a
                                        business day, the next succeeding
                                        business day), commencing on the [   ],
                                        199[ ] Distribution Date.


Risk Factors......................      For a discussion of risk factors that
                                        should be considered in respect of an
                                        investment in the Certificates, see
                                        "Risk Factors" herein an in the
                                        Prospectus.

[Class A] [Controlled
Amortization
Amount] [Controlled
Accumulation Amount]..............      For each Distribution Date with respect
                                        to the [Class A] [Controlled
                                        Amortization] [Accumulation] Period,
                                        $[        ][; except that if the
                                        commencement of the [Class A] Controlled
                                        Accumulation Period is delayed as
                                        described herein under "SERIES
                                        PROVISIONS -- Principal Payments," the
                                        [Class A] Controlled Accumulation Amount for each Distribution Date with respect to the [Class A] Accumulation Period will be determined as described under "DESCRIPTION OF THE CERTIFICATES --
                                        Application of Collections -- Payments
                                        of Principal."]

                                        In general, on each Distribution Date
                                        during the [Class A] [Accumulation
                                        Period] [Controlled Amortization
                                        Period], collections of Principal
                                        Receivables and certain other amounts
                                        allocable to the [Class A]
                                        Certificateholders' Interest will be
                                        [deposited in the

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                                       S-4
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                                        Principal Funding Account] [distributed
                                        to the [Class A] Certificateholders as
                                        repayment of principal with respect to
                                        the [Class A] Certificates], in an
                                        amount equal to the [Controlled
                                        Accumulation Amount] [Controlled
                                        Amortization Amount] and any [Controlled
                                        Accumulation Amount] [Controlled
                                        Amortization Amount] previously due but
                                        not [paid to Certificateholders]
                                        [deposited in the Principal Funding
                                        Account] on a prior Distribution Date.

                                        [On each Distribution Date with respect
                                        to the [Class B] [Controlled
                                        Amortization Period] [Accumulation
                                        Period] [which shall commence after the
                                        principal amount of the [Class A]
                                        Certificates has been paid in full]
                                        collections of Principal Receivables and certain other amounts allocable to the [Class B] Certificateholders' Interest will be [deposited in the Principal Funding Account] [distributed to the [Class B] Certificateholders as a repayment of principal with respect to the [Class B] Certificates], in an amount equal to the [Controlled Amortization Amount] [Controlled
                                        Accumulation Amount] and any [Controlled
                                        Amortization Amount] [Controlled
                                        Accumulation Amount] previously due but
                                        not [paid to [Class B]
                                        Certificateholders] [deposited in the
                                        Principal Funding Account] on a prior
                                        Distribution Date. ]

                                        [On the earlier to occur of a Pay Out
                                        Event or the Expected Final Payment
                                        Date, amounts on deposit in the
                                        Principal Funding Account will be
                                        distributed to Certificateholders as a
                                        repayment of principal in respect of the Certificates.]

[Class A] Expected Final
Payment Date.....................       The [    ], 199[ ] Distribution Date.

[Class B Expected Final
Payment Date.....................       The [    ], 199[ ] Distribution Date.]

Cut-Off Date.....................       [    ], 199[ ].

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                                       S-5
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Issuance Date....................       [    ], 199[ ].

The Certificates; the
Collateral Interest .............       Each of the Certificates offered hereby
                                        represents an undivided interest in the
                                        Trust. [The portion of the Trust assets
                                        allocated to the Certificates will be
                                        further allocated among] [the interests
                                        of the holders of the Class A
                                        Certificates (the "Class A
                                        Certificateholders' Interest"), and the
                                        interests of the holders of the Class B
                                        Certificates (the "Class B
                                        Certificateholders' Interest")] [and the interest of the holders of the [Seller's] Certificate (the "[Seller's]
                                        Interest"), as described below]. [The
                                        Class A Certificateholders' Interest and the Class B Certificateholders' Interest are sometimes collectively referred to herein as the Certificateholders'
                                        Interest.]

                                        [In addition, an undivided interest in
                                        the Trust (the "Collateral Interest") in
                                        the initial amount of $[    ] (an amount
                                        that represents [  ]% of the sum of the
                                        Initial Invested Amount and the Initial
                                        Collateral Invested Amount) constitutes
                                        the Credit Enhancement for the
                                        Certificates. The provider of such
                                        Credit Enhancement is the "Collateral
                                        Interest Holder."]

                                        The principal amount of the [Class A]
                                        Certificateholders' Interest [and the
                                        Class B Certificateholders' Interest]
                                        will remain fixed at the aggregate
                                        initial principal amount of the [Class
                                        A] Certificates [and the Class B
                                        Certificates, respectively,] except as
                                        otherwise provided herein. [The Class B
                                        Certificateholders' Interest will
                                        decline in certain circumstances as a
                                        result of (a) the allocation to the
                                        Class B Certificateholders' Interest of
                                        Defaulted Amounts otherwise allocable to the Class A Certificateholders' Interest and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B
                                        Certificateholders' Interest to fund
                                        certain payments in respect of the Class
                                        A Certificates. Any such reductions in
                                        the Class B Certificateholders'

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                                       S-6
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                                        Interest may be reimbursed out of Excess
                                        Spread, if any, [and] Excess Finance
                                        Charges allocable to Series 199[ ]-[ ]
                                        [, and certain amounts withdrawn from
                                        the Cash Collateral Account as described herein].]

                                        [During the Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and the Defaulted Amount with respect to each Monthly Period, the [Class A]
                                        Certificateholders' Interest [and (after the Class B Principal Commencement Date) the Class B Certificateholders' Interest] will be further reduced by the amount [on deposit in the Principal Funding Account] (as so reduced, [the "Class A Adjusted Invested Amount" and the "Class B Adjusted Invested Amount," respectively, and collectively,] the "Adjusted Invested Amount").]

                                        [During the Controlled Amortization
                                        Period, for the sole purpose of
                                        allocating collections of Finance Charge
                                        Receivables and the Defaulted Amount
                                        with respect to each Monthly Period, the [Class A] Certificateholders' Interest [and (after the Class B Principal Commencement Date) the Class B Certificateholders' Interest] will be further reduced as principal is paid to the Certificateholders (as so reduced, [the "Class A Adjusted Invested Amount" and the "Class B Adjusted Invested Amount," respectively, and collectively,] the "Adjusted Invested Amount").]

                                        The Certificateholders' Interest [and
                                        the Collateral Interest] will include
                                        the right to receive (but only to the
                                        extent needed to make required payments
                                        under the Agreement and the Series
                                        Supplement and subject to any
                                        reallocation of such amounts as
                                        described herein) varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. Finance Charge Receivables collections and

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                                       S-7

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                                        the Defaulted Amount will be allocated
                                        to the Certificates based on the
                                        Floating Allocation Percentage. [Such
                                        amounts will be further allocated to the Class A Certificates and the Class B Certificates based on the Class A Floating Percentage and the Class B Floating Percentage, respectively.]
                                        Collections of Principal Receivables
                                        will be allocated to the Certificates
                                        based on the Principal Allocation
                                        Percentage. Such percentage will vary
                                        depending on whether the Certificates
                                        are in their Revolving Period,
                                        [Accumulation Period] [Controlled
                                        Amortization Period] or Rapid
                                        Amortization Period. See also
                                        "DESCRIPTION OF THE CERTIFICATES --
                                        Allocation Percentages" herein. [Such
                                        amounts will be further allocated to the Class A Certificates and the Class B Certificates as described herein. See "DESCRIPTION OF THE CERTIFICATES -- Allocation Percentages" herein.]
                                        [Following the occurrence of a Pay Out
                                        Event and a withdrawal of funds from the Cash Collateral Account, a portion of the Certificateholders' Interest
                                        (corresponding to the aggregate amount
                                        of such withdrawal) will be allocated to the Cash Collateral Depositor.]

[Issuance of Additional
Certificates.....................       [After the completion of the offering
                                        made hereby, the Depositor may cause the Trustee to issue additional Certificates of Series 199[ ]-[ ] ("Additional
                                        Certificates") from time to time during
                                        the Revolving Period, provided that
                                        certain conditions described herein
                                        under "DESCRIPTION OF THE CERTIFICATES
                                        -- Issuance of Additional Certificates"
                                        are met. In connection with each
                                        Issuance of Additional Certificates, the outstanding principal amounts of the
                                        [Class A] Certificates [and the Class B
                                        Certificates] [and the aggregate amount
                                        of the Collateral Interest] will be
                                        increased pro rata. When issued, the
                                        Additional Certificates [of a class]
                                        will be identical in all respects to the other outstanding Certificates [of that class]. See "DESCRIPTION OF

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                                       S-8
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                                        THE CERTIFICATES -- Issuance of
                                        Additional Certificates" herein.]

Receivables .....................       The Receivables arise in Accounts that
                                        have been selected from the Seller's
                                        portfolio based on selection criteria
                                        provided in the Agreement as applied on
                                        [   ], 199[ ] (the "Initial Cut-Off
                                        Date"). The aggregate amount of
                                        Receivables in the Accounts as of the
                                        Initial Cut-Off Date was $[      ],
                                        comprised of $[          ] of Principal
                                        Receivables and $[         ] of Finance
                                        Charge Receivables.

                                        The aggregate undivided interest in the
                                        Principal Receivables evidenced by the
                                        Certificates will never exceed the
                                        Investor Amount, regardless of the total amount of Principal Receivables at any time in the Trust.

                                        [On [   ], 199[ ] (the "Closing Date"),
                                        the Depositor will purchase Receivables
                                        (the "[Initial] Receivables") having an
                                        aggregate principal balance of
                                        approximately $[  ] as of [  ], 199[ ]
                                        (the "[Initial] Cut-Off Date"), from the
                                        Seller pursuant to an Agreement to be
                                        dated as of [    ], 199[ ].]

                                        [On and following the Closing Date,
                                        pursuant to the Agreement, the Depositor
                                        will be obligated, subject only to the
                                        availability thereof, to purchase from
                                        the Seller and sell to the Trust, and
                                        the Trust will be obligated to purchase,
                                        subject to the satisfaction of certain
                                        conditions set forth therein, additional
                                        Receivables generated from Subsequent
                                        Accounts (the "Subsequent Receivables")
                                        from time to time during the Funding
                                        Period having an aggregate principal
                                        balance equal to approximately $[      ]
                                        (such amount being equal to an amount on deposit in the Pre-Funding Account (the "Pre-Funding Amount") on the Closing
                                        Date). The Depositor will designate as a cut-off date (each a "Subsequent Cut-off Date") the date as of which particular Subsequent Receivables are conveyed to the Trust. It is expected that certain of

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                                       S-9

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                                        the Subsequent Receivables arising
                                        between the Initial Cut-off Date and the Closing Date will be conveyed to the Trust on the Closing Date and that other Subsequent Receivables will be conveyed to the Trust as frequently as daily thereafter on dates specified by the [Depositor] [Seller] (each date on which Subsequent Receivables are conveyed to the Trust being referred to as a "Subsequent Transfer Date") occurring during the Funding Period. ]

                                        [The [Initial] Receivables will be
                                        selected[, and the Subsequent
                                        Receivables will be selected,] from the
                                        Receivables owned by the Seller based on the criteria specified in the Agreement and described herein.]

                                        Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary significantly from those of the Initial Receivables.

Denominations....................       The Certificates will be offered for
                                        purchase in denominations of [$1,000]
                                        and integral multiples thereof, [except
                                        that one Certificate may be issued in a
                                        denomination that is not an integral
                                        multiple of $1,000]. [Except in certain
                                        limited circumstances as described in
                                        the Prospectus under "DESCRIPTION OF THE
                                        CERTIFICATES -- Definitive
                                        Certificates," the Certificates will
                                        [only] be available in [book-entry] [or]
                                        [definitive] form.]

[Registration of
Certificates.....................       The Certificates initially will be
                                        issued in book-entry form. Persons
                                        acquiring beneficial ownership interests in the Certificates ("Certificate
                                        Owners") may elect to hold their
                                        Certificate interests through [The
                                        Depository Trust Company ("DTC"), in the
                                        United States,] [or Centrale de
                                        Livraison de Valeurs

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                                      S-10

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                                        Mobilieres S.A. ("CEDEL")] [or the
                                        Euroclear System ("Euroclear")] in
                                        Europe]. Transfers within [DTC], [CEDEL]
                                        [or] [Euroclear], [as the case may be,]
                                        will be in accordance with the usual
                                        rules and operating procedures of the
                                        relevant system. The Certificates will
                                        be evidenced by one or more Certificates registered in the name of [Cede & Co. ("Cede"), as the nominee of DTC] [or] [one of the relevant depositaries (collectively, the "European
                                        Depositaries")]. [Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through [Citibank N.A. ("Citibank")] or [Morgan Guaranty Trust Company of New York ("Morgan")], the relevant depositaries of [CEDEL] [or]
                                        [Euroclear,] [respectively,] and each a
                                        participating member of DTC.] [The
                                        Certificates will be registered in the
                                        name of Cede & Co.] [The interests of
                                        the Certificateholders will be
                                        represented by book-entries on the
                                        records of DTC and participating members thereof.] No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein.]

                                        [All references in this Prospectus
                                        Supplement to any Certificates reflect
                                        the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "SPECIAL CONSIDERATIONS -- Book-Entry Certificates" in the Prospectus.]

Depositor........................       Asset Backed Securities Corporation.

[Seller..........................       Insert information regarding Seller.]

[Servicer........................       Insert information regarding Servicer,
                                        if different from the Seller.]

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                                      S-11
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Servicing Fee....................       The Servicing Fee Rate for the
                                        Certificates [shall be [  %] per annum]
                                        [shall be, with respect to any
                                        Distribution Date, equal to one-twelfth
                                        of the product of [ %] and [the sum of] the Adjusted Invested Amount [and the [Collateral] Invested Amount], as of the last day of the Monthly Period preceding such Distribution Date]. The [Class A] Servicing Fee, [and] [the Class B Servicing fee] [and] [the [Collateral] Interest Servicing Fee] will be paid on each Distribution Date.

Revolving Period and
[Controlled Amortization
Period] [Accumulation
Period]..........................       The "Revolving Period" with respect to
                                        the Certificates means the period from
                                        and including the [Initial] CutOff Date, to, but not including, the earlier of
                                        (a) the day on which the [Controlled
                                        Amortization Period] [Accumulation
                                        Period] commences, and (b) in the event
                                        that a Pay Out Event shall occur, the
                                        day on which the Rapid Amortization
                                        Period commences.

                                        [Unless a Pay Out Event occurs and the
                                        Rapid Amortization Period commences, the
                                        Certificates will have an accumulation
                                        period (the "Accumulation Period"),
                                        which will commence at the close of
                                        business on [      ], 199[ ]; provided,
                                        that subject to the conditions set forth herein, the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on [ ], 199[ ]. The Accumulation Period will end on the earliest of (a) the commencement of a the Rapid Amortization Period, (b) payment in full of the Invested Amount of the Certificates and (c) the Termination Date.]

                                        [During the Accumulation Period, until
                                        the Certificates are paid in full,
                                        collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Principal

- --------------------------------------------------------------------------------

                                      S-12
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                                        Funding Account") and used to make
                                        principal distributions to the
                                        Certificateholders when due.]

                                        [The controlled amortization period with
                                        respect to the Certificates (the
                                        "Controlled Amortization Period"), is
                                        scheduled to commence at the close of
                                        business on the last day of the [     ].
                                        The Controlled Amortization Period will
                                        end on the earliest of (a) the
                                        commencement of the Rapid Amortization
                                        Period, (b) the payment in full of the
                                        Invested Amount or (c) the Termination
                                        Date. In general, on each Distribution
                                        Date during the Controlled Amortization
                                        Period, collections of Principal
                                        Receivables and certain other amounts
                                        allocable to the Certificateholders'
                                        Interest will be distributed to the
                                        Certificateholders as a repayment of
                                        principal with respect to the
                                        Certificates, in a amount equal to the
                                        Controlled Amortization Amount and any
                                        Controlled Amortization Amount
                                        previously due but not paid to
                                        Certificateholders on a prior
                                        Distribution Date.]

                                        During the Revolving Period, no
                                        principal will be payable with respect
                                        to the Certificates; rather, collections of Principal Receivables and certain other amounts (other than Reallocated Principal Receivables) otherwise allocable to the Certificateholders [will] [may], subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal due to or for the benefit of the certificateholders of other Series, or be paid from the Trust to the holder of the [Seller's] Certificate to maintain the
                                        Certificateholders' Interest in the
                                        Trust.

                                        [No principal will be payable to the
                                        [Class A] Certificateholders until the
                                        [     ], 199[ ] Distribution Date (the
                                        "Expected Final Payment Date"), or after the occurrence of a Pay Out Event and the commencement of the Rapid
                                        Amortization Period, the first
                                        Distribution Date with respect to the
                                        Rapid Amortization Period[. No principal will be payable to the [Class B] Certificateholders until the Class A Invested Amount

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                                      S-13
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                                        has been paid in full.] [No principal
                                        will be payable to the [Collateral]
                                        Interest Holder until the [Class B]
                                        Invested Amount has been paid in full];
                                        provided that during the Revolving
                                        Period or the [Controlled Amortization
                                        Period] [Accumulation Period], certain
                                        collections of Principal Receivables
                                        allocable to the Certificateholders'
                                        Interest will be paid to the
                                        [Collateral] Interest Holder to the
                                        extent the [Collateral] Invested Amount
                                        exceeds the Required [Collateral]
                                        Invested Amount.]

                                        [Funds on deposit in any Principal
                                        Funding Account may be invested in
                                        permitted investments or subject to a
                                        guaranteed rate or investment contract
                                        or other arrangement intended to assure
                                        a minimum return on the investment of
                                        such funds. Investment earnings on such
                                        funds may be applied to pay interest on
                                        the Certificates.]

Additional Amounts
Available to Certificate
holders..........................       The [Class A] Required Amount means,
                                        with respect to any Distribution Date,
                                        the amount, if any, by which the sum of
                                        (i) current and overdue [Class A]
                                        Monthly Interest, (ii) current and
                                        overdue [Class A] Additional Interest,
                                        (iii) current and overdue [Class A]
                                        Servicing Fee and (iv) the [Class A]
                                        Default Amount with respect to the
                                        related Distribution Date exceeds [Class
                                        A] Available Funds. If the [Class A]
                                        Required Amount is greater than zero,
                                        then Excess Spread and Excess Finance
                                        Charges allocable to Series 199[ ]-[ ]
                                        will be applied to fund the deficiency.
                                        [If Excess Spread and Excess Finance
                                        Charges allocable to Series 199[ ]-[ ]
                                        with respect to such Distribution Date
                                        are insufficient to fund the [Class A]
                                        Required Amount, then amounts, if any,
                                        on deposit in the Cash Collateral
                                        Account and available to make payments
                                        with respect to the [Class A]
                                        Certificates with respect to such
                                        Distribution Date will then be used to
                                        fund the remaining [Class A] Required
                                        Amount.] [If [such amounts, if any, on
                                        deposit in the Cash Collateral Account
                                        and available to

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                                      S-14
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                                        make payments with respect to the [Class
                                        A] Certificates with respect to such
                                        Distribution Date (together with] Excess
                                        Spread and Excess Finance Charges with
                                        respect to such Distribution Date[)] are insufficient to fund the remaining
                                        [Class A] Required Amount, then
                                        Principal Receivables allocable to the
                                        [Class B] Invested Amount with respect
                                        to the related Monthly Period will be
                                        used to fund the remaining [Class A]
                                        Required Amount ("Reallocated Principal
                                        Receivables"). If such Reallocated
                                        Principal Receivables with respect to
                                        such Monthly Period (together with
                                        Excess Spread and Excess Finance Charges
                                        [, and amounts, if any, on deposit in
                                        the Cash Collateral Account] available
                                        to make payments with respect to the
                                        [Class A] Certificates) are insufficient to fund the remaining [Class A] Required Amount for the related Distribution
                                        Date, then a portion of the [Collateral]
                                        Invested Amount, if any, will be reduced by the amount of such deficiency (but not more than the [Class A] Default Amount for such Monthly Period). [If such reduction would cause the [Collateral] Invested Amount to be reduced below zero, then the
                                        [Collateral] Invested Amount will be
                                        reduced to zero and the [Class B]
                                        Invested amount, if any, will be reduced by the amount by which the [Collateral] Invested Amount would have been reduced below zero (but not by more than the excess of the [Class A] Default Amount for such Monthly Period over the amount of such reduction in the Collateral Invested Amount) to avoid a charge-off with respect to the [Class A]
                                        Certificates. If the [Collateral]
                                        Invested Amount is reduced to zero and
                                        the [Class B] Invested Amount would be
                                        reduced to a negative number, then the
                                        [Class A] Invested amount will be
                                        reduced (but not by more than the
                                        excess, if any, of the [Class A] Default
                                        Amount for such Monthly Period over the
                                        amount of such reductions in the
                                        [Collateral] Invested Amount [and the
                                        [Class B] Invested Amount] with respect
                                        to such Monthly Period) (such reduction, a "[Class A] Charge-Off"). If the [Collateral] Invested Amount and the [Class B] Invested Amount are

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                                      S-15
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                                        reduced to zero, then the [Class A]
                                        Certificateholders will bear directly
                                        the credit and other risks associated
                                        with their undivided interest in the
                                        Trust. See "DESCRIPTION OF THE
                                        CERTIFICATES -- Reallocation of Cash
                                        Flows; [Class B] Invested Amount".

                                        [The [Class B] Required Amount means,
                                        with respect to any Distribution Date,
                                        the amount, if any, by which the sum of
                                        (i) current and overdue [Class B]
                                        Monthly Interest, (ii) current and
                                        overdue [Class B] Additional Interest,
                                        (iii) current and overdue [Class B]
                                        Servicing Fee and (iv) the [Class B]
                                        Default Amount, exceeds [Class B]
                                        Available Funds (the [Class B] Required
                                        Amount together with the [Class A]
                                        Required Amount being the "Required
                                        Amount"). If the [Class B] Required
                                        Amount is greater than zero, then Excess
                                        Spread and Excess Finance Charges
                                        allocable to the Series 199[ ]-[ ] (and
                                        not required to pay the [Class A]
                                        Required Amount or reimburse [Class A]
                                        Charge-Offs) will be applied to fund the deficiency. [If Excess Spread and Excess Finance Charges allocable to Series
                                        199[  ]-[  ] with respect to such
                                        Distribution Date and not required to
                                        pay the [Class A] Required Amount are
                                        less than the [Class B] Required Amount, then the amounts, if any, on deposit in the Cash Collateral Account and available to make payments with respect to the [Class B] Certificates with respect to such Distribution Date will be withdrawn and applied to fund the [Class B] Required Amount.] If [amounts, if any, in deposit in the Cash Collateral Account and available to make payments with respect to the [Class B] Certificates with respect to such Distribution Date (together with] Excess Spread and Excess Finance Charges with respect to such Distribution Date[ )] are insufficient to fund the remaining [Class B] Required Amount, then the [Collateral] Invested Amount, if any, will be reduced by the amount of such deficiency (but not more than the [Class B] Default Amount for such Monthly Period). If such reduction would cause the [Collateral] Invested

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        Amount to be reduced below zero, then
                                        the [Class B] Invested amount will be
                                        reduced by the amount by which the
                                        [Collateral] Invested Amount would have
                                        been reduced below zero (but not by more than the excess of the [Class B] Default Amount for such Monthly Period over the reduction in the [Collateral] Invested Amount with respect to such Monthly Period) (such reduction, a "[Class B] Charge-Off"). In the event of a reduction of the [Class B] Invested Amount, the amount of principal and interest available to fund payments with respect to the [Class B] Certificates will be decreased.]

[Subordination of the
[Class B] Certificates...........       The fractional undivided interest in the
                                        Trust represented by the [Class B]
                                        Certificates [and the [Collateral]
                                        Interest] will be subordinated to the
                                        extent necessary to fund payments with
                                        respect to the [Class A]
                                        Certificateholders' Interests until the
                                        final payment of principal is made in
                                        respect of the [Class A] Certificates.
                                        In addition, as more fully described
                                        herein, the [Class B]
                                        Certificateholders' Interest may be
                                        reduced, thereby reducing the amount of
                                        principal and interest payable to the
                                        [Class B] Certificateholders, if the
                                        portion of the Defaulted Amount
                                        allocable to the [Class A]
                                        Certificateholders' Interest with
                                        respect to any Distribution Date exceeds the amount of Collections of Finance
                                        Charge Receivables and amounts available to be withdrawn from the Cash Collateral
                                        Account, in respect of the [Class A]
                                        Certificates on such Distribution Date
                                        and applied to reimburse such Defaulted
                                        Receivables. Furthermore, collections of
                                        Principal Receivables allocable to the
                                        [Class B] Certificateholders' Interest
                                        ("Reallocated Principal Receivables")
                                        with respect to any Distribution Date
                                        may be applied to cover shortfalls in
                                        amounts available to pay interest due to the [Class A] Certificateholders, the
                                        [Class A] Servicing Fee and the portion
                                        of the Defaulted Amount allocable to the [Class A] Certificateholders' Interest with respect to such Distribution Date.
                                        In the event such Reallocated

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        Principal Receivables are reallocated to the [Class A] Certificates, the [Class B] Invested Amount may be reduced, thereby reducing the amount of principal and interest payable to the [Class B] Certificateholders.]

[Cash Collateral
Account..........................       A cash collateral account (the "Cash
                                        Collateral Account") will be established
                                        in the name of the Trustee for the
                                        benefit of the Certificateholders. The
                                        Cash Collateral Account will be funded
                                        on the Issuance Date in the amount of at
                                        least $[      ] or such higher amount as
                                        is specified by any Rating Agency (the
                                        "Initial Cash Collateral Amount"), [of
                                        which not less than $[        ] the
                                        ("Initial Shared Collateral Amount")
                                        will be for the benefit of both the
                                        [Class A] Certificates and the [Class B]
                                        Certificates and the remaining $[ ] (the
                                        "Initial [Class B] Collateral Amount")
                                        will be for the exclusive benefit of the [Class B] Certificates.] The Cash
                                        Collateral Account will serve as
                                        [additional] Credit Enhancement with
                                        respect the Series 199[ ]-[ ]
                                        Certificates.]

                                        [On each Distribution Date, the
                                        Available Shared Collateral Amount will
                                        be applied to fund the following amounts in the following priority: [(a)] with respect the [Class A] Certificates, the excess, if any, of the [Class A] Required Amount with respect to such Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to the Series 199[ ]-[ ] and available to fund such [Class A] Required amount [and (b) with respect to the [Class B] Certificates, the excess, if any, of the [Class B] Required Amount with respect to the related Monthly Period over the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available to fund such [Class B] Required Amount].]

                                        [On each Distribution Date, Excess
                                        Spread and Excess Finance Charges
                                        available to Series 199[ ]-[ ] will be
                                        applied to increase the amount on
                                        deposit in the Cash Collateral Account
                                        (to the extent such amount is less

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        than the Required Cash Collateral
                                        Amount). In addition, if on any
                                        Distribution Date the amount on deposit
                                        in the Cash Collateral Account exceeds
                                        the Required Cash Collateral Amount such excess will be withdrawn and paid to the Cash Collateral Depositor for application in accordance with the [Collateral Loan] Agreement.]

                                        [On the first Special Payment Date
                                        following an Pay Out Event, the
                                        Available Shared Collateral Amount
                                        (after giving effect to other
                                        withdrawals from the Cash Collateral
                                        Account on such Distribution Date) will
                                        be applied to pay principal of the
                                        [[Class A]] Certificates [and the
                                        remainder of the Available Cash
                                        Collateral Amount will be applied to pay principal of the [Class B]
                                        Certificates]. Following such
                                        withdrawals from the Cash Collateral
                                        Account on such Special Payment Date,
                                        the Cash Collateral Account will be
                                        terminated and no further deposits to,
                                        or withdrawals from, the Cash Collateral
                                        Account will be made for the benefit of
                                        the Certificate holders.]

                                        [The Required Cash Collateral Amount may be reduced without the consent of the Certificate holders, if the [Seller] [Depositor] shall have received written notice from each Rating Agency that such reduction will not have a Ratings Effect and the [Seller] [Depositor] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the [Seller] [Depositor], such reduction will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ].]

[Excess Finance
Charges..........................       The Certificates will be included in a
                                        group of Series ("Group [   ]") which
                                        [have been and] will be issued by the
                                        Trust from time to time. Subject to
                                        certain limitations, Excess Finance
                                        Charges, if any, with

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        respect to a Series included in Group
                                        [    ] will be applied to cover any
                                        shortfalls with respect to amounts
                                        payable from collections of Finance
                                        Charge Receivables allocable to any
                                        other Series in Group [   ].]

[Shared Principal
Collections......................       Collections of Principal Receivables and
                                        certain other amounts otherwise
                                        allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other
                                        Series, [will] [may] be applied to cover principal payments due to or for the benefit of the holders of the Certificates.]

Rapid Amortization Period;
Principal
Payments.........................       During the period beginning with the
                                        occurrence of any Pay Out Event and
                                        ending on the earlier of (i) the day
                                        after the Payment Date on which the
                                        Invested Amount has been paid in full
                                        and (ii) the Termination Date (the
                                        "Rapid Amortization Period"),
                                        collections of Principal Receivables
                                        allocable to the Invested Amount will no longer be paid from the Trust to the Collateral Interest Holder or to Shared
                                        Series as described above but instead
                                        will be distributed on each Payment Date to the Certificateholders beginning with the Payment Date following the commencement of the Rapid Amortization
                                        Period.

[Minimum [Seller's]
Percentage.......................       The Minimum [Seller's] Percentage
                                        applicable to the   Certificates is
                                        [  %].]

Record Date......................       The last day of the month preceding any
                                        Distribution Date.

Optional Repurchase..............       The Invested Amount will be subject to
                                        optional purchase by the [Depositor]
                                        [Seller] on any Distribution Date after
                                        the Adjusted Invested Amount is less
                                        than or equal to [    ]% of the Initial
                                        Invested

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        Amount, unless certain events as
                                        specified in the Agreement have
                                        occurred. The purchase price on the
                                        Distribution Date on which such purchase occurs will be equal to the Adjusted Invested Amount plus accrued and unpaid interest on the Certificates as described herein.


[Mandatory Prepayment............       The Certificates will be prepaid, in
                                        part, pro rata on the basis of their
                                        initial principal amounts, on the
                                        Distribution Date on or immediately
                                        following the last day of the Funding
                                        Period in the event that any amount
                                        remains on deposit in the Pre-Funding
                                        Account after giving effect to the
                                        purchase of all Subsequent Receivables,
                                        including any such purchase on such date
                                        (a "Mandatory Prepayment"). The
                                        aggregate principal amount of
                                        Certificates to be prepaid will be an
                                        amount equal to the Certificates'
                                        Pre-Funded Percentage of the amount then on deposit in the Pre-Funding Account.]

[Pre-Funding Account.............       During the period (the "Funding Period")
                                        from and including the Closing Date
                                        until the earlier of (i) the date on
                                        which (a) the amount on deposit in the
                                        Pre- Funding Account is less that $[  ],
                                        (b) a Payout Event occurs or (c) certain
                                        events of insolvency occur with respect
                                        to the [Depositor] [or] [Seller] [or]
                                        [the Servicer] or (ii) the close of
                                        business on the [     ], 199[ ] Payment
                                        Date, the Pre-Funded Amount will be
                                        maintained as an account in the name of
                                        the Trustee (the "Pre-Funding Account").
                                        The Pre-Funded Amount will initially
                                        equal approximately $[ ], and during the
                                        Funding Period, will be reduced by the
                                        amount thereof used to purchase
                                        Subsequent Receivables in accordance
                                        with the Agreement and the amount
                                        thereof deposited in the Reserve Account
                                        in connection with the purchase of such
                                        Subsequent Receivables. The Depositor
                                        expects that the Pre- Funded Amount will
                                        be reduced to less than $[      ] by the
                                        [   ], 199[ ] Distribution Date. Any
                                        Pre-Funded Amount remaining at the end
                                        of the Funding Period will be payable to the Certificateholders [pro rata] in

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        proportion to the respective Pre-Funded
                                        Percentage of each class of the
                                        Certificates.]

Final Payment of Principal
and Interest; Termination
of Trust.........................       The interest of the Certificateholders
                                        in the Trust will terminate following
                                        the earlier of (i) the day after the
                                        Payment Date on which the Invested
                                        Amount is paid in full and (ii) [    ],
                                        (the "Expected Termination Date"). All
                                        principal and interest will be due and
                                        payable no later than the Expected ]
                                        Termination Date.

Trustee..........................       [Insert information regarding Trustee.]

Tax Considerations ..............       In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), although no
                                        transaction closely comparable to that
                                        contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Seller is properly treated as the owner of the Receivables for federal income tax purposes and accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Seller that is secured by the Receivables. The Seller, by entering into the Agreement, each
                                        Certificateholder, by the acceptance of
                                        a Certificate, and each Certificate
                                        Owner, by virtue of accepting a
                                        beneficial interest in a Certificate,
                                        will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Seller secured by the Receivables for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. See
                                        "Certain Federal Income Tax
                                        Consequences" in the Prospectus for
                                        additional information concerning the
                                        application of federal income tax laws
                                        to the Trust.

ERISA
Considerations...................       Under the regulations issued by the
                                        Department of Labor, the Trust's assets
                                        would not be deemed "plan

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        assets" of any employee benefit plan
                                        holding interests in the Certificates if certain conditions are met, such that the Certificates would constitute "publicly-offered securities," including that interests in the Certificates be held by at least 100 persons independent of the Depositor and each other upon completion of the public offering being made hereby. [The Underwriters expect, although no assurance can be given, that interests in the Certificates will be held by at least 100 such persons, and it is anticipated that the other conditions of the "publicly-offered security" exception contained in the regulations will be met.] If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") would apply to all transactions involving the Trust's assets. [Accordingly,]
                                        [Fiduciaries of] any employee benefit
                                        plan [subject to ERISA or the CODE]
                                        contemplating purchasing interests in
                                        Certificates should consult their
                                        counsel before making a purchase. See
                                        "ERISA Considerations" in the
                                        Prospectus.

Certificate Rating...............       It is a condition to the issuance of the
                                        [Class A] Certificates that they be
                                        rated [in the highest rating category]
                                        by a Rating Agency, as defined herein.
                                        [It is a condition to issuance of the
                                        [Class B] Certificates that they be
                                        rated in [one of the three highest
                                        rating categories] by a Rating Agency as defined herein.] There is no assurance that such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency, if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Securities. A security rating is not a recommendation to buy, sell or hold securities.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and in the Prospectus, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

     [Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect to make a market in the Certificates, but are not obligated to do so. There can be no assurance that a secondary market will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.]

     [The Receivables and the Pre-Funding Account. On the Closing Date, the
Depositor will transfer to the Trust the approximately $[   ] of Initial
Receivables and the approximately $[   ] Pre-Funded Amount on deposit in the
Pre-Funding Account. If the principal amount of eligible Receivables originated by [Seller] and acquired by the Depositor during the Funding Period is less than the Pre-Funded Amount, the Depositor will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Certificateholders as described in the following paragraph. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of certain selection criteria.

     [To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to the Trust by the end of the Funding Period, the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of [a class of] the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on such Payment Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders.]

     [Each Subsequent Receivable must satisfy the eligibility criteria specified in the Pooling and Servicing Agreement at the time of its addition. However, Subsequent Receivables may have been originated by the Seller at a later date using credit criteria different from those which were applied to the Initial Receivables and may be of a different credit quality and seasoning. Therefore, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire Receivables Pool included in the Trust may vary significantly from those of the Initial Receivables. See "The Receivables" herein.]

     [Social, Economic and Other Factors. The ability of the Trust to purchase Subsequent Receivables is largely dependent upon a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to which extent economic or social factors will affect the availability of Subsequent Receivables.]

     [Rating of the Certificates. It is a condition to issuance of the [Class A] Certificates that they be rated in the highest rating category by one of Moody's Investors Service, Inc. ("Moody's") or by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") (each of S&P and Moody's being hereinafter referred to as a "Rating Agency"). [It is a condition to the issuance of the [Class B] Certificates that they be rated [in one of the three highest rating categories] by at least one Rating Agency.] The rating of the Certificates is based primarily on the value of the Receivables and the availability of the Enhancement as support for the Certificates. The ratings of the Certificates are not a recommendation to purchase, hold or sell Certificates, and such ratings do not comment as to the marketability of the Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency, as the case may be, if in its judgment circumstances so warrant.]

     [Limited Amounts of Credit Enhancement. Although Credit Enhancement with respect to the [Class A] Certificates will be provided by the Cash Collateral Account (up to the Required Shared Collateral Amount) [and, with respect to the [Class B] Certificates, will be provided by the Cash Collateral Account,] [and by the subordination in respect of certain payments of the Collateral Interest to the [Class A] Certificates [and the [Class B] Certificates]], the amount available thereunder is limited and will be reduced by payments made pursuant thereto. If the amount available under [the Cash Collateral Account has been reduced to zero,] [and the] Collateral Invested Amount has been reduced to zero], then the [Class A] Certificateholders [and [Class B] Certificateholders] will [each] bear directly the credit and other risks associated with their respective undivided interests in the Trust.]

     [Effect of Subordination of [Class B] Certificates; Principal Payments. The [Class B]Certificates are subordinated in right of payment of principal to the [Class A] Certificates. Payments of principal in respect of the [Class B] Certificates will not commence until after the final principal payment with respect to the [Class A] Certificates has been made as described herein. Moreover, the [Class B] Invested Amount may be reduced if the [Class A] Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ], [and] from amounts, if any, on deposit in the Cash Collateral Account, [and] from reductions in the [Collateral] Invested Amount, if any. To the extent the [Class B] Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the [Class B] Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the [Class B] Invested Amount is not reimbursed, the amount of principal and interest distributable to the [Class B] Certificateholders will be reduced. See "DESCRIPTION OF THE CERTIFICATES -- Allocation Percentages" and "-- Reallocation of Cash Flows; [Class B] Invested Amount" herein. If the [Class B] Invested Amount is reduced to zero, then the [Class A] Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.]

     [Discount Option. Pursuant to the Agreement, the Depositor has the option to designate a fixed percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the Depositor can make such a designation without notice to, or the consent of, the Certificateholders. The Depositor must provide [ ] days' prior written notice to [the Servicer,] [the Seller,] [the Trustee], [any provider of Enhancement] and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Depositor such designation would not cause a Series 199[ ]-[ ] Pay Out Event to occur or an event which with notice or the lapse of time or both would constitute a Series 199[ ]-[ ] Pay Out Event and (ii) each Rating Agency confirms in writing its then current rating on any outstanding Series.

     [Book-Entry Registration. The Certificates initially will be represented by certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through [DTC] [CEDEL] [or] [Euroclear] and [its] [their respective] participating members.]

     [Risks Attendant to Investments in Interest-only or Principal-only Certificates. [If Certificates are Interest-only or Principal-only certificates, discuss risks attendant thereto.]]


                             MATURITY CONSIDERATIONS

     The Agreement and the Series Supplement provide that [Class A] Certificateholders will not receive payments of principal until the [first Distribution Date with respect to the Controlled Amortization Period, which is
the [    ] Distribution Date] [[Class A] Expected Final Payment Date,] unless a
Pay Out Event shall occur. [Class A] Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the [Class A] Invested Amount has been paid in full or the Termination Date has occurred. [The [Class B] Certificateholders will not begin to receive payments of principal until the final principal payment on the [Class A] Certificates has been made.]

     [On each Distribution Date with respect to the [Class A] Accumulation Period, amounts equal to the lesser of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and any applicable Deficit Controlled Accumulation Amount (the

"Controlled Deposit Amount") and (c) the [Class A] Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the [Class A] Invested Amount. [After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the [Class B] Accumulation Period, amounts equal to the lesser of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount and (c) the [Class B] Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the [Class B] Invested Amount.] See "DESCRIPTION OF THE CERTIFICATES -- Principal Payments" for a discussion of circumstances under which the commencement of the Accumulation Period may be delayed.]

     [On each Distribution Date during the Controlled Amortization Period, the Certificateholders will be entitled to receive monthly payments of principal, until the Certificates have been paid in full, in an amount equal to the lesser of (a) Available Principal Collections for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Distribution Amount, which is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount and (c) the Invested Amount.]

     [The [Depositor] [Seller] may, at or after the time at which the [Controlled Amortization Period] [Accumulation Period] commences for Series
199[ ]-[ ], cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 199[ ]-[ ] to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 199[ ]-[ ]. No assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof. Because the terms of the Certificates may vary from the terms of such other series, the Pay Out Events with respect to such other series may vary from the Pay Out Events with respect to Series 199[ ]-[ ] and may include Pay Out Events which are unrelated to the status of [the Seller,] [or] [the Servicer] [or] the Receivables, such as Pay Out Events related to the continued availability and rating of certain providers of Enhancement to such other Series. If a Pay Out Event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed.]

     Should a Pay Out Event occur with respect to the Certificates and the Rapid Amortization Period commence, (a) [any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date, and] the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Rapid Amortization Period [or following the Expected Final Payment Date, as the case may be,] as described herein until the [Class A] Invested Amount [and [Class B] Invested Amount] [is] [are] paid in full or until the Termination Date occurs and (b) any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections. In addition, on the first Special Payment Date following the occurrence of an Pay Out

Event, after giving effect to any payment of principal on such date, (a) an amount equal to the lesser of (i) the Available Shared Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date of amounts to fund the [Class A] Required Amount [and the [Class B] Required Amount]) and (ii) the unpaid principal amount of the [Class A] Certificates (less the Principal Funding Account Balance allocable to the [Class A] Certificates), will be withdrawn from the Cash Collateral Account and distributed to the [Class A] Certificateholders as a payment of principal of the [Class A] Certificates, and (b) an amount equal to the lesser of (i) the remainder of the Available Cash Collateral Amount and (ii) the unpaid principal amount of the [Class B] Certificates [(less the Principal Funding Account Balance, if any, allocable to the [Class B] Certificates),] will be withdrawn from the Cash Collateral Account and distributed to the [Class B] Certificateholders as a payment of principal of the [Class B] Certificates.

     The ability of Certificateholders to receive payments of principal [on the applicable Expected Final Payment Date] [on each Distribution Date during the Controlled Amortization Period] depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. The Depositor cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any such payment of principal. [The foregoing factors will affect both the Class A Certificates and the [Class B] Certificates.]

     There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during the Rapid Amortization Period [or the rate at which the Principal Funding Account could be funded during the Accumulation Period,] [or the rate at which payments of principal will be made during the Controlled Amortization Period,] will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Identified Pool" table under "The Identified Pool" herein. [The Depositor may shorten the [Class A] Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the [Class A] Invested Amount on the [Class A] Expected Final Payment Date.]

     The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the [Class A] Certificates [and [Class B] Certificates, respectively,] could be significantly reduced.

     Due to the reasons set forth above, there can be no assurance [that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Accumulation Amount] [that payments of principal will be made in accordance with the applicable Controlled Amortization Amount] or that the actual number of months elapsed from the date of issuance of the [Class A] Certificates [and the [Class B] Certificates] to their respective final Distribution Dates will equal the expected number of months.

Master Trust Considerations

     Impact of Additional Series. The Trust, as a master trust, may issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) the [Seller] [Depositor] shall have received written notice that such issue will not result in any Rating Agency's reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the [Seller] [Depositor] shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Seller] [Depositor], such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. There can be no assurance, however, that the terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder.


     Impact of Discount Option. Pursuant to the Pooling and Servicing Agreement, the [Seller] [Depositor] has the option from time to time to designate a fixed or variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower payment rate of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Pooling and Servicing Agreement, the [Seller] [Depositor] can make such a designation without notice to or the consent of Certificateholders. Thereafter, pursuant to the Pooling and Servicing Agreement, the [Seller] [Depositor] may, without notice to or the consent of Certificateholders, reduce or eliminate the percentage of Receivables subject to such a designation. The [Seller] [Depositor] must provide 30 days prior written notice to the Servicer, the Trustee, any provider of Series Enhancement and each Rating Agency of any such designation or reduction of Principal Receivables to be treated as Finance Charge Receivables, and such designation or reduction will become effective only if (i) the [Seller] [Depositor] shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Seller] [Depositor], such designation or reduction would not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (ii) the [Seller] [Depositor] shall have received written notice from each Rating Agency that such designation or reduction will not have a Ratings Effect and (iii) in the case of a reduction or withdrawal, the [Seller] [Depositor] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the [Seller] [Depositor], such reduction or withdrawal shall not have adverse regulatory implications for the [Seller] [Depositor].


     Impact of Addition of Trust Assets. The [Seller] [Depositor] expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts previously included in the Trust because such Additional Accounts were originated at a different date or were part of a portfolio of accounts which were not part of the Seller's portfolio at the time Accounts were previously conveyed to the Trust or which were acquired from other institutions. Moreover, Additional Accounts may or may not be accounts of the same type as those previously included in the Trust. Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Accounts previously included in the Trust. In addition, such Additional Accounts may consist of accounts which have characteristics different from the characteristics of Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust, different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions, including that (a) the [Seller] [Depositor] shall have received written notice from each Rating Agency that such addition will not have a Ratings Effect and (b) the [Seller] [Depositor] shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Seller] [Depositor], such addition will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. Although the addition of Participations will require an amendment to the Pooling Agreement, no consent of Certificateholders will be required for any such amendment.

                               THE IDENTIFIED POOL

General

     A pool of [consumer] [corporate] [revolving] [credit] [charge] [debit] card accounts owned by the Seller was identified (the "Identified Pool"), from which the Accounts included in the Trust as of the Cut-Off Date (the "Trust Portfolio") were selected based on the eligibility criteria specified in the Agreement. Set forth below is certain information with respect to the Identified Pool. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Identified Pool.

Delinquency and Loss Experience

     The following tables set forth the delinquency and loss experience for the Identified Pool for each of the periods shown. Because the Trust Portfolio is only a portion of the Identified Pool, actual delinquency and loss experience with respect to the Receivables is expected to be different from that set forth below for the Identified Pool.

                Delinquency as Percentage of the Identified Pool
                             (Dollars in Thousands)

                                                                             Year Ended
                    At Month End                  --------------------------------------------------------------
                  [    ] 31, 199[ ]               199[ ]                      199[ ]                      199[ ]
                  -----------------               ------                      ------                      ------
Number of
Days
Delinquent     Amount        Percentage    Amount        Percentage    Amount        Percentage    Amount        Percentage
- ----------     ------        ----------    ------        ----------    ------        ----------    ------        ----------
30 to 59
Days.........
60 to 89
Days.........
90 Days or
Greater......
Totals.......


                     Loss Experience for the Identified Pool
                             (Dollars in Thousands)

                                                              Three             Three
                                                              Months            Months                     Year Ended
                                                              Ended             Ended            -----------------------------------

                                                         [    ], 199[ ]     [    ], 199[ ]       199[ ]        199[ ]         199[ ]

                                                         --------------     --------------       ------        ------         ------

Average Receivables Outstanding..................
Gross Losses.....................................
Gross Losses as a Percentage of Average
Receivables Outstanding..........................
Recoveries.......................................
Net Losses.......................................
Net Losses as a Percentage of Average Receivables
Outstanding......................................



Revenue Experience

     The following table sets forth the revenues from the Finance Charges and Fees billed and Interchange received with respect to the Identified Pool for each of the periods shown.

                   Revenue Experience for the Identified Pool
                             (Dollars in Thousands)

                                               Three Months                            Year Ended
                                                  Ended                -------------------------------------------
                                              [    ], 199[ ]           199[ ]            199[ ]             199[ ]
                                              --------------           ------            ------             ------
Average Receivables Outstanding.....
Finance Charges
and Fees............................
Yield from Finance Charges and Fees.
Interchange.........................
Yield from Interchange..............
Yield from Finance Charges, Fees and
Interchange.........................


     There can be no assurance that the yield experience with respect to the Receivables will be comparable to that set forth above for the Identified Pool. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Seller in such fees and charges or by other factors.

Payment Rates

     The following table sets forth the highest and lowest accountholder monthly payment rates for the Identified Pool during any single month in each of the periods shown and the average accountholder monthly payment rates for all months during each of the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Monthly payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


                       Accountholder Monthly Payment Rates
                             for the Identified Pool

                                                                               Year Ended
                                                              --------------------------------------------
                                        Three Months
                                           Ended
                                       [    ], 199[ ]         199[ ]             199[ ]             199[ ]
                                       --------------         ------             ------             ------
Lowest..............................
Highest ............................
Average.............................

                                 THE RECEIVABLES

     The aggregate amount of Receivables in the Accounts, as of [  ], 19[  ] was
$[   ] consisting of $[   ] of Principal Receivables and $[ ] of Finance Charge
Receivables. The Accounts had an average balance of $[ ] and an average credit
limit of $[    ]. The percentage of the aggregate total Receivables balance to

the aggregate total credit limit was [  ]%. As of [      ], 19[ ] all of the
Accounts in the Trust Portfolio were [VISA(1)] [MasterCard(1)] [private label]
[other] credit card accounts, of which [   ]% were standard accounts and [   ]%
were premium accounts.

     The following tables summarize the Trust Portfolio by various criteria as
of [   ], 19[ ]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

- ----------
(1) VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                         Composition by Account Balance
                                 Trust Portfolio
                               (as of [  ], 19[ ])
                             (Dollars in Thousands)

                                                                                                          Percentage
                                                                   Percentage of                           of Total
                                                  Number of       Total Number of      Receivables        Receivables
            Account Balance Range                 Accounts           Accounts          Outstanding        Outstanding
            ---------------------                 --------           --------          -----------        -----------
Credit Balance..............................

No Balance

More than $0 and less than or equal to $1,500

$1500.01  -- $5,000.........................

$5,000 -- $10,000...........................

Over $10,000................................


                           Composition by Credit Limit
                                 Trust Portfolio
                               (as of [ ], 19[ ])
                             (Dollars in Thousands)

                                                                                                          Percentage
                                                                   Percentage of                           of Total
                                                  Number of       Total Number of      Receivables        Receivables
             Credit Limit Range                   Accounts           Accounts          Outstanding        Outstanding
             ------------------                   --------           --------          -----------        -----------
Less than or equal to $1,500.00.............

$1,500.01 -- $5,000.00......................

$5,000.01 -- $10,000.00.....................

Over $10,000.00.............................

         Total..............................


                          Composition by Payment Status
                                 Trust Portfolio
                               (as of [ ], 19[ ])
                             (Dollars in Thousands)

                                                                                                          Percentage
                                                                   Percentage of                           of Total
                                                  Number of       Total Number of      Receivables        Receivables
               Payment Status                     Accounts           Accounts          Outstanding        Outstanding
               --------------                     --------           --------          -----------        -----------
Current to 29 days..........................

Past due 30 - 59 days.......................

Past due 60 - 89 days.......................

Past due 90+ days...........................

         Total..............................



                           Composition by Account Age
                                 Trust Portfolio
                               (as of [ ], 19[ ])
                             (Dollars in Thousands)

                                                                                                          Percentage
                                                                   Percentage of                           of Total
                                                  Number of       Total Number of      Receivables        Receivables
                 Account Age                      Accounts           Accounts          Outstanding        Outstanding
                 -----------                      --------           --------          -----------        -----------
Not more than 6 months......................

Over 6 months to 12 months..................

Over 1 year to 2 years......................

Over 2 years to 3 years.....................

Over 3 years to 4 years.....................

Over 4 years................................

         Total..............................



            Composition of Accounts by Accountholder Billing Address
                                 Trust Portfolio
                               (as of [ ], 19[ ])
                             (Dollars in Thousands)

                                                                                                          Percentage
                                                                   Percentage of                           of Total
                                                  Number of       Total Number of      Receivables        Receivables
                                                  Accounts           Accounts          Outstanding        Outstanding
                                                  --------           --------          -----------        -----------
                  Location
                  --------
Alaska......................................
Arizona.....................................
Arkansas....................................
California..................................
Colorado....................................
Connecticut.................................
Delaware....................................
District of Columbia........................
Florida.....................................
Georgia.....................................
Hawaii......................................
Idaho.......................................
Illinois....................................
Indiana.....................................
Iowa........................................
Kansas......................................
Kentucky....................................
Louisiana...................................
Maine.......................................
Maryland....................................
Massachusetts...............................
Michigan....................................
Minnesota...................................
Mississippi.................................
Missouri....................................
Montana.....................................
Nebraska....................................
Nevada......................................
New Hampshire...............................
New Jersey..................................
New Mexico..................................
New York....................................
North Carolina..............................
North Dakota................................
Ohio........................................
Oklahoma....................................
Oregon......................................
Pennsylvania................................
Rhode Island................................
South Carolina..............................
South Dakota................................
Tennessee...................................
Texas.......................................
Utah........................................
Vermont.....................................
Virginia....................................
Washington..................................
West Virginia...............................
Alabama.....................................
Wyoming.....................................
Other.......................................



                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Depositor. The Depositor will use such proceeds to pay the Seller the purchase price of the Receivables [and the Seller will use such proceeds for general corporate purposes].


                                   THE SELLER

[Insert description of the Seller.]

                                 [THE SERVICER]

[Insert description of the Servicer, if different from the Seller.]



                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series Supplement. The following summary describes the material terms of the Certificates, the Agreement and the Series Supplement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Certificates, the Agreement and the Series Supplement. Reference should be made to the Prospectus for additional information concerning the Certificates, the Agreement and the Series Supplement.

Interest Payments

     Interest on the [Class A] Certificates [and the [Class B] Certificates] will accrue from the [Issuance Date] [Closing Date] on the [Class A] Invested Amount [and [Class B] Invested Amount, respectively,] at the [Class A] Certificate Rate [and [Class B] Certificate Rate, respectively]. Interest will be distributed on [ ] [and on the [ ] day of each Interest Period]
[and on each Interest Payment Date thereafter] (or if any such day is not a
business day, the next succeeding business day), commencing on the [    ], 19[ ]
Distribution Date, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calandar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date or Special Payment Date will accrue from and including the preceding Interest Payment Date or Special Payment Date (or in the case of the first Interest Payment Date, from and including the [Issuance Date] [Closing Date]) to but excluding such Interest Payment Date or Special Payment Date.

     Interest payments or deposits with respect to the [Class A] Certificates for each Distribution Date will be calculated on the [Class A] Invested Amount as of the preceding Record

Date (or in the case of the initial Distribution Date, on the initial [Class A] Invested Amount) based upon the [Class A] Certificate Rate. Interest payments or deposits with respect to each Distribution Date will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date (or in the case of the initial Distribution Date the Closing
Date) to but excluding such Distribution Date and a 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, [Class A] Monthly Interest and [Class A] Monthly Interest previously due but not deposited in the Interest Funding Account (as defined below) or distributed in respect of [Class A] Certificates will be (i) paid to [Class A] Certificateholders from [Class A] Available Funds if such Distribution Date is an Interest Payment Date or Special Payment Date, or (ii) deposited in an Eligible Deposit Account in the name of the Trustee and for the benefit of the Certificateholders (the "Interest Funding Account"), if such Distribution Date is not an Interest Payment Date or Special Payment Date. To the extent [Class A] Available Funds allocated to the [Class A] Certificateholders' Interest for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ], amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables will be used to make such payments.

     "[Class A] Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the [Class A] Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement and the Series Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) [if such Monthly Period relates to a Distribution Date that occurs prior to the [Class B] Principal Commencement Date,] the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; [and] (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in [Class A] Available Funds pursuant to the Series Supplement with respect to such Distribution Date; [and
(iv) Excess Spread, if any, for such Monthly Period].

     [Interest payments on the [Class B] Certificates for each Payment Date will be calculated on the [Class B] Invested Amount as of the preceding Record Date (or in the case of the initial Interest Payment Date, on the initial [Class B] Invested Amount) based upon the [Class B] Certificate Rate. Interest will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date (or in the case of the initial Distribution Date the Closing Date) to but excluding such Distribution Date and a 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, [Class B] Monthly Interest and [Class B] Monthly Interest previously due but not distributed to [Class B] Certificateholders will be paid from [Class B] Available Funds for such Distribution Date and, if necessary, from Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and amounts, if any, on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount.

     ["[Class B] Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the [Class B] Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange); (ii) if such Monthly Period relates to a Distribution Date that occurs on or after the [Class B] Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in [Class B] Available Funds pursuant to the Series Supplement with respect to such Distribution Date; [and (iv) Excess Spread, if any, for such Monthly Period].]

Principal Payments

     During the Revolving Period (which begins on the Cut-Off Date and ends on the day before the commencement of the [Controlled Amortization Period] [Accumulation Period] or, if earlier, the Rapid Amortization Period), no principal payments will be made to Certificateholders.

     [On each Distribution Date during the Revolving Period, unless a reduction in the Required Collateral Amount has occurred, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Indebtedness Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Required Amount, be paid to the Seller to purchase additional Receivables in order to maintain the Invested Amount, and if necessary, be treated as Shared Principal Collections. If a reduction in the Required Collateral Amount has occurred, collections of Principal Receivables allocable to the Collateral Indebtedness Amount will be applied in accordance with the Collateral Agreement to reduce the Collateral Indebtedness Amount to the Required Collateral Amount.]

     [During the Accumulation Period (on or prior to the respective Expected Final Payment Dates), principal will be deposited in the Principal Funding Account as described below and on the [Class A] Expected Final Payment Date will be distributed to [Class A] Certificateholders up to the [Class A] Invested Amount [and then to [Class B] Certificateholders on the [Class B] Expected Final Payment Date up to the [Class B] Invested Amount]. During any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid [first] to the [Class A] Certificateholders until the [Class A] Invested Amount has been paid in full[, and then to the [Class B] Certificateholders until the [Class B] Invested Amount has been paid in full].]

     [During the Controlled Amortization Period, which is scheduled to begin on [ ], 199[ ], and during any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date, principal will be paid to the Certificateholders on each Distribution Date until the Invested Amount has been paid in full.]

     [On each Distribution Date during the Controlled Amortization Period, unless an Rapid Amortization Period commences, the Certificateholders will be entitled to receive [for each related

Monthly Period since the previous Interest Payment Date] the lesser of (a) collections of Principal Receivables received during each such Period allocated to the Series 199[ ]-[ ] Certificates [Shared Principal Collections allocated to Series 199[ ]-[ ]] [and] [Miscellaneous Payments allocated to Series 199[ ]-[ ]] [other amounts].]

     [On each Distribution Date with respect to the [Class A] Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the [Class A] Adjusted Invested Amount, will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the [Class A] Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the [Class A] Certificateholders on the [Class A] Expected Final Payment Date. [After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the [Class B] Accumulation Period, an amount equal to the least of (a) Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (b) the applicable Controlled Deposit Amount for such Monthly Period and (c) the [Class B] Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the [Class B] Invested Amount. Amounts on deposit in the Principal Funding Account in respect of the [Class B] Certificates will be paid to the [Class B] Certificateholders on the [Class B] Expected Final Payment Date.]

     [If a Pay Out Event occurs with respect to Series 199[ ]-[ ] during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid [first] to the [Class A] Certificateholders on the first Special Payment Date [and then, to the extent the Class A Invested Amount is paid in full, to the [Class B] Certificateholders]. If, on any Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Rapid Amortization Period will commence. [After payment in full of the Class A Invested Amount, the [Class B] Certificateholders will be entitled to receive an amount equal to the [Class B] Invested Amount.]

     "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to the [sum of (a) (i)] an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period (minus the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the [Class A] Required Amount) [plus (b) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 199[ ]-[ ],] [plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 199[ ]-[ ],] [plus (d) any other amounts which pursuant to the Series Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date].

     [The Accumulation Period is scheduled to commence at the close of business on [ ]; however, the [Depositor] [Seller] may, upon notice to [the Trustee,] [the Seller,] [the Servicer,] [the Depositor,] [each Rating Agency] [and the Cash Collateral Holder] elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period. The Depositor may make such election only if the Accumulation Period Length (determined as described below) is less than [ ] [twelve months]. On each Determination Date until the Accumulation Period begins, the [Depositor] [Seller] [Servicer] will determine the "Accumulation Period Length", which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on (i) the expected Monthly Period collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest Monthly Principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to Certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving period during the Accumulation Period. If the Accumulation Period Length is less than [ ] [twelve] months, the [Depositor] [Seller] may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The [Depositor] [Seller] may not postpone or further postpone the commencement date of the Accumulation Period after a Pay Out Event (as defined with respect to each other outstanding Series) shall have occurred and is continuing with respect to any other outstanding Series. The length of the Accumulation Period will not be less than one month. If the commencement of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, then it is probable that the Certificateholders would receive some of their principal later than if the Accumulation Period had not been delayed.]

     On each Distribution Date with respect to the Rapid Amortization Period until the [Class A] Invested Amount has been paid in full or the Termination Date occurs, the [Class A] Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the [Class A] Invested Amount. [After payment in full of the Class A Invested Amount, the [Class B] Certificateholders will be entitled to receive on each Distribution Date, Available Principal Collections until the earlier of the date on which the [Class B] Invested Amount is paid in full or the Termination Date.] In addition, on the first Special Payment Date following the occurrence of a Pay Out Event, after giving effect to any payment of principal on such date, principal payments will be made to the [Class A] Certificateholders [and the [Class B] Certificateholders] from amounts on deposit in the Cash Collateral Account.

     [On each Distribution Date commencing with the [Class B] Principal Commencement Date, unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account to pay principal with respect to the [Class B] Certificates to the extent that the [Class B]

Initial Invested Amount minus the sum of the aggregate amount of principal payments previously distributed to [Class B] Certificateholders or deposited in the Principal Funding Account in respect of the [Class B] Certificates exceeds the [Class B] Invested Amount on the last day of the related Monthly Period (determined after giving effect to any change made to the [Class B] Invested Amount as a result of unreimbursed charge-offs on the following Distribution
Date).]

     [During the Rapid Amortization Period, collections of Principal Receivables allocable to the Collateral Indebtedness will be deposited in the Cash Collateral Account. Amounts will be retained in the Cash Collateral Account at its required level and be made available to cover shortfalls with respect to the Certificates. [In addition, on the first Special Payment Date following the occurrence of any Pay Out Event, after giving effect to any payment of principal on such date as described under "Application of Collections--Payments of Principal," principal payments will be made to the Certificateholders from amounts or deposit in the Cash Collateral Account as described under "Cash Collateral Account" below.]]

[Subordination of the [Class B] Certificates]

     [The [Class B] Certificateholders' Interest will be subordinated (other than with respect to the Initial [Class B] Collateral Amount) to the extent necessary to fund certain payments with respect to the Class A Certificates. Certain principal payments otherwise allocable to the [Class B] Certificateholders may be reallocated to the Class A Certificateholders and the [Class B] Invested Amount may be decreased. To the extent the [Class B] Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the [Class B] Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the [Class B] Invested Amount is not reimbursed, the amount of principal and interest distributable to the [Class B] Certificateholders will be reduced.]

Allocation Percentages

     Pursuant to the Agreement, the [Seller] [Servicer] will allocate among the Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest [and the Collateral Interest], all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each Monthly Period.

     Collection of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 199[ ]-[ ] based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount as of the Issuance Date) and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Cut-Off Date) and the principal amount on deposit in the Excess Funding Account as of such day. [Such amounts so allocated will be further allocated between the [Class A] Certificateholders and the [Class B] Certificateholders in accordance with the [Class A] Floating Percentage and the [Class B] Floating Percentage, respectively. The "[Class A] Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the [Class A] Adjusted Investment Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Issuance
Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "[Class B] Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the [Class B] Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).]

     Collections of Principal Receivables will be allocated to Series 199[ ]-[ ] based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period the Issuance Date) and (b) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Cut-Off Date) and (ii) the sum of the numerators used to calculate the principal allocation percentages for all Series outstanding as of the date as to which such determination is being made; provided, however, that because the Certificates offered hereby are subject to being paired with a future Series, if a Pay Out Event occurs with respect to such a Paired Series during the [Controlled Amortization Period] [Accumulation Period] with respect to Series 199[ ]-[ ], [the Depositor] [the Seller] [the Servicer] may, by written notice delivered to the [the Trustee] [and] [the Seller] [and] [the Servicer], designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such Paired Series and [the Depositor] [the Seller] [the Servicer] shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect, and [the Depositor] [the Seller] [the Servicer] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of [the Depositor] [the Seller] [the Servicer], such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ].

     [Such amounts so allocated to the Certificateholders will be further allocated between the [Class A] Certificateholders and the [Class B] Certificateholders based on the [Class A] Principal

Percentage and the [Class B] Principal Percentage, respectively. The "[Class A] Principal Percentage" means, with respect to any Monthly Period (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the [Class A] Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the [Class A] Initial Invested Amount), and the denominator of which is equal to the Invested Amount as of such day, (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the [Class A] Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day. The "[Class B] Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the [Class B] Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the [Class B] Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the [Class B] Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.]

     As used herein, the following terms have the meanings indicated:

     "[Class A] Invested Amount" for any date means an amount equal to (i) the [Class A] Initial Invested Amount, minus (ii) the aggregate amount of principal payments made to the [Class A] Certificateholders on or prior to such date and minus (iii) the excess, if any, of the aggregate amount of [Class A] Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of [Class A] Investor Charge-Offs for all Distribution Dates prior to such date.

     ["[Class B] Invested Amount" for any date means an amount equal to (i) the Initial [Class B] Invested Amount, minus (ii) the aggregate amount of principal payments made to [Class B] Certificateholders on or prior to such date (other than principal payments made from the proceeds of amounts received from the Cash Collateral Account for the purpose of reimbursing previous reductions in the [Class B] Invested Amount), minus (iii) the excess, if any, of the aggregate amount of [Class B] Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of [Class B] Investor Charge-Offs for all Distribution Dates preceding such date, minus (iv) the amount of Reallocated Principal Receivables for all prior Distribution Dates which have been used to fund the [Class A] Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Receivables that have resulted in a reduction of the Collateral Invested Amount), minus (v) an amount equal to the amount by which the [Class B] Invested Amount has been reduced to fund the [Class A] Default Amount on all prior Distribution Dates as described under "[Class A] Investor Charge-Offs" and plus (vi) the amount of Excess Spread and Excess Finance

Charges allocated to Series 199[ ]-[ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).]

     "[Class A] Adjusted Invested Amount", for any date of determination, means an amount equal to the then current [Class A] Invested Amount, minus the funds on deposit in the Principal Funding Account of such date.

     ["[Class B] Adjusted Invested Amount", for any date of determination, means
(a) if such date occurs prior to the [Class B] Principal Commencement Date, an amount equal to the [Class B] Invested Amount and (b) if such date occurs on or after the [Class B] Principal Commencement Date, an amount equal to the [Class B] Invested Amount minus the funds on deposit in the Principal Funding Account on such date.]

     ["Collateral Indebtedness Amount" means an amount equal to (a) the initial Collateral Indebtedness Amount, minus (b) the aggregate amount of deposits made to the Cash Collateral Account from Principal Collections, minus (c) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Indebtedness Amount for all prior Distribution Dates which have been used to fund the Required Amount, minus (d) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs", minus (e) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Defaulted Amount") with respect to any Distribution Date that is not funded out of Available Funds [and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose on such Distribution Date], and plus (f) the aggregate amount of Available Funds [and Excess Finance Charges] allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (c), (d) and (e) provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.]

     ["Collateral Invested Amount" means for any date, an amount equal to (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal of the Certificates on the first Special Payment Date following an Pay Out Event, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date minus (c) the amount by which the Collateral Invested Amount has been reduced to fund the [Class A] Default Amount [and the [Class B] Default Amount] on all prior Distribution Dates as described below, minus (d) the amount by which the Collateral Invested Amount has been reduced by Reallocated Principal Receivables applied to reimburse the Required Amount and plus (e) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d). In the absence of the occurrence of a Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Certificates, the Collateral Invested Amount will be zero.]

     ["Invested Amount", for any date, means an amount equal to the sum of the [Class A] Invested Amount and the [Class B] Invested Amount] [and the Collateral Invested Amount].]

[Principal Funding Account]

     [The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, as an Eligible Account held for the benefit of the Certificateholders. During the Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 199[_]-[_], [Miscellaneous Payments allocated to Series 199[_]-[_]] and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account.

     [Unless a Pay Out Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of [the Seller] [the Servicer] [the Depositor] in Eligible Investments. On each Distribution Date with respect to the Accumulation Period [(on or prior to the [Class B] Expected Final Payment Date)] the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of [Class A] Available Funds, [prior to the [Class B] Principal Commencement Date and, thereafter, [Class B] Available Funds]. If such investments with respect to any such Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such following Distribution Date. It is intended that any such shortfall will be funded from [Class A] Available Funds [or [Class B] Available Funds, as the case may be] (including a withdrawal from the Reserve Account, if necessary) [or a withdrawal from the Cash Collateral Account] [other sources]. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

     The "Covered Amount" shall mean [(a)] for any Distribution Date with respect to the [Class A] Accumulation Period or the first Special Payment Date, [if such Special Payment Date occurs prior to the [Class B] Principal Commencement Date,] an amount equal to one [twelfth] [quarter] [half] of the product of (i) the [Class A] Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date [and (b) for any Distribution Date with respect to the [Class B] Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs on or after the [Class B] Principal Commencement Date, an amount equal to one [twelfth] [quarter] [half] of the product of (i) the [Class B] Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date].

[Reserve Account]

     The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders

(the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Certificates as provided in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the [Servicer's] [Seller's] [Depositor's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] (to the extent described below under "Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). [In addition, on each Distribution Date, the [Seller] [Depositor] will have the option, but will not be required, to make a deposit in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount).]

     [The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the Monthly Period which commences the [Class A] Accumulation Period or such earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of [ %] of the [Class A] Invested Amount as of the preceding Distribution Date and the Reserve Account Factor as of such Distribution Date, or such lower amount approved by each Rating Agency. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to, or at the direction of, [the Seller] [the Depositor]. The "Reserve Account Factor" for any Distribution Date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period (as such may have been postponed at the option of the [Seller] [Depositor] [Servicer]) as of such Distribution Date and the denominator of
which is [   ].]

     [Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the [Seller] [Servicer] [Depositor] in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables.]

     [On or before each Distribution Date with respect to the Accumulation Period (on or prior to the [Class A] Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in [Class A] Available Funds, [prior to the [Class B] Principal Commencement Date, and, thereafter, in [Class B] Available Funds,] in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.]

     [The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Agreement, (b) the date on which the Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series
199[ ]-[ ] or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the [[Class B]] Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to, or at the direction of, the Depositor. Any amounts withdrawn from the Reserve Account and distributed to, or at the direction of, the Depositor as described above will not be available for distribution to the Certificateholders.]

Reallocation of Cash Flows; [Class B] Invested Amount

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the "[Class A] Required Amount," which will be equal to the amount, if any, by which (a) the sum of (i) [Class A] [Monthly] [Quarterly] [Semi-Annual] Interest for such Distribution Date, (ii) any [Class A] [Monthly] [Quarterly] [Semi-Annual] Interest previously due but not paid to [Class A] Certificateholders on a prior Distribution Date, (iii) any [Class A] additional Interest, (iv) the [Class A] Servicing Fee for such Distribution Date and any unpaid [Class A] Servicing Fee and (v) the [Class A] Default Amount, if any, for such Distribution Date, exceeds the [Class A] Available Funds. If the [Class A] Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose will be used to fund the [Class A] Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available with respect to such Distribution Date are less than the [Class A] Required Amount, then amounts, if any, on deposit in the Cash Collateral Account available to pay amounts in respect of the [Class A] Certificates will then be used to fund the remaining [Class A] Required Amount. [If such Excess Spread and Excess Finance Charges and amounts available from the Cash Collateral Account are insufficient to fund the [Class A] Required Amount, then collections of Principal Receivables allocable to the [Class B] Certificates for the related Monthly Period will then be used to fund the remaining [Class A] Required Amount ("Reallocated Principal Receivables").] If Reallocated Principal Receivables with respect to the related Monthly Period (together with Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and amounts available from the Cash Collateral Account) are insufficient to fund the [Class A] Required Amount for such related Monthly Period, then the Collateral Invested Amount, if any, will be reduced by the amount of such excess (but not by more than the [Class A] Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the [Class A] Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the [Class B] Invested Amount to be a negative number, then the [Class B] Invested Amount will be reduced to zero, and the [Class A] Invested Amount will be reduced by the amount by which the [Class B] Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the [Class A] Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the [Class B] Invested Amount with respect to such Distribution Date as described above).] Any such reduction in the [Class A] Invested Amount will have the effect of slowing or reducing the return of principal and interest to the [Class A] Certificateholders. In such case, the [Class A] Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

     Reductions of the [Class A] [or [Class B]] Invested Amount shall thereafter be reimbursed and the [Class A] [or Class B] Invested Amount will be increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "APPLICATION OF COLLECTIONS -- Excess Spread; Excess Finance Charges". When such reductions of the [Class A] and [Class B] Invested Amount have been fully reimbursed, reductions of the [Collateral] Invested Amount shall be reimbursed and the [Collateral] Invested Amount increased in a similar manner.

Application of Collections

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply the [Class A] Available Funds [and [Class B] Available Funds] (each as defined under "--Interest Payments" above) on deposit in the Collection Account in the following priority:

          (A) On each Distribution Date, an amount equal to the [Class A] Available Funds with respect to such Distribution Date will be distributed in the following priority:

               (i) an amount equal to [Class A] Monthly Interest for such Distribution Date, plus the amount of any [Class A] Monthly Interest previously due but not distributed to the [Class A] Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the [Class A] Certificateholders on a prior Distribution Date at a rate equal to the [Class A] Certificate Rate [plus [ %] per annum ("[Class A] Additional Interest"),] will be:

               [(x)] distributed to [Class A] Certificateholders [if such Distribution Date is an Interest Payment Date or (y) deposited in the Interest Funding Account, if such Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to [Class A] Certificateholders on the next Interest Payment Date or Special Payment Date];

          (ii) an amount equal to the [Class A] Servicing Fee for such Distribution Date, plus the amount of any [Class A] Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account);

          (iii) an amount equal to the [Class A] Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

     [(B) On each Distribution Date, an amount equal to the [Class B] Available Funds with respect to such Distribution Date will be distributed in the following priority:]

          [(i) an amount equal to [Class B] Monthly Interest for such Distribution Date, plus the amount of any [Class B] Monthly Interest previously due but not distributed to the [Class B] Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the [Class B] Certificateholders on a prior Distribution Date at a rate equal to the [Class B] Certificate Rate plus [ %] per annum ("[Class B] Additional Interest"), will be:]

               [(x)] distributed to [Class B] Certificateholders [if such Distribution Date is an Interest Payment Date or (y) deposited in the Interest Funding Account, if such Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to [Class B]Certificateholders on the next Interest Payment Date or Special Payment Date];]

          [(ii) an amount equal to the [Class B] Servicing Fee for such Distribution Date, plus the amount of any [Class B] Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account); and]

          [(iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.]

     "[Class A] Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (ii) the [Class A] Certificate Rate and (iii) the [Class A] Invested Amount as of the preceding Record Date.

     ["[Class B] Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding such Distribution Date and the denominator of which is 360, (ii) the [Class B] Certificate Rate and (iii) the [Class B] Invested Amount as of the preceding Record Date.]

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above [and clause
(B)(iii) above,] [in the definition of [Class A] Monthly Interest [and [Class B] Monthly Interest]].

     Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] with respect to the related Monthly Period to make the following distributions in the following priority to the extent funds are available:

          [(a)] an amount equal to the [Class A] Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A) (i), (ii) and (iii) above in such order of priority;

          [(b)] [an amount equal to the aggregate amount of [Class A] Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;]

          [(c)] [an amount equal to the [Class B] Required Amount, if any, with respect to such Distribution Date will be used first (I) to fund any deficiency pursuant to clauses (B) (i) and (ii) above under "--Payment of Interest, Fees and Other Items" in such order of priority, and (II) second to pay any [Class B] Default Amount with respect to such Distribution Date].

          [(d)] [an amount equal to the aggregate by which the [Class B] Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "[Class B] Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;]

          [(e)] [an amount equal to [the "Cash Collateral Fee" (as described in the Loan Agreement (the "[Loan] Agreement") among the [Depositor] [Seller], the Cash Collateral Depositor and the Trustee) for such Distribution Date shall be distributed to the Cash Collateral Depositor for application in accordance with the [Loan] Agreement;]

          [(f)] [an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;]

          [(g)] [an amount equal to the Monthly Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;]

          [(h)] [an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;]

          [(i)] [on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;]

          [(j)] [an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the [Loan] Agreement (to the extent such amounts are payable pursuant to the [Loan] Agreement out of Excess Spread and Excess Finance Charges) shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

          [(k)] the balance, if any, will constitute a portion of Excess Finance Charges for such Distribution Date and will be available for allocation to other Series in Group [ ] or to the [Seller] [Depositor] as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

          (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be distributed [or deposited] in the following priority:

               [(a)] [an amount equal to the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount will be paid to the Collateral Interest Holder; and]

               [(b)] [the balance] [such Available Principal Collections] will be treated as Shared Principal Collections and applied in accordance with the Agreement and the Series Supplement.]


          (ii) on each Distribution Date with respect to the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, all such Available Principal Collections will be distributed [or deposited] in the following priority:

               [(a)] [an amount equal to [Class A] Monthly Principal, up to the [Class A] Adjusted Invested Amount on such Distribution Date will be distributed to [Class A] Certificateholders [if such Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if such Distribution Date is not a Principal Distribution Date] (during the [Class A] Accumulation Period) or distributed to the [Class A] Certificateholders (during the Rapid Amortization Period)[; and]]

               [(b) for each Distribution Date after the [Class A] Adjusted Invested Amount has been paid in full, an amount equal to [Class B] Monthly Principal, up to the [Class B] Adjusted Invested Amount on such Distribution Date, will be distributed to [Class B] Certificateholders [if such Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if such Distribution Date is not a Principal Distribution Date] (during the [Class B] Accumulation Period) or distributed to the Class B Certificateholders (during the Rapid Amortization Period);]

               [(a)] [an amount equal to [Class A] Monthly Principal, up to the [Class A] Adjusted Invested Amount on such Distribution Date will be deposited in the Principal Funding Account (during the [Class A] Accumulation Period) or distributed to the [Class A] Certificateholders (during the Rapid Amortization Period)[; and]]

               [(b) for each Distribution Date beginning on the [Class B] Principal Commencement Date, an amount equal to [Class B] Monthly Principal for such Distribution Date, up to the [Class B] Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account (during the [Class B] Accumulation Period) or distributed to the [Class B] Certificateholders (during the Rapid Amortization Period)].

               (c) for each Distribution Date with respect to the Rapid Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal collections then on deposit in the Collection Account, to the extent of the Collateral Invested Amount, if any, shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

               (d) for each Distribution Date, after giving effect to paragraphs
          (a), (b) and (c) above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Agreement.

     "[Class A] Monthly Principal" with respect to any Distribution Date relating to the [Class A] [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the [Class A] [Controlled Amortization Period] [Accumulation Period], [and on or prior to the [Class A] Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for such Distribution Date and (iii) the [Class A] Adjusted Invested Amount on such Distribution Date.

     ["[Class B] Monthly Principal" with respect to any Distribution Date relating to the [Class B] [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, after the [Class A] Certificates have been paid in full, will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to [Class A] Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the [Class B] [Controlled Amortization Period] [Accumulation Period], [and on or prior to the [Class B] Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for such Distribution Date and (iii) the [Class B] Adjusted Invested Amount on such Distribution Date.]

     ["Controlled Accumulation Amount" means [(a)] for any Distribution Date with respect to the [Class A] Accumulation Period, $[ ]; provided, however, that, if the commencement of the [Class A] Accumulation Period is delayed as described above under "--Principal Payments", the Accumulation Amount for each Distribution Date may be different for each Distribution Date with respect to the [Class A] Accumulation Period and will be determined by the [Seller] [Servicer] [Depositor] in accordance with the [Agreement] [and the Series Supplement] based on the principal payment rates for the Accounts and on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the [Class A] Accumulation Period[; and (b) for any Distribution Date with respect to the [Class B] Accumulation Period, an amount equal to [$ ] [the [Class B] Invested Amount] as of the [Class B] Principal Commencement Date].]]

     ["Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the [Class A] Accumulation Period [or the [Class B] Accumulation Period,] the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount [deposited in the Principal Funding Account on such Distribution Date] [distributed from the

Collection Account as [Class A] Monthly Principal [or [Class B] Monthly Principal, as the case may be,] for such Distribution Date] and (b) on each subsequent Distribution Date with respect to the [Class A] Accumulation Period [or the [Class B] Accumulation Period,] the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount [deposited in the Principal Funding Account on such Distribution Date] [distributed from the Collection Account as [Class A] Monthly Principal [or [Class B] Monthly Principal, as the case may be,] for such subsequent Distribution Date].]]

     ["Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.]


[Cash Collateral Account]

     [The Trust will have the benefit of the Cash Collateral Account for the benefit of the Certificateholders [and the Collateral Interest Holder], as their interests appear in the Series Supplement, and in the case of the Collateral Interest Holder, in the [Loan] Agreement (which interest, in the case of the Collateral Interest Holder, will be subordinated to the interests of the Certificateholders as provided in the Series Supplement). The Cash Collateral Account will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in certain Eligible Investments that mature on or before the business day immediately preceding the next Distribution Date. [On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement.]]

     [The Cash Collateral Account will be funded on the Issuance Date in the Initial Cash Collateral Amount which amount will include the proceeds of an advance to be made by one or more lenders to be selected by the [Depositor] (such lender or lenders, the "Collateral Interest Holders"). Such advance will be repaid pursuant to the [Loan] Agreement. The Cash Collateral Account will be terminated following the earliest to occur of (a) the date on which the Certificates are paid in full, (b) the date on which the entire Available Cash Collateral Amount is distributed to the Certificateholders as a result of the occurrence of any Pay Out Event, (c) the Termination Date and (d) the termination of the Trust pursuant to the Agreement.]

     [On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to, or withdrawal from, the Cash Collateral Account on such Distribution Date) or the Required Cash Collateral Amount.]

     [The "Required Cash Collateral Amount" means, with respect to any Distribution Date, the lesser of the (a) [the sum of] [the Required Shared Collateral Amount] [and] [the Initial [Class B] Collateral Amount] as of such Distribution Date and (b) the adjusted Invested Amount as of such Distribution Date.]

     [The "Required Shared Collateral Amount" means, with respect to any Distribution Date, the product of (a) the Adjusted Invested Amount as of such Distribution Date after taking into account distributions made on such date and
(b) [ ]% or such higher percentage as is specified by each Rating Agency; provided, however, that (i) if there are any withdrawals from the Cash Collateral Account to fund the [Class A] Required Amount [or the [Class B] Required Amount,] or a Pay Out Event occurs with respect to Series 199[ ]-[ ], then the Required Shared Collateral Amount for any Distribution Date shall equal the Required Shared Collateral Amount on the Distribution Date immediately preceding such withdrawal or Pay Out Event and (ii) notwithstanding the foregoing, the Required Shared Collateral Amount with respect to any Distribution Date will not be less than $[ ].]

     [The Required Shared Collateral Amount [and the Initial [Class B] Collateral Amount] may be reduced without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that such reduction will not have a Ratings Effect and the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Depositor] [Seller], such reduction will not cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ].]

     [On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available Shared Collateral Amount, to fund the following amounts in the following priority:]

          [(a)] the excess, if any, of the [Class A] Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available to fund such [Class A] Required Amount will be used first to fund any deficiency in current [Class A] Monthly Interest, overdue [Class A] Monthly Interest and any current or overdue [Class A] Additional Interest, second to fund any deficiency in the [Class A] Servicing Fee and any overdue [Class A] Servicing Fee and third to pay the [Class A] Default Amount, if any, for such Distribution Date[; and]

          [(b) the excess, if any, of the [Class B] Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available to fund such [Class B] Required Amount will be used first to fund any deficiency in current [Class B] Monthly Interest, overdue [Class B] Monthly Interest and any current or overdue [Class B] Additional Interest, second to fund any deficiency in the [Class B] Servicing Fee and any overdue

     [Class B] Servicing Fee, and third to pay the [Class B] Default Amount, if any, for such Distribution Date.]

     On each Distribution Date, the "Available Shared Collateral Amount" shall equal the lesser of (a) the Required Shared Collateral Amount and (b) the excess, if any, of the amount on deposit in the Cash Collateral Account for such Distribution Date over the Initial [Class B] Collateral Amount.

     On the first Special Payment Date following a Pay Out Event described in clause (e) under "--Pay Out Events" after giving effect to any payment of principal on such date described under "--Application of Collections -- Payments of Principal", the Available Shared Collateral Amount (after giving effect to any withdrawal from the Cash Collateral Account on such date to fund the Required Amount) will be applied to pay principal of the [Class A] Certificates [and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the [Class B] Certificates].

     [On each Distribution Date commencing with the [Class B] Principal Commencement Date, unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in an amount equal to the excess, if any, of the [Class B] Initial Invested Amount (minus the sum of the aggregate amount of principal payments previously deposited to the Principal Funding Account or distributed in respect of the [Class B] Certificates) over the [Class B] Invested Amount on the last day of the related Monthly Period (determined after giving effect to any changes to be made in the [Class B] Invested Amount pursuant to clauses (iii),
(iv), (v) or (vi) of the definition of "[Class B] Invested Amount" under "--Allocation Percentages" on the following Distribution Date).]

     [In the event of a sale of the Receivables and an early termination of the Trust due to an Insolvency Event, an optional repurchase of the Certificateholders' Interest by the [Depositor] [Seller] Servicer], a sale of a portion of the Receivables in connection with the Termination Date, a repurchase or sale of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a Servicer Default or a reassignment of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a breach by the [Seller] [Depositor] [Servicer] of certain representations and warranties, any Available Cash Collateral Amount on the related Distribution Date (after giving effect to all other withdrawals from the Cash Collateral Account on such Distribution Date as described above) will be withdrawn from the Cash Collateral Account and the proceeds thereof will be distributed to [Class B] Certificateholders to the extent of all previous reductions of the [Class B] Invested Amount [pursuant to clauses (iii), (iv) or
(v) of the definition of "[Class B] Invested Amount" under "--Allocation Percentages" above.]

     On each Distribution Date, the [Seller] [Servicer] or the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] (to the extent described above under "--Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Cash Collateral Account to the extent such amount is less than the Required Cash Collateral Amount. In addition, if on any

Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn and paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement.


Defaulted Receivables Charge-Offs

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Defaulted Amount for such Monthly Period. [A portion of the Investor Default Amount will be allocated to the [Class A] Certificateholders (the "[Class A] Default Amount") on each Distribution Date in an amount equal to the product of the [Class A] Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the [Class B] Certificateholders (the "[Class B] Default Amount") in an amount equal to the product of the [Class B] Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the [Class A] Default Amount for each Monthly Period will be paid from [Class A] Available Funds, Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] or from amounts available under the Cash Collateral Account and Reallocated Principal Receivables and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows; [Class B] Invested Amount". An amount equal to the [Class B] Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] or from amounts, if any, available under the Cash Collateral Account and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items".]

     On each Distribution Date, if the [Class A] Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199[ ]-[ ], then amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables, the Collateral Invested Amount, if any, will be reduced by the amount of such excess, but not by more than the [Class A] Default Amount for such Distribution Date. [In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the [Class A] Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the [Class B] Invested Amount to be a negative number, the [Class B] Invested Amount will be reduced to zero, and the [Class A] Invested Amount will be reduced by the amount by which the [Class B] Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the [Class A] Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the [Class B] Invested Amount with respect to such

Distribution Date as described above (a "[Class A] Charge-Off"), which will have the effect of slowing or reducing the return of principal to the [Class A] Certificateholders.] If the [Class A] Invested Amount has been reduced by the amount of any [Class A] Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate [Class A] Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose.

     [On each Distribution Date, if the [Class B] Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 199[ ]-[ ] and not required to pay the [Class A] Required Amount and amounts, if any, on deposit in the Cash Collateral Account which are allocated and available to fund such amount, then the Collateral Invested Amount, if any, will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the [Class B] Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "[Class B] Charge-Off").]

     [If on any Distribution Date Reallocated Principal Receivables for such Distribution Date are applied to fund the Required Amount, the Collateral Invested Amount, if any, will be reduced by the amount of such Reallocated Principal Receivables. In the event such reductions would cause the Collateral Investment Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the [Class B] Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.]

     [The [Class B] Invested Amount will thereafter be reimbursed (but not in excess of the aggregate unreimbursed [Class B] Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose.]

     [Any such reductions of the Collateral Invested Amount shall thereafter be reimbursed and the Collateral Invested Amount increased (but not by any amount in excess of the aggregate reductions of the Collateral Invested Amount) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 199[ ]-[ ] and available for such purpose as described under "--Application of Collections -- Payment of Interest, Fees and Other Items".]


Issuance of Additional Certificates

     The Series Supplement provides that from time to time during the Revolving Period, the [Depositor] [Seller] may, subject to certain conditions described below, cause the Trustee to issue Additional Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Certificates [of each class] will be identical in all respects to the other outstanding Certificates [of that class] and will be equally and ratably entitled to the benefits of the Agreement and the Series Supplement without preference, priority or distinction.

     In connection with each Additional Issuance, the outstanding principal amounts of the [Class A] Certificates [and the [Class B] Certificates] and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an Additional Issuance may take the form of an increase in the Required Cash Collateral Amount or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

     Following an Additional Issuance, the [Controlled Amortization Amount] [Controlled Accumulation Amounts] of each Class will be increased proportionately to reflect the principal amount of Additional Certificates.

     Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series Supplement, including the following: (a) on or before the fifth business day immediately preceding the date on which the Additional Certificates are to be issued, the [Depositor] [Seller] shall have given the Trustee, [the Seller,] [the Servicer,] each Rating Agency and any provider of Credit Enhancement written notice of such issuance and the date upon which it is to occur, (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance, (c) the [Depositor] [Seller] shall have delivered to the Trustee an amended Series Supplement, executed by each of the parties to such agreement; (d) the [Depositor] [Seller] shall have received written notice from each Rating Agency that such Additional Issuance will not have a Ratings Effect;
(e) the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the [Depositor] [Seller], such Additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 199[ ]-[ ]; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount of Credit Enhancement with respect to Series 199[ ]-[ ], together with any additional Credit Enhancement, shall not be less than the amount required so that the additional issuance will not result in a Ratings Effect; (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Certificates shall have been paid, and there shall not be any unreimbursed [Class A] Charge-Offs [or [Class B] Charge-Offs]; (h) the excess of the principal amount of the Additional Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the [Seller's] remaining interest in Principal Receivables shall not be less than [ %] of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; (j) the [Depositor] [Seller] shall have delivered to the Trustee, each Rating Agency and any provider of Credit Enhancement, a Tax Opinion with respect to the Additional Issuance; (k) the [Depositor] [Seller] shall have obtained additional Credit Enhancement for the benefit of the holders of Certificates, provided that the ratio of the sum of the Required Cash Collateral Amount and the amount of such Credit Enhancement to the Invested Amount (after giving effect to such Additional Issuance) shall be greater than or equal to the ratio of the Required Cash Collateral Amount to the Invested Amount (before giving effect to such Additional Issuance); (l) the [Depositor] [Seller] shall have delivered to each Rating Agency (i) an opinion of counsel to the effect that such Additional Issuance will not violate applicable Federal Securities laws and
(ii) such other documents as the Rating Agencies may request; and (m) the ratio of the [Controlled Amortization Amount] [Controlled Accumulation Amount] (after giving effect to such Additional Issuance) to the Invested Amount (after giving effect to such Additional Issuance) shall be equal to the ratio of the [Controlled Amortization Amount] [Controlled Accumulated Amount] (before giving effect to such Additional Issuance) to the Invested Amount (before giving effect to such Additional Issuance).

     There are no restrictions on the time or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the [Class A] Invested Amount [and the [Class B] Invested Amount] will be increased to reflect the initial principal balance of the Additional Certificates of the respective classes.

[Paired Series]

     [The Series 199[ ]-[ ] Certificates may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Seller) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series, in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Seller) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of Series 199[ ]
- -[ ], assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series 199[ ]-[ ] Invested Amount paid to the Certificateholders. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by Certificateholders. See "Maturity Considerations" herein.

Required Principal Balance; Addition to Accounts

     The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to such issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance" means, as of any date of determination, the sum of the initial invested amount (as defined in the relevant Supplement) of each

Series outstanding on such date (other than any Series or portion thereof (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series) minus the principal amount on deposit in the Excess Funding Account on such date; provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such Series, the Required Principal Balance shall mean the sum of the "Invested Amount" (as defined in the relevant Supplement) of each such Excluded Series as of the earliest date on which any such pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account; and provided further that the Required Principal Balance may be reduced to a lesser amount without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that such reduction will not have a Ratings Effect.

     If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on such date, the [Depositor] [Seller] shall on or before the [ ] [tenth] business day following such day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

Pay Out Events

     The Pay Out Events with respect to the Certificates will include each of the events specified in the Prospectus and the following:

          (a) failure on the part of the [Depositor] [Seller] [Servicer] (i) to make any payment or deposit required by it under the Agreement or the Series Supplement within [five] [ ] business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any of its other covenants or agreements set forth in the Agreement the Series Supplement, which failure has a material adverse effect on the Series 199[ ]-[ ] Certificateholders and which continues unremedied for a period of [60] [ ] days (or for such longer period, not in excess of [150] [ ] days, as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within [150] [ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such failure) after the earlier to occur of the discovery thereof by the [Seller] [Servicer] [Depositor] or written notice;

          (b) any representation or warranty made by [Seller] [Servicer] [Depositor] in the Agreement or the Series Supplement or any information required to be given by the [Depositor] [Seller] [Servicer] to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [60] [ ] days (or for such longer period, not in excess of [150] [ ] days, as may be reasonably necessary to remedy such breach; provided that such misrepresentation is capable of remedy within [150] [ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced or will promptly commence and diligently pursue, all reasonable efforts to remedy such misrepresentation) after the earlier to occur of discovery thereof by the [Seller] [Servicer] [Depositor] or written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the [Seller] [Servicer] [Depositor] has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) a failure by the [Depositor] [Seller] to make an Addition to the Trust within five business days after the day on which it is required to make such Addition pursuant to the Agreement or the Series Supplement;

          (d) the occurrence of any Servicer Default with respect to the Certificates;

          (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 199[ ]-[ ] for such Monthly Periods;

          (f) the failure to pay in full the [Class A] Invested Amount on the [Class A] Expected Final Payment Date[, or the [Class B] Invested Amount on the [Class B] Expected Final Payment Date]; and

          (g) the [Depositor] [Seller] is unable for any reason to transfer Receivables to the Trust in accordance with the Agreement or the Series Supplement.

     Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 199[ ]-[ ] by notice then given in writing to the [Seller] [Servicer] [Depositor] (and to the Trustee if given by the Certificateholders) may declare that a Pay Out Event has occurred with respect to Series 199[ ]-[ ] as of the date of such notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 199[ ]-[ ], without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

     For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the
Certificates:

     "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of [Class A] Monthly Interest, [[Class B] Monthly Interest] and the Monthly Servicing Fee with respect to Series 199[ ]-[ ] for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

     "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) the Floating Allocation Percentage of collections of Finance Charge Receivables (including any investment earnings and certain other amounts that are to be treated as Finance Charge Receivables in accordance with the Agreement) for such Monthly Period calculated on a billed basis, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus (c) the amount of funds withdrawn from the Reserve Account and which are required to be included as [Class A] Available Funds [or [Class B] Available Funds], in each case for the Distribution Date with respect to such Monthly Period minus (d) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

     If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the [Depositor] [Seller] [Servicer] allocated to the [Class A] Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the [Class A] Certificates, then the [Class A] Certificateholders will suffer a corresponding loss [and no such proceeds will be available to the [Class B] Certificateholders].

Servicing Compensation and Payment of Expenses

     The share of the Servicing Fee allocable to Series 199[ ]-[ ] with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one twelfth of the product of (a) [ %] (the "Servicing Fee Rate") and (b) the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date will be [$ ] [equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the Issuance Date to but excluding the first Distribution Date calculated on the basis of the actual number of days in the period from the Issuance Date to such first Distribution Date and a 360-day year]. On each Distribution Date, but only if [Servicer Name] or the Trustee is the Servicer, Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer as payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which [Servicer Name] or the Trustee is the Servicer will be equal to the product of (a) the Floating Allocation Percentage for such Monthly Period and (b) the portion of Finance Charge Receivables allocated to the Trust with respect to such Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one twelfth of the product of (i) the sum of the Invested Amount and the Collateral Investment Amount, if any, as of the last day of such Monthly Period and (ii) [ %]. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     [The share of the Monthly Servicing Fee allocable to the [Class A] Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Distribution Date (the "[Class A] Servicing Fee") shall be equal to one twelfth of the product of (a) the [Class A] Floating Percentage, (b) [ %], or if [Servicer Name] or the Trustee is not the Servicer, [ %] (the "Net Servicing Fee Rate") and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the [Class A] Servicing Fee shall be equal to the [Class A] Certificateholders' share of the Monthly Servicing Fee for the period from the Issuance Date to but excluding the first Distribution Date. [The share of the Monthly Servicing Fee allocable to the [Class B] Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Distribution Date (the "[Class B] Servicing Fee") shall be equal to one twelfth of the product of (a) the [Class B] Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, with respect to the first Distribution Date, the [Class B] Servicing Fee shall be equal to the [Class B] Certificateholders' share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date. The remainder of the Servicing Fee shall be paid by the [Depositor] [Seller] or the certificateholders of other Series (as provided in the related Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the [Depositor] [Seller] or the Certificateholders of any other Series or to be paid out of Servicer Interchange. The [Class A] Servicing Fee [and the [Class B] Servicing Fee] shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof.]

Series Termination

     If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount or the Collateral Invested Amount, if any (in each case after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the sum of the Invested Amount and the Collateral Invested Amount, if any, at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date). The [Depositor] [Seller] (provided that the sum of the Invested Amount and the Collateral Invested Amount, if any, is less than or equal to [ %] of the Initial Invested Amount), and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding. Upon the expiration of 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Certificateholders and the Collateral Interest Holder. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Certificateholders' Interest.

Reports

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, [the Collateral Interest Holder] [the Cash Collateral Depositor] [the Depositor] the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the [Class A] Invested Amount [and] [the [Class B] Invested Amount] [and] [the Collateral Invested Amount] at the close of business on the last day of the preceding Monthly Period; (c) the Floating Allocation Percentage and, during the [Controlled Amortization Period] [Accumulation Period] or Rapid Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to the Certificates; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest; (e) the aggregate outstanding balance of Accounts which were 30, 60, and 90 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest [and the Collateral Interest Holder]; (g) the amount, if any, of [Class A] Charge-Offs [and [Class B] Charge-Offs]; (h) the Monthly Servicing Fees; (i) the Portfolio Yield for such Monthly Period; (j) the amount to be withdrawn from the Cash Collateral Account, if any, to fund the [Class A] Required Amount [or the [Class B] Required Amount] for such Distribution Date; (k) the Available Cash Collateral Amount, the Available Shared Collateral Amount and the Required Cash Collateral with respect to Series 199[ ]-[ ] and (l) Reallocated Principal Receivables.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the [Class A] Certificates [and [Class B] Certificates] set forth opposite its name (the "Underwritten Certificates"):


                                              Principal Amount            Principal Amount
                                                of [Class A]                of [Class B]
    Underwriter                                 Certificates               Certificates
    -----------                                 ------------               ------------
CS First Boston................
[Other underwriter]............
Total..........................


     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Underwritten Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Underwritten Certificates offered hereby, if any are taken.

     The Underwriters propose initially to offer the [Class A] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the [Class A] Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the [Class A] Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     [The Underwriters propose initially to offer the [Class B] Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the [Class B] Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the [Class B] Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.]

     The Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Depositor and its affiliates.


                             INDEX OF DEFINED TERMS

Accounts..................................................................
Accumulation Period.......................................................
Additional Certificates...................................................
Adjusted Invested Amount..................................................
Available Final Distribution Amount.......................................
Available Principal Collections...........................................
Available Reserve Account Amount .........................................
Available Shared Collateral Amount........................................
Base Rate ................................................................
Cash Collateral Account...................................................
Cash Collateral Depositor.................................................
Certificateholders........................................................
Certificate Owners........................................................
Certificates..............................................................
[Class A] Accumulation Amount ............................................
[Class A] Accumulation Period.............................................
[Class A] Additional Interest ............................................
[Class A] Adjusted Invested Amount  ......................................
[Class A] Available Funds ................................................
[Class A] Certificate Rate  ..............................................
[Class A] Certificateholders' Interest  ..................................
[Class A] Certificates....................................................
[Class A] Controlled Accumulation.........................................
[Class A] Controlled Amortization Amount  ................................
[Class A] Controlled Amortization Period..................................
[Class A] Floating Percentage ............................................
[Class A] Initial Invested Amount  .......................................
[Class A] Invested Amount  ...............................................
[Class A] Charge Off .....................................................
[Class A] Default Amount .................................................
[Class A] Monthly Interest ...............................................
[Class A] Principal Commencement Date.....................................
[Class A] Principal Percentage............................................
[Class A] Required Amount ................................................
[Class A] Servicing Fee...................................................
[Class B] Accumulation Amount  ...........................................
[Class B] Accumulation Period.............................................
[Class B] Additional Interest.............................................
[Class B] Adjusted Invested Amount  ......................................
[Class B] Available Funds.................................................
[Class B] Certificate Rate  ..............................................

[Class B] Certificateholders' Interest  ...................................
[Class B] Certificates  ...................................................
[Class B] Charge Off.......................................................
[Class B] Controlled Amortization Amount...................................
[Class B] Controlled Amortization Period...................................
[Class B] Default Amount...................................................
[Class B] Floating Percentage..............................................
[Class B] Initial Invested Amount..........................................
[Class B] Invested Amount..................................................
[Class B] Monthly Interest.................................................
[Class B] Principal Commencement Date......................................
[Class B] Principal Percentage.............................................
[Class B] Required Amount..................................................
[Class B] Servicing Fee....................................................
Closing Date...............................................................
Code.......................................................................
Collateral Additional Interest.............................................
Collateral Available Funds.................................................
Collateral Charge-Off......................................................
Collateral Default Amount..................................................
Collateral Floating Percentage.............................................
Collateral Initial Invested Amount.........................................
Collateral Interest........................................................
Collateral Interest Holder.................................................
Collateral Interest Servicing Fee..........................................
Collateral Invested Amount.................................................
Collateral Monthly Interest................................................
Collateral Principal Percentage ...........................................
Collateral Rate............................................................
Controlled Accumulation Amount.............................................
Controlled Accumulation Period.............................................
Controlled Accumulation Period Length......................................
Controlled Amortization Amount.............................................
Controlled Amortization Period.............................................
Controlled Deposit Amount..................................................
Covered Amount.............................................................
Credit Enhancement.........................................................
Cut-Off Date...............................................................
Defaulted Amount...........................................................
Deficit Controlled Accumulation Amount.....................................
Definitive Certificates....................................................
Depositor..................................................................
Distribution Date..........................................................

Excess Spread.............................................................
Excess Finance Charge Receivables.........................................
Expected Final Payment Date...............................................
Final Scheduled Payment Date
Finance Charge Receivables................................................
Floating Allocation Percentage............................................
Funding Period............................................................
Group [  ]................................................................
Initial Cash Collateral Amount............................................
Initial [Class B] Collateral Amount.......................................
Initial Cut-Off Date......................................................
Initial Invested Amount...................................................
Initial Shared Collateral Amount..........................................
Interest Funding Account..................................................
Interest Payment Date.....................................................
Interest Period...........................................................
Invested Amount...........................................................
Investor Default Amount...................................................
Issuance Date.............................................................
Loan Agreement............................................................
Mandatory Prepayment......................................................
Monthly Period............................................................
Monthly Report............................................................
Monthly Servicing Fee.....................................................
Paired Series.............................................................
Pay Out Event.............................................................
Period Length Determination Date..........................................
Pooling and Servicing Agreement...........................................
Pre-Funding Account.......................................................
Principal Allocation Percentage...........................................
Principal Funding Account.................................................
Principal Funding Account.................................................
Principal Funding Investment Proceeds.....................................
Principal Receivables.....................................................
Rapid Amortization Period.................................................
Rating Agency.............................................................
Ratings Effect............................................................
Reallocated Principal Receivables.........................................
Reallocated Principal Collections.........................................
Receivables...............................................................
Required Amount...........................................................
Required Cash Collateral Amount...........................................
Required Collateral Invested Amount.......................................

Required Reserve Account Amount...........................................
Required [Seller's] Amount................................................
Reserve Account...........................................................
Reserve Account Funding Date..............................................
Revolving Period..........................................................
Series Supplement.........................................................
[Servicer]................................................................
Servicing Fee.............................................................
Shared Principal Collections..............................................
Special Payment Date......................................................
Subsequent Cut-Off Date...................................................
Subsequent Receivables....................................................
Subsequent Transfer Date..................................................
Termination Date..........................................................
Trust.....................................................................
Trust Portfolio...........................................................
Trustee...................................................................
Underwriters..............................................................
Underwriting Agreement....................................................

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     Subject to Completion dated [ ], 199[ ]

              Prospectus Supplement to Prospectus dated [ ], 199[ ]

                      CARD ACCOUNT TRUST, SERIES 199[ ]-[ ]

    $[   ] [Class A] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate]
                            Asset Backed Certificates
    [$[   ] [Class B] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate]
                           Asset Backed Certificates]

                 Asset Backed Securities Corporation, Depositor

     The Card Account Trust 199[ ]-[ ] (the "Trust") will be formed pursuant to a trust agreement dated as of [ ], 199[ ] (the "Trust Agreement") [between] [among] Asset Backed Securities Corporation (the "Depositor"), [and] [Trustee name], as trustee (the "Trustee") [and [Seller name], as Seller]. The Trust will issue $ [ ] aggregate principal amount of [Class A] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates (the "[Class A] Certificates") [and $ [ ] aggregate principal amount of [Class B] [ %] [Floating Rate] [Adjustable Rate]

                                               (Continued on the following page)

                                  ------------

   THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN THE DEPOSITOR, TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE
       EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING
          ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER UNDER
      "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

    PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER "ERISA
       CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS

 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


========================================================================================================================
                                     Price to Public            Underwriting Discount     Proceeds to the Depositor (1)
- ------------------------------------------------------------------------------------------------------------------------
Per [Class A] Certificate
- ------------------------------------------------------------------------------------------------------------------------
[Per Class B Certificate]
- ------------------------------------------------------------------------------------------------------------------------
         Total

========================================================================================================================

(1) Before deduction of expenses payable by the Depositor, estimated to be
    $[        ].

                                  ------------

     The Certificates offered hereby will be purchased by CS First Boston Corporation (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Certificates
are expected to be $[    ] before deducting expenses payable by the Depositor of
$[         ].

     The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Certificates will be [available for delivery] [delivered in book-entry form] [at the offices of the Underwriter] [through the facilities of The Depository
Trust Company] on or about [       ], 199[ ]. [The Certificates will be offered
in the United States of America and in Europe].

                                  ------------

                         Underwriters of the Securities
                             [LOGO] CS FIRST BOSTON
          The date of this Prospectus Supplement is [          ], 199[ ].

[Variable Rate] Asset Backed Certificates (the "[Class B] Certificates," and together with the [Class A] Certificates, the "Certificates")]. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such
terms in the Prospectus dated [    ], 199[ ] attached hereto (the "Prospectus").

     The Trust will consist of certain asset backed certificates (collectively, the "Card Receivables Backed Securities," or "CRB Securities") each issued pursuant to a pooling and servicing agreement or master pooling and servicing agreement (collectively, the "Agreements"). Each of the CRB Securities evidences an interest in a trust created by one of the Agreements, the property of which includes a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] accounts (collectively, the "Accounts"), all monies due in payment of the Receivables and certain other properties, as more fully described herein. The CRB Securities [will be transferred to the Trust by the Depositor] [will be purchased by the Trust with funds received from the Depositor in exchange for the Certificates] pursuant to the Trust Agreement. [In addition, the Trust will enter into the Ancillary Arrangements (as defined herein).] [The trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date.]

     The [Class A] Certificates will represent in the aggregate fractional
undivided interests in [approximately [   %] of] the Trust. [The Class B
Certificates[, which are not being offered hereby,] will represent in the aggregate fractional undivided interests in [approximately [ %] of] the Trust.]

     Distributions on the Certificates will be made on the [     ] day of each
[month] [quarter] [semi-annual period] or, if any such day is not a Business Day, on the next succeeding Business Day (the "Distribution Date") commencing
[        ], 199[ ].

     Interest at a rate equal to [ %] [insert Class A Certificate Rate formula] will be distributed to the [Class A] Certificateholders on each Distribution Date. [Interest at a rate equal to [ %] [insert Class B Certificate Rate formula] will be distributed to the Class B Certificateholders on each Distribution Date.]

     Principal, to the extent described herein, will be distributed to the [Class A] Certificateholders on each Distribution Date, commencing with the [ ], 199[ ] Distribution Date (or earlier under certain circumstances). [Principal, to the extent described herein, will be distributed to the [Class B]
Certificateholders on each Distribution Date, commencing with the [   ], 199 [ ]
Distribution Date (or earlier under certain circumstances).]

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. Potential investors should consider, among other things, the information set forth in "RISK FACTORS" herein and in the Prospectus.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors [and may be required to deliver a Global Prospectus Supplement to non-U.S. investors]. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                                  ------------

     The Certificates offered hereby constitute part of a separate series of Asset Backed Certificates being offered by the Depositor from time to time
pursuant to its Prospectus dated [    ], 199[ ]. This Prospectus Supplement does
not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full as well as any prospectus relating to the CRB Securities. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

- --------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus supplement for each of the CRB Securities. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Securities Offered.............    [Class A] [   %] [Floating Rate] [Adjustable
                                   Rate] Asset Backed Certificates (the
                                   "[Class A] Certificates"); and

                                   [[Class B] [ %] [Floating Rate] [Adjustable
                                   Rate] Asset Backed Certificates (the "[Class
                                   B] Certificates" and, together with the
                                   [Class A] Certificates, the "Certificates").]

Trust..........................    Card Account Trust, Series 199[ ]-[ ] (the
                                   "Trust" or the "Issuer"), a trust established pursuant to the Trust Agreement (as defined herein).

Depositor......................    Asset Backed Securities Corporation is a
                                   special-purpose Delaware corporation
                                   organized for the purpose of issuing the Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities
                                   Corporation, which is a wholly owned
                                   subsidiary of CS First Boston Securities
                                   Corporation, which is a wholly owned
                                   subsidiary of CS First Boston, Inc. Neither
                                   CS First Boston Securities Corporation nor CS
                                   First Boston, Inc., nor any of their
                                   affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

Trust Agreement................    Pursuant to a trust agreement dated as of
                                   [    ], 199[ ] (the "Trust Agreement"),
                                   [between] [among] the Depositor and [insert
                                   Trustee name] in its capacity as trustee (the
                                   "Trustee") [and the Seller], the Trust will
                                   issue the [Class A] Certificates in an
                                   initial aggregate amount of $[    ] [and the
                                   Class B Certificate in an initial aggregate
                                   amount of $[    ]].

CRB Securities.................    The CRB Securities are described herein and
                                   in Appendix A attached to this Prospectus
                                   Supplement. The CRB Securities will consist of certain asset backed certificates, as more fully described herein, each issued pursuant to a pooling and servicing agreement or master pooling and servicing agreement
                                   (collectively, the "Agreements").

Risk Factors...................    For a discussion of risk factors that should
                                   be considered in respect of an investment in the Certificates, see "Risk Factors" herein and in the Prospectus.

Description of
Certificates...................    Each of the Certificates will represent a
                                   fractional undivided interest in the Trust as described herein.

                                   The [Class A] Certificates will evidence in the aggregate an undivided ownership interest in approximately [ %] of the Trust (the "[Class A] Percentage") [and the [Class B] Certificates will evidence in the aggregate an undivided ownership interest in approximately [ %] of the Trust (the "[Class B] Percentage")]. [Only the Class A Certificates are being offered hereby.] [The Class B Certificates will be subordinated to the Class A Certificates to the extent described herein.] See "THE CERTIFICATES" herein.

Interest Distributions on the
  Certificates.................    Interest will accrue on the unpaid principal
                                   amount of the [Class A] Certificates at a rate per annum equal to [insert [Class A]
                                   Certificate Rate formula] payable [monthly]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   [quarterly] [semi-annually] on each
                                   Distribution Date [subject to a maximum rate
                                   of [ ]% until the [   ], 199[ ] Distribution
                                   Date] [, and subsequently subject to no
                                   maximum rate] (the "[Class A] Certificate
                                   Interest Rate"). Interest will accrue on the
                                   unpaid principal amount of the [Class B]
                                   Certificates at a rate per annum equal to
                                   [insert Class B Certificate Rate formula]
                                   payable [monthly] [quarterly] [semi-annually] on each Distribution Date [subject to a
                                   maximum rate of [ ]% until the [    ], 199[ ]
                                   Distribution Date] [, and subsequently
                                   subject to no maximum rate (the "[Class B]
                                   Certificate Interest Rate").]

                                   Interest will be distributed to
                                   Certificateholders on each Distribution Date
                                   [to the extent that funds are available
                                   therefor, from] [(i)] the Interest
                                   Distribution Amount , [(ii)] [the Reserve
                                   Account,] [and] [(iii)] [amounts payable to
                                   the Trust pursuant to the Ancillary
                                   Arrangements]. Interest in respect of a
                                   Distribution Date will accrue on the
                                   Certificates from and including the preceding Distribution Date (in the case of the first
                                   Distribution Date, from and including [    ],
                                   199[ ] (the "Closing Date")) to but excluding such Distribution Date (each, a "Collection Period") [and will be calculated on the basis of the actual number of days in such Collection Period divided by 360] [and will be calculated on the basis of a 360 day year of twelve 30 day months].

Principal Distributions
on the Certificates............    No principal will be distributable to
                                   Certificateholders until the [      ], 199[ ]
                                   Distribution Date or, upon the occurrence of a CRB Securities Amortization Event, the first Distribution Date thereafter, as described herein.

                                   Principal distributable on the Certificates will equal the principal received on the CRB Securities.

                                   Principal of the [Class A] Certificates will be payable on each Distribution Date, pro rata to the [Class A] Certificateholders, in a maximum amount equal to the [Class A] Principal Distributable Amount for the related Collection Period. The [Class A] Principal Distributable Amount with respect to any Distribution Date will equal

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   the [Class A] Percentage of the Principal
                                   Distribution Amount for the related
                                   Collection Period.

                                   [On each Distribution Date, [subject to the prior distribution on such date of the [Class A] Interest Distributable Amount and the [Class A] Principal Distributable Amount,] the Trustee will distribute to holders of the [Class B] Certificateholders (i) the [Class B] Interest Distributable Amount to the extent of funds available therefor from the [Class B] Percentage of the Interest Distribution Amount and the Reserve Account and (ii) the [Class B] Principal Distributable Amount. The [Class B] Principal Distributable Amount with respect to any Distribution Date will equal the [Class B] Percentage of the Principal Distribution Amount for the related Collection Period.]

                                   The outstanding principal amount, if any, of
                                   the [Class A] Certificates [and the [Class B] Certificates] will be payable in full on
                                   [               ], 199[ ] (the "Final
                                   Scheduled Distribution Date").

[Optional Prepayment...........    If the Depositor exercises its option to
                                   purchase the CRB Securities, which it may do after the aggregate principal balance of the CRB Securities (the "Pool Balance") declines to [ %] or less of the initial Pool Balance, the [Class A] Certificateholders will receive an amount equal to the [Class A] Certificate
                                   Balance together with accrued interest at the [Class A] Certificate Rate, [and the [Class
                                   B] Certificateholders will receive an amount equal to the Class B Certificate Balance together with accrued interest at the Class B
                                   Certificate Rate], and the Certificates will be retired.]

[Credit Enhancement............    Subordination. The rights of the [Class B]
                                   Certificateholders to receive distributions to which they would otherwise be entitled with respect to the CRB Securities are subordinated to the rights of the [Class A]
                                   Certificateholders, as described more fully herein.]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   [Reserve Account. The Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or eligible investments having a value of at
                                   least $[     ] (the "Reserve Account Initial
                                   Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period is less than the [Class A] Distributable Amount. Such funds will be distributed to the [Class A]
                                   Certificateholders. In addition, after giving effect to any such withdrawal and distribution to the [Class A]
                                   Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the [Class A] Distributable Amount is less than the [Class B] Distributable Amount. Such funds will be distributed to the [Class B] Certificateholders.]

                                   [On each Distribution Date, the Reserve
                                   Account will be reinstated up to the Required Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the [Class A] Distributable Amount [and the [Class B] Distributable Amount]. The "Required Reserve Account Balance" with respect to any Distribution Date generally will be equal to [insert Required Reserve Account Balance formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the Depositor and will no longer be available to the Certificateholders.]

                                   [The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.]

Distribution Date..............    The [   ] day of each [month] [quarter]
                                   [semi-annual period] or, if such day is not a
                                   Business Day, the next succeeding Business
                                   Day, commencing on [   ], 199[ ]. A "Business
                                   Day" is any day other than a Saturday or Sunday or another day on which banking institutions in New York,

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   New York are authorized or obligated by law, regulations or executive order to be closed.

Record Date....................    Distributions on the Certificates will be
                                   made to

                                   Certificateholders in whose name the
                                   Certificates were registered at the close of business on the last day of the month prior to the [month] [quarter] [semi-annual period] in which such distribution occurs.

Form and Registration..........    [The Certificates will initially be delivered
                                   in book-entry form ("Book-Entry
                                   Certificates"). Certificateholders will
                                   initially hold their interests through the Depository Trust Company ("DTC"). Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.
                                   So long as the Certificates are Book-Entry
                                   Certificates, such Certificates will be
                                   evidenced by one or more securities
                                   registered in the name of Cede & Co.
                                   ("Cede"), as the nominee of DTC. No
                                   Certificateholder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described in "CERTAIN
                                   INFORMATION REGARDING THE
                                   SECURITIES--Definitive Securities" in the
                                   Prospectus. All references in this Prospectus
                                   Supplement to Certificates reflect the rights of Certificateholders only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "RISK
                                   FACTORS--Book-Entry Registration" and
                                   "CERTAIN INFORMATION REGARDING THE
                                   SECURITIES--Book-Entry Registration" in the
                                   Prospectus and Annex I thereto.]

Denominations..................    The Certificates will be issued in minimum
                                   denominations of $[        ] and integral
                                   multiples of $1,000 in excess thereof.

[Ancillary Arrangements........    On the Closing Date the Trust will enter into
                                   ancillary arrangements (such arrangements, the "Ancillary Arrangements").]

[Calculation of LIBOR..........    LIBOR applicable to the calculation of the
                                   interest rate on the Certificates in respect of a Distribution Date shall be

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   equal to the weighted average of the LIBOR
                                   Interest rates (weighted on the basis of the outstanding principal balances of the CRB Securities immediately prior to such date) applicable to the distribution of interest on the CRB Securities distributable on such date.]

Tax Considerations.............    In the opinion of Sidley & Austin ("Federal
                                   Tax Counsel"), the Trust will be classified as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. Subject to the discussion under "Certain Federal
                                   Income Tax Consequences" in the Prospectus, each Owner of a beneficial interest in the Certificates must include in income its pro rata share of interest and other income from the CRB Securities and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Trust. See "Certain Federal Income Tax
                                   Consequences" in the Prospectus for
                                   additional information concerning the
                                   application of federal income tax laws to the Trust and the Certificates.

Legal Investment...............    Institutions whose investment activities are
                                   subject to legal investment laws and
                                   regulations or to review by certain
                                   regulatory authorities may be subject to restrictions on investment in the
                                   Certificates. See "LEGAL INVESTMENT
                                   CONSIDERATIONS" herein.

ERISA..........................    Except as otherwise described herein, the
                                   Certificates may not be acquired by an
                                   employee benefit plan subject to the Employee
                                   Retirement Income Security Act of 1974, as amended ("ERISA"), by any individual retirement account or by any other "plan" as defined in Section 4975 of the Code. See
                                   "ERISA CONSIDERATIONS" herein and in the Prospectus.

Rating.........................    It is a condition to the issuance of the
                                   [Class A] Certificates that they be rated [in the highest rating category] by at least one
                                   Rating Agency, as defined herein. [It is a condition to the issuance of the [Class B]
                                   Certificates that they be rated [in one of the three highest rating categories] by at least one Rating Agency.] There is no assurance that such rating will continue for any period of time or that it

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   will not be revised or withdrawn entirely by such rating agency if, in its judgement, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates. A security rating is not a recommendation to buy, sell or hold securities.




- --------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and in the Prospectus, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

     Limited Liquidity. There is currently no secondary market for the Certificates. CS First Boston currently intends to make a market in the Certificates but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Certificates or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or will continue for the life of the Certificates.

     Trust's Relationship to the Depositor. The Depositor is not obligated to make any payments in respect of the Certificates or the CRB Securities.

     Maturity Assumptions. The rate of payment of principal of the Certificates, the aggregate amount of each distribution on, and the yield to maturity of, the Certificates will depend on the rate of payment of principal of the CRB Securities. Each series of the CRB Securities is subject to early amortization upon the occurrence of any of the amortization events applicable to such CRB Securities as described herein and in the prospectus used in connection with the offering of such CRB Securities.

     The rate of payment of principal of the Certificates may also be affected by the repurchase by an issuer of CRB Securities (a "CRB Issuer") of the CRB Securities it has issued pursuant to a purchase option, which may be exercised after the aggregate principal balance of such CRB Securities is less than [ %] of their original principal balance at a purchase price equal to a percentage of the principal balance of such CRB Securities plus accrued and unpaid interest. In such event, the repurchase price paid by the Issuer would be passed through to the Certificateholders as a payment of principal.

     Rating of the Certificates. It is a condition to the issuance and sale of the [Class A] Certificates that they be rated [in the highest rating category] by [at least one of] [Moody's Investors Service, Inc. ("Moody's")] [and] [Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P")] ([each of] [Moody's] [and] [S&P] [being hereinafter referred to as] a "Rating Agency"). [It is a condition to the issuance and sale of the Class B Certificates that they be rated [in one of the three highest] rating categories by [at least one Rating Agency.] A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the Certificates pursuant to their terms. However, a Rating Agency does not evaluate, and the ratings of the Certificates do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

     [Risks Attendant to Investments in Interest-only or Principal-only Certificates. [If Certificates are Interest-only or Principal-only certificates, discuss risks attendant thereto.]]

                                    THE TRUST

General

     The Issuer, Card Account Trust, Series 199[ ]-[ ], is a trust formed pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CRB Securities and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making distributions on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Trust Agreement dated as of [ ], 199[ ] [between] [among] the Depositor [and] [insert Trustee name], as Trustee [and [Seller name], as Seller.] The Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

     The following summaries describe the material terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Certificates and the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "THE TRUST AGREEMENT" herein for a summary of additional terms of the Trust Agreement.

     The Certificates will be issued in book-entry form only ("Book-Entry Certificates") and will represent undivided interests in the Trust. The
Certificates will be issued in minimum denominations of $[   ] and integral
multiples of $1,000 in excess thereof.

[Book-Entry Certificates]

     [The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial principal balance of the Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original
principal amount of $[         ] and integral multiples of $1,000 in excess
thereof. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "CERTAIN INFORMATION REGARDING THE SECURITIES--Definitive Securities," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a Definitive Certificate.]

     [Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through the Depository and its participating organizations. Any reports on the Trust provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository's participating organizations to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.]

     [For a description of the procedures generally applicable to the Book-Entry Certificates, see "CERTAIN INFORMATION REGARDING THE SECURITIES--Book-Entry Registration" in the Prospectus.]

Distributions on Certificates

     Distributions on the Certificates, as described below, will be made by the Trustee on the Distribution Date to persons in whose names the Certificates are registered on the last day of the month preceding the [month] [quarter] [semi-annual period] in which such Distribution Date occurs (the "Record Date"). Distributions to each Certificateholder will be made by the Trustee to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Trustee and such holder. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Trustee at the office thereof specified in the notice to Certificateholders of such final distribution. Notice will be mailed prior to the Distribution Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.

Distributions of Interest

     The [Class A] Certificates will bear interest on the aggregate principal amount of the [Class A] Certificates of an annual rate equal to [insert Class A Certificate Rate formula], [subject to a maximum rate of [insert cap if any]
until the [    ], 199[ ] Distribution Date] [,and subsequently subject to no maximum rate] (the "[Class A] Certificate Interest Rate").

     [The [Class B] Certificates will bear interest on the aggregate principal amount of the [Class B] Certificates of an annual rate equal to [insert Class B Certificate Rate formula], [subject to a
maximum rate of [insert cap if any] until the [        ], 199[ ] Distribution
Date][, and subsequently subject to no maximum rate] (the "Class B Certificate Interest Rate").]

     Interest accrued on the Certificates will be distributable [monthly] [quarterly] [semi-annually] [on each Distribution [and] Date] [to the extent of funds available therefor from] [(i)] [the Interest Distribution Amount] [and] [(ii)] [amounts, if any, on deposit in the Reserve Account] [and] [(iii)] [amounts payable to the Trust pursuant to the Ancillary Arrangements]. Interest in respect of a Distribution Date will accrue on the outstanding principal amount of the Certificates from and including the preceding Distribution Date (in the case of the first Distribution Date, from and including the Closing
Date) to but excluding such current Distribution Date (each, a "Collection Period"). Interest will be calculated [on the basis of the actual number of days in each Collection Period divided by 360] [on the basis of a 360 day year of twelve 30 day months].

     [Calculation of LIBOR: LIBOR applicable to the calculation of the interest rates on the Certificates in respect of a Distribution Date shall be calculated by the Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CRB Securities immediately prior to such Distribution Date) applicable to the distribution of interest on the CRB Securities distributable on the CRB Securities Distribution Date (as defined herein) occurring on such Distribution Date. The LIBOR applicable to the CRB Securities is described under "DESCRIPTION OF THE CRB SECURITIES--Interest Distributions" herein.]

     On each Distribution Date, interest distributions on the CRB Securities in excess of the amount required to be distributed as interest to Certificateholders on any Distribution Date shall be available to pay the expenses of the Trust (including the fees and expenses of the Trustee), and any remaining amounts shall be distributed to the Depositor.

Distributions of Principal

     No principal will be distributable to [Class A] Certificateholders until
the [     ] Distribution Date, or upon the occurrence of a CRB Securities
Amortization Event, the First Distribution Date thereafter, as described herein. [No principal will be distributable to the [Class B] Certificateholders until the principal amount of the [Class A] Certificates has been paid in full.] Principal distributions to [Class A] Certificateholders are expected to commence
on the [     ] Distribution Date. [Principal distributions to the [Class B]
Certificateholders are expected to commence on the [   ] Distribution Date.] If,
however, a CRB Securities Amortization Event (as defined herein) shall occur, principal distributions on the Certificates will commence on the first Distribution Date after such CRB Securities Amortization Event.

     On each CRB Securities Distribution Date in respect of which principal is distributed on the CRB Securities, principal distributions will be made on the Certificates on the Distribution Date occurring on such date in an amount equal to the principal distributed on the CRB Securities. Such principal will be distributed on a pro rata basis in accordance with the outstanding principal balances of the Certificates. Principal of the [Class A] Certificates will be payable on each Distribution Date, pro rata to the [Class A] Certificateholders, in a maximum amount equal to the [Class A] Principal Distributable Amount for the related Collection Period. The [Class A] Principal Distributable Amount with respect to any Distribution Date will equal the [Class A] Percentage of the Principal Distribution Amount for the related Collection Period.

     [On each Distribution Date, subject to the prior distribution on such date of the [Class A] Interest Distributable Amount and the [Class A] Principal Distributable Amount, the Trustee will distribute to holders of the [Class B] Certificates (i) the [Class B] Interest Distributable Amount to the extent of funds available therefor from the [Class B] Percentage of the Interest Distribution Amount and the Reserve Account and (ii) the [Class B] Principal Distributable Amount. The [Class B] Principal Distributable Amount with respect to any Distribution Date will equal the [Class B] Percentage of the Principal Distribution Amount for the related Collection Period. The outstanding principal amount of the [Class A] Certificates [and the [Class B] Certificates], if any, will be payable in full on [ ] (the "Final Scheduled Distribution Date").]

     The aggregate principal balance of the Certificates at any time will be equal to the outstanding principal balance of the CRB Securities at such time. As more fully described herein, the outstanding principal balance of the CRB Securities will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CRB Securities.

[Ancillary Arrangements]

     [On the Closing Date the Trust will enter into ancillary arrangements (such arrangements, the "Ancillary Arrangements")].

     [Insert description of Ancillary Arrangements.]

[Reserve Account]

     [The Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or eligible investments having a value of
at least $[   ] (the "Reserve Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period is less than the [Class A] Distributable Amount. Such funds will be distributed to the [Class A] Certificateholders. In addition, after giving effect to any such withdrawal and distribution to the [Class A] Certificateholders, funds will be withdrawn from the Reserve Account if, and to the extent that, the portion of the Total Distribution Amount remaining after payment of the [Class A] Distributable

Amount is less than the [Class B] Distributable Amount. Such funds will be distributed to the [Class B] Certificateholders.]

     [On each Distribution Date, the Reserve Account will be reinstated up to the Required Reserve Account Balance by the deposit thereto of the portion, if any, of the Total Distribution Amount remaining after payment of the [Class A] Distributable Amount and the [Class B] Distributable Amount. The "Required Reserve Account Balance" with respect to any Distribution Date generally will be equal to [insert Required Reserve Account Balance formula]. Certain amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Required Reserve Account Balance for such Distribution Date will be released to the Depositor and will no longer be available to the Certificateholders.]

     [The Reserve Account will be maintained with the Trustee as a segregated trust account, but will not be part of the Trust.]

Distributions on the CRB Securities; Collection Account

     All distributions on the CRB Securities will be remitted directly to an account (the "Collection Account") to be established with the Trustee under the Trust Agreement on the Closing Date. The Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Certificates. [The "CRB Securities Distribution Date" in each [month] [quarter] [semi-annual period] is the Distribution Date for such [month] [quarter] [semi-annual period].]

[[Assignment] [Purchase] of CRB Securities]

     [The Depositor will acquire the CRB Securities for deposit into the Trust from [insert Seller name, if any]. At the time of issuance of the Certificates, the Depositor will cause the beneficial interest in such CRB Securities, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Trustee's participant account at The Depository Trust Company.] [The CRB Securities will be purchased by the Trust with funds received from the Depositor in exchange for the Certificates.]

                        DESCRIPTION OF THE CRB SECURITIES

     The table below sets forth certain of the characteristics of the CRB Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CRB Securities were offered and sold. The CRB Securities are not listed on any securities exchange.

                        DESCRIPTION OF THE CRB SECURITIES


Issuer.....................................................................................
Servicer...................................................................................
Trustee....................................................................................
Designation................................................................................
Principal Amount to be Sold to Trust.......................................................
Approximate percentage of total CRB Securities to be Sold to Trust.........................
Initial Certificate Amount.................................................................
Series Termination Date....................................................................
Certificate Rate...........................................................................
CRB Securities Distribution Date...........................................................
Commencement of Controlled Amortization Period.............................................
Minimum Seller's Percentage................................................................
Cash Collateral Guaranty Amount............................................................
Percentage of Subordinated Class B Certificates............................................
Optional Repurchase Percentage.............................................................
Ratings (Moody's/S&P)......................................................................

General

     This Prospectus Supplement sets forth certain relevant terms with respect to the CRB Securities, but does not provide detailed information with respect to the CRB Securities. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CRB Securities were offered and sold. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the CRB Securities.

CRB Securities Considerations; Recent Developments

     Each of the CRB Securities represents an obligation of the related CRB Issuer only. Prospective investors in the Securities should consider carefully the risk factors and special considerations [insert applicable references] in each CRB Securities Offering Document and should avail themselves of the same information concerning each CRB Seller, CRB Servicer and CRB Issuer as they would if they were purchasing the CRB Securities or similar investments backed
by Receivables. Each CRB Issuer [or [      ], as originator of a CRB Issuer,] is
subject to the informational requirements of the Exchange Act. Accordingly, each
CRB Issuer or [     ] files annual and periodic reports and other information, including Monthly Servicer Reports (collectively, "CRB Issuer Exchange Act Reports") with the Commission. Copies of such CRB Issuer Exchange Act Reports, each CRB Securities Offering Document, Servicer Reports and other information, including Monthly Servicer Reports (collectively, the "CRB Securities Disclosure") may be inspected and copied at certain offices of the Commission at the addresses listed under "Available Information" in the Prospectus. If any CRB
Issuer or [     ] ceases to be subject to the informational requirements of the
Exchange Act, the Depositor will not be relieved from the informational requirements of the Exchange Act.

     Neither the Depositor nor the Underwriter participated in the [offering of the CRB Securities or in the] preparation of the publicly available information referred to above or of any CRB Securities Offering Document, nor has the Depositor or the Underwriter made any due diligence inquiry with respect to the information provided therein. Although neither the Depositor nor the Underwriter is aware of any material misstatements or omissions in any CRB Securities Offering Document speaking as of its date, the information provided therein or in the other publicly available documents referred to above cannot be verified by the Depositor or the Underwriter as to accuracy or completeness. Information set forth in each CRB Securities Offering Document speaks only as of the date of such CRB Securities Offering Document; there can be no assurance that all events occurring prior to the date hereof that would affect the accuracy or completeness of any statements included in such CRB Securities Offering Document or in the other publicly available documents filed by or on behalf of the CRB Issuer have been publicly disclosed.

     [Describe any other recent material developments that may exist based on publicly available information.]

     An investment in the Certificates is different from, and should not be considered a substitute for, an investment in the CRB Securities.

     Set forth below is certain information excerpted and summarized from each prospectus relating to the CRB Securities.

     The CRB Securities have been issued pursuant to Agreements entered into between various [sellers] [depositors] [or] [transferors] and various trustees. See "Appendix A" for a further description of the various CRB Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CRB Securities.

     Each of the CRB Securities represents an undivided interest in one of the CRB Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such CRB Securities. The assets of each CRB Issuer include a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables in the Accounts, monies on deposit in certain accounts of the CRB Issuers, and the right to draw upon various enhancements. The assets of each CRB Issuer may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise. Each of the CRB Securities represents the right to receive payments of interest for the related interest period at the applicable CRB Securities Certificate Interest Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CRB Securities Amortization Period (as defined herein) [or payments of principal on the Expected Final Payment Date] funded from collections of Receivables.

     [Each seller, transferor or depositor of CRB Securities (each, a "Seller") holds the interest in the Receivables of a CRB Issuer not represented by the CRB Securities and any other series of securities issued by the CRB Issuer. Such Seller or a transferee of such Seller holds an undivided interest in the CRB Issuer (the "Seller's Interest"), including the right to a percentage (the "Seller's Percentage") of all cardholder payments on the Receivables.]

Interest Distributions

     Interest accrues on the CRB Securities at the certificate rate for each class and series of CRB Securities (a "CRB Securities Certificate Interest Rate"), from the date of the initial issuance of the CRB Securities. Interest at the applicable rate will be distributed to the holders of the CRB Securities monthly on each CRB Securities Distribution Date.

         Interest on the CRB Securities is calculated [on the basis of a 360 day year of twelve 30 day months].

     The CRB Securities [all] bear interest at [  %] [describe CRB Securities
Certificate Interest Rates] [a rate [   ] per annum above the arithmetic mean of
London interbank offered quotations for one-month Eurodollar deposits ("LIBOR")] [; provided, however, that the rate at which interest will accrue on the CRB Securities will in no event exceed [insert interest rate cap] per annum]. [LIBOR is determined according to [the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ("Reuters LIBOR")] [Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate LIBOR")].]

Principal Distributions

     Generally, principal distributions due to the holders of the CRB Securities are scheduled to commence on [the first CRB Securities Distribution Date with respect to a controlled amortization period for a series of CRB Securities (a "CRB Securities Controlled Amortization Period"),] [the CRB Securities Expected Final Payment Date] but may be distributed earlier or later than such date. However, if a Rapid Amortization Event, Early Amortization Event, Payout Event, Liquidation Event, Economic Pay Out Event or other similar event (as such terms are defined in the Agreements) (each such event, a "CRB Securities Amortization Event") occurs, monthly distributions of principal to the holders of the CRB Securities will begin on the first CRB Securities Distribution Date following the occurrence of such CRB Securities Amortization Event. See "CRB Securities Amortization Events" below.

     If a CRB Securities Amortization Event does not occur, principal will be distributed to the holders of the CRB Securities on the [earlier of the] first CRB Securities Distribution Date during the applicable CRB Securities Controlled Amortization Period] [and the first CRB Securities Expected Final Payment Date]. If, however, the amount of principal distributed on the scheduled final CRB Securities Distribution Date is not sufficient to pay the holders of the CRB Securities in full, then monthly distributions of principal to the holders of CRB Securities will occur on each CRB Securities Distribution Date after the scheduled final CRB Securities Distribution Date until such holders of the CRB Securities are paid in full.

Investor Percentage and Seller's Percentage

     Pursuant to the Agreements, all amounts collected on Receivables will be allocated between the investor interest of the holders of the CRB Securities, the investor interest of any other series, and the Seller's Interest by reference to the investor percentage of the holders of the CRB Securities, the investor percentage of any other series, and the Seller's Percentage.

     The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all series then outstanding.

Allocation of Collections

     The CRB Servicer will deposit any payments collected by the CRB Servicer with respect to the Receivables and will generally allocate such amounts as follows:

          (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

          (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CRB Securities,

          (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate; provided, however, that such amount may not exceed the amount equal to the Seller's Interests,

          (d) during the CRB Securities Controlled Amortization Period or after the occurrence of a CRB Securities Amortization Event, collections of Principal Receivables will be allocated to the holders of CRB Securities based on the applicable investor percentage,

          [(e) on the Expected Final Payment Date, collections of Principal
               Receivables that have been deposited into a Principal Funding Account during the Controlled Accumulation Period will be allocated to the holders of CRB Securities.]

The term "Seller's Interest" also encompasses the terms Seller's Certificate, Exchangeable Seller's Certificate, Transferor's Certificate and Exchangeable Transferor's Certificate. "Principal Receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance Charge Receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

CRB Securities Amortization Events

     The following is a summary of the typical CRB Securities Amortization Events for each series of CRB Securities. Certain additional CRB Securities Amortization Events unique to particular series of CRB Securities are described following this summary:

          (a) failure to make payments to holders of CRB Securities within the time periods given in the Agreements,

          (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

          (c) occurrence of a material default by a servicer of the Receivables underlying a series of CRB Securities (a "CRB Servicer"),

          (d) failure to maintain the Seller's Interest in an amount at least equal to the minimum Seller's Percentage of Principal Receivables in the CRB Issuer as of such date,

          (e) failure to maintain a certain minimum level of Receivables or Accounts, or inability of the Seller to transfer Receivables or Accounts to a CRB Issuer,

          (f) certain events of bankruptcy or insolvency relating to the Seller,

          (g) Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

          (h) any reduction of the portfolio yield or excess spread (averaged over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

          (i) the available amount of the Cash Collateral Guaranty is less than 3% of the amount of the investor interest for the underlying series of CRB Securities.

[Insert additional Amortization Events for particular CRB Securities.]

Servicing Compensation and Payment of Expenses

     Generally, the CRB Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a "CRB Securities Servicing Fee") payable monthly. The CRB Securities Servicing Fee will be allocated among the Seller's Interest and the investor interests of all series issued by the CRB Issuer.

     Generally, the CRB Servicer will pay from its servicing compensation, certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CRB Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CRB Issuer or the holders of CRB Securities.

                                  THE DEPOSITOR

     The Depositor is a special-purpose Delaware corporation organized for the purpose of issuing the Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation, which is a wholly owned subsidiary of CS First Boston Securities Corporation, which is a wholly owned subsidiary of CS First Boston, Inc. Neither CS First Boston Securities Corporation nor CS First Boston, Inc. nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Certificates.

     The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

                               THE TRUST AGREEMENT

     The following summary describes the material terms of the Trust Agreement. The summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such section or defined terms are thereby incorporated herein by reference. See "DESCRIPTION OF THE CERTIFICATES" herein for a summary of certain additional terms of the Trust Agreement.

Collection of Distributions on CRB Securities

     The CRB Securities will be assets of the Trust. All distributions on the CRB Securities will be made directly to the Trustee. The obligation of the Trustee in making distributions on the Certificates is limited to distributions on the CRB Securities [and] [payments actually received by the Trust pursuant to the Ancillary Arrangements] [and] [amounts available in the Reserve Account].

Reports to Certificateholders

     The Trustee will mail to each Certificateholder, at such Certificateholder's request, at its address listed on the Certificate Register maintained with the Trustee a report stating (i) the amounts of principal and interest, respectively, distributed on each $1,000 in face amount of Certificates and (ii) the outstanding balances of the CRB Securities.

     The Trustee shall forward by mail to each Certificateholder the most current CRB Securities Distribution Date Statement (as defined in the Trust Agreement) received by the Trustee as the date of such request.

Amendment

     The Trust Agreement may be amended by the Depositor and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Trust Agreement, to add to the duties of the Depositor, or to add or amend any provisions of the Trust Agreement as required by a Rating Agency in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor nor the Trustee is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Trust Agreement which shall not be inconsistent with the provisions of the Trust Agreement; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders. The Trust Agreement may also be amended by the Depositor and the Trustee with the consent of Certificateholders owning Voting Rights (as herein defined) aggregating not less than [ ]% of the aggregate Voting Rights for the purpose of the Trust Agreement or modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of distributions on the CRB Securities or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Voting Rights of Certificates which are required to consent to any such amendment.

Termination; Retirement of the Certificates

     The Trust will terminate on the Distribution Date following the earliest of
(i) the Distribution Date on which the aggregate principal balance of the Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last CRB Securities in the Trust and (iii) the Distribution
Date in    [ ]. In no event, however, will the Trust created by the Trust
Agreement continue after the death of certain individuals named in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an officer or agency appointed by the Trustee which will be specified in the notice of termination.

Action in Respect of the CRB Securities

     If at any time the Trustee, as the holder of the CRB Securities, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Agreement, or if any Event of Default (as defined in the Agreements) occurs under the Agreements, the Trust Agreement provides that the Trustee, in its capacity as certificateholder of the CRB Securities, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Certificates and will act only in accordance with the written directions of
holders of the Certificate evidencing at least [    ]% of the Voting Rights.

Voting Rights

     At all times, the "Voting Rights" of Certificateholders under the Trust Agreement will be allocated among the Certificates [in proportion to their respective Percentage Interests.] [The "Percentage Interest" represented by a Certificate will be equal to the percentage derived by dividing the denomination of such Certificate by the original aggregate principal balance of the Certificates as of the Closing Date.]

Certain Matters Regarding the Trustee and the Depositor

     Neither the Depositor, the Trustee nor any director, officer or employee of the Depositor or the Trustee will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     The Trustee may have normal banking relationships with the Depositor and/or its affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding at least [ %] of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for [ ] days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

     The Trustee and the Certificateholders, by accepting the Certificates, will covenant that they will not at any time institute against the Depositor or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                   THE TRUSTEE

     [Trustee Name] is Trustee under the Trust Agreement. [Trustee Name] is a
[    ] banking corporation, and its principal offices are located at [    ]. The
Depositor or any of its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

                                 USE OF PROCEEDS

     [The net proceeds from the sale of the Certificates will be applied by the Depositor on the Closing Date towards the purchase price of the CRB Securities, the payment of expenses related to such purchase and other corporate purposes.] [The Depositor will transfer approximately [ %] of the net proceeds from the sale of the Certificates to the Trust to fund the purchase price to the Trust of the CRB Securities and the payment of expenses related to such purchase.]

                              ERISA CONSIDERATIONS

     Under current law the purchase and holding of the Certificates by or on behalf of any Plan may result in a "prohibited transaction" within the meaning of ERISA and the Code. Consequently, Certificates may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in
Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the Trustee and the Depositor receive an opinion of counsel reasonably satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" for ERISA purposes and will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement. See "ERISA CONSIDERATIONS" in the Prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Certificates under various legal investments restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

     The Depositor makes no representation as to the proper characterization of the Certificates for legal investments or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to cause the Trust to sell to CS First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

     The Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of [ %] per Certificates; the Underwriter and such dealers may allow a discount of [ %] per Certificates on sales to certain other dealers; and after the initial public offering of the Certificates, the public offering price and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon by Sidley & Austin, New York, New York.

                                     RATING

     It is a condition to issuance that the [Class A] Certificates be rated [in the highest rating category] by a Rating Agency. [It is a condition to issuance that the Class B Certificates be rated [in one of the three highest rating categories by a Rating Agency.]

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the CRB Securities. The rating takes into consideration the characteristics of the CRB Securities and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS



Accounts..................................................................
Agreement Date............................................................
Agreements................................................................
Ancillary Arrangements....................................................
Beneficial Owner..........................................................
Book-Entry Certificates...................................................
Business Day..............................................................
Card Receivables Backed Securities........................................
Cash Collateral...........................................................
Cash Collateral Account...................................................
Cash Collateral Guaranty..................................................
Cede......................................................................
Certificateholder.........................................................
Certificates..............................................................
[Class A] Certificate.....................................................
[Class A] Certificate Interest Rate.......................................
[Class A] Percentage......................................................
[Class B] Certificate
[Class B] Certificate Interest Rate.......................................
[Class B] Percentage......................................................
Closing Date..............................................................
Code......................................................................
Collection Account........................................................
Collection Period.........................................................
CRB Issuer................................................................
CRB Securities............................................................
CRB Securities Amortization Event.........................................
CRB Securities Certificate Interest Rate..................................
CRB Securities Controlled Amortization Period.............................
CRB Securities Disclosure.................................................
CRB Securities Distribution Date..........................................
CRB Securities Exchange Act Reports.......................................
CRB Securities Expected Final Payment Date................................
CRB Securities Servicing Fee..............................................
CRB Servicer..............................................................
CRB Servicer Reports......................................................
CRB Securities Servicing Fee..............................................
Definitive Certificate....................................................
Depositor.................................................................
Depository................................................................
Distribution Date.........................................................



DTC.......................................................................
ERISA.....................................................................
Final Scheduled Distribution Date.........................................
Federal Tax Counsel.......................................................
Final Scheduled Distribution Date.........................................
Finance Charge Receivables................................................
Holdings..................................................................
Interest Distributable Amount.............................................
IRS.......................................................................
Issuer....................................................................
Labor.....................................................................
LIBOR.....................................................................
Moody's...................................................................
Parties in Interest.......................................................
Percentage Interest.......................................................
Plans.....................................................................
Plan Asset Regulation.....................................................
Pool Balance..............................................................
Principal Distributable Amount
Principal Receivables.....................................................
Prospectus................................................................
Rating Agency.............................................................
Receivables...............................................................
Record Date...............................................................
Required Reserve Account Balance..........................................
Reserve Account...........................................................
Reserve Account Initial Deposit...........................................
Reuters LIBOR.............................................................
S&P.......................................................................
Seller....................................................................
Seller's Interest.........................................................
Seller's Percentage.......................................................
Swap Regulations..........................................................
Telerate LIBOR............................................................
Trust.....................................................................
Trustee Agreement.........................................................
Trustee...................................................................
Underwriter...............................................................
U.S. Certificateholder....................................................
Voting Rights.............................................................
Withholding Agent.........................................................

                                   APPENDIX A

                                TABLE OF CONTENTS

     This Appendix A contains excerpts from each prospectus pursuant to which the CRB Securities were offered and sold.

     Capitalized terms used in the excerpts included in this Appendix A have the meanings defined either within the text of such excerpt or within the related prospectus. Such terms are not applicable to any other section of this Prospectus Supplement or Prospectus unless such terms are defined as such in the Prospectus Supplement or the Prospectus. Complete copies of the prospectus relating to a particular series of CRB Securities may be obtained upon request from the Depositor.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    Subject to Completion, Dated [ ], 199[ ]

              Prospectus Supplement to Prospectus dated [ ], 199[ ]

                      CARD ACCOUNT TRUST, SERIES 199[ ]-[ ]

          $[   ] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate]
                          Asset Backed Notes, [Class A]
          $[   ] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate]
                          Asset Backed Notes, [Class B]
          $[   ] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate]
                      Asset Backed Certificates, [Class C]

                 Asset Backed Securities Corporation, Depositor

     The Card Account Trust 199[ ]-[ ] (the "Trust") will be formed pursuant to a trust agreement to be dated as of [ ], 199[ ] (the "Trust Agreement") and entered into by Asset Backed Securities Corporation (the "Depositor"), and [Owner Trustee name], as owner trustee (the "Owner Trustee"). The Trust will issue $[ ] aggregate principal amount of [Class A] [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Notes (the "[Class A] Notes") [and $[ ] aggregate principal amount of [Class B] [% ] [Floating Rate ] [Adjustable Rate] [Variable Rate] Asset Back Notes (the "[Class B] Notes" and, together with the Class [A] Notes, the "Notes")]. The Notes will be issued
pursuant to an indenture to be dated as of [      ], 199[ ] (the "Indenture"),
between the Trust and [Indenture Trustee name] as indenture trustee (the "Indenture Trustee"). [The Trust will also issue $[ ] aggregate principal amount of Class [C] [% ] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates (the "Class [C] Certificates" or the "Certificates" and, together with the Notes, the "Securities").] Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus
dated [    ], 199[ ] attached hereto (the "Prospectus").

                                               (Continued on the following page)

                               ------------------

  THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO
   NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, OWNER TRUSTEE,
    INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED
      HEREIN. NEITHER THE SECURITIES NOR THE UNDERLYING ASSETS ARE INSURED
                   OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER UNDER
      "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

    PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER "ERISA
       CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


========================================================================================================================
                              Price to Public             Underwriting Discount          Proceeds to the Depositor (1)
- ------------------------------------------------------------------------------------------------------------------------
Per [Class A] Note
- ------------------------------------------------------------------------------------------------------------------------
[Per Class B Note]
- ------------------------------------------------------------------------------------------------------------------------
[Per Class C Certificate]
- ------------------------------------------------------------------------------------------------------------------------
Total
========================================================================================================================

(1)  Before deduction of expenses payable by the Depositor, estimated to be
     $[        ].

                               ------------------

     The Securities offered hereby will be purchased by CS First Boston Corporation (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. [The aggregate proceeds to the Depositor from the sale of the Notes are
expected to be $[        ] and from the sale of the Certificates are expected to
be $[      ] before deducting expenses payable by the Depositor of $[        ].

     The Securities are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Notes will be [available for delivery] [delivered in book-entry form] [at the offices of the Underwriter] [through the facilities of The Depository Trust Company] [(in the United States)] [and] [Cedel S.A. and the Euroclear System (in
Europe)] on or about [    ], 199[ ] [at the offices of the Underwriter]. [The
Securities will be offered in the United States of America and in Europe.]

                               ------------------

                         Underwriters of the Securities
                             [LOGO] CS FIRST BOSTON
           The date of this Prospectus Supplement is [        ], 199[ ].

     The assets of the Trust will consist of certain asset backed securities (collectively, the "CRB Securities") each issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement or similar agreement (collectively, the "Agreements"). Each of the CRB Securities evidences an interest in a trust fund created by one of the Agreements, the property of which includes a portfolio of [charge card] [credit card] [consumer] [corporate] [debit card] [revolving] receivables (collectively, the "Receivables") generated or to be generated from time to time in the ordinary course of business in a portfolio of [charge card] [credit card] [consumer] [debit card] [revolving] accounts (collectively, the "Accounts"), all monies due in payment of the Receivables and certain other properties, as more fully described herein. [In addition, the Trust will enter into the Ancillary Arrangement (as defined herein).]

     The per annum rate of interest on the [Class A] Notes for each [monthly] [quarterly] [semi-annually] Interest Accrual Period (as defined herein) will equal [ %] [insert interest formula]. [The per annum rate of interest on the [Class B] Notes for each [monthly] [quarterly] [semi-annually] Interest Accrual Period will equal [ %] [insert interest formula].] Interest on the Notes will be payable on the [ ] day of each [month] [quarter] [semi-annual period] or, if any such day is not a Business Day, on the next succeeding Business Day (the "Payment Date") commencing [ ], 199[ ]. Principal of the [Class A] Notes will be payable on each Payment Date, commencing with the [ ], 199[ ] Payment Date (or earlier under certain circumstances) to the extent described herein pro rata to the holders of the [Class A] Notes. [Principal of the [Class B] Notes will be payable on each Payment Date, commencing with the [ ], 199[ ] Payment Date (or earlier under certain circumstances) to the extent described herein pro rata to the holders of the [Class B] Notes.

     [The Certificates will represent fractional undivided interests in the Trust. Interest at a rate equal to [ %] [insert interest formula] will be distributed to the Certificateholders on each Payment Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Payment Date, commencing with the [ ], 199[ ] Payment Date. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein.]

     There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. Potential investors should consider, among other things, the information set forth in "RISK FACTORS" herein and in the Prospectus.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors [and may be required to deliver a Global Prospectus Supplement to non-U.S. investors]. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                               ------------------

     The Securities offered hereby constitute part of a separate series of Asset Backed Securities being offered by the Depositor from time to time pursuant to its Prospectus dated [ ], 199[ ]. This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full as well as any prospectus relating to the CRB Securities. [Non-U.S. investors are also urged to read the Global Prospectus Supplement.] Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus [and, if a non-U.S. purchaser, the Global Prospectus Supplement].

- --------------------------------------------------------------------------------

                                     SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus and prospectus supplement for each of the CRB Securities. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Securities Offered.............    (i) [ %] [Floating Rate] [Adjustable Rate]
                                   [Variable Rate] Asset Backed Notes, [Class A]
                                   (the "[Class A] Notes");

                                   [(ii) [ %] [Floating Rate] [Adjustable Rate]
                                   Variable Rate] Asset Backed Notes, [Class B]
                                   (the "[Class B] Notes" and, together with the [Class A] Notes, the "Notes"); and]

                                   [(iii) [ %] [Floating Rate] [Adjustable Rate] [Variable Rate] Asset Backed Certificates, [Class C] (the "[Class C] Certificates" or the "Certificates" and, together with the Notes, the "Securities").]

Trust..........................    Card Account Trust, Series 199[ ]-[ ] (the
                                   "Trust" or the "Issuer").

Depositor......................    Asset Backed Securities Corporation.

Indenture......................    The Notes will be issued pursuant to an
                                   indenture dated as of [   ], 199[ ] (the
                                   "Indenture") between the Trust and [Indenture
                                   Trustee name], in its capacity as indenture trustee (the "Indenture Trustee"). The
                                   [Indenture] [Owner] Trustee will allocate distributions of principal and interest received in respect of the CRB Securities to holders of the Notes (the "Noteholders") in accordance with the terms of the Indenture.

Trust Agreement................    Pursuant to a trust agreement dated as of
                                   [   ], 199[ ] (the "Trust Agreement"), among
                                   the Depositor and [ Owner Trustee name] in its capacity as owner trustee (the "Owner
                                   Trustee"), the Trust will issue the [Class C]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Certificates in an initial aggregate amount
                                   of $[     ]. The [Class C] Certificates will
                                   represent fractional undivided interests in the Trust.

CRB Securities.................    The CRB Securities are described herein and
                                   in Appendix A attached to this Prospectus
                                   Supplement. The CRB Securities will consist of certain eligible asset backed securities, as more fully described herein, each issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement or similar agreement (collectively, the "Agreements").

Risk Factors...................    For a discussion of risk factors that should
                                   be considered in respect of an investment in the Securities, see "Risk Factors" herein and in the Prospectus.

Description of Notes...........    [Each Class of] [The] Notes will be secured
                                   by a specified group of] the assets of the Trust pursuant to the Indenture.

         A.  Interest Rates
             Payable on Notes..    [Class A] [  %] [insert interest rate index,
                                   margin above index and cap, if any] (the
                                   "[Class A] Note Interest Rate").

                                   [[Class B] [ %] [insert interest rate index, margin above index and cap, if any] (the "[Class B] Note Interest Rate").]

         B.  Interest Payments..   Interest will accrue on the unpaid principal
                                   amount of the Notes at the [respective] per annum interest rate[s] specified herein.
                                   Interest will be payable to Noteholders on each Payment Date. Interest in respect of a Payment Date will accrue on the Notes from and including the preceding Payment Date (in the case of the first Payment Date, from and including [ ], 199[ ] (the "Closing Date")) to but excluding such current Payment Date
                                   (each, an "Interest Accrual

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Period"). Interest will be calculated on the basis of the [actual number of days in each Interest Accrual Period divided by 360] [a 360 day year of twelve 30 day months]. A failure to pay interest on [any Class of] the Notes on any Payment Date that continues for five days constitutes an Event of Default under the Indenture. [Except for payments made pursuant to the Ancillary Arrangements described below,] [interest on the [Class A] Notes will be payable only from interest received on the [Group A] CRB Securities and interest on the [Class B] Notes will be payable only from interest received on the [Group B] CRB Securities.]

         C.  Principal Payments    No principal will be payable to the
                                   Noteholders until the [ ], 199[ ] Payment
                                   Date with respect to the [Class A] Notes [and the [ ], 199[ ] Payment Date with respect to the [Class B] Notes,] or, upon the occurrence of a CRB Securities Amortization Event, the first Payment Date thereafter, as described herein. Principal payable on the [Class A]
                                   Notes on a Payment Date will generally be equal to [ ] [[%] (the "[Class A] Note
                                   Percentage") of the principal received on the [Group A] CRB Securities only on such Payment
                                   Date, as calculated by the Indenture Trustee, and will be paid pro rata to the holders of the [Class B] Notes. ] [Principal payable on the [ClassB] Notes on a Payment Date will generally be equal to [ ] [[%] (the "[Class
                                   B] Note Percentage") of the principal
                                   received on the [Group B] CRB Securities only on such Payment Date, as calculated by the Indenture Trustee, and will be paid pro rata to the holders of the [Class B] Notes.]

         D.  Payment Date......    The [ ] day of each [month] [quarter] [semi-
                                   annual period] or, if such day is not a
                                   Business Day, the next succeeding Business
                                   Day, commencing with [     ], 199[ ]. A

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                                       S-5

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                                   "Business Day" is any day other than a
                                   Saturday or Sunday or another day on which banking institutions in New York, New York [or London, England] are authorized or obligated by law, regulations or executive order to be closed.

         E.  Record Date.......    Payments on the Notes will be made to the
                                   Noteholders in whose name the Notes were registered at the close of business on the last day of the month prior to the [month]
                                   [quarter] [semi-annual period] in which such payment occurs.

         F.  Final Scheduled
             Payment Date.......   To the extent not previously paid, the
                                   principal balance of the [Class A] Notes will be due on the [ ], 199[ ] Payment Date [and the principal balance of the [Class B] Notes will be due on the [ ], 199[ ] Payment Date.]
                                   Failure to pay the full principal balance of [each Class of] the Notes on or before the applicable final scheduled payment dates constitutes an Event of Default under the Indenture.

         G.  Final Legal
             Maturity..........    [    ], [    ].

         H.  Form and
             Registration......    [The Notes will initially be delivered in
                                   book-entry form ("Book-Entry Notes").
                                   Noteholders may elect to hold their interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de
                                   Livraison de Valeurs Mobilieres S.A.
                                   ("CEDEL") or the Euroclear System
                                   ("Euroclear"), in Europe. Transfers within
                                   DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Notes are Book- Entry
                                   Notes, such Notes will be evidenced by one or more securities registered in the name

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                                       S-6

- --------------------------------------------------------------------------------

                                   of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. The Notes will initially be registered in the name of Cede. The interests of such Noteholders will be represented by book entries on the records of DTC and participating members thereof. No Noteholder will be entitled to receive a definitive note representing such person's interest, except in the event that Notes in fully registered, certificated form ("Definitive Notes") are issued under the limited circumstances described in "CERTAIN INFORMATION REGARDING THE
                                   SECURITIES--Definitive Securities" in the
                                   Prospectus. All references in this Prospectus Supplement to Notes reflect the rights of Noteholders only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC. See "RISK FACTORS--Book Entry Registration" and "CERTAIN INFORMATION REGARDING THE SECURITIES--Book Entry Registration" in the Prospectus and "Annex 1" thereto.]

                                   [The Notes will be Definitive Notes. See
                                   "CERTAIN INFORMATION REGARDING THE
                                   SECURITIES--Definitive Securities" in the
                                   Prospectus.]

         I.  Denominations.....    The Notes will be issued in minimum


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                                       S-7

- --------------------------------------------------------------------------------

                                   denominations of $[ ] and integral multiples of $1,000 in excess thereof.

         J.  Title.............    DTC, Cedel and/or Euroclear, or their
                                   respective nominees, will be deemed the
                                   registered holders of Book-Entry Notes. Title to each Definitive Note will be held by the Noteholder (or its nominee) in whose same such Note has been registered.

Description of Certificates....    Each certificate will represent an undivided
                                   interest in the Trust as herein described.

         A.  [Class C]
             Certificates......    The [Class C] Certificates represent $[     ]
                                   aggregate principal amount. Interest thereon will accrue at a rate per annum equal to [ %]
                                   [insert [Class C] interest formula] [the product of [insert [Group A] interest formula] and the ratio that the principal amount of the [Group A] CRB Securities bears to the aggregate principal amount of the CRB
                                   Securities, [such amount being subject to a maximum rate of [insert [Group A] interest cap, if any]]; plus the product of [insert
                                   [Group B] interest formula] and the ratio that the principal amount of the [Group B]
                                   CRB Securities bears to the aggregate
                                   principal amount of the CRB Securities, [such amount being subject to a maximum rate of [insert [Group B] interest cap, if any]], payable [monthly] [quarterly] [semi-annually] on each Payment Date[, provided that the rate of interest on the [Class C] Certificates shall not exceed [insert [Class C]
                                   Certificate interest cap, if any] per annum]
                                   (the "[Class C] Certificate Interest Rate").

         B.  Interest Distribu-
             tions on the [Class
             C] Certificates...    Interest will accrue on the unpaid principal
                                   amount of the [Class C] Certificates at the per annum rate specified herein. Except as otherwise provided herein, interest will be

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   distributed to [Class C] Certificateholders on each Payment Date. Interest in respect of a Payment Date will accrue on the [Class C] Certificates during the preceding Interest Accrual Period and will be calculated [on the basis of the actual number of days in such Interest Accrual Period divided by 360] [on the basis of a 360 day year of twelve 30 day months].

         C.  Principal Distribu-
             tions on the [Class
             C] Certificates...    No principal will be distributable to [Class
                                   C] Certificateholders until the [   ], 199[ ]
                                   Payment Date or, upon the occurrence of a CRB
                                   Securities Amortization Event, the first
                                   Payment Date thereafter, as described herein.

                                   Principal distributable on the [Class C]
                                   Certificates will generally equal [the sum of] [insert [Group A] Certificate Percentage]% (the "[Group A] Certificate Percentage") of the principal received on the [Group A] CRB Securities and [insert [Group B] Certificate Percentage]% (the "[Group B] Certificate Percentage") of the principal received on the [Group B] CRB Securities.

         D.  Record Date.......    Distribution on the Certificates will be made
                                   to Certificateholders in whose name the
                                   Certificates were registered at the close of business on the last day of the month prior to the [month] [quarter] [semi-annual period] in which such payment occurs.

         E.  Subordination.....    Distributions of interest on the Certificates
                                   with respect to the [Group A] CRB Securities and the [Group B] CRB Securities will be subordinated in priority of payment to the payment of interest due on the [Class A]
                                   Notes [and [Class B] Notes, respectively].
                                   Distributions of principal on the
                                   Certificates with respect to the [Group A]
                                   CRB Securities and the [Group B] CRB
                                   Securities

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                                       S-9

- --------------------------------------------------------------------------------

                                   will be subordinated in priority of payment to the payment of principal due on the [Class A] Notes [and [Class B] Notes, respectively]. Consequently, Certificateholders will not receive distributions of interest with respect to the [Group A] CRB Securities or the [Group B] CRB Securities until the full amount of interest due on the [respective Class of] Notes on such Payment Date is paid in full and will not receive any distributions of principal with respect to the [Group A] CRB Securities or the [Group B] CRB Securities until the full amount of principal due on the [respective Class of] Notes on such Payment Date is paid in full.

         F.  Form..............    [The Certificates will initially be delivered
                                   in book-entry form ("Book-Entry
                                   Certificates"). Certificateholders may elect to hold their interests through The
                                   Depository Trust Company ("DTC"), in the
                                   United States, or Centrale de Livraison de
                                   Valeurs Mobilieres S.A. ("CEDEL") or the
                                   Euroclear System ("Euroclear"), in Europe.
                                   Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates, such Certificates will be evidenced by one or more securities registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositaries
                                   (collectively, the "European Depositaries").
                                   Cross-market transfers between persons
                                   holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank or Morgan, the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. The Certificates will initially be registered in the name of Cede. The interests of such

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificateholder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive Certificates") are issued under the limited circumstances described in "CERTAIN INFORMATION REGARDING THE SECURITIES -- Definitive Securities" in the Prospectus. All references in this Prospectus Supplement to Certificates reflect the rights of Certificateholders only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "RISK FACTORS -- Book-Entry Registration" and "CERTAIN INFORMATION REGARDING THE SECURITIES -- Book-Entry Registration" in the Prospectus and "Annex 1" thereto.]

                                   [The Certificates will be Definitive
                                   Certificates. See "CERTAIN INFORMATION
                                   REGARDING THE SECURITIES--Definitive
                                   Securities" in the Prospectus.]

         G.  Denominations ....    The Certificates will be issued in minimum
                                   denominations of $[ ] and integral multiples of $1,000 in excess thereof and will not be eligible to be resold or subdivided into units smaller than the minimum denomination for issuance, except that one Certificate will be issued in a denomination of $[ ] and will be held by the Depositor. [In addition, nonUnited States persons will not be permitted to purchase Certificates. Such restrictions will be set forth in a legend contained in the registered form of Certificate. By accepting delivery of a Certificate, the holder will be deemed to have agreed to comply with such restrictions.
                                   Any attempt to transfer [Class

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                                      S-11

- --------------------------------------------------------------------------------

                                   C] Certificates in violation of the foregoing restrictions will be null and void and such transfer will not be recorded by the registrar.]

         H.   Title............    Title to each Definitive Certificate will be
                                   held by the Certificateholder (or its
                                   nominee) in whose name such Certificate has been registered.

[Ancillary Arrangements........    On the Closing Date the Trust will enter into
                                   [the following][certain] ancillary
                                   arrangements (such agreements, the "Ancillary
                                   Arrangements"). [Insert description of
                                   Ancillary Arrangements.]

[Calculation of LIBOR..........    LIBOR applicable to the calculation of the
                                   [Class A] Note Interest Rate in respect of a
                                   Payment Date shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the [Group A] CRB Securities immediately prior to such date) applicable to the distributions of interest on the [Group
                                   A] CRB Securities distributable on such
                                   date.]

                                   [LIBOR applicable to the calculation of the [Class B] Note Interest Rate in respect of a Payment Date shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the [Group B] CRB Securities immediately prior to such date) applicable to the distributions of interest on the [Group B] CRB Securities distributable on such date.]

                                   [LIBOR applicable to the calculation of the interest rate on the [Class C] Certificates in respect of a Payment Date shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CRB

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                   Securities immediately prior to such date) applicable to the distributions of interest on the CRB Securities distributable on such date.]

                                   [The LIBOR applicable to the CRB Securities is described under "Description of the CRB Securities--Interest Distributions" herein.]

Tax Considerations ............    In the opinion of Sidley & Austin ("Federal
                                   Tax Counsel"), the Trust will not be an
                                   association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel has advised the Trust that the Notes will be classified as debt for federal income tax purposes. The
                                   Trust will also agree, and the related
                                   Certificate Owners will agree by their
                                   purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners
                                   (including, to the extent relevant, the
                                   Depositor in its capacity as recipient of distributions from any Reserve Fund) and the Notes being debt of the partnership. See
                                   "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust.

Legal Investment...............    Institutions whose investment activities are
                                   subject to legal investment laws and
                                   regulations or to review by certain
                                   regulatory authorities may be subject to restrictions on investment in the Securities.
                                   See "LEGAL

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                                      S-13

- --------------------------------------------------------------------------------

                                   INVESTMENT CONSIDERATIONS" herein.

ERISA..........................    [State whether the Notes may be classified as
                                   indebtedness without substantial equity
                                   features for ERISA purposes.]

Rating.........................    It is a condition to the issuance of each
                                   Class of Notes that they be rated [in the highest rating category] by a Rating Agency, as defined herein. It is a condition to the issuance of the [Class C] Certificates that they be rated [in one of the [three] highest rating categories] by a Rating Agency. There is no assurance that such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency, if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Securities.
                                   A security rating is not a recommendation to buy, sell or hold securities.

- --------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and in the Prospectus, prospective investors should carefull consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

     Limited Liquidity. There is currently no secondary market for the Securities. CS First Boston currently intends to make a market in the Securities but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Securities or, if a secondary market does develop, that it will provide holders of the Securities with liquidity of investment or will continue for the life of the Securities.

     Trust's Relationship to the Depositor. The Depositor is not obligated to make any payments in respect of the Securities or the CRB Securities.

     Maturity Assumptions. The rate of payment of principal of [each Class of] the Securities, the aggregate amount of each distribution on, and the yield to maturity of, [each Class of] the Securities will depend on the rate of payment of principal of the CRB Securities. Each Series of CRB Securities is subject to early amortization upon the occurrence of any of the amortization events applicable to such CRB Securities as described herein and in the prospectus used in connection with the offering of such CRB Securities.

     The rate of payment of principal of the Securities may also be affected by the repurchase by any CRB Securities Issuer of the CRB Securities issued by it, pursuant to a repurchase option which is exercisable after the aggregate principal balance of the CRB Securities is less than [ %] of their original principal balance at the purchase price equal to a percentage of the principal balance of such CRB Securities, plus accrued and unpaid interest. In such event, the repurchase price paid by the CRB Securities Issuer would be passed through to the Certificateholders and Noteholders as a payment of principal.

     Rating of the Certificates and Notes. It is a condition to the issuance and sale of [each Class of] the Notes that they each be rated [in the highest rating category] by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") (each of S&P and Moody's being hereinafter referred to as a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the Securities pursuant to their terms; however, a Rating Agency does not evaluate, and the ratings of the Securities do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

     Risks Attendant to Investments in the Certificates. Distributions of interest on the Certificates [with respect to the [Group A] CRB Securities [and the [Group B] CRB Securities]] will be subordinated in priority of payment to the interest due on the [Class A] Notes [and [Class B] Notes, respectively]. Distributions of principal on the Certificates [with respect to the [Group A] CRB Securities [and the [Group B] CRB Securities]] will be subordinated in priority of payment to the payment of principal due on the [Class A] Notes and [Class B] Notes, respectively]. Consequently, the Certificateholders will not receive any distributions of Interest with respect an Interest Accrual Period until the full amount of interest on the [respective Class of] Notes on such Payment Date has been paid in full and will not receive any distributions of principal with respect to the [Group A] CRB Securities [or the [Group B] CRB Securities] until the full amount of principal due on the [respective Class of] Notes on such Payment Date is paid in full.

     Risks Attendant to Investments in Interest-only or Principal-only Securities. [If the Securities are interest-only or principal-only securities, discuss risks attendant thereto.]

                                    THE TRUST

General

     The Issuer, Card Account Trust, Series 199[ ]-[ ], is [insert description of Trust]. After its formation, the Issuer will not engage in any activity other than [(i)] [acquiring, holding and managing the CRB Securities and the other assets of the Trust and proceeds therefrom,] [(ii)] [issuing the Notes [and the Certificates],] [(iii)] [making payments on the Notes [and the Certificates]] [and] [(iv)] [engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith].

                            DESCRIPTION OF THE NOTES

General

     The Notes will be issued pursuant to the Indenture dated as of [ ], 199[ ], between the Trust and [Indenture Trustee name], as Indenture Trustee. The Depositor will provide a copy of the Indenture to prospective investors without charge upon request.

     The following summaries describe the material terms of the Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Wherever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "THE INDENTURE" herein for a summary of additional terms of the Indenture.

     The Notes will be issued [in fully registered form only] and each class of Notes will be secured by a specified group of assets of the Trust. The Notes will be freely transferable and exchangeable at the corporate trust office of the Indenture Trustee. [The Depositor will retain at least [ ]% of the outstanding principal interest of [each Class of] the Notes at all times prior to the payment in full of the Notes.]

Payments on Notes

     Payments on the Notes, as described below, will be made by the Indenture Trustee on the Payment Date to persons in whose names the Notes are registered on the last day of the month preceding the [month] [quarter] [semi-annual period] in which such Payment Date occurs (the "Record Date"). Payments to each Noteholder will be made through the facilities of The Depository Trust Company ("DTC") (in the United States) or CEDEL or Euroclear (in Europe) to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Indenture Trustee and such holder. The final payment in retirement of a Note will be made only upon surrender of the Note to the Indenture Trustee at the office thereof specified in the notice to Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Note is expected to be made to the holder thereof.

Payments of Interest

     Interest on the principal balances of [each Class of] the Notes will accrue at the respective per annum interest rates specified below and will be payable monthly on each Payment Date.

     Interest in respect of a Payment Date will accrue on the outstanding principal of the Notes from and including the preceding Payment Date (in the case of the first Payment Date, from and including [ ], 199[ ] (the "Closing Date") to but including such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of [the actual number of days in each Interest Accrual Period divided by 360] [a 360 day year of twelve 30 day months].

     [Except for payments made pursuant to the Ancillary Arrangements described below, interest payments on the [Class A] Notes will be funded from the collections of interest on the [Group A] CRB Securities on such date, and interest payments on the [Class B] Notes will be funded from the collections of interest on the [Group B] CRB Securities on such date.] Interest on all of the CRB Securities is payable on the [ ] day of each [month] [quarter] [semi-annual period] or, if such day is not a Business Day, the next succeeding Business Day (each a "CRB Securities Distribution Date"). [If interest collections on the [Group A] CRB Securities [or the [Group B] CRB Securities] [plus amounts received with respect to the respective Ancillary Arrangements] are not sufficient to pay the interest due on the [respective Class of] the Notes for any Payment Date and such default continues for five days, an Event of Default will occur in respect of all of the Notes.

     [Calculation of LIBOR. LIBOR applicable to the calculation of the interest rates on the [Class A] Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the [Group A] CRB Securities immediately prior to such CRB Securities Distribution Date) applicable to the distributions of interest on the [Group A] CRB Securities distributable on such CRB Securities Distribution Date. [LIBOR applicable to the calculation of the interest rates on the [Class B] Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the [Group B] CRB Securities immediately prior to such CRB Securities Distribution Date) applicable to the distributions of interest on the [Group B] CRB Securities distributable on such CRB Securities Distribution Date. The LIBOR applicable to the CRB Securities is described under "DESCRIPTION OF THE CRB SECURITIES--Interest Distributions" herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Notes has been made prior to the Closing Date.]

     [Class A]. The [Class A] Notes will bear interest at an annual rate equal to [insert [Class A] interest rate formula, interest rate index and margin above index, if any] on the aggregate principal amount of the [Class A] Notes [, subject to a maximum rate of [insert interest rate cap, if any] [until the [ ], 199[ ] Payment Date, and, subsequently, subject to no maximum rate]] (the "[Class A] Note Interest Rate").

     [[Class B]. The [Class B] Notes will bear interest at an annual rate equal to [insert [Class A] interest rate formula, interest rate index and margin above index, if any] on the aggregate principal amount of the [Class B] Notes [, subject to a maximum rate of [insert interest rate cap, if any] [until the [ ], 199[ ] Payment Date, and, subsequently, subject to no maximum rate]] (the "[Class B] Note Interest Rate").]

Payments of Principal

     Principal payments to the Noteholders are expected to commence on the [  ],
199[ ] Payment Date with respect to the [Class A] Notes [and the [   ], 199[ ]
Payment Date with respect to the [Class B] Notes]. If, however, a CRB Securities Amortization Event (as defined herein) shall occur, principal payments on the Notes will commence on the first Payment Date after such CRB Securities Amortization Event.

     [On each Payment Date in respect of which principal is distributed on the [Group A] CRB Securities, principal payments will be made on the [Class A] Notes in an amount generally equal to [insert [Class A] Note Percentage] (the "[Class A] Note Percentage") of the principal distributed on the [Group A] CRB Securities only.] Such principal will be applied pro rata in accordance with the outstanding principal balances of the [Class A] Notes. The principal balance of the [Class A] Notes, to the extent not previously paid, will be due on the [ ], 199[ ] Payment Date (the "[Class A] Final Schedule Payment Date").

     [On each Payment Date in respect of which principal is distributed on the [Group B] CRB Securities, principal payments will be made on the [Class B] Notes in an amount generally equal to [insert [Class B] Note Percentage] (the "[Class B] Note Percentage") of such principal distributed on the [Group B] CRB Securities only. Such principal will be applied pro rata in accordance with the outstanding principal balances of the [Class B] Notes. The principal balance on the [Class B] Notes, to the extent not previously paid, will be due on the [ ], 199[ ] Payment Date (the "[Class B] Final Schedule Payment Date").]

     Principal on the [Class A] Notes will be payable solely from principal on the [Group A] CRB Securities [and principal on the [Class B] Notes will be payable solely from principal on the [Group B] CRB Securities].

[Ancillary Arrangements]

     [On the Closing Date the Trust will enter into ancillary arrangements (such arrangements, the "Ancillary Arrangements").] [Insert description of the Ancillary Arrangements.]

Distributions on the CRB Securities; Collection Account

     All distributions on the CRB Securities will be remitted directly to an account (the "Collection Account") to be established with the Indenture Trustee under the Indenture on the Closing Date. The Indenture Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Securities. The CRB Securities Distribution Date in each month is the Payment Date for such month.

[Assignment of CRB Securities]

     [The Depositor will acquire the CRB Securities for deposit into the Trust from [insert Seller name]. At the time of issuance of the Securities, the Depositor will cause the beneficial interest in such CRB Securities, which will be held in book-entry form through the facilities of DTC, to be delivered to the [Indenture] [Owner] Trustee's participant account at DTC.]

Termination

     All obligations of the Depositor and the Indenture Trustee created by the Indenture will terminate upon the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture. In addition, the occurrence of certain CRB Securities Amortization Events (as defined herein) may lead to an early termination of the obligations of the Depositor and the Indenture Trustee created by the Indenture.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to the Trust Agreement dated as of
[   ], 199[ ], between the Depositor and [insert Owner Trustee name] as Owner
Trustee. The Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

     The following summaries describe the material terms of the Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "THE TRUST AGREEMENT" herein for a summary of additional terms of the Trust Agreement.

     The Certificates will be issued [in fully registered, certificated form only] and will represent undivided interests in the Trust. Subject to the limitations described in this paragraph, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Owner Trustee. The Certificates will be issued in minimum denominations of $[ ] and will not be eligible to be resold or subdivided in units smaller than the minimum denomination for issuance [, except for one Certificate issued in a denomination of $[ ] which will be held by the Depositor]. In addition, non-United States persons will not be permitted to purchase Certificates. Such restrictions will be set forth in a legend contained in the registered form of Certificate. By accepting delivery of a Certificate the holder will be deemed to have agreed to comply with such restrictions. Any attempt to transfer Certificates in violation of the foregoing restrictions will be null and void and such transfer will not be recorded by the registrar. The Depositor will retain at least [ ]% of the outstanding principal amount of the Certificates at all times prior to the termination of the Trust Agreement.

[Distributions on Certificates]

     [Pursuant to an administration agreement entered into between the Trust, Indenture Trustee, [insert Administrator name], as administrator (the "Administrator") and the Owner Trustee (the "Administration Agreement"), distributions on the Certificates, as described below, will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Certificates are registered on the Record Date. Distributions to each Certificateholder will be made by the Administrator to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Owner Trustee and such holder. The final distribution in retirement of a Certificate will be made only upon surrender of the Certificate to the Owner Trustee at the office thereof specified in the notice to Certificateholders of such final distribution. Notice will be mailed prior to the Payment Date on which the final distribution of principal and interest on a Certificate is expected to be made to the holder thereof.]

Distributions of Interest

     Interest on the principal balance of the [Class C] Certificates will accrue at the per annum interest rate specified below and will be distributable [monthly] [quarterly] [semi-annually] on each Payment Date. Interest in respect of a Payment Date will accrue on the outstanding principal of the Certificates from and including the preceding Payment Date (in the case of the first Payment Date, from and including the Closing Date) to but excluding such current Payment Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of [the actual number of days in each Interest Accrual Period divided by 360] [a 360 day year of twelve 30 day months].

     [Calculation of LIBOR: LIBOR applicable to the calculation of the interest rates on the [Class C] Certificates in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the CRB Securities immediately prior to such CRB Securities Distribution Date) applicable to distributions of interest on the CRB Securities distributable on such

CRB Securities Distribution Date. The LIBOR applicable to the CRB Securities is described under "DESCRIPTION OF THE CRB SECURITIES--Interest Distributions" herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Certificates has been made prior to the Closing Date.]

     [Class C]. The [Class C] Certificates will bear interest on the aggregate principal amount of such Certificates at an annual rate equal to [insert [Class C] interest rate] [(x) [insert [Class C] index] [plus (i) [insert [Group A] interest rate formula] multiplied by the ratio that the principal amount of the [Group A] CRB Securities bears to the aggregate principal amount of the CRB Securities [,such amount being subject to a maximum rate of [insert interest rate cap, if any]]; [plus (ii) [insert [Group B] interest rate formula] multiplied by the ratio that the principal amount of the [Group B] CRB Securities bears to the aggregate principal amount of the CRB Securities [, such amount being subject to a maximum rate of [insert interest rate cap, if any]]].

Distributions of Principal

     Principal distributions to Certificateholders are expected to commence on
the [   ], 199[ ] Payment Date. If, however, a CRB Securities Amortization Event
(as defined herein) shall occur, principal distributions on the Certificates will commence on the first Payment Date after such CRB Securities Amortization Event.

     On each Payment Date in respect of which principal is distributed on the CRB Securities, principal distributions will, subject to the prior rights of the holders of the Notes described under "Subordination" below, be made on the [Class C] Certificates in an amount generally equal to, [insert amount] [[insert [Group A] Certificate percentage]% (the "[Group A] Certificate Percentage) of the principal amount on the [Group A] CRB Securities and [insert [Group B] Certificate Percentage]% (the "[Group B] Certificate Percentage") of the principal distributed on the [Group B] CRB Securities.] Such principal will be applied pro rata in accordance with the outstanding principal balances of the [Class C] Certificates. [The principal balance of the [Class C] Certificates at any time will be equal to the outstanding principal balance of the CRB Securities at such time multiplied by the [Class C] Certificate Percentage at such time.] As more fully described herein, the outstanding principal balances of the CRB Securities will be reduced as a result of principal payments on the Receivables that are distributed in respect of the CRB Securities.

Subordination

     Distributions of interest on the [Class C] Certificates with respect to the [Group A] CRB Securities [and the [Group B] CRB Securities] will be subordinated in priority of payment to the payment of interest due on the [Class A] Notes [and [Class B] Notes, respectively]]. Distributions of principal on the Certificates with respect to the] [Group A] CRB Securities [and the [Group B] CRB Securities] will be subordinated in priority of payment of principal due on the [Class A] Notes [and [Class B] Notes, respectively]. Consequently, the Certificateholders will not receive any distributions of interest with respect to the [Group A] CRB Securities or the [Group B] CRB Securities with respect to a Payment Date until the full amount of interest due on the respective Class of Notes on such Payment Date is paid in full and will not receive any distributions of principal with respect to the [Group A] CRB Securities [or the [Group B] CRB Securities] until the full amount of principal due on the [respective Class of] Notes on such Payment Date is paid in full.

Termination

     All obligations of the Depositor and the Owner Trustee created by the Trust Agreement will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In addition, the occurrence of certain CRB Securities Amortization Events (as defined herein) will lead to an early termination of the obligations of the Depositor and the Owner Trustee created by the Trust Agreement.

                        DESCRIPTION OF THE CRB SECURITIES

     The table below sets forth certain of the characteristics of the CRB Securities. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses and prospectus supplements pursuant to which the CRB Securities were offered and sold. The CRB Securities are not listed on any securities exchange.

                        DESCRIPTION OF THE CRB SECURITIES

Issuer.....................................................................................
Servicer...................................................................................
Trustee....................................................................................
Designation................................................................................
Principal Amount to be Sold to Trust.......................................................
Approximate Percentage of total CRB Securities to be Sold to Trust.........................
Initial Certificate Amount.................................................................
Series Termination Date....................................................................
Certificate Rate...........................................................................
CRB Security Distribution Date.............................................................
Commencement of Controlled Amortization Period.............................................
Minimum [Seller's] [Transferor's] [Depositor's] Percentage.................................
Cash Collateral Guaranty Amount............................................................
Percentage of Subordinated Class B Certificates............................................
Optional Repurchase Percentage.............................................................
Ratings (Moody's/S&P)......................................................................

General

     This Prospectus Supplement sets forth certain relevant terms with respect to the CRB Securities, but does not provide detailed information with respect to the CRB Securities. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CRB Securities were offered and sold. This Prospectus Supplement relates only to the Securities offered hereby and does not relate directly to the CRB Securities.

CRB Securities Considerations; Recent Developments

     Each of the CRB Securities represents an obligation of the related CRB Issuer only. Prospective investors in the Securities should consider carefully the risk factors and special considerations [insert applicable references] in each CRB Securities Offering Document and should avail themselves of the same information concerning each CRB Seller, CRB Servicer and CRB Issuer as they would if they were purchasing the CRB Securities or similar investments backed
by Receivables. Each CRB Issuer [or [   ], as originator of a CRB Issuer,] is
subject to the informational requirements of the Exchange Act. Accordingly, each CRB Issuer or [ ] files annual and periodic reports and other information, including monthly Servicer Reports (collectively, "CRB Issuer Exchange Act Reports") with the Commission. Copies of such CRB Issuer Exchange Act Reports, each CRB Securities Offering Document, Servicer Reports and other information (collectively, the "CRB Securities Disclosure") may be inspected and copied at certain offices of the Commission at the addresses listed under "Available Information" in the Prospectus. If any CRB Issuer or [ ] ceases to be subject to the informational requirements of the Exchange Act, the Depositor will not be relieved from the informational requirements of the Exchange Act.

     Neither the Depositor nor the Underwriter participated in the [offering of the CRB Securities or in the] preparation of the publicly available information referred to above or of any CRB Securities Offering Document, nor has the Depositor or the Underwriter made any due diligence inquiry with respect to the information provided therein. Although neither the Depositor nor the Underwriter is aware of any material misstatements or omissions in any CRB Securities Offering Document speaking as of its date, the information provided therein or in the other publicly available documents referred to above cannot be verified by the Depositor or the Underwriter as to accuracy or completeness. Information set forth in each CRB Securities Offering Document speaks only as of the date of such CRB Securities Offering Document; there can be no assurance that all events occurring prior to the date thereof that would affect the accuracy or completeness of any statements included in such CRB Securities Offering Document or in the other publicly available documents filed by or on behalf of the CRB Issuer have been publicly disclosed.

     [Describe any other recent material developments that may exist based on publicly available information.]

     An investment in the Securities is different from, and should not be considered a substitute for, an investment in the CRB Securities.

     Set forth below is certain information excerpted and summarized from each prospectus relating to the CRB Securities.

     The CRB Securities have been issued pursuant to Agreements entered into between various sellers and various trustees. See "Appendix A" for further description of the various CRB Securities Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CRB Securities.

     Each of the CRB Securities represents an undivided interest in one of the CRB Securities Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such issue of CRB Securities. The assets of each CRB Securities Issuer include a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables and services in the Accounts, monies on deposit in certain accounts of the CRB Securities Issuers, the right to draw upon various enhancements and may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise. Each of the CRB Securities represents the right to receive payments of interest for the related interest period at the applicable CRB Securities Certificate Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CRB Securities Amortization Period (as defined herein) funded from collections of Receivables.

     Each original seller, transferor or depositor of CRB Securities (each, a "Seller") holds the interest in the Receivables of an CRB Securities Issuer not represented by the CRB Securities and any other series of securities issued by the CRB Securities Issuer [or a transferee of such Seller holds such interest]. Such Seller [or transferee of such Seller] holds an undivided interest in the CRB Securities Issuer (the "Seller's Interest"), including the right to a percentage (the "Seller's Percentage") of all cardholder payments on the Receivables.

The [Group A] CRB Securities

     The [Group A] CRB Securities will consist of the CRB Securities issued by the following CRB Securities Issuers: [insert description of [Group A] card issuers].

The [Group B] CRB Securities

     The [Group B] CRB Securities will consist of the CRB Securities issued by the following CRB Securities Issuers: [insert description of [Group B] card issuers].

Interest Distributions

     Interest accrues on the CRB Securities at the certificate rate for each class and series of CRB Securities (a "CRB Securities Certificate Rate"), from the date of the initial issuance of the CRB Securities. Interest at the applicable rate will be distributed to the holders of the CRB Securities [monthly] [quarterly] [semi-annually] on each CRB Securities Distribution Date.

     Interest on the CRB Securities is calculated [on the basis of the actual number of days in the related interest period and a 360-day year] [on the basis of a 360 day year of twelve 30 day months].

     [The CRB Securities bear interest at a rate per annum of [insert descriptions of CRB Securities interest rates]. [LIBOR is determined according to [the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ("Reuters LIBOR")] [the Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate LIBOR")].

Principal Distribution

     Generally, principal distributions due to the holders of the CRB Securities are scheduled [to commence] [to occur] on the [first CRB Securities Distribution Date with respect to a controlled amortization period for a series of CRB
Securities (a "CRB Securities Controlled Amortization Period")] [[    ] CRB
Securities Distribution Date (the "CRB Securities Expected Final Payment Date"),], but may be distributed earlier or later than such date. However, if a Rapid Amortization Event, Early Amortization Event, Pay Out Event, Liquidation Event, Economic Pay Out Event or similar event (as such terms are defined in the Agreements) (each such event, a "CRB Securities Amortization Event") occurs, [monthly] [quarterly] [semi-annual] distributions of principal to the holders of the CRB Securities will begin on the first CRB Securities Distribution Date following the occurrence of such CRB Securities Amortization Event. See "CRB Securities Amortization Events" below.

     If an CRB Securities Amortization Event does not occur, principal will be distributed to the holders of the CRB Securities on [the first CRB Securities Distribution Date during the applicable CRB Securities Controlled Amortization Period [CRB Securities Expected Final Payment Date]. If, however, the amount of principal distributed on the [scheduled final CRB Securities Distribution Date] [CRB Securities Expected Final Payment Date] is not sufficient to pay the holders of the CRB Securities in full, then monthly distributions of principal to the holders of CRB Securities will occur on each CRB Securities Distribution Date after the [scheduled final CRB Securities Distribution Date] [CRB Securities Expected Final Payment Date].

Investor Percentage and Seller's Percentage

     Pursuant to the Agreements, all amounts collected on Receivables will be allocated between the investor interest of the holders of the CRB Securities, the investor interest of any other Series, and the Seller's Interest by reference to the investor percentage of the holders of the CRB Securities, the investor percentage of any other Series, and the Seller's Percentage.

     The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.

Allocation of Collections

     The CRB Securities Servicer will deposit any payments collected by the CRB Securities Servicer with respect to the Receivables and will generally allocate such amounts as follows:

          (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

          (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CRB Securities,

          (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate; provided, however, that such amount may not exceed the amount equal to the Seller's Interest,

          [(d) during the CRB Securities Controlled Amortization Period or after the occurrence of an CRB Securities Amortization Event, collections of Principal Receivables will be allocated to the holders of CRB Securities based on the investor percentage,

          [(e) during the CRB Securities Accumulation Period, collections of
               Principal Receivables will be deposited for the benefit of the holders of CRB Securities based on the investor percentage in a principal Funding Account].

The term "Seller's Interest" also encompasses the terms Seller's Certificate, Transferor's Certificate, Exchangeable Seller's Certificate and Exchangeable Transferor's Certificate. "Principal Receivables" generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. "Finance Charge Receivables" generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

CRB Securities Amortization Events

     The following is a summary of the typical CRB Securities Amortization Events for each series of CRB Securities. Certain additional CRB Securities Amortization Events unique to particular series of CRB Securities are described following this summary:

          (a) failure to make payments to holders of CRB Securities within the time periods given in the Agreements,

          (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

          (c) occurrence of a material default by a servicer of the Receivables underlying a series of CRB Securities (a "CRB Securities Servicer"),

          (d) failure to maintain the Seller's Interest in an amount at least equal to minimum Seller's Percentage of Principal Receivables in the CRB Securities Issuer as of such date,

          (e) failure to maintain a certain minimum level of Receivables or Accounts, or if the Seller is unable to transfer Receivables or Accounts to a CRB Securities Issuer,

          (f) certain events of bankruptcy or insolvency relating to the Seller,

          (g) a CRB Securities Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

          (h) any reduction of the portfolio yield or excess spread (averaged out over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

          (i) [the available amount of the Cash Collateral Guaranty is less than [ %] of the amount of the investor interest for the underlying series of CRB Securities].

[Insert additional Amortization Events for particular CRB Securities.]

Servicing Compensation and Payment of Expenses

     Generally, the CRB Securities Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a "CRB Securities Servicing Fee") payable monthly. The CRB Securities Servicing Fee will be allocated among the Seller's Interest and the investor interests of all Series issued by the CRB Securities Issuer.

     Generally, the CRB Securities Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CRB Securities Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CRB Securities Issuer or the holders of CRB Securities.

                                  THE DEPOSITOR

     The Depositor is a special-purpose Delaware corporation organized for the purpose of issuing the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation which is a wholly owned subsidiary of CS First Boston Securities Corporation, which is a wholly owned subsidiary of CS First Boston, Inc. Neither CS First Boston Securities Corporation nor CS First Boston, Inc. nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

     The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.

                                  THE INDENTURE

     The following summary describes the material terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "DESCRIPTION OF THE NOTES" herein for a summary of certain additional terms of the Indenture.

Collection of Distributions on CRB Securities

     The CRB Securities will be assets of the Trust. All distributions on the CRB Securities will be made directly to the Indenture Trustee. The obligation of the Indenture Trustee in making payments on the Notes is limited to distributions on the CRB Securities [and payments in respect of the Ancillary Arrangements] which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to the CRB Securities by the [ ] Business Day after the date on which such distribution was due and payable pursuant to the terms of such CRB Securities, the Indenture will require it to take such actions as are permissible pursuant to the related CRB Securities Agreement to ensure that the distribution will be made as promptly as possible and legally permitted, and to take such legal action as the Indenture Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any legal action will be reimbursable to the Indenture Trustee out of the proceeds of any such action and will be retained by the Indenture Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Noteholders. Payments on the Notes will be reduced by an aggregate amount equal to such fees and expenses in proportion to the payments of principal and interest that would have been otherwise made on the Notes on the Payment Date following the recovery of any such proceeds. In the event that the Indenture Trustee has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the Indenture Trustee will notify the Noteholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Noteholders.

Reports to Noteholders

     The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee, a report stating (i) the amounts of principal and interest[, respectively, paid on each $1,000 in face amount of [each Class of] the Notes, (ii) the outstanding principal balance of [each Class of] the Notes and (iii) the outstanding balances of the [Group A] CRB Securities [or the [Group B] CRB Securities].

     The Indenture Trustee shall forward by mail to each Noteholder the most current CRB Securities Distribution Date Statement (as defined in the Indenture) received by the Indenture Trustee as of the date of such request.

Events of Default; Rights upon Event of Default

     With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for [ ] days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of [ ] days after notice thereof is given to the Trust by the Indenture Trustee, or to the Trust and the Indenture Trustee, by the holders of at least [ %] in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least [ %] in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on [a Class of] the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such Class of Notes.

     If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid.

     If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of [ %] in principal amount of each Class of Notes then outstanding may declare the principal of such Class of Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of [ %] in principal amount of the [applicable Class of ] Notes then outstanding.

     If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or to foreclose on Trust property, exercise remedies as a secured party, sell the CRB Securities or elect to have the Trust maintain possession of the CRB Securities and continue to apply collections on the CRB Securities as if there had been no declaration or acceleration. The Indenture Trustee is prohibited from selling the CRB

Securities following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of CRB Securities would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of at least [ %] of the aggregate outstanding amount of the Notes.

     If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of [ %] in principal amount of the Notes then outstanding may, in certain cases, waive any default in respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than [ %] in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for [ ] days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the [ ]-day period by the holders of [ %] in principal amount of the Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Certain Covenants

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

     The Trust may not engage in any activity other than as specified under "The Trust" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

Annual Compliance Statement

     The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

     The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred then no report shall be required.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes, or with certain limitations, upon deposit with the Indenture Trust of funds sufficient for the payment in full of all the Notes.

Modification of Indenture

     With the consent of the holders of [ %] in principal amount of the Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner rights of the Noteholders.

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon, or the redemption price with respect thereto, or change any place of payment where or the coin or currency in which any Note or interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the CRB Securities if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

Voting Rights

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

Certain Matters Regarding the Indenture Trustee and the Depositor

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the

Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture.

     Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture or the CRB Securities other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders.

     All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                               THE TRUST AGREEMENT

     The following summary describes the material terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "DESCRIPTION OF THE CERTIFICATES" herein for a summary of certain additional terms of the Trust Agreement.

Collection of Distributions on CRB Securities

     The CRB Securities will be assets of the Trust. All distributions thereon will be made directly to the Owner Trustee. Pursuant to the Administration Agreement, distributions on the Certificates will be made to Certificateholders by the Administrator acting on behalf of the Owner Trustee.

Exercise of Remedies

     The Trust Agreement provides that until all the Notes have been paid in full, the Owner Trustee will take all actions to collect any distributions due on the CRB Securities or to exercise remedies pursuant to the Indenture.

Reports to Certificateholders

     The Owner Trustee will mail to each Certificateholder, at such Certificateholder's request, at its address listed on the Certificate Register maintained with the Owner Trustee, a report stating

(i) the amounts of principal and interest, respectively, distributed on each $1,000 in face amount of Certificates and (ii) the outstanding balances of the CRB Securities.

     The Owner Trustee shall forward by mail to each Certificateholder the most current CRB Securities Distribution Date Statement (as defined in the Trust Agreement) received by the Owner Trustee as of the date of such request.

Amendment

     The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Noteholders or Certificateholders. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Notes evidencing at least [ %] in principal amount of then outstanding Notes and Certificateholders owning Voting Interests (as herein defined) aggregating not less than [ %] of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the CRB Securities or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or the Voting Interests of Certificates which are required to consent to any such amendment, without the consent of all the outstanding Notes or Certificates, as the case may be.

Insolvency Event

     "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

     If an Insolvency Event occurs with respect to the Depositor, the CRB Securities will be liquidated and the Trust will be terminated. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the CRB Securities will be treated as collections on the CRB Securities and deposited in the Collection Account. If the proceeds from the liquidation of the [Group A] CRB Securities [or the [Group B] CRB Securities] and any respective amounts on deposit in the Collection Account are not sufficient to pay the [Class A] Notes [or [Class B] Notes, respectively,] and the Certificates in full, the amount of principal returned to the respective Noteholders and Certificateholders will be reduced and some or all of the Noteholders and Certificateholders will incur a loss.

     The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of the Trust and the delivery to the Owner Trustee by each Certificateholder (including the Depositor) of a certificate certifying that the Certificateholder reasonably believes that the Trust is insolvent.

Liability of the Depositor

     Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

Voting Interests

     As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding; and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

Certain Matters Regarding the Owner Trustee and the Depositor

     Neither the Depositor, the Owner Trustee, nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the related Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement or the CRB Securities other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Certificateholders.

     All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.

                           [ADMINISTRATION AGREEMENT]

     [The [Indenture Trustee], in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.]

                              THE INDENTURE TRUSTEE

     [Insert Indenture Trustee name] is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is [insert Indenture Trustee address].

                                THE OWNER TRUSTEE

     [Insert Owner Trustee name] is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is [insert Owner Trustee address].

                                 USE OF PROCEEDS

     [The net proceeds from the sale of the Certificates and the Notes will be applied by the Depositor on the Closing Date towards the purchase price of the CRB Securities, the payment of expenses related to such purchase and other corporate purposes.] [The Depositor will transfer approximately [ %] of the net proceeds from the sale of the Securities to the Trust to fund the purchase price to the Trust of the CRB Securities and the payment of expenses related to such purchase.]

                              ERISA CONSIDERATIONS

     [State whether the Notes may be classified as indebtedness without substantial equity features for ERISA purposes.]

                         LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

     The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the respective underwriting agreements, relating to the Notes and the Certificates (the "Underwriting Agreements"), the Depositor has agreed to cause the Trust to sell to CS First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

     The underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of [_%] per [Class A] Note, [[_%] per [Class B] Note] [and [_%] per Certificate]; and, the Underwriter and such dealers may allow a discount of [_%] per [Class A] Note,] [_%] per [Class B] Note] [and [_%] per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, such public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreements provide that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon by Sidley & Austin, New York, New York.

                                     RATING

     It is a condition to issuance that each Class of the Notes be rated [in the highest rating category by a Rating Agency]. It is a condition to issuance that the Certificates be rated [in one of the [three] highest rating categories by a Rating Agency].

     A securities rating addresses the likelihood of the receipt by Certificateholders and Noteholders of distributions on the CRB Securities. The rating takes into consideration the characteristics of the CRB Securities and the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Accounts...................................................................
Administration Agreement...................................................
Administrator..............................................................
Agreements.................................................................
Ancillary Arrangements.....................................................
Book-Entry Notes...........................................................
Book-Entry Certificates....................................................
Business Day...............................................................
Cash Collateral............................................................
Cash Collateral Account....................................................
Cash Collateral Guaranty...................................................
Cede.......................................................................
CEDEL......................................................................
Certificates...............................................................
Citibank...................................................................
[Class A] Final Scheduled Payment Date.....................................
[Class A] Note Interest Rate...............................................
[Class A] Note Percentage..................................................
[Class A] Notes............................................................
[Class B] Final Scheduled Payment Date.....................................
[Class B] Note Interest Rate...............................................
[Class B] Note Percentage..................................................
[Class B] Notes............................................................
[Class C] Certificate Interest Rate........................................
[Class C] Certificates.....................................................
Closing Date...............................................................
Code.......................................................................
Collateral Amount..........................................................
Collateral Invested Amount.................................................
Collection Account.........................................................
CRB Securities.............................................................
CRB Securities Amortization Event..........................................
CRB Securities Certificate Rate............................................
CRB Securities Controlled Amortization Period..............................
CRB Securities Distribution Date...........................................
CRB Securities Expected Final Payment Date.................................
CRB Securities Servicer....................................................
CRB Securities Servicing Fee...............................................
Definitive Certificates....................................................
Definitive Notes...........................................................
Depositor..................................................................
DTC........................................................................


ERISA.....................................................................
ERISA Counsel.............................................................
Euroclear.................................................................
European Depositaries.....................................................
Event of Default..........................................................
Federal Tax Counsel.......................................................
Final Legal Maturity......................................................
Finance Charge Receivables................................................
Foreign Person............................................................
[Group A] CRB Securities..................................................
[Group A] Certificate Percentage..........................................
[Group B] CRB Securities..................................................
[Group B] Certificate Percentage..........................................
Holdings..................................................................
Indenture.................................................................
Indenture Trustee.........................................................
Insolvency Event..........................................................
Interest Accrual Period...................................................
Issuer....................................................................
Labor.....................................................................
LIBOR.....................................................................
Moody's...................................................................
Morgan....................................................................
Noteholders...............................................................
Notes.....................................................................
Owner Trustee.............................................................
Parties In Interest.......................................................
Payment Date..............................................................
Plan......................................................................
Plan Asset Regulation.....................................................
Principal Receivables.....................................................
Prospectus................................................................
Rating Agency.............................................................
Receivables...............................................................
Record Date...............................................................
Required Collateral Amount................................................
Reuters LIBOR.............................................................
Securities................................................................
Seller....................................................................
Seller's Interest.........................................................
Seller's Percentage.......................................................
S&P.......................................................................
Telerate LIBOR............................................................
Trust.....................................................................
Trust Agreement...........................................................


Underwriter...............................................................
Voting Interests..........................................................

                                   APPENDIX A
                                TABLE OF CONTENTS

Appendix A                                                              Page
- ----------                                                              ----











     This Appendix A contains excepts from each prospectus pursuant to which the CRB Securities were offered and sold.

     Capitalized terms used in the excerpts included in this Appendix A have the meanings defined either within the text of such excerpt or within the related prospectus. Such terms are not applicable to any other section of this Prospectus Supplement or Prospectus unless such terms are defined as such in the Prospectus Supplement or the Prospectus. Complete copies of the prospectus relating to a particular series of CRB Securities may be obtained upon request from the Depositor.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                              Subject to completion
                    Preliminary Prospectus dated [ ], 199[ ]

                                   PROSPECTUS

                     CS FIRST BOSTON CARD RECEIVABLES TRUSTS

                               Asset Backed Notes
                            Asset Backed Certificates
                              (Issuable in Series)

                 Asset Backed Securities Corporation, Depositor

                                   ----------

         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed pursuant to a Trust Agreement (a "Trust Agreement") or a Pooling and Servicing Agreement, Master Pooling and Servicing Agreement or similar agreement (a "Pooling and Servicing Agreement") (such Trust Agreements and Pooling and Servicing Agreements, collectively, the "Agreements") as described herein. Each such Series may include one or more classes (each, a "Class") of Notes and/or one or more Classes of Certificates.

         The property of each Trust will include certain Base Assets (as defined herein), which may consist of credit card, charge card or certain other types of Receivables or Participations (each as defined herein) or certain "card receivables backed securities" ("CRB Securities", as defined herein), and may also include certain Series Enhancements (as defined herein) or other assets as described herein or in the related Prospectus Supplement. Any such Receivables will consist of one or more pools of receivables arising from time to time in the ordinary course of business in one or more portfolios of credit card, charge card or certain other types of accounts (collectively, "Accounts"). Any Participations included in the Base Assets for a Series will consist of undivided interests in one or more pools of Receivables, and any CRB Securities included therein will consist of asset backed securities representing interests in, or notes or loans secured by, one or more underlying pools of Receivables.

         The property of a Trust the Base Assets of which consist of Receivables or Participations will include the right to receive all monies due in respect of such Receivables, net (to the extent provided in the related Prospectus Supplement) of certain amounts payable to the servicer of such Receivables specified in such Prospectus Supplement (the "Servicer"),


                                               (Continued on the following page)

                                   ----------

 THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A
     SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY,
       AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT
           GUARANTEED OR INSURED BY, CS FIRST BOSTON CORPORATION, THE
          DEPOSITOR, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY UNITED
                           STATES GOVERNMENTAL AGENCY.

                PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS
                SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS
                    AND IN THE RELATED PROSPECTUS SUPPLEMENT.

       PROSPECTIVE INVESTORS SHOULD CONSIDER LIMITATIONS DISCUSSED UNDER
         "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS SUPPLEMENT

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                                   ----------
                         Underwriters of the Securities

                             [LOGO] CS FIRST BOSTON

                   This date of this Prospectus is [ ], 1996.




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(Continued from the previous page)

which servicer may also be the Seller. The Base Assets for a Series will be sold to the Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Depositor") or such other depositor or transferor as shall be specified in the related Prospectus Supplement, and any Receivables included in the Base Assets for a Series will have been purchased by the Depositor from the seller or sellers designated in the related Prospectus Supplement (collectively, the "Seller"). Series Enhancement with respect to a Series may include Credit Enhancement (as defined herein) and/or certain types of Ancillary Arrangements (as defined herein).

         To the extent specified in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Base Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any Class of Securities may be senior or subordinate to distributions on one or more other Classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.



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                              PROSPECTUS SUPPLEMENT


         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Base Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Series Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount of each Class of such Securities will be paid to holders of such Securities; (vi) the extent to which any Class within such Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities.


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Securities (as defined herein) are issued, unaudited reports containing information concerning the related Trust will be sent by the Trustee on behalf of such Trust or by the related Indenture Trustee annually and on each Distribution Date specified in the related Prospectus Supplement only to Cede & Co. ("Cede"), as nominee for the Depository Trust Company ("DTC") and registered holder of the Securities (the "Securityholder"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "ADDITIONAL INFORMATION REGARDING THE SECURITIES - Book Entry Registration" and "DESCRIPTION OF THE TRUST OR POOLING AND SERVICING AGREEMENT - Reports to Holders" . The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder but may at any time cease to file any reports that are no longer so required.


                              AVAILABLE INFORMATION

         The Depositor, as originator of the Trusts, has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of this Prospectus.


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         The Depositor on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to the Secretary of Asset Backed Securities Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055. Telephone requests may be directed to the Secretary of Asset Backed Securities Corporation at (212) 909-2000.




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                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates and/or Notes of such Series.

Issuer.........................    With respect to any Series of Securities, a
                                   Trust formed pursuant to either (i) a trust agreement (a "Trust Agreement") between the Depositor and the Trustee of such Trust or
                                   (ii) a pooling and servicing agreement,
                                   master pooling and servicing agreement or similar agreement (a "Pooling and Servicing
                                   Agreement") among the Depositor, the Servicer and the Trustee of such Trust (such Trust
                                   Agreements and Pooling and Servicing
                                   Agreements being sometimes referred to herein collectively, as the "Agreements"). A Trust formed pursuant to a Trust Agreement may be either an owner trust (an "Owner Trust") or a grantor trust (a "Grantor Trust") and a Trust formed pursuant to a Pooling and Servicing
                                   Agreement will be a Grantor Trust.

Depositor......................    The Depositor is a special-purpose Delaware
                                   corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the
                                   Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities.
                                   It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collaterized Mortgage Securities
                                   Corporation, which is a wholly owned
                                   subsidiary of CS First Boston Securities
                                   Corporation, which is a wholly owned
                                   subsidiary of CS First Boston, Inc. Neither
                                   Collaterized Mortgage Securities Corporation,
                                   CS First Boston Securities Corporation nor CS
                                   First Boston, Inc. nor any of their
                                   affiliates has guaranteed, will guarantee or is or will be

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                                   otherwise obligated with respect to any
                                   Series of Securities.

                                   The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.


Trustee........................    With respect to each Trust, the trustee
                                   specified in the related Prospectus
                                   Supplement (the "Trustee").

Servicer.......................    With respect to each Trust for which the Base
                                   Assets include Receivables or Participations, the servicer specified in the related
                                   Prospectus Supplement (the "Servicer").

Indenture Trustee..............    With respect to any Series of Securities that
                                   includes one or more classes of Notes, the indenture trustee specified in the related
                                   Prospectus Supplement (the "Indenture
                                   Trustee").

Risk Factors...................    For a discussion of risk factors that should
                                   be considered with respect to an investment in the Securities, see "RISK FACTORS" herein and in the related Prospectus Supplement.


Securities Offered.............    Each Series of Securities issued by a Trust
                                   will include one or more classes (each a "Class") of Certificates and may also include one or more Classes of Notes. Each Class of Certificates will be issued pursuant to the related Trust Agreement or Pooling and Servicing Agreement. Any Series of Securities issued pursuant to a Pooling and Servicing
                                   Agreement will only include Certificates and the Base Assets of such Certificates will consist primarily of Receivables or
                                   Participations (such Certificates being
                                   sometimes referred to herein as "Receivables
                                   Pooling Certificates"). Any Series of
                                   Securities issued pursuant to a Trust
                                   Agreement may include Certificates and Notes, and the Base Assets of such Certificates and such Notes will consist primarily of CRB
                                   Securities

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                                   (such Certificates being sometimes referred
                                   to herein as "CRB Backed Certificates", such Notes being sometimes referred to herein as "CRB Backed Notes" and such CRB Backed Certificates and CRB Backed Notes being referred to collectively as "CRB Backed Securities"). Each Class of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Trust and the Indenture Trustee specified in the related Prospectus Supplement. The related Prospectus Supplement will specify which Class or Classes of Notes and/or Certificates of the related Series are being offered thereby.

                                   A Trust may issue one or more classes of additional Certificates representing interests in the assets of such Trust that are not being offered by this Prospectus or any related Prospectus Supplement.

Notes..........................    As specified in the related Prospectus
                                   Supplement, each Class of Notes will have a stated principal amount, notional principal amount or no principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Note
                                   Interest Rate") or will not bear interest.
                                   Each Class of Notes may have a different Note
                                   Interest Rate, which may be a fixed, variable or adjustable Note Interest Rate or any combination of the foregoing. The related
                                   Prospectus Supplement will specify the Note
                                   Interest Rate, or the method for determining the Note Interest Rate, for each Class of Notes.

                                   A Series of Securities may include two or more Classes of Notes that differ as to timing and priority of payments, seniority,
                                   Note Interest Rates or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Base Assets. If specified in the related Prospectus Supplement,

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                                   one or more Classes of Notes ("Strip Notes")
                                   may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "DESCRIPTION OF THE NOTES -- Payments of Interest and Principal".

                                   Notes will be available for purchase in
                                   denominations of $1,000, or such other
                                   minimum denomination as shall be specified in the related Prospectus Supplement, and integral multiples of $1,000 in excess thereof and will be available in book-entry form, or if specified in the related Prospectus Supplement, as Definitive Notes. If the related Prospectus Supplement provides that the Notes shall be available in book-entry form only, Noteholders will be able to receive Definitive Notes (as defined herein under "RISK FACTORS -- Book-Entry Registration") only in the limited circumstances described herein or in the related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Definitive Securities".

                                   If a Servicer, Seller or Depositor with an option to purchase the Base Assets of a Trust exercises such option (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Base Assets are received), in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE TRUST AGREEMENT OR POOLING AND SERVICING AGREEMENTS -- Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates...............    As specified in the related Prospectus
                                   Supplement, each class of Certificates will have an original principal amount, no principal amount or a notional principal amount and will accrue interest on such original principal or notional amount at a specified rate (with respect to each class of

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                                   Certificates, the "Certificate Interest
                                   Rate") or will not bear interest. Each Class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Interest Rate, or the method for determining the applicable Certificate Interest Rate, for each Class of Certificates.

                                   A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "DESCRIPTION OF THE CERTIFICATES -- Payments of Principal" and "-- Payments of Interest". If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                   Certificates will be available for purchase in a minimum denomination of $100,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement, and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or, if specified in the related Prospectus Supplement, as Definitive Certificates. If the related Prospectus Supplement specifies that the Certificates will be available in

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                                   book-entry form only, Certificateholders will
                                   be able to receive Definitive Certificates
                                   (as defined under "RISK FACTORS -- Book Entry Registration") only in the limited circumstances described herein or in the related Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- Definitive Securities".

                                   If a Servicer, Seller or Depositor with an option to purchase the Base Assets of a Trust exercises such option (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Base Assets are received), in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE TRUST OR POOLING AND SERVICING AGREEMENT --Termination", the Certificates will be prepaid as set forth in the related Prospectus Supplement.

Receivables Pooling Certificates

A. Certificateholders' Interest;
     Depositor's Interest......    In the case of a Series of Receivables
                                   Pooling Certificates, a portion of the assets of the related Trust will be allocated among the Certificateholders of such Series (the
                                   "Investor Certificateholders' Interest") and the remainder will be allocated to the interest of the Depositor therein (the
                                   "Depositor's Interest") and as provided in the related Prospectus Supplement. The
                                   Depositor's Interest represents the right to the assets of the Trust not allocated to the Investor Certificateholders' Interest of any
                                   Series or any interests in the Trust issued as Series Enhancement. In the case of a Master Trust, the Depositor may cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Depositor's
                                   Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to certain transfer restrictions.
                                   The aggregate principal amount of the
                                   Investor

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                                   Certificateholders' Interest will, except as
                                   provided herein or in the related Prospectus
                                   Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. If so provided in the related Prospectus Supplement, in certain circumstances, interests in the assets of a Trust may be allocated to a Credit Enhancer, and in the case of a Master Trust interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

B.  Issuance of Additional
     Series....................    The related Prospectus Supplement may
                                   provide, in the case of a Master Trust, that the related Pooling and Servicing Agreement will provide that pursuant to one or more supplements to such Pooling and Servicing
                                   Agreement (each, a "Supplement"), the
                                   Depositor may cause the related Trustee to issue one or more new Series and accordingly cause a reduction in the Depositor's Interest represented by the Depositor's Certificate.
                                   Under each such Pooling and Servicing
                                   Agreement, the Depositor may define, with respect to any Series, the principal terms of such Series. A new Series will only be issued upon satisfaction of the conditions described herein or in the related Prospectus
                                   Supplement.

C.  Collections................    All collections of Receivables with respect
                                   to a given Trust will be allocated by the related Servicer or the Trustee as amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer or the Trustee will allocate between the Investor Certificateholders' Interest of each
                                   Series (if more than one) of such Trust and the Depositor's Interest all amounts collected with respect to Finance Charge
                                   Receivables and Principal Receivables and the Defaulted Amount (as defined under
                                   "DESCRIPTION OF THE CERTIFICATES --

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                                   Receivables Pooling Certificates --
                                   Collections"). Collections of Finance Charge
                                   Receivables and the Defaulted Amount will be allocated to each such Series at all times based upon its Floating Allocation Percentage. Collections of Principal Receivables will be allocated to each such Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each such Series will be determined as set forth in the related Supplement and, with respect to each such Series offered hereby, in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES --Receivables Pooling Certificates".
                                   Collections will be deposited in the related
                                   Collection Account and invested in the manner described under "PROSPECTUS
                                   SUMMARY--Servicing" and "SERVICING OF
                                   RECEIVABLES--Deposits to the Collection
                                   Account".

D.  Interest...................    Interest will accrue on the invested amount
                                   of the Receivables Pooling Certificates of a Series or Class specified in the related
                                   Prospectus Supplement (the "Invested Amount" of such Series or Class) at the per annum rate of interest either specified in or determined in the manner specified in the related Prospectus Supplement (the
                                   "Certificate Interest Rate"). If the
                                   Prospectus Supplement for a Series of
                                   Receivables Pooling Certificates so provides, the Certificate Interest Rate and interest payment dates applicable to each Certificate of that Series may be subject to adjustment from time to time. Any such Certificate
                                   Interest Rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series.
                                   Subject to certain limitations which are specified herein or which will be specified in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of a
                                   Series offered hereby will be used to

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                                   make interest payments to Certificateholders
                                   of such Series on each Interest Payment Date with respect thereto, provided that if a Rapid Amortization Period commences with respect to such Series, thereafter interest will be distributed to such
                                   Certificateholders monthly on each Special
                                   Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections of Finance Charge Receivables or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (in the case of the deposit of such interest, an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Receivables Pooling Certificates, each such Class may have a separate Interest Funding Account.

E. Principal...................    The principal of any Receivables Pooling
                                   Certificates will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the
                                   "Expected Final Payment Date"), in which case such Series will have an Accumulation Period as described below under "Accumulation
                                   Period", or in installments commencing on a date specified in the related Prospectus
                                   Supplement (the "Principal Commencement
                                   Date"), in which case such Certificates will have a Controlled Amortization Period as described below under "Controlled
                                   Amortization Period". If such a Series has more than one Class of Certificates, a different method of paying principal, a different Expected Final Payment Date and/or a different Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of such a Series or Class may be made or commence earlier than the applicable Expected
                                   Final Payment Date or Principal Commencement
                                   Date, as the case may be, and the final
                                   principal payment with respect to the
                                   Certificates of such Series or Class may be made

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                                   earlier or later than the applicable Expected
                                   Final Payment Date or Principal Commencement
                                   Date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

  F.  Revolving Period.........    Receivables Pooling Certificates will have a
                                   revolving period (a "Revolving Period"), which will commence on the date specified in the related Prospectus Supplement as the Series Cut-Off Date and continue until the earliest to occur of (a) if a Pay Out Event occurs, the commencement of a Rapid
                                   Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the day on which the Accumulation Period or Controlled
                                   Amortization Period, as the case may be, commences. During the Revolving Period with respect to such Series, collections of Principal Receivables and certain other amounts otherwise allocable to the Investor
                                   Certificateholders' Interest of such Series may be distributed to or for the benefit of the Certificateholders of other Series (if so provided in the related Prospectus
                                   Supplement) or the holder of the Depositor's
                                   Certificate in respect of the Seller's
                                   Interest, or allocated and paid to the
                                   Depositor to purchase additional Receivables.

  G.  Accumulation Period......    If so specified by the related Prospectus
                                   Supplement, unless a Rapid Amortization
                                   Period commences, a Series of Receivables
                                   Pooling Certificates will have an
                                   accumulation period (the "Accumulation
                                   Period"). The Accumulation Period will
                                   commence on the close of business on the date specified or determined in the manner specified in the related Prospectus
                                   Supplement and continue until the earliest to occur of (a) the commencement of a Rapid
                                   Amortization Period with respect to such Series, (b) payment in full of the Invested
                                   Amount of the Certificates of such Series or
                                   (c) the Series Termination Date with respect to such Series.

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                                   During the Accumulation Period of a Series of
                                   Receivables Pooling Certificates, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be deposited on each Distribution Date (which date during each calendar month will be specified in the related Prospectus Supplement) in a trust account established for the benefit of the Investor Certificateholders of such Series (a "Principal Funding Account") and used to make principal distributions to such Investor Certificateholders when due. The amount to be deposited in the Principal Funding Account on any such Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to the amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit with respect to the Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount"). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such
                                   Classes with respect to deposits of principal into such Principal Funding Accounts. In general, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to such Series or Class during the Accumulation Period will be distributed as a single repayment of principal with respect to such Series or Class unless a Pay Out Event shall have occurred prior to such Expected Final Payment Date.

  H.  Controlled Amortization
        Period.................    If the related Prospectus Supplement so
                                   specifies, unless a Rapid Amortization Period commences with respect to such Series, a Series of Receivables Pooling Certificates will have an

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                                      -16-
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                                   amortization period during which collections
                                   of Principal Receivables allocable to
                                   Certificates within one or more Classes of such Series will be used to make periodic installment payments of principal with respect to such Certificates (the "Controlled Amortization Period"). The Controlled Amortization Period will commence at the close of business on the date specified or determined in the manner specified in the related Prospectus Supplement and continue until the earliest to occur of (a) the commencement of a Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest in such Series will be used on each Distribution Date to make principal distributions to Investor Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Investor Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit with respect to the Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount"). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

  I.  Rapid Amortization
      Period...................    During the period beginning at the close of
                                   business on the Business Day immediately preceding the day on which a Pay Out Event is

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                                   deemed to have occurred with respect to a
                                   Series of Receivables Pooling Certificates and ending upon the earliest to occur of (i) the payment in full of the Invested Amount of the Certificates of such Series and any amount required to be paid to a provider of Series Enhancement with respect thereto or
                                   (ii) the Series Termination Date (the "Rapid
                                   Amortization Period"), collections of
                                   Principal Receivables and certain other
                                   amounts allocable to the Investor Investor
                                   Certificateholders' Interest of such Series will be distributed as principal payments to the Investor Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Rapid Amortization Period with respect to a Series, distributions of principal to Investor Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Investor Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "Pay Out Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

  J.  Pay Out Events...........    A "Pay Out Event" with respect to such Series
                                   refers to any of certain events specified as such in the related Prospectus Supplement, which events may include:

                                        (a)  the occurrence of an Insolvency
                                             Event (as defined under
                                             "DESCRIPTION OF THE CERTIFICATES --
                                             Receivables Pooling Certificates --
                                             Pay Out Events") relating to the
                                             Seller or the Depositor, or

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                                        (b)  the Trust becomes an investment
                                             company within the meaning of the
                                             Investment Company Act of 1940, as
                                             amended (the "Investment Company
                                             Act").

                                   In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of such Series immediately upon the occurrence of such event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Certificateholders of such Series will begin on the Distribution Date next following the month during which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on the first such Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Receivables Pooling Certificates offered hereby, will be described in the related Prospectus Supplement.

                                   Pursuant to the Pooling and Servicing
                                   Agreement, in addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Seller or the Depositor, on the day of such Insolvency Event, the Seller or the Depositor, respectively, will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement applicable to such Series, within 15 days the

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                                   Trustee will publish a notice of the
                                   occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published the holders of Certificates of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series (or if a Series includes more than one Class, the holders of Certificates evidencing more than 50% of each Class of such Certificates of such Series) and certain other interested parties specified in the related Prospectus Supplement instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related Prospectus Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

  K. Paired Series.............    If so specified in the related Prospectus
                                   Supplement, a Series of Certificates may be paired with another Series issued by the related Trust (a "Paired Series") on or prior to the commencement of an Accumulation Period or Controlled Amortization Period for such Series. As the principal amount of the Series having a Paired Series is reduced, the principal amount of the Paired Series will increase by an equal amount. Upon payment in full of such Series, the principal amount of the Paired Series will be equal to the amount of the principal paid to Certificateholders of such Series.

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                                      -20-
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Final Scheduled Payment
  Date.........................    The Final Scheduled Payment Date for each
                                   Class of Certificates of a Series is the date after which no Certificates of such Class are expected to remain outstanding, calculated on the basis of the assumptions applicable to such Series described in the related
                                   Prospectus Supplement. The Final Scheduled
                                   Payment Date of a Class may equal the
                                   maturity date of the Base Asset in the
                                   related Trust which has the latest stated maturity, or will be determined as described herein and in the related Prospectus
                                   Supplement.

                                   The actual final Payment Date of the
                                   Certificates of any Class will depend
                                   principally upon the rate of payment
                                   (including early amortization, prepayments and repurchases) of the Receivables underlying or comprising the Base Assets in the related Trust and, in the case of CRB Backed Certificates, the terms of the underlying CRB Securities. The actual final Payment Date of Securities of a given Class is likely to occur earlier (and may occur substantially earlier) than the Final Scheduled Payment Date of such Class as a result of the application of prepayments to the reduction of the principal balance of such Certificates, or if any early amortization period occurs with respect to the Base Assets underlying such Class, but may also occur later than the applicable Final Scheduled Payment Date. See "RISK FACTORS" and "DESCRIPTION OF THE CERTIFICATES" herein for a more detailed description of factors that may affect the timing of principal payments on the Certificates.

The Trust Property
  General......................    On or prior to the date of issuance of a
                                   Series of Securities specified in the related
                                   Prospectus Supplement (the "Closing Date"), the Depositor will transfer Base Assets to the related Trust (after acquiring such Base
                                   Assets, in certain cases, from the seller or sellers specified in the related Prospectus
                                   Supplement (collectively, the "Seller"))

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                                   having the aggregate principal balance
                                   specified in such Prospectus Supplement as of the date specified therein (the "Series Cutoff Date"). Alternatively, if so specified in the related Prospectus Supplement, in certain circumstances the Depositor may transfer cash to the Trust and the Trust will use such cash to acquire such Base Assets.

                                   The assets of the Trust may also include one or more types of Series Enhancement (as described below), certain Ancillary Arrangements (as described below) and certain trust accounts, including the related Collection Account, Distribution Account and Reserve Account and any other account or asset identified in the applicable Prospectus Supplement. See "DESCRIPTION OF THE TRUST AGREEMENTS OR POOLING AND SERVICING AGREEMENTS -- Trust Accounts".

  A.  Base Assets..............    The Base Assets for a Series may consist of
                                   any combination of the following assets, to the extent and as specified in the related
                                   Prospectus Supplement: (1) Receivables and
                                   Participations in Receivables and (2) CRB
                                   Securities. To the extent set forth in the related Prospectus Supplement, the Base
                                   Assets for a Series (x) may be purchased by the Depositor from the related Seller and transferred to the related Trust, (y) may be purchased by the Depositor in the open market or in privately negotiated transactions
                                   (including transactions with entities
                                   affiliated with the Depositor) and
                                   transferred to the Trust or (z) may be
                                   purchased by the related Trust in the open market or in privately negotiated transactions.

    (1) Receivables and
        Participations

       (a)  General............    The assets of the Trust created with respect
                                   to a Series may include a pool of receivables
                                   ("Receivables") arising from time to time in the

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                                   ordinary course of business in one or more
                                   designated portfolios of credit card, charge card or certain other types of accounts ("Accounts"), together with any monies due under such Receivables net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer.

                                   Any designated Accounts will meet the
                                   criteria provided in the applicable Agreement applied as of the applicable Series Cut-Off Date specified therein. The Accounts will consist of certain initial Accounts described in the related Prospectus Supplement ("Initial Accounts") and any Additional Accounts (as described below), but will not include any Removed Accounts (as described below). Pursuant to the applicable Agreement:
                                   (a) the Seller of the Initial Accounts may (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional Accounts ("Additional Accounts"), the Receivables arising in which will be added to the Trust or, in lieu thereof or in addition thereto, transfer eligible Participations to the Trust and (b) such Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ("Removed Accounts").

                                   All new Receivables arising during the term of a Trust in any designated Accounts (including in any Additional Accounts) will be the property of the Trust. Accordingly, the amount of Receivables in the Trust will fluctuate as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted. Receivables may be payable in U.S. dollars or in any foreign currency.

                                   "Participations" are undivided interests in a pool of assets primarily consisting of Receivables owned by a Seller or an affiliate of the Seller, together with any collections thereon.

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                                   The Receivables comprising or underlying the
                                   Base Assets in a Trust will principally
                                   consist of Credit Card Receivables and/or
                                   Charge Card Receivables (as described below) or such other receivables or assets as the Prospectus Supplement shall specify.

       (b) Credit Card
            Receivables........    "Credit Card Receivables" are Receivables due
                                   to issuers of credit cards (such as VISA USA, Inc. ("VISA"1) or MasterCard International
                                   Incorporated ("Mastercard International"1) credit cards) from the holders of such cards, including Receivables for periodic finance charges, annual membership fees, cash advance fees, late charges on amounts charged for merchandise and services and certain other designated fees (collectively, "Finance
                                   Charge Receivables") and Receivables
                                   representing amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and certain other fees billed to cardholders on the Accounts (collectively, "Principal
                                   Receivables"). In addition, certain
                                   Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables.
                                   "Interchange" consists of certain fees
                                   received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding Receivables for a limited period prior to initial billing.








- ----------
1 VISA and MasterCard are registered trademarks of VISA USA, Inc. And MasterCard International Incorporated, respectively.

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                                   Recoveries of charged-off Finance Charge
                                   Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables.

      (c) Charge Card
            Receivables........    "Charge Card Receivables" are Receivables due
                                   from charge account customers of merchants who permit their customers to maintain charge card accounts, and generally represent amounts charged on the designated Accounts for merchandise and services and annual membership fees and certain other administrative fees billed to such customers.
                                   Inasmuch as Receivables originated under charge card Accounts are generally not subject to a monthly finance charge, a portion of the collections on the Charge Card
                                   Receivables will be treated as "yield", with the remainder treated as payments of principal.

   (2) CRB Securities..........    Base Assets for a Series may consist, in
                                   whole or in part, of asset backed securities
                                   ("Card Receivables Backed Securities" or "CRB
                                   Securities") consisting of certificates
                                   representing undivided interests in, or notes or loans secured by, Receivables arising in Accounts (as described above). Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the
                                   Securities Act or will be so registered, offered and distributed concurrently with the offering of a Series of Securities. See
                                   "TRUST ASSETS - CRB Securities". Payments on the CRB Securities will be distributed directly to the Trustee as registered owner of such CRB Securities or, if applicable, to the Indenture Trustee as pledgee thereof, or in such other manner as shall be specified in the related Prospectus Supplement.

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                                   The related Prospectus Supplement for a
                                   Series which includes CRB Securities as Base
                                   Assets will specify (such disclosure may be on an approximate basis), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the approximate aggregate principal amount and type of the CRB Securities; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CRB Securities; (iii) the expected maturity and the final maturity of the CRB Securities;
                                   (iv) the certificate rate for the CRB
                                   Securities; (v) the issuer or issuers of the CRB Securities (collectively, the "CRB Issuer"), the servicer or servicers of the CRB Securities (collectively, the "CRB Servicer") and the trustee or trustees of the Securities (collectively, the "CRB Trustee");
                                   (vi) certain characteristics of enhancement, if any, relating to the CRB Securities, such as reserve funds, insurance policies, letters of credit or guarantees; (vii) any pay out events or rapid or early amortization events applicable to the CRB Securities; (viii) the terms on which the CRB Securities or the underlying Receivables may, or are required to, be repurchased prior to the stated maturity of such CRB Securities; and (ix) the terms on which substitute Receivables may be delivered to replace those initially deposited with the CRB Trustee. See "TRUST ASSETS -- CRB Securities".

  B.  Collection,  Distribution, Pre-
      Funding and other Trust
      Accounts.................    All payments on or with respect to the Base
                                   Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the related Trustee (or the related Indenture
                                   Trustee), or with the related Servicer in the name of such Trustee (or Indenture Trustee) or in such other manner as shall be specified in the related Prospectus Supplement.


                                   To the extent provided in the related
                                   Prospectus

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                                   Supplement, the Trustee (or the Indenture
                                   Trustee) shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings thereon at the rate or rates specified in the related Prospectus Supplement, to the payment, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Servicer under the related Agreement and any other person specified in the related Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into one or more separate accounts (each a "Payment Account" or "Funding Account", as the case may be) to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. Amounts deposited in any such Payment Account will be available, to the extent specified in the related Prospectus Supplement, for (i) application to the payment of principal of and/or interest on certain Classes of the Securities of such Series on the next Payment Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and/or (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Credit Enhancement with respect to such Series (a "Credit Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

                                   A Prospectus Supplement may also provide that the assets of a Trust will include a Pre-Funding Account (the "Pre-Funding Account"). In such event, to the extent provided in the related Prospectus Supplement, the Depositor and/or the Seller will be obligated (subject only to the availability thereof) to deposit, and the related Trust will be obligated to accept (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Base Assets (the

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                                      -27-
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                                   "Additional Base Assets") from time to time
                                   during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on the related Closing Date.

                                   From time to time, various additional
                                   accounts may be created under the terms of the documents related to a specific Series.

Series Enhancement.............    If stated in the Prospectus Supplement
                                   relating to a Series, enhancement may be provided with respect to one or more Classes of the Securities of such Series in the form of one of more types of Credit Enhancement
                                   (as described below) or Ancillary
                                   Arrangements (as described below), or both.
                                   The Series Enhancement will support the
                                   payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such related
                                   Prospectus Supplement. See "SERIES
                                   ENHANCEMENT".

                                   Credit Enhancement with respect to a Trust or any Class or Classes of Securities may include any one or more of the following: the subordination of one or more Classes of such Securities to other Classes of such Securities, a letter of credit, the establishment of a cash collateral guaranty or account, a reserve fund, a surety bond or insurance, a spread account or the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement. Ancillary Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements that are incidental or related to the Base Assets included in a Trust. If so specified in the related Prospectus Supplement, any such Credit Enhancement or Ancillary

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                                   Arrangements may be provided by the Depositor
                                   or an affiliate thereof.

Servicing......................    For Series for which the Base Assets include
                                   Receivables or Participations, the Servicer designated in the related Prospectus
                                   Supplement will be responsible for servicing, managing and making collections on such Receivables or Participations. The Servicer may perform such functions alone, through subservicers or in conjunction with a master servicer, as described in such Prospectus
                                   Supplement. In performing these functions, the Servicer will be required to exercise the same degree of skill and care that it customarily exercises with respect to similar receivables owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third party Servicer will act as Servicer. The Servicer will receive a periodic fee as servicing compensation and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See
                                   "SERVICING OF RECEIVABLES".

Tax Considerations.............    In the case of an Owner Trust, Sidley &
                                   Austin ("Federal Tax Counsel") will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


                                   The Owner Trust will agree, and the
                                   beneficial owners of the Notes (each a "Note
                                   Owner") will agree by their purchase of
                                   Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or that the Notes will be classified in such other manner as shall be specified in the related Prospectus Supplement. The Owner Trust will also agree, and the related beneficial owners of the Certificates (each a "Certificate Owner") will agree by their purchase of Certificates, to treat

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                                   the Owner Trust as a partnership for purposes
                                   of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller or Depositor in its capacity as recipient of distributions from any reserve fund), and the Notes being debt of the partnership. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Owner Trusts" herein for additional information concerning the application of federal income tax laws to each Owner Trust and the related Securities.

                                   In the case of a Grantor Trust, Federal Tax
                                   Counsel will deliver its opinion that the Grantor Trust will be classified as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In general, each owner of a beneficial interest in the Certificates must include in income its pro rata share of interest and other income from the Receivables, Participations or CRB Securities and other assets of the Trust and, subject to certain limitations, may deduct its pro rata share of fees and other deductible expenses paid by the Grantor Trust. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Grantor Trusts" herein for additional information concerning the application of federal income tax laws to each Grantor Trust and the related Certificates.

                                   In the case of a Master Trust, Federal Tax
                                   Counsel will deliver its opinion that,
                                   although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Seller will be properly treated as the owner of the Base Assets and the other assets of the Trust for federal income tax purposes

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                                   and accordingly, the Certificates, when
                                   issued, will be properly characterized for federal income tax purposes as indebtedness of the Seller that is secured by the Base Assets. The Seller, by entering into the Agreement, each Certificateholder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Seller secured by the assets of the Trust for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Master Trusts" herein for additional information concerning the application of federal income tax laws to each Master Trust and the related Certificates.

Certain ERISA Considerations...    Subject to the considerations and
                                   qualificaitons discussed under "ERISA
                                   CONSIDERATIONS" herein and the considerations and qualifications set forth in the related
                                   Prospectus Supplement, the Notes of any
                                   Series issued by a Trust may be eligible for purchase by employee benefit plans.

                                   Persons investing assets of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of plans as defined in Section 4975 of the Code should read "ERISA Considerations" herein and consult their own legal advisors to determine whether and to what extent the Certificates constitute permissible investments for such employee benefit plans and whether the purchase or holding of Certificates could give rise to transactions prohibited under ERISA or
                                   Section 4975 of the Code.

Legal Investment...............    Investors whose investment authority is
                                   subject to legal restrictions should consult their own legal advisors to determine whether and to what extent

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


                                   the Certificates or Notes constitute legal investments for them.


Use of Proceeds................    The Depositor will use the net proceeds from
                                   the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Base Assets and/or
                                   Series Enhancement, (ii) to repay
                                   indebtedness which has been incurred to
                                   obtain funds to acquire such Base Assets and/or Series Enhancement, (iii) to fund the purchase of such Base Assets and/or Series
                                   Enhancement by the related Trust on the
                                   Closing Date or to establish a Pre-Funding
                                   Account for such Series, (iv) to establish any Reserve Account or Cash Collateral
                                   Accounts described in the related Prospectus
                                   Supplement or (v) to pay costs of structuring and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Certificates with the Seller of such Base Assets. See "USE OF PROCEEDS".

Ratings........................    It will be a requirement for the issuance of
                                   any Class of Securities of a Series offered by this Prospectus and the related Prospectus
                                   Supplement that such Securities be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to such Securities will be as set forth in the related Prospectus Supplement. For more detailed information regarding the ratings assigned to any Class of a particular Series of Securities, see "SUMMARY OF TERMS --
                                   Rating of the Securities" and "RISK FACTORS
                                   -- Ratings of the Securities" in the related
                                   Prospectus Supplement.


- --------------------------------------------------------------------------------

                                  RISK FACTORS

      In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Securities of any such Series.

      Limited Liquidity. There can be no assurance that a secondary market for any Class of Securities of any Series will develop or, if it does develop, that such market will provide holders of such Securities with liquidity of investment or that it will continue for the life of such Securities. The Underwriters presently expect to make a secondary market in certain Classes of the Securities offered hereby and pursuant to the related Prospectus Supplements, but have no obligation to do so.

      Dependence on Cardholder Repayments; Maturity and Repayment Considerations. The Receivables comprising or underlying the Base Assets for any Series of Securities offered hereunder may be paid at any time, and there is no assurance that there will be new Receivables created in the related Accounts, that Receivables will be added to the related Trust or any underlying CRB Trust (as defined herein, under "TRUST ASSETS -- CRB Securities") or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal in a Principal Funding Account with respect to a Series of Receivables Pooling Certificates during an Accumulation Period and the rate of distributions of principal with respect to any such Series during a Controlled Amortization or Rapid Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Class of Receivables Pooling Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Class or that payment of the principal during the Controlled Amortization Period, if any, with respect to such Class will equal the Controlled Amortization Amount, if any, with respect to such Class or will follow any expected pattern.

      Accountholder monthly payment rates with respect to Accounts depend upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts, including the periodic rate finance charges assessed on the Accounts (which are subject to change by the Seller). Increased convenience use, in which accountholders pay their Account balances in full on or prior to the due date and thus avoid all finance charges, would decrease the effective yield on the Accounts and could cause the commencement of a Rapid Amortization Period for one or more Series, as well as a decrease in protection to holders of Securities against defaults under the Accounts. No assurance can be given as to the accountholder payment rates which will actually occur in any future period.

      The rate of payment of principal of Securities of a Series for which the Base Assets consist of CRB Securities, and the aggregate amount of each distribution on and the yield to maturity of such Securities, will depend on a number of factors, including the performance of such CRB Securities and the rate of payment of principal (including prepayments) thereof, which will in turn depend in large part on the rate of repayment of the underlying Receivables and the possible occurrence of any related Pay Out Events. The rate of payment of principal of such Securities may also be affected by the repurchase of the Receivables underlying the CRB Securities, and the corresponding retirement of such CRB Securities. See "RISK FACTORS -- Maturity Assumptions" in the related Prospectus Supplement.

      Dependence on Generation of Additional Receivables. The continuation of the Revolving Period for any Series of Receivables Pooling Certificates will depend on the continued generation of new Receivables for the related Trust. A decline in the amount of Receivables in the Accounts for any reason (including the decision by accountholders to use competing sources of credit, an economic downturn, increased convenience use or other factors) could result in the occurrence of a Pay Out Event with respect a Series and commencement of a Rapid Amortization Period with respect to such Series. In such event, Certificateholders would bear the risk of reinvestment of the principal amounts of their Certificates. The Pooling and Servicing Agreement for such a Series will provide that if the Depositor's Interest is not maintained at a minimum level equal to an amount specified in the Pooling and Servicing Agreement and the related Prospectus Supplement (the "Required Depositor's Interest"), then the Depositor will be required to transfer Additional Accounts to the Trust. In addition, subject to certain exceptions, which if applicable, will be set forth in the related Prospectus Supplement, if the Depositor fails to transfer such Additional Accounts to the Trust pursuant to the Pooling and Servicing Agreement, a Pay Out Event will occur.

      Limited Nature of Rating. Any rating assigned to any Class of Securities of a Series by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), or such other nationally recognized rating agency specified in the related Prospectus Supplement (each, a "Rating Agency"), will reflect such Rating Agency's assessment solely of the likelihood that Securityholders will receive the payments of interest and principal required to be made under the applicable Agreement or Indenture and will be based primarily on the value of the Base Assets in the Trust and the availability of any Series Enhancement with respect to such Class or Series. The rating will not be a recommendation to purchase, hold or sell Securities of such Class or Series, and such rating will not comment as to the marketability of such Securities, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

      Book-Entry Registration. The related Prospectus Supplement may provide that each Class of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be issued in fully registered, certified form to the holders of the Securities of such Series or their nominees ("Definitive Certificates", in the case of Certificates so issued in fully registered, certified form, "Definitive Notes", in the case of Notes so issued in fully registered, certified form, and collectively, "Definitive Securities"). Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or

"Securityholders", as the case may be (as such terms are used herein or in the related Agreement or the related Indenture, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "CERTAIN INFORMATION REGARDING THE SECURITIES
- -- Book-Entry Registration" and "-- Definitive Securities" .

      Certain Legal Aspects -- Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the ability of a Servicer to collect on the Receivables comprising or underlying the Base Assets for a Series or maintain the current level of periodic finance charges and other fees and charges with respect to Accounts. In addition, failure by a Servicer to comply with such requirements could adversely affect the ability of such Servicer to enforce the Receivables. In October 1987, November 1991 and March 1994, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, in May 1992, two members of the House Banking Committee asked the United States General Accounting Office (the "GAO") to undertake a study of competition in the credit card industry and particularly to address how a government imposed limit on credit card interest rates could affect credit availability. In Spring 1994, the GAO released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend monitoring of the industry. The Depositor cannot predict what action, if any, will be taken by Congress as a result thereof. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the average yield on the portfolio of Accounts in a Trust would be reduced and therefore a Pay Out Event could occur with respect to the related Series of Securities, if the related Prospectus Supplement so provides. See "DESCRIPTION OF THE CERTIFICATES -- Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic rate finance charges or other fees or charges relating to the Accounts.

      Application of federal and state bankruptcy and debtor relief laws would affect the interests of Securityholders in the Receivables comprising or underlying the Base Assets for a Series if such laws result in any Receivables being charged off as uncollectible when there are no funds available from Series Enhancement or other sources.

      Certain Legal Aspects -- Transfers of Receivables. For Series involving a transfer of Receivables to the related Trust, the related Seller (and to a certain extent the Depositor) will warrant in the related Pooling and Servicing Agreement and in the related Receivables Purchase Agreement, respectively, that such transfer of the Receivables from the Seller to the Depositor and from the Depositor to the Trust is and will be either a valid transfer and assignment of all right, title and interest of the Seller in the Receivables and all proceeds thereof to the Depositor, and a valid transfer of all right, title and interest of the Depositor in the Receivables and all proceeds thereof to the Trust or will be the grant to the Trust of a security interest in such Receivables. The Seller (and to a certain extent the Depositor) will take certain actions required to perfect the Trust's interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If any such transfer of the Receivables and the proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Seller (or of the Depositor) arising before such Receivables come into existence (or are transferred to the Depositor) may have priority over the Trust's interest in such Receivables. See "CERTAIN LEGAL ASPECTS OF RECEIVABLES -- Transfer of Receivables".

      Certain Legal Aspects -- Receivership of a Seller. If any Seller is a regulated financial institution, to the extent that such Seller grants a security interest in the Receivables directly or indirectly to the Trust and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership of the Seller, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, any such conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay or proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur.

      If a conservator or receiver were appointed for the Seller, new Principal Receivables would not thereafter be transferred to the related Trust and the Trustee would sell the portion of the Receivables allocable to each related Series in accordance with the Pooling and Servicing Agreement (unless the Securityholders holding the required percentage of the outstanding Securities of each Class within such Series instruct otherwise), thereby causing early termination of such Trust and a loss to the holders of such Securities if the net proceeds of such sale and any related Series Enhancement were insufficient to pay such Securities in full. Upon the occurrence of a Pay Out Event, if a conservator or receiver were appointed for the Seller or the Depositor and no Pay Out Event other than such conservatorship, receivership or insolvency of the Seller or the Depositor existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller or the Depositor may have the power to cause early payment of the Securities. See "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES -- Certain Matters Relating to Receivership".

      Certain Legal Aspects -- Receivership of a Servicer. In the event of a Servicer Default with respect to a Series, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the Securityholders from effecting a transfer of servicing to a successor Servicer.

      Certain Legal Concerns Applicable to Accounts. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards' issuers. There can be no assurance that one of the Sellers will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses residents of other states. In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. On November 29, 1995, the Supreme Court of New Jersey ruled that a national bank that issued credit cards in New Jersey but is located in another state, and that is entitled under the National Bank Act to charge borrowers interest at a rate allowed by the laws of the State where the bank is located, was not entitled to charge New Jersey cardholders certain late payment fees, notwithstanding the fact that the state in which the bank is located permits such late payment fees, because late payment fees are not defined as interest within the meaning of the National Bank Act and because New Jersey state law forbade the charging of such late payment fees. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently such actions could have an adverse impact on a Seller's card operations. One potential effect of any such litigation involving a Seller, if successful, would be to reduce the Net Portfolio Yield for a Series. The terms "Portfolio Yield" and "Net Portfolio Yield" have the meanings set forth in the Prospectus Supplement relating to such Series. If such a reduction occurs, a Pay Out Event may occur.

      Competition. The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers assess finance charges for selected portions of their portfolio at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables.

      Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Securities of any Series. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns.

      In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover card, a competitor of the VISA credit card. In April 1993, a motion by VISA for a new trail was denied. VISA is currently appealing this decision to the United States Court of Appeals for the Tenth Circuit. MasterCard has settled a similar lawsuit. This settlement by MasterCard and/or a final decision against, or a similar settlement by, VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the VISA and MasterCard associations.

      A Seller's Ability to Change Terms of the Receivables. The Seller or other originator of any Receivables comprising or underlying the Base Assets of a Trust may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event for one or more Series and commencement of the Rapid Amortization Period for such Series. Under the applicable Pooling and Servicing Agreement, a Seller may agree that, unless required by law or as is otherwise necessary in its good faith judgment to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The term "Base Rate" for a Series has the meaning set forth in the Prospectus Supplement relating to such Series. A Seller may also covenant in the applicable Receivables Purchase Agreement and Pooling and Servicing

Agreement that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above or as otherwise set forth in the applicable Prospectus Supplement, a Pooling and Servicing Agreement may not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts.

      Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or to interest and principal due on one or more Classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Base Assets and, to the extent provided in the related Prospectus Supplement, a Reserve Account or other form of Series Enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Depositor or the related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Base Assets and, if and to the extent available, amounts available under any available form of Series Enhancement, as specified in the related Prospectus Supplement.

      Risk of Commingling. With respect to each Trust for which a Servicer has been appointed, such Servicer will deposit all payments on the related Base Assets (from whatever source) and all proceeds of such Base Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof. However, in the event that a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies affirm their initial rating of the related Securities, then for so long as such servicer is the Servicer and provided that (i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate amount (the "Repurchase Amount") paid for the purchase of Receivables by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Base Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

      Servicer Default. With respect to a Series of Securities that includes Notes, upon the occurrence of a Servicer Default the related Indenture Trustee or Noteholders (subject to certain limitations, which if applicable, will be specified in the related Prospectus Supplement) will have the right to remove the Servicer without the consent of the related Trustee or any Certificateholders, and the Trustee or the Certificateholder with respect to such Series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series would have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series.


                                   THE TRUSTS

      The Depositor will establish each Trust pursuant to an Agreement. The Trustee of each such Trust will be a commercial bank, savings and loan association or trust company identified as such Trustee in the related Prospectus Supplement. The property of the Trust will include certain Base Assets and may also include certain Series Enhancements and other assets specified in the related Prospectus Supplement.

      Each Trust will issue one or more Series of Securities that will include one or more Classes of Certificates and may also include one or more Classes of Notes. Any Notes included in a Series will be issued pursuant to an Indenture entered into between the related Trust and an indenture trustee (the "Indenture Trustee"). The Indenture Trustee will also be a commercial bank, savings and loan association or trust company identified as such Indenture Trustee in the related Prospectus Supplement.

      A form of Trust Agreement, a form of Pooling and Servicing Agreement, a form of Series Supplement to the Pooling and Servicing Agreement and a form of Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. If applicable, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Indenture, relating to a particular Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Securities.

                                  TRUST ASSETS

General

      The assets of the Trust for a Series of Certificates will include certain Base Assets described below and may include Certain Series Enhancements with respect to such Series and certain other assets described in the related Prospectus Supplement.

      The Base Assets for a Series will consist of one or more of the following types of assets: (a) Receivables, (b) Participations in Receivables or (c) CRB Securities. The Base Assets for a Series may be purchased by the Depositor from the Seller identified in the related Prospectus Supplement or, with respect to CRB Securities, may be purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates of the Depositor), and then, in each such case, will be transferred by the Depositor to the Trust in exchange for Securities issued by the Trust. Alternatively, the Trust may purchase some or all of the Base Assets in the open market or in privately negotiated transactions with cash obtained by the Trust in exchange for the issuance of Securities of the Trust to the Depositor.

      If so specified in the related Prospectus Supplement, the assets of the Trust for a Series may include monies on deposit in a Pre-Funding Account established with the Trustee (or the Indenture Trustee), which monies are to be used for the purchase of additional Base Assets during a Funding Period specified in such Prospectus Supplement.

      The following is a brief description of the Base Assets expected to be included in Trusts. Specific information regarding the Base Assets with respect to a Series of Securities will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities.

Receivables and Participations

      General. The Base Assets for a Series may consist, in whole or in part, of Receivables arising from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the "Accounts"). The Receivables may be payable in U.S. dollars or in any other foreign currency. The Accounts will consist of the Initial Accounts described below, as well as any Additional Accounts added to the Trust from time to time as provided below, but will not include any Removed Accounts removed from the Trust as provided below.

      A Seller will initially convey to the related Trust (or will convey to the Depositor, which will promptly reconvey to such Trust) all Receivables existing on the Series Cut-Off Date in the Initial Accounts, together with all Receivables arising in such Initial Accounts from time to time after the Series Cut-Off Date until the termination of such Trust. After the Series Cut-Off Date, a Seller may convey to the related Trust (which conveyance may be through the Depositor) Receivables arising in certain Additional Accounts, in each case in accordance with the provisions of the applicable Pooling and Servicing Agreement. In addition, pursuant to the related Pooling and Servicing Agreement, a Seller in some circumstances will be obligated to designate Additional Accounts, which together with the Receivables arising in such Additional Accounts, which will be conveyed to the related Trust. The Seller will convey to the Trust all Receivables arising in any such Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to a Trust of Receivables arising in Additional Accounts or Participations will be subject to certain conditions set forth in the applicable Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement and Series Supplement, the Depositor will also have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in any Account that becomes a Removed Account. The amount of Receivables in a Trust will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible, removed or otherwise adjusted. If so specified in the related Prospectus Supplement, a Seller will be able to include Participations in the related Trust in lieu of or in addition to Receivables.

      Credit Card Accounts and Receivables. "Credit Card Receivables" are Receivables arising under credit card accounts ("Credit Card Accounts"), including Finance Charge Receivables and Principal Receivables. In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. "Interchange" consists of certain fees received by a credit card issuer from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

      Charge Card Accounts and Receivables. "Charge Card Receivables" are receivables arising under customer charge accounts ("Charge Card Accounts"), and generally represent amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables arising under Charge Card Accounts are generally not subject to monthly finance charges.

      There are distinctions between Credit Card Accounts and Charge Card Accounts. Credit Card Accounts offer revolving credit plans to customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit card issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

      Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust, a portion of Collections on Receivables in Charge Card Accounts received in any Monthly Period equal to the product of Collections and a yield factor which may be specified in the related Prospectus Supplement (the "Yield Factor") will generally be treated as Yield Collections). Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

Additional Information Relating to Receivables

      The related Prospectus Supplement for each Series will provide information with respect to any Receivables that constitute Base Assets as of the Series Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

      The eligibility criteria which shall apply with respect to the inclusion of Receivables in the Base Assets for a Series will be specified in the related Prospectus Supplement. The information provided in the related Prospectus Supplement with respect to such Receivables will include, among other things:
(a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by Account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables included in the Base Assets for a Series.

      If information of the nature described above respecting the Receivables included in the Base Assets of a Series is not known to the Seller at the time the Securities of the Series are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Securities and to be filed with the Commission within 15 days after the initial issuance of such Securities.

CRB Securities

      General. Base Assets for a Series may consist, in whole or in part, of card receivables backed securities ("CRB Securities") consisting of certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the Securities Act or will be so registered, offered and distributed concurrently with the offering of the related Series of Securities. CRB Securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement (a "CRB Agreement"). The Securities represent an undivided interest in or obligation of a trust formed pursuant to a CRB Agreement (a "CRB Trust"). The seller/servicer of the underlying Receivables will have entered into the CRB Agreement with the trustee under such CRB Agreement (the "CRB Trustee"). Receivables underlying a CRB Security will be serviced by a servicer (the "CRB Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the CRB Servicer.

      The issuer of the CRB Securities (the "CRB Issuer") will be a financial institution, corporation or other entity engaged generally in the business of issuing credit or charge cards; any form of store, merchandiser or service provider that issues credit or charge cards; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the CRB Issuer may be an affiliate of the Depositor. The obligations of the CRB Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The CRB Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CRB Securities issued under the CRB Agreement.

      Distributions of principal and interest will be made on the CRB Securities on the dates specified in the related Prospectus Supplement. The CRB Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CRB Securities by the CRB Trustee or the CRB Servicer. The CRB Issuer or the CRB Servicer may have the right to repurchase assets underlying the CRB Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Underlying Receivables. The Receivables underlying the CRB Securities may consist of Credit Card Receivables, Charge Card Receivables or other specified types of Receivables.

      Credit Enhancement Relating to CRB Securities. Credit Enhancement in the form of reserve funds, subordination of other CRB Securities, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Credit Enhancement may be provided with respect to the Receivables underlying the CRB Securities or with respect to the CRB Securities themselves. The type, characteristics and amount of Credit Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the CRB Securities on the basis of requirements of the applicable Rating Agencies.

      Additional Information. The related Prospectus Supplement for a Series for which the Base Assets include CRB Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable,
(i) the aggregate approximate principal amount and type of the CRB Securities to be included in the Base Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CRB Securities, including (A) whether such Receivables are Credit Card Receivables, Charge Card Receivables or other types of Receivables, (B) the fees and charges associated with such Receivables and (C) the servicing fee or range of servicing fees with respect to such Receivables; (iii) the expected and final maturity of the CRB Securities;
(iv) the interest rate of the CRB Securities; (v) the CRB Issuer, the CRB Servicer (if other than the CRB Issuer) and the CRB Trustee for such CRB Securities; (vi) certain characteristics of the credit enhancement, if any, relating to the Receivables underlying the CRB Securities or to such CRB Securities themselves; (vii) the terms on which the underlying Receivables for such CRB Securities may be, or are required to be, purchased prior to their stated maturity or the stated maturity of the CRB Securities; and (viii) the terms on which Receivables may be substituted for those originally underlying the CRB Securities.

      If information of the nature described above representing the CRB Securities is not known to the Depositor at the time the related Series of Securities are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, to the extent available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series of Securities and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Payment Accounts

      A separate Collection Account will be established by the Trustee (or, in the case of a Series that includes Notes, the Indenture Trustee), or by the Servicer in the name of the Trustee (or the Indenture Trustee), for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Base Assets and, to the extent specified in the related Prospectus Supplement, any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Series Enhancement, as provided in the related Prospectus Supplement, will be deposited in one or more related Payment Accounts, which will also be established by the Trustee (or the Indenture Trustee) for such Series of Securities, for payment to the related holders of such Securities. The Trustee (or Indenture Trustee) will invest the funds in the Collection and Payment Accounts in Eligible Investments maturing, with certain exceptions, in the case of funds in the Collection Account, not later than the day preceding the date such funds are due to be deposited in the applicable Payment Account or otherwise paid, and in the case of funds in a Payment Account, not later than the day preceding the next Payment Date for the related Class or

Classes of Securities. Eligible Investments include among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposits, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the applicable Rating Agencies.

      From time to time, various other accounts, which may include a Pre-Funding Account may be created under the terms of the documents related to a specific Series.


                               SERIES ENHANCEMENT

General

      For any Series or Securities, Series Enhancement may be provided with respect to one or more Classes thereof. Series Enhancement may consist of Credit Enhancement (as described below), Ancillary Arrangements (as described below), or both.

Credit Enhancement in General

      "Credit Enhancement" with respect to a Series of Securities or one or more specific Classes of such Series may take the form of the subordination of one or more Classes of such Securities to other Classes of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class of Securities of a Series to the extent described therein.

      Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, holders of Securities will bear their allocable share of deficiencies.

      If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the issuer of such third party Credit Enhancement may have a subordinated interest in the Trust, the Receivables or certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").


Subordination

      If so specified in the related Prospectus Supplement, one or more Series of Securities or one or more Classes of Securities of a Series or one or more classes of other certificated or uncertificated interests in the assets of a the related Trust ("Collateral Indebtedness Interests") may be subordinated to one or more other Series or one or more Classes of such Series. If so specified in the related Prospectus Supplement, the rights of holders of the subordinate Securities or Collateral Indebtedness Interests to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Securities which are senior to such subordinate Securities to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Series or Class of subordinate Securities or Collateral Indebtedness Interests, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinate Securities or Collateral Indebtedness Interests will be distributed to holders of Securities which are senior to such subordinate Securities or Collateral Indebtedness Interests. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinate Securities or Collateral Indebtedness Interests are paid to the holders of the Securities which are senior to such subordinated Securities or Collateral Indebtedness Interests. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement.

Letter of Credit

      If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of another form of Credit Enhancement. The issuer of the letter of credit named in the related Prospectus Supplement (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

      The maximum liability of a L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial principal amount of a Series of Securities or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Cash Collateral Guaranty or Cash Collateral Account

      If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes of a Series may be provided by a guaranty (a "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (a "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty, or by a Cash Collateral Account alone. Any such Cash Collateral Account will generally take the form of a cash collateral trust formed pursuant to a trust agreement involving a cash collateral depositor and a cash collateral trustee. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the Cash Collateral Account), or the related Trustee, Indenture Trustee, Seller, Servicer or the Depositor. The amount available pursuant to a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments will be made to beneficiaries of a Cash Collateral Guaranty from the related Cash Collateral Account or from the Cash Collateral Account directly.

Reserve Account

      If so specified in the related Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments or other instruments acceptable to the applicable Rating Agency or Rating Agencies in one or more reserve accounts (each, a "Reserve Account") to be established in the name of the Trustee (or the Indenture Trustee). Any such Reserve Account will be used, as specified in such Prospectus Supplement, by the Trustee (or the Indenture Trustee) to make required payments of principal of or interest on the Securities of the related Series or one or more Classes thereof, to make adequate provision for future payments on one or more Classes of such Securities or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available for such purpose. In the alternative or in addition to such deposit, a Reserve Account for a Series may be funded through application of all or a portion of the excess cash flow from the Base Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Account and the Reserve Account maintenance requirements for a Series will be described in the related Prospectus Supplement. Amounts deposited in a Reserve Account will be invested by the Trustee (or the Indenture Trustee) in Eligible Investments meeting certain specified maturity criteria.

Surety Bond or Insurance Policy

      If so specified in the related Prospectus Supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may be provided by the issuance of insurance by one or more insurance companies. Such insurance will guarantee distributions of interest or principal on the affected Securities in the manner and amount specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may take the form of a surety bond purchased for the benefit of the holders of such Securities to assure distributions of interest or principal with respect to such Securities in the manner and amount specified in the related Prospectus Supplement.

Spread Account

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of Securities of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on such Securities in the manner specified in the related Prospectus Supplement.

Ancillary Arrangements

      If so specified in the related Prospectus Supplement, the Trust may enter into one or more derivative arrangements that are related to or incidental to one or more of the Base Assets for a Series ("Ancillary Arrangements"). Such Ancillary Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate cap, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements. If so specified in the related Prospectus Supplement, such Ancillary Arrangements may be entered into with the Depositor or an affiliate thereof. The related Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to any such Ancillary Arrangements as is set forth herein or in such Prospectus Supplement with respect to the Base Assets.


                            SERVICING OF RECEIVABLES

General

      Customary servicing functions with respect to any Receivables included in the Base Assets for a Series or underlying any Participations included therein will be provided by the Servicer named in the related Prospectus Supplement pursuant to the related Pooling and Servicing Agreement. In general, comparable servicing functions will be performed by the CRB Servicer with respect to the Receivables underlying any CRB Securities included in the Base Assets.

Collection Procedures

      The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Pooling and Servicing Agreement for a

Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account

      The Servicer will deposit (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) any collections on the Receivables in a Monthly Period (which period will be defined for each Servicer in the related Prospectus Supplement) into the Collection Account within two business days of the Date of Processing (or, in the case of Interchange, on each Distribution Date) to the extent such collections are allocable to the Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Investor Certificateholders of any Series or the issuer of any Series Enhancement. In certain limited circumstances, the Servicer will not be required to segregate, and will be permitted to use for its own benefit collections on the Receivables received by it during each Monthly Period until the related Distribution Date. The "Distribution Date" for each calendar month will be specified in the Prospectus Supplement. To the extent and in the manner specified in the related Prospectus Supplement and subject to certain exceptions that will be described therein, on the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the holder of the Depositor Certificate its allocable portion of any collections then held by the Servicer. The "Date of Processing" will generally be the business day on which a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts (without regard to the effective date of such recordation).

      To the extent and in the manner specified in the related Prospectus Supplement, the Servicer will establish the Collection Account in the name of the Trustee (or, for a Series that includes Notes, the Indenture Trustee). To the extent and in the manner indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated as described in the related Prospectus Supplement and as specified by the Rating Agencies rating the Securities of such Series or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by such Rating Agencies.

      To the extent and in the manner specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee (or the Indenture Trustee), in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. The related Prospectus Supplement will describe the obligations of the Servicer (if different from those described above), the Seller, the Trustee, the Indenture Trustee and/or the Depositor to deposit certain payments and/or collections received by them in respect of the Trust assets into the Collection Account. In addition, to the extent so provided in the related Prospectus Supplement, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Servicing Compensation and Payment of Expenses

      The related Prospectus Supplement may provide that the Servicer will be entitled to receive a servicing fee in an amount to be determined as specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement.

      As specified in the related Prospectus Supplement, the Servicer may be required to pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee (and Indenture Trustee) and independent accountants, payment of the cost of any Series Enhancement and payment of expenses incurred in preparation of reports to holders of Securities. To the extent specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinated to the rights of holders of the Securities of such Series.

Evidence as to Compliance

      The Pooling and Servicing Agreement for a Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. The Pooling and Servicing Agreement for a Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year. Comparable statements and reports may be required to be delivered to the Indenture Trustee pursuant to any Indenture relating to such Series.

Certain Matters Regarding the Servicer

      Any Servicer for a Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller or the Depositor and may have other business relationships with the Seller, the Depositor or their respective affiliates.

      If certain events (each a "Servicer Default") occur with respect to the Servicer under an Agreement, the related Trustee (or a specified percentage of the holders of Securities as set forth in the related Prospectus Supplement) may terminate the Servicer, in which case the Trustee will appoint a successor Servicer. Servicer Defaults and the rights of the Trustee and the holders of Securities upon the occurrence of a Servicer Default under the Agreement for a Series will be substantially similar to those described under "DESCRIPTION OF THE TRUST AGREEMENTS OR POOLING AND SERVICING AGREEMENTS -- Servicer Defaults" and "-- Rights upon Servicer Defaults" or will be as described in the related Prospectus Supplement.

      The Servicer generally may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each applicable Rating Agency of such transfer and each such Rating Agency having notified the Servicer in writing to the effect that its then current rating of the Securities of any Series will not be reduced or withdrawn as a result of such transfer,
(iii) the provider of Credit Enhancement, if any, having consented in writing to such transfer (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

      "Eligible Servicer" means the Trustee (or the Indenture Trustee) or an entity which, at the time of its appointment as Servicer (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Pooling and Servicing Agreement.

Indemnification

      Except to the extent otherwise provided therein, each Pooling and Servicing Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the holders of all Securities of a Series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to the Pooling and Servicing Agreement, including those arising from acts or omissions of the Servicer pursuant to the Pooling and Servicing Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify:
(i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee; (ii) the Trust, the Trustee or the holders of such Securities for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of such holders in accordance with the Pooling and Servicing Agreement or with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or such holders to any taxing authority; or
(iii) the Trust or such holders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Pooling and Servicing Agreement by the Servicer. Subject to certain exceptions in the Pooling and Servicing Agreement, any indemnification pursuant to the Pooling and Servicing Agreement will be only from the assets of the Servicer.


                            DESCRIPTION OF THE NOTES

General

      The following summaries describe the material provisions of the Indentures which are anticipated to be common to any Notes included in a Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Notes and the Indenture. Where particular provisions or terms used in such Notes or Indentures are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

      The Notes included in any Series will be issued in one or more Classes. The Notes will only be issued in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Notes of a Series, as described in the related Prospectus Supplement, the transfer of the Notes may be registered, and the instruments evidencing such Notes may be exchanged, at the office of the registrar (which may be the Indenture Trustee) appointed from time to time pursuant to the Indenture (the "Registrar") without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may be available in book-entry form only.

      Payments of principal of and interest, if any, on the Notes of a Series will be made on the dates specified in the related Prospectus Supplement (the "Payment Dates") by check mailed to holders of such Notes, registered as such at the close of business on the record date applicable to such Payment Dates at their addresses appearing on the register of Notes for such Series or in such other manner specified in the related Prospectus Supplement, except that (a) payments may be made by wire transfer (at the expense of the Noteholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of any Note will be made only upon presentation and surrender of such Note at the office of the Indenture Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Note will be mailed to the holder of such Note before the Payment Date on which the final principal payment on any Note is expected to be made to the holder of such Note.

      Payments of principal of and interest on the Notes will be made by the Indenture Trustee, or a paying agent provided for under the Indenture, as specified in the related Prospectus Supplement.

Payments of Interest and Principal

      Each Class of Notes of a Series will have a stated principal amount, notional amount or no principal amount and will bear interest at a specified
Note Interest Rate or will not bear interest. Each Class of Notes may have a different Note Interest Rate, which may be fixed, variable or an adjustable Note Interest Rate, or any combination of the foregoing. The Notes included in any Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. The related Prospectus Supplement will specify the Note Interest Rate for each Class of Notes or the method for determining such Note Interest Rate. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. The Prospectus Supplement may specify that payments of interest, if any, on Notes will be made prior to payments of principal thereon or in such other order or priority as shall be specified in such Prospectus Supplement.

      One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as the result of the exercise by the Servicer, the Seller or the Depositor of any option that it may have to purchase the Base Assets of the related Trust. To the extent specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules as set forth therein. Holders of Notes will have the right to receive payments of principal on any given Payment Date in the applicable amount set forth in such schedule with respect to such Notes. Notes may also be subject to prepayment of principal to the extent set forth in the related Prospectus Supplement.

      With respect to a Series that includes two or more Classes of Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rates or amount of payments of principal or interest, and payments of principal or interest in respect of any such Class or Classes may be subject to the occurrence of specified events or may be made on the basis of collections from designated portions of the Base Assets. If specified in the related Prospectus Supplement, one or more Classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

Certain Provisions of the Indenture

      Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of certain events specified in the Related Prospectus Supplement, which events will include: (i) a default for five days or more in the payment of any interest on any such Note: (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default by the related Trust in the observance or performance in any material respect of any covenant or agreement made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, if such breach is not cured with 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust or (vi) such other events as shall be specified in the related Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Payment Date generally will be limited to amounts available to be deposited in the applicable Payment Account; therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Payment Date for such Class of Notes.

      If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Base Assets or elect to have the applicable Trust maintain possession of such Base Assets and continue to apply collections on such Base Assets as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Base Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless one of certain conditions specified in the related Prospectus Supplement are met, which conditions generally will include (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued and unpaid interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Base Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of such Notes.

      Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

      No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless certain conditions specified in such Indenture have been satisfied, which conditions generally will include (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to so institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

      With respect to any Series of Securities that includes Notes, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust or any other holder of an interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.

      No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. Except as and to the extent provided in the related Prospectus Supplement, no Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture.

      Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless certain conditions, which shall be specified in such Indenture shall be satisfied, which conditions generally will include (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of the Notes or Certificates of such Series; and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder, (vi) any action that is necessary to maintain the lien and security interest created by this Indenture will have been taken; and (vii) the Trust will have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental indenture comply with the covenants of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.


      No Trust relating to a Series of Securities that includes Notes will (i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or Pooling and Servicing Agreement or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust; (ii) claim any credit on or make any deduction from principal and interest payments in respect of the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of such Trust.

      Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Modification of Indenture. The Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders, provided that (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Base Assets in the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

      The Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

      Annual Compliance Statement. Each Trust for a Series of Securities that includes Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee for each Trust for a Series of Securities that includes Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

      Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

The Indenture Trustee

      The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor indenture trustee for such Series. The Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Trust will be obligated to appoint a successor indenture trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series.


                         DESCRIPTION OF THE CERTIFICATES

General

      The following summaries describe the material provisions in the Agreements which generally are anticipated to be common to the Trust Agreements and to the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Prospectus Supplement and Agreement relating to each Series of Certificates. Where particular provisions or terms used in such Certificates or Agreements are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

      The related Prospectus Supplement will provide that each Class of Certificates will have an original principal amount, no principal amount or notional amount and will accrue interest on such original principal amount or notional at a specified Certificate Interest Rate or will not bear interest. Each Class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Interest Rate, or the method for determining the applicable Certificate Interest Rate, for each Class of Certificates.

      A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets.

If specified in the related Prospectus Supplement, one or more Classes of Certificates may be Strip Certificates. If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

      Certificates will be available for purchase in a minimum denomination of $100,000 or such other minimum denominations as the Prospectus Supplement shall provide and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or if provided in the related Prospectus Supplement, as Definitive Certificates. If the Certificates will be available in book-entry form only, the related Prospectus Supplement will provide that Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in such related Prospectus Supplement. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Certificates of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange.

      Payments of principal of and interest, if any, on the Certificates of a Series will be made on the dates specified in the related Prospectus Supplement (the "Payment Dates") by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date applicable to each Payment Date at their addresses appearing on the register of Certificates for such Series or in such other manner as shall be specified in the related Prospectus Supplement, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such Certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

      Payments of principal of and interest, if any, on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Base Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Account and amounts available pursuant to any other Series Enhancement generally will be deposited directly into the Collection Account net (if and as provided in the related Prospectus Supplement) of certain amounts payable to the Servicer under the related Agreement and specified in the related Prospectus Supplement, and will thereafter be deposited into the applicable Payment Accounts and be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See "THE TRUST ASSETS -- Collection and Payment Accounts".

Payments of Interest

      The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year of twelve 30-day months or such other basis as is specified in the related Prospectus Supplement) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Dates specified in the related Prospectus Supplement. The rate of interest on one or more Classes of Certificates of a Series may be floating. A Class of Certificates may by its terms be "Principal Only Certificates", which may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. A Class of Certificate may by its terms be "Zero Coupon Certificates", the interest on which is not paid on the related Payment Date, but will accrue and be added to the principal thereof on such Payment Date.

      Interest payable on the Certificates on a Payment Date will include all interest accrued during the related period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

Payments of Principal

      On each Payment Date for Certificates of a Series, principal payments will be made to the holders of such Certificates on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

      With respect to each Class of Certificates not issued pursuant to a Pooling and Servicing Agreement, a "Final Scheduled Payment Date" will be specified in the related Prospectus Supplement, which will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments received on the Base Assets will generally be used to make distributions in reduction of the outstanding principal amounts of such Certificates, it is likely that the final principal payment with respect to a Class of Certificates will occur earlier, and may occur substantially earlier than its Final Scheduled Payment Date.

Receivables Pooling Certificates

      Investor Certificateholders' Interest; Depositor's Interest. In the case of a Series of Receivables Pooling Certificates, a portion of the assets of the related Trust will be allocated among the Certificateholders' Interest and the remainder will be allocated to the Depositor's Interest and as provided in the related Prospectus Supplement. The Depositor's Interest represents the rights to the assets of the Trust not allocated to the Investor Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement. In the case of a Master Trust, the related Seller may cause the issuance of additional Series of Certificates from time to time and any such issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to certain transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided herein or in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. If so provided in the related Prospectus Supplement, in certain circumstances, interests in the assets of a Trust may be allocated to a Credit Enhancer, and in the case of a Master Trust, interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

      Issuance of Additional Series. In the case of a Master Trust, the related Pooling and Servicing Agreement will provide that pursuant to one or more supplements to such Pooling and Servicing Agreement (each, a "Series Supplement"), the Depositor may cause the related Trustee to issue one or more new Series of Certificates and accordingly cause a reduction in the Depositor's Interest represented by the Depositor's Certificate. Under such Pooling and Servicing Agreement, the Depositor may define, with respect to any Series, the principal terms of such Series. A new Series will only be issued upon satisfaction of certain conditions including, among others, that (a) the Depositor shall have received written notice from each Rating Agency that such issuance will not have a Ratings Effect and (b) the Depositor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Depositor, such issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series and (c) such other conditions as shall be specified in the related Prospectus Supplement.

      Allocation Percentage. Pursuant to the Pooling and Servicing Agreement, all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, the Depositor's Interest and in certain circumstances to the provider of Series Enhancement, and all Adjustment Payments and Deposit Amounts deposited in the Collection Account (collectively, "Miscellaneous Payments") with respect to any Monthly Period will be allocate among the Certificateholders' Interest of each Series, as follows:

      (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series;

      (b) collections of Principal Receivables will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Principal Allocation Percentage of such Series; and

      (c) miscellaneous Payments will at all times be allocated among the Investor Certificateholder's Interest of each Series based on their respective Invested Amounts.

The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Investor Certificateholders' Interest of any Series as described above will be allocated to the Depositor's Interest.

      Collections. All collections in respect of Base Assets with respect to a given Trust will be allocated by the related Servicer or Trustee as amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Investor Certificateholders' Interest of each Series (if more than one) of such Trust and the Depositor's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of Principal Receivables which were charged off as uncollectible in such Monthly Period in accordance with the Servicer's customary and usual servicing procedures ("Defaulted Receivables") for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables of which either the Depositor or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event shall have occurred with respect to the Depositor, the Seller or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries (net of collection expenses) received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause
(b) for such Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to each such Series at all times based upon its Floating Allocation Percentage. Collections of Principal Receivables will be allocated to each such Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each such Series will be determined as set forth in the related Supplement and, with respect to each such Series offered hereby, in the related Prospectus Supplement. Collections will be deposited in the related Collection Account and invested in the manner described under "SERVICING OF RECEIVABLES -- Deposits in the Collection Account".

      Interest. Interest will accrue on the Invested Amount of the Receivables Pooling Certificates of a Series or Class offered hereby at the per annum rate either specified, or determined in the manner specified, in the related Prospectus Supplement. If the Prospectus Supplement for a Series of Receivables Pooling Certificates so provides, the interest rate and interest payment dates applicable to each Class of Certificates of that Series may be subject to adjustment from time to time. Any such interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the Prospectus Supplement for such Series. To the extent provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if a Rapid Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Receivables Pooling Certificates, each such Class may have a separate Interest Funding Account.

      Principal. The principal of any Receivables Pooling Certificates will be scheduled to be paid either in full on the related Expected Final Payment Date, in which case such Series will have an Accumulation Period as described below under " -- Accumulation Period", or in installments commencing on the related Principal Commencement Date, in which case such Certificates will have a Controlled Amortization Period as described below under " -- Controlled Amortization Period". If such a Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The principal with respect to the Certificates of such a Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of such Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

      Revolving Period. Receivables Pooling Certificates will have a Revolving Period, which will commence on the date specified in the related Prospectus Supplement as the Series Cut-Off Date and continue until the earliest to occur of (a) the commencement of the Rapid Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the last day of the Revolving Period with respect to such Series. During the Revolving Period with respect to such Series, collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be distributed to or for the benefit of the Certificateholders of other Series (if so provided in the related Prospectus Supplement) or the Seller or the Depositor in respect of the Depositor's Interest.

      Accumulation Period. If so specified by the related Prospectus Supplement in the case of a Series of Receivables Pooling Certificates, and unless a Rapid Amortization Period commences with respect to such Series, one or more Classes of Certificates of such Series will have an Accumulation Period. The Accumulation Period will commence on the close of business on the date specified, or determined in the manner specified, in the related Prospectus Supplement and will continue until the earliest to occur of (a) the commencement of a Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series.

      During the Accumulation Period with respect to a Series of Receivables Pooling Certificates, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be deposited on each Distribution Date in a Principal Funding Account established for the benefit of the Investor Certificateholders of such Series and used to make principal distributions to such Certificateholders when due. The amount to be deposited in the Principal Funding Account on any such Distribution Date may, but will not necessarily, be limited to the Controlled Deposit Amount equal to the Controlled Accumulation Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Accumulation Amount. If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. In general, unless a Pay Out Event shall have occurred prior thereto, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to such Series or Class during the Accumulation Period will be distributed as a single repayment of principal with respect to such Series or Class.

      Controlled Amortization Period. If the related Prospectus Supplement so specifies with respect to a Series of Receivables Pooling Certificates, unless a Rapid Amortization Period commences with respect to such Series, one or more Classes of Certificates of such Series will have a Controlled Amortization Period. The Controlled Amortization Period will commence at the close of business on the date specified or determined in the manner specified in the related Prospectus Supplement and will continue until the earliest to occur of
(a) the commencement of the Rapid Amortization Period with respect to such Series, (b) payment in full of the Invested Amount of the Certificates of such Series or (c) the Series Termination Date with respect to such Series. During the Controlled Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be used on each Distribution Date to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount which will be equal to the Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing Deficit Controlled Amortization Amount. If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

      Rapid Amortization Period. During the Rapid Amortization Period, collections of Principal Receivables and certain other amounts allocable to the Investor Certificateholders' Interest of such Series will be distributed as principal payments to the Investor Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Rapid Amortization Period with respect to a Series, distributions of principal to Investor Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "DESCRIPTION OF THE CERTIFICATES -- Pay Out Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

      Pay Out Events. As described above, the Revolving Period with respect to a Series of Receivables Pooling Certificates will commence on the Series Cut-Off Date and continue until the commencement of the Accumulation Period or the Controlled Amortization Period, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. A "Pay Out Event" with respect to such Series refers to any of certain events specified as such in the related Prospectus Supplement, which events may include:

     (a) the occurrence of an "Insolvency Event" (which shall mean the appointment of the FDIC as receiver of the Depositor or the Seller or another person specified in related Prospectus Supplement) or certain other events relating to the bankruptcy, insolvency or receivership of the Depositor or the Seller (or such other person specified in the related Prospectus Supplement).

     (b) the Trust becomes an investment company within the meaning of the Investment Company Act.

         In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of such Series immediately upon of the occurrence of such event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect thereto. Distributions of principal to the Investor Certificateholders of such Series will begin on the Distribution Date next following the month during which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on the first such Special Payment Date to the Investor Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

      In addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Depositor or the Seller, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, on the day of such Insolvency Event, the Depositor or the

Seller will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement applicable to such Series, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and certain other interested parties specified in the related Prospectus Supplement instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related Prospectus Supplement. If the sum of (a) the portion of such proceeds allocated to the Investor Certificateholders' Interest of any Series and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Investor Certificateholders' Interest of such Series, together with any related rights under any applicable Series Enhancement, is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Investor Certificateholders will incur a loss.

      Paired Series. If so specified in the related Prospectus Supplement, a Series of Receivables Pooling Certificates may be paired with another Series issued by the related Trust (a "Paired Series") on or prior to the commencement of the Accumulation Period or Amortization Period for such Series. As the principal amount of the Series having a Paired Series is reduced, the principal amount of the Paired Series will increase by an equal amount. Upon payment in full of the Series having a Paired Series, the principal amount of the Paired Series will be equal to the principal amount paid to Investor Certificateholders of the Series having a Paired Series.

      Optional Termination; Final Payment of Principal. If specified in the Prospectus Supplement, subject to any conditions described therein, on any day occurring on or after the day that the principal amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of such Series set forth in such Prospectus Supplement, the Depositor will have the option to repurchase the Investor Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the principal amount such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (including the Collateral Indebtedness Interest, if any) and (if applicable) on the Enhancement Invested Amount (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable Certificate Interest Rate. Following any such repurchase and the deposit of the aggregate purchase price into the Collection Account, the Investor Certificateholders of such

Series will have no further rights with respect to the Receivables. In the event that the Depositor shall fail for any reason to deposit the aggregate purchase price for the Investor Certificateholders' Interest of a Series, payments would continue to be made to the Investor Certificateholders of such Series as described herein and in the related Prospectus Supplement.

      In any event, the last payment of principal and interest on the Securities of a Series will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the principal amount of the Securities of any such Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables of the related Trust, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of the principal amount of the outstanding Securities and the Enhancement Invested Amount, if any, with respect to such Series at the close of business on the Series Termination Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series or the holder of the Enhancement Invested Amount after such Certificateholders are paid in full, as provided in the Pooling and Servicing Agreement with respect to such Series.

      The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in such Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Receivables from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Receivables, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor, the Servicer or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

      In addition, the related Prospectus Supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of a Rapid Amortization Event.


                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

      If so specified in the related Prospectus Supplement, holders of Securities may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      Cede, as nominee for DTC, will hold one or more global Securities. Unless and until Definitive Securities are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by holders of Securities shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to holders of Securities shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to the beneficial owners of such Securities in accordance with DTC procedures.

      CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

      Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers among CEDEL Participants or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of CEDEL and Euroclear.

      Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I hereto and for information with respect to tax documentation procedures relating to the Securities, see Annex I hereto and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors".

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

      Holders of Securities that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, holders of Securities will receive all distributions of principal of and interest on the Securities from the Trustee (or the Indenture Trustee), as paying agent, or its successor in such capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or holders of Securities. It is anticipated that the only "Certificateholder", "Noteholder" and/or "Securityholder" for a Series will be Cede, as nominee of DTC. Holders of Securities would not then be recognized by the Trustee as "Certificateholders", "Noteholders" or "Securityholders", as such terms are used in the Agreement, and holders of Securities would only be permitted to exercise the rights of a "Certificateholder", "Noteholder" or "Securityholder" indirectly through the Participant who in turn will exercise such rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which holders of Securities have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Securities. Accordingly, although holders of Securities will not possess Securities, holders of Securities will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a holder of Securities to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate or instrument for such Securities.

      DTC will take any action permitted to be taken by a "Certificateholder", "Noteholder" or "Securityholder" under the applicable Agreement or Indenture only at the direction of one or more Participants to whose account with DTC the relevant Securities are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders', Noteholders' or Securityholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL, in any of 28 currencies including United States dollars. CEDEL provides to the CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

      The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder, Noteholder or Securityholder under the applicable Agreement or Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities

      If the Securities of any Series will be available in book entry form, such Securities will be issued as Definitive Securities, rather than to DTC or its nominee, only under circumstances specified in the related Prospectus Supplement, which circumstances may include that, (i) the Depositor advises the Trustee (and any Indenture Trustee) in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities, and the Trustee (or the Indenture Trustee) or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, holders of Securities of the related Series evidencing not less than 50% of the aggregate unpaid principal amount of such Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the holders of such Securities.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical certificates or notes held by Cede that represent the Securities, and instructions for registration, the Trustee (or the Indenture Trustee) will issue such Securities in the form of Definitive Securities, and thereafter the Trustee (or the Indenture Trustee) will recognize the holders of such Definitive Securities as holders of Securities, under the applicable Agreement or Indenture and the related Prospectus Supplement ("Holders").

      If Definitive Securities are issued, distribution of principal and interest on the Definitive Securities will be made by the Paying Agent or the Trustee (or the Indenture Trustee) directly to the Holders in whose names the Definitive Securities were registered on the related Record Date in accordance with the procedures set forth herein and in the related Agreement, Indenture and Prospectus Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee (or the Indenture Trustee), except that the final payment on any Definitive Security will be made only upon presentation and surrender of such Definitive Security on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee (or the Indenture Trustee) will provide such notice to Holders not later than the date specified in the related Prospectus Supplement.

      Definitive Securities will be transferable and exchangeable at the offices of the Transfer agent specified pursuant to the applicable Agreement or Indenture (the "Transfer Agent") and the Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


          DESCRIPTION OF THE TRUST AGREEMENTS OR POOLING AND SERVICING
                                   AGREEMENTS

      The following summaries describe the material provisions of the Trust Agreements and Pooling and Servicing Agreements which are anticipated to be common to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement. Where particular provisions or terms used in an Agreement are referred to herein, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

Assignment of Base Assets to the Trust

      Assignment of Receivables; Pre-Funding Account. For any Series of Receivables Pooling Certificates, pursuant to the related Pooling and Servicing Agreement and Receivables Purchase Agreement, the Seller will sell and assign to the related Trust on the Closing Date specified in the related Prospectus Supplement (the "Closing Date"), either directly or by assignment to the Depositor and reassignment by the Depositor to the Trust, without recourse to the Seller (or the Depositor), all Receivables in the Initial Accounts outstanding as of the Series Cut-Off Date, and will similarly sell and assign to the Trust all Receivables in the Additional Accounts as of the applicable additional cut-off dates and all Receivables thereafter created under the Initial Accounts or the Additional Accounts (other than the Removed Accounts) any Participations added to the Trust and the proceeds of all of the foregoing. To the extent specified in the related Prospectus Supplement, a portion of the proceeds from the sale of the Securities of a Series may be applied by the Depositor to the deposit of a Pre-Funded Amount into a Pre-Funding Account. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional Receivables will be purchased by the Trust from time to time during the Funding Period provided for therein.

       In connection with any transfer of any such Receivables, the Seller will annotate and indicate in its computer files that such Receivables have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the initial Series Cut-Off Date, or additional Cut-Off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "RISK FACTORS -- Certain Legal Aspects -- Transfer of Receivables" and "RISK FACTORS--Risk of Commingling" and "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES".

      Assignment of CRB Securities; Pre-Funding Account. All or a portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist entirely or in part of CRB Securities, will be applied to the purchase of the related CRB Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related Prospectus Supplement. If a Pre-Funding Account is provided for, the related Prospectus Supplement will specify the terms, conditions and manner under which additional CRB Securities will be purchased by the Trust from time to time during the Funding Period provided for therein. The Trustee will cause any CRB Securities purchased by the Trust to be registered in the name of the Trustee (or its nominee or correspondent) or, where applicable, the Indenture Trustee, and the Trustee (or its agent or correspondent) or such Indenture Trustee will have possession of any certificated CRB Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a CRB Security. See "THE TRUST ASSETS -- CRB Securities".

      Each CRB Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "CRB Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date (or subsequent cut-off date), annual Certificate Interest Rate or interest rate and maturity date for each such CRB Security. In the Trust Agreement, to the extent that any CRB Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the CRB Securities: (i) that the information contained in the CRB Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the CRB Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such CRB Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such CRB Securities.

Repurchase and Substitution of Non-Conforming Base Assets

      In general, the Depositor and/or the Seller or another entity will make certain representations and warranties to the Trust regarding the Base Assets to be purchased by the Trust. To the extent described in the related Prospectus Supplement, the Agreement will provide that if the Depositor, the Seller or such other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in such Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Base Asset, then the Depositor, the Seller or such other entity will be required to repurchase the affected Base Assets on the terms and conditions and in the manner described in such Prospectus Supplement. If provided in the related Prospectus Supplement, the Depositor, the Seller or such other entity may, rather than repurchase a Base Asset as described above, remove such Base Asset from the Trust (the "Removed Base Asset") and substitute in its place one or more other Base Assets meeting the qualifications described in such Prospectus Supplement (each, a "Qualifying Substitute Base Asset"). The above-described cure, repurchase or substitution obligations (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) shall constitute the sole remedies available to holders of Securities or the Trustee (or Indenture Trustee) for a breach of a representation or warranty in respect of a Base Asset. Where Base Assets are purchased by a Depositor from a Seller and reconveyed to the Trustee, the Depositor's only source of funds to effect any cure, repurchase or substitution generally will be through the enforcement of the corresponding obligations of such Seller to the Depositor.

Trust Accounts

      With respect to any Series of Securities that includes Notes, the Owner Trustee will establish and maintain with the related Indenture Trustee (a) one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Base Assets will be deposited (the "Collection Account") and (b) one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for payment to such Noteholders will be deposited and from which all payments to such Noteholders will be made (the "Note Payment Account"). With respect to each Trust, the Trustee will establish and maintain one or more accounts with the related Trustee, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve

Account or other form of Series Enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Payment Account"). With respect to any Series that does not include Notes, the Trustee will also establish and maintain the Collection Account and any other account in the name of the related Trustee on behalf of the related Certificateholders.

      For each Series of Securities, funds in the Collection Account, Note Payment Account and Certificate Payment Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Agreement or Indenture in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described hereafter or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections with respect to the related Base Assets (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. The related Prospectus Supplement may provide that investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be treated as collections of interest on the related Base Assets.

      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

Reports to Certificateholders

      The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, the information specified in the related Prospectus Supplement for such Series. In addition, within a reasonable period of time after the end of each calendar year, the Trustee will be required to furnish to each holder of record at any time during such calendar year a statement setting forth the information specified in such Prospectus Supplement, which will include information intended to enable holders of Certificates to prepare their tax returns. Information in the Distribution Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, any Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See "SERVICING OF RECEIVABLES -- Evidence as to Compliance".

Servicer Defaults

      With respect to a Series of Receivables Pooling Certificates, "Servicer Defaults" under the Pooling and Servicing Agreement for such Series generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and any Payment Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of such Series specified in the related Prospectus Supplement, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of such Series, (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) certain other events that shall be specified in the related Prospectus Supplement.

Rights Upon Servicer Defaults

      With respect to a Series of Receivables Pooling Certificates, so long as a Servicer Default remains unremedied under the Pooling and Servicing Agreement for a Series (and subject to any right of any Indenture Trustee), the Trustee for such Series or holders of the required percentage of any Class of Securities specified in the related Prospectus Supplement may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or as otherwise provided in the Pooling and Servicing Agreement.

      In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a financial institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

      During the continuance of any Servicer Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of the required percentages of the Certificates specified in the related Prospectus Supplement may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee, however, will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

      No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of the required percentages of the outstanding Securities specified in the related Prospectus Supplement have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor, the Seller or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Base Asset, Series Enhancement or related documents. If no Servicer Default (as defined in the related Pooling and Servicing Agreement, if applicable) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Servicer under the Agreement.

      The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders upon a Servicer Default. See "-- Rights Upon Servicer Defaults" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Replacement of the Trustee

      The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of the required percentages of the outstanding Securities specified in the related Prospectus Supplement upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

      The Agreement for each Series of Securities may be amended by the Depositor and the related Trustee, and where applicable the Seller and the Servicer, without notice to or consent of the Securityholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, Seller or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Series Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of any Class of the Securities, (vi) to comply with any requirements imposed by the Code or (vii) to make such other amendments as are specified in the related Prospectus Supplement; provided that any such amendment pursuant to clause (iv) or (vii) above will not adversely affect in any material respect the interests of any Securityholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Securityholder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Depositor and the Trustee, and where applicable the Seller and the Servicer, with the consent of the holders of the required percentages of the outstanding Securities of each Series affected thereby specified in the related Prospectus Supplement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Securityholders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Security without the consent of the holder of such Security; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Securities of each Class, the holders of which are required to consent to any such amendment.

List of Certificateholders

      Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

      No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

      The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earliest to occur of (i) the final payment or other liquidation of the last Base Asset remaining in the Trust for such Series or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Base Assets and other property at that time subject to the Agreement. The Agreement for each Series will permit, but will not require, the Servicer, the Seller and/or the Depositor to repurchase from the Trust for such Series all remaining Base Assets at a price equal to 100% of the aggregate principal amount of such Base Assets plus, with respect to any property acquired in respect of a Base Asset, if any, the outstanding principal amount of the related Base Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Base Assets through the last day of the Monthly Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Base Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-- Receivables Pooling Certificates -- Optional Termination; Final Payment of Principal".

Payment in Full of the Notes

      With respect to any Series of Securities that includes Notes, the Trust Agreement will provide that upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under such Trust Agreement, to the extent and in the matter provided therein.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

      The following discussion contains summaries of certain legal aspects of credit, charge and debit card receivables which are general in nature. As a consequence, investors should consider the issues raised by the following discussion as relevant in connection with both the Receivables and the Receivables underlying the CRB Securities. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor purport to reflect the laws of any particular state, nor purport to encompass the laws of all states in which Receivables (or the receivables underlying the CRB Securities) originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables (and the Receivables underlying the CRB Securities).

Transfer of Receivables

      With respect to each transfer of Receivables to a Trust, the Seller and/or the Depositor will warrant in the applicable Agreement that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller (and/or the Depositor) in and to the

Receivables free and clear from liens arising from or through the Seller (or the Depositor), except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller or the Depositor as holder of the Depositor's Interest and the Servicer's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Trust of a security interest in the Receivables. The Seller and/or the Depositor will also warrant in the Agreement that, in the event the transfer of the Receivables to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in the relevant Accounts in favor of the Trust upon their creation except for certain liens as described in the Agreement.

      The Receivables are generally considered to be "accounts" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor in the Trust.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller and/or the Depositor will warrant that the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller and the Depositor will each covenant that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivables (or any interest therein) other than to the Trust. A tax or other government lien on property of the Seller or the Depositor arising prior to the time a Receivables comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivables.

      A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Securityholders could experience a delay or reduction in distributions.

Certain Matters Relating to Receivership

      It is likely that the Sellers of Receivables to a Trust or the sellers of Receivables to CRB Trusts will be banking institutions. FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

      Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for a Seller would not interfere with the timely transfer to the Trust or to a CRB Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that a Seller granted a security interest in the Receivables to the related Trust (or granted such a security interest to the Depositor which was then assigned the related Trust) or to a CRB Trust , and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Trust or to a CRB Trust with respect to Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the related Trustee or CRB Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Securities of any Series of CRB Securities relating to such Seller outstanding at such time and possible reductions in the amount of those payments could occur.

      Each Pooling and Servicing Agreement and Receivables Purchase Agreement as to which a banking institution is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Depositor, and a Pay Out Event will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of the required percentages of outstanding Securities specified in the related Prospectus Supplement or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could by delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for the Seller or the Depositor and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller or the Depositor exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller or the Depositor may have the power to cause early payment of the Certificates.

      If a Seller that is a banking institution is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exist, the conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing to a successor Servicer.

Consumer Protection Laws

      The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a national banking association, the National Bank Act, as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

      Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Pay Out Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

      Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-charted bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents.

On August 6, 1992, the decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. On November 29, 1995, the Supreme Court of New Jersey ruled that a national bank that issued credit cards in New Jersey but is located in another state, and that is entitled under the National Bank Act to charge borrowers interest at a rate allowed by the laws of the state where the bank is located, was not entitled to charge New Jersey cardholders certain late payment fees, notwithstanding the fact that the state in which the bank is located permits such late payment fees, because late payment fees are not defined as interest within the meaning of the National Bank Act and because New Jersey state law forbade the charging of such late payment fees. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

      The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the retransfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.

      Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.


                                  THE DEPOSITOR

General

      The Depositor is a special purpose Delaware corporation organized for the purpose of causing the issuance of the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is an indirect, wholly owned finance subsidiary of Collateralized Mortgage Securities

Corporation, which is a wholly owned subsidiary of CS First Boston Securities Corporation, which is a wholly owned subsidiary of CS First Boston, Inc. Neither CS First Boston Securities Corporation, nor CS First Boston, Inc., nor any of their affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities. The Depositor's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.


                                 USE OF PROCEEDS

      The Depositor will use the net proceeds from the sale of each Series of Securities for one or more of the following purposes: (i) to purchase the related Base Assets and/or Series Enhancement, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Base Assets and/or Series Enhancement, (iii) to fund the purchase of such Base Assets and/or Series Enhancement by the related Trust on the Closing Date or to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Account or Cash Collateral Accounts described in the related Prospectus Supplement or (v) to pay costs of structuring and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Securities with the Seller of such Base Assets.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners", together with Note Owners, "Security Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Sidley & Austin ("Federal Tax Counsel") regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.


OWNER TRUSTS


Tax Characterization of the Owner Trusts

      In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that (i) the Trust will not have certain characteristics necessary for a trust to be classified as an association taxable as a corporation and (ii) the nature of the income of the Trust, or the restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

      If an Owner Trust were taxable as a corporation for federal income tax purposes, the Owner Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Base Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Note Owners

      Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. As noted above, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates and, as a result, the IRS might disagree will such conclusion. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests. Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. federal income tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

      Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments under which the interest is recognized as ordinary gross income only as the interest payments become fixed or are received, depending on the holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".

      In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest" See "--Original Issue Discount", below. Under Treasury Regulations issued in January 1994 under Sections 1271-1273 and 1275 of the Code (the "OID Regulations"), interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" (as described below) and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest that is recognized as ordinary gross income only as the interest payments become fixed or are received, depending on the holder's method of accounting.

      Stated interest generally qualifies as payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35, however, such rate will generally constitute an objective rate, described more fully below.

      Stated interest generally qualifies as payable at an "objective rate" if variations in the rate are determined using a single fixed formula and are based on (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or changes in the price of one or more items of personal property that are "actively traded", or (iv) a combination of rates described in the three foregoing clauses. The IRS may designate other objective rates. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

      All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of
 .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed or are received, depending on the holder's method of accounting.

      Original Issue Discount. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.

      In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

      The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note. Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Depositor presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, an original Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

      The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest" (as described above). In the absence of authority to the contrary and if otherwise appropriate, the Depositor expects to determine the stated redemption price at maturity of a Note by assuming that the anticipated rate of prepayment for such Note will occur in such a manner that the initial interest rate for a Note will not change.

      In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

      If a Note is determined to be issued with original issue discount, the Note Owner must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest.

      The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of (i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code and certain related legislative history require, pending the issuance of Treasury Regulations the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

      In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount".
See "--Market Discount", below.

      If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Note, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

      The Depositor believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

      Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income under the market discount rule.

      The Code provides that the market discount in respect of a Note will be considered to be zero if the market discount is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the Note. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment occurs or is due.

      The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, such as certain of the Notes, that are subject to repayment. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

      In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

      Amortizable Premium. A Note Owner who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. It is not clear, however, whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Notes. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

      Election to Treat All Interest as Original Issues Discount. The OID Regulations permit an election to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Note Owner acquires during the year of the election or thereafter. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Note Owner owns or acquires. See "-- Amortizable Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

      Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income, and reduced (but not below zero) by any payments on the Note other than qualified stated interest and reduced further by any amortizable premium. Similarly, a Note Owner who receives a principal payment with respect to a Note will recognize gain or loss equal to the difference between the amount of the payment and the owner's allocable portion of its adjusted basis in the Note. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other imposition of a Note will be capital gain if the Note is held as a capital asset.

      Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

      Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount on a Short-Term Note in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

      Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Holder" means a Note Owner that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or
(iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.


  On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of Non-United States Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed, or what, if any, modifications may be made to them. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have.

      In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes (including original issue discount), provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Non-United States Holder certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

    The 1996 Proposed Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1996 Proposed Regulations would not affect the documentation rules described in the preceding paragraph, but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent would be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

    The 1996 Proposed Regulations, if adopted, would also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms (including IRS Form W-8 IRS, Form 1001, and IRS Form 4224, discussed below) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The 1996 Proposed Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-United States Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

      Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations.
If the Trust issues Notes the interest on which is described in Section 871
(h)(4) of the Code. the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement

      If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the two preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

      Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note by a Non-United States Holder will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either
(a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

      Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain Note Owners that are United States persons. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, without regard to its source.

      In addition, a 31% backup withholding tax will apply if such Note Owner
(i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

      In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

      Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

      In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such custodian, nominee or other agent is required to report if such custodian, nominee or other agent has actual knowledge that the payee is a United States person.

      Under Treasury Regulations, payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person.


     The 1996 Proposed Regulations would, if adopted, alter the forgoing rules in certain respects. In particular, the 1996 Proposed Regulations would provide certain presumptions under which Non-United States Holders may be subject to backup witholding in the absence of required certifications.

      Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

      Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.


Tax Consequences to Certificate Owners

      Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller or the Depositor in its capacity as recipient of distributions from any reserve fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Depositor or the Trust. Any such characterization is not expected to result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below.

      The following discussion assumes that the Certificates represent equity interests in a partnership, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Base Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Base Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes to the extent the Notes are property characterized as debt, as discussed above under "--Tax Consequences to Note Owners", servicing and other fees, and losses or deductions upon collection or disposition of Base Assets.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement is expected to provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Base Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Base Assets that corresponds to any excess of the issue price of Certificates over their principal amount.

      Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Interest Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

      All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will generally constitute "unrelated business taxable income" taxable to such holder under the Code.

      A non-corporate Certificate Owner's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would generally be "miscellaneous itemized deductions" and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of such Certificate Owner's adjusted gross income. A non-corporate Certificate Owner will be allowed no deduction for its share of the expenses of the Trust in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of all "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($117,950 in 1996 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

      The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that such calculations be made separately for each Base Assets, such calculations may result in certain timing and character differences under certain circumstances.

      Discount and Premium. The purchase price paid by the Trust for the related Base Assets may be greater or less than the remaining principal balance of the Base Assets at the time of purchase. If so, the Base Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Base Asset-by-Base Asset basis.)

      If the Trust acquires the Base Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Base Assets or to offset any such premium against interest income on the Base Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

      Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with those requirements due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate's cost, increased by the share of Trust income allocable to such Certificate Owner with respect to such Certificates and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners based on the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees.

      Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the names address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      Except as provided otherwise in the relevant Prospective Supplement, the Depositor will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

      Taxation of Certain Foreign Certificate Owners. As used herein, the term "Non-United States Owner" means a Certificate Owner that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or
(iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

      It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

      Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. Assuming that the Trust is determined not to be engaged in a U.S. trade or business, a Non-United States Owner might be entitled to a refund with respect to taxes withheld by the Trust if and to the extent that, among other things, such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

      Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes in excess of the taxes that should have been withheld with respect to such interest.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the certificate owner is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS


Tax Characterization of the Grantor Trusts

      Characterization. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

      Taxation of Grantor Trust Certificateholders--General. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Base Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Base Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the Base Assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to Base Assets because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. A non-corporate Grantor Trust Certificateholder's share of expenses of the Trust would generally be "miscellaneous itemized deductions" and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of such Grantor Trust Certificateholder's adjusted gross income. A non-corporate Grantor Trust Certificateholder will be allowed no deduction for its share of the expenses of the Trust in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($117,950 in 1996 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In addition, such deductions are not allowable for purposes of the alternative minimum tax.

      The servicing compensation to be received by the Servicer might be questioned by the IRS with respect to certain Certificates or Base Assets as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Base Assets. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and therefore be subject to the original issue discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

         A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Base Assets in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Base Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Base Assets is less than or greater than the portion of the stated redemption price at maturity of the Base Assets, the interest in the Base Assets will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

         The treatment of any discount on a Base Asset will depend on whether the discount represents original issue discount or market discount. It is not expected that any Base Assets will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates").

         The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Base Asset is acquired.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Base Assets may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Base Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trust -- Tax Consequences to Note Owners -- Market Discount" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in calculating the accrual of market discount with respect to their Grantor Trust Certificates. See "Prepayments" below.

      Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Base Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Base Asset at a "premium" equal in amount to such excess. For a discussion of the rules applicable to premium, see "Owner Trusts -- Tax Consequences to Note Owners --Amortizable Premium" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in computing the amortizable bond premium deduction with respect to their Grantor Trust Certificates. See "Prepayments" below.

      Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Base Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the Base Asset is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

      Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "--Taxation of Grantor Trust Certificateholders--General", above); (ii) if the Company or any other party retains a retained yield with respect to the Base Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Base Assets; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

      The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above; however Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in computing original issue discount. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

      When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

The Trustee intends in reporting information relating to original issue discount to Grantor Trust Certificateholders to provide such information on an aggregate poolwide basis.

      Notwithstanding the position that the Trustee intends to take, it is possible that the Service may take a contrary position for purposes of applying the original issue discount provisions of the Code to the Stripped Certificates. For example, a holder of a Stripped Certificate might be treated as the owner of
(i) as many stripped coupons as there are scheduled payments of interest on each Base Asset, with each such stripped coupon treated as a separate debt instrument or (ii) a separate installment obligation for each Base Asset representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

      Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinated class (with a relatively higher Certificate Interest Rate) and the other is a senior class (with a relatively lower Pass - Through Rate), (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Trust would deemed to have acquired the following assets: (i) the principal portion of each Base Asset plus a portion of the interest due on each Base Asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Base Asset equal to the difference between the Pass - Through Rate on the Subordinate Certificates and the Pass - Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

      The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

      Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of

Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Certificate Interest Rate and the portion of the Servicing Fee that does not constitute excess servicing may be treated as qualified stated interest.

      Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income. It is unclear whether a Subordinated Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons should be treated separately, or aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules. However, the Trustee intends to treat each Subordinate Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.

      If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Base Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

      Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount on the Base Assets that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

      Election to Treat All Interest as Original Issues Discount. The OID Regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) (reduced by any premium) in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Base Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Base Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium (including other Base Assets) that such Grantor Trust Certificateholder owns or acquires. See "-- Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

      Prepayments. The Tax Reform Act of 1986 (the "1986 Act") contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to maturity taking into account of actual prepayments. The legislative history of the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such obligations. The proper treatment of interests, such as the Grantor Trust Certificates, in debt instruments that are subject to prepayment is unclear. Grantor Trust Certificateholders should consult their tax advisors as to the proper reporting of income from such Certificates in light of the possibility of prepayment and as to the possible application of the rules relating to contingent principal debt instruments.

      Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will be treated as a sale or exchange of the Grantor Trust Certificateholder's interest in the assets of the Grantor Trust and will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) and the owner's adjusted basis in those assets. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which the interests in the assets of the Grantor Trust represented by the Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Depositor's Interest in accrued market discount not previously taken into income on underlying Base Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

      Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Owners (as defined above under "Owner Trusts--Tax Consequences to Certificate Owners--Taxation of Certain Foreign Certificate Owners) of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that such Owner (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Section 957 of the Code) related to, each of the issuers of the Base Assets and (ii) fulfills certain certification and other requirements. Under these requirements, such Owner must certify, under penalty of perjury, that it is not a "United States person" (as defined above under "Owner Trusts-- Tax Consequences to Note Owners--Backup Withholding and Information Reporting") and must provide its name and address. Non-United States Owners of Grantor Trust Certificates may be subject to withholding to the extent that the Base Assets were originated on or before July 18, 1984. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by such Owner, such owner will be subject to United States federal income tax thereon at graduated rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

     On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Base Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts - Tax Consequences to Note Owners - Taxation of Certain Foreign Note Owners" above.

      Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such Owner is an exempt recipient under applicable provisions of the Code. See "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting," above.

MASTER TRUSTS

Treatment of the Certificates as Indebtedness

      In the case of a Master Trust, Federal Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Depositor (or the Seller) will be properly treated as the owner of the Base Assets for federal income tax purposes and, accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Depositor (or the Seller) that is secured by the Base Assets.

      The Depositor (or the Seller) and Certificate Owners will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness of the Depositor (or the Seller) secured by the Base Assets. The Depositor (or the Seller), by entering into the Agreement, each Certificate holder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates (or the beneficial interests therein) as indebtedness of the Depositor (or the Seller) secured by the Base Assets for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the non-tax accounting treatment of a transaction, the Seller is expected to treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Base Assets and not as creating a debt obligation of the Depositor (or the Seller).

      The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Based on the advice of Federal Tax Counsel, the Depositor and the Seller believe that the rationale of those cases will not apply to this transaction.

      The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Base Assets, whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Federal Tax Counsel will consider such factors in rendering its opinion that the Certificates will be properly characterized for federal income tax purposes as indebtedness of the Depositor (or the Seller) secured by the Base Assets. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterization of the Arrangement as a Partnership or Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations of the Depositor (or the Seller) for federal income tax purposes.

      Interest Income to Certificate Owners. It is anticipated that the Certificates will be issued at par value (or at an insubstantial discount from par value) and therefore, except as discussed below or in the applicable Prospectus Supplement, will not be issued with original issue discount.

      As discussed above under "Owner Trusts--Tax Consequences to Note Owners--Interest Income on the Notes" and "--Original Issue Discount", interest that constitutes "qualified stated interest" is includible in a Certificate Owner's income as ordinary interest income when it is received or accrued in accordance with the Certificate Owner's method of tax accounting. Interest that does not constitute "qualified stated interest" may be treated either as part of a Certificate's stated redemption price at maturity" (as described above under "Owner Trusts - Tax Consequences to Note Owners Original Issue Discount") resulting in original issue discount, or be treated as contingent interest which is recognized as ordinary income only as the interest payment becomes fixed or is received, depending on the holder's method of accounting.

      One requirement for treatment as "qualified stated interest" is that the interest be "unconditionally payable". Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. The IRS has recently clarified this rule in a published ruling. Because the Certificate Owners will not have available default remedies ordinarily available to holders of debt instruments, the IRS could take the position that the interest payable on the Certificates is not "unconditionally payable" within the meaning of the OID Regulations. See "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount" above.

      Market Discount and Premium. A Certificate Owner who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. See "Owner Trusts--Tax Consequences to Note Owners--Market Discount".

      If a Certificate is purchased by a Certificate Owner at a premium, such premium will be amortized as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or is previously in effect. See "Owner Trusts--Tax Consequences to Note Owners--Premium.

      Disposition of Certificates. If a Certificate is sold, exchanged or otherwise disposed of, a Certificate Owner generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificate Owner's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate generally will equal the cost of the Certificate to the Certificate Owner, increased by any original issue discount or market discount previously includible in the Certificate Owner's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificate Owner and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will generally be capital gain or loss if the Certificate is held by the Certificate Owner as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificate Owner for more than one year and otherwise will be short-term.

Possible Characterization of the Arrangement as a Partnership or Association Taxable as a Corporation

      Although, as described above, Federal Tax Counsel will deliver an opinion that the Certificates are properly characterized as debt of the Depositor (or the Seller) for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations of the Seller for federal income tax purposes, the arrangement among the Seller and the Certificate Owners might be classified for federal income tax purposes as either a partnership

(including a publicly traded partnership) or an association taxable as a corporation that owns the Base Assets.

      If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, "interest" that is not "derived in the conduct of a financial or insurance business." If a deemed partnership between the Depositor (or the Seller) and the Certificate Owners were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Base Assets by the partnership would be passed through to the Depositor (or the Seller) and the Certificate Owners as partners in such a partnership according to their respective interests therein.

      The income reportable by the Certificate Owners as partners could differ from the income reportable by the Certificate Owners as holders of debt obligations of the Depositor (or the Seller). For example, a cash basis Certificate Owner might be required to report income when it accrued to the partnership rather than when it is received by the Certificate Owner. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they, together with other miscellaneous itemized deductions, exceed two percent of the individual's adjusted gross income, and an individual Certificate Owner's deduction for such holder's share of expenses of the partnership would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

      If, alternatively, the arrangement created by the Agreement were treated as either an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity may be subject to federal income taxes at corporate tax rates on its taxable income from the Base Assets. Because neither the Seller nor the Depositor will provide any indemnity for income taxes such a tax might result in reduced distributions to Certificate Owners and Certificate Owners might be liable for a share of such a tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificate Owners would generally be treated as dividend income to the Certificate Owners.

      Since the Seller will treat the Certificates as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.


Foreign Investors


      As used herein, the term "Foreign Investor" means a Certificate Owner that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

      On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the documentation required from Non-United States Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Note with respect to which such paymnents are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed, or what, if any, modifications may be made to them. The discussion under this heading and under "--Backup Withholding and Information Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have.

      Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations of the Depositor (or the Seller) for federal income tax purposes, Foreign Investors generally will not be subject to United States federal withholding tax with respect to payments of principal and interest on Certificates, provided that certain conditions are met. Under United States federal income tax law now in effect, payments of principal and interest (including original issue discount) with respect to a Certificate to any Foreign Investor will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that (i) such Investor does not actually or constructively own 10% or more of the total combined voting power of all classes of equity of the Depositor (or the Seller), (ii) such Investor is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Depositor (or the Seller) through equity ownership, (iii) such Investor is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Foreign Investor certifies, under penalties of perjury, to the Depositor (or the Seller) or paying agent, as the case may be, that such Investor is a Foreign Investor and provides such Investor's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying Foreign Investor after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on RS Form W-8.

  The 1996 Proposed Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1996 Proposed Regulations would not affect the documentation rules described in the preceding paragraphs but would add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent would be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the lRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent would be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

  The 1996 Proposed Regulations, if adopted, would also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1996 Proposed Regulations would replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The 1996 Proposed Regulations would also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-United States Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

      Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Certificates the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Certificates will be described in the applicable Prospectus Supplement.

      If a Foreign Investor is engaged in a trade or business in the United States and interest (including original issue discount) on the Certificate is effectively connected with the conduct of such trade or business, the Foreign Investor, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Investor will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Certificate will be included in the earnings and profits of such Investor if such interest (including original issue discount) is effectively connected with the conduct by such Investor of a trade or business in the United States.

      Generally, any gain or income (other than that attributable to accrued interest or original issue discount) realized upon the sale, exchange, retirement or other disposition of a Certificate will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Foreign Investor or (ii) in the case of a Foreign Investor who is a nonresident alien individual, the Foreign Investor is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either
(a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

      If the IRS were to contend successfully that the Certificates represent interests in a partnership (not taxable as a corporation), a Certificate Owner that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in a association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of such dividends at the rate of 30% (or lower rate as provided by an applicable treaty), unless dividends are effectively connected with the holder's United States trade or business (in which case such dividends would be taxed at graduated rates applicable to U.S. persons). In either case, and assuming the Certificates are recharacterized as partnership interests or equity interests in a corporation, a Certificate Owner that is a nonresident alien, foreign corporation, foreign partnership or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

      Backup Withholding

      Distributions made on the Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owners fails to comply with certain identification procedures, unless such Owner is an exempt recipient under applicable provisions of the Code.

     The 1996 Proposed Regulations would, if adopted, alter the forgoing rules in certain respects. In particular, the 1996 Proposed Regulations would provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

      An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Base Assets under the laws of a jurisdiction.

      Generally, the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

      If some or all of the Securities are treated as equity interests in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the allocation and apportionment formula, if any, used by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

      The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. Additional tax disclosure will be provided in the Prospectus Supplement if necessary. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to Note Owners and Certificate Owners all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.


                                       ***

      THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

General

         Set forth below are certain consequences under ERISA and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities, including the role that an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

         Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

Exempt Plans

         ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.

Ineligible Purchasers

         Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or
(ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause
(i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

Plan Assets

         It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related Base Assets to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. Those rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides, with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

         With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation). Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exception.

         With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable", (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

         If none of the exceptions set forth in the DOL Regulation (including those discussed above) apply, the Base Assets will be deemed to be the assets of each benefit plan investor for purposes of ERISA. In such a case, the discussion set forth in the following sections will apply.

      Consequences of Characterization as Plan Assets

         If the Base Assets are plan assets, the Trustee, or, in the case of Notes, the Depositor or its affiliate will be a fiduciary under ERISA with respect to Plan investors, and its duties and liabilities will be subject to the provisions of ERISA. Generally, the fiduciary provisions of ERISA require Plan Fiduciaries to act for the exclusive benefit of participants and beneficiaries of the Plan, to employ the care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, to diversify investments so as to minimize the risk of large losses and to comply with the Plan and trust documents of the Plan.

      Prohibited Transactions

         If the Base Assets are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Issuer to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section

(except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires recision of such transaction.

         The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include: (i) sales, exchanges or leases of property (such as the Securities), (ii) loans or other extensions of credit and (iii) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

         The Depositor, the Trustee, the Issuer, the Servicer and certain other persons and certain affiliates thereof, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of
Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available. In particular, the sale of a Security by the Underwriters or the services provided by the Trustee to such Plan would appear in certain circumstances to be a prohibited transaction unless an exemption applies.

         There are several exemptions from the prohibited transaction restrictions of Section 406 of ERISA and Section 4975 of the Code, and the applicability of any particular exemption depends upon the circumstances. Certain exemptions are described below.

         The prohibited transaction restrictions of Section 406(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code do not apply to the purchase or sale of Securities by a Plan from a party in interest that is a registered broker-dealer if the conditions set forth in Prohibited Transaction Class Exemption 75-1 ("PTCE 75-1") are satisfied. That exemption, however, does not extend to violations of Section 406(b) of ERISA or Section 4975(c)(1)(E) of the Code. The conditions that must be satisfied for PTCE 75-1 to apply as follows:

            (i) the broker-dealer is registered under the Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer;

            (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and, at the time of the transaction, was not a prohibited transaction within the meaning of
      Section 503(b) of the Code;

            (iii) the broker dealer is not a fiduciary with respect to the Plan and is a party in interest with respect to the Plan solely because it or an affiliate provides services to the Plan; and

            (iv) for a period of six years from the date of the transaction, the Plan maintains or causes to be maintained such records as are necessary to determine whether the foregoing conditions have been met, and such records are unconditionally available for examination during normal business hours by the DOL and certain other persons.

         Certain other prohibited transaction class exemptions ("PTCEs") issued by DOL, including PTCE 84-14 (qualified professional asset managers), PTCE 90-1 (insurance company pooled separate accounts) and PTCE 91-38 (bank collective investment fund), may apply to Plans purchasing Securities and to some or all transactions involving the Securities if the conditions for an applicable exemption are satisfied. There can be no assurance that any of these class exemptions or PTCE 75-1 will apply with respect to any particular Plan or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust.

         Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code permit the payment of fees to parties in interest that perform services for a Plan if
(i) such services are appropriate and helpful for the establishment or operation of the Plan, (ii) such services are provided under a reasonable arrangement (including termination upon reasonably short notice without penalty); and (iii) no more than reasonable compensation is paid therefor.

         Before purchasing any Securities, a Plan Fiduciary should consult with its counsel and determine whether there exists any prohibition to the acquisition and holding of such Securities. In particular, a Plan Fiduciary should determine whether the Underwriters, the Issuer, the Trustee, the Depositor or the Servicer are parties in interest with respect to the Plan and whether any prohibited transaction exemptions, such as PTCE 75-1, PTCE 84-14, PTCE 90-1, PTCE 91-38, Section 408(b)(2) of ERISA or Section 4975(d)(2) of the Code, apply. A Prospectus Supplement may specify that Plans may not purchase a Security if no Exemption would apply.

      Prohibited Transaction Class Exemptions

         Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in Securities are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that would not make the foregoing statements incorrect or incomplete.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR THE ISSUER, THE TRUSTEE, THE SERVICER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each Class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

      In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

      Each Prospectus Supplement will either (i) set forth the price at which each Class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

      Each Underwriting Agreement will provide that the related Seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

      Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any Class of Securities will be conditioned on the closing of the sale of all other such Classes under such Underwriting Agreement.

      The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

      If and to the extent required by applicable law or regulation, this Prospectus and the applicable Prospectus Supplements will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.


                                  LEGAL MATTERS

      Certain legal matters relating to the Securities of any Series will be passed upon by Sidley & Austin, New York, New York. Certain federal income tax and other matters will be passed upon for each Trust by Sidley & Austin and certain state tax and other matters will be passed upon for each Trust by Sidley & Austin.


                             INDEX OF DEFINED TERMS

Term                                                                       Page
- ----                                                                       ----
Accounts...................................................................
Accumulation Period        ................................................
Adjusted Issue Price.......................................................
Additional Accounts........................................................
Additional Base Assets.....................................................
Agreement..................................................................
Ancillary Arrangements.....................................................
Asset Backed Certificates..................................................
Asset Backed Notes.........................................................
Base Assets................................................................
Carryover Amount...........................................................
Cash Collateral Guaranty...................................................
Cash Collateral Account....................................................
Cede.......................................................................
CEDEL......................................................................
CEDEL Participants.........................................................
Certificate................................................................
Certificate Interest Rate..................................................
Certificateholder..........................................................
Certificateholders.........................................................
Certificateholder's Interest...............................................
Certificates...............................................................
Class of Receivables Pooling Certificates..................................
CODE.......................................................................
Collateral Indebtedness Interests..........................................
Collection Account.........................................................
Collection Period..........................................................
Commission.................................................................
Controlled Accumulation Amount.............................................
Controlled Amortization Period.............................................
Controlled Amortization Amount.............................................
Controlled Deposit Amount..................................................
CRB Trust..................................................................
CRB Servicer      .........................................................
CRB Trustee................................................................
CRB Issuer.................................................................
Credit Enhancement.........................................................
Credit Card Accounts       ................................................
Credit Card Receivables....................................................



Term                                                                       Page
- ----                                                                       ----
Date of Processing.........................................................
Defaulted Amount...........................................................
Definitive Securities......................................................
Depositaries...............................................................
Depositor..................................................................
Depositor's Certificate....................................................
Depositor's Interest.......................................................
Distribution Date..........................................................
DTC........................................................................
Due Period.................................................................
Eligible Deposit Account...................................................
Eligible Institution.......................................................
Eligible Investments.......................................................
Eligible Servicer..........................................................
Enhancement Invested Amount................................................
ERISA......................................................................
Euroclear..................................................................
Euroclear Operator.........................................................
Euroclear Participants.....................................................
Exchange Act...............................................................
Exemption..................................................................
Expected Final Payment Date................................................
Expected Final Payment.....................................................
Federal Tax Counsel........................................................
FDIC.......................................................................
Final Scheduled Payment Date...............................................
Finance Charge Receivables.................................................
FIRREA.....................................................................
Floating Allocation Percentage.............................................
Foreign Investor...........................................................
GAO........................................................................
Grantor Trust Certificateholder............................................
Holders....................................................................
Indenture Trustee..........................................................
Indirect Participants......................................................
Initial Accounts...........................................................
Insolvency Event...........................................................
Investment Earnings........................................................
IRS........................................................................
L\C Bank...................................................................
Labor......................................................................
Lump Sum Additions.........................................................




Term                                                                       Page
- ----                                                                       ----
Master Pooling and Servicing Agreement.....................................
Master Trust...............................................................
Maturity Assumptions.......................................................
Net Portfolio Yield........................................................
Non-United States Holder...................................................
Non-United States Owner....................................................
Note Interest Rate.........................................................
Notes......................................................................
Note Distribution Account..................................................
Noteholder.................................................................
Noteholders................................................................
objective rate.............................................................
OID Regulations............................................................
Owner Trust................................................................
Paired Series..............................................................
Participations.............................................................
Pay Out Events.............................................................
Paying Agent      .........................................................
payment date...............................................................
Plan.......................................................................
Plan Assets Regulation.....................................................
Pooling and Servicing Agreement............................................
Pre-Funded Amount..........................................................
Pre-Funding Account........................................................
Prepayment Assumption......................................................
Principal Allocation Percentage
Principal Funding Account..................................................
Principal Receivables      ................................................
Principal Only Certificates................................................
Principal Funding Account..................................................
Principal Commencement.....................................................
Prospectus.................................................................
Prospectus Supplement......................................................
Qualifying Substitute Base Asset...........................................
Rapid Amortization Period..................................................
Rating Agency..............................................................
Rating Effect
Receivables Pooling Certificates...........................................
Registrar..................................................................
Related Documents..........................................................
Removed Accounts...........................................................
Removed Base Asset.........................................................


Term                                                                       Page
- ----                                                                       ----
Repurchase Amount..........................................................
Required Depositor's Interest..............................................
Reserve Account            ................................................
Reserve Account............................................................
Restricted Group...........................................................
Revolving Period...........................................................
Sale and Servicing Agreement...............................................
Securities.................................................................
Securityholder.............................................................
Securityholders............................................................
Seller.....................................................................
Senior Certificate.........................................................
Senior Class Percentage....................................................
Series.....................................................................
Series Cut-Off Date........................................................
Series Enhancement.........................................................
Series of Receivables Pooling Certificates.................................
Series of Securities.......................................................
Series Termination Date....................................................
Servicer Default...........................................................
Servicer...................................................................
Servicing Fee     .........................................................
Short Term Note............................................................
Shortfall Amount...........................................................
Special Payment Date.......................................................
Spread Account.............................................................
stated redemption price at maturity........................................
Stripped Certificates......................................................
Stripped Certificates......................................................
Subordinate Certificates...................................................
Subordinate Certificateholder..............................................
Subordinate Class Percentage...............................................
tax home...................................................................
TIN........................................................................
Transfer Agent.............................................................
Trust Accounts.............................................................
Trust Stripped Bond........................................................
Trust Stripped Coupon......................................................
Trustee....................................................................
UCC........................................................................
Underwriter................................................................
Underwriting Agreements....................................................



Term                                                                       Page
- ----                                                                       ----
United States Person.......................................................
Yield Calculation..........................................................
Yield Factor...............................................................
Zero Coupon Certificates...................................................

                                     ANNEX I


                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book entry form. Unless otherwise specified in a Prospectus Supplement for a Series, investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

         Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will he held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desire value date.

         Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement.

Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

         Exemption for non-U.S. persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.


       On April 15, 1996, proposed Treasury Regulations (the "1996 Proposed Regulations") were issued which, if adopted in final form, could affect the documentation required from non-U.S. persons holding Global Securities. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Global Security with respect to which such payments are made, subject to certain transition rules. The 1996 Proposed Regulations would, if adopted, replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed above) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed, or what, if any, modifications may be made to them. Prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have.

         This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

================================================================================
      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or CS First Boston. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.


                      ------------------------------------

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                              Prospectus Supplement
Summary......................................................................
Risk Factors ................................................................
The Trust....................................................................
Description of the Notes.....................................................
Description of the Certificates..............................................
Description of the CRB.......................................................
The Depositor................................................................
The Indenture................................................................
The Trust Agreement..........................................................
Administration Agreement.....................................................
The Indenture Trustee........................................................
The Owner Trustee............................................................
Use of Proceeds..............................................................
Certain Federal Income Tax Consequences......................................
State Tax Consequences.......................................................
ERISA Considerations.........................................................
Legal Investment Considerations..............................................
Underwriting.................................................................
Legal Matters................................................................
Rating.......................................................................
Index of Defined Terms.......................................................

                                   Prospectus
Prospectus Supplement........................................................
Reports to Securityholders...................................................
Available Information........................................................
Incorporation of Certain Documents by Reference..............................
Summary of Terms.............................................................
Rick Factors.................................................................
The Trusts...................................................................
Trust Assets.................................................................
Series Enhancement...........................................................
Servicing of Receivables.....................................................
Description of the Notes.....................................................
Description of the Certificates..............................................
Certain Information Regarding the Securities.................................
Description of the Trust Agreementsor Pooling and Servicing Agreements.......
Certain Legal Aspects of the Receivables.....................................
The Depositor................................................................
Use of Proceeds..............................................................
Certain Federal Income Tax Consequences......................................
Certain State and Local Tax Considerations...................................
ERISA Considerations.........................................................
Plan of Distribution.........................................................
Legal Matters................................................................
Experts......................................................................
Index of Defined Terms.......................................................
Annex I......................................................................

Until [ ] days after the date of this Prospectus Supplement, all dealers effecting transactions in the Class A Certificates described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

         Registration Fee..............................    $         345
         Printing and Engraving Expenses...............
         Trustee's Fees and Expenses...................
         Legal Fees and Expenses.......................
         Blue Sky Fees and Expenses....................
         Accountant's Fees and Expenses................
         Rating Agency Fees............................
         Miscellaneous.................................
                                                                 -------
         Total.........................................
                                                                 =======

- -------------
* To be completed by amendment.

Item 16.          Exhibits

1.1      Form of Underwriting Agreement.

3.1      Restated Certificate of Incorporation of Asset Backed Securities
         Corporation.*

4.1.1    Form of Indenture. (Owner Trust, Auto Receivables)

4.1.2    Form of Indenture.  (Owner Trust, Auto Securities)

4.1.3    Form of Indenture.  (Owner Trust, Credit Card Securities)

4.2.1    Form of Pooling and Servicing Agreement. (Grantor Trust, Auto
         Receivables)

4.2.2    Form of Master Pooling and Servicing Agreement. (Credit Card
         Receivables)

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust, Manufactured Housing Contracts)

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust, Mortgage Loans)**

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement. (Grantor Trust, Mortgage Loans) (Version F)

4.2.6 Form of Pooling and Servicing Agreement. (Grantor Trust, Mortgage Loans (Version G)

4.3.1 Form of Series Supplement to Pooling and Servicing Agreement. (Credit Card Receivables)

4.3.2 Form of Reference Agreement. (Grantor Trust, Manufactured Housing Contracts) (Version A)**

4.3.3 Form of Reference Agreement. (Grantor Trust, Manufactured Housing Contracts) (Version B)**

4.3.4    Form of Reference Agreement. (Grantor Trust, Mortgage Loans) (Version
         A)

4.3.5    Form of Reference Agreement. (Grantor Trust, Mortgage Loans) (Version
         B)

4.3.6    Form of Reference Agreement. (Grantor Trust, Mortgage Loans) (Version
         C)

4.4.1    Form of Trust Agreement. (Owner Trust, Auto Receivables)**

4.4.2    Form of Trust Agreement. (Owner Trust, Auto Securities)

4.4.3    Form of Trust Agreement. (Grantor Trust, Auto Securities)

4.4.4    Form of Trust Agreement. (Owner Trust, Credit Card Securities)**

4.4.5    Form of Trust Agreement. (Grantor Trust, Credit Card Securities)

4.4.6    Form of Deposit Trust Agreement. (Grantor Trust, Mortgage Loans)

5.1      Opinion of Sidley & Austin.*

8.1      Opinion of Sidley & Austin with respect to tax matters.*

10.1.1   Form of Receivables Purchase Agreement. (Auto Loan Receivables)

10.1.2   Form of Receivables Purchase Agreement. (Credit Card Receivables)

10.1.3 Form of Master Seller's Warranty and Servicing Agreement. (Mortgage Loans)**

10.2.1 Form of Sale and Servicing Agreement. (Owner Trust, Auto Loan Receivables)**

23.1     Consent of Sidley & Austin.*

24.1 Powers of Attorney of directors and officers of Asset Backed Securities Corporation. (included in the signature pages to this Registration Statement filed with the Commission on January 22, 1996)

25.1     Statement of Eligibility and Qualification of Indenture Trustee*

- ------------------
*  To be filed by amendment.
** Previously filed.

Item     17. Undertakings

         (a) As to the Qualification of Trust Indentures under the Trust Indenture Act of 1939:

                         The undersigned registrant hereby undertakes to file an
                  application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of May, 1996.

                       Asset Backed Securities Corporation



                       By:      /s/ Gina Hubbell
                                ----------------
                       Name:    Gina Hubbell
                       Title:   Director and Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                     Title                                     Date

    *
- --------------------          Director and Chairman of the      May 24, 1996
Andrew Stone                  Board


    *
- --------------------          President and Director            May 24, 1996
Scott Ulm                     (Principal Executive Officer)


/s/ Gina Hubbell              Director and Vice President       May 24, 1996
- --------------------
Gina Hubbell


    *
- --------------------          Director                          May 24, 1996
William Pitofsky

    *
- --------------------          Vice President                    May 24, 1996
Richard Eimbinder


    *
- --------------------          Vice President and Controller     May 24, 1996
Thomas Zingalli               (Principal Accounting Officer


    *
- --------------------          Treasurer (Principal Financial    May 24, 1996
Linda Hanauer                 Officer)



* /s/ Gina Hubbell
- --------------------
By: Gina Hubbell
    Attorney-in-fact

                                  EXHIBIT INDEX

                                                                     Page Number
                                                                     -----------

1.1      Form of Underwriting Agreement.

3.1      Restated Certificate of Incorporation of Asset Backed Securities
         Corporation.*

4.1.1    Form of Indenture. (Owner Trust, Auto Receivables)

4.1.2    Form of Indenture. (Owner Trust, Auto Securities)

4.1.3    Form of Indenture. (Owner Trust, Credit Card Securities)

4.2.1    Form of Pooling and Servicing Agreement. (Grantor Trust, Auto
         Receivables)

4.2.2    Form of Master Pooling and Servicing Agreement. (Credit Card
         Receivables)

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust, Manufactured Housing Contracts)

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust, Mortgage Loans)**

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement. (Grantor Trust, Mortgage Loans) (Version F)

4.2.6 Form of Pooling and Servicing Agreement. (Grantor Trust, Mortgage Loans (Version G)

4.3.1 Form of Series Supplement to Pooling and Servicing Agreement. (Credit Card Receivables)

4.3.2 Form of Reference Agreement. (Grantor Trust, Manufactured Housing Contracts) (Version A)**

4.3.3 Form of Reference Agreement. (Grantor Trust, Manufactured Housing Contracts) (Version B)**

4.3.4    Form of Reference Agreement. (Grantor Trust, Mortgage Loans) (Version
         A)

4.3.5    Form of Reference Agreement. (Grantor Trust, Mortgage Loans) (Version
         B)

4.3.6    Form of Reference Agreement. (Grantor Trust, Mortgage Loans) (Version
         C)

4.4.1    Form of Trust Agreement. (Owner Trust, Auto Receivables)**

4.4.2    Form of Trust Agreement. (Owner Trust, Auto Securities)

4.4.3    Form of Trust Agreement. (Grantor Trust, Auto Securities)

4.4.4    Form of Trust Agreement. (Owner Trust, Credit Card Securities)**

4.4.5    Form of Trust Agreement. (Grantor Trust, Credit Card Securities)

4.4.6    Form of Deposit Trust Agreement. (Grantor Trust, Mortgage Loans)

5.1      Opinion of Sidley & Austin.*

8.1      Opinion of Sidley & Austin with respect to tax matters.*

10.1.1   Form of Receivables Purchase Agreement. (Auto Loan Receivables)

10.1.2   Form of Receivables Purchase Agreement. (Credit Card Receivables)

10.1.3 Form of Master Seller's Warranty and Servicing Agreement. (Mortgage Loans)**

10.2.1 Form of Sale and Servicing Agreement. (Owner Trust, Auto Loan Receivables)**

23.1     Consent of Sidley & Austin.*

24.1 Powers of Attorney of directors and officers of Asset Backed Securities Corporation. (included in the signature pages to this Registration Statement filed with the Commission on January 22, 1996)

25.1     Statement of Eligibility and Qualification of Indenture Trustee*

- ------------------
*  To be filed by amendment.
** Previously filed.